     As Filed with the Securities and Exchange Commission on June 7, 2000
                                                      Registration No. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                      and
                           POST-EFFECTIVE AMENDMENTS
                                     under
                          THE SECURITIES ACT OF 1933
                                --------------

       MERRILL LYNCH & CO., INC.                       DELAWARE                          13-2740599
     (Exact name of registrant as
       specified in charter)                     (State of incorporation)   (I.R.S. employer identification number)

 MERRILL LYNCH PREFERRED FUNDING VI, L.P.              DELAWARE                           13-4034253
     (Exact name of registrant as
 specified in certificate of limited             (State of organization)    (I.R.S. employer identification number)
             partnership)

MERRILL LYNCH PREFERRED CAPITAL TRUST  VI               DELAWARE                           13-7174482
     (Exact name of registrant as
  specified in certificate of trust)            (State of organization)     (I.R.S. employer identification number)


                           4 World Financial Center
                                  North Tower
                           New York, New York 10080
                                 (212)449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                --------------
                             MARK B. GOLDFUS, ESQ.
                                General Counsel
                                 Corporate Law
                           Merrill Lynch & Co., Inc.
                                 222 Broadway
                           New York, New York 10038
                                 (212)670-0180
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
                                  Copies to:
  NORMAN D. SLONAKER,     DONALD R. CRAWSHAW, ESQ.    RICHARD T. PRINS, ESQ.
         ESQ.               Sullivan & Cromwell       Skadden, Arps, Slate,
   Brown & Wood LLP           125 Broad Street          Meagher & Flom LLP
One World Trade Center    New York, New York 10004      Four Times Square
  New York, New York                                 New York, New York 10036
         10048                  --------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
                                --------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                                --------------
                        CALCULATION OF REGISTRATION FEE
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
                                                        Proposed maximum      Proposed
         Title of each class             Amount to be       aggregate     maximum aggregate    Amount of
  of securities to be registered(1)    registered(2)(3) price per unit(4) offering price(4) registration fee
------------------------------------------------------------------------------------------------------------
Debt Securities and Warrants(5)......                          --
Preferred Stock, par value $1.00 per
 share(5)............................                          --
Depositary Shares representing
 Preferred Stock(6)..................                          --
Common Stock, par value $1.33 1/3 per
 share (including preferred share
 purchase rights)(7)(8)..............                          --
Trust Originated Preferred Securities
 of Merrill Lynch Preferred Capital
 Trust VI (the "Trust") (the "Trust
 Preferred Securities")..............  $15,000,000,000         N/A         $15,000,000,000     $3,960,000
Partnership Preferred Securities of
 Merrill Lynch Preferred Funding VI,
 L.P. (the "Partnership") (the
 "Partnership Preferred
 Securities")(9).....................                          --
Guarantees of Merrill Lynch & Co.,
 Inc. with respect to Trust Preferred
 Securities..........................                          --
Guarantees of Merrill Lynch & Co.,
 Inc. with respect to Partnership
 Preferred Securities................                          --
Guarantees of Merrill Lynch & Co.,
 Inc. with respect to certain
 debentures of its wholly owned
 subsidiaries (the "Affiliate
 Debentures")........................                          --
Subordinated Debentures of Merrill
 Lynch & Co., Inc. to be issued with
 respect to Trust Originated
 Preferred Securities................                          --
------------------------------------------------------------------------------------------------------------
  Totals.............................  $15,000,000,000         --          $15,000,000,000     $3,960,000

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                                                       (Footnotes on next page)

(Footnotes from previous page)
--------
(1) This Registration Statement also registers delayed delivery contracts which may be issued by Merrill Lynch & Co., Inc. (the "Company") under which the counterparty may be required to purchase Debt Securities, Preferred Stock, Depositary Shares and/or Warrants. Such contracts would be issued with the Debt Securities, Preferred Stock, Depositary Shares and/or Warrants covered hereby. In addition, securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2) Such amount shall be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Company shall be equal to the above amount to be registered. Any offering of securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the official exchange rate applicable to the purchase of such securities from the Company. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the Prospectus included in this Registration Statement also relates to the remaining unsold securities which were previously registered by the Registrants under Registration Statement No. 333-68747 on Form S-3. The following registration statements, each having the original effective date indicated parenthetically, are amended hereby (the number of such post-effective amendments applicable to a registration statement being also indicated parenthetically), all as follows: 2-78338 (July 23, 1982-No. 26); 2-83477 (May 9, 1983-No. 25); 2-89519 (February 23, 1984-No. 24); 2-96315 (March
    20, 1985-No. 22); 33-03079 (February 6, 1986-No. 21); 33-03602 (April 15,
    1986-No. 18); 33-05125 (April 28, 1986-No. 10); 33-09910 (November 5,
    1986-No. 19); 33-16165 (August 11, 1987-No. 18); 33-17965 (November 5,
    1987-No. 17); 33-19820 (January 29, 1988-No. 17); 33-23605 (August 16,
    1988-No. 16); 33-27512 (March 20, 1989-No. 15); 33-27594 (March 20, 1989-
    No. 15); 33-35456 (August 10, 1990-No. 15); 33-38879 (February 12, 1991-
    No. 14); 33-42041 (August 16, 1991-No. 14); 33-45327 (February 12, 1992-
    No. 13); 33-54218 (November 19, 1992-No. 12); 33-49947 (August 25, 1993-
    No. 11); 33-51489 (January 14, 1994-No. 10); 33-52647 (March 22, 1994-No.
    9); 33-61559 (August 23, 1995-No. 7); 33-65135 (January 12, 1996-No. 11);
    333-13649 (November 25, 1996-No. 3); 333-25255 (April 30, 1997-No. 5);
    333-28537 (June 13, 1997-No. 4); 333-44173 (January 28, 1998-No. 3); 333-
    59997 (July 30, 1998-No. 2); and 333-68747 (May 6, 1999-No.1). Each such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with
    Section 8(c) of the Securities Act.
(3) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with the issuance of securities registered hereunder or previously registered under the Securities Act. No separate consideration will be received for Common Stock, Preferred Stock, Debt Securities or Warrants that are issued upon conversion or exchange of Debt Securities, Preferred Stock, Depositary Shares or Warrants, nor will any separate consideration be received for the Guarantees or the Subordinated Debentures registered hereunder. The Subordinated Debentures and the Affiliate Debentures will be purchased by the Partnership with proceeds of the sale of the Partnership Preferred Securities, together with a capital contribution from the Company.
(5) There is also registered hereunder such indeterminate amount of Debt Securities and an indeterminate number of shares of Preferred Stock as may from time to time be issued upon conversion, exercise or exchange of Debt Securities, Preferred Stock or Warrants registered hereunder.
(6) To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock.
(7) The aggregate amount of Common Stock of the Company registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act. There is also registered hereunder such indeterminate number of shares of Common Stock as may from time to time be issued upon conversion, exercise or exchange of Debt Securities, Preferred Stock or Warrants registered hereunder.
(8) Prior to the occurrence of certain events, the preferred share purchase Rights will not be evidenced separately from the Common Stock. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
(9) The Partnership Preferred Securities will be purchased by the Trust with the proceeds of the sale of the Trust Preferred Securities, together with the proceeds received from the Company in respect of the common securities to be issued by the Trust. No separate consideration will be received for the Partnership Preferred Securities.

                               ----------------

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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

                               EXPLANATORY NOTE

This registration statement contains:

  (a) a prospectus to be used by Merrill Lynch & Co., Inc., or ML&Co., in connection with offerings of its:

  .  debt securities;

  .  warrants;

  .  common stock;

  .  preferred stock; and

  .  depositary shares;

  (b) a prospectus to be used by ML&Co. in connection with offerings of its Structured Yield Product Exchangeable for Stock SM;

  (c) a prospectus to be used in connection with offerings of:

  . the preferred securities of Merrill Lynch Preferred Capital Trust VI ("ML Trust");

  . the preferred securities of Merrill Lynch Preferred Funding VI, L.P. ("ML Partnership");

  .  the subordinated debentures of ML&Co.; and

  .  the guarantees of ML&Co. of:

    .  the preferred securities of ML Trust;

    .  the preferred securities of ML Partnership; and

    .  specified debentures issued by ML&Co.'s affiliates;

  (d) a prospectus supplement to be used by ML&Co. in connection with offerings of its medium-term notes; and

  (e) prospectuses to be used by ML&Co.'s wholly-owned subsidiary, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated in connection with market-making transactions in ML&Co. Securities.







 SM Service mark of Merrill Lynch & Co., Inc.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer and sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------

                                     [LOGO]

                           Merrill Lynch & Co., Inc.
                  Debt Securities, Warrants, Preferred Stock,
                       Depositary Shares and Common Stock

  We may offer from time to time in one or more series, together or separately:

     . debt securities;

     . warrants;

     . common stock;

     . preferred stock; and

     . depositary shares.

  When we offer securities, we will provide you with a prospectus supplement or term sheet describing the terms of the specific issue of securities including the offering price of the securities.

                                 ------------

  You should read this prospectus and the prospectus supplement or the term sheet relating to the specific issue of securities carefully before you invest.

                                 ------------


  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ------------

                  The date of this prospectus is      , 2000.

                           MERRILL LYNCH & CO., INC.

   We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

  .  securities brokerage, trading and underwriting;

  . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

  .  asset management;

  . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

  .  securities clearance services;

  .  equity, debt and economic research;

  . banking, trust and lending services, including mortgage lending and related services;

  .  insurance sales and underwriting services; and

  .  investment advisory and related record keeping services.

   We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

   Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

   If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

   In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of all the securities offered under this prospectus.

                                USE OF PROCEEDS

   We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include financing the activities of our subsidiaries, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings and financing acquisitions. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that securities being purchased for resale by our subsidiary Merrill Lynch, Pierce, Fenner & Smith Incorporated, referred to in this prospectus as MLPF&S, are not resold, the aggregate proceeds that we and our subsidiaries would receive would be reduced.

          RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

   In 1998, we acquired the outstanding shares of Midland Walwyn, Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

   The following table sets forth our historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

                                        Year Ended Last Friday
                                             in December        For the Three
                                       ------------------------  Months Ended
                                       1995 1996 1997 1998 1999 March 31, 2000
                                       ---- ---- ---- ---- ---- --------------
Ratio of earnings to fixed
 charges(a)........................... 1.2  1.2  1.2  1.1  1.3       1.4
Ratio of earnings to combined fixed
 charges and preferred stock
 dividends(a)......................... 1.2  1.2  1.2  1.1  1.3       1.4

--------
   (a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

   For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                                 THE SECURITIES

   ML&Co. intends to sell its securities from time to time. These securities may include the following, in each case, as specified by ML&Co. at the time of offering:

  .  common stock;

  .  preferred stock which may be:

    .  convertible into preferred stock or common stock;

    . exchangeable for debt securities, preferred stock or depositary shares representing preferred stock.

  .  depositary shares representing preferred stock;

  . debt securities, comprising senior debt securities and subordinated debt securities, each of which may be convertible into common stock or preferred stock;

  .  warrants to purchase debt securities;

  .  warrants to purchase shares of common stock;

  .  warrants to purchase shares of preferred stock;

  . warrants entitling the holders to receive from ML&Co. a payment or delivery determined by reference to decreases or increases in the level of an index or portfolio ("Index Warrants") based on:

    .  one or more equity or debt securities;

    . any statistical measure of economic or financial performance such as a currency or a consumer price or mortgage index; or

    .  the price or value of any commodity or any other item or index; and

  . warrants to receive from ML&Co. the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") or to sell ("Currency Put Warrants" and, together with the Currency Call Warrants, the "Currency Warrants") specified foreign currencies or units of two or more specified foreign currencies.


   We may offer the securities independently or together with other securities and the securities may be attached to, or separate from other securities. We will offer the securities to the public on terms determined by market conditions at the time of sale and set forth in a prospectus supplement or term sheet relating to the specific issue of securities.

   ML&Co. will offer up to $    aggregate public offering price of the
securities or its equivalent in foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by ML&Co. at the time of offering, subject to reduction on account of the sale of other securities under the registration statement of which this prospectus is a part.

                         DESCRIPTION OF DEBT SECURITIES

   Unless otherwise specified in a prospectus supplement, the senior debt securities are to be issued under an indenture (the "1983 Indenture"), dated as of April 1, 1983, as amended and restated through the date of this prospectus and as it may be further amended in the future, between ML&Co. and The Chase Manhattan Bank, as trustee, or issued under an indenture (the "1993 Indenture"), dated as of October 1, 1993, as amended through the date of this prospectus and as it may be further amended in the future, between ML&Co. and The Chase Manhattan Bank, as trustee (each, a "Senior Debt Trustee"). The 1983 Indenture and the 1993 Indenture are referred to as the "Senior Indentures". Unless otherwise specified in a prospectus supplement, the subordinated debt securities are to be issued under an indenture (the "Subordinated Indenture"), between ML&Co. and The Chase Manhattan Bank, as trustee (the "Subordinated Debt Trustee"). The Senior Debt Securities and Subordinated Debt Securities may also be issued under one or more other indentures (each, a "Subsequent Indenture") and have one or more other trustees (each, a "Subsequent Trustee"). Any Subsequent Indenture relating to senior debt securities will have terms and conditions identical in all material respects to the above-referenced Senior Indentures and any Subsequent Indenture relating to subordinated debt securities will have terms and conditions identical in all material respects to the above-referenced Subordinated Indenture, including, but not limited to, the applicable terms and conditions described below. Any Subsequent Indenture relating to a series of debt securities, and the applicable trustee, will be identified in the applicable prospectus supplement or term sheet. A copy of each indenture is filed, or, in the case of a Subsequent Indenture, will be filed, as an exhibit to the registration statement relating to the securities. The following summaries of the material provisions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective indentures, including the definitions of terms.

Terms of the Debt Securities

   ML&Co. may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. ML&Co. may issue debt securities upon the satisfaction of conditions, including the delivery to the applicable Trustee of a resolution of the Board of Directors of ML&Co., or a committee of the Board of Directors, or a certificate of an officer of ML&Co. who has been authorized by the Board of Directors to take that kind of action, which fixes or establishes the terms of the debt securities being issued. Any resolution or officer's certificate approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, including:

  . the aggregate principal amount and whether there is any limit upon the aggregate principal amount that ML&Co. may subsequently issue;

  .  the stated maturity date;

  . the principal amount payable whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

  . any fixed or variable interest rate or rates per annum and any contingencies relating to changes in any applicable interest rate;

  .  any interest payment dates;

  . any provisions for redemption, the redemption price and any remarketing arrangements;

  .  any sinking fund requirements;

  . whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  . the form in which ML&Co. will issue the debt securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

  . whether and under what circumstances ML&Co. will pay additional amounts ("Additional Amounts") under any debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether ML&Co. has the option to redeem the affected debt securities rather than pay any Additional Amounts;

  .  whether the debt securities are to be issued in global form;

  .  the title and series designation;

  .  the minimum denominations;

  . whether, and the terms and conditions relating to when, ML&Co. may satisfy all or part of its obligations with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders of the debt securities, other securities, which may or may not be issued by or be obligations of ML&Co., or a combination of cash, other securities and/or property ("Maturity Consideration");

  . any additions or deletions in the terms of the debt securities with respect to the Events of Default set forth in the respective indentures;

  . the terms, if any, upon which the debt securities are convertible into common stock or preferred stock of ML&Co. and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

  . whether, and the terms and conditions relating to when, holders may transfer the debt securities separately from warrants if the debt securities and warrants are issued together; and

  . any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

   Please see the accompanying prospectus supplement or the terms sheet you have received or will receive for the terms of the specific debt securities being offered. ML&Co. may deliver this prospectus before or concurrently with the delivery of a terms sheet. ML&Co. may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. See "Description of Debt Warrants". Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

   Prospective purchasers of debt securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

   ML&Co. will issue each series of debt securities, as described in the prospectus supplement, in fully registered form without coupons, and/or in bearer form with or without coupons, and in denominations set forth in the prospectus supplement. There will be no service charge for any registration of transfer of registered debt securities or exchange of debt securities, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charges imposed in connection with any registration of transfer or exchange. Each indenture provides that ML&Co. may issue debt securities in global form. If any series of debt securities is issued in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

   The provisions of the indentures permit ML&Co. , without the consent of holders of any debt securities, to issue additional debt securities with terms different from those of debt securities previously issued and to reopen a previous series of debt securities and issue additional debt securities of that series.

   The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness of ML&Co. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the holders of the debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize the claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

   ML&Co. will pay or deliver principal and any premium, Additional Amounts, Maturity Consideration and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at its option, ML&Co. may pay any interest and any Additional Amounts by check mailed to the holders of registered debt securities at their registered addresses.

   Holders may present debt securities for exchange, and registered debt securities for registration of transfer, in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. Holders may transfer debt securities in bearer form and the coupons, if any, pertaining to the debt securities by delivery. There will be no service charge for any registration of transfer or exchange of debt securities, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

   Unless otherwise indicated in the applicable prospectus supplement, ML&Co. will issue the debt securities under the indentures. If so specified in a prospectus supplement, ML&Co. may issue subordinated debt securities under a separate indenture which provides for a single issue of zero coupon convertible subordinated debt securities, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. If ML&Co. issues debt securities under any indenture, the applicable prospectus supplement will set forth the terms of the debt securities and will identify the applicable indenture and trustee.

Merger and Consolidation

   ML&Co. may consolidate or merge with or into any other corporation, and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

  . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

    . pay or deliver the principal of, and any premium, Additional Amounts, Maturity Consideration or interest on, the debt securities; and

    . perform and observe all of ML&Co.'s other obligations under the indentures, and

  . ML&Co. or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

Modification and Waiver

   Each indenture may be modified and amended by ML&Co. and the applicable trustee with the consent of holders of at least 66 2/3% in principal amount or aggregate issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, no amendment or modification to any indenture may:

  . change the stated maturity of the principal or Maturity Consideration of, or any installment of interest or Additional Amounts on, any debt security or any premium payable on redemption, or change the redemption price;

  . reduce the principal amount of, or the interest or Additional Amounts payable on, or reduce the amount or change the type of Maturity Consideration deliverable on, any debt security or reduce the amount of principal or Maturity Consideration which could be declared due and payable before the stated maturity;

  . change the place or currency of any delivery or payment of principal or Maturity Consideration of, or any premium, interest or Additional Amounts on any debt security;

  . impair the right to institute suit for the enforcement of any delivery or payment on any debt security;

  . reduce the percentage in principal amount or aggregate issue price of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the applicable indenture; or

  . modify the foregoing requirements or reduce the percentage in principal amount or aggregate issue price of outstanding debt securities necessary to waive any past default to less than a majority.

   No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture and waive compliance by ML&Co. with certain provisions of that indenture, except as described under "--Events of Default".

Events of Default

   Each of the following will be an Event of Default with respect to each series of debt securities issued under each indenture:

  . default in the payment of any interest or Additional Amounts when due, and continuing for 30 days;

  .  default in the payment of any principal or premium, when due;

  . default in the delivery or payment of the Maturity Consideration when due;

  .  default in the deposit of any sinking fund payment, when due;

  . default in the performance of any other obligation of ML&Co. contained in the applicable indenture for the benefit of that series or in the debt securities of that series, and continuing for 60 days after written notice as provided in the applicable indenture;

  .  specified events in bankruptcy, insolvency or reorganization of ML&Co.;
     and

  . any other Event of Default provided with respect to debt securities of that series.

   If an Event of Default occurs and is continuing for any series of debt securities, the applicable trustee or the holders of at least 25% in principal amount or aggregate issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, due and payable or deliverable immediately. At any time after the applicable trustee or the holders have made a declaration of acceleration with respect to the debt securities of any series but before the applicable trustee has obtained a judgment or decree for payment of money due, the holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

   The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an Event of Default with respect to that series, except a default:

  . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

  . in respect of an obligation of ML&Co. contained in, or a provision of, any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

   The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture. Subject to the provisions of each indenture relating to the duties of the appropriate trustee, before proceeding to exercise any right or power under an indenture at the direction of the holders, the applicable trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

   Unless otherwise stated in the applicable prospectus supplement, any series of debt securities issued under any indenture will not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

   ML&Co. will be required to furnish to each trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the applicable indenture.

Special Terms Relating to the Senior Debt Securities

 Limitations Upon Liens

   ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than any lien specifically permitted by the Senior Indentures, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

   "Voting Stock" is defined in the Senior Indentures as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the Senior Indentures, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

 Limitations on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

   ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to the transaction, MLPF&S remains a Controlled Subsidiary.

   "Controlled Subsidiary" is defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

   In addition, ML&Co. may not permit MLPF&S to:

  . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

  . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Special Terms Relating to the Subordinated Debt Securities

   Upon any distribution of assets of ML&Co. resulting from any dissolution, winding up, liquidation or reorganization, payments on subordinated debt securities are subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior indebtedness, but the obligation of ML&Co. to make payments on the subordinated debt securities will not otherwise be affected. ML&Co. may not make any payment on subordinated debt securities at any time when there is a default in the payment or delivery of any amounts due on any senior indebtedness, including payment of any sinking fund. Because the subordinated debt securities are subordinated in right of payment to any senior indebtedness, in the event of a distribution of assets upon insolvency, some creditors of ML&Co. may recover more, ratably, than holders of subordinated debt securities. Holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to the extent of payments made on senior indebtedness upon any distribution of assets in any proceedings in respect of subordinated debt securities.

   As of March 31, 2000, a total of approximately $85.0 billion of ML&Co.'s indebtedness was senior indebtedness.

Special Terms Relating to Convertible Debt Securities

   The following provisions will apply to debt securities that will be convertible into common stock or preferred stock of ML&Co. unless otherwise provided in the prospectus supplement relating to the specific issue of debt securities.

   The holder of any convertible debt securities will have the right, exercisable at any time during the time period specified in the applicable prospectus supplement, unless previously redeemed, to convert convertible debt securities into shares of common stock or preferred stock of ML&Co. as specified in the prospectus supplement, at the conversion rate per principal amount of convertible debt securities set forth in the applicable prospectus supplement. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable prospectus supplement, except that, in the case of redemption at the option of the holder, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of the option.

   For each series of convertible debt securities, the conversion price or rate will be subject to adjustment as contemplated in the applicable indenture. Unless otherwise provided in the applicable prospectus supplement, these adjustments may occur as a result of:

  .  the issuance of shares of ML&Co. common stock as a dividend;

  .  subdivisions and combinations of ML&Co. common stock;

  . the issuance to all holders of ML&Co. common stock of rights or warrants entitling holders to subscribe for or purchase shares of ML&Co. common stock at a price per share less than the current market price per share; and

  .  the distribution to all holders of ML&Co. common stock of:

    .  shares of ML&Co. capital stock other than common stock;

    . evidences of indebtedness of ML&Co. or assets other than cash dividends paid from retained earnings and dividends payable in common stock referred to above; or

    .  subscription rights or warrants other than those referred to above.

   In any case, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. ML&Co. will not issue any fractional shares of ML&Co. common stock upon conversion, but, instead, ML&Co. will pay a cash adjustment. If indicated in the applicable prospectus supplement, convertible debt securities convertible into common stock of ML&Co. which are surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, other than convertible debt securities called for redemption on a redemption date during that period, must be accompanied by payment of an amount equal to interest which the registered holder is entitled to receive.

   ML&Co. will determine the adjustment provisions for convertible debt securities at the time of issuance of each series of convertible debt securities. These adjustment provisions will be described in the applicable prospectus supplement.

   Except as set forth in the applicable prospectus supplement, any convertible debt securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of the convertible debt securities by one or more investment banking firms or other purchasers who may agree with ML&Co. to purchase convertible debt securities and convert them into common stock or preferred stock of ML&Co., as the case may be.

Governing Law

   The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

                          DESCRIPTION OF DEBT WARRANTS

   ML&Co. may issue warrants for the purchase of debt securities ("Debt Warrants"). The Debt Warrants are to be issued under debt warrant agreements to be entered into between ML&Co. and a bank or trust company, as debt warrant agent as set forth in the prospectus supplement relating to the specific issue of Debt Warrants being offered. We have filed a copy of the form of debt warrant agreement, including the form of warrant certificates representing the Debt Warrants, reflecting the alternative provisions to be included in the debt warrant agreements that will be entered into with respect to particular offerings of Debt Warrants, as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the debt warrant agreement and the debt warrant certificates are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the debt warrant agreement and the debt warrant certificates, respectively, including the definitions of terms.

Terms of the Debt Warrants

   The applicable prospectus supplement will describe the terms of the specific issue of Debt Warrants being offered, the debt warrant agreement relating to the Debt Warrants and the debt warrant certificates representing the Debt Warrants, including the following:

  . the designation and aggregate principal amount of the debt securities that the holder of a Debt Warrant may purchase upon exercise of the Debt Warrant and the price at which the purchase may be made;

  . the designation and terms of any debt securities issued with or purchasable upon exercise of the Debt Warrants, including whether the debt securities will be senior debt securities or subordinated debt securities and under which indenture the debt securities will be issued;

  .  the procedures and conditions relating to the exercise of the Debt
     Warrants;

  .  the number of Debt Warrants issued with each debt security;

  . any date on and after which the Debt Warrants and any related debt securities are separately transferable;

  . the date on which the right to exercise the Debt Warrants begins and expires;

  . whether the Debt Warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  . any circumstances which will cause the Debt Warrants to be deemed to be automatically exercised;

  .  the identity of the debt warrant agent; and

  . any other terms of the Debt Warrants which are not inconsistent with the provisions of the debt warrant agreement.

   Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations. Holders may exercise Debt Warrants at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the debt securities that may be purchased upon exercise of the Debt Warrants and will not be entitled to payment or delivery of any amounts which may be due on the debt securities purchasable upon exercise of the Debt Warrants.

   Prospective purchasers of Debt Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Debt Warrants and to the debt securities purchasable upon exercise of the Debt Warrants. The prospectus supplement relating to any issue of Debt Warrants will describe these considerations.

Ranking

   The Debt Warrants are unsecured contractual obligations of ML&Co. and will rank equally with its other unsecured contractual obligations and with its unsecured and unsubordinated debt. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the debt warrantholders, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Book-Entry Procedures

   Except as may otherwise be provided in the applicable prospectus supplement, the Debt Warrants will be issued in the form of global debt warrant certificates, registered in the name of a depositary or its nominee.

Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Debt Warrants unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the Debt Warrants represented by definitive certificates. A beneficial owner's interest in a Debt Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner's account. In turn, the total number of Debt Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Debt Warrant will be effected only through the selling beneficial owner's brokerage firm.

Exercise of Debt Warrants

   Each Debt Warrant will entitle the holder to purchase for cash a principal amount of debt securities at the exercise price set forth in, or determined in the manner set forth in, the applicable prospectus supplement. Holders may exercise Debt Warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised Debt Warrants will become void.

   Holders may exercise Debt Warrants in the manner described in the applicable prospectus supplement. Upon receipt of payment and properly completed and duly executed debt warrant certificate at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, ML&Co. will, as soon as practicable, forward the debt securities purchased. If less than all of the Debt Warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of Debt Warrants.

Listing

   ML&Co. may list an issue of Debt Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.

                        DESCRIPTION OF CURRENCY WARRANTS

   ML&Co. may issue Currency Warrants either in the form of:

  . Currency Put Warrants entitling the holders to receive from ML&Co. the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or

  . Currency Call Warrants entitling the holders to receive from ML&Co. the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars.

   ML&Co. may issue the Currency Warrants under a currency put warrant agreement or a currency call warrant agreement, as applicable, to be entered into between ML&Co. and a bank or trust company, as currency warrant agent as set forth in the applicable prospectus supplement relating to Currency Warrants being offered. Copies of the forms of currency put warrant agreement and currency call warrant agreement, including the forms of certificates representing the Currency Put Warrants and Currency Call Warrants, reflecting the provisions to be included in the currency warrant agreements that will be entered into with respect to particular offerings of Currency Warrants, are filed as exhibits to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the currency warrant agreements and the currency warrant certificates are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the currency warrant agreements and the currency warrant certificates, respectively, including the definitions of terms.

Terms of the Currency Warrants

   The applicable prospectus supplement will describe the terms of the specific issue of Currency Warrants being offered, the currency warrant agreement relating to the Currency Warrants and the currency warrant certificates representing the Currency Warrants, including the following:

  . whether the Currency Warrants are Currency Put Warrants, Currency Call Warrants, or both;

  . the formula for determining the cash settlement value of each Currency Warrant;

  . the procedures and conditions relating to the exercise of the Currency Warrants;

  . any circumstances other than those described below under "--Exercise of Currency Warrants" and "--Listing"that will cause the Currency Warrants to be deemed to be automatically exercised;

  . any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise;

  . the date on which the right to exercise the Currency Warrants begins and expires;

  .  the identity of the currency warrant agent; and

  . any other terms of the Currency Warrants that are not inconsistent with the provisions of the applicable currency warrant agreement.

   Prospective purchasers of Currency Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Currency Warrants. The prospectus supplement relating to any issue of Currency Warrants will describe these considerations, if they apply.

Ranking

   The Currency Warrants are unsecured contractual obligations of ML&Co. and will rank equally with its other unsecured contractual obligations and with its unsecured and unsubordinated debt. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the currency warrantholders, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Book-Entry Procedures

   Except as may otherwise be provided in the applicable prospectus supplement, the Currency Warrants will be issued in the form of global currency warrant certificates, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive definitive certificates representing Currency Warrants unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the Currency Warrants represented by definitive certificates. A beneficial owner's interest in a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling beneficial owner's brokerage firm.

Exercise of Currency Warrants

   Each Currency Warrant will entitle the holder to the cash settlement value of that Currency Warrant on the applicable exercise date as described in the applicable prospectus supplement. If a Currency Warrant has more than one exercise date and is not exercised before the time specified in the applicable prospectus supplement, on the fifth business day preceding the expiration date, the Currency Warrants will be deemed automatically exercised.

Listing

   ML&Co. will apply to list each issue of Currency Warrants on a national securities exchange. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, any exchange, the expiration date for the exercise of the Currency Warrants will be the date the delisting or trading suspension becomes effective and Currency Warrants not previously exercised will be deemed automatically exercised on the business day immediately preceding the expiration date. Under the applicable currency warrant agreement, ML&Co. will agree not to seek delisting of the Currency Warrants, or suspension of their trading, on any exchange.

                         DESCRIPTION OF INDEX WARRANTS

   ML&Co. may issue from time to time Index Warrants consisting of index put warrants or index call warrants. Subject to applicable law, ML&Co. will pay or deliver consideration on each Index Warrant in an amount determined by reference to the level or value of an index such as:

  . an equity or debt security, or a portfolio or basket of indices or securities, which may include the price or yield of securities;

  . any statistical measure of economic or financial performance, which may include any currency or consumer price, or mortgage index; or

  . the price or value of any commodity or any other item or index or any combination.

   The payment or delivery of any consideration on any index put warrant will be determined by the decrease in the level or value of the applicable index and the payment or delivery of any consideration on any index call warrant will be determined by the increase in the level or value of the applicable Index.

Method of Issuance

   Index Warrants issued without a Minimum Expiration Value will be issued under one or more index warrant agreements to be entered into between ML&Co. and a bank or trust company, as index warrant agent, all as described in the prospectus supplement relating to the specific issue of Index Warrants. The index warrant agent will act solely as the agent of ML&Co. under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any index warrantholders. A single bank or trust company may act as index warrant agent for more than one issue of Index Warrants.

   Index Warrants issued with a Minimum Expiration Value will be issued under one or more index warrant trust indentures to be entered into between ML&Co. and a corporation or other person permitted by the Trust Indenture Act of 1939, as amended from time to time, to act as index warrant trustee, all as described in the prospectus supplement relating to the Index Warrants. Any index warrant trust indenture will be qualified under the Trust Indenture Act. To the extent allowed by the Trust Indenture Act, a single qualified corporation may act as index warrant trustee for more than one issue of Index Warrants.

   ML&Co. has filed forms of index warrant agreement and index warrant trust indenture and the related global index warrant certificates as exhibits to the registration statement of which this prospectus is a part. The summaries set forth in this section of the material provisions of the index warrant agreement, the index warrant trust indenture and global index warrant certificates are not complete, are subject to, and are qualified in their entirety by reference to, all the provisions of the index warrant agreement, the index warrant trust indenture and global index warrant certificates, respectively.

   Unless otherwise specified in the accompanying prospectus supplement, payments, if any, upon exercise of the Index Warrants will be made in U.S. dollars. The Index Warrants will be offered on terms to be determined at the time of sale. ML&Co. will have the right to reopen a previous issue of Index Warrants and to issue additional Index Warrants of that issue without the consent of any index warrantholder.

Terms of the Index Warrants

   The applicable prospectus supplement will describe the specific issue of Index Warrants being offered, the indenture or agreement under which the Index Warrants will be issued, as the case may be, and the index warrant certificates representing the Index Warrants, including the following:

  . whether the Index Warrants to be issued will be Index Put Warrants, Index Call Warrants or both;

  . the aggregate number and initial public offering price or purchase price;

  .  the applicable index;

  . whether the Index Warrants will be deemed automatically exercised as of a specified date or whether the Index Warrants may be exercised during a period and the date on which the right to exercise the Index Warrants commences and expires;

  . the manner in which the Index Warrants may be exercised and any restrictions on, or other special provisions relating to, the exercise of the Index Warrants;

  .  any minimum number of the Index Warrants exercisable at any one time;

  . any maximum number of the Index Warrants that may, subject to ML&Co.'s election, be exercised by all index warrantholders, or by any person or entity, on any day;

  . any provisions permitting an index warrantholder to condition an exercise notice on the absence of certain specified changes in the level of the applicable index after the exercise date, any provisions permitting ML&Co. to suspend exercise of the Index Warrants based on market conditions or other circumstances and any other special provision relating to the exercise of the Index Warrants;

  . any provisions for the automatic exercise of the Index Warrants other than at the expiration date;

  . any provisions permitting ML&Co. to cancel the Index Warrants upon the occurrence of certain events;

  . any additional circumstances that would constitute an Event of Default under the Index Warrants;

  .  the method of determining:

    . the payment or delivery, if any, to be made in connection with the exercise or deemed exercise of the Index Warrants (the "Settlement Value");

    . the minimum payment or delivery, if any, to be made upon expiration of the Index Warrants (the "Minimum Expiration Value");

    . the payment or delivery to be made upon the exercise of any right which ML&Co. may have to cancel the Index Warrants; and

    .  the value of the index;

  . in the case of Index Warrants relating to an index for which the trading prices of underlying securities, commodities or rates are expressed in a foreign currency, the method of converting amounts in the relevant foreign currency or currencies into U.S. dollars, or any other currency or composite currency in which the Index Warrants are payable;

  . any method of providing for a substitute index or otherwise determining the payment or delivery to be made in connection with the exercise of the Index Warrants if the index changes or ceases to be made available by its publisher;

  . any time or times at which ML&Co. will make payment or delivery on the Index Warrants following exercise or automatic exercise;

  . any provisions for issuing the Index Warrants in other than book-entry form;

  . if the Index Warrants are not issued in book-entry form, any place or places at which ML&Co. will make payment or delivery on cancellation and any Minimum Expiration Value of the Index Warrants;

  . any circumstances that will cause the Index Warrants to be deemed to be automatically exercised;

  .  any material risk factors relating to the Index Warrants;

  .  the identity of the Index Warrant Agent; and

  . any other terms of the Index Warrants which are not inconsistent with the provisions of the index warrant agreement.

   Prospective purchasers of Index Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the Index Warrants. The prospectus supplement relating to any issue of Index Warrants will describe these considerations, if they apply.

Ranking

   The Index Warrants are unsecured contractual obligations of ML&Co. and will rank equally with its other unsecured contractual obligations and with its unsecured and unsubordinated debt. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the index warrantholders, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Payment and Delivery

   If specified, and under the circumstances described in the prospectus supplement:

  . ML&Co. will pay or deliver to each index warrantholder an amount equal to the greater of the applicable Settlement Value and a Minimum Expiration Value of the Index Warrants;

  . upon cancellation of the Index Warrants by ML&Co. which may occur upon specified events, ML&Co. will pay or deliver to each index warrantholder an amount specified in the prospectus supplement; and

  . following the occurrence of an extraordinary event, the Settlement Value of an Index Warrant may, at the option of ML&Co., be determined on a different basis, including in connection with automatic exercise at expiration.

   Unless otherwise specified in the related prospectus supplement, the Index Warrants will be deemed to be automatically exercised upon expiration or any earlier date that may be specified. Upon any automatic exercise, ML&Co. will deliver or pay to each index warrantholder an amount equal to the Settlement Value of the Index Warrants, except that holders of Index Warrants having a Minimum Expiration Value will be entitled to receive a payment or delivery equal to the greater of the Settlement Value and the applicable Minimum Expiration Value. The Minimum Expiration Value may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula. Any Minimum Expiration Value applicable to an issue of Index Warrants, as well as any additional circumstances resulting in the automatic exercise of the Index Warrants, will be specified in the applicable prospectus supplement.

Cancellation or Postponement

   If so specified in the applicable prospectus supplement, ML&Co. may cancel the Index Warrants. In addition, ML&Co. may delay or postpone the exercise or valuation of, or payment or delivery for, the Index Warrants upon the occurrence of an extraordinary event. Any extraordinary events relating to an issue of Index Warrants will be described in the applicable prospectus supplement. Upon cancellation, the related index warrantholders will be entitled to receive only the applicable payment or delivery on cancellation specified in the applicable prospectus supplement. The amount payable or deliverable upon cancellation may be either a predetermined amount or an amount that varies during the term of the Index Warrants in accordance with a schedule or formula.

Waiver of Default

   If ML&Co. defaults with respect to any of its obligations under any Index Warrants issued with a Minimum Expiration Value under an index warrant trust indenture, the index warrantholders of a majority in interest of all outstanding Index Warrants may waive a default, except a default:

  . in the payment or delivery of the Settlement Value, Minimum Expiration Value or payment or delivery of any amount upon cancellation of the Index Warrants; or

  . in respect of a covenant or provision of the applicable index warrant trust indenture which cannot be modified or amended without the consent of each index warrantholder of each outstanding Index Warrant affected.

Modification

   ML&Co. and the index warrant agent or index warrant trustee, as the case may be, may amend any index warrant agreement or index warrant indenture and the terms of the related Index Warrants by a supplemental agreement or supplemental indenture (each, a "Supplemental Agreement"), without the consent of the holders of any Index Warrants, for the purpose of:

  . curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or of making any other provisions with respect to matters or questions arising under the index warrant agreement or index warrant trust indenture, as the case may be, which are not inconsistent with the provisions of the respective agreement or indenture or of the Index Warrants;

  . evidencing the succession to ML&Co. and the assumption by the successor of ML&Co.'s covenants contained in the index warrant agreement or the index warrant trust indenture, as the case may be, and the Index Warrants;

  .  appointing a successor depositary;

  . evidencing and providing for the acceptance of appointment by a successor index warrant agent or index warrant trustee with respect to the Index Warrants, as the case may be;

  . adding to the covenants of ML&Co., for the benefit of the index warrantholders or surrendering any right or power conferred upon ML&Co. under the index warrant agreement or index warrant trust indenture, as the case may be;

  .  issuing Index Warrants in definitive form; or

  . amending the index warrant agreement or index warrant trust indenture, as the case may be, in any manner which ML&Co. may deem to be necessary or desirable and which will not materially and adversely affect the interests of the index warrantholders.

   ML&Co. and the index warrant agent may also amend any index warrant agreement or index warrant trust indenture, as the case may be, and the terms of the related Index Warrants, by a Supplemental Agreement, with the consent of the index warrantholders holding not less than 66 2/3% in number of the then outstanding unexercised Index Warrants affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the index warrant agreement or index warrant trust indenture, as the case may be, or of modifying in any manner the rights of the index warrantholders. However, without the consent of each index warrantholder affected, no amendment may be made that:

  . changes the determination, or any aspects of the determination, of the Settlement Value or any payment or delivery to be made on cancellation, or any Minimum Expiration Value of the Index Warrants so as to reduce the payment or delivery to be made upon exercise or deemed exercise,

  . shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the index warrantholders, or

  . reduces the number of outstanding Index Warrants, the consent of whose holders is required for amendment of the index warrant agreement, the index warrant trust indenture or the terms of the related Index Warrants.

Events of Default

   Specified events in bankruptcy, insolvency or reorganization of ML&Co. will constitute Events of Default with respect to Index Warrants having a Minimum Expiration Value which are issued under an index warrant trust indenture. Upon the occurrence of an Event of Default, the holders of 25% of unexercised Index Warrants may elect to receive a settlement payment or delivery for any unexercised Index Warrants. Any settlement payment or delivery will immediately become due to the index warrantholders upon any election. Assuming ML&Co. is able to satisfy its obligations when due under the Index Warrants, the settlement payment or delivery will be an amount equal to the market value of the Index Warrants as of the date ML&Co. is notified of the intended liquidation. The market value of the Index Warrants will be determined by a nationally recognized securities broker-dealer unaffiliated with ML&Co. and mutually selected by ML&Co. and the index warrant trustee.

Merger, Consolidation, Sale, Lease or Other Dispositions

   ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

  . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

    . pay or deliver the Settlement Value, any Minimum Expiration Value or any consideration payable or deliverable upon cancellation, if applicable with respect to all the unexercised Index Warrants; and

    . perform and observe all of the obligations and conditions of the index warrant agreement or index warrant trust indenture, as the case may be, to be performed or observed by ML&Co.; and

  . ML&Co. or the successor corporation, as the case may be, is not, immediately after any merger or consolidation, in default under the index warrant agreement or index warrant trust indenture, as the case may be.

Enforceability of Rights by Index Warrantholders

   Any index warrantholder may, without the consent of the related index warrant agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise, and receive payment or delivery for, its Index Warrants.

Book-Entry Procedures

   Except as may otherwise be provided in the applicable prospectus supplement, the Index Warrants will be issued in book-entry form and represented by global Index Warrants, registered in the name of a depositary or its nominee. In that case, index warrantholders will not be entitled to receive definitive certificates representing Index Warrants, unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the Index Warrants represented by definitive certificates. A beneficial owner's interest in an Index Warrant represented by a global Index Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner's account. In turn, the total number of Index Warrants held by an individual brokerage firm or other entity for its clients will be maintained on the records of the depositary in the name of the brokerage firm or other entity or its agent. Transfer of ownership of any Index Warrant will be effected only through the selling beneficial owner's brokerage firm.

Listing

   ML&Co. may list an issue of Index Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.

                         DESCRIPTION OF PREFERRED STOCK

   The following description sets forth certain general terms of preferred stock which ML&Co. may issue. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, ML&Co.'s restated certificate of incorporation, as amended, which is filed as an exhibit to the registration statement of which this prospectus is a part, and the certificate of designations relating to each particular series of the preferred stock, which was or will be filed with the SEC at or before the issuance of the series of preferred stock.

Terms of the Preferred Stock

   Under ML&Co.'s restated certificate of incorporation, ML&Co. is authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share. The Board of Directors of ML&Co. has the authority, without approval of the stockholders, to issue all of the shares of preferred stock which are currently authorized in one or more series and to fix the number of shares and the rights, preferences, privileges, qualifications, restrictions and limitations of each series. As of March 31, 2000, ML&Co. had 24,957,500 shares of preferred stock available for issuance.

   ML&Co. has authorized the issuance of shares of Series A junior preferred stock, par value $1.00 per share, of ML&Co. upon exercise of preferred share purchase rights associated with each share of common stock outstanding. See "Description of Common Stock--Rights to Purchase Series A Junior Preferred Stock".

   In addition, as described under "Description of Depositary Shares", ML&Co., at its option, instead of offering full shares of any series of preferred stock, may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.

   The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:

  . the designation, stated value, liquidation preference and number of shares offered;

  .  the offering price or prices;

  . the dividend rate or rates, or method of calculation, the dividend periods, the date on which dividends shall be payable and whether dividends are cumulative or noncumulative and, if cumulative, the dates from which dividends begin to cumulate;

  .  any redemption or sinking fund provisions;

  .  any conversion or exchange provisions;

  .  any voting rights;

  . whether the preferred stock will be issued in certificated or book-entry form;

  . whether the preferred stock will be listed on a national securities exchange;

  .  information with respect to any book-entry procedures; and

  . any additional rights, preferences, privileges, limitations and restrictions of the preferred stock which are not inconsistent with the provisions of the certificate of incorporation.

   The preferred stock will be, when issued against payment, fully paid and nonassessable. Holders will have no preemptive rights to subscribe for any additional securities which ML&Co. may issue. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will rank equally with all other outstanding series of preferred stock issued by ML&Co. as to payment of dividends, other than with respect to cumulation of dividends, and as to the distribution of assets upon liquidation, dissolution, or winding up of ML&Co. As of March 31, 2000, there were 42,500 shares of ML&Co.'s 9% Cumulative Preferred Stock, Series A (the "9% Preferred Stock") represented by 17,000,000 depositary shares and one Special Voting Share outstanding. See "--Outstanding Preferred Stock". Each series of preferred stock will rank senior to the common stock, and any other stock of ML&Co. that is expressly made junior to that series of preferred stock.

   Unless otherwise specified in the applicable prospectus supplement, Citibank, N.A., will be the transfer agent, dividend disbursing agent and registrar for the shares of the preferred stock.

   Because ML&Co. is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of ML&Co. upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors and preferred stockholders, except to the extent ML&Co. may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Dividends and Distributions

   Holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the Board of Directors of ML&Co., or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered.

   Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable quarterly in arrears on the dates specified in the applicable prospectus supplement. If any date so specified as a dividend payment date is not a business day, declared dividends on the preferred stock will be paid on the immediately succeeding business day, without interest. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors, fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, ML&Co. will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period. Unless otherwise specified in the applicable prospectus supplement, dividends on the preferred stock will be payable to record holders as they appear on the stock books of ML&Co. on each record date, not more than 30 nor less than 15 days preceding the applicable payment date, as shall be fixed by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors.

   No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, equally with or junior to any other series of preferred stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set apart for,

  . in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends, or

  . in the case of noncumulative preferred stock, the immediately preceding dividend period.

   When dividends are not paid in full upon any series of preferred stock, and any other preferred stock ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock and any other preferred stock ranking equally as to dividends will be declared pro rata so that the amount of dividends declared per share on that series of preferred stock and any other preferred stock ranking equally as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock and the other preferred stock bear to each other. In the case of noncumulative preferred stock, any accrued dividends described in the immediately preceding paragraph will not include any cumulation in respect of unpaid dividends for prior dividend periods.

   Except as provided in the immediately preceding paragraph, unless full dividends on all outstanding shares of any series of preferred stock have been declared and paid,

  . in the case of a series of cumulative preferred stock, for all past dividend periods, or

  . in the case of noncumulative preferred stock, for the immediately preceding dividend period,

then:

  . ML&Co. may not declare dividends or pay or set aside for payment or other distribution on any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of ML&Co. or other capital stock of ML&Co. ranking junior to that series of preferred stock as to dividends and upon liquidation, and

  . other than in connection with the distribution or trading of any of its capital stock, ML&Co. may not redeem, purchase or otherwise acquire any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, for any consideration or any moneys paid to or made available for a sinking fund for the redemption of any shares of any of its capital stock, except by conversion or exchange for capital stock of ML&Co. ranking junior to that series of preferred stock as to dividends and upon liquidation.

   Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

   As of the date of this prospectus, subsidiaries of ML&Co. have issued $2.673 billion of perpetual Trust Originated Preferred Securities SM ("TOPrS"). In connection with the issuance of the TOPrS, ML&Co. has agreed, among other things, that if full distributions on the TOPrS have not been paid or set apart for payment or if ML&Co. is in default of their related guarantee obligations, ML&Co., with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the preferred stock.

Liquidation Preference

   Upon any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of the preferred stock will have preference and priority over the common stock of ML&Co. and any other class of stock of ML&Co. ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of ML&Co. or proceeds from any liquidation, whether from capital or surplus, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends, whether or not earned or declared, to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will be entitled to no other payments. If, in the case of any liquidation, dissolution or winding up of ML&Co., the assets of ML&Co. or the proceeds from any liquidation should be insufficient to make the full liquidation payment in the amount per share set forth in the applicable prospectus supplement relating to a series of preferred stock, plus all accrued and unpaid dividends on that preferred stock, and liquidating payments on any other preferred stock ranking as to liquidation, dissolution or winding up equally with that preferred stock, then any assets and proceeds will be distributed among the holders of the preferred stock and any other preferred stock ratably in accordance with the respective amounts which would be payable on those shares of preferred stock and any other preferred stock if all amounts payable were paid in full. In the case of noncumulative preferred stock, accrued and unpaid dividends will not include cumulation of unpaid dividends from prior dividend periods. A consolidation or merger of ML&Co. with one or more corporations will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of ML&Co.

Redemption

   If specified in the prospectus supplement relating to a series of preferred stock being offered, ML&Co. may, at its option, at any time or from time to time on not less than 30 nor more than 60 days notice, redeem that series of preferred stock in whole or in part at the redemption prices and on the dates set forth in the applicable prospectus supplement.

   If less than all outstanding shares of a series of preferred stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors to be equitable. From and after the redemption date, unless ML&Co. is in default in providing for the payment of the redemption price, dividends shall cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders shall cease, other than the right to receive the redemption price.

Voting Rights

   Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law.

SM Service mark of Merrill Lynch & Co., Inc.

   Whenever dividends payable on the preferred stock are in arrears for a number of dividend periods, whether or not consecutive, which in the aggregate is equivalent to six calendar quarters, the holders of outstanding shares of the preferred stock, voting as a class with holders of shares of all other series of preferred stock ranking equally with the preferred stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors on the terms set forth below. These voting rights will continue, in the case of any series of cumulative preferred stock, until all past dividends accumulated on shares of cumulative preferred stock are paid in full and, in the case of noncumulative preferred stock, until all dividends on shares of noncumulative preferred stock are paid in full for at least one calendar year. Upon payment in full of these dividends, the voting rights will terminate except as expressly provided by law. These voting rights are subject to re-vesting in the event of each and every subsequent default in the payment of dividends. Holders of all series of preferred stock which are granted these voting rights and which rank equally with the preferred stock will vote as a class, and, unless otherwise specified in the applicable prospectus supplement, each holder of shares of the preferred stock will have one vote for each share of stock held and each other series will have the number of votes, if any, for each share of stock held as may be granted to them. In the event that the holders of shares of the preferred stock are entitled to vote as described in this paragraph, the Board of Directors of ML&Co. will be increased by two directors, and the holders of the preferred stock will have the exclusive right as members of that class, as outlined above, to elect two directors at the next annual meeting of stockholders.

   Upon termination of the right of the holders of the preferred stock to vote for directors as discussed in the preceding paragraph, the term of office of all directors then in office elected by those holders will terminate immediately. Whenever the term of office of the directors elected by those holders ends and the related special voting rights expire, the number of directors will automatically be decreased to the number of directors as would otherwise prevail.

   So long as any shares of preferred stock remain outstanding, ML&Co. shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the preferred stock outstanding at the time, voting as a class with all other series of preferred stock ranking equally with the preferred stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting:

  . authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of ML&Co.; or

  . amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of ML&Co.'s restated certificate of incorporation or the certificate of designations of the preferred stock so as to materially and adversely affect any right, preference, privilege or voting power of the preferred stock or the holders of the preferred stock;

provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, or any increase in the amount of authorized shares of preferred stock, in each case ranking equally with or junior to the preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding of ML&Co. up will not be deemed to materially and adversely affect these rights, preferences, privileges or voting powers.

   The foregoing voting provisions will not apply if all outstanding shares of preferred stock have been redeemed or sufficient funds have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.

Conversion or Exchange Rights

   The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

Outstanding Preferred Stock

   At March 31, 2000, there were 42,500 shares of 9% Preferred Stock represented by 17,000,000 depositary shares and one Special Voting Share outstanding.

 9% Preferred Stock

   The 9% Preferred Stock has preference over ML&Co.'s common stock and the Series A junior preferred stock issuable under the Rights Plan described under "Description of Common Stock" with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of ML&Co. Holders of the 9% Preferred Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by ML&Co. Dividends on the 9% Preferred Stock are cumulative and payable quarterly at the rate per annum of 9% of the $10,000 liquidation preference per share. Holders of the 9% Preferred Stock have no voting rights except as set forth above under "--Voting Rights" above. In the event of any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of outstanding shares of 9% Preferred Stock are entitled to receive out of assets of ML&Co. available for distribution to stockholders a distribution of $10,000 per share, plus accumulated and unpaid dividends, if any. The 9% Preferred Stock is not redeemable before December 30, 2004. On and after that date, the 9% Preferred Stock is redeemable at the option of ML&Co., in whole at any time or from time to time in part, upon not less than 30 nor more than 60 days notice, at a redemption price of $10,000 per share, plus accumulated and unpaid dividends, if any.

 Special Voting Share

   In connection with the acquisition of Midland Walwyn Inc. by ML&Co. in August 1998, ML&Co. issued a single share of preferred stock with special voting rights (the "Special Voting Share"), under the terms of a Voting and Exchange Trust Agreement entered into by Merrill Lynch & Co., Canada Ltd. ("ML Canada"), ML&Co. and Montreal Trust Company of Canada, as trustee (the "Voting Trust Agreement"). The Special Voting Share possesses a number of votes equal to the number of exchangeable shares of ML Canada (the "Exchangeable Shares") issued and outstanding from time to time that are not owned by ML&Co. or its affiliates, which votes may be exercised for the election of directors and on all other matters submitted to a vote of ML&Co.'s stockholders. The holders of ML&Co.'s common stock and the holder of the Special Voting Share vote together as a class on all matters. See "Description of Common Stock--Voting Rights". The Special Voting Share was issued to the trustee under the Voting Trust Agreement. The holder of the Special Voting Share is not entitled to receive dividends, and, in the event of any liquidation, dissolution or winding up of ML&Co., will receive an amount equal to the par value of the Special Voting Share. When the Special Voting Share has no votes attached to it because there are no Exchangeable Shares outstanding not owned by ML&Co. or any of its affiliates, the Special Voting Share will cease to have any rights.

                        DESCRIPTION OF DEPOSITARY SHARES

   ML&Co. may issue depositary receipts evidencing depositary shares, each of which will represent a fraction of a share of preferred stock. ML&Co. will deposit shares of preferred stock of each class or series represented by depositary shares under deposit agreements to be entered into among ML&Co., a bank or trust company, as depositary, and the holders from time to time of the depositary receipts. A copy of the form of deposit agreement, including the form of certificates representing the depositary receipts, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the deposit agreements and the depositary receipt certificates are not complete, are subject to, and are qualified in their entirety by reference to, all the provisions of the deposit agreement and the depositary receipt certificates, respectively, including the definitions of terms.

Terms of the Depositary Shares

   Depositary receipts issued under the applicable deposit agreement will evidence the depositary shares. Immediately following the issuance and delivery of the preferred stock by ML&Co. to the depositary, ML&Co. will cause the depositary to issue, on behalf of ML&Co., the depositary receipts. Subject to the terms of the applicable deposit agreement, each holder of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the applicable depositary shares, to all the rights and preferences of the preferred stock being represented, including dividend, voting, conversion, redemption and liquidation rights, all as will be set forth in the prospectus supplement relating to the depositary shares being offered.

   The depositary shares will have the dividend, liquidation, redemption, voting and conversion or exchange rights set forth below unless otherwise specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the terms of the specific issue of the depositary shares being offered, the deposit agreement relating to the depositary shares and the depositary receipts evidencing the depositary shares, including the following:

  . the designation, stated value and liquidation preference of the depositary shares and the number of shares offered;

  .  the offering price or prices;

  . the dividend rate or rates, or method of calculation, the dividend periods, the dates on which dividends will be payable and whether dividends are cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

  .  any redemption or sinking fund provisions;

  .  any conversion or exchange provisions;

  .  any material risk factors relating to the depositary shares;

  .  the identity of the depositary; and

  . any other terms of the depositary shares which are not inconsistent with the provisions of the deposit agreement.

Book-Entry Procedures

   Except as may otherwise be provided in the applicable prospectus supplement, the depositary shares will be evidenced by global depositary receipts, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive depositary receipts evidencing their depositary shares unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the depositary shares represented by separate depositary receipts. A beneficial owner's interest in depositary shares will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner's account. In turn, the total number of depositary shares held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of depositary shares will be effected only through the selling beneficial owner's brokerage firm.

Dividends and Other Distributions

   The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

   In the event of a distribution in respect of the preferred stock other than in cash, the depositary will distribute property it receives to the record holders of the depositary shares, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary, after consultation with ML&Co., determines that it is not feasible to make the distribution, in which case the depositary may, with the approval of ML&Co., sell any property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

   Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holder of the depositary shares will be entitled to delivery, at the corporate trust office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

   Whenever ML&Co. redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, provided ML&Co. has paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the lot or pro rata as may be determined by the depositary.

   After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares called for redemption will cease, except the right to receive any moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

   Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by the depositary shares in accordance with those instructions, and ML&Co. will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Exchange of Preferred Stock

   Whenever ML&Co. exchanges all of the shares of a series of preferred stock held by the depositary for debt securities, common stock or other shares of preferred stock, the depositary will exchange as of the same exchange date the number of depositary shares representing all of the shares of the preferred stock so exchanged for debt securities, common stock or other shares of preferred stock, provided ML&Co. has issued and deposited with the depositary, debt securities, common stock or other shares of preferred stock, as applicable, for all of the shares of the preferred stock to be exchanged. The exchange rate per depositary share will be equal to the exchange rate per share of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share, plus all money and other property, if any, represented by those depositary shares, including all amounts paid by ML&Co. in respect of dividends which on the exchange date have accumulated on the shares of preferred stock to be so exchanged and have not already been paid.

Conversion of Preferred Stock

   The depositary shares are not convertible or exchangeable into common stock or any other securities or property of ML&Co. Nevertheless, if so specified in the applicable prospectus supplement, each depositary receipt may be surrendered by its holder to the depositary with written instructions to the depositary to instruct ML&Co. to cause conversion or exchange of the preferred stock represented by the depositary shares evidenced by that depositary receipt into whole shares of common stock, other shares of preferred stock or debt securities of ML&Co. ML&Co. has agreed that upon the receipt of any instructions to convert or exchange any depositary shares and the payment of any fees or other amounts applicable to any conversion or exchange, it will convert or exchange the depositary shares using the same procedures as those provided for delivery of preferred stock to effect conversions or exchange. If the depositary shares represented by a depositary receipt are converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not converted or exchanged.

Amendment and Termination of the Deposit Agreement

   The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between ML&Co. and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. No amendment to the form of depositary receipt or any provision of the deposit agreement relating to or affecting rights to receive dividends or distributions or voting, redemption or conversion rights will be effective unless approved by the holders of at least two-thirds of the depositary shares then outstanding.

   ML&Co. may terminate the deposit agreement at any time upon 60 days prior written notice to the depositary, in which case the depositary will deliver to the record holders, upon surrender of the depositary receipts, the number of whole or fractional shares of preferred stock as is represented by those depositary receipts. The deposit agreement will automatically terminate if:

  .  all outstanding depositary shares have been redeemed,

  . all shares of preferred stock deposited with the depositary in accordance with the terms of the deposit agreement and all money and other property relating to those shares of preferred stock have been withdrawn in accordance with the terms of the deposit agreement, or

  . there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of ML&Co. and the distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

   ML&Co. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. ML&Co. will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are expressly provided in the deposit agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes and charges with respect to the depositary receipt or preferred stock are paid by their holders.

Resignation and Removal of Depositary

   The depositary may resign at any time by delivering to ML&Co. notice of its election to do so, and ML&Co. may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon ML&Co.'s appointment of a successor depositary, which must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

   The depositary will forward to holders of depositary receipts all reports and communications received from ML&Co. and the depositary and which ML&Co. is required to furnish to holders of the related underlying preferred stock. The depositary will also, promptly after its receipt, transmit to the holders of depositary receipts, copies of all notices and reports required by law, the rules of any national securities exchange or ML&Co.'s restated certificate of incorporation to be furnished to the record holders of depositary receipts.

Limitation of Liability

   Neither the depositary nor ML&Co. will assume any obligation or be subject to any liability under the deposit agreement to holders of depositary receipts other than for negligence, willful misconduct or bad faith.

   The depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or any shares of preferred stock unless it is furnished with satisfactory indemnification. ML&Co. and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine. Neither the depositary nor ML&Co. will be liable if it is prevented from or delayed, by law, by provision of ML&Co.'s restated certificate of incorporation or any circumstances beyond its control, in performing its obligations under the deposit agreement.

                    DESCRIPTION OF PREFERRED STOCK WARRANTS

   ML&Co. may issue warrants for the purchase of preferred stock ("Preferred Stock Warrants"). Each series of Preferred Stock Warrants is to be issued under a preferred stock warrant agreement to be entered into between ML&Co. and a bank or trust company, as preferred stock warrant agent, as described in the applicable prospectus supplement relating to the Preferred Stock Warrants being offered. A copy of the form of preferred stock warrant agreement, including the form of warrant certificates representing the Preferred Stock Warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the preferred stock warrant agreement and preferred stock warrant certificates are not complete and are subject to and are qualified in their entirety by reference to, all the provisions of the preferred stock warrant agreement and the preferred stock warrant certificates, respectively, including the definitions of terms.

Terms of the Preferred Stock Warrants

   The applicable prospectus supplement will describe the terms of the specific issue of Preferred Stock Warrants being offered, the preferred stock warrant agreement relating to the Preferred Stock Warrants and the preferred stock warrant certificates representing the Preferred Stock Warrants, including the following:

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

  .  the offering price or prices;

  . designation, aggregate number and terms of the series of preferred stock that may be purchased upon exercise of the Preferred Stock Warrants and the minimum number of Preferred Stock Warrants that are exercisable;

  . any designation and terms of the securities with which the Preferred Stock Warrants are being offered and the number of Preferred Stock Warrants being offered with each Security;

  . any date on and after which the Preferred Stock Warrants and the related securities will be transferable separately;

  . the number and stated values of the series of preferred stock that may be purchased upon exercise of each Preferred Stock Warrant and the price at which the shares of preferred stock of that series may be purchased upon exercise, and events or conditions under which the number of shares that may be purchased may be adjusted;

  . the date on which the right to exercise the Preferred Stock Warrants will begin and the date on which the right to exercise will expire;

  . any circumstances that will cause the Preferred Stock Warrants to be deemed to be automatically exercised;

  .  any material risk factors relating to the Preferred Stock Warrants;

  .  the identity of the preferred stock warrant agent; and

  . any other terms of the Preferred Stock Warrants which are not inconsistent with the provisions of the preferred stock warrant agreement.

   Holders may exchange preferred stock warrant certificates for new preferred stock warrant certificates of different denominations, may, if in registered form, present for registration of transfer, and exercise the Preferred Stock Warrants at the corporate trust office of the preferred stock warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of any Preferred Stock Warrant, a holder will not have the rights of a holder of shares of the preferred stock that may be purchased upon exercise of the Preferred Stock Warrant, including the right to receive payment of dividends, if any, on the underlying preferred stock or the right to vote the underlying preferred stock.

   Prospective purchasers of Preferred Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Preferred Stock Warrants. The prospectus supplement relating to any issue of Preferred Stock Warrants will describe these considerations.

Book-Entry Procedures

   Except as may otherwise be provided in the applicable prospectus supplement, the Preferred Stock Warrants will be issued in the form of global preferred stock warrant certificates, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive definitive certificates representing Preferred Stock Warrants unless the depositary is unwilling or unable to continue as depositary, specified events of bankruptcy or insolvency occur with respect to ML&Co. or ML&Co. decides to have the Preferred Stock Warrants represented by definitive certificates. A beneficial owner's interest in a Preferred Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner's account. In turn, the total number of Preferred Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Preferred Stock Warrant will be effected only through the selling beneficial owner's brokerage firm.

Exercise of Preferred Stock Warrants

   Each Preferred Stock Warrant will entitle its holder to purchase a number of shares of preferred stock at the exercise price described in the applicable prospectus supplement. After the close of business on the date the right to exercise the Preferred Stock Warrants expires, or any later date if extended by ML&Co., unexercised Preferred Stock Warrants will become void.

   Holders may exercise the Preferred Stock Warrants in the manner set forth in the applicable prospectus supplement. Upon receipt of payment and a properly completed and duly executed preferred stock warrant certificate at the corporate trust office of the preferred stock warrant agent or any other office indicated in the applicable prospectus supplement, ML&Co. will, as soon as practicable, issue and deliver the shares of preferred stock purchased upon exercise. If less than all of the Preferred Stock Warrants represented by any preferred stock warrant certificate are exercised, ML&Co. will issue a new preferred stock warrant certificate for the remaining number of Preferred Stock Warrants.

Listing

   ML&Co. may list an issue of Preferred Stock Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.

Modifications

   ML&Co. and the preferred stock warrant agent may amend any preferred stock warrant agreement and the terms of the related Preferred Stock Warrants, without the consent of the holders of the Preferred Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or in any other manner which ML&Co. may deem necessary or desirable and which will not materially and adversely affect the interests of the preferred stock warrantholders.

   ML&Co. and the preferred stock warrant agent also may amend any preferred stock warrant agreement and the terms of the related Preferred Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Preferred Stock Warrants affected by the amendment. However, without the consent of each of the preferred stock warrantholders affected, no amendment will be effective that:

  . shortens the period of time during which the Preferred Stock Warrants may be exercised;

  . otherwise materially and adversely affects the exercise rights of the preferred stock warrantholders; or

  . reduces the number of outstanding Preferred Stock Warrants the consent of whose holders is required to approve an amendment of the preferred stock warrant agreement or the terms of the related Preferred Stock Warrants.

Enforceability of Rights by Preferred Stock Warrantholders

   Any preferred stock warrantholder may, without the consent of the related preferred stock warrant agent, enforce by appropriate legal action, in and of its own behalf, its right to exercise its Preferred Stock Warrants.

                          DESCRIPTION OF COMMON STOCK

   The following description sets forth the general terms of common stock which ML&Co. may issue. The description set forth below and in any prospectus supplement is not complete, is subject to, and is qualified in its entirety by reference to, ML&Co's restated certificate of incorporation which is filed as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Common Stock

   Under ML&Co.'s restated certificate of incorporation, ML&Co. is authorized to issue up to 1,000,000,000 shares of common stock, par value $1.33 1/3 per share. As of May 5, 2000, there were 385,241,585 shares of common stock and 2,634,634 Exchangeable Shares outstanding. The Exchangeable Shares are exchangeable at any time into common stock on a one-for-one basis and entitle holders to dividend, voting and other rights equivalent to common stock. The common stock is traded on the New York Stock Exchange under the symbol "MER" and also on the Chicago Stock Exchange, the Pacific Exchange, the Paris Bourse, the London Stock Exchange and the Tokyo Stock Exchange.

   The common stock has the dividend, voting, liquidation and preemptive rights set forth below unless otherwise specified in the prospectus supplement being used to offer the common stock. The applicable prospectus supplement will describe the terms of the common stock including, where applicable, the following:

  .  the number of shares to be offered;

  .  the offering price or prices;

  . to the extent permitted by applicable law, whether the common stock will be issued in certificated or book-entry form;

  .  information with respect to any book-entry procedures; and

  . any additional terms of the common stock which are not inconsistent with the provisions of ML&Co.'s restated certificate of incorporation.

   The common stock will be, when issued against payment therefor, fully paid and nonassessable. Holders of the common stock will have no preemptive rights to subscribe for any additional securities which may be issued by ML&Co. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that has been issued and may be issued in the future. As of March 31, 2000, 17,000,000 depositary shares, each representing a one-four-hundredth interest in a share of 9% Preferred Stock, and one Special Voting Share were outstanding. See "Description of Preferred Stock--Outstanding Preferred Stock" for a description of that preferred stock . The Board of Directors of ML&Co. may issue additional shares of preferred stock to obtain additional financing, in connection with acquisitions, to officers, directors and employees of ML&Co. and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes.

   ML&Co. is the principal transfer agent for the common stock.

   Because ML&Co. is a holding company, its rights, and the rights of holders of its securities, including the holders of common stock, to participate in the distribution of assets of any subsidiary of ML&Co. upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors and preferred stockholders, except to the extent ML&Co. may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Dividends

   ML&Co. may pay dividends on the common stock out of funds legally available for the payment of dividends as, if and when declared by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors.

   As of the date of this prospectus, subsidiaries of ML&Co. have issued $2.673 billion of perpetual TOPrS. In connection with the issuance of the TOPrS, ML&Co. has agreed, among other things, that if full distributions on the TOPrS have not been paid or set apart for payment or ML&Co. is in default of its related guarantee obligations, ML&Co., with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the common stock.

Liquidation Rights

   Upon any voluntary or involuntary liquidation, dissolution, or winding up of ML&Co., the holders of its common stock will be entitled to receive, after payment of all of its debts, liabilities and of all sums to which holders of any preferred stock may be entitled, all of the remaining assets of ML&Co.

Voting Rights

   Except as described under "Description of Preferred Stock--Outstanding Preferred Stock", the holders of the common stock currently possess exclusive voting rights in ML&Co. The Board of Directors of ML&Co. may, however, give voting power to any preferred stock which may be issued in the future. Each holder of common stock is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors. Actions requiring approval of stockholders generally require approval by a majority vote of outstanding shares.

   The Board of Directors of ML&Co. is currently comprised of 13 directors, divided into three classes, the precise number of members to be fixed from time to time by the Board of Directors. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of stockholders.

Rights to Purchase Series A Junior Preferred Stock

   Under the Amended and Restated Rights Agreement, adopted on December 2, 1997 (the "Rights Agreement"), preferred purchase rights were distributed to holders of common stock. The preferred purchase rights are attached to each outstanding share of common stock and will attach to all subsequently issued shares, including common stock that may be offered by ML&Co. pursuant to an applicable prospectus supplement. The preferred purchase rights entitle the holder to purchase fractions of a share ("Units") of Series A junior preferred stock at an exercise price of $300 per Unit, subject to adjustment from time to time as provided in the Rights Agreement. The exercise price and the number of Units issuable are subject to adjustment to prevent dilution.

   The preferred purchase rights will separate from the common stock ten days following the earlier of:

  . an announcement of an acquisition by a person or group of 15% or more of the outstanding common stock of ML&Co.; or

  . the commencement of a tender or exchange offer for 15% or more of the shares of common stock of ML&Co. outstanding.

   If, after the preferred purchase rights have separated from the common stock,

  .  ML&Co. is the surviving corporation in a merger with an acquiring party,

  . a person becomes the beneficial owner of 15% or more of the common stock,

  . an acquiring party engages in one or more defined "self-dealing" transactions, or

  . an event occurs which results in such acquiring party's ownership interest being increased by more than 1%,

then, in each case, each holder of a preferred purchase right will have the right to purchase Units of Series A junior preferred stock having a value equal to two times the exercise price of the preferred purchase right. In addition, preferred purchase rights held by or transferred in certain circumstances by an acquiring party may immediately become void.

   In the event that, at any time,

  . ML&Co. is acquired in a merger or other business combination transaction and ML&Co. is not the surviving corporation,

  . any person consolidates or merges with ML&Co. and all or part of ML&Co.'s common stock is converted or exchanged for securities, cash or property of any other person or

  .  50% or more of ML&Co.'s assets or earning power is sold or transferred,

each holder of a right will have the right to purchase common stock of the acquiring party having a value equal to two times the exercise price of the preferred purchase right.

   The preferred purchase rights expire on December 2, 2007. The preferred purchase rights are redeemable at the option of a majority of the independent directors of ML&Co. at $.01 per right at any time until the tenth day following an announcement of the acquisition of 15% or more of the common stock.

   The foregoing provisions of the Rights Agreement may have the effect of delaying, deferring or preventing a change in control of ML&Co.

   The certificate of designations of the Series A junior preferred stock provides that the holders of Units of the Series A junior preferred stock will be entitled to receive quarterly dividends in an amount to be determined in accordance with the formula set forth in the certificate of designations. These dividend rights are cumulative. The Series A junior preferred stock rank junior in right of payment of dividends to the 9% Preferred Stock and to all other preferred stock issued by ML&Co., unless the terms of any other preferred stock provide otherwise. The holders of Units of the Series A junior preferred stock will have one vote per Unit on all matters submitted to the stockholders of ML&Co., subject to adjustment. If at any time dividends on any Units of the Series A junior preferred stock are in arrears for a number of periods, whether or not consecutive, which in the aggregate is equivalent to six calendar quarters, then during that period of default, the holders of all Units, voting separately as a class, will have the right to elect two directors to the Board of Directors of ML&Co. Additionally, whenever quarterly dividends or other dividends or distributions payable on the Series A junior preferred stock are in arrears, ML&Co. shall not, among other things, declare or pay dividends on or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares or capital stock of ML&Co. which ranks junior in right of payment to the Series A junior preferred stock, including the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of outstanding Units of the Series A junior preferred stock will be entitled to receive a distribution in an amount to be determined in accordance with the formula set forth in the certificate of designations before the payment of any distribution to the holders of common stock. The Units of Series A junior preferred stock are not redeemable. As of the date of this prospectus, there are no shares of Series A junior preferred stock outstanding.

Material Charter Provisions

   ML&Co.'s restated certificate of incorporation provides that, except under specified circumstances, ML&Co. may not merge or consolidate with any one or more corporations, joint-stock associations or non-stock corporations; sell, lease or exchange all or substantially all of its property and assets or dissolve without the affirmative vote of two-thirds of the entire Board of Directors of ML&Co. and the holders of a majority of the outstanding shares of common stock entitled to vote. Additionally, ML&Co.'s restated certificate of incorporation provides that specified business combinations involving ML&Co. and an interested stockholder or an affiliate or associate of that stockholder must be approved by 80% of the voting power of the outstanding shares of capital stock of ML&Co. entitled to vote generally in the election of directors. The vote of 80% of the voting power of the voting stock referred to in the immediately preceding sentence is required for amendment of these provisions. ML&Co.'s restated certificate of incorporation also provides that only the Board of Directors of ML&Co. has the authority to call special stockholder meetings.

   The foregoing provisions of ML&Co.'s restated certificate of incorporation may have the effect of delaying, deferring or preventing a change in control of ML&Co.

                      DESCRIPTION OF COMMON STOCK WARRANTS

   ML&Co. may issue warrants for the purchase of common stock ("Common Stock Warrants"). Each series of Common Stock Warrants will be issued under a common stock warrant agreement to be entered into between ML&Co. and a bank or trust company, as common stock warrant agent, all as set forth in the applicable prospectus supplement. A copy of the form of common stock warrant agreement, including the form of warrant certificates representing the Common Stock Warrants, reflecting the provisions to be included in the common stock warrant agreements that will be entered into with respect to particular offerings of Common Stock Warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the material provisions of the common stock warrant agreement and common stock warrant certificates are not complete, are subject to, and are qualified in their entirety by reference to, all of the provisions of the common stock warrant agreement and the common stock warrant certificates, including the definitions of terms.

Terms of the Common Stock Warrants

   The applicable prospectus supplement will describe the terms of the Common Stock Warrants being offered, the common stock warrant agreement relating to the Common Stock Warrants and the common stock warrant certificates, including the following:

    .  the offering price or prices;

    . the aggregate number of shares of common stock that may be purchased upon exercise of the Common Stock Warrants and minimum number of Common Stock Warrants that are exercisable;

    . the number of securities, if any, with which the Common Stock Warrants are being offered and the number of the Common Stock Warrants being offered with each security;

    . the date on and after which the Common Stock Warrants and the related securities, if any, will be transferable separately;

    . the number of shares of common stock purchasable upon exercise of each Common Stock Warrant, the price at which the common stock may be purchased, and events or conditions under which the number of shares purchasable may be adjusted;

    . the date on which the right to exercise the Common Stock Warrants will begin and the date on which the right to exercise will expire;

    . the circumstances, if any, which will cause the Common Stock Warrants to be deemed to be automatically exercised;

    .  any material risk factors relating to the Common Stock Warrants;

    .  the identity of the common stock warrant agent; and

    . any other terms of the Common Stock Warrants which are not inconsistent with the provisions of the common stock warrant agreement.

   Holders may exchange common stock warrant certificates for new common stock warrant certificates of different denominations, if in registered form, may present for registration of transfer, and may exercise the Common Stock Warrants, at the corporate trust office of the common stock warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of any Common Stock Warrants to purchase common stock, holders of the Common Stock Warrants will not have any rights of holders of common stock purchasable upon exercise of the Common Stock Warrants, including the right to receive payments of dividends, if any, on the common stock purchasable upon any exercise or the right to vote the underlying common stock.

   Prospective purchasers of Common Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The prospectus supplement relating to any issue of Common Stock Warrants will describe these considerations.

Book-Entry Procedures

   Except as may otherwise be provided in the applicable prospectus supplement, the Common Stock Warrants will be issued in the form of global common stock warrant certificates, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive definitive certificates representing Common Stock Warrants unless the depositary is unwilling or unable to continue as depositary, certain specified events of bankruptcy or insolvency occur with respect to ML&Co. or ML&Co. decides to have the Common Stock Warrants represented by definitive certificates. A beneficial owner's interest in a Common Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Common Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Common Stock Warrant will be effected only through the selling beneficial owner's brokerage firm.

Exercise of Common Stock Warrants

   Each Common Stock Warrant will entitle its holder to purchase a specific number of shares of common stock at the exercise price described in the applicable prospectus supplement. After the close of business on the date the right to exercise the Common Stock Warrants expires, or any later date if extended by ML&Co., unexercised Common Stock Warrants will become void.

   Common Stock Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and a properly completed and duly executed common stock warrant certificate at the corporate trust office of the common stock warrant agent or any other office indicated in the applicable prospectus supplement, ML&Co. will, as soon as practicable, issue and deliver the shares of common stock purchased upon exercise. If less than all of the Common Stock Warrants represented by any common stock warrant certificate are exercised, a new common stock warrant certificate will be issued for the remaining Common Stock Warrants.

Listing

   ML&Co. may list an issue of Common Stock Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.

Modifications

   ML&Co. and the common stock warrant agent may amend any common stock warrant agreement and the terms of the related Common Stock Warrants, without the consent of the holders of the Common Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or in any other manner which ML&Co. may deem necessary or desirable and which will not materially and adversely affect the interests of the common stock warrantholders.

   ML&Co. and the common stock warrant agent also may amend any common stock warrant agreement and the terms of the related Common Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected by amendment. However, without the consent of each of the common stock warrantholders affected, no amendment will be effective that:

  . shortens the period of time during which the Common Stock Warrants may be exercised;

  . otherwise materially and adversely affects the exercise rights of the common stock warrantholders; or

  . reduces the number of outstanding Common Stock Warrants the consent of whose holders is required to approve an amendment of the common stock warrant agreement or the terms of the related Common Stock Warrants.

Enforceability of Rights by common stock warrantholders

   Any common stock warrantholder may, without the consent of the related common stock warrant agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise its Common Stock Warrant.

                              PLAN OF DISTRIBUTION

   ML&Co. may sell securities:

  . to the public through MLPF&S, or through a group of underwriters managed or co-managed by, one or more underwriters, including MLPF&S,

  .  through MLPF&S as agent, or

  .  directly to purchasers.

   The prospectus supplement with respect to the securities of a particular series describes the terms of the offering of the securities, including the name of the agent or the name or names of any underwriters, the public offering or purchase price, any discounts and commissions to be allowed or paid to the agent or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or paid to dealers and any exchanges on which the securities will be listed. Only the agents or underwriters so named in the prospectus supplement are agents or underwriters in connection with the securities being offered. Under certain circumstances, ML&Co. may repurchase securities and reoffer them to the public as set forth above. ML&Co. may also arrange for repurchases and resales of the securities by dealers.

   If so indicated in the prospectus supplement, ML&Co. will authorize underwriters to solicit offers by certain institutions to purchase debt securities from ML&Co. pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and, unless ML&Co. otherwise agrees, the aggregate principal amount of debt securities sold pursuant to the contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of ML&Co. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered under that contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

   ML&Co. has agreed to indemnify any agent or underwriters against certain civil liabilities, including liabilities under the Securities Act or contribute to payments any agent or underwriters may be required to make.

   The distribution of securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   We have filed a registration statement on Form S-3 with the SEC covering the securities and other securities. For further information on ML&Co. and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

   The SEC allows us to incorporate by reference the information we file with them, which means:

  .  incorporated documents are considered part of the prospectus;

  . we can disclose important information to you by referring you to those documents; and

  . information that we file with the SEC will automatically update and supersede this incorporated information.

   We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  .  annual report on Form 10-K for the year ended December 31, 1999;

  .  quarterly report on Form 10-Q for the period ended March 31, 2000; and

  . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

   We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

  .  reports filed under Section 13(a) and (c) of the Exchange Act;

  . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

  .  any reports filed under Section 15(d) of the Exchange Act.

   You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

   You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

   You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone (212) 670-0432.

                                    EXPERTS

   The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer and sale is not permitted.            +
+                                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS

                                     [LOGO]

                           Merrill Lynch & Co., Inc.
               Structured Yield Product Exchangeable for Stock(SM)
                                   STRYPES(SM)

                                 ------------

            Offering of the STRYPES:                                      Distributions at Maturity:

 . We  will offer from time to time our                         . On the stated maturity date of each series of
  STRYPES, which are senior debt securities of                   STRYPES, or any earlier date described in the
  ML&Co. that are exchangeable into the                          applicable prospectus supplement, we will pay
  common stock or other securities of an                         and discharge the STRYPES by delivering to
  unaffiliated company.                                          you a number of shares of common stock or
                                                                 other securities of an unaffiliated company or
 . We will offer the STRYPES in series and on                     property determined in accordance with a
  terms determined by market conditions at the                   payment formula all as described in the
  time of sale. We will describe these terms in                  prospectus supplement.
  the prospectus supplement used to offer the
  specific series of STRYPES.                                  . Instead of delivering shares of common stock
                                                                 or other securities or property, we may deliver
 . Each series of STRYPES may be listed on a                      cash, or a combination of cash and the common
  national securities exchange described in the                  stock or other securities, with an equal value.
  prospectus supplement.


  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ------------

                  The date of this prospectus is       , 2000.

(SM)Service mark of Merrill Lynch & Co., Inc.

                           MERRILL LYNCH & CO., INC.

   We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

  .  securities brokerage, trading and underwriting;

  . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

  .  asset management;

  . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

  .  securities clearance services;

  .  equity, debt and economic research;

  . banking, trust and lending services, including mortgage lending and related services;

  .  insurance sales and underwriting services; and

  .  investment advisory and related recordkeeping services.

   We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

   Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

   If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

                                USE OF PROCEEDS

   We intend to use the net proceeds from the sale of the STRYPES for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of STRYPES. Our general corporate purposes may include financing the activities of our subsidiaries, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings and financing acquisitions. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that STRYPES being purchased for resale by our subsidiary Merrill Lynch, Pierce, Fenner & Smith Incorporated, referred to in this prospectus as MLPF&S, are not resold, the aggregate proceeds that we and our subsidiaries would receive would be reduced.

                      RATIO OF EARNINGS TO FIXED CHARGES

   In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

   The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                          Year Ended Last Friday
                               in December        For the Three
                         ------------------------  Months Ended
                         1995 1996 1997 1998 1999 March 31, 2000
                         ---- ---- ---- ---- ---- --------------
Ratio of earnings to
 fixed charges(a)....... 1.2  1.2  1.2  1.1  1.3       1.4

--------
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

   For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                          DESCRIPTION OF THE STRYPES

   Each issue of STRYPES will be a series of senior debt securities of ML&Co. to be issued under an indenture (the "1983 Indenture"), dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. For each series of STRYPES, ML&Co. and the trustee will enter into a supplemental indenture which will further amend and supplement the 1983 Indenture. Any supplemental indenture relating to a specific series of STRYPES and the 1983 Indenture are collectively referred to as the indenture. The following summary of the material provisions of the indenture is not complete and is qualified in its entirety by reference to the indenture.

Terms of the STRYPES

   The supplemental indenture will provide that ML&Co. may issue STRYPES of the related series from time to time under the indenture, up to a specified aggregate issue price, upon the satisfaction of certain conditions before issuance. The supplemental indenture will establish the terms of the related series of STRYPES, including:

  .  the issue price per STRYPES;

  .  the date on which the STRYPES will mature;

  . the consideration deliverable or payable with respect to each STRYPES, whether at maturity or upon earlier acceleration, and the formula or other method by which the amount of any consideration deliverable or payable will be determined;

  .  any fixed or variable rate or rates per annum;

  .  the interest payment dates;

  . any provisions for redemption, the redemption price and any remarketing arrangements;

  .  any sinking fund requirements;

  . whether the STRYPES are denominated or provide for payment in United States dollars or a foreign currency or units of two or more foreign currencies;

  . whether and under what circumstances ML&Co. will pay additional amounts ("Additional Amounts") under any STRYPES held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether ML&Co. has the option to redeem the affected STRYPES rather than pay any Additional Amounts;

  .  the title and series designation;

  .  whether the STRYPES are to be issued in global form;

  . the obligation of ML&Co. to pay and discharge the STRYPES at maturity by delivery of a number of shares of common stock or other securities or property (the "Underlying Securities") of an unaffiliated corporation or cash or a combination of cash and Underlying Securities with an equal value;

  . the formula or other method by which the consideration deliverable or payable at maturity of the STRYPES or any earlier date will be determined and the terms and conditions upon which any payment and discharge of the STRYPES will be effected.

   The terms of the specific series of STRYPES being offered will be described in the applicable prospectus supplement.

   Under the indenture, ML&Co., without the consent of holders of any STRYPES, is permitted to issue STRYPES with terms different from those of STRYPES previously issued and to reopen a previous series of STRYPES and issue additional STRYPES of that series.

   Issue price and interest, premium and Additional Amounts, if any, and Underlying Securities will be payable or deliverable in the manner, at the places and subject to the restrictions set forth in the indenture, the applicable supplemental indenture, the form of the STRYPES and the applicable prospectus supplement, provided that payment of any interest and any Additional Amounts may be made at the option of ML&Co. by check mailed to the holders of registered STRYPES at their registered addresses.

   Holders may present the STRYPES for exchange, and may present registered STRYPES for registration of transfer, in the manner, at the places and subject to the restrictions set forth in the indenture, the applicable supplemental indentures the form of the STRYPES and the applicable prospectus supplement. There will be no service charge for any registration of transfer or exchange of STRYPES, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Ranking

   The STRYPES will be unsecured obligations and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. Because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of the STRYPES, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize the claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Securities Exchange Act of 1934 and under rules of exchanges and other regulatory bodies.

Merger and Consolidation

   ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

  . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

    . pay or deliver the Underlying Securities, cash with an equal value or a combination of both in respect of, any interest and Additional Amounts on, and any other amounts payable with respect to, the STRYPES of each series; and

    . perform and observe all of ML&Co.'s obligations under the indenture, and

  . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

Limitations Upon Liens

   ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than any liens specifically permitted by the indenture, on the voting stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding STRYPES are secured equally and ratably with the secured indebtedness.

   "Voting Stock" is defined in the indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitations on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

   ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to the transaction, MLPF&S remains a Controlled Subsidiary.

   "Controlled Subsidiary" is defined in the indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

   In addition, ML&Co. may not permit MLPF&S to:

  . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

  . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Events of Default

   Unless otherwise specified in a prospectus supplement, each of the following will be an Event of Default under the indenture with respect to each series of STRYPES:

  . failure to pay and discharge the STRYPES of that series with the Underlying Securities or, if ML&Co. so elects, to pay an equivalent amount in cash instead of Underlying Securities when due;

  . failure to pay the redemption price or any redemption premium with respect to any STRYPES of that series when due;

  . failure to deposit any sinking fund payment, when and as due by the terms of any STRYPES of that series;

  . failure to pay any interest on or any Additional Amounts in respect of any STRYPES of that series when due, and continuing for 30 days;

  . failure to perform any other obligation of ML&Co. contained in the indenture for the benefit of that series or in the STRYPES of that series, continuing for 60 days after written notice has been given to ML&Co. by the trustee, or to ML&Co. and the trustee by the holders of at least 10% of the aggregate issue price of the outstanding STRYPES of that series, as provided in the indenture;

  .  specified events in bankruptcy, insolvency or reorganization of ML&Co.;
     and

  . any other Event of Default provided with respect to STRYPES of that series.

   Unless otherwise specified in a prospectus supplement, if an Event of Default occurs and is continuing for any series of STRYPES, the trustee or the holders of at least 25% in aggregate issue price of the outstanding STRYPES of that series, by notice as provided in the indenture, may declare an amount equal to the aggregate issue price of all the STRYPES of that series, the accrued interest on the STRYPES and all Additional Amounts payable with respect to the STRYPES of that series immediately due and payable in cash. The trustee or the holders of at least 25% in aggregate issue price of the outstanding STRYPES may declare these amounts due immediately as described in the preceding sentence without any other declaration or other action by the trustee or any holder. At any time after a declaration of acceleration, but before the trustee has obtained a judgment or decree based on acceleration, the holders of a majority of the aggregate issue price of the outstanding STRYPES of that series may, under certain circumstances, rescind and annul any acceleration if all Events of Default, other than the non-payment of the amount equal to the aggregate issue price of all the STRYPES of that series due by reason of acceleration, have been cured or waived as provided in the indenture. See "Modification and Waiver" below.

   The holders of a majority in aggregate issue price of the outstanding STRYPES of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on the trustee with respect to the STRYPES of that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of STRYPES of any series, unless the holders of that series shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any request or direction.

   Unless otherwise described in the applicable prospectus supplement, the STRYPES and other series of senior debt securities issued under the indenture will not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

   ML&Co. will be required to furnish to the trustee annually a statement as to the fulfillment by ML& Co. of its obligations under the indenture.

Modification and Waiver

   Unless otherwise specified in a prospectus supplement, ML&Co. and the trustee may modify and amend provisions in the indenture affecting a series of STRYPES with the consent of holders of at least 66 2/3% in aggregate issue price of the series of STRYPES affected. However, without the consent of each holder of any STRYPES affected, no amendment or modification to any indenture may:

  . change the maturity date or the stated maturity date or any installment of interest or Additional Amounts on any STRYPES or any premium payable on redemption, or change the redemption price,

  . reduce the amount of Underlying Securities payable with respect to any STRYPES or reduce the amount of cash, or cash and Underlying Securities, payable instead of Underlying Securities,

  . reduce the amount of interest or Additional Amounts payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration,

  . change the place or currency of payment of interest or Additional Amounts on, or any amount of cash payable with respect to, any STRYPES,

  . impair the right to institute suit for the enforcement of any payment on any STRYPES, including the payment of Underlying Securities with respect to any STRYPES,

  . reduce the percentage of the aggregate issue price of outstanding STRYPES of that series, the consent of whose holders is required to modify or amend the indenture,

  . reduce the percentage of the aggregate issue price of outstanding STRYPES of that series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults or

  .  modify the provisions with respect to modification and waiver.

   Except as provided in the indenture, no modification of or amendment to the indenture may adversely affect the rights of a holder of any other senior debt security without the consent of each holder affected.

   The holders of a majority of the aggregate issue price of each series of STRYPES may waive compliance by ML&Co. with certain restrictive provisions of the indenture. Any past default with respect to any series of STRYPES may be waived by the holders of a majority in aggregate issue price of the outstanding STRYPES of any series may waive any past default with respect to that series, except a default:

  . in the payment of the Underlying Securities or any other amounts due and payable or deliverable under the STRYPES of that series; or

  . in respect of an obligation of ML & Co. contained in, or a provision of, the indenture which cannot be modified under the terms of that indenture without the consent of each holder of each outstanding series of STRYPES affected.

Governing Law

   The indenture and the STRYPES will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

   ML&Co. may sell STRYPES to the public solely through MLPF&S or through a syndicate of underwriters of which MLPF&S is a member. The accompanying prospectus supplement describes the terms of the STRYPES being offered, including the public offering or purchase price, any discounts and commissions to be allowed or paid, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the STRYPES will be listed. Under certain circumstances, ML&Co. may repurchase STRYPES and reoffer them to the public as set forth above. ML&Co. may also arrange for repurchases and resales of the STRYPES by dealers.

   The underwriting of STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   We have filed a registration statement on Form S-3 with the SEC covering the STRYPES and other securities. For further information on ML&Co. and the STRYPES, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

   The SEC allows us to incorporate by reference the information we file with them, which means:

  .  incorporated documents are considered part of the prospectus;

  . we can disclose important information to you by referring you to those documents; and

  . information that we file with the SEC will automatically update and supersede this incorporated information.

   We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  .  annual report on Form 10-K for the year ended December 31, 1999;

  .  quarterly report on Form 10-Q for the period ended March 31, 2000; and

  . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

   We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

  .  reports filed under Sections 13(a) and (c) of the Exchange Act;

  . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

  .  any reports filed under Section 15(d) of the Exchange Act.

   You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

   You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

   You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc.,
222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                                    EXPERTS

   The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
+                                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS

                                     [LOGO]

                     % Trust Originated Preferred Securities

                    Merrill Lynch Preferred Capital Trust VI
                        Liquidation Amount $25 per TOPrS
            guaranteed to the extent described in this prospectus by
                           Merrill Lynch & Co., Inc.

                                  -----------

The TOPrS:                                              Distributions on the TOPrS:

 . TOPrS represent preferred ownership                    . Each TOPrS pays a quarterly distribution at
   interests in the assets of ML Trust. The sole            the rate of  %, or $  per TOPrS per year,
   assets of ML Trust will be the partnership               if ML Partnership pays distributions on the
   preferred securities of ML Partnership which             partnership preferred securities.
   represent preferred ownership interests in the
   assets of ML Partnership.                              . If ML Trust and ML Partnership redeem the
                                                            TOPrS and the partnership preferred
 . The sole assets of ML Partnership will be                securities, you will receive $25 plus
   the debentures issued by ML&Co. and its                  accumulated distributions for each TOPrS
   affiliates and cash and other permitted                  you own.
   securities described in this prospectus.
                                                          . If ML Trust redeems the TOPrS or is
 . The TOPrS and the partnership preferred                  liquidated, but ML Partnership does not
   securities do not have any stated maturity.              redeem the partnership preferred securities,
                                                            you will receive the partnership preferred
 . ML Trust will apply to have the TOPrS trade              securities rather than cash.
   on the New York Stock Exchange starting
   within 30 days after the TOPrS are issued.             . ML&Co. will guarantee the TOPrS to the
                                                            extent described in this prospectus.
 . Closing Date:

                       Investing in the TOPrS involves risks.
                        Please see "Risk Factors" on page 6.

                                                         Per TOPrS Total
                                                         --------- -----
     Public offering price.............................   $25.00   $
     Proceeds to ML Trust..............................   $25.00   $

    If you purchase the TOPrS and settlement occurs after       , 20 , you will
be required to pay accumulated distributions on the aggregate liquidation amount of your TOPrS at a rate of % per year from that date. Expenses of the
offering and underwriting commissions of $    per TOPrS, or $    per TOPrS for
sales of more than 10,000 TOPrS to a single purchaser, will be paid by ML&Co.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                              Merrill Lynch & Co.

                                  -----------

                    The date of this prospectus is   , 2000.

SM "TOPrS" and "Trust Originated Preferred Securities" are service marks owned by Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary Information--Q&A...................................................   3
Risk Factors...............................................................   6
Use of Proceeds............................................................  10
Ratio of Earnings to Fixed Charges of Merrill Lynch & Co., Inc.............  11
Merrill Lynch Preferred Capital Trust VI...................................  12
Merrill Lynch Preferred Funding VI, L.P. ..................................  14
Description of the TOPrS...................................................  16
Description of the Trust Guarantee.........................................  30
Description of the Partnership Preferred Securities........................  34
Description of the Partnership Guarantee...................................  47
United States Federal Income Taxation......................................  50
Underwriting...............................................................  55
Where You Can Find More Information........................................  56
Incorporation of Information We File with the SEC..........................  56
Legal Matters..............................................................  56
Experts....................................................................  58
Index of Defined Terms.....................................................  59
Index to Financial Statements.............................................. F-1

                            SUMMARY INFORMATION--Q&A

   This summary includes questions and answers that highlight selected information from the prospectus to help you understand the TOPrS. This summary may not contain all the information that may be important to you. You should carefully read this prospectus to fully understand the terms of the TOPrS, as well as the tax and other considerations that should be important to you in making a decision about whether to invest in the TOPrS. You should pay special attention to the "Risk Factors" section to determine whether an investment in the TOPrS is appropriate for you.

   In this prospectus:

   . references to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.,

   . references to "ML Trust " are to Merrill Lynch Capital Preferred Trust VI, and

   . references to "ML Partnership " are to Merrill Lynch Preferred Funding VI, L.P.

What are the TOPrS?

   Each TOPrS is a preferred interest in the assets of ML Trust. We will own all of the common securities of ML Trust. The sole assets of ML Trust will be the partnership preferred securities issued by ML Partnership, which represent preferred ownership interests in the assets of ML Partnership. ML Partnership will use substantially all of the proceeds from the sale of its partnership preferred securities and our capital contribution as general partner of ML Partnership to purchase debentures from us and one or more of our affiliates.

What is the ML Trust?

   ML Trust is a business trust established under Delaware law that exists for the sole purpose of issuing the TOPrS and investing the proceeds and engaging in incidental activities.

What is ML Partnership?

   ML Partnership is a limited partnership established under Delaware law. The assets of ML Partnership will be:

   .  the debentures issued by us and our affiliates; and

   .  cash and securities not issued by us or our affiliates.

We are the general partner of ML Partnership.

What distributions will I receive on the TOPrS?

   The TOPrS provide for a quarterly cash distribution at the rate of    % or
$   per year for each TOPrS you own. Distributions are payable on
each   ,   ,    and    ,     beginning       ,       . Distributions will
accumulate from the date ML Trust originally issues the TOPrS. Because the sole assets of ML Trust will be the partnership preferred securities of ML Partnership and substantially all of ML Partnership's assets will be the debentures issued by us and our affiliates, ML Trust's ability to pay distributions on the TOPrS is ultimately dependent upon our and our affiliates' ability to make interest payments on those debentures. If we or our affiliates exercise our right to defer making an interest payment on our debentures then held by ML Partnership, ML Partnership will not be able to pay any distributions on its preferred partnership securities and ML Trust will not be able to pay quarterly distributions to you until we resume making interest payments on those debentures.

   In addition, ML Partnership is required to pay dividends on its partnership preferred securities only if they are declared by us as general partner of ML Partnership. As a result, you may not receive any distributions on your TOPrS if ML Trust does not receive dividends on the partnership preferred securities.

What are the debentures?

   The debentures are long term loans made by ML Partnership to us or our affiliates from time to time. These debentures will be substantially all of ML Partnership's assets. The debentures that we issue to ML Partnership will be subordinated unsecured obligations of ours and will rank equally with all of our other subordinated unsecured obligations. The debentures issued by our affiliates to ML Partnership will be unsecured obligations of our affiliates and we will guarantee those obligations on a subordinated basis. We and our affiliates may exercise our right to defer interest payments on the debentures for a period of not more than six consecutive calendar quarters.

Can the TOPrS be redeemed?

   Yes. If ML Partnership redeems the partnership preferred securities, each TOPrS will be redeemed for $25 plus any accumulated and unpaid distributions to the date of redemption. ML Partnership can redeem the partnership preferred
securities in whole or in part from time to time on or after          .

   The trustees of ML Trust can elect to liquidate ML Trust and distribute the partnership preferred securities to you if at any time the specified changes in U.S. tax law or U.S. investment company law described in this prospectus occur.

   Additionally, we, as general partner of ML Partnership, have the right to redeem the partnership preferred securities and you will receive cash from the subsequent automatic redemption of the TOPrS if at any time the specified changes in U.S. tax law or U.S. investment company law described in this prospectus occur.

   Neither the partnership preferred securities nor the TOPrS can be redeemed at any time at the option of their holders. Neither the TOPrS nor the partnership preferred securities have any scheduled maturity.

Are there any risks associated with my investment?

   Yes, an investment in the TOPrS is subject to risk. Please refer to the section entitled "Risk Factors" in this prospectus for a description of these risks.

What happens if ML Trust doesn't pay distributions on the TOPrS?

   If you have not received a distribution on the TOPrS for six consecutive calendar quarters, during that period until all scheduled quarterly distributions are paid or set aside for payment to you, we may not declare or pay dividends on, acquire, or make a liquidation payment with respect to, any of our outstanding capital stock. In addition, we will not permit any of our finance subsidiaries to make any dividend payment on, any distribution with respect to, any acquisition of or any liquidation payment with respect to, any of their outstanding preferred securities.

   This limitation prevents us from paying cash or other dividends to the shareholders of our capital stock if payments are not being made on the TOPrS, any debenture issued by us or our affiliates and held by ML Partnership or the guarantees. However, these provisions will not restrict:

   . our ability to pay dividends or distributions on our capital stock in shares of, or options, warrants or rights to subscribe for or purchase shares of our capital stock;

   . our ability to convert or exchange our common stock of one class into our common stock of another class;

   . our ability to redeem or purchase any rights under a rights agreement described in this prospectus or issue preferred stock under those rights; and

   . the ability of us and our affiliates to purchase our capital stock in connection with transactions for the account of customers of ours or our affiliates or in connection with the distribution or trading of our capital stock.

What are the guarantees?

   We will guarantee, to the extent described in this prospectus:

   . declared distributions by ML Partnership to ML Trust and distribution of quarterly payments on the TOPrS by ML Trust to you to the extent ML Trust receives distributions on the partnership preferred securities;

   .  the redemption amount due to you if ML Trust redeems the TOPrS;

   .  the liquidation amount of the TOPrS if ML Trust is liquidated; and

   . interest payments on debentures issued by our affiliates and held by ML Partnership.

However, these guarantees do not apply to either:

   . current distributions on the partnership preferred securities unless and until ML Partnership declares distributions out of funds legally available for payment; or

   . liquidating distributions on the partnership preferred securities unless ML Partnership has assets available for payment.

   If ML Partnership does not declare distributions on the partnership preferred securities, ML Trust will not have sufficient funds to pay distributions on the TOPrS. In that case, you will have no right to receive those distributions because our guarantee does not cover the non-payment of distributions on the partnership preferred securities unless the distributions are declared.

   Our obligations under the guarantees are subordinate and junior in right of payment to all other of our liabilities and rank equally with our most senior preferred stock and similar guarantees of ours with respect to previous and future issues of TOPrS and other preferred stock by any other of our finance subsidiaries.

What happens if ML Trust is liquidated?

   If ML Trust is liquidated, other than in connection with any change in U.S. tax or investment company law described above, for each TOPrS you own, you will be entitled to receive $25 plus any accumulated and unpaid distributions per TOPrS.

Do I have voting rights?

   Generally, you will not have any voting rights, except under the limited circumstances described below. The holders of a majority of the TOPrS, however, subject to certain requirements, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee.

In what form will the TOPrS be issued?

   The TOPrS will be issued in the form of a global certificate or certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company also known as DTC. This means you will not receive a certificate for your TOPrS. Your interests in the TOPrS will be evidenced by, and transfers of the TOPrS will be effected only through, records maintained by the participants in DTC.

Can you tell me more about ML&Co.?

   Merrill Lynch & Co., Inc. is a holding company. Our subsidiary and affiliated companies provide investment, financing, insurance and related products on a global basis. Our principal executive offices are located at 4 World Financial Center, New York, New York 10080. Our telephone number is (212) 449-1000. For information about us, see the section "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section entitled "Where You Can Find More Information" in this prospectus.

Will the TOPrS be listed on an exchange?

   ML Trust has applied to list the TOPrS on the NYSE under the trading symbol " ". If approved for listing, trading on the NYSE will begin within 30 days after ML Trust issues the TOPrS. The listing of the TOPrS will not necessarily ensure that a liquid trading market will be available for the TOPrS.

                                  RISK FACTORS

      Your investment in the TOPrS will involve risks. You should carefully consider the following discussion of risks before deciding whether an investment in the TOPrS is suitable for you.

You will only receive distributions if distributions on the partnership preferred securities are declared

      ML Trust's ability to pay distributions on the TOPrS to you is dependent upon its receipt of distributions on the partnership preferred securities. If we or our affiliates defer or fail to make interest or principal payments on the debentures and we fail to make guarantee payments on the guarantees, ML Partnership will lack the funds necessary to pay distributions on the partnership preferred securities. If ML Partnership does not pay current distributions on the partnership preferred securities, either because we, as the general partner, did not declare distributions to be made or because ML Partnership lacks sufficient funds, ML Trust will not have funds to make current distributions on the TOPrS. If ML Trust does not make payments to you on the TOPrS, we will be restricted from, among other things, paying cash or certain other dividends on our capital stock.

There may be tax consequences to you if we fail to pay you distributions

      As a holder of the TOPrS, each of which represents a preferred ownership interest in the assets of ML Trust, even if ML Partnership fails to pay current distributions on the partnership preferred securities, you will be required to accrue income, for U.S. federal income tax purposes, on the cumulative deferred distributions and accumulated interest allocable to your proportionate share of the partnership preferred securities held by ML Trust. As a result, you will recognize income for U.S. federal income tax purposes in advance of the receipt of cash and will not receive the cash from ML Trust related to that distribution if you dispose of your TOPrS before the record date for the date on which those distributions are made.

You may not receive full distributions if ML Partnership has insufficient income or assets

      You are subject to the risk that the quarterly or liquidating distributions paid on the TOPrS will not match the rate paid on the assets held by ML Partnership, including the debentures and any other securities acquired by ML Partnership in the future.

      This mismatch could occur if:

      . we, as the general partner of ML Partnership, in our sole discretion, do not declare distributions on the partnership preferred securities or if ML Partnership receives insufficient amounts from its investments to pay the additional compounded distributions that will accumulate on any unpaid distributions,

      . ML Partnership reinvests the proceeds received from the assets it initially holds upon their retirement or at their maturities in other assets which do not generate income sufficient to pay full dividends in respect of the partnership preferred securities at a rate of % per annum, or

      . ML Partnership invests in assets that are not guaranteed by us and that cannot be liquidated by ML Partnership for an amount sufficient to pay any distributions on the partnership preferred securities in full or if ML Partnership does not make any distributions.

      ML Trust will not have sufficient funds available to pay you full quarterly or liquidating distributions on the TOPrS if ML Partnership lacks sufficient funds to make quarterly or liquidating distributions on the partnership preferred securities in full.

Our obligations under the guarantees and our debentures are subordinated

      Our obligations under the guarantees are unsecured and will rank in priority of payment:

      . subordinate and junior in right of payment to all of our other liabilities; and

      .  equally with:

         . any of our most senior preferred stock issued from time to time, and

         . similar guarantees of ours with respect to previous and future issues of TOPrS and other series of preferred stock by any of our finance subsidiaries.

      This means that our obligations under the guarantees will not be paid unless we can satisfy in full all of our other obligations ranking senior to the guarantees.

      Our obligations under our debentures issued to ML Partnership are subordinate and junior in right of payment to all of our senior indebtedness.
At                , we had outstanding senior indebtedness aggregating
approximately $   billion which would have ranked senior to our obligations
under the guarantees and our debentures.

      There are no terms in the TOPrS, the partnership preferred securities, the guarantees or the debentures that limit our ability to incur additional indebtedness, including indebtedness that ranks senior to the guarantees.

ML Trust's and ML Partnership's investments are not diversified

      Because the investments of ML Trust and ML Partnership are not diversified, you are subject to a greater risk that their assets will not generate sufficient income to pay current and liquidating distributions on the TOPrS and the partnership preferred securities than you would with a vehicle whose investments were diversified and less exposed to the risk that non-payment on any particular investment asset would impair its ability to pay distributions to holders of its capital stock.

Redemption of the TOPrS or the partnership preferred securities may affect your return

      If your TOPrS are exchanged for the partnership preferred securities,

      . the trading value of the partnership preferred securities may be lower than the trading value of the TOPrS which may result in a lower return upon your sale of the partnership preferred securities; and

      . you may incur an additional tax liability in excess of what you originally contemplated.

      Your TOPrS may be redeemed for cash or you may receive the partnership preferred securities in exchange for your TOPrS in the event that:

      (1) a change in U.S. tax law occurs which causes:

          . ML Trust to be subject to U.S. federal income tax on the distributions it receives or accrues on the partnership preferred securities;

          . ML Partnership to be subject to U.S. federal income tax on the income or interest payments it receives or accrues on the investments it holds;

          . ML Trust or ML Partnership to be subject to more than a minimal amount of other taxes, duties or governmental charges; or

        . interest payable by us or any of our affiliates on the debentures then held by ML Partnership to not be deductible for U.S. federal income tax purposes; or

    (2) a change in U.S. investment company law occurs which requires ML Trust or ML Partnership to register as an investment company.

      Because you may receive partnership preferred securities upon the occurrence of one of the events described above, in connection with your investment decision with regard to the TOPrS, you are also making an investment decision with regard to the partnership preferred securities. You should carefully review all the information regarding the partnership preferred securities contained in this prospectus.

Enforcement of certain rights by or on your behalf is limited

      The special representative's ability to take action on your behalf under our guarantee of the partnership preferred securities is limited, and it is uncertain that you would receive a distribution on the TOPrS even if the special representative took any action or was successful in recovering funds under our guarantee. This is because under no circumstances will the special representative have authority to cause the general partner to declare distributions on the partnership preferred securities. As a result, although the special representative may be able to enforce ML Partnership's creditors' rights to accelerate and receive payments in respect of our and our affiliates' debenture and our guarantee of those debentures, rather than being required to declare and make distributions on the partnership preferred securities, ML Partnership would be entitled to reinvest those payments in additional debentures of ours and our affiliates, subject to satisfying the reinvestment criteria.

      If at any time:

            . you have not received a distribution on the TOPrS for six consecutive calendar quarters;

            . an event of default occurs and is continuing on any debenture issued by us or our affiliates and then held by ML Partnership; and

            . we default on our obligations under our guarantee of the TOPrS or the partnership preferred securities;

      then:

            . you would rely on the enforcement by the property trustee of its rights, as a holder of the partnership preferred securities, against us, as guarantor of the partnership preferred securities, including the right to direct the special representative to enforce

               (1) ML Partnership's creditors' rights and other rights with respect to our and our affiliate's debentures and our guarantee of those debentures,

               (2) the rights of the holders of the partnership preferred securities under our guarantee of the partnership preferred securities, and

               (3) the rights of the holders of the partnership preferred securities to receive distributions, only if and to the extent declared out of funds legally available for payment, on the partnership preferred securities, and

            . ML Trustee under our guarantee of the TOPrS will have the right to enforce the terms of the guarantee.

You have limited voting rights

      As a holder of the TOPrS you will have limited voting rights and will not be entitled to vote to appoint, change, or to increase or decrease the number of trustees of ML Trust. As holder of all of ML Trust's common securities, those rights are ours exclusively.

There is no prior market for the TOPrS

      This series of TOPrS constitutes a new issue of securities with no established trading market. ML Trust has applied to list the TOPrS on the NYSE. There can be no assurance that an active market for the TOPrS will develop or be sustained in the future on the NYSE. Although the underwriters have indicated to us that they intend to make a market in the TOPrS, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, there is no assurance that a trading market for the TOPrS will exist and no assurance as to the liquidity of any trading market.

      We will only sell the TOPrS to those investors for whom the TOPrS are considered suitable in light of their particular circumstances.

                           MERRILL LYNCH & CO., INC.

      We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

          .  securities brokerage, trading and underwriting;

          . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

          .  asset management;

          . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

          .  securities clearance services;

          .  equity, debt and economic research;

          . banking, trust and lending services, including mortgage lending and related services;

          .  insurance sales and underwriting services; and

          .  investment advisory and related recordkeeping services.

      We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

      Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

      If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

                                USE OF PROCEEDS

      ML Trust will use the proceeds that it receives from the sale of the TOPrS and its common securities to purchase the partnership preferred securities, and those proceeds will be used by ML Partnership to invest in debentures and other permitted investments. See "Description of the Partnership Preferred Securities--Partnership Investments". We and our affiliates, the issuers of the debentures, intend to use the net proceeds from the sale of the debentures for general corporate purposes. Our general corporate purposes may include financing the activities of our subsidiaries, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings and financing acquisitions. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that TOPrS being purchased for resale by MLPF&S are not resold, the aggregate proceeds that we and our subsidiaries would receive would be reduced.

        RATIO OF EARNINGS TO FIXED CHARGES OF MERRILL LYNCH & CO., INC.

      In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

      The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                          Year Ended Last Friday
                               in December        For the Three
                         ------------------------  Months Ended
                         1995 1996 1997 1998 1999 March 31, 2000
                         ---- ---- ---- ---- ---- --------------
Ratio of earnings to
 fixed charges(a)....... 1.2  1.2  1.2  1.1  1.3       1.4

--------
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                    MERRILL LYNCH PREFERRED CAPITAL TRUST VI

      Merrill Lynch Preferred Capital Trust VI is a statutory business trust formed under the Delaware Business Trust Act, as amended, pursuant to a declaration of trust and the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 7, 1998; the declaration will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part. The declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Upon issuance of the TOPrS, the purchasers of the TOPrS will own all the TOPrS issued by ML Trust. See "Description of the TOPrS". ML&Co. will acquire ML Trust's common securities in an amount equal to at least 3% of the total capital of ML Trust. ML Trust will use all the proceeds derived from the issuance of the TOPrS and the common securities (collectively, the "Trust Securities") to purchase the partnership preferred securities from ML Partnership and, accordingly, the assets of ML Trust will consist solely of the partnership preferred securities. ML Trust exists for the exclusive purpose of:

          . issuing the Trust Securities representing undivided beneficial ownership interests in the assets of ML Trust,

          . investing the gross proceeds of the Trust Securities in the partnership preferred securities, and

          . engaging in only those other activities necessary or incidental to the foregoing purposes.

      Under the declaration, there will initially be four trustees for ML
Trust.

          . Two regular trustees who will be individuals who are employees or officers of or who are affiliated with ML&Co.

          . A property trustee who will be a financial institution that is unaffiliated with ML&Co. and is the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act.

          . The Delaware trustee who will be an entity that maintains its principal place of business in the State of Delaware.

      Initially, The Chase Manhattan Bank, a New York banking corporation, will act as property trustee, and its affiliate, Chase Manhattan Bank Delaware, a Delaware corporation, will act as Delaware trustee until, in each case, removed or replaced by the holder of the common securities. For purposes of compliance with the Trust Indenture Act, The Chase Manhattan Bank will also act as trustee under the Trust Guarantee, as defined in this prospectus, as property trustee under the declaration and as trustee under the indenture under which the ML&Co. Debenture, as defined in this prospectus, is issued.

      The property trustee will hold title to the partnership preferred securities for the benefit of the holders of the Trust Securities, and the property trustee will have the power to exercise all rights, powers and privileges with respect to the partnership preferred securities under the Amended and Restated Agreement of Limited Partnership to be entered into by ML&Co. and ML Trust as the holder of the partnership preferred securities. In addition, the property trustee will maintain exclusive control of the property account which is a segregated non-interest bearing bank account to hold all payments made in respect of the partnership preferred securities for the benefit of the holders of the Trust Securities. The trust guarantee trustee will hold the Trust Guarantee for the benefit of the holders of the TOPrS. ML&Co., as the holder of all the common securities, will have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees, provided that at least one trustee shall be a Delaware trustee, at least one trustee shall be the property trustee and at least one trustee shall be a regular trustee. ML&Co. will pay all fees and expenses related to the organization and operations of ML Trust, including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other domestic taxing authority upon ML Trust, other than withholding taxes, and the offering of the TOPrS and be responsible for all debts and obligations of ML Trust, other than those obligations with respect to the Trust Securities.

      For so long as the TOPrS remain outstanding, ML&Co. will be obligated to:

    .  maintain 100% direct ownership of the common securities,

    . cause ML Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration, and

    . use its commercially reasonable efforts to ensure that ML Trust will not be

      (A) an investment company for purposes of the Investment Company Act of 1940, as amended, or

      (B) classified as other than a grantor trust for United States Federal income tax purposes.

      The rights of the holders of the TOPrS, including economic rights, rights to information and voting rights, are as set forth in the declaration and the Delaware Trust Act. See "Description of the TOPrS". The declaration and the Trust Guarantee also incorporate by reference the terms of the Trust Indenture Act.

      The location of the principal executive office of ML Trust is c/o Merrill Lynch & Co., Inc., 4 World Financial Center, New York, New York 10080, and its telephone number is (212) 449-1000.

                    MERRILL LYNCH PREFERRED FUNDING VI, L.P.

      Merrill Lynch Preferred Funding VI, L.P. is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act, as amended, on December 7, 1998 for the exclusive purposes of purchasing debt securities of ML&Co. and wholly-owned subsidiaries of ML&Co. (the "Affiliate Investment Instruments") and other permitted investments, with the proceeds from the sale of partnership preferred securities to ML Trust and a capital contribution from ML&Co. in exchange for the general partner interest in ML Partnership. Under the certificate of limited partnership, as amended, and the limited partnership agreement, ML&Co. is the sole general partner of ML Partnership. Upon the issuance of the partnership preferred securities, which securities represent limited partner interests in ML Partnership, ML Trust will be the sole limited partner of ML Partnership. Contemporaneously with the issuance of the partnership preferred securities, ML&Co. as general partner will contribute capital to ML Partnership in an amount sufficient to establish its initial capital account at an amount equal to at least 15% of the total capital of ML Partnership.

      ML Partnership is managed by ML&Co. as general partner and exists for the sole purpose of:

    .  issuing its partnership interests,

    . investing the proceeds from the sale of the partnership preferred securities in Affiliate Investment Instruments and other eligible debt securities, as described in this prospectus, and

    . engaging in only those other activities necessary or incidental for these purposes.

      To the extent that aggregate payments to ML Partnership on its investments exceed distributions accumulated or payable with respect to the partnership preferred securities, ML Partnership may at times have excess funds which shall be allocated to and may, in ML&Co.'s sole discretion, be distributed to ML&Co.

      For so long as the partnership preferred securities remain outstanding, ML&Co. will be obligated under the limited partnership agreement:

    . to remain the sole general partner of ML Partnership and to maintain 100% direct ownership of the general partner's interest in ML Partnership, which interest will at all times represent at least 1% of the total capital of ML Partnership,

    . to cause ML Partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the limited partnership agreement, and

    . to use its commercially reasonable efforts to ensure that ML Partnership will not be,

      . an investment company for purposes of the Investment Company Act or

      . an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

      ML&Co. or the then general partner may transfer its obligations as general partner to a wholly-owned direct or indirect subsidiary of ML&Co. provided that:

    . the successor entity expressly accepts the transfer of the obligations as general partner, and

    . before any transfer, ML&Co. has received an opinion of nationally recognized independent counsel to ML Partnership experienced in these matters to the effect that:

      (A) ML Partnership will be treated as a partnership for United States Federal income tax purposes;

      (B) any transfer would not cause ML Trust to be classified as an association taxable as a corporation for United States Federal income tax purposes;

      (C) following any transfer, ML&Co. and the successor entity will be in compliance with the Investment Company Act without being subject to registration as an investment company; and

      (D) any transfer will not adversely affect the limited liability of the holders of the partnership preferred securities.

      The rights of the holders of the partnership preferred securities, including economic rights, rights to information and voting rights, are set forth in the limited partnership agreement and the Delaware Limited Partnership Act. See "Description of the Partnership Preferred Securities".

      The limited partnership agreement provides that the general partner will have liability for the fees and expenses of ML Partnership, including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other domestic taxing authority upon ML Partnership, other than withholding taxes, and be responsible for all debts and obligations of ML Partnership, other than with respect to the partnership preferred securities. Under Delaware law, assuming a limited partner in a Delaware limited partnership such as ML Partnership, i.e., a holder of the partnership preferred securities, does not participate in the control of the business of the limited partnership, that limited partner will not be personally liable for the debts, obligations and liabilities of the limited partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the limited partnership, subject to any obligation such limited partner may have to repay any funds that may have been wrongfully distributed to it. ML Partnership's business and affairs will be conducted by ML&Co. as general partner.

      The location of the principal executive offices of ML Partnership is c/o Merrill Lynch & Co., Inc., 4 World Financial Center, New York, New York 10080 and its telephone number is (212) 449-1000.

                            DESCRIPTION OF THE TOPrS

      The TOPrS will be issued under the terms of the declaration. The declaration will be qualified as an indenture under the Trust Indenture Act. The property trustee, The Chase Manhattan Bank, will act as trustee for the TOPrS under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the TOPrS will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the TOPrS is not complete and is subject to, and qualified in its entirety by reference to, the declaration, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, the Delaware Trust Act and the Trust Indenture Act.

      The TOPrS will be issued in fully registered form without coupons. The TOPrS will not be issued in bearer form. See "--Book-Entry Only Issuance--The Depository Trust Company".

      The declaration authorizes the regular trustees of ML Trust to issue the Trust Securities, which represent undivided beneficial ownership interests in the assets of ML Trust. Title to the partnership preferred securities will be held by the property trustee for the benefit of the holders of the Trust Securities.

      The declaration does not permit ML Trust to:

      .  acquire any assets other than the partnership preferred securities,

      .  issue any securities other than the Trust Securities, or

      .  incur any indebtedness.

The payment of distributions out of money held by ML Trust, and payments out of money held by ML Trust upon redemption of the TOPrS or liquidation of ML Trust, are guaranteed by ML&Co. to the extent described under "Description of the Trust Guarantee".

      The Trust Guarantee will be held by The Chase Manhattan Bank, the trust guarantee trustee, for the benefit of the holders of the TOPrS. The Trust Guarantee does not cover payment of distributions when ML Trust does not have sufficient available funds to pay such distributions. In any event of non-payment, holders of the TOPrS will have the remedies described below under "-- Trust Enforcement Events".

Distributions

      The distribution rate on the TOPrS will be fixed at a rate per annum of % of the stated liquidation amount of $25 per TOPrS and will be paid if, as and when ML Trust has funds available for distribution. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at a rate per annum equal to %. The term "distribution" as used in this prospectus includes any compounded amounts unless otherwise stated or the context otherwise requires. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Distributions on the TOPrS will be cumulative, will accumulate from the
date of initial issuance and will be payable quarterly in arrears on each    ,
   ,     and    , commencing     ,     if, as and when available for payment,
by the property trustee, except as otherwise described below. If distributions are not paid when scheduled, the accumulated distributions shall be paid to the holders of record of the TOPrS as they appear on the books and records of ML Trust on the record date with respect to the payment date for the TOPrS which corresponds to the payment date fixed by ML Partnership with respect to the payment of cumulative distributions on the partnership preferred securities.

      Distributions on the TOPrS will be made to the extent that ML Trust has funds available for the payment of the distributions in the property account. Amounts available to ML Trust for distribution to the holders of the TOPrS will be limited to payments received by ML Trust from ML Partnership with respect to the partnership preferred securities or from ML&Co. on ML&Co.'s guarantee on the TOPrS (the "Trust Guarantee") or its guarantee on the partnership preferred securities (the "Partnership Guarantee") as described in this prospectus. Distributions on the partnership preferred securities will be paid only if, as and when declared in the sole discretion of ML&Co., as the general partner of ML Partnership. Under the limited partnership agreement, ML&Co. is not obligated to declare distributions on the partnership preferred securities at any time, including upon or following a Partnership Enforcement Event. See "Description of Partnership Preferred Securities--Partnership Enforcement Events".

      The assets of ML Partnership will consist only of Affiliate Investment Instruments, which initially will be the debentures issued by ML&Co. and another wholly-owned subsidiary of ML&Co., and other eligible debt securities. To the extent that the issuers and, where applicable, ML&Co., as guarantor, of the securities in which ML Partnership invests defer or fail to make any payment in respect of the securities or, if applicable, the guarantees, ML Partnership will not have sufficient funds to pay and will not declare or pay distributions on the partnership preferred securities. If ML Partnership does not declare and pay distributions on the partnership preferred securities out of funds legally available for distribution, ML Trust will not have sufficient funds to make distributions on the TOPrS, in which event the Trust Guarantee will not apply to those distributions until ML Trust has sufficient funds available to pay those distributions. See "Description of the Partnership Preferred Securities--Distributions" and "Description of The Trust Guarantee". In addition, ML Partnership may not have sufficient funds to pay current or liquidating distributions on the partnership preferred securities if:

      . at any time that ML Partnership is receiving current payments in respect of the securities held by ML Partnership, including the debentures, ML&Co, in its sole discretion, does not declare distributions on the partnership preferred securities and ML Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the partnership preferred securities,

      . ML Partnership reinvests the proceeds received in respect of the debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the partnership preferred securities, or

      . ML Partnership invests in debt securities of Investment Affiliates, as defined below, that are not guaranteed by ML&Co. and that cannot be liquidated by ML Partnership for an amount sufficient to pay the distributions in full.

      Distributions on the TOPrS will be payable to their holders as they appear on the books and records of ML Trust on the relevant record dates, which will be one Business Day, as defined below, before the relevant payment dates. These distributions will be paid through the property trustee who will hold amounts received in respect of the partnership preferred securities in the property account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the declaration, each payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the TOPrS do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the TOPrS is not a Business Day, payment of the distribution payable on that date will be made on the next succeeding day which is a Business Day, without any interest or other payment in respect of the distribution subject to delay, except that, if that Business Day falls in the next succeeding calendar year, the relevant payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on that date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

Trust Enforcement Events

      The occurrence, at any time, of:

      . the non-payment of distributions on the TOPrS for six consecutive quarterly distribution periods,

      . a default by ML&Co. in respect of any of its obligations under the Trust Guarantee, or

      . a Partnership Enforcement Event under the limited partnership agreement,

will constitute an enforcement event under the declaration with respect to the Trust Securities (a "Trust Enforcement Event"); provided, that under the declaration, the holder of the common securities will be deemed to have waived any Trust Enforcement Event with respect to the common securities until all Trust Enforcement Events with respect to the TOPrS have been cured, waived or otherwise eliminated. Until any Trust Enforcement Event with respect to the TOPrS have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the TOPrS and only the holders of the TOPrS will have the right to direct the property trustee with respect to certain matters under the declaration and, in the case of a Partnership Enforcement Event, the special representative with respect to certain matters under the limited partnership agreement. See "Description of the Partnership Preferred Securities--Partnership Enforcement Events" for a description of the events which will trigger the occurrence of a Partnership Enforcement Event.

      Upon the occurrence of a Trust Enforcement Event,

      . the property trustee, as the holder of the partnership preferred securities, shall have the right to enforce the terms of the partnership preferred securities, including the right to direct the special representative to enforce:

         . ML Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and ML&Co.'s guarantee of the Affiliate Investment Instruments (the "Investment Guarantees", and together with the Trust Guarantee and the Partnership Guarantee, the "Guarantees"),

         . the rights of the holders of the partnership preferred securities under the Partnership Guarantee, and

         . the rights of the holders of the partnership preferred securities to receive distributions on the partnership preferred securities, only if and to the extent declared out of funds legally available for the payment of distributions, and

      . the trust guarantee trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the restriction on the payment of distributions by ML&Co. and its finance subsidiaries on its securities as described in the Trust Guarantee.

      If the property trustee fails to enforce its rights under the partnership preferred securities after a holder of the TOPrS has made a written request, that holder may directly institute a legal proceeding against ML Partnership and the special representative to enforce the property trustee's rights under the partnership preferred securities without first instituting any legal proceeding against the property trustee, ML Trust or any other person or entity. In addition, for so long as ML Trust holds any partnership preferred securities, if the special representative fails to enforce its rights on behalf of ML Partnership under the Affiliate Investment Instruments after a holder of the TOPrS has made a written request, any holder may on behalf of ML Partnership directly institute a legal proceeding against the Investment Affiliates under the Affiliate Investment Instruments, without first instituting any legal proceeding against the property trustee, ML Trust, the special representative or ML Partnership. In any event, for so long as ML Trust is the holder of any partnership preferred securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an

Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument or the failure of ML&Co. to make any required payment when due on any Investment Guarantee, then a holder of the TOPrS may on behalf of ML Partnership directly institute a proceeding against the Investment Affiliate with respect to any Affiliate Investment Instrument or against ML&Co. with respect to any the Investment Guarantee, in each case for enforcement of payment.

      Under no circumstances, however, shall the special representative have authority to cause ML&Co to declare distributions on the partnership preferred securities. As a result, although the special representative may be able to enforce ML Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, subject to satisfying the reinvestment criteria described under "Description of the Partnership Preferred Securities--Partnership Investments", ML Partnership would be entitled to reinvest any payments in additional Affiliate Investment Instruments and other eligible debt securities, rather than declaring and making distributions on the partnership preferred securities.

      ML&Co. and ML Trust are each required to file annually with the property trustee an officer's certificate as to its compliance with all conditions and obligations under the declaration.

Mandatory Redemption

      At the option of ML&Co., ML Partnership may redeem the partnership
preferred securities, in whole or in part, at any time on or after   ,    or at
any time in certain circumstances upon the occurrence of a Partnership Special Event. Upon the redemption of the partnership preferred securities either at the option of ML&Co. or under to a Partnership Special Event, the proceeds from the repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the partnership preferred securities so redeemed at an amount per Trust Security equal to $25 plus accumulated and unpaid distributions; provided, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days notice of any redemption. See "Description of the Partnership Preferred Securities--General" and "--Optional Redemption".

Trust Special Event Redemption or Distribution

      If, at any time, a Trust Tax Event or a Trust Investment Company Event (each as defined below, and each, a "Trust Special Event") occurs and is continuing, the regular trustees shall, unless the partnership preferred securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of such Trust Special Event elect to either:

    (1) dissolve ML Trust upon not less than 30 nor more than 60 days notice with the result that, after satisfaction of creditors of ML Trust, if any, partnership preferred securities would be distributed on a pro rata basis to the holders of the TOPrS and the common securities in liquidation of the holders' interests in ML Trust; provided, however, that if at the time there is available to ML Trust the opportunity to eliminate, within the 90-day period, the Trust Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of ML&Co. has or will cause no adverse effect on ML Trust, ML Partnership, ML&Co. or the holders of the Trust Securities and will involve no material cost, ML Trust will pursue that measure in lieu of dissolution or

    (2) cause the TOPrS to remain outstanding, provided that in the case of this clause (2), ML&Co. shall pay any and all expenses incurred by or payable by ML Trust attributable to ML Trust Special Event.

Furthermore, if in the case of the occurrence of a Trust Tax Event, the regular trustees have received an opinion of nationally recognized independent tax counsel experienced in these matters that there is more than an insubstantial risk that interest payable by one or more of the Investment Affiliates with respect to the debentures issued by any Investment Affiliate is not, or will not be, deductible by any Investment Affiliate for United States Federal income tax purposes even if the partnership preferred securities were distributed to the holders of the Trust Securities in liquidation of the holders' interests in ML Trust as described above, then ML&Co. shall have the right, within 90 days following the occurrence of the Trust Tax Event, to elect to cause ML Partnership to redeem the partnership preferred securities in whole, but not in part, for cash upon not less than 30 nor more than 60 days notice and promptly following any redemption, the Trust Securities will be redeemed by ML Trust at the redemption price.

      "Trust Tax Event" means that ML&Co. shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent tax counsel experienced in these matters to the effect that there has been:

    . an amendment to, change in or announced proposed change in the laws, or any regulations under those laws of the United States or any political subdivision or taxing authority of that jurisdiction,

    . a judicial decision interpreting, applying, or clarifying these laws or regulations,

    . an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action, or

    . a threatened challenge asserted in connection with an audit of ML&Co. or any of its subsidiaries, ML Partnership, or ML Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the debentures, the partnership preferred securities, or the TOPrS, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of this prospectus (collectively a "Tax Action"), which Tax Action relates to any of the items described in (1) through (3) below, and that following the occurrence of any Tax Action there is more than an insubstantial risk that:

     (1) ML Trust is, or will be, subject to United States Federal income tax with respect to income accrued or received on the partnership preferred securities,

     (2) ML Trust is, or will be, subject to more than a minimal amount of other taxes, duties or other governmental charges or

     (3) interest payable by an Investment Affiliate with respect to the Affiliate Investment Instrument issued by the Investment
         Affiliate is not, or will not be, deductible by the Investment Affiliate for United States Federal income tax purposes.

      Recently, the Internal Revenue Service asserted that the interest payable on a security issued in circumstances with certain similarities to the issuance of the debentures issued by the Investment Affiliates to ML Partnership was not deductible for United States Federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the IRS's position on this matter. If this matter were to be litigated and the Tax Court were to sustain the IRS's position on this matter, the judicial decision could constitute a Trust Tax Event, which could result in an early redemption of the TOPrS.

      "Trust Investment Company Event" means that ML&Co. shall have requested and received and shall have delivered to the regular trustees an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that as a result of the occurrence on or after the date of this prospectus of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), ML Trust is or will be considered an investment company which is required to be registered under the Investment Company Act.

     If the partnership preferred securities are distributed to the holders of the TOPrS, ML&Co. will use its best efforts to cause the partnership preferred securities to be listed on the NYSE or on any other national securities exchange or similar organization as the TOPrS are then listed or quoted.

     On the date fixed for any distribution of partnership preferred securities, upon dissolution of ML Trust,

     .  the Trust Securities will no longer be deemed to be outstanding, and

     . certificates representing the Trust Securities will be deemed to represent the partnership preferred securities having a liquidation preference equal to the stated liquidation amount of the Trust Securities until the certificates are presented to ML&Co. or its agent for transfer or reissuance.

     There can be no assurance as to the market price for the partnership preferred securities which may be distributed in exchange for TOPrS if a dissolution and liquidation of ML Trust were to occur. Accordingly, the partnership preferred securities which an investor may subsequently receive on dissolution and liquidation of ML Trust may trade at a discount to the price of the TOPrS exchanged.

Redemption Procedures

     ML Trust may not redeem fewer than all of the outstanding TOPrS unless all accumulated and unpaid distributions have been paid on all TOPrS for all quarterly distribution periods terminating on or before the date of redemption.

     If ML Trust gives a notice of redemption in respect of the TOPrS, which notice will be irrevocable, and if ML&Co. has paid to the property trustee a sufficient amount of cash in connection with the related redemption of the partnership preferred securities, then, by 12:00 noon, New York City time, on the redemption date, ML Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay the redemption amount to holders of the TOPrS. See "--Book-Entry Only Issuance--The Depository Trust Company". If notice of redemption shall have been given and funds are deposited as required, then upon the date of deposit, all rights of holders of any TOPrS so called for redemption will cease, except the right of the holders of those TOPrS to receive the redemption price, but without interest. In the event that any date fixed for redemption of the TOPrS is not a Business Day, then payment of the amount payable on that date will be made on the next succeeding day which is a Business Day, without any interest or other payment in respect of the amount payable subject to delay, except that, if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of the TOPrS is improperly withheld or refused and not paid either by ML Trust or by ML&Co. under the Trust Guarantee described under "Description of the Trust Guarantee", distributions on the TOPrS will continue to accumulate from the original redemption date to the date of payment.

     In the event that fewer than all of the outstanding TOPrS are to be redeemed, the TOPrS will be redeemed in accordance with the procedures of DTC. See "--Book-Entry Only Issuance--The Depository Trust Company". In the event that the TOPrS do not remain in book-entry only form and fewer than all of the outstanding TOPrS are to be redeemed, the TOPrS shall be redeemed on a pro rata basis or pursuant to the rules of any securities exchange on which the TOPrS are listed.

      Subject to the foregoing and applicable law, including, without limitation, United States Federal securities laws, ML&Co. or its subsidiaries may at any time and from time to time purchase outstanding TOPrS by tender, in the open market or by private agreement.

Subordination of the Common Securities

      Payment of amounts upon liquidation of the Trust Securities shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that upon:

      . the occurrence of an event of default by an Investment Affiliate, including ML&Co., under any Affiliate Investment Instrument, or

      . default by ML&Co. on any of its obligations under any guarantee described in this prospectus, the holders of the TOPrS will have a preference over the holders of the common securities with respect to payments upon liquidation of ML Trust.

      In the case of any Trust Enforcement Event, the holder of the common securities will be deemed to have waived the Trust Enforcement Event until all Trust Enforcement Events with respect to the TOPrS have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the TOPrS have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the TOPrS and not on behalf of the holder of the common securities, and only the holders of the TOPrS will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

      In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of ML Trust, the holders of the TOPrS will be entitled to receive out of the assets of ML Trust, after satisfaction of liabilities to creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25 per TOPrS plus accumulated and unpaid distributions to the date of payment, unless, in connection with ML Trust's liquidation, partnership preferred securities have been distributed on a pro rata basis to the holders of the Trust Securities.

      If, upon ML Trust's liquidation, the liquidation distribution can be paid only in part because ML Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by ML Trust on the TOPrS shall be paid on a pro rata basis. The holders of the common securities will be entitled to receive distributions upon liquidation pro rata with the holders of the TOPrS, except in the limited circumstances described above under "--Subordination of the Common Securities".

      Under to the declaration, ML Trust shall terminate:

      (1) upon the bankruptcy of ML&Co.,

      (2) upon the filing of a certificate of dissolution or the equivalent with respect to ML&Co., the filing of a certificate of cancellation with respect to ML Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of ML&Co. and the expiration of 90 days after the date of revocation without reinstatement,

      (3) upon the distribution of all of the partnership preferred securities upon the occurrence of a Trust Special Event,

      (4) upon the entry of a decree of a judicial dissolution of ML&Co. or ML Trust, or

      (5) upon the redemption of all the Trust Securities.

Voting Rights

      Except as described in this prospectus, under the Delaware Trust Act, the Trust Indenture Act and under "Description of The Trust Guarantee--Amendments and Assignment", and as otherwise required by law and the declaration, the holders of the TOPrS will have no voting rights.

      Subject to the requirement of the property trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the TOPrS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee, as holder of the partnership preferred securities, to:

      . exercise the remedies available to it under the limited partnership agreement as a holder of the partnership preferred securities, including the right to direct the special representative to exercise its rights in the manner described above under "--Trust Enforcement Events", and

      . consent to any amendment, modification, or termination of the limited partnership agreement or the partnership preferred securities where consent is required; provided, however, that where a consent or action under the limited partnership agreement would require the consent or act of the holders of more than a majority of the aggregate liquidation preference of partnership preferred securities affected, only the holders of the percentage of the aggregate stated liquidation amount of the Trust Securities which is at least equal to the percentage required under the limited partnership agreement may direct the property trustee to give consent or take action on behalf of ML Trust. See "Description of the Partnership Preferred Securities--Voting Rights".

      The property trustee shall notify all holders of the TOPrS of any notice of any Partnership Enforcement Event received from ML&Co., as general partner with respect to the partnership preferred securities and the Affiliate Investment Instruments. The notice shall state that the Partnership Enforcement Event also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy as described above, the property trustee shall be under no obligation to take any of the actions described in immediately preceding clauses above unless the property trustee has obtained an opinion of independent tax counsel to the effect that as a result of that action, ML Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes and that after that action each holder of Trust Securities will continue to be treated as owning an undivided beneficial ownership interest in the partnership preferred securities.

      A waiver of a Partnership Enforcement Event with respect to the partnership preferred securities held by the property trustee will constitute a waiver of the corresponding Trust Enforcement Event.

      Any required approval or direction of holders of the TOPrS may be given at a separate meeting of holders of the TOPrS convened for that purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The regular trustees will cause a notice of any meeting at which holders of the TOPrS are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of the TOPrS. Each notice will include a statement setting forth the following information:

      (1) the date of the meeting or the date by which any action is to be taken;

      (2) a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of the matter upon which written consent is sought; and

      (3) instructions for the delivery of proxies or consents.

No vote or consent of the holders of the TOPrS will be required for ML Trust to redeem and cancel the TOPrS or distribute partnership preferred securities in accordance with the declaration.

      Notwithstanding that holders of the TOPrS are entitled to vote or consent under any of the circumstances described above, any of the Trust Securities that are beneficially owned at that time by ML&Co. or any entity directly or indirectly controlled by, or under direct or indirect common control with, ML&Co., except for TOPrS purchased or acquired by ML&Co. or its affiliates in connection with transactions effected by or for the account of customers of ML&Co. or any of its subsidiaries or in connection with the distribution or trading of the TOPrS, shall not be entitled to vote or consent and shall, for purposes of any vote or consent, be treated as if the Trust Securities were not outstanding; provided, however, that persons, other than affiliates of ML&Co., to whom ML&Co. or any of its subsidiaries have pledged the TOPrS may vote or consent with respect to the pledged TOPrS pursuant to the terms of the pledge.

      The procedures by which holders of the TOPrS represented by the global certificates may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company".

      Holders of the TOPrS will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by ML&Co., as the holder of all of the common securities.

Merger, Consolidation or Amalgamation of ML Trust

      ML Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. ML Trust may, with the consent of a majority of the regular trustees and without the consent of the holders of the Trust Securities, the property trustee or the Delaware trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that:

    (1) if ML Trust is not the surviving entity, the successor entity either:

      . expressly assumes all of the obligations of ML Trust under the Trust Securities, or

      . substitutes for the TOPrS other securities having substantially the same terms as the TOPrS, so long as the successor securities rank the same as the Trust Securities rank with respect to distributions, assets and payments,

    (2) ML&Co. expressly acknowledges a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the partnership preferred securities,

    (3) the TOPrS or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the TOPrS are then listed or quoted,

    (4) any merger, consolidation, amalgamation or replacement does not cause the TOPrS, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

    (5) any merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the TOPrS, including any successor securities, in any material respect,

    (6) the successor entity has a purpose substantially identical to that of ML Trust,

    (7) ML&Co. guarantees the obligations of the successor entity under the successor securities to the same extent as provided by the Trust Guarantee and

     (8) before any merger, consolidation, amalgamation or replacement, ML&Co. has received an opinion of a nationally recognized independent counsel to ML Trust experienced in these matters to the effect that:

                . any merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the TOPrS, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity,

                . following any merger, consolidation, amalgamation or replacement, neither ML Trust nor the successor entity will be required to register as an investment company under the Investment Company Act,

                . following any merger, consolidation, amalgamation or replacement, ML Trust, or any successor trust, will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes, and

                . following any merger, consolidation, amalgamation or replacement, ML Partnership will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

Notwithstanding the foregoing, ML Trust shall not, except with the consent of holders of 100% in liquidation amount of the TOPrS, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if any consolidation, amalgamation, merger or replacement would cause ML Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

Modification of the Declaration

      The declaration may be modified and amended if approved by a majority of the regular trustees, and in the circumstances described in the declaration, the property trustee and the Delaware trustee. However, if any proposed amendment provides for, or the regular trustees otherwise propose to effect,

     (1) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the declaration or otherwise, or

     (2) the dissolution, winding-up or termination of ML Trust other than under the terms of the declaration,

then, in each case, the holders of the Trust Securities voting together as a single class will be entitled to vote on the amendment or proposal and the amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected; provided, further that if any amendment or proposal referred to in clause (2) above would adversely affect only the TOPrS or the common securities, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of that class of Trust Securities.

      The declaration may be amended without the consent of the holders of the Trust Securities to:

      .  cure any ambiguity,

      . correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of the declaration,

      .  add to the restrictions or obligations of the sponsor,

          . conform to any change in the Investment Company Act, the Trust Indenture Act or the rules or regulations under either law and

          . modify, eliminate and add to any provision of the declaration to the extent as may be necessary or desirable;

provided that no amendment shall have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities.

      Notwithstanding the foregoing, no amendment or modification may be made to the declaration if the amendment or modification would

          . cause ML Trust to fail to be classified as a grantor trust for United States Federal income tax purposes,

          . cause ML Partnership to be classified as an association or publicly traded partnership taxable as a corporation for those purposes,

          . reduce or otherwise adversely affect the powers of the property trustee, or

          . cause ML Trust or ML Partnership to be deemed an investment company which is required to be registered under the Investment Company Act.

Book-Entry Only Issuance--The Depository Trust Company

 Description of the Global Certificates

      DTC will act as securities depository for the TOPrS and, to the extent distributed to the holders of the TOPrS, the partnership preferred securities. The TOPrS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates, representing the total aggregate number of TOPrS, will be issued and will be deposited with DTC.

 DTC Procedures

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Purchases of the TOPrS within the DTC system must be made by or through participants, which will receive a credit for the TOPrS on DTC's records. The ownership interest of each beneficial owner of the TOPrS is in turn to be recorded on the participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants or indirect participants through which the beneficial owners purchased TOPrS. Transfers of ownership interests in the TOPrS are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the TOPrS, except in the event that use of the book-entry system for the TOPrS is discontinued.

      DTC has no knowledge of the actual beneficial owners of the TOPrS; DTC's records reflect only the identity of the participants to whose accounts the TOPrS are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

      So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the TOPrS being represented for all purposes under the declaration and the TOPrS. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the declaration.

      DTC has advised ML&Co. that it will take any action permitted to be taken by a holder of the TOPrS, including the presentation of the TOPrS for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global certificates are credited and only in respect of such portion of the aggregate liquidation amount of the TOPrS as to which the participant or participants has or have given the direction. Also, if there is a Trust Enforcement Event under the TOPrS, DTC will exchange the global certificates for certificated securities, which it will distribute to its participants in accordance with its customary procedures.

      Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices in respect of the TOPrS held in book-entry form will be sent to Cede & Co. If less than all of the TOPrS are being redeemed, DTC will determine the amount of the interest of each participant to be redeemed in accordance with its procedures.

      Although voting with respect to the TOPrS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the TOPrS. Under its usual procedures, DTC would mail an omnibus proxy to ML Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the TOPrS are allocated on the record date identified in a listing attached to the omnibus proxy.

      Distributions on the TOPrS held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participants and indirect participants and not of DTC, ML Trust or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of ML Trust, disbursement of those payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of participants and indirect participants.

      Except as described, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of the TOPrS. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the TOPrS.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither ML&Co. nor ML Trust will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the TOPrS at any time by giving notice to ML Trust. Under these circumstances, in the event that a successor securities depository is not obtained, the TOPrS certificates are required to be printed and delivered to the property trustee. Additionally, ML Trust, with the consent of ML&Co., may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the TOPrS will be printed and delivered to the property trustee. In each of the above circumstances, ML&Co. will appoint a paying agent with respect to the TOPrS.

      The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global TOPrS as represented by a global certificate.

      The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for the accuracy of the information.

Payment

      Payments in respect of the TOPrS represented by the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, payments shall be made by check mailed to the address of the holder entitled to receive the payment as the holder's address shall appear on the register. The paying agent shall be permitted to resign as paying agent upon 30 days written notice to the regular trustees. In the event that The Chase Manhattan Bank shall no longer be the paying agent, the regular trustees shall appoint a successor to act as paying Agent which shall be a bank or trust company.

Registrar, Transfer Agent, and Paying Agent

      The property trustee will act as registrar, transfer Agent and paying agent for the TOPrS.

      Registration of transfers of the TOPrS will be effected without charge by or on behalf of ML Trust, but upon payment and with the giving of any indemnity as ML Trust or ML&Co. may require, in respect of any tax or other government charges which may be imposed in relation to it.

      ML Trust will not be required to register or cause to be registered the transfer of the TOPrS after the TOPrS have been called for redemption.

Information Concerning the Property Trustee

      The property trustee, before the occurrence of a default with respect to the Trust Securities, undertakes to perform only the duties as are specifically set forth in the declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to these provisions, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of the TOPrS, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred in connection with the exercise of any powers. The holders of the TOPrS will not be required to offer any indemnity in the event the holders, by exercising their voting rights, direct the property trustee to take any action following a Trust Enforcement Event.

Governing Law

      The declaration and the TOPrS will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

      The regular trustees are authorized and directed to conduct the affairs of and to operate ML Trust in such a way that ML Trust will not be deemed to be an investment company required to be registered under the Investment Company Act or characterized as other than a grantor trust for United States Federal income tax purposes. In this connection, the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the declaration that the regular trustees determine in their discretion to be necessary or desirable for those purposes as long as such action does not adversely affect the interests of the holders of the TOPrS.

      Holders of the TOPrS have no preemptive rights.

                       DESCRIPTION OF THE TRUST GUARANTEE

      Set forth below is a summary of material information concerning the Trust Guarantee which will be executed and delivered by ML&Co. for the benefit of the holders from time to time of the TOPrS. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which is filed as an exhibit to the registration statement of which this prospectus is a part. The Trust Guarantee incorporates by reference the terms of, and will be qualified as an indenture under, the Trust Indenture Act. The Chase Manhattan Bank, as the trust guarantee trustee, will hold the Trust Guarantee for the benefit of the holders of the TOPrS and will act as indenture trustee for the purposes of compliance with the Trust Indenture Act.

      Under the Trust Guarantee, ML&Co. will irrevocably agree, on a subordinated basis and to the extent set forth in the Trust Guarantee, to pay in full to the holders of the TOPrS, except to the extent paid by ML Trust, as and when due, regardless of any defense, right of set off or counterclaim which ML Trust may have or assert, the following payments (the "Trust Guarantee Payments"), without duplication:

      . any accumulated and unpaid distributions on the TOPrS to the extent ML Trust has funds available for distribution,

      . the redemption price with respect to any TOPrS called for redemption by ML Trust, to the extent ML Trust has funds available for payment, and

      . upon a voluntary or involuntary dissolution, winding-up or termination of ML Trust, other than in connection with the distribution of partnership preferred securities to the holders of the TOPrS or the redemption of all of the TOPrS, the lesser of:

         (1) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the TOPrS and

         (2) the amount of assets of ML Trust remaining available for distribution to holders of the TOPrS upon the liquidation of ML Trust.

      ML&Co.'s obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by ML&Co. to the holders of the TOPrS or by causing ML Trust to pay these amounts to holders.

      The Trust Guarantee will be a guarantee on a subordinated basis with respect to the TOPrS from the time of issuance of the TOPrS but will only apply to any payment of distributions or the redemption price, or to payments upon the dissolution, winding-up or termination of ML Trust, to the extent ML Trust shall have funds available. If ML Partnership fails to declare distributions on the partnership preferred securities, ML Trust would lack available funds for the payment of distributions or amounts payable on redemption of the TOPrS or otherwise, and in such event holders of the TOPrS would not be able to rely upon the Trust Guarantee for payment of these amounts. Instead, holders of the TOPrS will have the remedies described under "Description of the TOPrS--Trust Enforcement Events", including the right to direct the trust guarantee trustee to enforce the restriction of payments by ML&Co. and its finance subsidiaries on its capital stock. See "--Obligations of ML&Co." below.

      The Guarantees, when taken together with the debentures issued by ML&Co. and ML&Co.'s obligations to pay all fees and expenses of ML Trust and ML Partnership, constitute a guarantee to the extent set forth in this prospectus by ML&Co. of the distribution, redemption and liquidation payments payable to the holders of the TOPrS. The Guarantees do not apply, however, to current distributions by ML Partnership unless and until these distributions are declared by ML Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in ML Partnership, each as more fully described under "Risk Factors--Insufficient Income or Assets Available to Partnership".

Obligations of ML&Co.

      Under the Trust Guarantee, ML&Co. will agree that, if

      . for any distribution period, full distributions on a cumulative basis on any TOPrS have not been paid,

      . an event of default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing, or

      . it is in default of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment Guarantee,

then, during that period:

      . it may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest, except for:

            (1) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class,

            (2) redemptions or purchases of any rights pursuant to the rights agreement dated as of December 2, 1997 between ML&Co. and The Chase Manhattan Bank (the "Rights Agreement") and the issuance of preferred stock under those rights and

            (3) purchases or acquisitions by ML&Co. or its affiliates in connection with transactions effected by or for the account of customers of ML&Co. or any of its subsidiaries or in connection with the distribution or trading of its capital stock or comparable equity interest; and

      . it may not make, permit any finance subsidiary to make, or make any payments that would enable any finance subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any finance subsidiary.

Events of Default; Enforcement of Trust Guarantee

      An event of default under the Trust Guarantee will occur upon the failure of ML&Co. to perform any of its payment or other obligations set forth in the Trust Guarantee.

      The holders of a majority in liquidation amount of the TOPrS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust guarantee trustee or to direct the exercise of any trust or power conferred upon the trust guarantee trustee under the trust guarantee. If the trust guarantee trustee fails to enforce its rights under the Trust Guarantee after a holder of the TOPrS has made a written request, the holder may institute a legal proceeding directly against ML&Co. to enforce the trust guarantee trustee's rights under the Trust Guarantee, without first instituting a legal proceeding against ML Trust, the trust guarantee trustee or any other person or entity. In any event, if ML&Co. has failed to make a guarantee payment under the Trust Guarantee, a holder of the TOPrS may directly institute a proceeding in the holder's own name against ML&Co. for enforcement of the Trust Guarantee for payment.

Status of the Trust Guarantee; Subordination

      The Trust Guarantee will constitute an unsecured obligation of ML&Co. and will rank subordinate and junior in right of payment to all other liabilities of ML&Co. and will rank equally with the most senior preferred stock, if any, issued from time to time by ML&Co., with similar guarantees issued by ML&Co. in connection with:

    . the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I,

    . the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II,

    . the $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III,

    . the $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV,

    . the $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V,

    . the (Yen)10,000,000,000 aggregate liquidation amount of Trust Originated Preferred Securities issued by Merrill Lynch Yen TOPrS Trust I, and

    . with any guarantee now or hereafter entered into by ML&Co. in respect of any preferred stock of any other Finance Subsidiary.

      "Finance Subsidiary" means Merrill Lynch Preferred Capital Trust I, Merrill Lynch Preferred Capital Trust II, Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV, Merrill Lynch Preferred Capital Trust V, Merrill Lynch Yen TOPrS Trust I and any other wholly-owned subsidiary of ML&Co. the principal purpose of which is to raise capital for ML&Co. by issuing securities that are guaranteed by ML&Co. and the proceeds of which are loaned to or invested in ML&Co. or one or more of its affiliates.

      Accordingly, the rights of the holders of the TOPrS to receive payments under the Trust Guarantee will be subject to the rights of the holders of any obligations of ML&Co. that are senior in priority to the obligations under the Trust Guarantee. Furthermore, the holders of obligations of ML&Co. that are senior to the obligations under the Trust Guarantee, including, but not limited to, obligations constituting senior indebtedness of ML&Co., will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Trust Guarantee that inure to the holders of senior indebtedness as against the holders of the ML&Co. Debenture. The terms of the TOPrS that each holder of the TOPrS, by acceptance, agrees to the subordination provisions and other terms of the Trust Guarantee.

      The Trust Guarantee will constitute a guarantee of payment and not of collection. That is, the guaranteed party may directly institute a legal proceeding against ML&Co. to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the TOPrS, in which case no vote will be required, the Trust Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding TOPrS. The manner of obtaining any approval of holders of the TOPrS will be as set forth under "Description of the TOPrS--Voting Rights". All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of ML&Co. and shall inure to the benefit of the holders of the TOPrS then outstanding. Except in connection with permitted merger or consolidation of ML&Co. with or into another entity or permitted sale, transfer or lease of ML&Co.'s assets to another entity in which the surviving corporation, if other than ML&Co., assumes ML&Co.'s obligations under the Trust Guarantee, ML&Co. may not assign its rights or delegate its obligations under the Trust Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the TOPrS then outstanding.

Termination of The Trust Guarantee

      The Trust Guarantee will terminate as to each holder of the TOPrS upon:

      .  full payment of the redemption price of all the TOPrS,

      . distribution of the partnership preferred securities held by ML Trust to the holders of the TOPrS or

      . full payment of the amounts payable in accordance with the declaration upon liquidation of ML Trust.

      The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the TOPrS must restore payment of any sum paid under the TOPrS or the Trust Guarantee.

Information Concerning the Trust Guarantee Trustee

      The trust guarantee trustee, before the occurrence of a default with respect to the Trust Guarantee, undertakes to perform only those duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to that provision, the trust guarantee trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of TOPrS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in connection with the exercise of those powers.

Governing Law

      The Trust Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

              DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES

      All of the partnership interests in ML Partnership, other than the partnership preferred securities acquired by ML Trust, are owned directly by ML&Co. Initially, ML&Co. will be the sole general partner of ML Partnership. The limited partnership agreement authorizes and creates the partnership preferred securities, which represent limited partner interests in ML Partnership. The limited partner interests represented by the partnership preferred securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over ML&Co.'s interest in ML Partnership.

      Except as otherwise described in this prospectus or provided in the limited partnership agreement, the limited partnership agreement does not permit ML Partnership to issue any additional partnership interests or to incur any indebtedness.

      The summary of certain material terms and provisions of the partnership preferred securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the limited partnership agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, and the Delaware Limited Partnership Act.

Distributions

      Holders of partnership preferred securities will be entitled to receive cumulative cash distributions, if, as and when declared by ML&Co., as general partner, in its sole discretion out of assets of ML Partnership legally available for payment. The distributions payable on each partnership preferred security will be fixed at a rate per annum of % of the stated liquidation preference of $25 per partnership preferred security. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at the rate per annum equal to %. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Distributions on the partnership preferred securities will be payable
quarterly in arrears on     ,     ,     , and      of each year, commencing
    ,     . If distributions are not declared and paid when scheduled, the accumulated distributions shall be paid to the holders of record of partnership preferred securities as they appear on the books and records of ML Partnership on the record date with respect to the payment date for the partnership preferred securities.

      ML Partnership's earnings available for distribution to the holders of the partnership preferred securities will be limited to payments made on the Affiliate Investment Instruments and Investment Guarantees and payments on other eligible debt securities in which ML Partnership has invested from time to time. See "--Partnership Investments". To the extent that the issuers and, where applicable, ML&Co., as guarantor, of the securities in which ML Partnership invests fail to make any payment in respect of the securities or, if applicable, the guarantees, ML Partnership will not have sufficient funds to pay and will not declare or pay distributions on the partnership preferred securities, in which event the Partnership Guarantee will not apply to those distributions until ML Partnership has sufficient funds available for distribution. See "Description of the Partnership Guarantee". In addition, distributions on the partnership preferred securities may be declared and paid only as determined in the sole discretion of ML&Co. as general partner of ML Partnership. If ML Partnership fails to declare and pay distributions on the partnership preferred securities out of funds legally available for distribution, ML Trust will not have sufficient funds to make distributions on the TOPrS, in which event the Trust Guarantee will not apply to those distributions until ML Trust has sufficient funds available. In addition, ML Partnership may not have sufficient funds to pay current or liquidating distributions on the partnership preferred securities if:

      . at any time that ML Partnership is receiving current payments in respect of the securities held by ML Partnership including the debentures, ML&Co., in its sole discretion, does not declare distributions on the partnership preferred securities and ML Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the partnership preferred securities,

      . ML Partnership reinvests the proceeds received in respect of the debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the partnership preferred securities, or

      . ML Partnership invests in debt securities of Investment Affiliates that are not guaranteed by ML&Co. and that cannot be liquidated by ML Partnership for an amount sufficient to pay any distributions in full.

      Distributions on the partnership preferred securities will be payable to holders as they appear on the books and records of ML Partnership on the relevant record dates, which, as long as the TOPrS remain or, in the event that ML Trust is liquidated in connection with a Trust Special Event, as long as the partnership preferred securities remain, in book-entry only form, will be one Business Day before the relevant payment dates. In the event the TOPrS, or in the event that ML Trust is liquidated in connection with a Trust Special Event, the partnership preferred securities, shall not continue to remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the partnership preferred securities is not a Business Day, then payment of the distribution payable on that date will be made on the next succeeding day that is a Business Day and without any interest or other payment in respect of any delay, except that, if that Business Day is in the next succeeding calendar year, that payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on that date.

Partnership Enforcement Events

      If one or more of the following events shall occur and be continuing (each a "Partnership Enforcement Event"):

      . The non-payment of distributions on the partnership preferred securities for six consecutive quarterly periods,

      . ML&Co. is in default on any of its obligations under the Partnership Guarantee or any Investment Guarantee or

      . an Investment Event of Default occurs and is continuing on any Affiliate Investment Instrument,

then the property trustee, for so long as the partnership preferred securities are held by the property trustee, will have the right, or holders of the partnership preferred securities will be entitled by the vote of a majority in aggregate liquidation preference of the holders:

      . under the limited partnership agreement to enforce the terms of the partnership preferred securities, including the right to appoint and authorize a special representative of ML Partnership and the limited partners to enforce:

         (1) ML Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees,

         (2) the rights of the holders of the partnership preferred securities under the Partnership Guarantee and

         (3) the rights of the holders of the partnership preferred securities to receive distributions on the partnership preferred securities, only if and to the extent declared out of funds legally available for distribution, and

      . under the Partnership Guarantee to enforce the terms of the Partnership Guarantee, including the right to enforce the covenant restricting certain payments by ML&Co. and Finance Subsidiaries.

      If the special representative fails to enforce its rights under the Affiliate Investment Instruments after a holder of partnership preferred securities has made a written request, the holder of record of partnership preferred securities may directly institute a legal proceeding against ML&Co. to enforce the rights of the special representative and ML Partnership under the Affiliate Investment Instruments without first instituting any legal proceeding against the special representative, ML Partnership or any other person or entity. In any event, if a Partnership Enforcement Event has occurred and is continuing and this event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument, then a holder of partnership preferred securities may on behalf of ML Partnership directly institute a proceeding against the Investment Affiliate with respect to the Affiliate Investment Instrument for enforcement of payment. A holder of partnership preferred securities may also bring a direct action against ML&Co. to enforce the holder's right under the Partnership Guarantee. See "Description of the Partnership Guarantee--Events of Default; Enforcement of Partnership Guarantee".

      Under no circumstances, however, shall the special representative have authority to cause ML&Co. to declare distributions on the partnership preferred securities. As a result, although the special representative may be able to enforce ML Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, ML Partnership would be entitled to reinvest those payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under "--Partnership Investments", and Eligible Debt Securities, rather than declaring and making distributions on the partnership preferred securities. The special representative shall not, by virtue of acting in such capacity, be admitted as a general partner in ML Partnership or otherwise be deemed to be a general partner in ML Partnership and shall have no liability for the debts, obligations or liabilities of ML Partnership.

Partnership Investments

      ML Partnership will use approximately 99% of the proceeds from the issuance of the partnership preferred securities and ML&Co.'s contemporaneous capital contribution to purchase the debentures and the remaining 1% of the initial partnership proceeds will be used to purchase Eligible Debt Securities. ML Partnership's purchase of the debentures will occur contemporaneously with the issuance of the partnership preferred securities.

      The initial Affiliate Investment Instruments purchased by the Partnership will consist of two or more debt instruments. ML&Co. anticipates that approximately 85% of the Initial Partnership Proceeds will be used to purchase a debenture of ML&Co. (the "ML&Co. Debenture"), and approximately 14% of the initial partnership proceeds will be used to purchase debentures of one or more eligible controlled affiliates of ML&Co. Each debenture is expected to have a
term of 20 years and to provide for interest payable on     ,     ,      and
     of each year, commencing      , at market rates for the debentures. The
debentures will be general unsecured debt obligations of the relevant issuer, except that the ML&Co. Debenture will rank subordinate and junior to all senior indebtedness of ML&Co.

      The payment of interest on each of the debentures may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. If an issuer were to defer the payment of interest, interest would continue to accrue and compound at the stated interest rate on the applicable debenture. The debentures will contain covenants appropriate for unsecured debt securities issued or guaranteed by similar borrowers pursuant to a public offering or private placement under Rule 144A of the Securities Act of a comparable debt security, including a limitation on consolidation, merger and sale or conveyance of assets. The debentures will contain redemption provisions that correspond to the redemption provisions applicable to the partnership preferred securities, including an option to redeem the debentures by the
relevant issuer, in whole or in part, from time to time, on or after   ,   ,
and following the occurrence of a Partnership Special Event, in each case, in the same manner described under "Optional Redemption" and " Partnership Special Event Redemption". The debentures, and any other Affiliate Investment Instruments that are debt instruments acquired by ML Partnership in the future, will also contain customary events of default, including:

      . events of default for defaults in payments on the securities when due, provided that no default shall occur upon a valid deferral of an interest payment by an issuer,

      . defaults in the performance of the relevant issuer's obligations under its debenture or Affiliate Investment Instruments, as the case may be, and

      . certain bankruptcy, insolvency or reorganization events, subject to customary exceptions and grace periods.

      The payment of interest and principal when due and other payment terms of the debentures other than the ML&Co. Debenture, will be guaranteed to the extent described in this prospectus (each, an "Investment Guarantee") by ML&Co. for the benefit of the holders of partnership preferred securities. See "-- Investment Guarantees".

      ML Partnership will invest approximately 1% of the initial partnership proceeds in eligible debt securities. These eligible debt securities will comprise cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with ML&Co. which evidence any of the following:

      . any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing;

      . commercial paper issued pursuant to Section 3(a)(3) of the Securities Act and having, at the time of the investment or contractual commitment to invest therein, a rating from each of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") in the highest investment rating category granted by such rating agency and having a maturity not in excess of nine months;

      . demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

      . repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company which is an Eligible Institution and the deposits of which are insured by the FDIC; and

      . any other security which is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the Investment Company Act at the time it is acquired by ML Partnership.

      "Eligible Institution" means, a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, which has either:

      . a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody's or

      . a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by S&P and P-1 by Moody's,

and whose deposits are insured by the FDIC or whose the parent has a long-term or short-term unsecured debt rating which signifies investment grade and whose deposits are insured by the FDIC.

      ML Partnership may, from time to time and subject to the restrictions described below, reinvest payments received with respect to the Affiliate Investment Instruments and the eligible debt securities in additional Affiliate Investment Instruments and eligible debt securities. As of the date of this prospectus,

ML&Co., as the General Partner, does not intend to cause ML Partnership to reinvest regularly scheduled, periodic payments of interest or dividends received by ML Partnership in the manner described below, although there can be no assurance that ML&Co.'s intention in respect of any reinvestments will not change in the future.

      The fairness of specific terms of all Affiliate Investment Instruments will be passed upon by an independent financial advisor which will be a nationally recognized accounting firm, bank or investment banking firm that does not, and whose directors, officers, employees and affiliates do not, have a direct or indirect material equity interest in ML&Co. or any of its subsidiaries.

      ML Partnership may reinvest in additional Affiliate Investment Instruments only if certain procedures and criteria are satisfied with respect to each Affiliate Investment Instrument, including the satisfaction of the following conditions:

      (1) ML Partnership did not hold debt securities of the issuer of the proposed Affiliate Investment Instrument within the three-year period ending on the date of proposed investment;

      (2) there was never a default on any debt obligation of, or arrearages of dividends on preferred stock issued by, the issuer of the proposed Affiliate Investment Instrument that was previously or is currently owned by ML Partnership;

      (3) the applicable terms and provisions with respect to the proposed Affiliate Investment Instrument have been determined by the independent financial advisor to be at least as favorable as terms which could be obtained by ML Partnership in a public offering or private placement under Rule 144A of the Securities Act of a comparable security issued by the relevant Investment Affiliate and guarantees, if any; and

      (4) the requesting Investment Affiliate shall not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the Investment Company Act or is otherwise an eligible recipient of funds directly or indirectly from ML Trust pursuant to an order issued by the SEC.

      The term "Investment Affiliate" means ML&Co. or any corporation, partnership, limited liability company or other entity that is controlled by ML&Co., other than ML Partnership or ML Trust. If ML Partnership is unable to reinvest payments and proceeds from Affiliate Investment Instruments in additional Affiliate Investment Instruments meeting the above criteria, ML Partnership may only invest those funds in eligible debt securities, subject to restrictions of applicable law, including the Investment Company Act.

Investment Guarantees

      ML&Co. will agree to execute and deliver an Investment Guarantee, on a subordinated basis, for the benefit of the holders of partnership preferred securities with respect to each debenture issued by an Investment Affiliate, other than the ML&Co. Debenture, to the extent set forth below. The Investment Guarantees shall be enforceable regardless of any defense, right of set-off or counterclaim that ML&Co. may have or assert. The Investment Guarantees will be full and unconditional guarantees, to the extent set forth in this prospectus, with respect to the applicable Debentures from the time of issuance. To the extent that, as described above, ML Partnership invests in additional Affiliate Investment Instruments, the determination as to whether the Affiliate Investment Instrument will contain an Investment Guarantee will be made at the date of its issuance and will be based, among other things, upon its approval by the independent financial advisor in accordance with the reinvestment criteria described above.

      The Investment Guarantees will constitute guarantees of payment and not of collection. That is, the guaranteed party may directly institute a legal proceeding against ML&Co. to enforce its rights under the applicable Investment Guarantee without instituting a legal proceeding against any other person or entity. If no special representative has been appointed to enforce any Investment Guarantee, ML&Co. as general partner has the right to enforce the Investment Guarantee on behalf of the holders of the partnership preferred securities. The holders of not less than a majority in aggregate liquidation preference of the partnership preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of any Investment Guarantee, including the giving of directions to ML&Co. as general partner or the special representative, as the case may be. If ML&Co. or the special representative fails to enforce any Investment Guarantee as above provided, any holder of the TOPrS may institute its own legal proceeding to enforce that Investment Guarantee. No Investment Guarantee will be discharged except by payment in full of all amounts guaranteed by such Investment Guarantee, without duplication of amounts previously paid by the relevant Investment Affiliate.

 Amendments and Assignment

      Except with respect to any changes that do not adversely affect the rights of holders of partnership preferred securities, in which case no consent will be required, the Investment Guarantees may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding partnership preferred securities, provided that for so long as the property trustee of ML Trust is the holder of the partnership preferred securities, no amendment will be effective without the prior written approval of a majority in liquidation amount of the outstanding TOPrS. All guarantees and agreements contained in the Investment Guarantees shall bind the successors, assigns, receivers, trustees and representatives of ML&Co. and shall inure to the benefit of the holders of partnership preferred securities. Except in connection with any permitted merger or consolidation of ML&Co. with or into another entity or any permitted sale, transfer or lease of ML&Co.'s assets to another entity in which the surviving corporation, if other than ML&Co., assumes ML&Co.'s obligations under the Investment Guarantees, ML&Co. may not assign its rights or delegate its obligations under the Investment Guarantees without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the partnership preferred securities then outstanding.

 Status of the Investment Guarantees

      ML&Co.'s obligations under the Investment Guarantees will constitute unsecured obligations of ML&Co. and will rank subordinate and junior in right of payment to all other liabilities of ML&Co. and will rank equally with the most senior preferred stock, if any, issued from time to time by ML&Co., with similar guarantees issued by ML&Co. in connection with:

    . the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I,
    . the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II,
    . the $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III,
    . the $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV,
    . the $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V,
    . the (Yen)10,000,000,000 aggregate liquidation amount of Trust Originated Preferred Securities issued by Merrill Lynch Yen TOPrS Trust I, and
    . with any guarantee now or hereafter entered into by ML&Co. in respect of any preferred stock of any other Finance Subsidiary.

      Accordingly, the rights of the holders of the debentures to receive payments under the Investment Guarantees will be subject to the rights of the holders of any obligations that are senior in priority to the obligations under the Investment Guarantees. Furthermore, the holders of obligations of ML&Co. that are senior to the obligations under the Investment Guarantees, including, but not limited to, obligations constituting

Senior Indebtedness, will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Investment Guarantees that inure to the holders of senior indebtedness as against the holders of the ML&Co. Debenture. The terms of the debentures provide that each holder of debentures, by acceptance thereof, agrees to the subordination provisions and other terms of the Investment Guarantees.

 Governing Law

      The Investment Guarantees will be governed by and construed in accordance with the laws of the State of New York.

Optional Redemption

      The partnership preferred securities are redeemable, at the option of ML&Co., as general partner, in whole or in part, from time to time, on or
after   ,   , upon not less than 30 nor more than 60 days notice, at an amount per partnership preferred security equal to $25 plus accumulated and unpaid distributions. If ML Partnership redeems partnership preferred securities in accordance with their terms, ML Trust will redeem the Trust Securities at the redemption price. If:

    .  a partial redemption would result in the delisting of the TOPrS,

    .  ML Trust is liquidated in connection with a Trust Special Event, or

    . a partial redemption would result in the delisting of the partnership preferred securities,

then, in each case, ML Partnership may only redeem the partnership preferred securities in whole.

Partnership Special Event Redemption

      If, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each as defined below, and each a "Partnership Special Event") occurs and is continuing, ML&Co. shall, within 90 days following the occurrence of such Partnership Special Event, elect to either:

    . redeem the partnership preferred securities in whole, but not in part, upon not less than 30 or more than 60 days notice at the redemption price, provided that, if at the time there is available to ML Partnership the opportunity to eliminate, within the 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in the sole judgment of ML&Co. has or will cause no adverse effect on ML Partnership, ML Trust or ML&Co., ML&Co. will pursue that measure in lieu of redemption; or

    . cause the partnership preferred securities to remain outstanding, provided that in the case of this clause, the ML&Co. shall pay any and all costs and expenses incurred by or payable by ML Partnership attributable to the Partnership Special Event.

      "Partnership Tax Event" means that ML&Co. shall have requested and received an opinion of nationally recognized independent tax counsel experienced in these matters to the effect that there has been a Tax Action which affects any of the events described in (1) through (3) below and that there is more than an insubstantial risk that:

    (1) ML Partnership is, or will be, subject to United States Federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the eligible debt securities,

    (2) ML Partnership is, or will be, subject to more than a minimal amount of other taxes, duties or other governmental charges or

      (3) interest payable by an Investment Affiliate with respect to the Affiliate Investment Instrument issued by that Investment Affiliate to ML Partnership is not, or will not be, deductible by the Investment Affiliate for United States Federal income tax purposes.

      Recently, the IRS asserted that the interest payable on a security issued in similar circumstances as the issuance of the debentures by the Investment Affiliates to ML Partnership was not deductible for United States Federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the IRS's position on this matter. If this matter were to be litigated and the Tax Court were to sustain the IRS's position on this matter, the judicial decision could constitute a Partnership Tax Event, which could result in an early redemption of the partnership preferred securities.

      "Partnership Investment Company Event" means that ML&Co. shall have requested and received an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that as a result of the occurrence on or after the date of this prospectus of a Change in Investment Company Act Law, ML Partnership is or will be considered an investment company which is required to be registered under the Investment Company Act.

Redemption Procedures

      ML Partnership may not redeem fewer than all the outstanding partnership preferred securities unless all accumulated and unpaid distributions have been paid on all partnership preferred securities for all quarterly distribution periods terminating on or before the date of redemption.

      If ML Partnership gives a notice of redemption in respect of partnership preferred securities, which notice will be irrevocable, then, by 12:00 noon, New York City time, on the redemption date, ML Partnership:

      . if the partnership preferred securities are in book entry form with DTC, will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price in respect of the partnership preferred securities held through DTC in global form, or

      . if the partnership preferred securities are held in certificated form, will deposit with the paying agent for the partnership preferred securities funds sufficient to pay any amount in respect of any partnership preferred securities in certificated form and will give the paying agent irrevocable instructions and authority to pay these amounts to the holders of partnership preferred securities upon surrender of their certificates.

See "Description of the TOPrS--Book-Entry Only Issuance--The Depository Trust Company".

      If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit, all rights of holders of such partnership preferred securities so called for redemption will cease, except the right of the holders of such partnership preferred securities to receive the redemption price, but without interest on that redemption price. In the event that any date fixed for redemption of partnership preferred securities is not a Business Day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any delay, except that, if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date fixed for redemption. In the event that payment of the redemption price in respect of partnership preferred securities is improperly withheld or refused and not paid either by ML Partnership or by ML&Co. under the Partnership Guarantee described under "Description of the Partnership Guarantee," distributions on the partnership preferred securities will continue to accumulate, from the original redemption date to the date of payment.

      Subject to the foregoing and applicable law, including, without limitation, United States Federal securities laws, ML&Co. or any of its subsidiaries may at any time and from time to time purchase outstanding partnership preferred securities by tender, in the open market or by private agreement.

Liquidation Distribution Upon Dissolution

      In the event of any voluntary or involuntary dissolution, winding-up or termination of ML Partnership, the holders of the partnership preferred securities at the time will be entitled to receive out of the assets of ML Partnership available for distribution to partners after satisfaction of liabilities of creditors as required by the Delaware Partnership Act, before any distribution of assets is made to ML&Co. as General Partner, an amount equal to, in the case of holders of partnership preferred securities, the aggregate of the stated liquidation preference of $25 per partnership preferred security plus accumulated and unpaid distributions on the partnership preferred securities to the date of payment.

      Under the Limited Partnership Agreement, ML Partnership shall be dissolved and its affairs shall be wound up:

      .  upon the bankruptcy of ML&Co.,

      . upon the assignment by ML&Co. of its entire interest in ML Partnership when the assignee is not admitted to ML Partnership as a general partner of ML Partnership in accordance with the limited partnership agreement, or the filing of a certificate of dissolution or its equivalent with respect to ML&Co., or the revocation of ML&Co.'s charter and the expiration of 90 days after the date of notice to ML&Co. of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of ML Partnership under the Delaware Limited Partnership Act, unless the business of ML Partnership is continued in accordance with the Delaware Limited Partnership Act,

      . if ML Partnership has redeemed or otherwise purchased all the partnership preferred securities,

      .  upon the entry of a decree of judicial dissolution or

      .  upon the written consent of all partners of ML Partnership.

Voting Rights

      Except as provided below and under "Description of the Partnership Guarantee--Amendments and Assignment" and as otherwise required by law and the Limited Partnership Agreement, the holders of the partnership preferred securities will have no voting rights.

      Not later than 30 days after any Partnership Enforcement Event occurs, ML&Co. will convene a meeting for the purpose of appointing a special representative. If ML&Co. fails to convene a meeting within the 30-day period, the holders of 10% in liquidation preference of the outstanding partnership preferred securities will be entitled to convene a meeting. The provisions of the limited partnership agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any meeting. In the event that, at any meeting, holders of less than a majority in aggregate liquidation preference of partnership preferred securities entitled to vote for the appointment of a special representative vote for the appointment, no special representative shall be appointed. Any special representative appointed shall cease to be a special representative of ML Partnership and the limited partners if:

      . ML Partnership, or ML&Co. pursuant to the Partnership Guarantee, shall have paid in full all accumulated and unpaid distributions on the partnership preferred securities,

      . any event of default under any Affiliate Investment Instruments shall have been cured, and

      . ML&Co. is in compliance with all its obligations under the Partnership Guarantee and ML&Co., in its capacity as the general partner, shall continue the business of ML Partnership without dissolution.

      Notwithstanding the appointment of the special representative, ML&Co. shall continue as General Partner and shall retain all rights under the limited partnership agreement, including the right not to declare, in its sole discretion, the payment of distributions on the partnership preferred securities, for which the failure to declare distributions would not constitute a default under the limited partnership agreement.

      If any proposed amendment to the limited partnership agreement provides for, or ML&Co. otherwise proposes to effect,

      . any action that would adversely affect the powers, preferences or special rights of the partnership preferred securities, whether by way of amendment to the limited partnership agreement or otherwise, including, without limitation, the authorization or issuance of any limited partner interests in ML Partnership ranking, as to participation in the profits or distributions or in the assets of ML Partnership, senior to the partnership preferred securities, or

      . the dissolution, winding-up or termination of ML Partnership, other than:

            (A) in connection with the occurrence of a Partnership Special
                Event or

            (B) as described under "Merger, Consolidation or Amalgamation of the Partnership" below,

then the holders of outstanding partnership preferred securities will be entitled to vote on any amendment or proposal of ML&Co., but not on any other amendment or proposal, as a class, and no amendment or proposal shall be effective without the approval of the holders of a majority in liquidation preference of the outstanding partnership preferred securities having a right to vote on the matter; provided, however, that if the property trustee on behalf of ML Trust is the holder of the partnership preferred securities, any amendment or proposal not excepted by clauses (A) and (B) above shall not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding TOPrS having a right to vote on the matters.

      ML&Co. shall not

      . direct the time, method and place of conducting any proceeding for any remedy available,

      . waive any event of default that is waivable under the Affiliate Investment Instruments,

      . exercise any right to rescind or annul a declaration that the principal of any Affiliate Investment Instruments shall be due and payable,

      . waive the breach of the obligation by ML&Co. to restrict certain payments by ML&Co., or

      . consent to any amendment, modification or termination of any Affiliate Investment Instrument, where such consent shall be required from the investor,

without, in each case, obtaining the prior approval of the holders of at least a majority in liquidation preference of the partnership preferred securities; provided, however, that if the property trustee on behalf of ML Trust is the holder of the partnership preferred securities, any waiver, consent or amendment or other action shall not be effective without the prior or concurrent approval of at least a majority in liquidation amount of the outstanding TOPrS having a right to vote on these matters. ML&Co. shall not revoke any action previously authorized or approved by a vote of the holders of the partnership preferred securities without the approval of the revocation by a majority in liquidation preference of the outstanding partnership preferred securities. ML&Co. shall notify all holders of the partnership preferred securities of any notice of an event of default received with respect to any Affiliate Investment Instrument.

      Any required approval of holders of partnership preferred securities may be given at a separate meeting of holders of partnership preferred securities convened for that purpose, at a meeting of all of the partners in ML Partnership or pursuant to written consent. ML Partnership will cause a notice of any meeting at which holders of partnership preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of partnership preferred securities. Each notice will include a statement setting forth

      .  the date of the meeting or the date by which action is to be taken,

      . a description of any resolution proposed for adoption at the meeting on which holders are entitled to vote or of the matters upon which written consent is sought and

      .  instruction for the delivery of proxies or consents.

      No vote or consent of the holders of partnership preferred securities will be required for ML Partnership to redeem and cancel partnership preferred securities in accordance with the limited partnership agreement.

      Notwithstanding that holders of partnership preferred securities are entitled to vote or consent under any of the circumstances described above, any of the partnership preferred securities at such time that are beneficially owned by ML&Co. or by any entity directly or indirectly controlled by, or under direct or indirect common control with, ML&Co., except for partnership preferred securities purchased or acquired by ML&Co. or its affiliates in connection with transactions effected by or for the account of customers of ML&Co. or any of its subsidiaries or in connection with the distribution or trading of such partnership preferred securities; shall not be entitled to vote or consent and shall, for purposes of any vote or consent, be treated as if they were not outstanding, provided, however, that persons, other than affiliates of ML&Co., to whom ML&Co. or any of its subsidiaries have pledged partnership preferred securities may vote or consent with respect to the pledged partnership preferred securities under the terms of the pledge.

      Holders of the partnership preferred securities will have no rights to remove or replace ML&Co. as general partner.

Merger, Consolidation or Amalgamation of ML Partnership

      ML Partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. ML Partnership may, without the consent of the holders of the partnership preferred securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America, provided that:

      .  the successor entity either:

         (A) expressly assumes all of the obligations of ML Partnership under the partnership preferred securities or

         (B) substitutes for the partnership preferred securities other securities having substantially the same terms as the partnership preferred securities so long as the partnership successor securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and distributions, and in the assets, of the successor entity,

      . the Investment Affiliates expressly acknowledge the successor entity as the holder of the Affiliate Investment Instruments,

      . the partnership preferred securities or any partnership successor securities are listed, or any partnership successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the partnership preferred securities, if so listed, are then listed,

    . the merger, consolidation, amalgamation or replacement does not cause the TOPrS or, in the event that ML Trust is liquidated in connection with a Trust Special Event, the partnership preferred securities or any partnership successor securities, to be downgraded by any nationally recognized statistical rating organization,

    . the merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the TOPrS or partnership preferred securities, including any partnership successor securities, in any material respect, other than, in the case of the partnership preferred securities, with respect to any dilution of the holders' interest in the new resulting entity,

    . the successor entity has a purpose substantially identical to that of ML Partnership,

    . before the merger, consolidation, amalgamation or replacement, ML&Co. has received an opinion of nationally recognized independent counsel to ML Partnership experienced in these matters to the effect that:

     (A) the successor entity will be treated as a partnership for United States Federal income tax purposes,

     (B) the merger, consolidation, amalgamation or replacement would not cause ML Trust to be classified as an association taxable as a corporation for United States Federal income tax purposes,

     (C) following the merger, consolidation, amalgamation or replacement, ML&Co. and such successor entity will be in compliance with the Investment Company Act without registering as an investment company, and

     (D) the merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the partnership preferred securities and

    . ML&Co. guarantees the obligations of the successor entity under the partnership successor securities at least to the extent provided by the Partnership Guarantee.

Book-Entry and Settlement

      If the partnership preferred securities are distributed to holders of the TOPrS in connection with the involuntary or voluntary dissolution, winding-up or liquidation of ML Trust as a result of the occurrence of a Trust Special Event, the partnership preferred securities will be issued in the form of one or more global partnership securities registered in the name of DTC as the depository or its nominee. For a description of DTC and the specific terms of the Depository arrangements, see "Description of the TOPrS--Book-Entry Only Issuance--The Depository Trust Company". As of the date of this prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the TOPrS apply in all material respects to any partnership preferred securities represented by one or more global partnership securities.

Registrar, Transfer Agent and Paying Agent

      ML&Co. will act as registrar, transfer agent and paying agent for the partnership preferred securities for so long as the partnership preferred securities are held by ML Trust or, if ML Trust is liquidated in connection with a Trust Special Event, for so long as the partnership preferred securities remain in book-entry only form. In the event the partnership preferred securities are distributed in connection with a Trust Special Event and the book-entry system for the partnership preferred securities is discontinued, it is anticipated that The Chase Manhattan Bank or one of its affiliates will act as registrar, transfer agent and paying agent for the partnership preferred securities.

      Registration of transfers of partnership preferred securities will be effected without charge by or on behalf of ML Partnership, but upon payment, with the giving of such indemnity as ML Partnership or ML&Co. may require, in respect of any tax or other governmental charges that may be imposed in relation to it.

      ML Partnership will not be required to register or cause to be registered the transfer of partnership preferred securities after such partnership preferred securities have been called for redemption.

Miscellaneous

      ML&Co. is authorized and directed to conduct its affairs and to operate ML Partnership in such a way that:

      . ML Partnership will not be deemed to be an investment company required to be registered under the Investment Company Act or characterized as an association taxable as a corporation for United States Federal income tax purposes,

      . the Affiliate Investment Instruments will be treated as indebtedness of their respective issuers for United States Federal income tax purposes and

    . ML Partnership will not be treated as an association or as a publicly traded partnership, within the meaning of Section 7704 of the Code, taxable as a corporation.

      In this connection, ML&Co. as general partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of ML Partnership or the limited partnership agreement, that it determines in its discretion to be necessary or desirable for the foregoing purposes as long as any action does not adversely affect the interests of the holders of the partnership preferred securities.

                   DESCRIPTION OF THE PARTNERSHIP GUARANTEE

      Set forth below is a summary of the material information concerning the Partnership Guarantee (the "Partnership Guarantee") that will be executed and delivered by ML&Co. for the benefit of the holders from time to time of partnership preferred securities. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Partnership Guarantee, which is filed as an exhibit to the registration statement of which this prospectus is a part. ML&Co. will hold the Partnership Guarantee for the benefit of the holders of the partnership preferred securities.

Terms of the Partnership Guarantee

      Under the Partnership Guarantee, ML&Co. will irrevocably agree, on a subordinated basis to the extent set forth in this prospectus, to pay in full to the holders of the partnership preferred securities, without duplication of amounts previously paid by ML Partnership, as and when due, regardless of any defense, right of set-off or counterclaim that ML Partnership may have or assert, the following payments (the "Partnership Guarantee Payments"):

      . any accumulated and unpaid distributions that previously have been declared on ML Partnership preferred securities out of funds legally available for distribution,

      . the redemption price with respect to any partnership preferred securities called for redemption by ML Partnership out of funds legally available for that purpose, and

      .  upon a liquidation of ML Partnership, the lesser of:

            (A) the aggregate of the liquidation preference and all
                accumulated and unpaid distributions on the partnership preferred securities to the date of payment and

            (B) the amount of assets of ML Partnership, after satisfaction of all liabilities, remaining available for distribution to holders of partnership preferred securities in liquidation of ML Partnership.

      ML&Co.'s obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by ML&Co. to the holders of partnership preferred securities or by causing ML Partnership to pay these amounts to holders.

      The Partnership Guarantee will be a guarantee on a subordinated basis with respect to the partnership preferred securities from the time of issuance of the partnership preferred securities but will not apply to any payment of distributions or the redemption price, or to payments upon the dissolution, winding-up or termination of ML Trust, except to the extent ML Partnership shall have funds available for these purposes. If Investment Affiliates, including, where applicable, ML&Co., as guarantor, of the Affiliate Investment Instruments in which ML Partnership invests fail to make any payment in respect of the securities or, if applicable, guarantees, ML Partnership may not declare or pay dividends on the partnership preferred securities. In such event, holders of the partnership preferred securities would not be able to rely upon the Partnership Guarantee for payment of these amounts. Instead, holders of the partnership preferred securities will have the remedies described in this prospectus under "Description of the Partnership Preferred Securities--Partnership Enforcement Events", including the right to direct ML&Co. or the special representative, as the case may be, to enforce the covenant restricting certain payments by ML&Co. and Finance Subsidiaries. See "--Covenants of ML&Co." below.

      The Guarantees, when taken together with the ML&Co. Debenture and ML&Co.'s obligations to pay all fees and expenses of ML Trust and ML Partnership, constitute a guarantee to the extent set forth in this prospectus by ML&Co. of the distribution, redemption and liquidation payments payable to the holders of the TOPrS. The Guarantees do not apply, however, to current distributions by ML Partnership unless and until distributions are declared by ML Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in ML Partnership.

Obligations of ML&Co.

      Under the Partnership Guarantee, ML&Co. will agree that if:

      . for any distribution period, full distributions on a cumulative basis on any partnership preferred securities have not been paid or declared and set apart for payment,

      . an event of default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing, or

      .  ML&Co. is in default of its obligations under any Guarantee,

then, during that period,

      . ML&Co. may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest, except for:

      . dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class,

      . redemptions or purchases of any rights under the Rights Agreement and the issuance of preferred stock pursuant to those rights and

      . purchases or acquisitions by ML&Co. or its affiliates in connection with transactions effected by or for the account of customers of ML&Co. or any of its subsidiaries or in connection with the distribution or trading of such capital stock or comparable equity interest and

      . ML&Co. may not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary.

Events of Default; Enforcement of Partnership Guarantee

      An event of default under the Partnership Guarantee will occur upon the failure of ML&Co. to perform any of its payment or other obligations thereunder.

      The holders of a majority in liquidation amount of the partnership preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the special representative in respect of the Partnership Guarantee or to direct the exercise of any trust or power conferred upon the special representative under the Partnership Guarantee. If the special representative fails to enforce its rights under the Partnership Guarantee, after a holder of partnership preferred securities has made a written request, such holder of partnership preferred securities may institute a legal proceeding directly against ML&Co. to enforce the special representative's rights under the Partnership Guarantee without first instituting a legal proceeding against ML Partnership, the special representative or any other person or entity. Notwithstanding the foregoing, if ML&Co. has failed to make a guarantee payment, a holder of partnership preferred securities may directly institute a proceeding against ML&Co. for enforcement of the Partnership Guarantee for the payment.

Status of the Partnership Guarantee; Subordination

      The Partnership Guarantee will constitute an unsecured obligation of ML&Co. and will rank subordinate and junior in right of payment to all other liabilities of ML&Co. and will rank equally with the most senior preferred stock issued from time to time by ML&Co., with similar guarantees issued by ML&Co. in connection with

    . the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I,

    . the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II,

    . the $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III,

    . the $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV,

    . the $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V,

    . the (Yen)10,000,000,000 aggregate liquidation amount of Trust Originated Preferred Securities issued by Merrill Lynch Yen TOPrS Trust I, and

    . with any guarantee now or hereafter entered into by ML&Co. in respect of any preferred stock of any other Finance Subsidiary.

      Accordingly, the rights of the holders of partnership preferred securities to receive payments under the Partnership Guarantee will be subject to the rights of the holders of any obligations of ML&Co. that are senior in priority to the obligations under the Partnership Guarantee. Furthermore, the holders of obligations of ML&Co. that are senior to the obligations under the Partnership Guarantee, including, but not limited to, obligations constituting senior indebtedness, will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Partnership Guarantee that inure to the holders of senior indebtedness as against the holders of the ML&Co. Debenture. The limited partnership agreement provides that each holder of partnership preferred securities, by their acceptance, agrees to the subordination provisions and other terms of the Partnership Guarantee.

      The Partnership Guarantee will constitute a guarantee of payment and not of collection. That is, the guaranteed party may directly institute a legal proceeding against ML&Co. to enforce its rights under the Partnership Guarantee without instituting a legal proceeding against any other person or entity.

      The Partnership Guarantee will be deposited with ML&Co. to be held for the benefit of the holders of the partnership preferred securities. In the event of the appointment of a special representative to, among other things, enforce the Partnership Guarantee, the special representative may take possession of the Partnership Guarantee for that purpose. If no special representative has been appointed to enforce the Partnership Guarantee, ML&Co. has the right to enforce the Partnership Guarantee on behalf of the holders of the partnership preferred securities.

Amendments and Assignment

      Except with respect to any changes that do not adversely affect the rights of holders of partnership preferred securities, in which case no consent will be required, the Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding partnership preferred securities. All guarantees and agreements contained in the Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of ML&Co. and shall inure to the benefit of the holders of the partnership preferred securities then outstanding. Except in connection with any permitted merger or consolidation of ML&Co. with or into another entity or any permitted sale, transfer or lease of ML&Co.'s assets to another entity in which the surviving corporation, if other than ML&Co., assumes ML&Co.'s obligations under the Partnership Guarantee, ML&Co. may not assign its rights or delegate its obligations under the Partnership Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the partnership preferred securities then outstanding.

Termination of the Partnership Guarantee

      The Partnership Guarantee will terminate and be of no further force and effect as to the partnership preferred securities upon:

    . full payment of the redemption price of all partnership preferred securities, or

    . full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of ML Partnership.

      The Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of partnership preferred securities must in accordance with the Delaware Limited Partnership Act restore payment of any sums paid under the partnership preferred securities or the Partnership Guarantee. The Delaware Limited Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.

Governing Law

      The Partnership Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                     UNITED STATES FEDERAL INCOME TAXATION

      In the opinion of Brown & Wood LLP, tax counsel to ML&Co., ML Trust and ML Partnership ("Tax Counsel"), the following summary accurately describes the material United States Federal income tax consequences that may be relevant to the purchase, ownership and disposition of the TOPrS. Unless otherwise stated, this summary deals only with the TOPrS held as capital assets by United States Persons who purchase the TOPrS upon original issuance. As used in this prospectus, a "United States Person" means a person that is a (1) citizen or resident of the United States, (2) a corporation or a partnership (including an entity treated as a corporation or partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (3) an estate whose income is subject to United States federal income tax regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding clause (4) of the previous sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a United States Person. The tax treatment of a holder may vary depending on its particular situation.

      This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or foreign investors. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the TOPrS. This summary is based on the Internal Revenue Code of 1986 as amended (the "Code"), the Treasury regulations promulgated under the Code and administrative and judicial interpretations of the Code, as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis.

      The TOPrS are not being marketed to persons that are not United States Persons ("non-United States Persons") and, consequently, the following discussion does not discuss the tax consequences that might be relevant to non-United States Persons. Moreover, in order to protect ML Trust and ML Partnership from potential adverse consequences, non-United States Persons will be subject to withholding on distributions on the TOPrS at a rate of 30%. In determining a holder's status, the United States entity otherwise required to withhold taxes may rely on an IRS Form W-8, an IRS Form W-8BEN, an IRS Form W-9, or a holder's certification of its non-foreign status signed under penalty of perjury. After December 31, 2000, holders may no longer use IRS Form W-8 to certify their status as a non-United States Person. Non-United States Persons should consult their tax advisors as to the specific United States Federal income tax consequences of the purchase, ownership, and disposition of TOPrS.

      Tax Counsel has advised that there is no authority directly on point dealing with securities similar to the TOPrS or transactions of the type described in this prospectus and that the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this tax section or that a court would not sustain a challenge to these opinions. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed in this tax section would be sustained by a court with jurisdiction in a properly presented case.

      Holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the TOPrS, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in United States federal or other tax laws. For a discussion of the possible redemption of the TOPrS or redemption of the partnership preferred securities upon the occurrence of certain tax events see "Description of the TOPrS--Trust Special Event Redemption or Distribution" and "Description of the Partnership Preferred Securities--Partnership Special Event Redemption" respectively.

Classification of ML Trust

      Tax Counsel is of the opinion that, under current law, and based on certain representations made by ML Trust as well as certain facts and assumptions with respect to the transaction described in this prospectus, ML Trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of the TOPrS will be considered the owner of an undivided interest in the partnership preferred securities held by ML Trust. As a result of this treatment, each holder of the TOPrS will be required to include in its gross income its distributive share of income attributable to ML Partnership. This amount will generally be equal to a holder's allocable share of amounts accrued on the partnership preferred securities. No amount included in income with respect to the TOPrS will be eligible for the corporate dividends-received deduction.

Classification of the Partnership

      Tax Counsel is of the opinion that, under current law, and based on certain representations made by the ML Trust as well as certain facts and assumptions with respect to the transaction described in this prospectus, ML Partnership will be classified for United States Federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation.

      Tax Counsel's opinion is based on certain factual assumptions relating to the organization and operation of ML Partnership and is conditioned upon certain representations made by ML&Co. as General Partner and ML Partnership as to factual matters, including the organization and the operation of ML Partnership and the type and frequency of investments made by ML Partnership.

      ML&Co. as general partner has represented that it intends to operate ML Partnership in a manner that will enable ML Partnership to be classified as a partnership for all future taxable periods in which any partnership preferred securities remain outstanding. In particular, under the limited partnership agreement, the general partner cannot take any action that would cause ML Partnership to constitute a "publicly traded partnership" taxable as a corporation. Accordingly, it is expected that ML Partnership will continue to qualify as a partnership and, therefore, will not constitute a publicly traded partnership taxable as a corporation for all taxable years in which any partnership preferred securities remain outstanding.

Classification of the Debentures

      ML Partnership, ML&Co., the relevant Investment Affiliates and the holders of the Trust Securities (by acceptance of a beneficial interest in a Trust Security) will agree to treat the Debentures as indebtedness of the relevant issuer for all United States tax purposes. In connection with the issuance of the Debentures, Tax Counsel will issue its opinion that, under current law, and based on certain representations, facts and assumptions to be set forth in such opinion, the Debentures will be classified as indebtedness of the relevant issuer for United States Federal income tax purposes.

Income and Deductions

      Because ML Trust will be classified as a grantor trust for United States federal income tax purposes, holders of TOPrS will be considered to own an undivided interest in the partnership preferred securities held by ML Trust. As a result of this treatment, a holder of TOPrS will be required to take into income their proportionate share of income attributable to ML Partnership. A holder's distributive share of income attributable to ML Partnership generally will be substantially equal to the amount of the cash distributions that accumulate with respect to the TOPrS. Accordingly, if quarterly distributions on the TOPrS are paid currently, the amount of income recognized by a holder during a taxable year generally will be substantially equal to the cash distributions received by the holder of the TOPrS.

      The nature and timing of the income that is allocated to holders of the TOPrS will, however, depend on the United States Federal income tax characterization of the investments held by ML Partnership during the relevant period. Because ML Partnership will be an accrual basis taxpayer for United States Federal income tax purposes, income will accrue on the TOPrS and will be allocated to holders of the TOPrS on a daily accrual basis, generally at a rate that is expected to be equal to (and that will not be greater than) the distribution rate on the TOPrS, regardless of the holders' method of accounting. Actual cash distributions on the TOPrS will not, however, be separately reported as taxable income to the holders at the time they are received.

      If distributions on the partnership preferred securities are not made currently, the corresponding distributions on the TOPrS will not be made currently. Because ML Partnership is an accrual basis taxpayer it can be expected that during a period in which interest payments on the Debentures or distributions on ML Partnership preferred securities are deferred (for whatever reason), holders will generally recognize income in advance of their receipt of any cash distributions with respect to their TOPrS. The amount of income that will be allocated to holders of TOPrS during any such deferral period will equal their pro rata share of the amount of distributions accruing on the partnership preferred securities during the deferral period.

      ML Partnership does not presently intend to make a Section 754 election. Accordingly, a subsequent purchaser of the TOPrS who does not purchase the TOPrS at initial issuance will not be permitted to adjust the tax basis in his allocable share of ML Partnership's assets so as to reflect any difference between his purchase price for the TOPrS and his share of ML Partnership's underlying tax basis in its assets. As a result, a holder of the TOPrS may be required to report a larger or smaller amount of income from holding the TOPrS than would otherwise be appropriate based upon the holder's purchase price for the TOPrS.

Receipt of Partnership Preferred Securities Upon Liquidation of ML Trust

      Under certain circumstances, as described under the caption "Description of the TOPrS--Trust Special Event Redemption or Distribution", partnership preferred securities may be distributed to holders of The TOPrS in exchange for their TOPrS and in liquidation of ML Trust. Unless the liquidation of ML Trust occurs as a result of ML Trust being subject to United States Federal income tax with respect to income accrued or received on the partnership preferred securities, a distribution to holders under these circumstances would, for United States Federal income tax purposes, be treated as a nontaxable event to each holder. Each holder would receive an aggregate tax basis in the partnership preferred securities equal to the holder's aggregate tax basis in its TOPrS with a holding period in the partnership preferred securities so received in liquidation of ML Trust that would include the period during which the TOPrS were held. If, however, the liquidation of ML Trust were to occur because ML Trust is subject to United States Federal income tax with respect to income accrued or received on the partnership preferred securities, the distribution of partnership preferred securities to holders by ML Trust would likely be a taxable event to each holder, and a holder would recognize gain or loss as if the holder had exchanged its TOPrS for the partnership preferred securities it received upon the liquidation of ML Trust. Gain or loss to each holder would be equal to the difference between the holder's aggregate tax basis in its TOPrS surrendered in the exchange and the aggregate fair market value of the partnership preferred securities received in the exchange.

Redemption of TOPrS for Cash

      Under certain circumstances, as described under the caption "Description of the TOPrS--Mandatory Redemption", "Description of the TOPrS--Trust Special Event Redemption or Distribution" and "Description of the Partnership Preferred Securities--Partnership Special Event Redemption", the General Partner may cause ML Partnership to redeem the partnership preferred securities for cash, in which event ML Trust shall simultaneously apply the cash received to redeem the TOPrS. Under current law, this redemption of the TOPrS would constitute, for United States Federal income tax purposes, a taxable disposition, and a holder would recognize gain or loss as if the holder had sold its proportionate interest in the redeemed partnership preferred securities for an amount of cash equal to the proceeds received upon redemption. See "--Disposition of TOPrS".

Disposition of TOPrS

      A holder that sells TOPrS will recognize gain or loss equal to the difference between the amount realized on the sale of the TOPrS and the holder's adjusted tax basis in the TOPrS sold. Gain or loss to the seller will be a capital gain or loss and will be a long-term capital gain or loss if the TOPrS have been held for more than one year at the time of the sale. A holder will be required to include accumulated but unpaid distributions on the partnership preferred securities through the date of disposition in income as ordinary income, and to add this amount to the adjusted tax basis of its TOPrS.

      A holder's tax basis in its TOPrS generally will equal

      .  the amount paid by the holder for its TOPrS,

         . increased by the amount includible in income by the holder with respect to its TOPrS, and

         . reduced by the amount of cash or other property distributed to the holder with respect to its TOPrS.

A holder who acquires TOPrS at different prices may be required to maintain a single aggregate adjusted tax basis in all of his TOPrS and, upon sale or other disposition of some of his TOPrS, to allocate a pro rata portion of such aggregate tax basis to the TOPrS sold, rather than maintaining a separate tax basis in each TOPrS for purposes of computing gain or loss on a sale of that TOPrS.

Other Partnership Provisions

      Section 708. Under Section 708 of the Code, ML Partnership will be deemed to terminate for United States Federal income tax purposes if 50% or more of the capital and profits interests in ML Trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if a deemed termination under Section 708 were to occur, ML Partnership would be considered to have contributed its assets to a new partnership in return for partnership interests therein and then to have distributed those new partnership interests to the partners of the old partnership in liquidation thereof.

      Section 701. The Department of Treasury has promulgated regulations under Section 701 of the Code that generally permit it to recast a transaction or disregard a partnership if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of the partnership provisions of the Code or to treat a partnership as an aggregate of its partners as appropriate to carry out the purpose of any provision of the Code or the Treasury regulations thereunder. ML Partnership has been formed for, and will engage in, activities typical for partnerships. Although there is no precedent that applies to the transactions contemplated herein, Tax Counsel believes that ML Partnership is not of the type intended to fall within the scope of these regulations.

Information Reporting and Backup Withholding

      Income on the TOPrS will be reported to holders on an IRS Form 1099, which form should be mailed to holders of TOPrS by January 31 following each calendar year. Payments made on and proceeds from the sale of TOPrS may be subject to a "back-up" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amount generally will be allowed as a credit against the holder's United States Federal income tax, provided the required information is timely filed with the IRS.

New Withholding Regulations

      On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the back-up withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in a purchase agreement, ML Trust has agreed to sell to each of the underwriters named below, and each of
the underwriters, for whom MLPF&S and       are acting as representatives, has
severally agreed to purchase the number of TOPrS set forth opposite its name below. In the purchase agreement, the several underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the TOPrS offered by this prospectus if any of the TOPrS are purchased. In the event of default by an underwriter, the purchase agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the purchase agreement may be terminated.

        Underwriters                                             Number of TOPrS
        ------------                                             ---------------
   Merrill Lynch, Pierce, Fenner & Smith
        Incorporated...........................................
                                                                      -----
        Total..................................................
                                                                      =====

 Commission and Discounts

      The underwriters propose to offer the TOPrS to the public at the public offering price set forth on the cover page of this prospectus, and, to certain
dealers at that price less a concession not in excess of $   per TOPrS;
provided, that the concession for sales of 10,000 or more TOPrS to any single purchaser will be $ per TOPrS. The underwriters may allow, and such dealers may reallow, a discount not in excess of $ per TOPrS to certain brokers and dealers. After the TOPrS are released for sale to the public, the offering price, concession and discount may be changed. Proceeds to be received by ML&Co. will be net of the underwriting discount and expenses payable by ML&Co.

      In view of the fact that the proceeds of the sale of the TOPrS will ultimately be used to purchase the investment instruments of ML&Co. and its subsidiaries, the purchase agreement provides that ML&Co. will pay as compensation to the underwriters, an amount in immediately available funds of
$      per TOPrS (or $      in the aggregate) for the accounts of the several
underwriters; provided that, such compensation in respect of sales by any
underwriter of 10,000 or more TOPrS to any single purchaser will be $      per
TOPrS. Therefore, to the extent of any such sales, the actual amount of underwriters' compensation will be less than the aggregate amount specified in the preceding sentence.

 Listing

      Application will be made to list the TOPrS on the NYSE. Trading of the TOPrS on the NYSE is expected to commence within a 30-day period after the initial delivery of the TOPrS. The representatives have advised ML Trust that they intend to make a market in the TOPrS prior to the commencement of trading on the NYSE. The representatives will have no obligation to make a market in the TOPrS, however, and may cease market making activities, if commenced, at any time.

      Before this offering there has been no public market for the TOPrS. In order to meet one of the requirements for listing the TOPrS on the NYSE, the underwriters will undertake to sell lots of 100 or more TOPrS to a minimum of 400 beneficial holders, that there will be at least one million units of TOPrS outstanding and that the TOPrS will have a minimum market value of $4,000,000.

 Price Stabilization, Short Positions and Penalty Bids

      In connection with the offering, the underwriters are permitted to engage in certain transactions that stabilize the market price of the TOPrS. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the market price of the TOPrS. If an underwriter creates a short position in the TOPrS in connection with the offering, i.e., if it sells more TOPrS than are set forth on the cover page of this prospectus, the underwriter may reduce that short position by purchasing TOPrS in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if an underwriter purchases TOPrS in the open market to reduce the underwriter's short position or to stabilize the price of the TOPrS, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those TOPrS as part of the offering. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security.

      Neither ML&Co. nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the TOPrS. In addition, neither ML&Co. nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

 Miscellaneous

      ML Trust, ML&Co., and ML Partnership have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

      Because MLPF&S, one of the underwriters in the offering, is an affiliate of ML&Co. and a member of the National Association of Securities Dealers, Inc., the offering of TOPrS will be conducted pursuant to the applicable sections of Rule 2810 of the Conduct Rules of the NASD. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of the customer.

      Certain of the underwriters and their affiliates engage in transactions with, and perform services for, ML&Co. in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with ML&Co. MLPF&S may use this prospectus for offers and sales related to market-making transactions in the TOPrS. MLPF&S may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the TOPrS and other securities. For further information on ML&Co. and the TOPrS, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to incorporate by reference the information we file with them, which means:

      .  incorporated documents are considered part of the prospectus;

      . we can disclose important information to you by referring you to those documents; and

      . information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

      .  annual report on Form 10-K for the year ended December 31, 1999;

      .  quarterly report on Form 10-Q for the period ended March 31, 2000;
         and

      . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

      .  reports filed under Sections 13(a) and (c) of the Exchange Act;

      . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      .  any reports filed under Section 15(d) of the Exchange Act.

      You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc.,
222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                                 LEGAL MATTERS

      Certain matters of Delaware law relating to the legality of the TOPrS, the validity of ML Trust Agreement, the formation of ML Trust and ML Partnership and the legality under state law of the TOPrS and the partnership preferred securities are being passed upon by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to ML Trust, the Partnership and ML&Co. The legality under state law of The Trust Guarantee, the Partnership Guarantee, the ML&Co. Debenture and the Investment Guarantees with respect to the Affiliate Debentures will be passed upon on behalf of ML Trust, ML Partnership and ML&Co. by Brown & Wood LLP, New York, New York. The validity of the TOPrS, the partnership preferred securities and the Trust Guarantee and the Partnership Guarantee will be passed upon on behalf of the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, counsel to the underwriters.

                                    EXPERTS

      The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The balance sheets of Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch Preferred Capital Trust VI as of December 31, 1999 incorporated by reference in this prospectus have also been audited by Deloitte & Touche LLP and have been incorporated by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

                             INDEX OF DEFINED TERMS

Defined Terms                                                           Page No.
-------------                                                           --------
Affiliate Debentures...................................................
Affiliate Investment Instruments.......................................
Business Day...........................................................
Change in Investment Company Act Law...................................
Code...................................................................
Eligible Institution...................................................
Finance Subsidiary.....................................................
Investment Affiliate...................................................
Investment Company Act.................................................
Investment Guarantee...................................................
ML&Co..................................................................
ML&Co. Debenture.......................................................
ML Partnership.........................................................
Moody's................................................................
Partnership Enforcement Event..........................................
Partnership Guarantee..................................................
Partnership Guarantee Payments.........................................
Partnership Investment Company Event...................................
Partnership Special Event..............................................
Partnership Tax Event..................................................
Rights Agreement.......................................................
S&P....................................................................
Special Event..........................................................
Tax Action.............................................................
Tax Counsel............................................................
TOPrS..................................................................
Trust Enforcement Event................................................
Trust Guarantee........................................................
Trust Guarantee Payments...............................................
Trust Investment Company Event.........................................
Trust Securities.......................................................
Trust Special Event....................................................
Trust Tax Event........................................................
United States Person...................................................

                         INDEX TO FINANCIAL STATEMENTS

                                                                        Page No.
                                                                        --------
MERRILL LYNCH PREFERRED FUNDING VI, L.P.
  Independent Auditors' Report.........................................    F-
  Balance Sheet as of December 31, 1999................................    F-
  Note to Balance Sheet as of December 31, 1999........................    F-
  Balance Sheet as of March 31, 2000...................................    F-
  Note to Balance Sheet as of March 31, 2000...........................    F-
MERRILL LYNCH PREFERRED CAPITAL TRUST VI
  Independent Auditors' Report.........................................    F-
  Balance Sheet as of December 31, 1999................................    F-
  Note to Balance Sheet as of December 31, 1999........................    F-
  Balance Sheet as of March 31, 2000...................................    F-
  Note to Balance Sheet as of March 31, 2000...........................    F-

                          INDEPENDENT AUDITORS' REPORT

To the General Partner and Initial Limited Partner of
Merrill Lynch Preferred Funding VI, L.P.

      We have audited the accompanying balance sheet of Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") as of December 31, 1999. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Partnership as of December 31, 1999, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

New York, New York
March 28, 2000

                                 BALANCE SHEET
                  OF MERRILL LYNCH PREFERRED FUNDING VI, L.P.

                               December 31, 1999

Assets.................................................................. $ --
                                                                         =====
Partnership Securities
  Limited partner interest.............................................. $  85
  General partner interest..............................................    15
                                                                           100
Less: Receivables from partners for subscribed partnership interests....  (100)
                                                                         -----
                                                                         $ --
                                                                         =====

       NOTE TO BALANCE SHEET OF MERRILL LYNCH PREFERRED FUNDING VI, L.P.

      Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act on December 7, 1998 for the exclusive purposes of purchasing certain eligible debt instruments of Merrill Lynch & Co., Inc. ("ML&Co.") and wholly owned subsidiaries of ML&Co. (the "Affiliate Investment Instruments") with the proceeds from the sale of Partnership Preferred Securities (the "Partnership Preferred Securities") to Merrill Lynch Preferred Capital Trust VI (the "Trust") and a capital contribution from ML&Co. in exchange for the general partnership interest in the Partnership (collectively, the "Partnership Proceeds"). The Partnership Proceeds will be used initially to purchase debt instruments from ML&Co. and certain domestic wholly owned subsidiaries of ML&Co., retaining 1% in unaffiliated debt securities. The Partnership shall have a perpetual existence subject to certain termination events.

      The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after a certain date to be determined. Except as provided in the Limited Partnership Agreement and Partnership Preferred Securities Guarantee Agreement, and as otherwise provided by law, the holders of the Partnership Preferred Securities will have no voting rights.

      ML&Co. serves as the sole general partner of the Partnership. ML&Co., in its capacity as General Partner of the Partnership, has agreed to pay all fees and expenses related to the organization and operations of the Partnership (including any taxes, duties, assessments or government charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and the offering of the Partnership Preferred Securities and be responsible for all debts and other obligations of the Partnership (other than with respect to the Partnership Preferred Securities). The General Partner has agreed to indemnify certain officers and agents of the Partnership.

                                 BALANCE SHEET
                  OF MERRILL LYNCH PREFERRED FUNDING VI, L.P.

                                 March 31, 2000
                                  (unaudited)

Assets.................................................................. $ --
                                                                         =====
Partnership Securities
  Limited partner interest.............................................. $  85
  General partner interest..............................................    15
                                                                           100
Less: Receivables from partners for subscribed partnership interests....  (100)
                                                                         -----
                                                                         $ --
                                                                         =====

       NOTE TO BALANCE SHEET OF MERRILL LYNCH PREFERRED FUNDING VI, L.P.

      Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act on December 7, 1998 for the exclusive purposes of purchasing certain eligible debt instruments of Merrill Lynch & Co., Inc. ("ML&Co.") and wholly owned subsidiaries of ML&Co. (the "Affiliate Investment Instruments") with the proceeds from the sale of Partnership Preferred Securities (the "Partnership Preferred Securities") to Merrill Lynch Preferred Capital Trust VI (the "Trust") and a capital contribution from ML&Co. in exchange for the general partnership interest in the Partnership (collectively, the "Partnership Proceeds"). The Partnership Proceeds will be used initially to purchase debt instruments from ML&Co. and certain domestic wholly owned subsidiaries of ML&Co., retaining 1% in unaffiliated debt securities. The Partnership shall have a perpetual existence subject to certain termination events.

      The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after a certain date to be determined. Except as provided in the Limited Partnership Agreement and Partnership Preferred Securities Guarantee Agreement, and as otherwise provided by law, the holders of the Partnership Preferred Securities will have no voting rights.

      ML&Co. serves as the sole general partner of the Partnership. ML&Co., in its capacity as General Partner of the Partnership, has agreed to pay all fees and expenses related to the organization and operations of the Partnership (including any taxes, duties, assessments or government charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and the offering of the Partnership Preferred Securities and be responsible for all debts and other obligations of the Partnership (other than with respect to the Partnership Preferred Securities). The General Partner has agreed to indemnify certain officers and agents of the Partnership.

                          INDEPENDENT AUDITORS' REPORT

To the Trustees of
Merrill Lynch Preferred Capital Trust VI

      We have audited the accompanying balance sheet of Merrill Lynch Preferred Capital Trust VI (the "Trust") as of December 31, 1999. This balance sheet is the responsibility of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Trust as of December 31, 1999, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

New York, New York
March 28, 2000

                                BALANCE SHEET OF
                    MERRILL LYNCH PREFERRED CAPITAL TRUST VI

                               December 31, 1999

Assets...................................................................... $ 0
                                                                             ===
Trust securities............................................................ $ 0
                                                                             ===

       NOTE TO BALANCE SHEET OF MERRILL LYNCH PREFERRED CAPITAL TRUST VI

      Merrill Lynch Preferred Capital Trust VI (the "Trust") is a statutory business trust formed on December 7, 1998 under the laws of the State of Delaware for the exclusive purposes of (i) issuing the Trust Originated Preferred Securities (the "TOPrS") and the common securities (together with the TOPrS, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust, (ii) purchasing Partnership Preferred Securities (the "Partnership Preferred Securities") representing the limited partnership interests of Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") with the proceeds from the sale of the Trust Securities, and
(iii) engaging in only those other activities necessary or incidental thereto. The Trust has a perpetual existence, subject to certain termination events as provided in the Declaration of Trust under which it was formed. Subsequent to December 31, 1999, the Trust intends to issue and sell its TOPrS in a public offering and to issue and sell its common securities to Merrill Lynch & Co., Inc. ("ML&Co"). No TOPrS have been issued as of December 31, 1999.

      The proceeds from the Trust's sale of the Trust Securities will be used to purchase the Partnership Preferred Securities from the Partnership. The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after a certain date to be determined. Upon any redemption of the Partnership Preferred Securities, the TOPrS will be redeemed, in whole or in part, as applicable. Holders of the TOPrS will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, trustees, which voting rights are vested exclusively in the holder of the common securities.

      ML&Co. will be obligated to pay compensation to the underwriters of the offering of the TOPrS. ML&Co. will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the TOPrS and be responsible for all debts and other obligations of the Trust (other than the Trust Securities). ML&Co. has also agreed to indemnify the Trustees and certain other persons.

                                BALANCE SHEET OF
                    MERRILL LYNCH PREFERRED CAPITAL TRUST VI

                                 March 31, 2000
                                  (unaudited)

Assets...................................................................... $ 0
                                                                             ===
Trust securities............................................................ $ 0
                                                                             ===

       NOTE TO BALANCE SHEET OF MERRILL LYNCH PREFERRED CAPITAL TRUST VI

      Merrill Lynch Preferred Capital Trust VI (the "Trust") is a statutory business trust formed on December 7, 1998 under the laws of the State of Delaware for the exclusive purposes of (i) issuing the Trust Originated Preferred Securities (the "TOPrS") and the common securities (together with the TOPrS, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust, (ii) purchasing Partnership Preferred Securities (the "Partnership Preferred Securities") representing the limited partnership interests of Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") with the proceeds from the sale of the Trust Securities, and
(iii) engaging in only those other activities necessary or incidental thereto. The Trust has a perpetual existence, subject to certain termination events as provided in the Declaration of Trust under which it was formed. Subsequent to March 31, 2000, the Trust intends to issue and sell its TOPrS in a public offering and to issue and sell its common securities to Merrill Lynch & Co., Inc. ("ML&Co"). No TOPrS have been issued as of March 31, 2000.

      The proceeds from the Trust's sale of the Trust Securities will be used to purchase the Partnership Preferred Securities from the Partnership. The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after a certain date to be determined. Upon any redemption of the Partnership Preferred Securities, the TOPrS will be redeemed, in whole or in part, as applicable. Holders of the TOPrS will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, trustees, which voting rights are vested exclusively in the holder of the common securities.

      ML&Co. will be obligated to pay compensation to the underwriters of the offering of the TOPrS. ML&Co. will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the TOPrS and be responsible for all debts and other obligations of the Trust (other than the Trust Securities). ML&Co. has also agreed to indemnify the Trustees and certain other persons.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                    Merrill Lynch Preferred Capital Trust VI

                    % Trust Originated Preferred Securities
                                    "TOPrS"
                        Liquidation Amount $25 per TOPrS
            guaranteed to the extent described in this prospectus by
                           Merrill Lynch & Co., Inc.

                                --------------

                                   PROSPECTUS

                                --------------

                              Merrill Lynch & Co.

                                        , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained in this prospectus supplement is not complete and may + +be changed. We may not sell these securities until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus supplement and the accompanying prospectus is not an offer to sell + +these securities and it is not soliciting an offer to buy these securities in +
+any state where the offer or sale is not permitted.                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion
              Preliminary Prospectus Supplement dated June 7, 2000

PROSPECTUS SUPPLEMENT
(To prospectus dated    , 2000)
                                      $

                                     [LOGO]

                           Merrill Lynch & Co., Inc.
                          Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                  -----------

    The notes:

     . We will offer notes from time to time and specify the terms and conditions of each issue of notes in a pricing supplement.

     . The notes may bear interest at fixed or floating rates or may not bear any interest.

     . If the notes bear interest at a floating rate, the floating rate may be based on one or more indices or formulas plus or minus a fixed amount or multiplied by a factor.

     . The notes will be senior unsecured debt securities of ML&Co.

     . The notes will have stated maturities of nine months or more from the date they are originally issued.

     . We will specify whether the notes can be redeemed or repaid before their maturity and whether they are subject to mandatory redemption, redemption at the option of ML&Co. or repayment at the option of the holder of the notes.

     . We will pay amounts due on the notes in U.S. dollars or any other consideration described in the applicable pricing supplement.

    Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-3 of this prospectus supplement.

                                  -----------

                                                         Per Note    Total
                                                         --------    -----
      Public offering price...........................     100%       $
      Agent's discounts and commissions...............   0.5%-.60%    $
      Proceeds, before expenses, to ML&Co. ........... 99.95%-99.40%  $

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

    We may sell notes to the agent referred to below as principal for resale at varying or fixed offering prices or through the agent as agent using its reasonable efforts on our behalf. We may also sell notes without the assistance of the agent, whether acting as principal or as agent.

    If we sell other securities referred to in the accompanying prospectus, the amount of notes that we may offer and sell under this prospectus supplement may be reduced.

                                  -----------

                              Merrill Lynch & Co.

                                  -----------

             The date of this prospectus supplement is      , 2000.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                            Page
                                                                            ----
Risk Factors...............................................................  S-
Description of the Notes...................................................  S-
United States Federal Income Taxation......................................  S-
Plan of Distribution.......................................................  S-
Validity of the Notes......................................................  S-


                                   Prospectus

                                                                          Page
                                                                          ----
Merrill Lynch & Co., Inc. ...............................................
Use of Proceeds..........................................................
Ratio of Earnings to Fixed Charges and Ratios of Earnings to Combined
 Fixed Charges and Preferred Stock Dividends.............................
The Securities...........................................................
Description of Debt Securities...........................................
Description of Debt Warrants.............................................
Description of Currency Warrants.........................................
Description of Index Warrants............................................
Description of Preferred Stock...........................................
Description of Depositary Shares.........................................
Description of Preferred Stock Warrants..................................
Description of Common Stock..............................................
Description of Common Stock Warrants.....................................
Plan of Distribution.....................................................
Where You Can Find More Information......................................
Incorporation of Information We File With the SEC........................
Experts..................................................................

      References in this prospectus supplement to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

      References in this prospectus supplement to "MLPF&S" are to the agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                  RISK FACTORS

      Your investment in the notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components and interrelationships.

Structure Risks of Notes Indexed to Interest Rate, Currency or Other Indices or Formulas

      If you invest in notes indexed to one or more interest rate, currency or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in that index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

      If your notes are redeemable at our option we may choose to redeem your notes at times when prevailing interest rates are relatively low. In addition, if your notes are subject to mandatory redemption, we may be required to redeem your notes at times when prevailing interest rates are also relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There May Not Be Any Trading Market for Your Notes; Many Factors Affect the Trading Market and Value of Your Notes

      We cannot assure you a trading market for your notes will ever develop or be maintained. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, your notes. These factors include:

            . the complexity and volatility of the index or formula applicable to your notes,

            . the method of calculating the principal, premium and interest in respect of your notes,

            .  the time remaining to the maturity of your notes,

            .  the outstanding amount of your notes,

            .  any redemption features of your notes,

            . the amount of other securities linked to the index or formula applicable to your notes, and

            . the level, direction and volatility of market interest rates generally.

      In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

      Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

                            DESCRIPTION OF THE NOTES

      The notes will be issued as a series of debt securities under a senior indenture, dated as of October 1, 1993, as amended (the "1993 Indenture"), between ML&Co. and The Chase Manhattan Bank, as trustee. The term "senior debt securities," as used in this prospectus supplement, refers to all securities issued and issuable from time to time under ML&Co.'s senior indentures and includes the notes. The senior debt securities and ML&Co.'s senior indentures are more fully described in the accompanying prospectus. The following summary of the material provisions of the notes and of the 1993 Indenture is not complete and is qualified in its entirety by reference to the 1993 Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor MLPF&S has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor MLPF&S is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable pricing supplement.

      The following description of notes will apply unless otherwise specified in an applicable pricing supplement.

Terms of the Notes

      All senior debt securities, including the notes, issued and to be issued under ML&Co.'s senior indentures will be unsecured general obligations of ML&Co. and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. from time to time outstanding. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the holders of the notes, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of that subsidiary, except to the extent that a bankruptcy court may recognize the claims of ML&Co. itself as a creditor of that subsidiary. In addition, dividends, loans and advances to ML&Co. from certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

      ML&Co.'s senior indentures do not limit the aggregate principal amount of senior debt securities which ML&Co. may issue. ML&Co. may issue its senior debt securities from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by ML&Co. for each series. ML&Co. may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other senior
debt securities under its senior indentures in addition to the $    aggregate
principal amount of notes offered by this prospectus supplement. As of March 31, 2000, ML&Co. had $ billion aggregate principal amount of notes issued and outstanding. The aggregate principal amount of notes which may be offered and sold by this prospectus supplement may be reduced by the sale by ML&Co. of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

      The notes will be offered on a continuing basis and will mature on a day nine months or more from the date of their issue (the "stated maturity date"), as selected by the purchaser and agreed to by ML&Co., or on any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of ML&Co., notice of repayment at the option of the holder or otherwise (the stated maturity date or such prior date, as the case may be, is referred to as, a "Maturity"). Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Some notes may not bear interest. In addition, notes may be issued at significant discounts from their principal amount payable at Maturity.

      Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in United States dollars and ML&Co. will make payments of principal of, and premium, if any, and interest on, the notes in United States dollars.

      Interest rates offered by ML&CO. with respect to the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. ML&Co. may offer notes with similar variable terms but different interest rates concurrently at any time. ML&Co. also may concurrently offer notes having different variable terms to different investors. Interest rates, interest rate formulae and other variable terms of the notes are subject to change by ML&Co. from time to time, but no change will affect any note already issued or as to which ML&Co. has accepted an offer to purchase.

      Each note will be issued in fully registered book-entry form or certificated form, in denominations of $1,000 and integral multiples of $1,000. Notes in book-entry form may be transferred or exchanged only through a participating member of The Depository Trust Company, also known as DTC, or any other depository as is identified in an applicable pricing supplement. See "-- Book-Entry Notes". Registration of transfer of notes in certificated form will be made at the corporate trust office of the trustee. There will be no service charge for any registration of transfer or exchange of notes, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to the 1993 Indenture not involving any transfer.

      ML&Co. will make payments of principal of, and premium and interest, if any, on notes in book-entry form through the trustee to the depository or its nominee. See "--Book-Entry Notes". Unless otherwise specified in the applicable pricing supplement, a beneficial owner of notes in book-entry form that are denominated in a currency other than United States dollars (a "Specified Currency") electing to receive payments of principal or any premium or interest in that Specified Currency must notify the participant of DTC through which its interest is held on or before the applicable regular record date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, as defined below, before its stated maturity date, in the case of principal or premium, of the beneficial owner's election to receive all or a portion of any payment in a Specified Currency. The participant must notify the depository of any election on or before the third Business Day after the regular record date. The depository will notify the paying agent of the election on or before the fifth Business Day after the regular record date. If complete instructions are received by the participant and forwarded to the depository, and forwarded by the depository to the paying agent, on or before the relevant dates, the beneficial owner of the notes in book-entry form will receive payments in the Specified Currency.

      In the case of notes in certificated form, ML&Co. will make payment of principal or premium, if any, due at Maturity of each note in immediately available funds upon presentation of the note and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below, at the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, or at any other place as ML&Co. may designate. Payment of interest due at Maturity of the notes in certificated form will be made to the person to whom payment of the principal thereof will be made. Payment of interest due on notes in certificated form other than at Maturity will be made at the corporate trust office of the trustee or, at the option of ML&Co., may be made by check mailed to the address of the person entitled to receive payment as the address shall appear in the security register. Notwithstanding the immediately preceding sentence, a holder of $1,000,000 or more in aggregate principal amount of notes in certificated form, whether having identical or different terms and provisions will, at the option of ML&Co., be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Any wire instructions received by the trustee shall remain in effect until revoked by the applicable holder.

      "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the Specified Currency or, if the Specified Currency is Euro, the day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day. "London Banking Day" means a day on which commercial banks are open for business, including dealings in the LIBOR Currency, as defined below, in London.

      "Principal Financial Center" means:

     (1) the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, South African rand and Swiss francs, the "Principal Financial Center" will be The City of New York, Sydney and Melbourne, Toronto, Frankfurt, Amsterdam, Milan, Johannesburg and Zurich, respectively, or

     (2) the capital city of the country to which the LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" will be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, London, Johannesburg and Zurich, respectively.

Redemption at the Option of ML&Co.

      The notes will not be subject to any sinking fund. ML&Co. may redeem the notes at its option before their stated maturity date only if an initial redemption date is specified in the applicable pricing supplement. If so indicated in the applicable pricing supplement, ML&Co. may redeem the notes at its option on any date on and after the applicable initial redemption date specified in the applicable pricing supplement. On and after the initial redemption date, if any, ML&Co. may redeem the related note at any time in whole or from time to time in part at its option at the applicable redemption price referred to below together with interest on the principal of the applicable note payable to the redemption date, on notice given, unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days before the redemption date. ML&Co. will redeem the notes in increments of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. Unless otherwise specified in the applicable pricing supplement, the redemption price with respect to a note will initially mean a percentage, the initial redemption percentage, of the principal amount of the note to be redeemed specified in the applicable pricing supplement and shall decline at each anniversary of the initial redemption date by a percentage specified in the applicable pricing supplement, of the principal amount to be redeemed until the redemption price is 100% of the principal amount.

Repayment at the Option of the Holder

      If so indicated in an applicable pricing supplement, ML&Co. will repay the notes in whole or in part at the option of the holders of the notes on any optional repayment date specified in the applicable pricing supplement. If no optional repayment date is indicated with respect to a note, it will not be repayable at the option of the holder before its stated maturity date. Any repayment in part will be in an amount equal to $1,000 or integral multiples of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. The repurchase price for any note so repurchased will be 100% of the principal amount to be repaid, together with interest on the principal of the applicable note payable to the date of repayment. For any note to be repaid, the trustee must receive, at its office maintained for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee, not more than 60 nor less than 30 days before the optional repayment date, the particular note being repaid:

            . in the case of a note in certificated form, the form entitled "Option to Elect Repayment" duly completed, or

            . in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner thereof to the depository and forwarded by the depository.

Notices of elections from a holder to exercise the repayment option must be received by the trustee by 5:00 p.m., New York City time, on the last day for giving such notice. Exercise of the repayment option by the holder of a note will be irrevocable.

      Only the depository may exercise the repayment option in respect of global securities representing notes in book-entry form. Accordingly, beneficial owners of global securities that desire to have all or any portion of the notes in book-entry form represented by global securities repaid must instruct the participant through which they own their interest to direct the depository to exercise the repayment option on their behalf by forwarding the repayment instructions to the trustee as discussed above. In order to ensure that the instructions are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of notes in book-entry form should consult the participants through which they own their interest for the respective deadlines. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depository's records, to the trustee. See "--Book-Entry Notes".

      If applicable, ML&Co. will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment at the option of the holder.

      ML&Co. may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by ML&Co. may, at the discretion of ML&Co., be held, resold or surrendered to the trustee for cancellation.

Interest

      Each interest-bearing note will bear interest from the date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as stated in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable and at Maturity. The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular record date to the holder on the next succeeding regular record date. The regular record date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date.

      Fixed Rate Notes

      Each fixed rate note will bear interest from, and including, the date of issue, at the rate per annum stated on the face of the note until the principal amount of the note is paid or made available for payment. Interest payments on fixed rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from, and including, the date of issue, if no interest has been paid with respect to the applicable fixed rate notes, to, but excluding, the applicable interest payment date or Maturity, as the case may be. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

      Interest on fixed rate notes will be payable semiannually on May 15 and November 15 of each year and at Maturity. If any interest payment date or the Maturity of a fixed rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or Maturity, as the case may be.

      Floating Rate Notes

      Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of:

      .  the CD Rate,

      .  the CMT Rate,

      .  the Commercial Paper Rate,

      .  the Eleventh District Cost of Funds Rate,

      .  the Federal Funds Rate,

      .  LIBOR,

      .  the Prime Rate,

      .  the Treasury Rate, or

      . any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

      A floating rate note may bear interest with respect to two or more Interest Rate Bases.

      Each applicable pricing supplement will specify certain terms of the floating rate note being delivered, including:

      .  whether the floating rate note is

         .  a "Regular Floating Rate Note",

         .  a "Inverse Floating Rate Note" or

         .  a "Floating Rate/Fixed Rate Note",

      .  the Interest Rate Basis or Bases,

      .  the Initial Interest Rate,

      .  the Interest Reset Dates,

      .  the interest payment dates,

      . the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the "Index Maturity"),

      .  the Maximum Interest Rate and Minimum Interest Rate, if any,

      . the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the "Spread"),

      . the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the "Spread Multiplier"), and

      . if one or more of the specified Interest Rate Bases is LIBOR, the LIBOR Currency, the Index Maturity and the Designated LIBOR Page.

      The interest rate borne by the floating rate notes will be determined as follows:

      Regular Floating Rate Notes. Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum attached or as having "Other Provisions" apply relating to a different interest rate formula, it will be a "Regular Floating Rate Note" and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

      .  plus or minus the applicable Spread, if any, and/or

      .  multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

      Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a "Floating Rate/Fixed Rate Note", it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

      .  plus or minus the applicable Spread, if any, and/or

      .  multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

      . the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and

      . the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to Maturity will be the Fixed Interest Rate, if the rate is specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

      Inverse Floating Rate Notes. If a floating rate note is designated as an "Inverse Floating Rate Note" it will bear interest equal to the Fixed Interest Rate specified in the related pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

      .  plus or minus the applicable Spread, if any, and/or

      .  multiplied by the applicable Spread Multiplier, if any;

provided, however, that the interest rate on the applicable Inverse Floating Rate Note will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on the Inverse Floating Rate

Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

      The interest rate derived from an Interest Rate Basis will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be based on:

      . if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding the applicable Interest Reset Date, or

      . if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

      Interest Reset Dates. The applicable pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset (each, an "Interest Reset Date"). The Interest Reset Date will be, in the case of floating rate notes which reset:

      .  daily--each Business Day;

      . weekly--the Wednesday of each week, with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below under "--Interest Determination Dates";

      . monthly--the third Wednesday of each month, with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

      . quarterly--the third Wednesday of March, June, September and December of each year;

      . semiannually--the third Wednesday of the two months specified in the applicable pricing supplement; and

      . annually--the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

      If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, then the applicable Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a floating rate note for which the Treasury Rate is an applicable Interest Rate Basis if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

      Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

      . a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "Maximum Interest Rate"), and

      . a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "Minimum Interest Rate").

      The 1993 Indenture is, and any notes issued under the 1993 Indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While ML&Co. believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. It is suggested that prospective investors consult their personal advisors with respect to the applicability of these laws. ML&Co. has agreed for the benefit of the beneficial owners of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the notes.

      Interest Payments. Each applicable pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the applicable floating rate note until the principal of the applicable note is paid or otherwise made available for payment. The interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

      . daily, weekly or monthly--the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

      . quarterly--the third Wednesday of March, June, September and December of each year;

      . semiannually--the third Wednesday of the two months of each year specified in the applicable pricing supplement;

      . annually--the third Wednesday of the month of each year specified in the applicable pricing supplement; and

      .  at Maturity.

      If any interest payment date for any floating rate note, other than an interest payment date at Maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding day that is a Business Day except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding Business Day. If the Maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity.

      All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent with one-half cent being rounded upward.

      Interest payments on floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the related interest payment date or Maturity.

      With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

      . In the case of notes for which the Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

      . In the case of notes for which the Interest Rate Basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

      . The interest factor for notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

      Interest Determination Dates. The interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to that interest reset period will be the rate determined as of the applicable "Interest Determination Date".

      . The Interest Determination Date with respect to the Federal Funds Rate and the Prime Rate will be the Business Day immediately preceding the related Interest Reset Date.

      . The Interest Determination Date with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate will be the second Business Day preceding the related Interest Reset Date.

      . The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below.

      . The Interest Determination Date with respect to LIBOR will be the second London Business Day preceding the related Interest Reset Date.

      . The Interest Determination Date with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date will be the preceding Friday.

      . The Interest Determination Date pertaining to a floating rate note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days before the related Interest Reset Date for the applicable floating rate note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

      Calculation Date. MLPF&S will be the calculation agent. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

      . the tenth calendar day after the applicable Interest Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day, or

      . the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

      CD Rate. CD Rate Notes will bear interest at the rates, calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CD Rate Notes and in any applicable pricing supplement.

      "CD Rate" means:

         (1) the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading "CDs (secondary market)", or

         (2) if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update, as defined below, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

         (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York, which may include the agent or its affiliates, selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time, or

         (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD Rate in effect on the applicable Interest Determination Date.

      "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

      "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

      CMT Rate. CMT Rate Notes will bear interest at the rates, calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CMT Rate and in any applicable pricing supplement.

      "CMT Rate" means:

         (1) if CMT Telerate Page 7051 is specified in the applicable pricing supplement:

                (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc., or any successor service, on page 7051, or any other page as may replace page 7051 on that service ("Telerate Page 7051"), for the applicable Interest Determination Date, or

                (b) if the rate referred to in clause 1(a) does not appear on
                    Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity"
               having the Index Maturity specified in the applicable pricing supplement and for the applicable Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities", or

            (c) if the rate referred to in clause 1(b) does not appear in
                H.15(519), the rate on the applicable Interest Determination Date for the period of the Index Maturity specified in the applicable pricing supplement as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

            (d) if the rate referred to in clause 1(c) is not published, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York, which may include the agent or its affiliates (each, a "Reference Dealer"), selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity no more than 1 year shorter than the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

            (e) if fewer than five but more than two of the prices referred to in clause 1(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

            (f) if fewer than three prices referred to in clause 1(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

            (g) if fewer than five but more than two prices referred to in clause 1(f) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

            (h) if fewer than three prices referred to in clause 1(f) are provided as requested, the CMT Rate in effect on the applicable Interest Determination Date.

     (2) if CMT Telerate Page 7052 is specified in the applicable pricing supplement:

            (a) the percentage equal to the one-week or one-month, as
                specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in

                H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc., or any successor service, on page 7052, or any other page as may replace page 7052 on that service ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

            (b) if the rate referred to in clause 2(a) does not appear on
                Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable CMT Rate Note and the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement and for the week or month, as applicable, preceding the applicable Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

            (c) if the rate referred to in clause 2(b) does not appear in
                H.15(519), the one-week or one-month, as specified, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

            (d) if the Federal Reserve Bank of New York does not publish the rate referred to in clause 2(c), the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity no more than 1 year shorter than the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

            (e) if fewer than five but more than two of the prices referred to in clause 2(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the questions shall be eliminated, or

            (f) if fewer than three prices referred to in clause 2(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction the securities in the market at the time, or

            (g) if fewer than five but more than two prices referred to in clause 2(f) are provided as requested, the rate will be calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

            (h) if fewer than three prices referred to in clause 2(f) are provided as requested, the CMT Rate in effect on the applicable Interest Determination Date.

      If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement have remaining terms to maturity equally close to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

      Commercial Paper Rate. "Commercial Paper Rate" means:

         (1) the Money Market Yield as defined below on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper-Nonfinancial", or

         (2) if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper--Nonfinancial", or

         (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the arithmetic mean of the offered rates, calculated by the calculation agent, at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent for commercial paper having the Index Maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

         (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the applicable Interest Determination Date.

      "Money Market Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                        D X 360
             Money Market Yield  =    -----------  X  100
                                      360-(D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      Eleventh District Cost of Funds Rate. "Eleventh District Cost of Funds Rate" means:

     (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc., or any successor service, on page 7058 or any other page as may replace page 7058 on that service

         ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date, or

     (2) if the rate referred to in clause (1) does not appear on Telerate Page 7058 on the related Interest Determination Date, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date, or

     (3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or before the applicable Interest Determination Date for the calendar month immediately preceding the applicable Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the applicable Interest Determination Date.

Federal Funds Rate. "Federal Funds Rate" means:

     (1) the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the specified page on that service ("Telerate Page 120"), or

     (2) if the rate referred to in clause (1) does not appear on Telerate Page 120 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds/Effective Rate", or

     (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the calculation agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date, or

     (4) if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the applicable Interest Determination Date.

LIBOR. "LIBOR" means:

     (1) if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the LIBOR Currency, as defined below, having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the Designated LIBOR Page, as defined below, as of 11:00 A.M., London time, on the applicable Interest Determination Date, or

     (2) if "LIBOR Reuters" is specified in the applicable pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appear on the Designated LIBOR Page specified in the applicable pricing supplement as of 11:00 A.M., London time, on the applicable Interest Determination Date. If the Designated LIBOR Page by its terms provides only for a single rate, then the single rate will be used, or

     (3) with respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clauses (1) and (2), respectively, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agent, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time, or

     (4) if fewer than two quotations referred to in clause (3) are provided, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the applicable Interest Determination Date by three major banks, which may include affiliates of the agent, in the applicable Principal Financial Center selected by the calculation agent for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time, or

     (5) if the banks selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the applicable Interest Determination Date.

         "LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

  "Designated LIBOR Page" means either:

         . if "LIBOR Telerate" is designated in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page specified in such pricing supplement or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency, or

         . if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service or any successor service on the page specified in the applicable pricing supplement or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency.

  Prime Rate. "Prime Rate" means:

     (1) the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan", or

     (2) if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date published as
         H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan", or

     (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US

         PRIME 1 Page, as defined below, as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

     (4) if fewer than four rates referred to in clause (3) appear on Reuters Screen US Prime 1 Page by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the agent, in The City of New York selected by the calculation agent, or

     (5) if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the applicable Interest Determination Date.

      "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service or any successor service on the "US PRIME 1" Page or other page as may replace the US PRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

      Treasury Rate. Treasury Rate Notes will bear interest at the rates, calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Treasury Rate Notes and in any applicable pricing supplement.

      "Treasury Rate" means:

     (1) the rate from the auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement as published under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. or any successor service on page 56 or any other page as may replace page 56 on that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57"), or

     (2) if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield, as defined below, of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

     (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or

     (4) if the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of the applicable Treasury Bills published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

     (5) if the rate referred to in clause (4) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

     (6) if the rate referred to in clause (5) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable

         Interest Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

     (7) if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the applicable Interest Determination Date.

      "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

             Bond Equivalent Yield  =    D X N      X  100
                                       -----------
                                       360-(D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

Other Provisions; Addenda

      Any provisions with respect to an issue of notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matter relating to the applicable notes may be modified by the terms as specified under "Other Provisions" on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Original Issue Discount Notes

      ML&Co. may from time to time offer notes at a price less than their redemption price at Maturity, resulting in the applicable notes being treated as if they were issued with original issue discount for federal income tax purposes ("Original Issue Discount Notes"). Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Additional considerations relating to any Original Issue Discount Notes will be specified in the applicable pricing supplement.

Amortizing Notes

      ML&Co. may from time to time offer notes ("Amortizing Notes"), with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be specified in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be specified in the applicable pricing supplement.

Linked Notes

      ML&Co. may from time to time offer notes ("Linked Notes") the principal value of which at Maturity will be determined by reference to:

     (a) one or more equity or debt securities, including, but not limited to, the price or yield of such securities,

     (b) any statistical measure of economic or financial performance, including, but not limited to, any currency, consumer price or mortgage index, or

     (c) the price or value of any commodity or any other item or index or any combination,

(collectively, the "Linked Securities"). The payment or delivery of any consideration on any Linked Note at Maturity will be determined by the decrease or increase, as applicable, in the price or value of the applicable Linked Securities. The terms of and any additional considerations, including any material tax consequences, relating to any Linked Notes will be specified in the applicable pricing supplement.

Extendible Maturity Notes

      ML&Co. may from time to time offer notes ("Extendible Maturity Notes") with the option to extend the maturity of the notes to one or more dates indicated in the notes and the applicable pricing supplement. The terms of and any additional considerations relating to any Extendible Maturity Notes will be specified in the applicable pricing supplement.

Book-Entry Notes

      Description of the Global Securities

      Upon issuance, all notes in book-entry form having the same date of issue, Maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes (the "Global Notes"). Each Global Note will be deposited with, or on behalf of, The Depository Trust Company as depository registered in the name of the depository or a nominee of the depository. Unless and until it is exchanged in whole or in part for notes in certificated form, no Global Note may be transferred except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any such nominee to a successor of the depository or a nominee of the successor.

      DTC Procedures

      The following is based on information furnished by the depository:

      The depository will act as securities depository for the notes in book-entry form. The notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., the depository's partnership nominee. One fully registered Global Note will be issued for each issue of notes in book-entry form, each in the aggregate principal amount of the issue, and will be deposited with the depository. If, however, the aggregate principal amount of any issue exceeds $400,000,000, one Global Note will be issued with respect to each $400,000,000 of principal amount and an additional Global Note will be issued with respect to any remaining principal amount of the issue.

      The depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants deposit with the depository. The depository also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of the depository include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depository's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the SEC.

      Purchasers of notes in book-entry form under the depository's system must be made by or through direct participants, which will receive a credit for those notes in book-entry form on the depository's records. The ownership interest of each actual purchaser of each note in book-entry form represented by a Global Note is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners in book-entry form will not receive written confirmation from the depository of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Note representing notes in book-entry form are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a Global Note representing notes in book-entry form will not receive notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for such notes in book-entry form is discontinued.

      To facilitate subsequent transfers, all Global Notes representing notes in book-entry form which are deposited with, or on behalf of, the depository are registered in the name of the depository's nominee, Cede & Co. The deposit of Global Notes with, or on behalf of, the depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depository has no knowledge of the actual beneficial owners of the Global Notes representing the notes in book-entry form; the depository's records reflect only the identity of the direct participants to whose accounts such notes in book-entry form are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by the depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither the depository nor Cede & Co. will consent or vote with respect to the Global Notes representing the notes in book-entry form. Under its usual procedures, the depository mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book-entry form are credited on the applicable record date.

      ML&Co. will make principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the notes in book-entry form in immediately available funds to the depository. The depository's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depository's records unless the depository has reason to believe that it will not receive payment on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the applicable participant and not of the depository, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the depository is the responsibility of ML&Co. and the trustee, disbursement of payments to direct participants will be the responsibility of the depository, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

      If applicable, redemption notices shall be sent to Cede & Co. If less than all of the notes in book-entry form of like tenor and terms are being redeemed, the depository's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

      A beneficial owner will give notice of any option to elect to have its notes in book-entry form repaid by ML&Co., through its participant, to the trustee, and will effect delivery of the applicable notes in book-entry form by causing the direct participant to transfer the participant's interest in the Global Note notes in book-entry form, on the depository's records, to the trustee.

      The depository may discontinue providing its services as securities depository with respect to the notes in book-entry form at any time by giving reasonable notice to ML&Co. or the trustee. In the event that a successor securities depository is not obtained, notes in certificated form are required to be printed and delivered.

      ML&Co. may decide to discontinue use of the system of book-entry transfers through the depository or a successor securities depository. In that event, notes in certificated form will be printed and delivered.

      The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

      So long as the depository, or its nominee, is the registered owner of a Global Note, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the 1993 Indenture. Except as provided below, beneficial owners of a Global Note will not be entitled to have the notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the 1993 Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1993 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the 1993 Indenture, the depository would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.

      Exchange for Notes in Certificated Form

      If:

          (a) the depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by ML&Co. within 60 days,

          (b) ML&Co. executes and delivers to the trustee a company order to the effect that the Global Notes shall be exchangeable, or

          (c) an Event of Default has occurred and is continuing with respect to the notes,

the Global Note or Global Notes will be exchangeable for notes in certificated form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000. The certificated notes will be registered in the name or names as the depository instructs the trustee. It is expected that instructions may be based upon directions received by the depository from participants with respect to ownership of beneficial interests in Global Notes.

      The information in this section concerning the depository and the depository's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for the accuracy of the information.

                     UNITED STATES FEDERAL INCOME TAXATION

      The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change, including changes in effective dates, or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers, except where otherwise specifically noted. Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

      As used in this prospectus, the term "U.S. Holder" means a beneficial owner of a note that is for United States Federal income tax purposes:

          (1) a citizen or resident of the United States,

          (2) a corporation or a partnership (including an entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise),

          (3) an estate whose income is subject to United States Federal income tax regardless of its source,

          (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

          (5) any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business.

Certain trusts not described in clause (4) above in existence on August 20, 1996 that elect to be treated as a United States person will also be a U.S. Holder for purposes of the following discussion. As used herein, the term "non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

U.S. Holders

      Payments of Interest. Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

      Original Issue Discount. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount ("Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

      For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the note). The issue price of each note of an issue of notes equals the first price at which a substantial amount of the notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on the note or any "true" discount on the note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

      Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of the U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to the Discount Note for each day during the taxable year (or portion of the taxable year) on which the U.S. Holder held the Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between

            . the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and

            . the amount of any qualified stated interest payments allocable to such accrual period.

The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

      A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium". Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount
Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

      Under the OID Regulations, Floating Rate Notes and Indexed Notes (hereinafter "Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if

            . its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and

            . it provides for stated interest, paid or compounded at least annually, at current values of:

               .  one or more qualified floating rates,

               . a single fixed rate and one or more qualified floating rates,

               .  a single objective rate, or

               . a single fixed rate and a single objective rate that is a qualified inverse floating rate.

      A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

      If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if the interest on a Variable Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Variable Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Variable Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a

Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to

     (1) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or

     (2) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

      In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

      Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

      If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. On June 11, 1996, the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable pricing supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of notes will be discussed in the applicable pricing supplement.

      ML&Co. may issue notes which;

            . may be redeemable at the option of ML&Co. prior to their stated maturity (a "call option") and/or

            . may be repayable at the option of the holder prior to their stated maturity (a "put option").

Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

      U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

      Foreign-Currency Notes. The United States Federal income tax consequences of the purchase, ownership and disposition of notes providing for payments denominated in a currency other than U.S. dollars will be more fully described in the applicable pricing supplement.

      Short-Term Notes. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

      Market Discount. If a U.S. Holder purchases a note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased the note at a "market discount", unless such market discount is less than a specified de minimis amount.

      Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

            .  the amount of such payment or realized gain or

            . the market discount which has not previously been included in income and is treated as having accrued on the note at the time of such payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

      A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

      Premium. If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

      Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the U.S. Holder's initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the note. Such gain or loss generally will be long-term capital gain or loss if the note were held for more than one year. Long-term capital gains of individuals are subject to reduced capital gain rates while short-term capital gains are subject to ordinary income rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Non-U.S. Holders

      A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of ML&Co., a controlled foreign corporation related to ML&Co. or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (1) is signed by the beneficial owner of the note under penalties of perjury, (2) certifies that such owner is not a U.S. Holder and (3) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8, IRS Form W-8 BEN or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8, IRS Form W-8 BEN or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof. To claim an exemption from United States withholding for interest or proceeds from sale paid after December 31, 2000, a non-U.S. Holder may no longer use the IRS Form W-8 to certify its status as a non-U.S. Holder.

      On October 6, 1997, the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations. After December 31, 2000, interest accrued under the OID Regulations will not be subject to withholding upon sale or exchange (other than a redemption) of a note unless the Withholding Agent knows or has reason to know that such instrument was sold with the principal purpose of avoiding tax.

      Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

      The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of ML&Co. or, at the time of such individual's death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

      Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information, such as the registered owner's taxpayer identification number, in the required manner.

      Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

      In addition, upon the sale of a note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either:

            . the broker determines that the seller is a corporation or other exempt recipient or

            . the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met).

      Such a sale must also be reported by the broker to the IRS, unless either:

            .  the broker determines that the seller is an exempt recipient or

            . the seller certifies its non-U.S. status (and certain other conditions are met).

After December 31, 2000, interest accrued under the OID Regulations will not be subject to withholding upon sale or exchange (other than a redemption) of a note unless the Withholding Agent knows or has reason to know that such instrument was sold with the principal purpose of avoiding tax. Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8, IRS Form W-8 BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. After December 31, 2000, a registered owner may no longer use an IRS Form W-8 to certify to its non-U.S. status. In addition, prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See " United States Federal Income Taxation--Non-U.S. Holders".

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

      ML&Co. is offering the notes for sale on a continuing basis through the agent, MLPF&S, who will purchase the notes, as principal, from ML&Co., for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the agent, or, if so specified in an applicable pricing supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable pricing supplement, any note sold to the agent as principal will be purchased by the agent at a price equal to 100% of the principal amount of the note less a percentage of the principal amount equal to the commission applicable to an agency sale as described below of a note of identical maturity. If agreed to by ML&Co. and the agent, the agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in an applicable pricing supplement. ML&Co. will pay a commission to the agent, ranging from .050% to .600% of the principal amount of a note, depending upon its stated maturity or, with respect to a note for which the stated maturity is in excess of 30 years, a commission as agreed upon by ML&Co. and the agent at the time of sale, sold through the agent.

      The agent may sell notes it has purchased from ML&Co. as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with such purchases from ML&Co. to such dealers. After the initial public offering of notes, the public offering price, in the case of notes to be resold at a fixed public offering price, the concession and the discount allowed to dealers may be changed.

      ML&Co. reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders, in whole or in part, whether placed directly with ML&Co. or through the agent. The agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by the agent.

      Unless otherwise specified in an applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in U.S. dollars or the Specified Currency, as the case may be, in New York City on the date of settlement.

      No Note will have an established trading market when issued. Unless specified in the applicable pricing supplement, ML&Co. will not list the notes on any securities exchange. The agent may from time to time purchase and sell notes in the secondary market, but the agent is not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops. From time to time, the agent may make a market in the notes.

      The agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. ML&Co. has agreed to indemnify the agent against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agent may be required to make in respect thereof. ML&Co. has agreed to reimburse the agent for certain expenses.

      From time to time, ML&Co. may issue and sell other securities described in the accompanying prospectus, and the amount of notes that ML&Co. may offer and sell under this prospectus supplement may be reduced as a result of such sales.

      In connection with the offering of notes purchased by the agent as principal on a fixed price basis, the agent is permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agent creates a short position in the notes in connection with the offering, i.e., if it sells notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, then the agent may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than in the absence of these purchases.

      Neither ML&Co. nor the agent make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither ML&Co. nor the agent makes any representation that the agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The distribution of the notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                             VALIDITY OF THE NOTES

      The validity of the notes will be passed upon for ML&Co. and the agent by Brown & Wood LLP, New York, New York.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                                     $

                           Merrill Lynch & Co., Inc.

                               Medium-Term Notes,
                                    Series B

                        -------------------------------

                             PROSPECTUS SUPPLEMENT

                        -------------------------------



                              Merrill Lynch & Co.



                                        , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may sell these securities until the registration statement filed with the + + Securities and Exchange Commission is effective. This prospectus is not an + + offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

P R O S P E C T U S
-------------------

                           Merrill Lynch & Co., Inc.
                            Senior Debt Securities

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in our outstanding senior debt securities listed below and the senior debt securities that we will issue in the future.

                                                Redeemable Notes
                                                ----------------

$1,650,000,000 of 6% Notes due February 12, 2003;           $125,000,000 of 6 3/8% Notes due September 8, 2006;
$750,000,000 Floating Rate Notes due June 24, 2003;         $700,000,000 6 1/2% Notes due July 15, 2018;
$500,000,000 6% Notes due November 15, 2004;                $1,000,000,000 6 7/8% Notes due November 15, 2018; and
$500,000,000 6% Notes due July 15, 2005;                    $33,015,000 of 8.40% Notes due November 1, 2019.


                                             Non-Redeemable Notes
                                             --------------------

$150,000,000 of 6.70% Notes due August 1, 2000;             $200,000,000 of 6 1/4% Notes due January 15, 2006;
$500,000,000 of 6% Notes due January 15, 2001;              $200,000,000 of 7% Notes due March 15, 2006;
$250,000,000 of 6% Notes due March 1, 2001;                 $350,000,000 of 7 3/8% Notes due May 15, 2006;
$300,000,000 of 6 1/2% Notes due April 1, 2001;             $500,000,000 of 7% Notes due January 15, 2007;
$225,000,000 of 8% Notes due February 1, 2002;              $150,000,000 of 8% Notes due June 1, 2007;
$150,000,000 of 7 3/8% Notes due August 17, 2002;           $250,000,000 of 6.56% Notes due December 16, 2007;
$250,000,000 of 6.64% Notes due September 19, 2002;         $250,000,000 of 7% Notes due April 27, 2008;
$300,000,000 of Floating Rate Notes due February 4, 2003;   $150,000,000 of 6 1/4% Notes due October 15, 2008;
$200,000,000 of 6 7/8% Notes due March 1, 2003;             $500,000,000 of 6 3/8% Notes due October 15, 2008;
$500,000,000 of 6.55% Notes due August 1, 2004;             $250,000,000 of 6 3/4% Notes due June 1, 2028; and
                                                            $2,000,000,000 of 6% Notes due February 17, 2009.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The sale price of the securities will be the prevailing market price at the time of sale.

                             ____________________

                              Merrill Lynch & Co.
                             ____________________

                 The date of this prospectus is       , 2000.

                               TABLE OF CONTENTS

MERRILL LYNCH & CO., INC..................................................    3

RATIO OF EARNINGS TO FIXED CHARGES........................................    4

DESCRIPTION OF SENIOR DEBT SECURITIES.....................................    5

OTHER TERMS...............................................................   20

WHERE YOU CAN FIND MORE INFORMATION.......................................   23

INCORPORATION OF INFORMATION WE FILE WITH THE SEC.........................   23

PLAN OF DISTRIBUTION......................................................   24

EXPERTS...................................................................   24

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the senior debt securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                            For the Three
                                                 Year Ended Last Friday in December         Months Ended
                                           1995       1996      1997      1998     1999     March 31, 2000
                                           ---        ----      ----      ----     ----     --------------
Ratio of earnings to fixed charges(a)..    1.2        1.2       1.2       1.1      1.3            1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                     DESCRIPTION OF SENIOR DEBT SECURITIES

     The senior debt securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the senior debt securities of which this prospectus is a part. The following summaries of certain provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and each series of the senior debt securities are governed by and construed in accordance with the laws of the State of New York.

     Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to senior debt securities in which $2,500,000 or more has been invested. While ML&Co. believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers.
ML&Co. agrees for the benefit of the holders of its senior debt securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a holder of senior debt securities.

     Outstanding senior debt securities are issuable only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000, unless otherwise indicated. No service charge will be made for any registration of transfer or exchange of senior debt securities, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any registration, transfer or exchange.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

     Principal, premium and interest on the senior debt securities will be payable at the office of the trustee in New York City so designated, provided that, unless otherwise set forth below, payment of interest may be made at the option of ML&Co. by check mailed to the address of the person entitled to that payment as shown on the security register. In addition, the transfer of the senior debt securities is and will be registrable, and senior debt securities are and will be exchangeable at the trustee's designated office.

     Unless otherwise specified with respect to a particular series of senior debt securities, the senior debt securities are not subject to any sinking fund and are not redeemable before maturity.

Book-Entry Securities

     Specified series of the senior debt securities have been issued in global form and are considered book-entry securities. Beneficial owners of these senior debt securities will not receive physical delivery of these securities nor may they be entitled to have these securities registered in their name. These book-entry securities are represented by one or more fully registered global securities. Each global security has been deposited with, or on behalf of, The Depository Trust Company, also known as DTC, as depositary, registered in the name of DTC or its nominee. Unless and until it is exchanged in whole or in part for senior debt securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     In some cases, investors of outstanding senior debt securities have elected to hold interests in the global notes through either the depositary in the United States or Clearstream Banking, societe anonyme (referred to as "Clearstream, Luxembourg"), and Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold these interests in customers' securities accounts in the depositaries' names on the books of the depositary. Citibank, N.A. acts as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank acts as depositary for Euroclear.

     DTC Procedures

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of securities under DTC's system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments on the senior debt securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of these payments to direct participants is the responsibility of DTC, and disbursement of these payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If the depositary is at any time unwilling or unable to continue as depositary and

     (a)  a successor depositary is not appointed by ML&Co. within 60 days,

     (b) ML&Co. executes and delivers to the trustee a company order to the effect that the global notes shall be exchangeable, and

     (c) an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the senior debt securities,

the global notes will be exchangeable for senior debt securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000. The definitive securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global notes.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, senior debt securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

     Clearstream, Luxembourg

     Clearstream, Luxembourg has advised ML&Co. that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations and facilities the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant either directly or indirectly.

     Distributions with respect to the book-entry securities held beneficially through Clearstream, Luxembourg are credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

     Euroclear

     Euroclear has advised ML&Co. that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to book-entry securities held beneficially through Euroclear are credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

     Secondary market trading between DTC participants will occur in the ordinary way in accordance with the depositary's rules and will be settled in immediately available funds using the depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through the depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in the depositary in accordance with the depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, any cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving book-entry securities in the depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depositary. Clearstream, Luxembourg and Euroclear participants may not deliver instructions directly to the depositary.

     Because of time-zone differences, credits of book-entry securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited on the business day following the depositary settlement date. Any credits or transactions in book-entry securities settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the depositary.

     Although the depositary, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of the depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Notices

     Notices to holders of outstanding senior debt securities will be sent by mail to the registered holders and will be published, whether the securities are in global or definitive form, and so long as the securities are listed on the Luxembourg Stock Exchange, in a daily newspaper of general circulation in Luxembourg. It is expected that publication will be made in Luxembourg in the Luxembourg Wort. Any notice shall be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication. So long as senior debt securities are listed on the Luxembourg Stock Exchange, any change in the Luxembourg Paying Agent and Transfer Agent will be published in Luxembourg in the manner set forth above.

Further Issues

     ML&Co. may from time to time, without notice to or the consent of the registered holders of any series of outstanding senior debt securities, create and issue additional senior debt securities ranking equally with the original series of senior debt securities in all respects other than the payment of interest accruing before the originally issue date of the additional senior debt securities. The new issue of senior debt securities may be consolidated and form a single series with the original issue of the securities of that series and have the same terms as to status, redemption or otherwise as the senior debt securities of the original series.

Payment of Additional Amounts

     Unless otherwise stated, ML&Co. will, subject to the exceptions and limitations set forth below, pay as additional interest on the senior debt securities, additional amounts in order for the net payment of the principal of and interest on the senior debt securities to a holder who is a non-United States person, after deduction for any present or future tax, assessment or other governmental charge of the United States of a political subdivision or taxing authority in or of any United States political subdivision, imposed by withholding with respect to the payment, will not be less than the amount provided in the senior debt securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

          (1) to any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

               (a) being or having been present or engaged in a trade or business in the United States or having had a permanent establishment in the United States;

               (b) having a current or former relationship with the Untied States, including a relationship as a citizen or resident of the United States;

               (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

               (d) being or having been a "10-percent shareholder" of ML&Co. as defined in section 871 (h)(3) of the United States Internal Revenue Code or any successor provisions; or

               (e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business.

          (2) to any holder that is not the sole beneficial owner of the securities, or any portion of the securities, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3) to any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the security, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from tax, assessment or other governmental charge;

          (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by ML&Co. or a paying agent from the payment;

          (5) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;

          (7) to any tax, assessment or other governmental charge required to be withheld by any payment agent from any payment of principal of or interest on any senior debt security, if that payment can be made without any withholding by any other payment agent; or

          (8)  in the case of any combination of items (1), (2), (3), (4), (5),
     (6) and (7).

     Some of the outstanding senior debt securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the payments due and payable. Except as specifically provided under this heading "--Payment of Additional Amounts" and under the heading "--Redemption for Tax Reasons", ML&Co. will not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority.

     As used under this heading "--Payment of Additional Amounts" and "-- Redemption for Tax Reasons", the term "United States" means the United States of America, including the States and the District of Columbia, and its territories, its possessions and other areas subject to its jurisdiction.

     "United States person" means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulations, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decision of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons before that date that elect to continue to be treated as United States persons will also be a United States person.

     "Non-United States person" means a person who is not a United States person.

Redemption for Tax Reasons

     As designated, some of the outstanding senior debt securities provide that, if, as a result of any change in, or amendment to, the laws, or any regulations or rulings promulgated under those laws, of the United States or any political subdivision or taxing authority in or of the United States, or any change in, or amendments to, an official position regarding the applicable or interpretation of those laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date the applicable series of senior debt securities were initially issued, ML&Co. becomes or, based upon a written opinion of independent counsel selected by ML&Co., will become obligated to pay additional amounts as described in this prospectus under the heading "--Payment of Additional Amounts" with respect to those securities, then ML&Co. may, at its option redeem, as a whole, but not in part, the securities on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid to the date fixed for redemption.

Tax Considerations

     It is suggested that you should reach an investment decision regarding the senior debt securities only after carefully considering the suitability of the senior debt securities in the light of your particular circumstances.

     You should also consider the tax consequences, if any, of investing in the Securities and should consult your tax advisor.

Redeemable Notes

Terms and Provisions Applicable to Each Series of Redeemable Notes

     The specific terms and provisions applicable to each series of redeemable notes of ML&Co. are described below. The title of each series of the redeemable notes designates the interest rate and maturity date of that series of notes.

     Each series of redeemable notes bears interest at a specified rate payable through their stated maturity date to the persons in whose names the notes are registered on the record date preceding each interest payment date as indicated below. If any interest payment date or the stated maturity date falls on a day that is not a Business Day, as defined below, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or stated maturity date, as the case may be. Unless otherwise stated below, "Business Day" with respect to any place of payment means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment are authorized or obligated by law to close.

     The redeemable notes are subject to redemption by ML&Co. or repayment at the option of their holders before their stated maturity dates as indicated below. Beneficial interests in any redeemable notes that are book-entry securities may be acquired, or subsequently transferred, only in denominations of $1,000 and integral multiples of $1,000.

Terms and Provisions of 6% Notes due February 12, 2003

     The stated maturity date for the 6% Notes due February 12, 2003 is February 12, 2003.

     These notes of this series bear interest from February 12, 1998 and are payable semiannually on February 12 and August 12 of each year and at maturity, to the persons in whose names the notes are registered on the preceding July 29 and January 29, respectively.

     The notes of this series are not subject to redemption by ML&Co. before maturity unless the events described under the section entitled "--Redemption for Tax Reasons" occur.

     In the event definitive notes are issued, the holders of these notes will be able to receive payments on the notes and effect transfers of the notes at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg.

     ML&Co. has appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to this series of notes, and as long as these notes are listed on the Luxembourg Stock Exchange, ML&Co. will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "--Notices".

Terms and Provisions of Floating Rate Notes due June 24, 2003

     The Floating Rate Notes due June 24, 2003 will mature on June 24, 2003.

     The notes of this series are not subject to redemption by ML&Co. before maturity unless the events described in the section entitled "--Redemption for Tax Reasons" occur.

     In the event definitive notes are issued, the holders of these notes will be able to receive payments on the notes and effect transfers of the notes at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg.

     ML&Co. has appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to notes, and as long as the notes are listed on the Luxembourg Stock Exchange, ML&Co. will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "--Notices".

     This series of notes bear interest from June 24, 1998 until their maturity, payable in arrears on March 24, June 24, September 24 and December 24 of each year and at maturity, to the persons in whose names the Notes are registered on the preceding March 9, June 9, September 9 and December 9, respectively; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable. Interest payable on each interest payment date will include interest accrued from and including the first day of the interest period relating to that interest payment date to and including the last day of that interest period. Each interest period comprises the period beginning on and including June 24, 1998 and ending on and including the day preceding the first interest payment date, and, thereafter, each successive period beginning on and including each interest payment date and ending on and including the day preceding the next succeeding interest payment date.

     With respect to this series of notes, "Business Day", with respect to any place of payment, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that place of payment are authorized or required by law, regulation or executive order to close, and which day is also a London Business Day.

     "London Business Day" means any day, other than a Saturday or a Sunday, on which commercial banks and foreign exchange markets settle payments in London, England.

     The per annum rate of interest with respect to this series of notes will be reset on each interest reset date and will be LIBOR plus 0.15%. Each interest payment date will be an interest reset date.

     The interest rate applicable to each interest period will be the rate determined on the interest determination date applicable to that interest period. The interest determination date applicable to any interest reset date will be the second London Business Day preceding that interest reset date.

     With respect to each interest reset date, "LIBOR" will be determined by MLPF&S as the calculation agent for an interest determination date and will be the rate for deposits in United States dollars having a maturity of three months beginning on the second London Business Day immediately following that interest determination date that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that interest determination date.

     If fewer than two offered rates appear, or no rate appears, as applicable, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars having a maturity of three months beginning on the second London Business Day immediately following that interest determination date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on that interest determination date by three major banks in The City of New York selected by the calculation agent for loans in United States dollars to leading European banks, having a maturity of three months and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR determined on that interest determination date will be LIBOR in effect on that interest determination date.

     "Telerate Page 3750" means page 3750 on the Bridge Telerate, or any other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for United States dollars, for the purpose of displaying the London interbank rates of major banks for United States dollars.

     Interest on this series of notes will be computed and paid on the basis of the actual number of days for which interest accrues in each interest period divided by 360.

     All percentages resulting from any calculation on the notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545)) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from any calculation on the notes will be rounded to the nearest cent, with one-half cent being rounded upward.

     ML&Co. will notify the Luxembourg Stock Exchange or will cause the Luxembourg Stock Exchange to be notified of the interest rate, the interest amount that will accrue, and commencement and ending dates for each interest period as soon as practicable after the determination is made.

Terms and Provisions of 6% Notes due November 15, 2004

     The 6% Notes due November 15, 2004 will mature on November 15, 2004.

     The notes of this series bear interest and are payable semiannually on May 15 and November 15 of each year and at maturity, to the persons in whose names the notes are registered on the preceding May 1 and November 1, respectively.

     The notes of this series are not subject to redemption by ML&Co. before maturity unless the events described in the section entitled "--Redemption for Tax Reasons" occur.

     In the event definitive notes are issued, the holders will be able to receive payments on the notes and effect transfers of the notes at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg with respect to the notes.

     ML&Co. has appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to the notes, and as long as the notes are listed on the Luxembourg Stock Exchange, ML&Co. will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "--Notices".

Terms and Provisions of 6% Notes due July 15, 2005

     The 6% Notes due July 15, 2005 will mature at par on July 15, 2005.

     The notes of this series bear interest and are payable semiannually on January 15 and July 15 of each year and at maturity, to the persons in whose names the notes are registered on the preceding December 31 and June 30, respectively.

     The notes of this series are not subject to redemption by ML&Co. before maturity unless the events described in the section entitled "--Redemption for Tax Reasons" occur.

     In the event definitive notes are issued, the holders will be able to receive payments on the notes and effect transfers of the notes at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg with respect to the notes.

     ML&Co. has appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to the notes, and as long as the notes are listed on the Luxembourg Stock Exchange, ML&Co. will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "--Notices".

Terms and Provisions of 6 3/8% Notes due September 8, 2006

     The 6 3/8% Notes due September 8, 2006 will mature on September 8, 2006 unless redeemed earlier as provided below.

     The notes of this series bear interest and are payable semiannually on each March 8 and September 8 to the persons in whose names the notes are registered on the preceding February 23 and August 23, respectively.

     The notes are subject to redemption at the option of ML&Co. on or after September 8, 2003, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount of the notes to be redeemed plus accrued interest to but excluding the date of redemption. Notice of redemption of the notes shall be given not less than 30 or more than 60 days before the date of redemption to each holder of the notes to be redeemed.

Terms and Provisions of 6 1/2% Notes due July 15, 2018

     The 6 1/2% Notes due July 15, 2018 will mature on July 15, 2018.

     The notes of this series bear interest and are payable semiannually on January 15 and July 15 of each year and at maturity, to the persons in whose names the notes are registered on the preceding December 31 and June 30, respectively.

     The notes of this series are not subject to redemption by ML&Co. before maturity unless the events described in the section entitled "--Redemption for Tax Reasons" occur.

     In the event definitive notes are issued, the holders will be able to receive payments on the notes and effect transfers of the notes at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg with respect to the notes.

     ML&Co. has appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to the notes, and as long as the notes are listed on the Luxembourg Stock Exchange, ML&Co. will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "--Notices".

Terms and Provisions of 6 7/8% Notes due November 15, 2018

     The 6 7/8% Notes due November 15, 2018 will mature on November 15, 2018.

     The notes of this series bear interest and are payable semiannually on May 15 and November 15 of each year and at maturity, to the persons in whose names the notes are registered on the preceding May 1 and November 1, respectively.

     The notes of this series are not subject to redemption by ML&Co. before maturity unless the events described in the section entitled "--Redemption for Tax Reasons" occur.

     In the event definitive notes are issued, the holders will be able to receive payments on the notes and effect transfers of the notes at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg with respect to the notes.

     ML&Co. has appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to the notes, and as long as the notes are listed on the Luxembourg Stock Exchange, ML&Co. will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "--Notices".

Terms and Provisions of 8.40% Notes due November 1, 2019

     The 8.40% Notes due November 1, 2019 will mature on November 1, 2019.

     The notes of this series bear interest and are payable semiannually on each May 1 and November 1 to the persons in whose names the notes are registered on the preceding April 15 and October 15, respectively.

     The notes are not redeemable by ML&Co. before maturity unless $20,000,000 or less of aggregate principal amount of the notes are outstanding, in which case the notes are redeemable at any time on or after November 1, 1994, in whole but not in part, on at least 15 days and not more than 60 days prior notice at a redemption price of 100% of principal amount of the notes plus accrued interest to the date of redemption.

Non-Redeemable Notes

     Each series of Non-Redeemable Notes bears interest at a specified rate payable semiannually through maturity to the persons in whose names the notes are registered on the regular record date preceding each interest payment date. The Non-Redeemable Notes are not subject to redemption by ML&Co. or repayment at the option of their holders before their stated maturity dates, and are issuable and transferable in denominations of $1,000 and any integral multiple of $1,000. Beneficial interests in Non-Redeemable Notes that are book-entry securities may be acquired, or subsequently transferred, only in denominations of $1,000 and integral multiples of $1,000. The title of each series of Non-Redeemable Notes designates the interest rate or interest rate basis and maturity date of that series of notes.

Non-Redeemable Fixed Rate Notes

           Series                        Interest Payment Dates              Regular Record Dates
           ------                        ----------------------              --------------------
6.70% Notes due August 1, 2000*           February 1 and August 1            January 15 and July 15
6% Notes due January 15, 2001*            January 15 and July 15             January 1 and July 1
6% Notes due March 1, 2001*               March 1 and September 1            February 15 and August 15
6 1/2% Notes due April 1, 2001*           April 1 and October 1              March 15 and September 15
8% Notes due February 1, 2002             February 1 and August 1            January 15 and July 15
7 3/8% Notes due August 17, 2002*         February 17 and August 17          February 2 and August 2
6.64% Notes due September 19, 2002*       March 19 and September 19          March 4 and September 4
8.30% Notes due November 1, 2002          May 1 and November 1               April 15 and October 15
6% Notes due February 12, 2003*           February 12 and August 12          January 29 and July 29
6 7/8% Notes due March 1, 2003*           March 1 and September 1            February 15 and August 15
6.55% Notes due August 1, 2004*           February 1 and August 1            January 15 and July 15
6 1/4% Notes due January 15, 2006*        January 15 and July 15             January 1 and July 1
7% Notes due March 15, 2006*              March 15 and September 15          March 1 and September 1
7 3/8% Notes due May 15, 2006*            May 15 and November 15             May 1 and November 1
7% Notes due January 15, 2007*            January 15 and July 15             January 1 and July 1
8% Notes due June 1, 2007                 June 1 and December 1              May 15 and November 15
6.56% Notes due December 16, 2007*        June 16 and December 16            June 1 and December 1
7% Notes due April 27, 2008*              April 27 and October 27            April 12 and October 12
6 1/4% Notes due October 15, 2008*        April 15 and October 15            March 31 and September 30
6 3/8% Notes due October 15, 2008*        April 15 and October 15            April 1 and October 1
6 3/4% Notes due June 1, 2028*            June 1 and December 1              May 15 and November 15
6% Notes due February 17, 2009*           February 1 and August 1            February 17 and August 17

__________________

*Book-Entry Securities


Non-Redeemable Floating Rate Notes due February 4, 2003

     The Floating Rate Notes due February 4, 2003 will mature on February 4,
2003.

     The notes of this series are not subject to redemption by ML&Co. before their maturity.


     The notes bear interest payable in arrears on February 4, May 4, August 4 and November 4 of each year until maturity. Interest payable on each interest payment date will include interest accrued from and including the first day of the interest period relating to that interest payment date to and including the last day of that interest period. Each interest period comprises the period beginning on and including the original issue date of the notes and ending on and including the day preceding the first interest payment date, and, thereafter, each successive period beginning on and including each interest payment date and ending on and including the day preceding the next succeeding interest payment date.

     With respect to this series of notes, "Business Day", with respect to any place of payment, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that place of payment are authorized or required by law, regulation or executive order to close, and which day is also a London Business Day.

     "London Business Day" means any day, other than a Saturday or a Sunday, on which commercial banks and foreign exchange markets settle payments in London, England.

     The per annum rate of interest with respect to this series of notes will be reset on each interest reset date and will be LIBOR plus 0.2%. Each interest payment date will be an interest reset date.

     The interest rate applicable to each interest period will be the rate determined on the interest determination date applicable to that interest period. The interest determination date applicable to any interest reset date will be the second London Business Day preceding that interest reset date.

     With respect to each interest reset date, "LIBOR" will be determined by MLPF&S as the calculation agent for an interest determination date and will be the rate for deposits in United States dollars having a maturity of three months beginning on the second London Business Day immediately following that interest determination date that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that interest determination date.

     If fewer than two offered rates appear, or no rate appears, as applicable, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars having a maturity of three months beginning on the second London Business Day immediately following that interest determination date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on that interest determination date by three major banks in The City of New York selected by the calculation agent for loans in United States dollars to leading European banks, having a maturity of three months and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR determined on that interest determination date will be LIBOR in effect on that interest determination date.

     "Telerate Page 3750" means page 3750 on the Bridge Telerate, or any other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for United States dollars, for the purpose of displaying the London interbank rates of major banks for United States dollars.

     Interest on this series of notes will be computed and paid on the basis of the actual number of days for which interest accrues in each interest period divided by the actual number of days in the relevant year.

     All percentages resulting from any calculation on the notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545)) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from any calculation on the notes will be rounded to the nearest cent, with one-half cent being rounded upward.

                                  OTHER TERMS

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

        . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

        . perform and observe of all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .  default in the payment of any principal or premium, when due;

     .  default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     .  specified events in bankruptcy, insolvency or reorganization of ML&Co.;
        and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     Any Event of Default with respect to any series of debt securities may be waived by the holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the senior debt securities. For further information on ML&Co. and the senior debt securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .  incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .  annual report on Form 10-K for the year ended December 31, 1999;

     .  quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .  reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .  any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                              PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the senior debt securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the senior debt securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The distribution of the senior debt securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                                                             [LOGO] Merrill Lynch
----------
                                                                           PROTECTED GROWTH(SM) INVESTING
                                                                      Pursuit of Growth, Protection of Principal

                           Merrill Lynch & Co., Inc.

                               Medium-Term Notes

     Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, will use this prospectus when making offers and sales related to market-making transactions in the following securities.

 .  The final terms and conditions of each issue of       .  The notes bear interest at fixed or floating rates or
   notes are specified in the applicable pricing            may not bear any interest.  If the notes bear interest
   supplement.                                              at a floating rate, the floating rate is based on one or
                                                            more indices or formulas plus or minus a fixed amount or
 .  The notes are senior unsecured debt securities of        multiplied by a factor.
   ML&Co.

 .  The notes have stated maturities of nine months       .  Whether the notes are redeemable or repayable before
   or more from the date they were originally               their maturity and whether they are subject to mandatory
   issued.                                                  redemption, redemption at the option of ML&Co. or
                                                            repayment at the option of the holder of the notes is
 .  We will pay amounts due on the notes in U.S.             specified in the applicable pricing supplement.
   dollars or any other consideration described in the
   applicable pricing supplement.

                Investing in the notes involves certain risks.
                         See "Risk Factors" on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the notes will be the prevailing market price at the time of sale.

                              ___________________

                              Merrill Lynch & Co.
                              ___________________

                  The date of this prospectus is     , 2000.

                              TABLE OF CONTENTS

RISK FACTORS..............................................................            3

MERRILL LYNCH & CO., INC..................................................            4

RATIO OF EARNINGS TO FIXED CHARGES........................................            5

DESCRIPTION OF NOTES......................................................            5

OTHER TERMS...............................................................           13

WHERE YOU CAN FIND MORE INFORMATION.......................................           17

INCORPORATION OF INFORMATION WE FILE WITH THE SEC.........................           17

PLAN OF DISTRIBUTION......................................................           17

EXPERTS...................................................................           18

                                 RISK FACTORS

     Your investment in the notes will include certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components of their relationship.

Structure Risks of Notes Indexed to Interest Rate, Currency or Other Indices or Formulas

     If you invest in notes indexed to one or more interest rate, currency or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in that index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

     If your notes are redeemable at our option or are otherwise subject to mandatory redemption, we may, in the case of optional redemption, or must, in the case of mandatory redemption, choose to redeem your notes at times when prevailing interest rates may be relatively low. Accordingly, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There May Be an Uncertain Trading Market for Your Notes; Many Factors Affect the Trading Value of Your Notes

     We cannot assure you a trading market for your notes will continue to exist. Many factors independent of our creditworthiness may affect the trading market of your notes. These factors include:

     . the complexity and volatility of the index or formula applicable to the notes,

     . the method of calculating the principal, premium and interest in respect of the notes,

     .    the time remaining to the maturity of the notes,

     .    the outstanding amount of the notes,

     .    the redemption features of the notes,

     . the amount of other securities linked to the index or formula applicable to the notes, and

     . the level, direction and volatility of market interest rates generally.

     In addition, because some notes were designed for specific investment objectives or strategies, these notes will have a more limited trading market and experience more price volatility. There may be a limited number of buyers for these notes. This may affect the price you receive for these notes or your ability to sell these notes at all. You should not purchase notes unless you understand and know you can bear the related investment risks.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

     Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the notes described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                   For the Three
                                                    Year Ended Last Friday in December              Months Ended
                                             1995       1996      1997      1998       1999        March 31, 2000
                                             ----       ----      ----      ----       ----        --------------
Ratio of earnings to fixed charges(a)....    1.2         1.2       1.2       1.1        1.3             1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                             DESCRIPTION OF NOTES

Terms of the Notes

     "Pricing supplement", as used herein, means a prospectus supplement relating to an individual issue of the notes, as filed with the SEC.

     The terms and conditions described below apply to each note unless otherwise specified in the applicable pricing supplement.

     Except as provided in the applicable pricing supplement, the notes are denominated in U.S. dollars. If provided in the applicable pricing supplement, notes may be denominated in a foreign currency or in units of two or more currencies ("Multi-Currency Notes").

     Except as provided in the applicable pricing supplement:

     .    the notes were issued only in fully registered form without coupons;

     . floating rate notes and Zero Coupon Notes, as defined, were issued in denominations of $25,000 or any amount in excess of $25,000 which is an integral multiple of $1,000; and

     . fixed rate notes were issued in denominations of $1,000 or any integral multiple in excess of $1,000.

     Unless otherwise specified in the applicable pricing supplement:

     .    principal and interest, if any, is payable,

     .    the transfer of the notes is registrable, and

     . the notes are exchangeable for notes bearing identical terms and provisions,

at the office of the trustee in The City of New York designated for such purpose, provided that ML&Co., at its option, may pay interest, other than interest payable at maturity or on any date of redemption or repayment, by check mailed to the address of the person entitled to receive payment as shown on the security register. ML&Co. will pay the principal and interest payable at maturity or the date of redemption or repayment on each note upon maturity, redemption or repayment, as the case may be, in immediately available funds against presentation of the note at the office of the trustee maintained for that purpose.

     Notwithstanding the preceding two sentences, ML&Co. may pay interest on a note which bears interest at a floating rate at maturity or earlier redemption or repayment by wire transfer of immediately available funds to a designated account maintained in the United States upon:

     (1) receipt of written notice by the trustee from the holder of the applicable note not less than one Business Day before the due date of the relevant principal payment; and

     (2) presentation of the note at the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, or at any other place as ML&Co. may designate.

A holder of not less than $1,000,000 aggregate principal amount of floating rate notes may by written notice to the trustee at the corporate trust office or at such other address as ML&Co. will give notice in writing not less than 15 days before an interest payment date, arrange to have the interest payable on all notes held by that holder on the relevant interest payment date, and all subsequent interest payment dates until written notice to the contrary is given to the trustee, made by wire transfer of immediately available funds to a designated account maintained in the United States.

     Except as provided in the applicable pricing supplement, "Business Day" means any day that is not a Saturday or Sunday and that, in The City of New York, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or regulation to close.

Repayment at Option of Holder

     If so indicated in an applicable pricing supplement, notes are repayable by ML&Co. in whole or in part at the option of the holders of the notes on their respective optional repayment dates specified in the applicable pricing supplement. If no optional repayment date is indicated with respect to a note, that note is not repayable at the option of the holder before maturity. Any repayment in part will be in increments of $1,000 provided that any remaining principal amount of the applicable note will be an authorized denomination of the applicable note. The repurchase price for any note repurchased is 100% of the principal amount to be repaid, together with interest payable to the date of repayment.

     Notwithstanding anything to the contrary in this prospectus, if repayable at the option of the holder, a note is repayable only on an interest payment date. If any optional repayment date specified with respect to a note is not an interest payment date, whether because the payment date is not a Business Day or otherwise, the applicable repayment date will, instead of being the date specified, be the interest payment date nearest the specified optional repayment date whether the applicable interest payment date precedes or succeeds the specified optional repayment date. In the event that an equal number of days separates a specified optional repayment date and the preceding interest payment date, on the one hand, and the succeeding interest payment date, on the other hand, the optional repayment date will be the succeeding interest payment date.

     In order for a note which is by its terms repayable at the option of the holder to be repaid before maturity, ML&Co. must receive at the corporate trust office of the trustee, or at any other address of which ML&Co. will from time to time notify the holders of the notes, during the period from and including the 20th Business Day preceding the applicable optional repayment date up to and including the close of business on the 16th Business Day preceding the applicable optional repayment date:

     (1) the applicable note with the information under the caption "option to elect repayment" duly completed, or

     (2) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America dated no later than the 16th Business Day preceding the applicable optional repayment date and setting forth the name of the holder of the note, the principal amount of the note, the amount of the note to be repaid, a statement that the option to elect repayment is being exercised and a guarantee that the note with the information required under the caption "option to elect repayment" duly completed will be received at the above-mentioned office of the trustee, not later than the 5th Business Day after the date of the telegram, telex, facsimile transmission or letter and note, duly completed, is received at the office of the trustee by the 5th Business Day.

     A holder's effective exercise of the repayment option will be irrevocable. A holder of a note will not be permitted to transfer or exchange that note or, in the event that a note is to be repaid in part, that portion of the note to be repaid, after exercise of the repayment option. ML&Co. will make all determinations with respect to all questions as to the validity, eligibility, including time of receipt and acceptance of any note for repayment. All such determinations will be final, binding and non-appealable. ML&Co. has the right to offer for resale any note acquired by it pursuant to the foregoing arrangements. Accordingly, ML&Co. may not satisfy the indebtedness evidenced by any note repurchased by it by such repurchase.

Redemption at Option of ML&Co.

     The notes do not have a sinking fund but are redeemable at the option of ML&Co. if a redemption date is specified in the applicable notes and in the applicable pricing supplement. If indicated in an applicable pricing supplement, the notes are subject to redemption by ML&Co. on and after their respective redemption dates specified in the applicable pricing supplement. On and after the redemption date, if any, the related note is redeemable in whole or in part at the option of ML&Co. on notice given not more than 60 nor less than 30 days before the date of redemption in the case of fixed rate notes, or on notice given not more than 30 nor less than 15 days before the date of redemption in the case of floating rate notes. Any redemption in part will be in increments of $1,000 provided that any remaining principal amount of the applicable note will be an authorized denomination of the applicable note. The redemption price is equal to 100% of the principal amount to be redeemed, together with interest payable to the date of redemption. Notwithstanding the above, however, floating rate notes, if redeemable at the option of ML&Co., are redeemable only on interest payment dates occurring on or after the applicable redemption dates.

Interest Rate

     Each note bears interest at the rate per annum, or pursuant to the interest rate formula, stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest is payable on each interest payment date and at maturity or, if applicable, upon redemption or repayment. Interest is payable to the person in whose name a note is registered at the close of business on the regular record date next preceding each interest payment date; provided, however, interest payable at maturity or, if applicable, upon redemption or repayment will be payable to the person to whom principal will be payable. Except as provided in the applicable pricing supplement, Merrill Lynch, Pierce, Fenner & Smith Incorporated, referred to in this prospectus as MLPF&S, is the calculation agent with respect to floating rate notes.

     Each floating rate note bears interest at rates determined by reference to an interest rate formula, which may be adjusted by a Spread or Spread Multiplier , each as defined below, unless otherwise specified in the applicable note. A floating rate note may also have either or both of the following:

     . a maximum limitation, or ceiling, on the rate at which interest which may accrue during any interest period; and

     . a minimum limitation, or floor, on the rate at which interest which may accrue during any interest period.

     The applicable pricing supplement designates either a fixed rate of interest per annum payable on the applicable note, in which case the note is a fixed rate note, or one of the following base rates, as applicable to the relevant floating rate note:

     . the commercial paper index rate, in which case the note is a Commercial Paper Index Rate Note,

     . the federal funds rate, in which case the note is a Federal Funds Rate Note,

     .    the prime rate, in which case the note is a Prime Rate Note,

     . the treasury index rate, in which case the note is a Treasury Index Rate Note,

     .    LIBOR, in which case the note is a LIBOR Note, or

     . such other interest rate formula as is set forth in the applicable pricing supplement.

     Except as specified in the applicable pricing supplement, floating rate notes have daily, weekly, monthly, quarterly, semiannual or annual resets of the rate of interest.

Fixed Rate Notes

     Each fixed rate note bears interest at the rate per annum stated on the face of the applicable note until the principal of the note is paid or made available for payment. Except as provided in the applicable pricing supplement, interest is payable semi-annually on May 15 and November 15 of each year and at maturity, or on the date of redemption or repayment if a fixed rate note is redeemed by ML&Co. or repaid at the holder's option prior to maturity. Interest is computed on the basis of a 360-day year of twelve 30-day months. Interest is payable to the person in whose name a fixed rate note is registered at the close of business on the May 1 or November 1 regular record date next preceding the May 15 or November 15 interest payment date. Interest rates are subject to change by ML&Co. from time to time, but no change will affect any fixed rate note previously issued or as to which ML&Co. has accepted an offer to purchase.

     Any payment of principal or interest required to be made on an interest payment date, at maturity or earlier redemption or repayment of a fixed rate note which is not a Business Day need not be made on that day, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date, maturity date or date of redemption or repayment, as the case may be. No interest will accrue with respect to the payment for the period from and after the applicable interest payment date, maturity date or date of redemption or repayment.

Floating Rate Notes

     The applicable pricing supplement specifies:

     .    the base rate or other interest rate formula,

     .    the Spread, or Spread Multiplier, if any, and

     . the maximum or minimum interest rate limitation, if any, applicable to each floating rate note.

In addition, the pricing supplement specifies for each floating rate note the following terms, if applicable: the initial interest rate, the interest payment dates, the Index Maturity, Interest Reset Dates, optional repayment dates, redemption date and any other variable term applicable to the note.

     The interest rate on each floating rate note is calculated by reference to the specified interest rate formula:

     (1) plus or minus the number of basis points specified in the applicable pricing supplement as being applicable to the interest rate for the relevant floating rate note (the "Spread"), if any, or

     (2) multiplied by the percentage of the base rate applicable to the interest rate for the applicable floating rate note (the "Spread Multiplier"), if any.

     "Index Maturity" means, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

     "Regular record date" with respect to floating rate notes means the 15th day, whether or not a Business Day, before the applicable interest payment date.

     The "calculation date", if applicable, with respect to any Interest Determination Date as specified with respect to each base rate is the earlier of:

          . the tenth calendar day after the Interest Determination Date or, if the tenth calendar day is not a Business Day, the next succeeding Business Day, or

          . the Business Day before the interest payment date on which the accrued interest will be payable.

     Except as otherwise provided herein with respect to LIBOR Notes or in the applicable pricing supplement, if any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day.

     Each floating rate note bears interest from the date of issue at the rates determined as described below until the principal of the note is paid or otherwise made available for payment. The rate of interest on a floating rate note is reset each Interest Reset Date applicable to the note; provided, however, that except in the case of floating rate notes which reset daily, the interest rate in effect for the ten days immediately before maturity, redemption or repayment, as the case may be, will be the interest rate in effect on the tenth day preceding such maturity, redemption or repayment, as the case may be. Except as otherwise provided herein or in the applicable pricing supplement, the rate of interest determined on an Interest Reset Date with respect to a floating rate note will be applicable on and after the applicable Interest Reset Date to, but not including, the next succeeding Interest Reset Date, or until the date of maturity or date of redemption or repayment, as the case may be.

     If an interest payment date with respect to any floating rate note falls on a day that is not a Business Day with respect to the note, that interest payment date will be the following day that is a Business Day, except that in the case of a LIBOR Note, if such day falls in the next calendar month, the interest payment date will be the preceding day that is a Business Day. If the maturity date or date of redemption or repayment of any floating rate note falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on that payment will accrue for the period from and after the maturity date or the date of redemption or repayment.

     Except as provided in the applicable pricing supplement, interest payments on floating rate notes will be the amount of interest accrued from, and including, the next preceding interest payment date in respect of which interest has been paid to, but excluding, the interest payment date. With respect to a floating rate note, accrued interest from the last date to which interest has been paid is calculated by multiplying the principal amount of the applicable floating rate note by an accrued interest factor. The accrued interest factor is computed by adding the interest factors, calculated for each day, from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to each day by 360, in the case of Commercial Paper Index Rate Notes, Federal Funds Rate Notes, Prime Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Index Rate Notes.

     All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% or .09876545 would be rounded to 9.87655% or .0987655. All dollar amounts used in or resulting from calculations on floating rate notes will be rounded to the nearest cent with one-half cent being rounded upward.

     Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to the applicable note.

Commercial Paper Index Rate Notes

     Commercial Paper Index Rate Notes bear interest at the interest rates, calculated with reference to the Commercial Paper Index Rate and the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement.

     Unless otherwise indicated in the applicable pricing supplement, "Commercial Paper Index Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Index Rate Note, the Money Market Yield calculated as described below of the rate on that date for commercial paper having the Index Maturity specified in the applicable pricing supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper". In the event that such rate is not published by 9:00 A.M. New York City time on the calculation date pertaining to the applicable Interest Determination Date, then the Commercial Paper Index Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on the applicable calculation date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Index Rate for that Interest Determination Date will be calculated by the calculation agent and will be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the calculation agent as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is "AA" or the equivalent from a nationally recognized rating agency. If the dealers selected by the calculation agent are not quoting as mentioned in the preceding sentence, the Commercial Paper Index Rate will be the Commercial Paper Index Rate in effect on such Interest Determination Date.

     "Money Market Yield" means the yield calculated in accordance with the following formula and expressed as a percentage:


                                              D x 360
                   Money Market Yield =  ----------------- x 100
                                         360 - (D x X x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     The Interest Determination Date pertaining to an Interest Reset Date on a Commercial Paper Index Rate Note is the Business Day before the Interest Reset Date.

Federal Funds Rate Notes

     Federal Funds Rate Notes bear interest at the interest rates, calculated with reference to the Federal Funds Rate and the Spread, or Spread Multiplier, if any, specified in the applicable pricing supplement.

     Unless otherwise indicated in the applicable pricing supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note, the rate on that date for Federal Funds as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)") or any successor publication under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York City time, on the calculation date pertaining to the applicable Interest Determination Date, the Federal Funds Rate will be the interest rate on the Interest Determination Date as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Federal Funds/Effective Rate". If such rate is not yet published by 9:00 A.M. on the calculation date pertaining to the applicable Interest Determination Date, the Federal Funds Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)". If the rate described in the preceding sentence is not made publicly available by the Federal Reserve Bank of New York by 9:00 A.M. on the calculation date, the Federal Funds Rate will be the last Federal Funds Rate in effect before the applicable Interest Determination Date.

     The rate of interest on a Federal Funds Rate Note is reset on each Interest Reset Date applicable to the note. Unless otherwise specified in the applicable pricing supplement, with respect to Federal Funds Rate Notes, each Business Day is an Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date on a Federal Funds Rate Note is the Business Day before the applicable Interest Reset Date.

Prime Rate Notes

     Prime Rate Notes bear interest at the interest rates, calculated with reference to the Prime Rate and the Spread, or Spread Multiplier, if any, specified in the applicable pricing supplement.

     Unless otherwise indicated in the applicable pricing supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note, the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Interest Determination Date by three major money center banks in The City of New York selected by the calculation agent. If fewer than three quotations are provided, the Prime Rate will be calculated by the calculation agent and will be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York on the calculation date by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, and unaffiliated with ML&Co., having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, selected by the calculation agent. If the substitute banks or trust companies selected by the calculation agent are not quoting as mentioned in the preceding sentence, the Prime Rate will be the Prime Rate in effect on such Interest Determination Date relating to a Prime Rate Note.

     The Interest Determination Date pertaining to an Interest Reset Date on a Prime Rate Note is the Business Day before the applicable Interest Reset Date.

LIBOR Notes

     LIBOR Notes bear interest at the interest rates calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement.

     Unless otherwise indicated in the applicable pricing supplement, LIBOR, with respect to any Interest Determination Date relating to a LIBOR Note will equal the arithmetic mean as determined by the calculation agent of the offered rates which appear as of 11:00 A.M., London time, on the Reuters Screen LIBOR Page on the Reuter Monitor Money Rates Service for deposits in United States dollars for the period of the Index Maturity specified in the applicable pricing supplement commencing on the second day on which dealings in deposits in United States dollars are transacted in the London interbank market (a "London Banking Day") immediately following the applicable Interest Determination Date; provided, however, that if fewer than two quotations appear, the calculation agent will request the principal London office of four major banks in the London interbank market selected by the calculation agent to provide the calculation agent with a quotation of their offered rates at approximately 11:00 A.M., London time, on the applicable Interest Determination Date for deposits in United States dollars for the period of the applicable Index Maturity and in a principal amount equal to an amount that is representative for a single transaction in such market at such time commencing on the second London Banking Day immediately following the applicable Interest Determination Date. If at least two quotations are provided, LIBOR for the applicable Interest Determination Date will equal the arithmetic mean of the quotations. If fewer than two quotations are provided, LIBOR for the applicable Interest Determination Date will equal the arithmetic mean of the rates quoted by three major banks in The City of New York, as selected by the calculation agent, at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date for loans to leading European banks in United States dollars for the period of the applicable Index Maturity and in a principal amount equal to an amount that is representative for a single transaction in such market at such time commencing on the second London Banking Day following the Interest Determination Date. If the banks selected by the calculation agent are not quoting as mentioned in the preceding sentence, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

     The Interest Determination Date pertaining to an Interest Reset Date on a LIBOR Note is the second London Banking Day next preceding the applicable Interest Reset Date.

Treasury Index Rate Notes

     Treasury Index Rate Notes bear interest at the interest rates, calculated with reference to the Treasury Index Rate and the Spread or Spread Multiplier, if any, specified in the applicable pricing supplement.

     Unless otherwise indicated in the pricing supplement, "Treasury Index Rate" means, with respect to any Interest Determination Date relating to a Treasury Index Rate Note, the per annum discount rate for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury bills"), expressed as a bond equivalent on the basis of a year of 365 or 366 days, at the 91-day Treasury bill auction occurring on the applicable

Interest Determination Date as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, under the heading "Treasury bills--auction average (investment)" or if not published by 9:00 A.M. New York City time on the calculation date as reported by the United States Department of the Treasury. Treasury bills are usually sold at auction on Monday of each week unless that day is a legal holiday in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday.

     The day of each auction of 91-day Treasury bills, unless otherwise specified in the pricing supplement, is an Interest Determination Date provided that the results of the auction are published or reported, and each Business Day following such an Interest Determination Date is a Treasury Index Rate Note Interest Reset Date. The rate of interest applicable to Treasury Index Rate Notes will therefore not be reset during any period in which auctions are not held or the results of auctions are not so published or reported.

Zero Coupon Notes

     Notes which do not bear interest ("Zero Coupon Notes") were initially offered at a substantial discount from their principal amount at maturity. There are no periodic payments of interest. The calculation of the accrual of Original Issue Discount, as defined below, in the period during which a Zero Coupon Note remains outstanding, is on a semiannual bond equivalent basis using a year composed of twelve 30-day months. Upon maturity, Original Issue Discount will cease to accrue on a Zero Coupon Note.

     Limitation of Claims in Bankruptcy: If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the holder of a Zero Coupon Note with respect to the principal amount thereof may, under Section 502(b)(2) of Title 11 of the United States Code, be limited to the issue price of the Zero Coupon Note plus that portion of the Original Issue Discount that is amortized from the date of issue to the commencement of the proceeding.

                                  OTHER TERMS

     ML&Co. issued the notes as a series of securities under an Indenture, dated as of April 1, 1983, as amended and restated (the "1983 Indenture"), between ML&Co. and The Chase Manhattan Bank, as trustee. All of the securities issued under the 1983 Indenture are referred to in this prospectus as the "senior debt securities". A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the notes of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definition of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon such terms as ML&Co. may establish under to the provisions of the 1983 Indenture.

     The 1983 Indenture and the notes are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and reopen a previously issued series of senior debt securities and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co.. However, since ML&Co. is a holding company, the right of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

         . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

         . perform and observe of all of ML&Co.'s obligations under the 1983
           Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .  default in the payment of any principal or premium, when due;

     .  default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     .  specified events in bankruptcy, insolvency or reorganization of ML&Co.;
        and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of the 1983 Indenture without the consent of each holder of each outstanding security of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The notes and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the notes. For further information on ML&Co. and the notes, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .  incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .  annual report on Form 10-K for the year ended December 31, 1999;

     .  quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .  reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .  any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and

MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the notes and is to be used by MLPF&S when making offers and sales related to market-making transactions in the notes.

     MLPF&S may act as principal or agent in these market-making transactions.

     The distribution of the notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with the+ + Securities and Exchange Commission is effective. This prospectus is not an + + offer to sell these securities and it is soliciting an offer to buy these +
+ securities in any state where the offer and sale is not permitted.           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------



                           Merrill Lynch & Co., Inc.
                                AMEX Oil Index(SM)
                     Stock Market Annual Reset Term(SM) Notes
                             due December 29, 2000
                                "SMART Notes(SM)"


     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the SMART Notes.


          The SMART Notes:
               . 100% principal protection at maturity
               . Interest payment on each June 30 and December 30
               . We will pay interest on the SMART Notes at a rate equal to the product of 85% and the percentage increase, if any, in the AMEX Oil Index
               . For each $1,000 principal amount of the SMART Notes that you own, you will receive not less than $20 per year
               . The SMART Notes are listed on the American Stock Exchange under the symbol "MOI.F"

                  Investing in the SMART Notes involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the SMART Notes will be the prevailing market price at the time of sale.

                           ________________________

                              Merrill Lynch & Co.

                           ________________________

                 The date of this prospectus is         , 2000.

(SM)"SMART Notes" and "Stock Market Annual Reset Term" are service marks of Merrill Lynch & Co., Inc.
(SM)"Oil Index" is a registered service mark of the American Stock Exchange, Inc.

                           TABLE OF CONTENTS


                                                                          Page
                                                                          ----
RISK FACTORS...........................................................     3
MERRILL LYNCH & CO., INC...............................................     6
RATIO OF EARNINGS TO FIXED CHARGES.....................................     7
DESCRIPTION OF THE SMART NOTES.........................................     8
THE AMEX OIL INDEX.....................................................    13
OTHER TERMS............................................................    15
WHERE YOU CAN FIND MORE INFORMATION....................................    19
INCORPORATION OF INFORMATION WE FILE WITH THE SEC......................    19
PLAN OF DISTRIBUTION...................................................    20
EXPERTS................................................................    20

                                  RISK FACTORS

     Your investment in the SMART Notes will involve risks. You should carefully consider the following discussion of risks before investing in the SMART Notes. In addition, you should reach an investment decision with regard to the SMART Notes only after consulting with your legal and tax advisers and considering the suitability of the SMART Notes in the light of your particular circumstances.

You may not earn a return on your investment

     If the arithmetic mean of the quarterly closing values of the AMEX Oil Index applicable to each December payment date, determined in the manner set forth in this prospectus, does not exceed the closing value of the AMEX Oil Index on the last business day of the immediately preceding calendar year by more than approximately 2.35%, at maturity you receive no more than $20 for each $1,000 principal amount of your SMART Notes on that December payment date. This will be true even if at some point during the time the calculation agent determines the interest payable on the SMART Notes for each December payment date, the arithmetic mean of the quarterly closing values of the AMEX Oil Index for that year exceeded the closing value of the AMEX Oil Index on the last business day of the immediately preceding calendar year by more than 2.35%.

     You will receive no less than $20 for each $1,000 principal amount of your SMART Notes and we will repay you 100% of the principal amount of your SMART Notes at maturity. Therefore, the amount that we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

     The amount payable on the SMART Notes based on the AMEX Oil Index will not produce the same return as if you purchased the stocks underlying the AMEX Oil Index and held them for a similar period because of the following:

     . the AMEX Oil Index does not reflect the payment of dividends on the stocks underlying it,

     . the annual amount payable is limited to 85% multiplied by the percentage increase in the AMEX Oil Index during any relevant period, but will not be less than $20 per $1,000 principal amount of the SMART Notes,

     . the arithmetic mean of the quarterly closing values of the AMEX Oil Index for each calendar year may not reflect the full percentage increase in the AMEX Oil Index during any relevant period because it is an average of the AMEX Oil Index at various points in time, and

     . the amounts payable on the SMART Notes do not reflect changes in the AMEX Oil Index for the period between the determination of the arithmetic mean of the quarterly closing values of the AMEX Oil Index applicable to each December payment date and the determination of the closing value of the AMEX Oil Index on the last business day of the preceding calendar year for the next December payment date.

There may be an uncertain trading market for the SMART Notes in the future

     Although the SMART Notes are listed on the AMEX under the symbol "MOI.F," you cannot assume that a trading market will continue to exist for the SMART Notes. If a trading market does continue to exist, there can be no assurance that there will be liquidity in the trading market. The continued existence of a trading market for the SMART Notes will depend on our financial performance, and other factors, such as the increase, if any, in the value of the index. We expect that the secondary market for the SMART Notes, including prices in that market, will likely be affected by our creditworthiness and by a number of other factors. It is possible to view the SMART Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, the SMART Notes may trade in the secondary market at a discount from the aggregate value of these economic components, if these economic components were valued and capable of being traded separately.

     If the trading market for the SMART Notes is limited and you do not wish to hold your investment until maturity, there may be a limited number of buyers for your SMART Notes. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the SMART Notes; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the SMART Notes will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the SMART Notes caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the SMART Notes caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the SMART Notes attributable to another factor, such as an increase in the value of the index.

     Relative level of the AMEX Oil Index.   We expect that the trading value of
the SMART Notes will depend significantly on the extent of the excess of the expected average of the quarterly closing values of the AMEX Oil Index for a calendar year over the closing value of the AMEX Oil Index on the last business day of the preceding calendar year. If, however, you sell your SMART Notes at a time when this excess exists, the price you receive may nevertheless be at a discount from the amount expected to be payable if this excess were to prevail until the next December payment date. Furthermore, the price at which you will be able to sell SMART Notes before a December payment date may be at a discount, which could be substantial, from the principal amount of your SMART Notes, if, at that time, the AMEX Oil Index is below, equal to or not sufficiently above the closing value of the AMEX Oil Index on the last business day of the immediately preceding calendar year before that December payment date. The level of the AMEX Oil Index will depend on the prices of the stocks underlying the AMEX Oil Index which, in turn, will be affected by factors affecting the oil industry, see "The AMEX Oil Index--Oil Industry Sector".

     Changes in the volatility of the index are expected to affect the trading value of the SMART Notes. If the volatility of the AMEX Oil Index increases, we expect the trading value of the SMART Notes to increase. If the volatility of the AMEX Oil Index decreases, we expect the trading value of the SMART Notes to decrease.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the SMART Notes. In general, if U.S. interest rates increase, we expect the value of the SMART Notes to decrease. If U.S. interest rates decrease, we expect the value of the SMART Notes to increase. Interest rates may also affect the U.S. economy, and, in turn, the level of the AMEX Oil Index. Rising interest rates may lower the level of the AMEX Oil Index and, thus, the value of the SMART Notes. Falling interest rates may increase the level of the AMEX Oil Index and, thus, may increase the value of the SMART Notes.

     Time remaining to December payment dates.   We anticipate that before each
December payment date, the SMART Notes may trade at a value above which may be inferred from the level of U.S. interest rates and the AMEX Oil Index. This difference will reflect a "time premium" due to expectations concerning the level of the AMEX Oil Index during the period before each December payment date. As the time remaining to each December payment date decreases, however, this time premium may decrease, thus decreasing the trading value of the SMART Notes.

     As the time remaining to maturity of the SMART Notes decreases, the "time premium" associated with the SMART Notes will decrease. As the number of remaining December payment dates decreases, the cumulative value of all the annual rights to receive an amount that reflects participation in the payments in excess of the minimum annual interest payment of $20 per $1,000 principal amount will decrease, thus decreasing the value of the SMART Notes.

     Changes in dividend yields of the stocks included in the index are expected to affect the trading value of the SMART Notes. A number of complex relationships between the relative values of the SMART Notes and dividend rates are likely to exist. If dividend rates on the stocks comprising the AMEX Oil Index increase, the value of the annual right to receive an amount that reflects participation in the average appreciation of the AMEX Oil Index above the annual starting value is expected to decrease, and consequently, we expect the value of the SMART Notes to decrease. Conversely, if dividend rates on the stocks comprising the AMEX Oil Index decrease, the value of the annual right to receive such an amount is expected to increase and, therefore, the value of the SMART Notes is expected to increase. In general, however, because the majority of issuers of stocks underlying the AMEX Oil Index are organized in the United States, rising U.S. corporate dividend rates may increase the AMEX Oil Index and, in turn, increase the value of the SMART Notes. Conversely, falling U.S. dividend rates may decrease the AMEX Oil Index and, in turn, decrease the value of the SMART Notes.

     Changes in our credit ratings may affect the trading value of the SMART Notes. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the SMART Notes. However, because your return on your SMART Notes is dependent upon factors in addition to our ability to pay our obligations under the SMART Notes, such as the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the SMART Notes.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the SMART Notes of a given change in most of the factors listed above will be less if it occurs later in the term of the SMART Notes than if it occurs earlier in the term of the SMART Notes. However, we expect that the effect on the trading value of the SMART Notes of a given increase in the value of the index will be greater if it occurs later in the term of the SMART Notes than if it occurs earlier in the term of the SMART Notes.

Amounts payable on the MITTS Securities may be limited by state law

     The indenture under which the SMART Notes are issued is governed by New York State law. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the SMART Notes. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the SMART Notes, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .  securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .  asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .  securities clearance services;

     .  equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services ;

     .  insurance sales and underwriting services; and

     .  investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the SMART Notes described in this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                 For the Three
                                                    Year Ended Last Friday in December           Months Ended
                                                  1995     1996    1997    1998    1999          March 31, 2000
                                                  ----     ----    ----    ----    ----          --------------
Ratio of earnings to fixed charges(a)........      1.2      1.2     1.2     1.1     1.3                  1.4

______________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                         DESCRIPTION OF THE SMART NOTES

     The SMART Notes were issued as a series of Senior Debt Securities under the 1983 Indenture which is more fully described this prospectus.

     The SMART Notes will mature, and the principal of the SMART Notes will be repayable at par, on December 29, 2000.

     The SMART Notes are not subject to redemption before maturity by ML&Co. or at the option of any beneficial owner. Upon the occurrence of an Event of Default with respect to the SMART Notes, however, beneficial owners of the SMART Notes or the Trustee may accelerate the maturity of the SMART Notes, as described under "Description of SMART Notes--Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     The SMART Notes are transferable in denominations of $1,000 and integral multiples of $1,000.

Interest Payments

     For each full calendar year, ML&Co. will pay interest in an amount equal to the following for each $1,000 principal amount of SMART Notes:

$1,000 x Average Percent Change x Participation Rate

provided, however, that the per annum amount payable as a result of the foregoing on the SMART Notes will not be less than the Minimum Annual Payment of $20 per $1,000 principal amount of SMART Notes on a per annum basis or 2% per annum.

     The "Participation Rate" equals 85%.

     The "Average Percent Change" applicable to the determination of the amount payable in any calendar year will equal:

                  Ending Average Value - Starting Annual Value
                  --------------------------------------------
                             Starting Annual Value

     The "Starting Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the AMEX Oil Index on the last AMEX Business Day in the immediately preceding calendar year as determined by State Street Bank and Trust Company or the calculation agent.

     The "Ending Average Value" applicable to the determination of the amount payable in a calendar year will equal the arithmetic average or arithmetic mean of the Quarterly Values of the AMEX Oil Index for each calendar quarter during such year as determined by the calculation agent.

     The "Quarterly Value" for any of the first three calendar quarters in a calendar year will be the closing value of the AMEX Oil Index on the last scheduled AMEX Business Day in any such calendar quarter; provided, however, that if a Market Disruption Event has occurred on the last scheduled AMEX Business Day in that calendar quarter, the Quarterly Value for that calendar quarter will be the closing value of the AMEX Oil Index on the next succeeding scheduled AMEX Business Day regardless of whether a Market Disruption Event occurs on that day.

     The "Quarterly Value" for the fourth calendar quarter in a calendar year will be the closing value of the AMEX Oil Index on the seventh scheduled AMEX Business Day preceding the end of that calendar quarter; provided, however, that if a Market Disruption Event has occurred on the seventh scheduled AMEX Business Day, the Quarterly Value for that calendar quarter will be the closing value of the AMEX Oil Index on the sixth scheduled AMEX Business Day preceding the end of that calendar quarter regardless of whether a Market Disruption Event occurs on that day. The calculation agent will determine scheduled AMEX Business Days.

     If the Ending Average Value applicable to the applicable December payment date does not exceed the Annual Starting Value by more than approximately 2.35%, beneficial owners of the SMART Notes will receive only the Minimum Annual Payment on that December payment date, even if the value of the AMEX Oil Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Average Value exceeded that Starting Annual Value by more than approximately 2.35%.

     "Calculation Day" is any day on which a Starting Annual Value or a closing value of the AMEX Oil Index for a calendar quarter is required to be calculated.

     An "AMEX Business Day" is a day on which the AMEX is open for trading. All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the SMART Notes.

     All percentages resulting from any calculation on the SMART Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards, e.g., 9.876545% or
 .09876545 would be rounded to 9.87655% or .0987655, and all dollar amounts used in or resulting from any calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

Adjustments to the Index; Market Disruption Event

     If at any time the method of calculating the AMEX Oil Index, or its value, is changed in a material respect, or if the AMEX Oil Index is in any other way modified so that the index does not, in the opinion of the calculation agent, fairly represent the value of the AMEX Oil Index had no changes or modifications been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each Calculation Day, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the AMEX Oil Index as if no changes or modifications had been made, and calculate the closing value with reference to the AMEX Oil Index, as adjusted. Accordingly, if the method of calculating the AMEX Oil Index is modified so that the value of the index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split in the index, then the calculation agent shall adjust the index in order to arrive at a value of the AMEX Oil Index as if it had not been modified, e.g., as if a split had not occurred.

     "Market Disruption Event" means either of the following events, as determined by the calculation agent:

          (a) the suspension or material limitation on trading during the last half hour of trading in any of the component stocks, or depository receipts representing those stocks, included in the AMEX Oil Index on any national securities exchange in the United States, or

          (b) the suspension or material limitation, in each case during the last half hour of trading whether by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise, in:

               . futures contracts related to the AMEX Oil Index which are traded on any exchange or board of trade in the United States, or

               . option contracts related to the AMEX Oil Index which are traded on the AMEX.

     For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE, the AMEX or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered ''material''.

     For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Interest Payment Dates

     ML&Co. will make semiannual interest payments on the SMART Notes on June 30 of each year ("June Payment Dates") and December 31 of each year and at maturity ("December Payment Dates"), except as described in this prospectus, to the persons in whose names the SMART Notes are registered on the immediately preceding June 29 or December 30, and, at maturity, to the person to whom the principal is payable. For each Note, ML&Co. will pay half of the Minimum Annual Payment for each calendar year on the June Payment Date, and will pay the balance of the annual amount payable on each Note for that year on the December Payment Date.

     Notwithstanding the foregoing, if it is known at least three Business Days before December 31 that December 31 will not be a Business Day, the amount payable by ML&Co. with respect to a December Payment Date for the SMART Notes will be made on the Business Day immediately preceding that December 31 to the persons in whose names the SMART Notes are registered on the second Business Day immediately preceding that December 31.

Discontinuance of the AMEX Oil Index

     If the AMEX discontinues publication of the AMEX Oil Index and the AMEX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the AMEX Oil Index (a "Successor Index"), then, upon the calculation agent's notification of any determination to the Trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by the AMEX or any other entity for the AMEX Oil Index and calculate the annual amount payable as described above under "Interest Payments". Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the SMART Notes.

     If the AMEX discontinues publication of the AMEX Oil Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the AMEX Oil Index for any Calculation Day used to calculate the annual amount payable will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the AMEX Oil Index before any discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the AMEX Oil Index the Successor Index or value shall be substituted for the AMEX Oil Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the AMEX Oil Index before the period during which the amount payable with respect to any year is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each AMEX Business Day until the earlier to occur of:

     (a)  the determination of the amount payable with respect to that year or

     (b) a determination by the calculation agent that a Successor Index is available, the calculation agent shall determine the value that would be used in computing the amount payable with respect to that year as described in the preceding paragraph as if that day were a Calculation Day.

The calculation agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the AMEX Oil Index may adversely affect trading in the SMART Notes.

Events of Default and Acceleration

     In case an Event of Default with respect to any SMART Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the SMART Notes, will equal:

     (a)  the principal amount of each SMART Note, plus

     (b) an additional amount, if any, of interest calculated as though the date of early repayment were a December Payment Date and prorated through the date of early repayment on the basis of a year consisting of 360 days of twelve 30-day months.

If Quarterly Values have been calculated before the early redemption date for the calendar year in which any early redemption date occurs, these Quarterly Values shall be averaged with the value of the AMEX Oil Index determined with respect to that date of early redemption. If no Quarterly Values have been calculated before the early redemption date for the calendar year in which the early redemption date occurs, the Ending Average Value for that calendar year will be the value of the AMEX Oil Index determined with respect to the date of early redemption. The Minimum Supplemental Redemption Amount with respect to any early redemption date will be an amount equal to the interest which would have accrued on the SMART Notes from and including January 1 in the calendar year in which the early redemption date occurs, to but excluding the date of early redemption at an annualized rate of 2%, calculated on a semiannual bond equivalent basis.

     If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the SMART Notes.

     In case of default in payment at the maturity date of the SMART Notes whether at their stated maturity or upon acceleration, from and after the maturity date the SMART Notes shall bear interest, payable upon demand of the holders, at the rate of 7% per annum to the extent that payment of interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the SMART Notes to the date payment of that amount has been made or duly provided for.

Global Securities

Description of the Global Securities.

     Beneficial owners of the SMART Notes may not receive physical delivery of the securities nor may they be entitled to have the securities registered in their names. The SMART Notes are represented by one or more fully registered global securities. Each global security has been deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor thereto, being a "depositary"), as depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for SMART Notes in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to such depositary or another nominee of the depositary or by the depositary or any nominee to a successor of such depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the SMART Notes represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the securities represented by a global security are not entitled to have the SMART Notes represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the SMART Notes in definitive form and are not considered the owners or holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a Holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take action, and those participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the securities. The securities have been issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global securities have been issued for the SMART Notes in the aggregate principal amount of that issue, and has been deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of securities under DTC's system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments on the SMART Notes will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If

     (a) the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     (b) ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, and

     (c) an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the securities,

the global securities will be exchangeable for securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000. The definitive securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, SMART Notes in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

                              THE AMEX OIL INDEX

     The AMEX Oil Index is a price-weighted stock index, i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer, calculated, published and disseminated by the AMEX that measures the composite price performance of selected common stocks of widely-held corporations involved in various segments of the oil industry. The AMEX Oil Index was originally published by the AMEX as the Oil and Gas Index. In September 1984, the AMEX changed the Oil and Gas Index from a market-weighted index to a price-weighted index and deleted all companies engaged exclusively in gas exploration and production activities. The Oil and Gas Index was then renamed the Oil Index. At March 24, 1994, the calculation of the value of the AMEX Oil Index was based on the relative value of the aggregate market price of the common stocks of sixteen companies engaged in various segments of the oil industry.

     The AMEX may from time to time, with approval of the SEC, add companies to, or delete companies from, the AMEX Oil Index to fulfill the above-stated intention of providing an indication of price movements of common stock of corporations engaged in various segments of the oil industry. The level of the AMEX Oil Index is calculated once per day using last sale prices only, i.e., not special "bid quotes" or special "ask quotes" which are used in connection with other stock indices.

     The level of the AMEX Oil Index is disseminated via the Consolidated Tape Authority Network-B also known as the "AMEX Tape". The AMEX Tape Symbol for the AMEX Oil Index is "XOI".

Computation of the AMEX Oil Index

     At March 24, 1994, the AMEX computed the AMEX Oil Index as of a particular time as follows:

     (a) the market price of one share of each component stock is determined as of such time;

     (b) the market prices of all component stocks as of such time (as determined under clause (a) above) are aggregated;

     (c) the aggregate amount (as determined under clause (b) above) is divided by 3.47874.

     While the AMEX employed the above methodology to calculate the AMEX Oil Index at March 24, 1994, no assurance can be given that the AMEX will not modify or change such methodology in a manner that may affect the amounts payable on any December Payment Date to beneficial owners of the SMART Notes.

     In order to maintain continuity in the level of the AMEX Oil Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the AMEX Oil Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the AMEX Oil Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each such change affecting any component stock, the divisor is adjusted in such a way that the level of the AMEX Oil Index immediately after any change will equal the level of the AMEX Oil Index immediately prior to the change.

     Component stocks may be deleted or added by the AMEX with approval of the SEC. However, to maintain continuity in the AMEX Oil Index, the policy of the AMEX is generally not to alter the composition of the component stocks except when a component stock is deleted due to:

     (a)  bankruptcy of the issuer,

     (b) merger of the issuer with, or acquisition of the issuer by, another company,

     (c)  delisting of such stock, or

     (d) failure of such stock to meet, upon periodic review by the AMEX, market value and trading volume criteria established by the AMEX (as such may change from time to time).

Upon deletion of a stock from the component stocks, the AMEX may select a suitable replacement for such deleted component stock. The policy of the AMEX is to announce any such change in advance via distribution of an information circular.

     The use of and reference to the AMEX Oil Index in connection with the SMART Notes has been consented to by the AMEX, the publisher of the AMEX Oil Index and, in connection with that consent, the AMEX has requested that the following information appear in this prospectus. The AMEX is under no obligation to continue the calculation and dissemination of the AMEX Oil Index. The SMART Notes are not sponsored, endorsed, sold or promoted by the AMEX. No inference should be drawn from the information contained in this prospectus that the AMEX makes any representation or warranty, implied or express, to ML&Co., beneficial owners of the SMART Notes or any member of the public regarding the advisability of investing in securities generally or in the SMART Notes in particular or the ability of the AMEX Oil Index to track general stock market performance. The AMEX has no obligation to take the needs of ML&Co. or beneficial owners of the SMART Notes into consideration in determining, composing or calculating the AMEX Oil Index. The AMEX is not responsible for, and has not participated, in the determination or calculation of the equation by which the SMART Notes with respect to the annual payments will be determined. The AMEX has no obligation or liability in connection with the administration, marketing or trading of the SMART Notes. The AMEX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the AMEX Oil Index or the manner in which the index is applied in determining the annual payments with respect to the SMART Notes.

     None of ML&Co., the calculation agent, MLPF&S nor the trustee accepts any responsibility for the calculation, maintenance or publication of the AMEX Oil Index or any Successor Index.

     You should review the historical prices of the securities underlying the Amex Oil Index. The historical prices of the securities should not be taken as an indication of future performance, and no assurance can be given that the prices of the securities will increase sufficiently to cause the beneficial owners of the SMART Notes to receive an amount in excess of the Minimum Annual Payment on any December Payment Date and at the maturity of the SMART Notes.

Oil Industry Sector

     The oil industry is subject to varying degrees of regulatory, political and economic risk which may affect the price of the stocks of the companies in the industry. These risks depend on a number of factors including the countries in which a particular company conducts its activities, evolving levels of governmental regulation, and litigation with respect to environmental and other matters. All segments of the oil industry are competitive, including manufacturing, distribution and marketing of petroleum products and petrochemicals. In addition, the oil industry competes with other industries in supplying the energy needs of various types of consumers. Refining margins or the difference between the price of products and the price of crude oil, and marketing margins or the difference between the wholesale and retail price of petroleum products, also affect companies engaged in the oil industry.

     The profitability of companies engaged in the oil industry is directly affected by the worldwide price of oil and related petroleum products which, in turn, depends upon the worldwide demand for oil and related petroleum products.

     Environmental regulation is a significant factor affecting profitability of companies engaged in the oil industry. In the U.S., companies engaged in the oil industry are subject to substantial environmental regulation by federal, state, and local authorities. Federal regulations include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended or also known as CERCLA or Superfund, the Superfund Amendments and Reauthorizations Act of 1986, and the Resource Conservation Recovery Act of 1976.

     In the United States and elsewhere, various laws and regulations are either now in force, in standby status or under consideration, with respect to such matters as price controls, crude oil and refined product allocations, refined product specifications, environmental, health and safety regulations, retroactive and prospective tax increases, cancellation of contract rights, expropriation of property, divestiture of certain operations, foreign exchange rate restrictions as to the convertibility of currencies, tariffs and other international trade restrictions. Other regulations such as the U.S. Federal Clean Air Act Amendments of 1990 may have a substantial impact on companies engaged in the oil industry despite the fact that they do not impose direct regulations. Finally, regional regulations like those proposed by California's South Coast Air Quality Management District may have substantial effects on the oil industry as well.

                                  OTHER TERMS

     The SMART Notes were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the SMART Notes of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the SMART Notes are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

          . perform and observe of all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of senior debt securities may waive an Event of Default for that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the Holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The SMART Notes and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the SMART Notes and other securities. For further information on ML&Co. and the SMART Notes, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and

MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the SMART Notes and is to be used by MLPF&S when making offers and sales related to market-making transactions in the SMART Notes.

     MLPF&S may act as principal or agent in these market-making transactions.

     The SMART Notes may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the SMART Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000
PROSPECTUS
-----------


                           Merrill Lynch & Co., Inc.
                 S&P 500 Market Index Target-Term Securities(R)
                                due May 10, 2001
                             "MITTS(R) Securities"
                              $10 principal amount


     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at Maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the percentage increase, if
 .  Linked to the value of the S&P 500 Index.               any, in the value of the index, adjusted as described
 .  The MITTS Securities are listed on the New York         in this prospectus.
   Stock Exchange under the symbol "MIX".               .  You will receive no less than the principal amount
                                                           of your MITTS Securities.

               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.
                                _______________

               The date of this prospectus is           , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

"Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)" and "500", are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Capital Services, Inc. and ML&Co. is an authorized sublicensee.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
RISK FACTORS........................................................        3

MERRILL LYNCH & CO., INC............................................        6

RATIO OF EARNINGS TO FIXED CHARGES..................................        7

DESCRIPTION OF THE MITTS SECURITIES.................................        8

THE INDEX...........................................................       14

OTHER TERMS.........................................................       16

WHERE YOU CAN FIND MORE INFORMATION.................................       19

INCORPORATION OF INFORMATION WE FILE WITH THE SEC...................       19

PLAN OF DISTRIBUTION................................................       20

EXPERTS.............................................................       20

                                 RISK FACTORS

     Your investment in MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that at maturity we will pay you no more than $10 for each unit of the MITTS Securities you own if the average value of the index over five trading days shortly before the maturity date is less than 638.26, the value of the index on the date the MITTS Securities were priced. This will be true even if at some time during the life of the MITTS Securities, the value of the index, as adjusted, was higher than 638.26 but later falls below 638.26.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the index

     Your return will not reflect the return you would realize if you actually owned the stock underlying the index and received the dividends paid on those stocks because the index does not reflect the payment of dividends on the stocks underlying it.

There may be an uncertain trading market for the MITTS Securities in the future

     Although the MITTS Securities are listed on the NYSE under the symbol "IX," you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the index.

     If a limited trading market for the MITTS Securities exists, and you do not wish to hold your investment until maturity, fewer buyers may want to purchase your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected effect on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant:

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect the trading value of the MITTS Securities will likely be affected by changes in interest rates. In general, we anticipate that if U.S. interest rates increase, the trading value of the MITTS Securities will decrease. If U.S. interest rates decrease, we expect the trading value of the MITTS Securities to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the index. Rising interest rates may lower the value of the index and, thus, the MITTS Securities. Falling interest rates may increase the value of the index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the index are expected to affect the trading value of the MITTS Securities. If the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We believe that before maturity the MITTS Securities may trade at a value above that which you may expect based upon the level of interest rates and the index. This difference will reflect a "time premium" due to expectations concerning the value of the index during the period prior to maturity of the MITTS Securities. As the time remaining to maturity of the MITTS Securities decreases, however, we expect this time premium to decrease, thus decreasing the trading value of the MITTS Securities. In addition, the price at which you may be able to sell MITTS Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the MITTS Securities if the value of the index is below, equal to, or not sufficiently above 638.26.

     Changes in dividend yields of the stocks included in the index are expected to affect the trading value of the MITTS Securities. If dividend rates on the stocks included in the index increase, we expect the value of the MITTS Securities to decrease. Conversely, if dividend rates on the stocks included in the index decrease, we expect the value of the MITTS Securities to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the index and, in turn, increase the value of the MITTS Securities. Conversely, falling U.S. dividend rates may decrease the value of the index and, in turn, decrease the value of the MITTS Securities.

     In general, assuming all relevant factors are held constant, the effect on the trading value of the MITTS Securities of a given change in interest rates, index volatility and/or dividend rates of stocks comprising the index is expected to be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. We expect that the effect on the trading value of the MITTS Securities of a given appreciation of the index in excess of 638.26 to be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities, assuming all other relevant factors are held constant.

Amounts payable on the MITTS Securities may be limited by state law

     New York State laws govern the indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

The Index

     Political, economic and other developments that affect the stocks included in the index may adversely affect the value of the index and therefore the value of the MITTS Securities.

Potential conflicts

     Our wholly-owned subsidiary, Merrill Lynch, Pierce, Fenner & Smith or MLPF&S, or its affiliates may from time to time engage in transactions involving the stocks underlying the index for their proprietary accounts and for other accounts under their management, which may influence the value of these stocks and therefore the value of the MITTS Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of ML&Co.'s obligations under the MITTS Securities. Accordingly, under some circumstances, conflicts of interest may arise between MLPF&S's responsibilities as calculation agent with respect to the MITTS Securities and its obligations under its hedge and its status as a subsidiary of ML&Co. Under some circumstances, the duties of MLPF&S as calculation agent could conflict with the interests of MLPF&S as an affiliate of the issuer of the MITTS Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the MITTS Securities.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .  securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .  asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .  securities clearance services;

     .  equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .  insurance sales and underwriting services; and

     .  investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                   Year Ended Last Friday in December           For the Three
                                                                                                 Months Ended
                                             1995       1996      1997      1998       1999     March 31, 2000
                                             ----       ----      ----      ----       ----     --------------
Ratio of earnings to fixed charges(a)....     1.2        1.2       1.2       1.1        1.3           1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On May 13, 1996, ML&Co. issued $110,000,000 aggregate principal amount of S&P 500 MITTS Securities due May 10, 2001. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on May 10, 2001.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of each unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Starting Index Value, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

          Principal Amount  X  Ending Index Value--Starting Index Value  X  Participation Rate
                               ----------------------------------------
                                         Starting Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Index Value" equals 638.26, which was the closing value of the S&P 500 Index (the "Index") on the date the MITTS Securities were priced by ML&Co. for initial sale to the public (the "Pricing Date").

     The "Participation Rate" equals 110%.

     The "Ending Index Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average or arithmetic mean of the closing values of the Index on these Calculation Days. If there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the New York Stock Exchange and the American Stock Exchange are open for trading and the Index or any Successor Index, as defined below, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purpose and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical Ending Index Values,

     . the total amount payable at maturity for each $10 principal amount of MITTS Securities,

     .  the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of MITTS Securities, and

     . the pretax annualized rate of return of an investment in the stocks underlying the Index, which includes an assumed aggregate dividend yield of 2.20% per annum, as more fully described below.


                                                  Total Amount              Pretax          Pretax Annualized
                         Percentage Change     Payable at Maturity      Annualized Rate      Rate of Return of
Hypothetical Ending      Over the Starting      Per $10 Principal        of Return on       Stocks Underlying
  Index Value             Index Value         Amount of Securities     the Securities(1)      the Index(1)(2)
  -----------             -----------         --------------------     ----------------       ---------------
     319.13                  -50%                  $10.00                  0.00%                    -11.41%
     382.96                  -40%                  $10.00                  0.00%                     -7.89%
     446.78                  -30%                  $10.00                  0.00%                     -4.89%
     510.61                  -20%                  $10.00                  0.00%                     -2.25%
     574.43                  -10%                  $10.00                  0.00%                      0.09%
     638.26(3)                 0%                  $10.00                  0.00%                      2.21%
     702.09                   10%                  $11.10                  2.10%                      4.15%
     765.91                   20%                  $12.20                  4.02%                      5.94%
     829.74                   30%                  $13.30                  5.80%                      7.61%
     893.56                   40%                  $14.40                  7.44%                      9.16%
     957.39                   50%                  $15.50                  8.97%                     10.62%
   1,021.22                   60%                  $16.60                 10.42%                     12.00%
   1,085.04                   70%                  $17.70                 11.77%                     13.30%
   1,148.87                   80%                  $18.80                 13.05%                     14.54%
   1,212.69                   90%                  $19.90                 14.27%                     15.72%
   1,276.52                  100%                  $21.00                 15.43%                     16.84%
   1,340.35                  110%                  $22.10                 16.53%                     17.92%
   1,404.17                  120%                  $23.20                 17.59%                     18.95%

___________________
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2)  This rate of return assumes

     . an investment of a fixed amount in the stocks underlying the Index with the allocation of the amount reflecting the current relative weights of the stocks in the Index;
     . a percentage change in the aggregate price of the stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value;
     . a constant dividend yield of 2.20% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each quarter assuming the value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value;
     . no transaction fees or expenses;
     . a term for the MITTS Securities from May 13, 1996 to May 10, 2001; and
     . a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of May 7, 1996 was approximately 2.20%.

(3)  The Starting Index Value.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the resulting total and pretax annualized rate of return will depend entirely on the actual Ending Index Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Index; Market Disruption Events

     If at any time the method of calculating the Index, or its value, is changed in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had these changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if the changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified, for example, due to a split in the Index, then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified, for example, as if the split had not occurred.

     "Market Disruption Event" means either of the following events, as determined by the calculation agent:

     (a) the suspension or material limitation in trading for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

     (b) the suspension or material limitation on trading for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in

          (1) futures contracts related to the Index which are traded on the Chicago Mercantile Exchange or

          (2) option contracts related to the Index which are traded on the Chicago Board Options Exchange, Inc.

     A limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

     For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

Discontinuance of the Index

     If S&P discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index (any successor or substitute index is referred to as a ''Successor Index''), then, upon the calculation agent's notification of the determination to the trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by S&P or any other entity for the Index. Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If S&P discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index before the discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, the Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If S&P discontinues publication of the Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

          .    the determination of the Ending Index Value and

          . a determination by the calculation agent that a Successor Index is available,

the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for information with respect to the values to be made available by telephone.

     Despite these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount per unit, will be equal to the initial issue price ($10) per unit and an additional amount of contingent interest calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "- Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount per unit of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 8% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC, DTC together with any successor thereto, being a "depositary", as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     All payments of principal and the Supplemental Redemption Amount, if any, will be made by ML&Co. in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

     Standard & Poor's publishes the Index. The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Standard & Poor's chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor's include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. The Index is comprised of the common stocks of companies in four main groups: Industrials, Utilities, Transportation and Financial. Standard & Poor's may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

     The Index does not reflect the payment of dividends on the stocks included in the Index. Because of this, and due to the application of the Adjustment Factor, the return on the MITTS Securities will not be the same that you would receive if you were to purchase these stocks and hold them for a period equal to the term of the MITTS Securities.

Computation of the Index

     Standard & Poor's currently computes the Index as of a particular time as follows:

     (a) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

     (b) the market values of all component stocks as of that time are aggregated;

     (c) the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

     (d) the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

     (e) the current aggregate market value of all component stocks is divided by the Base Value; and

     (f)  the resulting quotient, expressed in decimals, is multiplied by ten.

     While Standard & Poor's currently employs the above methodology to calculate the Index, no assurance can be given that Standard & Poor's will not modify or change this methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of MITTS Securities upon maturity or otherwise.

     Standard & Poor's adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by Standard & Poor's to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

     .    the issuance of stock dividends,

     . the granting to shareholders of rights to purchase additional shares of stock,

     . the purchase of shares by employees pursuant to employee benefit plans,

     .    consolidations and acquisitions,

     . the granting to shareholders of rights to purchase other securities of ML&Co.,

     . the substitution by Standard & Poor's of particular component stocks in the Index, and

     .    other reasons.

In these cases, Standard & Poor's first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                                New Market Value
            Old Base Value X    ----------------   = New Base Value
                                Old Market Value

     The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

      . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities offered on the NYSE or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with the+ + Securities and Exchange Commission is effective. This prospectus is not an + + offer to sell these securities and it is not soliciting an offer to buy these+
+ securities in any state where the offer and sale is not permitted.           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------

                           Merrill Lynch & Co., Inc.

   6 1/4% STRUCTURED YIELD PRODUCT EXCHANGEABLE FOR STOCK(SM) due July 1, 2001
                                  "STRYPES(SM)"
             Payable with Shares of Common Stock of IMC Global Inc.
                        or an equivalent amount in cash

                              ____________________

     Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, will use this prospectus when making offers and sales related to market-making transactions in the STRYPES.

     The issue price of each STRYPES was $38.25, which was the last sale price of one share of common stock, par value $1.00 per share, of IMC on July 2, 1996, as reported on the New York Stock Exchange. The STRYPES will mature on July 1, 2001.

                   What you will receive before July 1, 2001:

 . On each January 1, April 1, July 1 and October 1, beginning October 1, 1996, we will pay you interest on the STRYPES in cash at the rate of 6 1/4% per year.

 .  We may not redeem the STRYPES at any time before July 1, 2001.

                    What you will receive on July 1, 2001:

 . For each STRYPES you own, you will receive a percentage of each type of reference property or an equivalent amount in cash. The reference property will initially be one share of common stock of IMC, which may be adjusted before July 1, 2001. The adjustments that may be made to the reference property are more fully described in this prospectus.

If the value of the reference property is:             You will receive:
(a)  greater than or equal to $46.28                   82.65% of each type of reference property
(b)  less than $46.28 but greater than $38.25          a percentage of each type of reference
                                                       property equal to $38.25
(c)  less than or equal to $38.25                      100% of each type of reference property

Investing in the STRYPES involves risks, including the risk that your investment may result in a loss. See "Risk Factors" beginning on page 3.

     The STRYPES are listed on the NYSE under the symbol "IGL".

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the STRYPES will be the prevailing price at the time of sale.

                              ____________________

                              Merrill Lynch & Co.

                              ____________________

                  The date of this prospectus is       , 2000.

"STRYPES" and "Structured Yield Product Exchangeable for Stock" are registered service marks owned by ML&Co.

                               TABLE OF CONTENTS

RISK FACTORS...............................................................   3
MERRILL LYNCH & CO., INC...................................................   7
RATIO OF EARNINGS TO FIXED CHARGES.........................................   8
IMC GLOBAL INC.............................................................   9
DESCRIPTION OF THE STRYPES.................................................   9
OTHER TERMS................................................................  17
CERTAIN ARRANGEMENTS WITH GVI..............................................  20
INCORPORATION OF INFORMATION WE FILE WITH THE SEC..........................  21
PLAN OF DISTRIBUTION.......................................................  22
EXPERTS....................................................................  22

                                  RISK FACTORS

     Your investment in the STRYPES will involve risks. You should carefully consider the following discussion of risks before investing in the STRYPES. In addition, you should reach an investment decision with regard to the STRYPES only after consulting with your legal and tax advisors and considering the suitability of the STRYPES in the light of your particular circumstances.

You may suffer a loss on your investment

     You should be aware that at maturity the amount you will receive may be less than the amount you paid for the STRYPES, which was $38.25 per STRYPES. If the value of the reference property is less than $38.25, the amount you will receive will be less than the amount you paid for the STRYPES and, therefore, your investment in the STRYPES will result in a loss to you. When you invest in the STRYPES, you assume the risk that the market value of the reference property may decline, and that the decline could be substantial. You should review the prospectus of IMC, which is attached to this prospectus. The prospectus of IMC describes the shares of common stock of IMC, including the preferred stock purchase rights associated with the shares, that you may receive as a holder of the STRYPES on the maturity date.

Your investment in the STRYPES may differ from an investment in other debt securities

     The terms of the STRYPES differ from those of ordinary debt securities because the value of the reference property or the equivalent amount in cash that you will receive on the maturity date is not fixed, but is based on the value of the reference property. Please review the section entitled "Description of the STRYPES".

There may be a limited opportunity for equity appreciation

     Your opportunity for equity appreciation may be greater if you made a direct investment in the common stock of IMC because the value of the reference property is subject to market fluctuations. The amount you will receive on the maturity date will only exceed the amount you paid for the STRYPES, which was $38.25 per STRYPES, if the value of the reference property exceeds the threshold appreciation price of $46.28. The threshold appreciation price of $46.28 represents an appreciation of 21% over the initial price of $38.25. In addition, you will only be entitled to receive on the maturity date 82.65%, which is the percentage equal to the initial price of $38.25 divided by the threshold appreciation price of $46.28, of any appreciation of the value of the reference property in excess of the threshold appreciation price of $46.28. Please review the section entitled "Description of the STRYPES".

There are many factors affecting the trading prices of the STRYPES

     The trading prices of the STRYPES in the secondary market will be directly affected by the trading prices of the common stock of IMC in the secondary market. It is impossible to predict whether the price of the common stock of IMC will rise or fall because several factors may influence the trading prices of the common stock of IMC. These factors include:

     .  IMC's operating results and prospects;

     . complex and interrelated political, economic, financial and other factors and market conditions that can affect (1) the capital markets generally, (2) the market segment of which IMC is a part, or (3) the NYSE, on which the common stock of IMC is traded, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of the common stock of IMC in the market subsequent to the offering of the STRYPES or the perception that these sales could occur; and

     .  other events that are difficult to predict and are beyond our control.

Investing in the STRYPES may affect the market for the common stock of IMC

     Any market that develops for the STRYPES is likely to influence and be influenced by the market for common stock of IMC. For example, the price of common stock of IMC could become more volatile and could be depressed:

     . by investors' anticipation of the potential distribution into the market of substantial amounts of common stock of IMC on the maturity date,

     . by possible sales of common stock of IMC by investors who view the STRYPES as a more attractive means of equity participation in IMC, and

     . by hedging or arbitrage trading activity that may develop involving the STRYPES and the common stock of IMC.

There may be illiquidity of the STRYPES in the secondary market

     It is not possible to predict how the STRYPES will trade in the secondary market or whether the secondary market for the STRYPES will be liquid or illiquid. The STRYPES are novel securities and there is currently no secondary market for the STRYPES. Although the STRYPES are listed on the NYSE under the symbol "IGL", you cannot assume (1) that an active trading market for the STRYPES will develop, (2) that listing on the NYSE will provide you with liquidity of investment, (3) that the STRYPES will not later be delisted or (4) that trading of the STRYPES on the NYSE will not be suspended. If the NYSE delists the STRYPES or suspends the trading of the STRYPES, we will apply for listing of the STRYPES on another national securities exchange or for quotation on another trading market. If the STRYPES are not listed or traded on any securities exchange or trading market, or if trading of the STRYPES is suspended, pricing information for the STRYPES may be more difficult to obtain and the liquidity of the STRYPES may be adversely affected.

As a holder of STRYPES, you have no stockholder's rights with respect to the common stock of IMC or the reference property

     You will not be entitled to any rights, including voting rights and rights to receive any dividends, interest or other distributions, with respect to the common stock of IMC or the reference property until we have delivered the reference property on the maturity date. In addition, you will not be entitled to any rights if the applicable record date for the exercise of any rights occurs before we deliver the reference property. For example, if an amendment is proposed to the restated certificate of incorporation of IMC and the record date for determining the stockholders of record entitled to vote on the amendment occurs before we deliver the reference property, you, as a holder of the STRYPES, will not be entitled to vote on the proposed amendment.

IMC has no obligations with respect to the STRYPES

     We are not affiliated with IMC. IMC has no obligations with respect to the STRYPES or amounts to be paid to you, including any obligation to take our needs or yours, as a holder of the STRYPES, into consideration for any reason. IMC will not receive any of the proceeds of this offering of the STRYPES. IMC is not responsible for, and has not participated in, the determination of the timing of, prices for or quantities of the STRYPES to be issued, or the determination or calculation of the amount receivable by holders of the STRYPES on the maturity date. In addition, IMC is not involved with the administration or trading of the STRYPES.

There may be a dilution of common stock of IMC

     The reference property or the equivalent amount of cash that you are entitled to receive on the maturity date is subject to adjustment for events such as:

     . a merger or consolidation in which IMC is not the surviving or resulting corporation,

     .  the liquidation, dissolution, winding up or bankruptcy of IMC,

     .  stock splits and combinations, stock dividends, and

     .  other actions of IMC that modify its capital structure.

Please review the section entitled "Description of the STRYPES--Reference Property Adjustments".

     The reference property or equivalent amount of cash that you may receive on the maturity date will not be adjusted for other events, such as offerings of common stock of IMC for cash or in connection with acquisitions. IMC is not restricted from issuing additional shares of common stock of IMC during the term of the STRYPES and has no obligation to consider the interests of the holders of the STRYPES for any reason. Additional issuances may materially and adversely
affect the price of the common stock of IMC.   Because of the relationship of
the amount of the reference property or cash to be received on maturity to the price of the common stock of IMC, other events may adversely affect the trading price of the STRYPES.

The tax treatment of STRYPES is uncertain

     Because of an absence of authority as to the proper characterization of the STRYPES, their ultimate tax treatment is uncertain. Accordingly, you cannot assume that any particular characterization and treatment of the STRYPES will be accepted by the Internal Revenue Service or upheld by a court. However, it is the opinion of Brown & Wood LLP, counsel to ML&Co., that the characterization and tax treatment of the STRYPES described in this prospectus, while not the only reasonable characterization and tax treatment, is based on reasonable interpretations of law currently in effect and, even if successfully challenged by the IRS, will not result in the imposition of penalties.

     The 1983 indenture, which is more fully described in this prospectus, will require that if you are subject to U.S. Federal income tax, that you include currently in income, for U.S. Federal income tax purposes, payments denominated as interest that are made with respect to a STRYPES in accordance with your regular method of tax accounting. The 1983 indenture also requires ML&Co. and holders to treat each STRYPES for tax purposes as a unit consisting of:

     . a debt instrument with a fixed principal amount unconditionally payable on the maturity date equal to the issue price of the STRYPES and bearing interest at the stated interest rate on the STRYPES, and

     . a forward purchase contract under which you agree to use the principal payment due on the debt instrument to purchase on the maturity date the reference property which ML&Co. is obligated under the STRYPES to deliver at that time, subject to ML&Co.'s right to deliver cash instead of the reference property.

The 1983 indenture also requires that upon the acquisition of a STRYPES and upon your sale or other disposition of a STRYPES before the maturity date, the amount paid or realized by you be allocated between the debt instrument and the forward purchase contract based upon their relative fair market values, as determined on the date of acquisition or disposition. For these purposes, with respect to acquisitions of STRYPES in connection with the original issuance of the STRYPES, ML&Co. and you agree to allocate

$37.045 of the entire initial purchase price of a STRYPES to the debt instrument and to allocate the remaining $1.205 of the entire initial purchase price of a STRYPES to the forward purchase contract. As a result of this allocation, the debt instrument will be treated as having been issued with original issue discount for U.S. Federal income tax purposes.

     The appropriate character and timing of income, gain or loss to be recognized on a STRYPES is uncertain. You should consult your own tax adviser concerning the application of the U.S. federal income tax laws to your particular situation and any consequences of the purchase, ownership and disposition of the STRYPES arising under the laws of any other taxing jurisdiction.

Our holding company structure may affect your right to participate in any distribution of assets of any subsidiary

     Since we are a holding company, our right and the right of our creditors, including you, as a holder of STRYPES, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent a bankruptcy court may recognize our claims as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to us are restricted by net capital requirements under the Exchange Act and under rules of exchanges and other regulatory bodies.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset  management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the STRYPES described in this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                          Year Ended Last Friday in December              For the Three
                                                                                                          Months Ended
                                                    1995       1996      1997      1998       1999       March 31, 2000
                                                  ---------  --------  --------  --------  ----------  -------------------
Ratio of earnings to fixed charges(a)..........         1.2       1.2       1.2       1.1         1.3          1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                                IMC GLOBAL INC.

     IMC is one of the world's leading producers of crop nutrients for the international agricultural community. It is also one of the largest distributors in the United States of crop nutrients and related products through its retail and wholesale distribution networks. IMC mines, processes and distributes potash in the United States and Canada, and is a joint venture partner in IMC-Agrico Company, a leading producer, marketer and distributor of phosphate crop nutrients and a leading producer and marketer of animal feed ingredients. IMC's retail distribution network, which extends principally to corn and soybean farmers in the Midwestern and Southeastern United States, is one of the largest distributors of crop nutrients and related products in the United States. IMC also manufactures nitrogen-based and other high-value crop nutrients which are marketed on a wholesale basis principally in the Midwestern and Southeastern United States. In addition, IMC sells specialty lawn and garden, turf, and nursery products on a national basis and ice-melter products in the Midwest and Eastern snow-belt states.

     IMC is subject to the informational requirements of the Exchange Act. Accordingly, IMC files reports, proxy and information statements and other information with the SEC. Copies of these materials can be inspected and copied at the public reference facilities maintained by the SEC at the addresses specified under "Where You Can Find More Information". Reports, proxy and information statements and other information concerning IMC may also be inspected at the offices of the NYSE.

     ML&Co. is not affiliated with IMC, and IMC has no obligations with respect to the STRYPES. This prospectus relates only to the STRYPES offered hereby and does not relate to IMC or the common stock of IMC. IMC has filed a registration statement on Form S-3 with the SEC covering the shares of common stock of IMC that may be received by a holder of STRYPES on the maturity date. The prospectus of IMC constituting a part of the registration statement includes information relating to IMC and the common stock of IMC, including risk factors relevant to an investment in the common stock of IMC. The prospectus of IMC does not constitute a part of this prospectus, nor is it incorporated by reference herein.

                           DESCRIPTION OF THE STRYPES

     ML&Co. issued the STRYPES as a series of senior debt securities under the 1983 indenture, which is more fully described in this prospectus. The following summary of material provisions of the 1983 indenture does not purport to be complete and is qualified in its entirety by reference to the 1983 indenture. A copy of the 1983 indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

     Each STRYPES, was issued at a price of $38.25 (the "Initial Price"), bears interest at the rate of 6 1/4% of the issue price per annum, or $2.3908 per annum, from July 9, 1996, or from the most recent Interest Payment Date to which interest has been paid or provided for, until the maturity date or the earlier date on which the STRYPES are repaid under the terms of the STRYPES. Interest on the STRYPES is payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1, beginning October 1, 1996, and on the maturity date (each, an "Interest Payment Date"), to the persons in whose names the STRYPES are registered at the close of business on the fifteenth calendar day, whether or not a Business Day, immediately preceding the Interest Payment Date. Interest on the STRYPES will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on the Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, and no additional interest will accrue as a result of the delayed payment.

     The maturity date of the STRYPES is July 1, 2001. On the maturity date, ML&Co. will pay and discharge each STRYPES by delivering to the holder of the STRYPES a percentage of each type of Reference Property determined in accordance with the formula described below. ML&Co. will have the right to deliver, with respect to all, but not less than all, Reference Property deliverable on the maturity date, cash with an equal value.

     (a) If the Reference Property Value (as defined below) is greater than or equal to $46.28 (the "Threshold Appreciation Price"), the holder of the STRYPES will receive 82.65% of each type of Reference Property;

     (b) If the Reference Property Value is less than the Threshold Appreciation Price but is greater than the Initial Price, the holder of the STRYPES will receive a percentage of each type of Reference Property, allocated as proportionately as practicable, so that the aggregate value of the Reference Property is equal to the Initial Price; and

     (c) If the Reference Property Value is less than or equal to the Initial Price, the holder of the STRYPES will receive 100% of each type of Reference Property.

Accordingly, there can be no assurance that the amount receivable by holders of the STRYPES on the maturity date will be equal to or greater than the issue price of the STRYPES. If the Reference Property Value is less than the Initial Price, the amount receivable on the maturity date will be less than the issue price paid for the STRYPES, in which case an investment in STRYPES will result in a loss.

     Notwithstanding the foregoing, ML&Co. may, in lieu of delivering the applicable percentage of each type of Reference Property, deliver cash in an amount equal to the sum of:

     (a) for any portion of the Reference Property consisting of cash that is otherwise deliverable on the maturity date, the amount of cash, without interest thereon,

     (b) for any portion of the Reference Property consisting of property other than cash or Reference Securities that is otherwise deliverable on the maturity date, the fair market value, as determined by a nationally recognized independent investment banking firm retained for this purpose by ML&Co., as of the third Trading Day preceding the maturity date of the property, and

     (c) for any portion of the Reference Property consisting of a Reference Security (as defined below) that is otherwise deliverable on the maturity date, except as described under "Reference Property Adjustments" below, an amount equal to the average Closing Price (as defined below) per unit of the Reference Security on the 20 Trading Days immediately before, but not including, the second Trading Day preceding the maturity date multiplied by the number of units of the Reference Security constituting part of the Reference Property, subject to ML&Co.'s agreement contained in the Purchase Agreement to deliver on the maturity date the form of consideration that the ML&Co. Subsidiary (as defined below) receives from GVI.

The right to deliver cash, if exercised by ML&Co., must be exercised with respect to all Reference Property otherwise deliverable on the maturity date in payment of all outstanding STRYPES. On or before the sixth Business Day before the maturity date, ML&Co. will notify The Depository Trust Company and the trustee and publish a notice in The Wall Street Journal or another daily newspaper of national circulation stating whether the STRYPES will be paid and discharged by delivery of the applicable percentage of each type of Reference Property or cash. At the time the notice is published, the Reference Property Value will not have been determined. If ML&Co. elects to deliver Reference Property, holders of the STRYPES will be responsible for the payment of any and all brokerage costs upon the subsequent sale of Reference Property.

     The term "Reference Property" initially means one share of common stock of IMC and shall be subject to adjustment from time to time before the maturity date to reflect the addition or substitution of any cash, securities and/or other property resulting from the application of the adjustment provisions described herein. See "--Reference Property Adjustments" below. The term "Reference Security" means, at any time, any security (as defined in Section 2(1) of the Securities Act) then constituting part of the Reference Property.

The term "Reference Property Value" means, subject to the adjustment provisions described below, the sum of

     (a) for any portion of the Reference Property consisting of cash, the amount of cash,

     (b) for any portion of the Reference Property consisting of property other than cash or Reference Securities, the fair market value, which will be determined by a nationally recognized independent investment banking firm retained for this purpose by ML&Co., as of the third Trading Day preceding the maturity date of the property, and

     (c) for any portion of the Reference Property consisting of a Reference Security, an amount equal to the average Closing Price per unit of the Reference Security on the 20 Trading Days immediately before, but not including, the second Trading Day preceding the maturity date multiplied by the number of units of the Reference Security constituting part of the Reference Property.

     The "Closing Price" of any Reference Security on any date of determination means (1) the closing sale price or, if no closing price is reported, the last reported sale price of the Reference Security on the NYSE on the date of determination or, (2) if the Reference Security is not listed for trading on the NYSE on any date, as reported in the composite transactions for the principal United States securities exchange on which the Reference Security is so listed, or (3) if the Reference Security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or (4) if the Reference Security is not so reported, the last quoted bid price for the Reference Security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or (5) if a bid price is not available, the market value of the Reference Security on a date as determined by a nationally recognized independent investment banking firm retained for this purpose by ML&Co.

     A "Trading Day" is defined as a day on which the Reference Security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Reference Security.

     For illustrative purposes only, the following table shows the number of shares of common stock of IMC or the amount of cash that a holder of STRYPES would receive for each STRYPES at various Reference Property Values. The table assumes that there will be no Reference Property adjustments as described below and, accordingly, that on the maturity date the Reference Property will consist of one share of common stock of IMC. There can be no assurance that the Reference Property Value will be within the range set forth below. Given the Initial Price of $38.25 and the Threshold Appreciation Price of $46.28, a STRYPES holder would receive on the maturity date the following number of shares of common stock of IMC per STRYPES or, if ML&Co. elects to pay and discharge the STRYPES with cash, the amount of cash per STRYPES:

               Reference         Number of Shares
               Property            of IMC Common           Amount
                 Value                 Stock              of Cash
                 -----                 -----              -------
                $35.00                1.0000               $35.00
                 38.25                1.0000                38.25
                 42.00                0.9107                38.25
                 46.28                0.8265                38.25
                 50.00                0.8265                41.33

Reference Property Adjustments

     The Reference Property is subject to adjustment if an issuer of a Reference Security shall:

     (1) subdivide or split the outstanding units of the Reference Security into a greater number of units;

     (2) combine the outstanding units of the Reference Security into a smaller number of units;

     (3) issue by reclassification of units of the Reference Security any units of another security of the issuer;

     (4) issue rights or warrants to all holders of the Reference Security entitling them, for a period expiring before the fifteenth calendar day following the maturity date, to subscribe for or purchase any of its securities or other property, other than rights to purchase units of the Reference Security pursuant to a plan for the reinvestment of dividends or interest; or

     (5) pay a dividend or make a distribution to all holders of the Reference Security of cash, securities or other property, excluding any cash dividend on any Reference Security consisting of capital stock that does not constitute an Extraordinary Cash Dividend (as defined below), excluding any payment of interest on any Reference Security consisting of an evidence of indebtedness and excluding any dividend or distribution referred to in clause (1), (2), (3) or (4) above), or issue to all holders of the Reference Security rights or warrants to subscribe for or purchase any of its securities or other property (other than those referred to in clause (4) above). Any of the foregoing cash, securities or other property or rights or warrants are referred to in this prospectus as the "Distributed Assets".

In the case of the events referred to in clauses (1), (2) and (3) above, the Reference Property shall be adjusted to include the number of units of the Reference Security and/or other security of the issuer which a holder of units of the Reference Security would have owned or been entitled to receive immediately following any event had a holder held, immediately before the event, the number of units of the Reference Security constituting part of the Reference Property immediately before the event. Each adjustment shall become effective immediately after the effective date for subdivision, split, combination or reclassification, as the case may be. Each adjustment shall be made successively.

     In the case of the event referred to in clause (4) above, the Reference Property shall be adjusted to include an amount in cash equal to the fair market value, which shall be determined in the manner described below, as of the fifth Business Day, except as provided below, following the date on which rights or warrants are received by securityholders entitled thereto (the "Receipt Date"), of each right or warrant multiplied by the product of (A) the number of rights or warrants issued for each unit of the Reference Security and (B) the number of units of the Reference Security constituting part of the Reference Property on the date of issuance of the rights or warrants, immediately before issuance, without interest thereon. For purposes of the foregoing, the fair market value of each right or warrant shall be the quotient of:

     (1) the highest net bid, as of approximately 10:00 A.M., New York City time, on the fifth Business Day following the Receipt Date for settlement three Business Days later, by a recognized securities dealer in The City of New York selected by or on behalf of ML&Co., from three or a fewer number of dealers as may be providing bids, recognized dealers selected by or on behalf of ML&Co., for the purchase by a quoting dealer of the number of rights or warrants (the "Aggregate Number") that a holder of the Reference Security would receive if the holder held, as of the record date for determination of stockholders entitled to receive rights or warrants, a number of units of the Reference Security equal to the product of

          (A) the aggregate number of Outstanding STRYPES as of a record date and (B) the number of units of the Reference Security constituting part of the Reference Property, divided by

     (2)  the Aggregate Number.

     Each adjustment shall become effective on the fifth Business Day following the Receipt Date of the rights or warrants. If for any reason ML&Co. is unable to obtain the required bid on the fifth Business Day following the Receipt Date, it shall attempt to obtain the bid at successive intervals of three months and on the third Trading Day before the maturity date until it is able to obtain the required bid. From the date of issuance of the rights or warrants until the required bid is obtained, the Reference Property shall include the number of rights or warrants issued for each unit of the Reference Security multiplied by the number of units of the Reference Security constituting part of the Reference Property on the date of issuance of the rights or warrants, immediately before the issuance, and the rights or warrants constituting part of the Reference Property shall be deemed for all purposes hereof to have a fair market value of zero.

     In the case of the event referred to in clause (5) above, the Reference Property shall be adjusted to include, from and after a dividend, distribution or issuance, (a) in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of Distributed Assets consisting of cash received for each unit of the Reference Security multiplied by the number of units of the Reference Security constituting part of the Reference Property on the date of a dividend, distribution or issuance, immediately before a dividend, distribution or issuance, without interest thereon, plus (b) in respect of that portion, if any, of the Distributed Assets which are other than cash, the number or amount of each type of Distributed Assets other than cash received with respect to each unit of the Reference Security multiplied by the number of units of the Reference Security constituting part of the Reference Property on the date of a dividend, distribution or issuance, immediately before the dividend, distribution or issuance.

     An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends on any Reference Security consisting of capital stock occurring in a 12-month period or, if the Reference Security was not outstanding at the commencement of the 12-month period, occurring in a shorter period during which the Reference Security was outstanding, exceeds on a per share basis 12% of the average of the Closing Prices per share of the Reference Security over a 12-month period or a shorter period during which the Reference Security was outstanding; provided that, for purposes of this definition, the amount of cash dividends paid on a per share basis will be appropriately adjusted to reflect the occurrence during the period of any stock dividend or distribution of shares of capital stock of the issuer of the Reference Security or any subdivision, split, combination or reclassification of shares of the Reference Security.

     In the event of a "Reorganization Event", which is:

  (A) any consolidation or merger of an issuer of a Reference Security with or into another entity, except for a merger or consolidation in which the issuer is the continuing corporation and in which the Reference Security outstanding immediately before the merger or consolidation is not exchanged for cash, securities or other property of the issuer or another entity,

  (B) any statutory exchange of securities of an issuer of a Reference Security with another entity, except in connection with a merger or acquisition, or

  (C) any liquidation, dissolution, winding up or bankruptcy of an issuer of a Reference Security, excluding any distribution in the event referred to in clause (5) above,

the Reference Property shall be adjusted to include, from and after the effective date for a Reorganization Event, in lieu of the number of units of the Reference Security constituting part of the Reference Property immediately before the effective date for a Reorganization Event, the amount or number of any cash, securities and/or other property owned or received in a Reorganization Event with respect to each unit of the Reference Security multiplied by the number of units of the Reference Security constituting part of the Reference Property immediately before the effective date for a Reorganization Event.

     No adjustments will be made for other events, such as offerings of common stock of IMC by IMC for cash or in connection with acquisitions. Likewise, no adjustments will be made for any sales of common stock of IMC by GVI.

     ML&Co. is required, within ten Business Days following the occurrence of an event that requires an adjustment to the Reference Property (or if ML&Co. is not aware of the occurrence of an event, as soon as practicable after becoming so aware), to provide written notice to the trustee and to the holders of the STRYPES of the occurrence of an event and a statement in reasonable detail setting forth the amount or number of each type of Reference Security and other property then constituting part of the Reference Property.

Fractional Interests

     No fractional units of any Reference Security will be delivered if ML&Co. pays and discharges the STRYPES by delivering Reference Property. In lieu of any fractional unit otherwise deliverable in respect of all STRYPES of any holder on the maturity date, a holder shall be entitled to receive an amount in cash equal to the value of a fractional unit based on the average Closing Price per unit of the Reference Security on the 20 Trading Days immediately before, but not including, the second Trading Day preceding the maturity date.

     To the extent practicable, ML&Co. will deliver fractional interests of any Reference Property other than cash or a Reference Security if ML&Co. pays and discharges the STRYPES by delivering Reference Property. If a delivery of fractional interests is not practicable, in lieu of delivering any fractional interest otherwise deliverable in respect of all STRYPES to any holder on the maturity date, ML&Co. will deliver holder shall be entitled to receive an amount in cash equal to the value of the fractional interest based on the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by ML&Co.) as of the third Trading Day preceding the maturity date of the Reference Property other than cash or a Reference Security.

Redemption, Sinking Fund and Payment Before Maturity

     The STRYPES are not subject to redemption by ML&Co. before the maturity date and do not contain sinking fund or other mandatory redemption provisions. The STRYPES are not subject to payment before the maturity date at the option of the holder.

Ranking

     The STRYPES are unsecured obligations and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co.

     There are no contractual restrictions on the ability of ML&Co. or its subsidiaries to incur additional secured or unsecured debt. However, borrowings by certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Purchase Agreement

     GVI is obligated, under the Purchase Agreement described in "Certain Arrangements with GVI", to deliver to the ML&Co. Subsidiary (as defined below) immediately before the maturity date the Reference Property required by ML&Co. to pay and discharge all of the STRYPES, including any STRYPES issued pursuant to the over-allotment option granted by ML&Co. to MLPF&S. In lieu of delivering the Reference Property immediately before the maturity date, GVI has the right to satisfy its obligation under the Purchase Agreement by delivering cash in an amount equal to the value of the Reference Property immediately before the maturity date. The right to deliver cash, if exercised by GVI, must be exercised with respect to all of the Reference Property deliverable under the Purchase Agreement.

Securities Depository

     Description of the Global Securities

     The STRYPES are represented by one or more fully registered global securities. Each global security has been deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor thereto, being a "depositary"), as depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for STRYPES in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the STRYPES represented by a global security for all purposes under the 1983 indenture. Except as provided below, the beneficial owners of the STRYPES represented by a global security are not entitled to have the STRYPES represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the STRYPES in definitive form and are not considered the owners or holders thereof under the 1983 indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a participant of DTC on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the 1983 indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take action, and those participants would authorize beneficial owners owning through such participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the STRYPES. The STRYPES have been issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global securities have been issued for the STRYPES in the aggregate principal amount of such issue, and has been deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of STRYPES under DTC's system must be made by or through direct participants, which will receive a credit for the STRYPES on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the STRYPES are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all STRYPES deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of STRYPES with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the STRYPES; DTC's records reflect only the identity of the direct participants to whose accounts such STRYPES are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the STRYPES. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the STRYPES are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments on the STRYPES will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If

     (a) the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     (b) ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, and

     (c) an Event of Default under the 1983 indenture has occurred and is continuing with respect to the STRYPES,

the global securities will be exchangeable for STRYPES in definitive form of like tenor and of an equal aggregate principal amount. The definitive STRYPES will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, STRYPES in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Governing Law

     The 1983 indenture and the STRYPES will be governed by, and construed in accordance with, the laws of the State of New York.

Listing

     The STRYPES have been listed on the NYSE under the symbol "IGL".

                                  OTHER TERMS

     ML&Co. issued the STRYPES as a series of senior debt securities under the 1983 indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 indenture is filed as an exhibit to the registration statement relating to the STRYPES of which this prospectus is a part. The following summaries of the material provisions of the 1983 indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 indenture, including the definitions of terms in the 1983 indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 indenture.

     The 1983 indenture and the STRYPES are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated indenture or any Subsequent indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 indenture and waive compliance by ML&Co. with provisions in the 1983 indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 indenture. Before proceeding to exercise any right or power under the 1983 indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The STRYPES and other series of senior debt securities issued under the 1983 indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 indenture.

                         CERTAIN ARRANGEMENTS WITH GVI

     ML&Co., Merrill Lynch Mortgage Capital Inc., our wholly-owned subsidiary (the "ML&Co. Subsidiary"), and GVI have entered into a purchase agreement (the "Purchase Agreement"). Under the Purchase Agreement, GVI is obligated to deliver to the ML&Co. Subsidiary immediately before the maturity date the Reference Property required by ML&Co. to pay and discharge all of the STRYPES. In lieu of delivering the Reference Property immediately before the maturity date, GVI has the right to satisfy its obligation under the Purchase Agreement by delivering cash in an amount equal to the value of the Reference Property immediately before the maturity date. The right to deliver cash, if exercised by GVI, must be exercised with respect to all of the Reference Property deliverable under the Purchase Agreement. Under the Purchase Agreement, ML&Co. has agreed to pay and discharge the STRYPES by delivering to the holders of the STRYPES on the maturity date the form of consideration that the ML&Co. Subsidiary receives from GVI. The consideration to be paid by the ML&Co. Subsidiary under the Purchase Agreement is $153,382,017 in the aggregate, which was paid to GVI on July 9, 1996. No other consideration is payable by the ML&Co. Subsidiary to GVI in connection with its acquisition of the Reference Property under the Purchase Agreement or the performance of the Purchase Agreement by GVI. ML&Co. has agreed with GVI that, without the prior consent of GVI, it will not amend the 1983 indenture in any respect that would adversely affect any obligation of GVI under the Purchase Agreement, including, without limitation, increasing the consideration that GVI is obligated to deliver under the Purchase Agreement.

     Until such time, if any, as GVI shall have delivered the Reference Property to the ML&Co. Subsidiary under the terms of the Purchase Agreement, GVI will retain all ownership rights with respect to the Reference Property held by it (including, without limitation, voting rights and rights to receive any dividends, interest or other distributions in respect thereof).

     GVI has no obligations with respect to the STRYPES or amounts to be paid to holders of the STRYPES, including any obligation to take our needs or yours, as holders of the STRYPES, into consideration in determining whether to deliver the Reference Property or cash or for any other reason. The Purchase Agreement among ML&Co., the ML&Co. Subsidiary and GVI is a commercial transaction and does not create any rights in, or for the benefit of, any holder of STRYPES.

     In the event GVI does not perform under the Purchase Agreement, ML&Co. will be required to otherwise acquire the Reference Property for delivery to the holders of the STRYPES on the maturity date, unless it elects to exercise its option to deliver cash with an equal value.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the STRYPES and other securities. For further information on ML&Co. and the STRYPES, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                              PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the STRYPES and is to be used by MLPF&S when making offers and sales related to market-making transactions in the STRYPES.

     MLPF&S may act as principal or agent in these market-making transactions.

     The STRYPES may be offered on the NYSE or off the exchange in negotiated transactions or otherwise.

     The distribution of the STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------

                           Merrill Lynch & Co., Inc.
             Top Ten Yield Market Index Target-Term Securities(R)
                              due August 15, 2006
                             "MITTS(R) Securities"
                         $10 principal amount per unit

     Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, will use this prospectus when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at Maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the percentage increase, if
 .  Linked to the value of the Top Ten Yield Index.         any, in the value of the index as described in this
 .  The MITTS Securities are listed on the American         prospectus.
   Stock Exchange under the symbol "MTT".               .  You will receive the principal amount of your MITTS
                                                           Securities, plus an amount no less than $2.40 per
                                                           unit, representing a minimum yield-to-maturity of
                                                           2.16% per year.


               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.


                                _______________

                              Merrill Lynch & Co.

                                _______________

             The date of this prospectus is       , 2000.


"MITTS" and "Market Index Target-Term Securities" are registered service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
RISK FACTORS............................................................   3

MERRILL LYNCH & CO., INC................................................   6

RATIO OF EARNINGS TO FIXED CHARGES......................................   7

DESCRIPTION OF THE MITTS SECURITIES.....................................   8

THE INDEX...............................................................  15

OTHER TERMS.............................................................  19

WHERE YOU CAN FIND MORE INFORMATION.....................................  22

INCORPORATION OF INFORMATION WE FILE WITH THE SEC.......................  22

PLAN OF DISTRIBUTION....................................................  23

EXPERTS.................................................................  23

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You may not earn a return on your investment. You should be aware that at maturity if the average value of the index over five trading days shortly before the maturity date does not exceed 100 by more than 24%, we will pay you no more than $10 plus $2.40 for each unit of your MITTS Securities. This will be true even if, at some time during the life of the MITTS Securities the value of the index exceeded 124.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable Merrill Lynch & Co., Inc. debt security with the same maturity. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the index

     While the index does reflect the payment of dividends on the stocks underlying the index as described in more detail below, the yield based on the index to the maturity of the MITTS Securities will not produce the same yield as if you purchased the underlying stocks and held them for a similar period. At the end of each calendar quarter, the dividends accrued on the stocks underlying the index will be incorporated into the index by adjusting the share multipliers of these stocks and these amounts will then be subject to the price movements of the stocks. In addition, as described in more detail below, at the end of each calendar quarter, an amount equal to 0.4375% of the current value of the index will be deducted from the value of the index, provided that:

     . there was no deduction at the end of the calendar quarter ending in September 1996 and the deduction at the end of the calendar quarter ending in December 1996 was increased to reflect the quarterly rate of 0.4375% prorated for the period from the date of the issuance of the MITTS Securities through the end of the calendar quarter in December 1996, and

     . there will be a prorated amount deducted on July 31, 2006 equal to 0.1507% of the then current index value to reflect the quarterly rate of 0.4375% for the period from July 1, 2006 through July 31, 2006.

Although the index is based on stocks that are selected based on dividends paid, you will not receive any interest, periodic or otherwise, on the MITTS Securities before their maturity.

There may be an uncertain trading market for the MITTS Securities in the future

     Although the MITTS Securities are listed on the NYSE under the symbol "MTT," you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the index.

     If the trading market for the MITTS Securities is limited and you do not wish to hold your investment until maturity, there may be a limited number of buyers for your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the index exceeds the starting index value. If you choose to sell your MITTS Securities when the value of the index exceeds the starting index value, you may receive substantially less than the amount that would be payable at maturity based on that index value because of the expectation that the index will continue to fluctuate until the ending index value is determined. If you choose to sell your MITTS Securities when the value of the index is below the starting index value, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising Japanese dividend rates, or dividends per share, may increase the value of the index while falling Japanese dividend rates may decrease the value of the index. Political, economic and other developments that affect the stocks underlying the index may also affect the value of the index and the value of the MITTS Securities.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of the MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the index. Rising interest rates may lower the value of the index and, thus, may decrease the trading value of the MITTS Securities. Falling interest rates may increase the value of the index, and, thus may increase the trading value of the MITTS Securities.

     Changes in the volatility of the index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before the maturity of the MITTS Securities, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the index. This difference will reflect a "time premium" due to expectations concerning the value of the index during the period prior to maturity of the MITTS Securities. However, as the time remaining to maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the index are expected to affect the trading value of the MITTS Securities. If dividend yields on the stocks comprising the index increase, we expect that the value of the MITTS Securities will decrease. Conversely, if dividend yields on the stocks comprising the index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities except that we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State laws govern the indenture under which the MITTS Securities are issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the MITTS holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks underlying the index for our own accounts for business reasons or in connection with hedging our obligations under the MITTS. These transactions could affect the price of these stocks and the value of the index in a manner that be adverse to your investment in the MITTS Securities.

Potential conflicts of interest

     Our subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or MLPF&S, is our agent for the purposes of calculating the value of the index and the amount payable to you at maturity. In some circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the index. See "Description of the MITTS Securities-- Adjustments to the Index; Market Disruption Events" and "--Discontinuance of the Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                      For the Three
                                                      Year Ended Last Friday in December              Months Ended
                                                1995       1996      1997      1998       1999       March 31, 2000
                                                ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a)..........  1.2       1.2       1.2       1.1         1.3            1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On August 26, 1996, ML&Co. issued $35,000,000 aggregate principal amount, or 3,500,000 units of the MITTS Securities.

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on August 15, 2006.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of each MITTS Security plus the Supplemental Redemption Amount described below, if any, ML&Co. will make no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before to maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of each unit plus a supplemental redemption amount as provided below. If the ending index value does not exceed the starting index value by more than 24%, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities and the minimum supplemental redemption amount.

     The "Index" is the Top Ten Yield Index, described more fully on pages 15-
19.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

          Principal Amount   X    Ending Index Value - Starting Index Value
                                  -----------------------------------------
                                             Starting Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than $2.40 per $10 principal amount of the MITTS Securities.

     The "Starting Index Value" was set at 100.

     The "Minimum Supplemental Redemption Amount" is equivalent to a rate of return of 2.16% per annum calculated on a semi-annual bond equivalent basis.

     The "Ending Index Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average, or arithmetic mean, of the closing values of the Index on these Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the index or any successor index, as defined on page 11 below, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical Ending Index
Values:

          . the percentage change from the Starting Index Value to the Ending Index Value;

          .  the total amount payable per unit of MITTS Securities;

          .  the total rate of return on the MITTS Securities;

          .  the pretax annualized rate of return on the MITTS Securities; and

          . the pretax annualized rate of return of an investment in the stocks underlying the Index, as adjusted from time to time, that experience the same price changes and dividend payments necessary to produce the indicated hypothetical ending index value, which reflects a deduction from the value of the Index at the end of each calendar quarter equal to 0.4375% of the then current Index value.

     The pretax annualized rate of return of the stocks underlying the Index illustrated below is intended to reflect the return that might be earned by an investor who seeks to replicate the Index return by trading in the actual stocks underlying the Index and differs from the pretax annualized rate of return on the MITTS Securities because of the percentage deducted from the value of the Index each calendar quarter equal to 0.4375% of the then current Index value. Investors seeking to replicate the Index return by trading in the actual underlying stocks would not incur this periodic deduction although they might incur commissions and other transaction-related costs.

                                                  Total                Pretax            Pretax Annualized
                          Percentage Change       Amount         Annualized Rate of      Rate of Return of
  Hypothetical Ending     Over the Starting     Payable at       Return on the MITTS     Stock Underlying
      Index Value            Index Value         Maturity           Securities(1)           Index(1)(2)
      -----------            -----------         --------           -------------           -----------
           50                   -50%              $12.40                2.16%                  -5.09%
           60                   -40%              $12.40                2.16%                  -3.31%
           70                   -30%              $12.40                2.16%                  -1.80%
           80                   -20%              $12.40                2.16%                  -0.47%
           90                   -10%              $12.40                2.16%                   0.70%
          100 (3)                 0%              $12.40                2.16%                   1.75%
          110                    10%              $12.40                2.16%                   2.71%
          120                    20%              $12.40                2.16%                   3.59%
          130                    30%              $13.00                2.64%                   4.41%
          140                    40%              $14.00                3.39%                   5.16%
          150                    50%              $15.00                4.10%                   5.87%
          160                    60%              $16.00                4.76%                   6.53%
          170                    70%              $17.00                5.38%                   7.15%
          180                    80%              $18.00                5.97%                   7.74%
          190                    90%              $19.00                6.52%                   8.30%
          200                   100%              $20.00                7.05%                   8.84%
          210                   110%              $21.00                7.56%                   9.35%
          220                   120%              $22.00                8.04%                   9.83%
          230                   130%              $23.00                8.50%                  10.30%
          240                   140%              $24.00                8.94%                  10.74%
          250                   150%              $25.00                9.37%                  11.17%
          260                   160%              $26.00                9.78%                  11.58%
          270                   170%              $27.00               10.17%                  11.98%
          280                   180%              $28.00               10.56%                  12.37%
          290                   190%              $29.00               10.93%                  12.74%
          300                   200%              $30.00               11.28%                  13.10%
          310                   210%              $31.00               11.63%                  13.44%
          320                   220%              $32.00               11.97%                  13.78%
          330                   230%              $33.00               12.29%                  14.11%
          340                   240%              $34.00               12.61%                  14.43%
          350                   250%              $35.00               12.92%                  14.74%
          360                   260%              $36.00               13.22%                  15.04%
          370                   270%              $37.00               13.51%                  15.33%
          380                   280%              $38.00               13.80%                  15.62%
          390                   290%              $39.00               14.07%                  15.90%
          400                   300%              $40.00               14.34%                  16.17%

------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) This rate of return assumes, in addition to the price changes and dividend payments described above:
     (a) an initial investment of a fixed amount in the Top Ten Yield Stocks with the allocation of this amount reflecting an equal dollar-weighted portfolio of the stocks in the Index;
     (b) a reconstruction of this portfolio investment on each Anniversary Date so as to be an equal-dollar weighted portfolio of the ten common stocks in the DJIA having the highest Dividend Yield on the second scheduled Index Business Day prior to each Anniversary Date,
     (c) a compounded quarterly rate of return on the stocks which is greater than the compounded quarterly return on the Index by 0.4375%, the amount of the quarterly deduction applied to the Index, with dividends being reinvested on a quarterly basis
     (d)  no transaction fees or expenses;
     (e)  an investment term equal to the term of the securities; and
     (f)  a final Index value equal to the Ending Index Value.
(3)  The Starting Index Value.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the calculation agent as provided in this prospectus. Historical data regarding the Index is included in this prospectus under "The Index--Historical Data on the Index".

Adjustments to the Index; Market Disruption Events

     If at any time the AMEX changes its method of calculating the Index, or the Index's value changes in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had these changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if any changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified, for example, due to a split in the Index, then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified, for example, as if the split had not occurred.

     "Market Disruption Event" means either of the following events, as determined by the calculation agent:

     (a) the suspension or material limitation on trading for more than two hours of trading or during the period one-half hour prior to the close of trading, or

     (b) the suspension or material limitation, in each case, for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in

          (1) futures contracts related to the Index, or options on futures contracts, which traded on any major U.S. exchange, or

          (2) option contracts related to the Index which are traded on any major U.S. exchange.

     For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

     In some circumstances, the duties of MLPF&S as calculation agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as a subsidiary of ML&Co.

Discontinuance of the Index

     If the AMEX discontinues publication of the Index and the AMEX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index (that index being referred to as a "Successor Index"), then, upon the calculation agent's notification of its determination to the Trustee, as defined below, and ML&Co., the calculation agent will substitute the Successor Index as calculated by the AMEX or other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice thereof to be given to Holders of the MITTS Securities.

     If the AMEX discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, that Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

     (a)  the determination of the Ending Index Value, and

     (b) a determination by the calculation agent that a Successor Index is available.

The calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, (the "WSJ"), and arrange for information with respect to these values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.


Events of Default and Acceleration

     If an event of default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount per unit, will be equal to the principal amount per unit and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "- Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount per unit of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 7.76% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC, together with any successor, (being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the Trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

          . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

          . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

          . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     All payments of principal and the Supplemental Redemption Amount, if any, will be made by ML&Co. in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

Top Ten Yield Index

     AMEX will calculate and disseminate the value of the Index on any Index Business Day; the Index will equal the Top Ten Yield Portfolio Value plus the Current Quarter Dividends (as defined below) as of that Index Business Day. The Top Ten Yield Portfolio Value will equal the sum of the products of the most recently available market price and the applicable Share Multiplier for each Top Ten Yield Stock. The AMEX will generally calculate and disseminate the value of the Index based on the most recently reported prices of the stocks underlying the Index, as reported by the exchange or trading system on which the underlying stocks are listed or traded, at approximately 15-second intervals during the AMEX's business hours and the end of each Index Business Day via the Consolidated Tape Association's Network B.

     The "Dividend Yield" for each common stock is determined by the AMEX by annualizing the last quarterly or semi-annual ordinary cash dividend for which the ex-dividend date has occurred, excluding any extraordinary dividend as determined by the AMEX in its sole discretion, and dividing the result by the last available sale price for each stock on its primary exchange on the date the Dividend Yield is to be determined.

  Annual Top Ten Yield Portfolio Reconstitution

     As of the close of business on each Anniversary Date, as defined below, through the applicable Anniversary Date in 2005, the content of the Top Ten Yield Portfolio shall be reconstituted to include the ten common stocks in the DJIA having the highest Dividend Yield (the "New Stocks") on the second scheduled Index Business Day prior to the Anniversary Date (the "Annual Determination Date"), provided, however, that the AMEX will only add a stock having characteristics as of the Annual Determination Date that will permit the Index to remain within the criteria specified in the AMEX rules and within the applicable rules of the Securities and Exchange Commission. These criteria and rules will apply only on an Annual Determination Date to exclude a proposed New Stock. If a proposed New Stock does not meet these criteria or rules, the AMEX will replace it with the common stock in the DJIA with the next highest Dividend Yield which does meet these criteria and rules. These criteria currently provide, among other things:

     . that each component stock must have a minimum market value of at least $75 million, except that up to 10% of the component securities in the Index may have a market value of $50 million;

     . that each component stock must have an average monthly trading volume in the preceding six months of not less than 1,000,000 shares, except that up to 10% of the component stocks in the Index may have an average monthly trading volume of 500,000 shares or more in the last six months;

     . 90% of the Index's numerical Index value and at least 80% of the total number of component stocks will meet the then current criteria for standardized option trading set forth in the rules of the AMEX; and

     . all component stocks will either be listed on the AMEX, the NYSE, or traded through the facilities of the National Association of Securities Dealers Automated Quotation System and reported as National Market System securities.

     The AMEX will determine the Share Multiplier for each New Stock and will indicate the number of shares of each New Stock, given the closing market price of the New Stock on the Anniversary Date, required to be included in the calculation of the Top Ten Yield Portfolio Value so that each New Stock represents approximately an equal percentage of a value equal to the Index in effect at the close of business on the Anniversary Date. As an example, if the Index in effect at the close of business on an Anniversary Date equaled 200, then each of the ten New Stocks relating to the Anniversary Date would be allocated a portion of the value of the Index equal to 20 and if the closing market price of one the New Stock on the Anniversary Date was 40, the applicable Share Multiplier would be 0.5. If the Index equaled 80, then each of the ten New Stocks would be allocated a portion of the value of the Index equal to 8 and if the closing market price of one New Stock on the Anniversary Date was 40, the applicable Share Multiplier would be 0.2. The last Anniversary Date on which this reconstitution will occur will be the Anniversary Date in 2005, which will be approximately one year prior to the maturity date of the MITTS Securities. "Anniversary Date" shall mean the anniversary date of the date the MITTS Securities are initially issued; provided, however, that if this date is not an Index Business Day or a Market Disruption Event occurs on that date, then the Anniversary Date for that year shall mean the immediately succeeding Index Business Day on which a Market Disruption Event does not occur. "Top Ten Yield Stock" at any time shall mean the stocks contained in the Top Ten Yield Portfolio at that time.

Dow Jones Industrial Average

     The DJIA is comprised of 30 common stocks chosen by the editors of the WSJ as representative of the broad market of American industry generally. The companies are major factors in their industries and their stocks are typically widely held by individuals and institutional investors. Changes in the composition of the DJIA are made entirely by the editors of the WSJ without consultation with the companies, the stock exchange or any official agency or ML&Co. For the sake of continuity, changes are made infrequently. Most substitutions have result from mergers, but from time to time, changes may be made to achieve a better representation. The components of the DJIA may be changed at any time for any reason. Dow Jones & Company, Inc., publisher of the WSJ, is not affiliated with ML&Co, has not participated in any way in the creation of the MITTS Securities or in the selection of stocks to be included in the Top Ten Yield Portfolio and has not reviewed or approved any information included in this prospectus.

     The first DJIA, consisting of 12 stocks, was published in the WSJ in 1896. The list grew to 20 stocks in 1916 and to 30 stocks on October 1, 1928. For two periods of 17 consecutive years each, there were no changes to the list; March 15, 1939-July 2, 1956 and June 2, 1959-August 8, 1976.

     ML&Co or its affiliates may presently or from time to time engage in business with one or more of the issuers of the Top Ten Yield Portfolio stocks, including extending loans to, or making equity investments in, these issuers or providing advisory services to these issuers, including merger and acquisition advisory services. In the course of this business, ML&Co or its affiliates may acquire non-public information with respect to these issuers and, in addition, one or more affiliates of ML&Co may publish research reports with respect to these issuers. ML&Co does not make any representation to any purchaser of MITTS Securities with respect to any matters whatsoever relating to these issuers.
Any prospective purchaser of MITTS Securities should undertake an independent investigation of the issuers of the Top Ten Yield Portfolio stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the MITTS Securities. The composition of the Index does not reflect any investment or sell recommendations of ML&Co or its affiliates.

Cash Dividends

  Current Quarter Dividend

     As described above, the value of the Index will include an amount reflecting Current Quarter Dividends. "Current Quarter Dividends" for any day will be determined by the AMEX and will equal the sum of the Dividend Payment for each Top Ten Yield Stock. The "Dividend Payment" with respect to a Top Ten Yield Stock for any day will equal the sum of the products of:

     . each dividend paid by the issuer of that Top Ten Yield Stock on one share of that Top Ten Yield Stock during the Current Quarter, not including any reinvestment thereof, multiplied by

     . the Share Multiplier applicable to that Top Ten Yield Stock at the time each dividend is paid. A dividend will be considered paid by an issuer at the open of business on the ex-dividend date, generally, the trading day on which the market price of the stock reflects the payment of the dividend. "Current Quarter" shall mean the period from and including August 9, 1996 through December 31, 1996, and after December 31, 1996, from and including the first day of the then current calendar quarter containing the day on which the applicable Dividend Payment is being determined to and including the day on which the applicable Dividend Payment is being determined.

  Quarterly Stock Dividend

     As of the first day of the start of each calendar quarter, the AMEX will allocate the Current Quarter Dividends as of the end of the immediately preceding calendar quarter to each then outstanding Top Ten Yield Stock. The amount of the Current Quarter Dividends allocated to each Top Ten Yield Stock will equal the percentage of the value of that Top Ten Yield Stock contained in the Top Ten Yield Portfolio relative to the value of the entire Top Ten Yield Portfolio based on the closing market price on the last Index Business Day in the immediately preceding calendar quarter. The AMEX will increase the Share Multiplier of each outstanding Top Ten Yield Stock to reflect the number of shares, or portion of a share, that the amount of the Current Quarter Dividend allocated to that Top Ten Yield Stock can purchase of each Top Ten Yield Stock based on the closing market price on the last Index Business Day in the immediately preceding calendar quarter.

  Quarterly Deduction

     At the end of each calendar quarter, the Index will be reduced by a value equal to 0.4375% of the then current Index, provided that:

     . there was no deduction at the end of the calendar quarter ending in September 1996 and the deduction at the end of the calendar quarter ending in December 1996 was increased to reflect the quarterly rate of 0.4375% prorated for the period from the date of the issuance of the MITTS Securities through the end of the calendar quarter in December 1996, and

     . the Index will be reduced at the close of business on July 31, 2006 by a value equal to 0.1507% of the closing value of the Index on that date. With respect to the period ending December 31, 1996, the quarterly rate of 0.4375% will be prorated by multiplying it by a factor equal to the result of dividing the number of days in the period from the date the MITTS Securities are issued through the calendar quarter ending in December 1996 by 90.

Adjustments to the Share Multiplier and Top Ten Yield Portfolio

     The Share Multiplier with respect to any Top Ten Yield Stock and the Top Ten Yield Portfolio will be adjusted as follows:

     1. If a Top Ten Yield Stock is subject to a stock split or reverse stock split, then once the split has become effective, the Share Multiplier relating to that Top Ten Yield Stock will be adjusted to equal the product of the number of shares issued with respect to one share of that Top Ten Yield Stock and the prior multiplier.

     2. If a Top Ten Yield Stock is subject to a stock dividend, defined as an issuance of additional shares of the Top Ten Yield Stock, that is given equally to all holders of shares of the issuer of that Top Ten Yield Stock, then once the dividend has become effective and that Top Ten Yield Stock is trading ex-dividend, AMEX will adjust the Share Multiplier so that the new Share Multiplier shall equal the former Share Multiplier plus the product of the number of shares of that Top Ten Yield Stock issued with respect to one share of that Top Ten Yield Stock and the prior multiplier.

     3. If the issuer of a Top Ten Yield Stock is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, that Top Ten Yield Stock will continue to be included in the Top Ten Yield Portfolio so long as a Market Price for that Top Ten Yield Stock is available. If a market price is no longer available for a Top Ten Yield Stock for whatever reason, including the liquidation of the issuer of Top Ten Yield Stock or the subjection of the issuer of that Top Ten Yield Stock to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of that Top Ten Yield Stock will equal zero in connection with calculating the Top Ten Yield Portfolio Value for so long as no market price is available, and no attempt will be made to immediately find a replacement stock or increase the value of the Top Ten Yield Portfolio to compensate for the deletion of that Top Ten Yield Stock. If a market price is no longer available for a Top Ten Yield Stock as described above, the Top Ten Yield Portfolio Value will be computed based on the remaining Top Ten Yield Stocks for which market prices are available and no new stock will be added to the Top Ten Yield Portfolio until the annual reconstitution of the Top Ten Yield Portfolio. As a result, there may be periods during which the Top Ten Yield Portfolio contains fewer than ten Top Ten Yield Stocks.

     4. If the issuer of a Top Ten Yield Stock has been subject to a merger or consolidation and is not the surviving entity or is nationalized, then a value for that Top Ten Yield Stock will be determined at the time the issuer is merged or consolidated or nationalized and will equal the last available market price for that Top Ten Yield Stock and that value will be constant until the Top Ten Yield Portfolio is reconstituted. At that time, no adjustment will be made to the Share Multiplier of that Top Ten Yield Stock.

     5. If the issuer of a Top Ten Yield Stock issues to all of its shareholders equity securities that are publicly traded of an issuer other than the issuer of the Top Ten Yield Stock, then the new equity securities will be added to the Top Ten Yield Portfolio as a new Top Ten Yield Stock. The Share Multiplier for that new Top Ten Yield Stock will equal the product of the original Share Multiplier with respect to the Top Ten Yield Stock for which the new Top Ten Yield Stock is being issued (the "Original Top Ten Yield Stock") and the number of shares of the new Top Ten Yield Stock issued with respect to one share of the Original Top Ten Yield Stock.

     No adjustments of any Share Multiplier of a Top Ten Yield Stock will be required unless the adjustment would require a change of at least 1% in the Share Multiplier then in effect. The Share Multiplier resulting from any of the adjustments specified above will be rounded to the nearest ten-thousandth with five hundred-thousandths being rounded upward.

     The AMEX expects that no adjustments to the Share Multiplier of any Top Ten Yield Stock or to the Top Ten Yield Portfolio will be made other than those specified above, however, the AMEX may at its discretion make adjustments to maintain the value of the Index if events would otherwise alter the value of the Index despite no change in the market prices of the Top Ten Yield Stocks.

Historical Performance of the Index

     You should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the beneficial owners of the MITTS Securities to receive an amount in excess of the principal amount at the maturity of the MITTS Securities.


                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++



                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------

                           Merrill Lynch & Co., Inc.
               Technology Market Index Target-Term Securities(R)
                              due August 15, 2001
                             "MITTS(R) Securities"
                             $10 principal amount

The MITTS Securities:                                   Payment at Maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount
 .  Senior unsecured debt securities of Merrill             equal to the sum of the principal amount of each
   Lynch & Co., Inc.                                       unit and an additional amount based on the
 .  Linked to the value of the Chicago Board of             percentage increase, if any, in the value of the
   Options Exchange Technology Index, as further           index, adjusted as described in this prospectus.
   described in this prospectus.                        .  At maturity you will receive no less than the
 .  The MITTS Securities are listed on the Chicago          principal amount of your MITTS Securities and no
   Board of Options Exchange and the New York Stock        more than $20.
   Exchange under the symbol "TKM".

               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.


                                _______________

                              Merrill Lynch & Co.

                                _______________

           The date of this prospectus is                   , 2000.

"MITTS" and "Market Index Target-Term Securities" are service marks of Merrill Lynch & Co., Inc.

* The use and reference of the term "CBOE Technology Index" in this prospectus has been consented to by the CBOE. The "CBOE Technology Index" is a service mark of the CBOE.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
RISK FACTORS...........................................................    3

MERRILL LYNCH & CO., INC...............................................    6

RATIO OF EARNINGS TO FIXED CHARGES.....................................    7

DESCRIPTION OF SECURITIES..............................................    8

THE INDEX..............................................................   13

OTHER TERMS............................................................   15

INCORPORATION OF INFORMATION WE FILE WITH THE SEC......................   19

PLAN OF DISTRIBUTION...................................................   20

EXPERTS................................................................   20

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that at maturity we will pay you no more than $10 for each unit of the MITTS Securities you own if the average value of the index over five trading days shortly before the maturity date is less than 189.48.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Yield on the MITTS Securities is subject to a maximum amount

     Because the amount, in addition to the principal amount of the MITTS Securities, if any, we will pay you at maturity, will not exceed $10 per unit of MITTS Securities, you will not benefit from index increases in excess of approximately 125% of the closing index value on the date the MITTS Securities were priced for initial sale to the public.

Your return will not reflect the return of owning the stocks included in the index

     The index does not reflect the payment of dividends on the stocks underlying it and therefore the yield based on the index to the maturity of the MITTS Securities will not produce the same yield as if you purchased the underlying stocks and held them for a similar period.

There may be an uncertain trading market for the MITTS Securities

     ML&Co. has listed the MITTS Securities on the Chicago Board of Options Exchange and the NYSE under the trading symbol "TKM". You cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, there can be no assurance that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, in the value of the index.

     If a limited trading market for the MITTS Securities exists, and you do not wish to hold your investment until maturity, fewer buyers may want to purchase your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities is expected to depend substantially on the extent of the appreciation, if any, of the index over
189.48. If, however, you sell your MITTS Securities prior to the maturity date at a time when the index exceeds 189.48, the price you receive may be at a substantial discount from the amount expected to be payable if the excess of the index over 189.48 were to prevail until maturity of the MITTS Securities because of the possible fluctuation of the index between the time of the sale and the time that the MITTS Securities mature. Furthermore, the price at which you will be able to sell the MITTS Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at that time, the index is below, equal to, or not sufficiently above 189.48. The $20 limitation on payment at maturity of the MITTS Securities may adversely affect the secondary market value of the MITTS Securities. A discount could also result from rising interest rates.

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect the trading value of the MITTS Securities will likely be affected by changes in interest rates. In general, we anticipate that if U.S. interest rates increase, the trading value of the MITTS Securities is expected to decrease. Conversely, if U.S. interest rates decrease, the trading value of the MITTS Securities is expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the Index. Rising interest rates may lower the value of the index and, thus, may decrease the trading value of the MITTS Securities. Falling interest rates may increase the value of the index and, thus, may increase the trading value of the MITTS Securities.

     Changes in the volatility of the index are expected to affect the trading value of the MITTS Securities. If the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We believe that before maturity the MITTS Securities may trade at a value above that which you may expect from the level of interest rates and the index. This difference will reflect a "time premium" due to expectations concerning the value of the index during the period prior to maturity of the MITTS Securities. As the time remaining to maturity of the MITTS Securities decreases, however, we expect this time premium to decrease, thus decreasing the trading value of the MITTS Securities. In addition, the price at which you may be able to sell your MITTS Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the MITTS Securities if the value of the index is below, equal to, or not sufficiently above 189.48.

     Changes in dividend yields of the stocks included in the portfolio are expected to affect the trading value of the MITTS Securities. If dividend rates on the stocks included in the index increase, we expect the trading value of the MITTS Securities to decrease. Conversely, if dividend rates on the stocks included in the index decrease, we expect the value of the MITTS Securities to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the index and, in turn, increase the trading value of the MITTS Securities. Conversely, falling U.S. corporate dividend rates may decrease the value of the index and, in turn, decrease the trading value of the MITTS Securities.

     The impact of the factors specified above, excluding the value of the index, may offset, partially or in whole, any increase in the trading value of the MITTS Securities that is attributable to an increase in the value of the index. For example, an increase in U.S. interest rates may cause the MITTS Securities to trade at a discount from their initial offering price, even if the index has appreciated significantly. In addition, the impact of a given factor may change depending on the prevailing value of the index relative to 189.48 and on the time remaining to maturity. In general, assuming all relevant factors are held constant, the effect on the trading value of the MITTS Securities of a given change in interest rates, index volatility and/or dividend rates of stocks comprising the index is expected to be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. We expect that the effect on the trading value of the MITTS Securities of a given appreciation of the index in excess of value of the MITTS Securities to be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities, assuming all other relevant factors are held constant.

Many factors affect the value of the index

     Political, economic and other developments that affect the stocks included in the index may adversely affect the value of the index and the value of the MITTS Securities. Since the stocks included in the index are of companies involved in various aspects of the high technology industry segment, factors affecting this industry segment may affect the value of the index and therefore the trading value of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State laws govern the indenture under which the MITTS Securities are issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest chargeable to and payable by a borrower. We will promise, for the benefit of the MITTS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Potential conflicts

     Our wholly-owned subsidiary, Merrill Lynch, Pierce, Fenner and Smith, or MLPF&S, or its affiliates may from time to time engage in transactions involving the stocks underlying the index for their proprietary accounts and for other accounts under their management, which may influence the value of the stocks and therefore the value of the MITTS Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of ML&Co.'s obligations under the MITTS Securities. Accordingly, in some circumstances, conflicts of interest may arise between MLPF&S's responsibilities as calculation agent with respect to the MITTS Securities and its obligations under its hedge and its status as a subsidiary of ML&Co. In some circumstances, the duties of MLPF&S as calculation agent could conflict with the interests of MLPF&S as an affiliate of the issuer of the MITTS Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the MITTS Securities.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                  For the Three
                                                 Year Ended Last Friday in December              Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                         ---------  --------  --------  --------  ----------  -------------------
Ratio of earnings to fixed charges(a)..     1.2        1.2       1.2       1.1       1.3               1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                           DESCRIPTION OF SECURITIES

     On August 12, 1996, ML&Co. issued $25,000,000 aggregate principal amount of Technology MITTS Securities due August 15, 2001. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on August 15, 2001.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of that MITTS Security plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "-- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of each unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Benchmark Index Value, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:


                                               Ending Index Value - Benchmark Index Value
                        Principal Amount  X    ------------------------------------------
                                                         Benchmark Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero or more than $10 per $10 principal amount of MITTS Securities.

     The "Benchmark Index Value" equals 189.48. The Benchmark Index Value was determined on the date the MITTS Securities were priced for initial sale to the public (the "Pricing Date") by multiplying the closing value of the CBOE Technology Index (the "Index") on the Pricing Date by a factor equal to 112.5%.

     The "Ending Index Value" will be determined by calculation agent and will equal the average or arithmetic mean of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average or arithmetic mean of the closing values of the Index on those Calculation Days. If there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day before the maturity date to and including the second scheduled Index Business Day before the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the NYSE is open for trading and trading generally occurs in the over-the-counter market for equity securities and the Index or any Successor Index, as defined on page 10 below, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical Ending Index Values,

     . the total amount payable at maturity for each $10 principal amount of MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of MITTS Securities, and

     . the pretax annualized rate of return of an investment in the stocks underlying the Index, which includes an assumed aggregate dividend yield of 0.20% per annum, as more fully described below.


                                                         Total                    Pretax                Pretax Annualized
                            Percentage Change            Amount             Annualized Rate of          Rate of Return of
  Hypothetical Ending       Over the Starting          Payable at              Return on the            Stocks Underlying
      Index Value              Index Value              Maturity            MITTS Securities(1)          the Index(1)(2)
  -------------------       -----------------          ----------           -------------------         -----------------
         84.22                    -50%                   $10.00                     0.00%                     -13.20%
        101.06                    -40%                   $10.00                     0.00%                      -9.77%
        117.90                    -30%                   $10.00                     0.00%                      -6.81%
        134.74                    -20%                   $10.00                     0.00%                      -4.22%
        151.59                    -10%                   $10.00                     0.00%                      -1.90%
        168.43 (3)                  0%                   $10.00                     0.00%                       0.20%
        185.27                     10%                   $10.00                     0.00%                       2.12%
        202.12                     20%                   $10.67                     1.30%                       3.88%
        218.96                     30%                   $11.56                     2.92%                       5.52%
        235.80                     40%                   $12.44                     4.41%                       7.05%
        252.65                     50%                   $13.33                     5.82%                       8.49%
        269.49                     60%                   $14.22                     7.15%                       9.84%
        286.33                     70%                   $15.11                     8.41%                      11.12%
        303.17                     80%                   $16.00                     9.61%                      12.33%
        320.02                     90%                   $16.89                    10.74%                      13.48%
        336.86                    100%                   $17.78                    11.83%                      14.58%
        353.70                    110%                   $18.67                    12.86%                      15.63%
        370.55                    120%                   $19.56                    13.85%                      16.64%
        387.39                    130%                   $20.00                    14.33%                      17.60%
        404.23                    140%                   $20.00                    14.33%                      18.53%
        421.08                    150%                   $20.00                    14.33%                      19.43%

--------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2)  This rate of return assumes
     (a) an investment of a fixed amount in the stocks underlying the Index with the allocation of that amount reflecting the relative weights of the stocks in the Index;
     (b) a percentage change in the aggregate price of the stocks that equals the percentage change in the Index from the closing value of the Index on the Pricing Date to the relevant hypothetical Ending Index Value;
     (c) a constant dividend yield of 0.20% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each quarter assuming the value increases or decreases linearly from the closing value of the Index on the Pricing Date to the applicable hypothetical

         Ending Index Value;
    (d)  no transaction fees or expenses;
    (e)  an investment term equal to the term of the MITTS Securities; and
    (f) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of August 7, 1996 was approximately 0.20%.

(3)  The closing value of the Index on the Pricing Date.

         The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the resulting pretax annualized rate of return will depend entirely on the actual Ending Index Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Index; Market Disruption Events

         If at any time the method of calculating its Index, or its value, is changed in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had the changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if the changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified for example, due to a split in the Index, then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified for example, as if the split had not occurred.

         "Market Disruption Event" means either of the following events, as determined by the calculation agent:

         (a) the suspension or material limitation on trading for more than two hours of trading in 5 or more of the securities included in the Index, or

         (b) the suspension or material limitation, in each case, for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts on the Index which are traded on the Chicago Board Options Exchange, Inc.

         For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

         For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

         If the CBOE discontinues publication of the Index and the CBOE or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a "Successor Index"), then, upon the calculation agent's notification of the determination to the trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by the CBOE or any other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

         If the CBOE discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index before any discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, the Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the CBOE discontinues publication of the Index before the period during which the calculation agent is to calculate the Supplemental Redemption Amount and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of the determination of the Ending Index Value and a determination by the calculation agent that a Successor Index is available, the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone. Despite these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount thereof, will be equal to the principal amount plus an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the MITTS Securities. See "Description of Securities--Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment at the maturity date of the MITTS Securities, whether at their stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 7.76%, per annum to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor, a "depositary"), as depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or Holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a Holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of Holders or that an owner of a beneficial interest in a global security desires to give or take any action which a Holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

     Unless otherwise stated, all information in this prospectus on the Index is derived from the CBOE or other publicly available sources. This information reflects the policies of the CBOE as stated in those sources and the policies are subject to change by the CBOE.

     The Index is a price-weighted stock index designed, developed, maintained and operated by, and is a service mark of, the CBOE. The Index is designed to provide an indication of the composite price performance of the common stocks of companies involved in the U.S. high technology industry segment for example, companies involved in the design and manufacture of high technology components and systems.

     The value of the Index is reported on the AMEX and Bloomberg under the symbol "TXX" and on Reuters under the symbol ".TXX".

     The Index consists of the stocks of issuers involved in various aspects of the high technology industry segment, including:

     .    computer services,

     .    telecommunications equipment,

     .    server software and hardware,

     .    design software,

     .    PC software and hardware,

     .    networking, peripherals, and

     .    semiconductors.

     The CBOE selects companies for inclusion in the Index with the aim of representing the spectrum of companies that develop components and systems that define high technology. Relevant criteria employed by the CBOE include:

     .    the viability of the particular company,

     . the extent to which that company represents the high technology sector,

     . the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the technology sector, and

     . the market value and trading activity of the common stock of that company.

Computation of the Index

     The Index is a price-weighted index for example, the weight in the Index of a stock underlying the Index (an "Underlying Stock") is based on its price per share rather than the total market capitalization of the issuer of that stock, and reflects changes in the prices of the Underlying Stocks relative to the index base date, January 3, 1995, when the Index equaled 100.00. Specifically, the Index value is calculated by:

     . totaling the prices of a single share of each of the Underlying Stocks (the "Market Price Aggregate"), and

     .    dividing the Market Price Aggregate by the Index Divisor.

The Index Divisor was originally chosen to result in an Index value of 100 on January 3, 1995, and is subject to periodic adjustments as set forth below. The stock prices used to calculate the Index are those reported by a primary market for the Underlying Stocks.

     The CBOE adjusts the foregoing Index Divisor to negate the effects of changes in the price of an Underlying Stock that are determined by the CBOE to be arbitrary and not due to market fluctuations. These adjustments may result from stock splits, consolidations and acquisitions, the grant to shareholders of the right to purchase other securities of the issuer for example, spinoffs and rights issuances. The CBOE may also adjust the Index Divisor because of the substitution of an Underlying Security. The CBOE first recalculates the Market Price Aggregate and then determines a new Index Divisor based on the following formula:


                          New Market Price Aggregate
          Old Divisor X   --------------------------   = New Divisor
                          Old Market Price Aggregate

     The Index will be maintained by the CBOE. The Index is reviewed on approximately a monthly basis by the CBOE staff. The CBOE may change the composition of the Index at any time to reflect changes affecting the components of the Index or the technology industry generally. If it becomes necessary to remove a stock from the Index for example, because of a takeover or merger, the CBOE will only add a stock having characteristics that will permit the Index to remain within the maintenance criteria specified in CBOE Rules and within the applicable rules of the Commission.

     Additionally, as of the first trading day of each January and July, no single security may account for over 25% of the weight of the Index and no five securities may account for over 50% of the weight of the Index. Furthermore, each component security must be a reported security as defined in Rule 11Aa3-1 of the Exchange Act. Finally, at least 90% of the weight of the Index and 80% of the number of components in the Index must be eligible for standardized options trading pursuant to CBOE Rules or, if currently listed for options trading, must meet the applicable maintenance standards specified in CBOE Rules. The CBOE will also take into account the capitalizations, liquidity, volatility, and name recognition of any proposed replacement stock.

     Absent prior approval of the SEC, the CBOE will not increase to more than 40, or decrease to fewer than 20, the number of stocks in the Index. Additionally, the CBOE will not make any change in the composition of the Index that would cause fewer than 90% of the stocks by weight, or fewer than 80% of the total number of stocks in the index, to qualify as stocks eligible for equity options trading under CBOE rules.

     The CBOE is under no obligation to continue the calculation and dissemination of the Index and the method by which the Index is calculated and the name "CBOE Technology Index" may be changed at the discretion of the CBOE. The MITTS Securities are not sponsored, endorsed, sold or promoted by the CBOE. No inference should be drawn from the information contained in this prospectus that the CBOE makes any representation or warranty, implied or express, to ML&Co., the beneficial owners of MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities in particular or the ability of the Index to track general stock market performance. The CBOE has no obligation to take the needs of ML&Co. or the beneficial owners of MITTS Securities into consideration in determining, composing or calculating the Index. The CBOE is not responsible for, and has not participated in the determination of the timing of prices for or quantities of, the MITTS Securities to be issued or in the determination or calculation of the equation by which the Supplemental Redemption Amount is determined. The CBOE has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities.

     The use of and reference to the Index in connection with the MITTS Securities have been consented to by the CBOE.

     Except in the limited circumstance described in this prospectus, none of ML&Co., the trustee, the calculation agent or the underwriter has undertaken independent diligence of the calculation, maintenance or publication of the Index or any Successor Index. The CBOE disclaims all responsibility for any inaccuracies in the data on which the Index is based and any mistakes or errors or omissions in the calculation or dissemination of the Index and for the manner in which the Index is used in determining the Supplemental Redemption Amount, if any.

     A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the beneficial owners of the MITTS Securities to receive an amount in excess of the principal amount at the maturity of the MITTS Securities.

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, LPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                              PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the CBOE or NYSE or off the exchanges in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ This information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with the+ + Securities and Exchange Commission is effective. This prospectus is not an + + offer to sell these securities and it is not soliciting an offer to buy these+
+ securities in any state where the offer and sale is not permitted.           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000
PROSPECTUS
----------

                           Merrill Lynch & Co., Inc.
                      Healthcare/Biotechnology Portfolio
                    Market Index Target-Term Securities(R)
                             due October 31, 2001
                             "MITTS(R) Securities"
                             $10 principal amount

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at Maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities Merrill Lynch &        the sum of the principal amount of each unit and an
   Co., Inc.                                               additional amount based on the percentage increase, if
 .  Linked to the value of the                              any, in the value of the portfolio, adjusted as
   Healthcare/Biotechnology Portfolio, as described in     described in this prospectus.
   this prospectus.                                     .  You will receive no less than the principal amount
 .  The MITTS Securities are listed on the American         of your MITTS Securities.
   Stock Exchange under the symbol "MLH".

               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.



                                _______________

                              Merrill Lynch & Co.
                                _______________

           The date of this prospectus is                    , 2000.

(R)"MITTS" and "Market Index Target-Term Securities" are registered service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----
RISK FACTORS...........................................................   3
MERRILL LYNCH & CO., INC...............................................   6
RATIO OF EARNINGS TO FIXED CHARGES.....................................   7
DESCRIPTION OF SECURITIES..............................................   8
THE PORTFOLIO..........................................................  15
OTHER TERMS............................................................  17
PROJECTED PAYMENT SCHEDULE.............................................  21
WHERE YOU CAN FIND MORE INFORMATION....................................  21
INCORPORATION OF INFORMATION WE FILE WITH THE SEC......................  22
PLAN OF DISTRIBUTION...................................................  23
EXPERTS................................................................  23

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that at maturity we will pay you no more than $10 for each unit of the MITTS Securities you own if the average value of the portfolio over five trading days shortly before the maturity date is less than 115. This will be true even if at some time during the life of the MITTS Securities, the value of the portfolio was higher than 115 but later falls below 115.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the portfolio

     The portfolio does not reflect the payment of dividends on the stocks underlying it. Therefore your yield you receive based on the value of portfolio at the maturity of the MITTS Securities will not be the same as the yield you would receive if you had purchased the underlying stocks and held them for a similar period.

There may be an uncertain trading market for the MITTS Securities

     ML&Co. has listed the MITTS Securities on the AMEX under the trading symbol "MLH". You cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, there can be no assurance that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, in the value of the portfolio.

     If a limited trading market for the MITTS Securities exists, and you do not wish to hold your investment until maturity, fewer buyers may want to purchase your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the portfolio. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of the MITTS Securities at maturity, changes in interest rates will likely affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect the trading value of the MITTS Securities to decrease. Conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the portfolio. Rising interest rates may lower the value of the portfolio and, thus, may decrease the trading value of the MITTS Securities. Falling interest rates may increase the value of the portfolio and, thus, may increase the trading value of the MITTS Securities.

     Changes in the volatility of the portfolio are expected to affect the trading value of the MITTS Securities. If the volatility of the portfolio value increases, we expect the trading value of the MITTS Securities to increase. If the volatility of the portfolio value decreases, we expect the trading value of the MITTS Securities to decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that prior to maturity the MITTS Securities may trade at a value above that which you may expect based on the level of interest rates and the portfolio. This difference will reflect a "time premium" due to expectations concerning the value of the portfolio during the period prior to maturity of the MITTS Securities. As the time remaining to maturity of the MITTS Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the MITTS Securities. In addition, the price at which you may be able to sell the MITTS Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the MITTS Securities if the value of the portfolio is below, equal to, or not sufficiently above 115.

     Changes in dividend yields of the stocks included in the portfolio are expected to affect the trading value of the MITTS Securities. If dividend rates on the stocks included in the portfolio increase, we expect the trading value of the MITTS Securities to decrease. Conversely, if dividend rates on the stocks included in the portfolio decrease, we expect the value of the MITTS Securities to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the portfolio and, in turn, increase the trading value of the MITTS Securities. Conversely, falling U.S. corporate dividend rates may decrease the value of the portfolio and, in turn, decrease the trading value of the MITTS Securities.

     In general, assuming all relevant factors are held constant, the effect on the trading value of the MITTS Securities of a given change in interest rates, portfolio volatility and/or dividend rates of stocks comprising the portfolio is expected to be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, the effect on the trading value of the MITTS Securities of a given appreciation of the portfolio in excess 115 is expected to be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities, assuming all other relevant factors are held constant.

Many factors affecting the stocks in the portfolio value will affect your return

     Political, economic and other developments that affect the stocks underlying the portfolio may adversely affect the value of the portfolio and the value of the MITTS Securities. Since the stocks underlying the portfolio are of companies involved in various segments of the healthcare industry and the biotechnology industry, factors affecting these industries may affect the value of the portfolio and therefore the trading value of the MITTS Securities. See "The Portfolio--Healthcare and Biotechnology Industries".

Amounts payable on the MITTS Securities may be limited by state law

     New York State laws govern the indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Potential Conflicts

     Our wholly-owned subsidiary, Merrill Lynch, Pierce, Fenner and Smith Incorporated, or MLPF&S, or its affiliates may from time to time engage in transactions involving the stocks included in the portfolio for their proprietary accounts and for other accounts under their management, which may influence the value of these stocks and therefore the value of the MITTS Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of ML&Co.'s obligations under the MITTS Securities. Accordingly, in some circumstances, conflicts of interest may arise between MLPF&S's responsibilities as calculation agent for the MITTS Securities and its obligations under its hedge and its status as a subsidiary of ML&Co. At times, the duties of MLPF&S as calculation agent could conflict with the interests of MLPF&S as an affiliate of the issuer of the MITTS Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the MITTS Securities.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                         For the Three
                                                            Year Ended Last Friday in December           Months Ended
                                                    1995       1996      1997      1998       1999       March 31, 2000
                                                  ---------  --------  --------  --------  ----------  -------------------
Ratio of earnings to fixed charges(a)...........     1.2        1.2       1.2       1.1        1.3             1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                           DESCRIPTION OF SECURITIES

     On October 30, 1996, ML&Co. issued $15,000,000 aggregate principal amount of Healthcare/Biotechnology MITTS Securities due October 31, 2001. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on October 31, 2001.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default, as defined below, with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of that unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Ending Portfolio Value does not exceed the Benchmark Portfolio Value, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                      (  Ending Portfolio Value-Benchmark Portfolio Value )
  Principal Amount ($10 per unit)  X  (  ------------------------------------------------ )
                                      (            Benchmark Portfolio Value              )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Portfolio" means the Healthcare/Biotechnology Portfolio.

     The "Benchmark Portfolio Value" equals 115. The Benchmark Portfolio Value was determined on the date the MITTS securities were priced for initial sale to the public (the "Pricing Date"), by multiplying the Starting Portfolio Value by a factor equal to 115%. Based on the individual prices of the stocks included in the Portfolio (the "Portfolio Securities") on the Pricing Date, the Multiplier for each Portfolio Security was initially set by the AMEX so that, on the Pricing Date, the Portfolio Securities were equally dollar-weighted in the Portfolio and the Portfolio Value equaled 100 (the "Starting Portfolio Value").

     The "Ending Portfolio Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Portfolio determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Portfolio Value will equal the average or arithmetic mean of the closing values of the Portfolio on those Calculation Days. If there is only one Calculation Day, then the Ending Portfolio Value will equal the closing value of the Portfolio on that Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Portfolio Value will equal the closing value of the Portfolio determined on the last scheduled Portfolio Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Portfolio Business Day prior to the maturity date to and including the second scheduled Portfolio Business Day prior to the maturity date.

     "Calculation Day" means any Portfolio Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     For purposes of determining the Ending Portfolio Value, a "Portfolio Business Day" is a day on which the AMEX is open for trading and trading generally occurs in the over-the-counter market for equity securities and the Portfolio or any Successor Portfolio, as defined below on page 10, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical Ending Portfolio Values:

     . the total amount payable at maturity for each $10 principal amount of MITTS Securities, based on the Benchmark Portfolio Value, which equals 115% of the Starting Portfolio Value;

     . the pretax annualized rate of return to beneficial owners of MITTS Securities; and

     . the pretax annualized rate of return of an investment in the stocks underlying the Portfolio, which includes an assumed aggregate dividend yield of 0.23% per annum, as more fully described below.

                                                Total               Pretax            Pretax Annualized
     Hypothetical       Percentage Change       Amount         Annualized Rate of     Rate of Return of
        Ending          Over the Starting      Payable at       Return on the         Stock Underlying
   Portfolio Value       Portfolio Value       Maturity(1)      Securities(2)        the Portfolio(2)(3)
   ---------------      -----------------      -----------     --------------        ---------------------
         50                   -50%                 $10.00           0.00%                   -13.09%
         60                   -40%                 $10.00           0.00%                    -9.66%
         70                   -30%                 $10.00           0.00%                    -6.71%
         80                   -20%                 $10.00           0.00%                    -4.11%
         90                   -10%                 $10.00           0.00%                    -1.79%
        100(4)                  0%                 $10.00           0.00%                     0.23%
        110                    10%                 $10.00           0.00%                     2.23%
        120                    20%                 $10.43           0.85%                     4.00%
        130                    30%                 $11.30           2.47%                     5.64%
        140                    40%                 $12.17           3.97%                     7.17%
        150                    50%                 $13.04           5.39%                     8.60%
        160                    60%                 $13.91           6.72%                     9.96%
        170                    70%                 $14.78           7.97%                    11.23%
        180                    80%                 $15.65           9.16%                    12.45%
        190                    90%                 $16.52          10.30%                    13.60%
        200                   100%                 $17.39          11.38%                    14.70%
        210                   110%                 $18.26          12.41%                    15.75%
        220                   120%                 $19.13          13.40%                    16.76%
        230                   130%                 $20.00          14.35%                    17.77%
        240                   140%                 $20.87          15.27%                    18.66%
        250                   150%                 $21.74          16.15%                    19.56%

(1) The total amount payable at maturity is based on the Benchmark Portfolio Value, which equals 115% of the Starting Portfolio Value.

(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(3) This rate of return assumes:
          . an investment of a fixed amount in the stocks underlying the Portfolio with the allocation of that amount reflecting the relative weights of the stocks in the Portfolio;
          . a percentage change in the aggregate price of the stocks that equals the percentage change in the Portfolio from the Starting Portfolio Value to the relevant hypothetical Ending Portfolio Value;
          . a constant dividend yield of 0.23% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Portfolio at the end of each quarter assuming this value increases or decreases linearly from the Starting Portfolio Value to the applicable hypothetical Ending Portfolio Value;
          . no transaction fees or expenses;
          . a five year maturity of the MITTS Securities from the date of issuance; and
          . a final Portfolio value equal to the Ending Portfolio Value. The aggregate dividend yield of the stocks underlying the Portfolio as of October 24, 1996 was approximately 0.23% per annum.

(4) The Starting Portfolio Value was set at 100 based on the closing prices on the Pricing Date.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the resulting pretax annualized rate of return will depend entirely on the actual Ending Portfolio Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Portfolio; Market Disruption Events

     If at any time the method of calculating the Portfolio Value is changed in any material respect, or if the Portfolio is in any other way modified so that the Portfolio Value does not, in the opinion of the calculation agent, fairly represent the Portfolio Value had these changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Portfolio Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Portfolio Value as if any changes or modifications had not been made, and calculate the closing value with reference to the Portfolio Value, as adjusted. Accordingly, if the method of calculating the Portfolio Value is modified so that the Portfolio Value is a fraction or a multiple of what it would have been if it had not been modified, for example, due to a split in the Portfolio Value, then the calculation agent shall adjust the Portfolio Value in order to arrive at a Portfolio Value as if it had not been modified, for example, as if the split had not occurred.

     "Market Disruption Event" means either of the following events, as determined by the calculation agent:

     (a) the suspension or material limitation on the trading of three or more of the Portfolio Securities on any exchange in the United States or in the over-the-counter market for more than two hours of trading or during the period one-half hour prior to the close of trading, or

     (b) the suspension or material limitation, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in the trading of option contracts related to three or more of the Portfolio Securities traded on any exchange for more than two hours of trading or during the period one-half hour prior to the close of trading.

     For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

     For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Portfolio

     If the AMEX discontinues publication of the Portfolio Value and the AMEX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Portfolio Value (the "Successor Portfolio Value"), then, upon the calculation agent's notification of this determination to the trustee and ML&Co., the calculation agent will substitute the Successor Portfolio Value as calculated by the AMEX or any other entity for the Portfolio Value and calculate the Ending Portfolio Value as described above under "Payment at Maturity". Upon any selection by the calculation agent of a Successor Portfolio Value, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If the AMEX discontinues publication of the Portfolio Value and a Successor Portfolio Value is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Portfolio Value for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Portfolio Value prior to any discontinuance. If a Successor Portfolio Value is selected or the calculation agent calculates a value as a substitute for the Portfolio Value as described below, the Successor Portfolio Value or value calculated by the calculation agent shall be substituted for the Portfolio Value for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the Portfolio Value prior to the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Portfolio Value is available at that time, then on each Business Day until the earlier to occur of

     .  the determination of the Ending Portfolio Value and

     . a determination by the calculation agent that a Successor Portfolio Value is available,

the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information to be made available by telephone.

     Despite these alternative arrangements, discontinuance of the publication of the Portfolio Value may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occured and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount, will be equal to: the principal amount plus an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the MITTS Securities. See "Description of Securities--Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment at the maturity date of the MITTS Securities whether at their stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.61% per annum to the extent that payment of the interest shall be legally enforceable on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or Holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a Holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of Holders or that an owner of a beneficial interest in a global security desires to give or take any action which a Holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     ML&CO. will make all payments of principal and the Supplemental Redemption Amount, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                 THE PORTFOLIO

     While the Portfolio consists of stocks of companies involved in various segments of the healthcare industry and the biotechnology industry, the Portfolio is not intended to provide an indication of the pattern of price movements of common stocks of healthcare and biotechnology corporations generally. All of the Portfolio Securities are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC is available at the offices of the SEC. Neither ML&Co. nor MLPF&S makes any representation or warranty as to the accuracy or completeness of the reports. The inclusion of a Portfolio Security in the Portfolio is not a recommendation to buy or sell that Portfolio Security and neither ML&Co. nor any of its affiliates make any representation to any purchaser of MITTS Securities as to the performance of the Portfolio.

     The value of the Portfolio is reported on the AMEX and Bloomberg under the symbol "MXH" and on Reuters under the symbol ".MXH".

     ML&Co. or its affiliates may presently or from time to time engage in business with one or more of the issuers of the Portfolio Securities, including extending loans to, or making equity investments in, these issuers or providing advisory services to these issuers, including merger and acquisition advisory services. In the course of business, ML&Co. or its affiliates may acquire non-public information about the issuers and, in addition, one or more affiliates of ML&Co. may publish research reports about the issuers. ML&Co. does not make any representation to any purchaser of MITTS Securities with respect to any matters whatsoever relating to these issuers. Any prospective purchaser of a MITTS Security should undertake an independent investigation of the issuers of the Portfolio Securities as in its judgment is appropriate to make an informed decision about an investment in the MITTS Securities.

Healthcare and Biotechnology Industries

     The healthcare industry is subject to various federal, state and local laws and regulations which are frequently subject to change in many ways that can affect the price of the stocks of companies involved in the industry.

     The biotechnology industry segment is subject to many of the same factors that affect the healthcare industry. In addition, the products produced by biotechnology companies often entail costly research and development and can be subject to extensive regulatory review prior to approval for sale.

Computation of the Portfolio Value

     The AMEX will generally calculate and disseminate the value of the Portfolio based on the most recently reported prices of the Portfolio Securities, as reported by the Exchanges, at approximately 15-second intervals during the AMEX's business hours and at the end of each Portfolio Business Day via the Consolidated Tape Association's Network B. The Portfolio Value, at any time, will equal the sum of the products of these prices and the applicable Multipliers for the Portfolio Securities. The Ending Portfolio Value, however, is calculated by the calculation agent based on averaging the Portfolio Values reported by the AMEX at the end of particular Portfolio Business Days. See "Description of Securities--Payment at Maturity". The securities listed below are the Portfolio Securities and will be used to calculate the value of the Portfolio. Holders of the MITTS will not have any right to receive the Portfolio Securities.

     The initial Multiplier relating to each Portfolio Security indicates the number of shares of the Portfolio Security, given the market price of the Portfolio Security, required to be included in the calculation of the Starting Portfolio Value so that each Portfolio Security represents an equal percentage of the Starting Portfolio Value. The price of each Portfolio Security used to calculate the initial Multiplier relating to each Portfolio Security was the closing price of the Portfolio Security on the Pricing Date. The respective Multipliers will remain constant for the term of the MITTS Securities unless adjusted for particular corporate events, as described below.

Adjustments to the Multiplier and Portfolio

     The AMEX will adjust the Multiplier with respect to any Portfolio Security and the Portfolio as follows:

     1. If a Portfolio Security is subject to a stock split or reverse stock split, then once the split has become effective, the Multiplier relating to the Portfolio Security will be adjusted to equal the product of the number of shares issued with respect to one share of the Portfolio Security and the prior multiplier.

     2. If a Portfolio Security is subject to a stock dividend, issuance of additional shares of the Portfolio Security, that is given equally to all holders of shares of the issuer of that Portfolio Security, then once the dividend has become effective and that Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the former Multiplier plus the product of the number of shares of that Portfolio Security issued with respect to one share of that Portfolio Security and the prior multiplier.

     3. There will be no adjustments to the Multipliers to reflect cash dividends or distributions paid on a Portfolio Security other than for Extraordinary Dividends as described below. A cash dividend with respect to a Portfolio Security will be deemed to be an "Extraordinary Dividend" if that dividend exceeds the immediately preceding non-Extraordinary Dividend for the Portfolio Security by an amount equal to at least 10% of the market price on the Portfolio Business Day preceding the record day for the payment of the Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Portfolio Security, the Multiplier of the Portfolio Security will be adjusted on the ex-dividend date with respect to that Extraordinary Dividend so that the new Multiplier will equal the product of the then current Multiplier and a fraction, the numerator of which is the sum of the Extraordinary Dividend Amount and the market price on the Trading Day preceding the ex-dividend date, and the denominator of which is the market price on the Trading Day preceding the ex-dividend date. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Portfolio Security will equal the Extraordinary Dividend minus the amount of the immediately preceding non-Extraordinary Dividend for that Portfolio Security.

     4. If the issuer of a Portfolio Security is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, the Portfolio Security will continue to be included in the Portfolio so long as a market price for the Portfolio Security is available. If a market price is no longer available for a Portfolio Security for whatever reason, including the liquidation of the issuer of the Portfolio Security or the subjection of the issuer of the Portfolio Security to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of that Portfolio Security will equal zero in connection with calculating the Portfolio Value and the Ending Portfolio Value for so long as no market price is available, and no attempt will be made to find a replacement stock or increase the value of the Portfolio to compensate for the deletion of the Portfolio Security.

     5. If the issuer of a Portfolio Security has been subject to a merger or consolidation and is not the surviving entity or is nationalized, then a value for that Portfolio Security will be determined at the time the issuer is merged or consolidated or nationalized and will equal the last available market price for the Portfolio Security and that value will be constant for the remaining term of the MITTS Securities. At that time, no adjustment will be made to the Multiplier of the Portfolio Security. ML&Co. may at its sole discretion increase the last available market price to reflect payments or dividends of cash, securities or other consideration to holders of the Portfolio Security in connection with the merger or consolidation which may not be reflected in the last available market price.

     6. If the issuer of a Portfolio Security issues to all of its shareholders equity securities that are publicly traded of an issuer other than the issuer of the Portfolio Security, then the new equity securities will be added to the Portfolio as a new Portfolio Security. The Multiplier for the new Portfolio Security will equal the product of the original Multiplier of the Portfolio Security for which the new Portfolio Security is being issued (the "Original Portfolio Security") and the number of shares of the new Portfolio Security issued with respect to one share of the Original Portfolio Security.

     No adjustments of any Multiplier of a Portfolio Security will be required unless the adjustment would require a change of at least 1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

     The AMEX expects that no adjustments to the Multiplier of any Portfolio Security or to the Portfolio will be made other than those specified above, however, the AMEX may at its discretion make adjustments to maintain the economic intent of the Portfolio.

     A potential investor should review the historical performance of the Portfolio. The historical performance of the Portfolio should not be taken as an indication of future performance, and no assurance can be given that the Portfolio will increase sufficiently to cause the beneficial owners of the MITTS Securities to receive an amount in excess of the principal amount at the maturity of the MITTS Securities.

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

 Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .  default in the payment of any principal or premium, when due;

     .  default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     .  specified events in bankruptcy, insolvency or reorganization of ML&Co.;
        and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying final Treasury regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a Supplemental Redemption Amount equal to $3.8425 per unit. This represents an estimated yield on the MITTS Securities equal to 6.61% per annum (compounded semiannually).

     The projected payment schedule (including both the projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the MITTS Securities), and is not a prediction of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon the projected payment schedule for the MITTS Securities (including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.61% per annum (compounded semiannually)) as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities:


                                                                                   Total Interest Deemed
                                                                                     to Have Accrued on
                                                   Interest Deemed to               Securities as of End
                                                  Accrue During Accrual              of Accrual Period
           Accrual Period                           Period (per unit)                    (per unit)
          ---------------                         ---------------------             --------------------
October 30, 1996 through April 30, 1997..........         $0.3305                            $0.3305
May 1, 1997 through October 31, 1997.............         $0.3414                            $0.6719
November 1, 1997 through April 30, 1998..........         $0.3527                            $1.0246
May 1, 1998 through October 31, 1998.............         $0.3644                            $1.3890
November 1, 1998 through April 30, 1999..........         $0.3764                            $1.7654
May 1, 1999 through October 31, 1999.............         $0.3888                            $2.1542
November 1, 1999 through April 30, 2000..........         $0.4017                            $2.5559
May 1, 2000 through October 31, 2000.............         $0.4150                            $2.9709
November 1, 2000 through April 30, 2001..........         $0.4287                            $3.3996
May 1, 2001 through October 31, 2001.............         $0.4429                            $3.8425

_______________
Projected Supplemental Redemption Amount = $3.8425 per unit

     Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for the information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .  incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .  annual report on Form 10-K for the year ended December 31, 1999;

     .  quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .  reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .  any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------
                           Merrill Lynch & Co., Inc.
                S&P 500 Market Index Target-Term Securities(R)
                            due September 16, 2002
                             "MITTS(R) Securities"
                             $10 principal amount

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.


The MITTS Securities:                                   Payment at Maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the percentage increase, if
 .  Linked to the value of the S&P 500 Index.               any, in the value of the index, adjusted as described
 .  The MITTS Securities are listed on the New York         in this prospectus.
   Stock Exchange under the symbol "MIM".               .  You will receive no less than the principal amount
                                                           of the MITTS Securities.

               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.
                                _______________

                 The date of this prospectus is         , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

"Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)" and "500", are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Capital Services, Inc. and ML&Co. is an authorized sublicensee.

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
RISK FACTORS......................................................     3

MERRILL LYNCH & CO., INC..........................................     6

RATIO OF EARNINGS TO FIXED CHARGES................................     7

DESCRIPTION OF THE MITTS SECURITIES...............................     8

THE INDEX.........................................................    14

OTHER TERMS.......................................................    16

PROJECTED PAYMENT SCHEDULE........................................    20

WHERE YOU CAN FIND MORE INFORMATION...............................    21

INCORPORATION OF INFORMATION WE FILE WITH THE SEC.................    21

PLAN OF DISTRIBUTION..............................................    22

EXPERTS...........................................................    22

                                  RISK FACTORS

     Your investment in MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that at maturity we will pay you no more than $10 for each unit of the MITTS Securities you own if the average value of the index over five trading days shortly before the maturity date is less than 813.65, the value of the index on the date the MITTS Securities were priced. This will be true even if at some time during the life of the MITTS Securities, the value of the index was higher than 813.65 but later falls below 813.65.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

The yield on the MITTS Securities will not reflect the dividends on the stocks included in the index

     Your return will not reflect the return you would realize if you actually owned the stocks underlying the index and received the dividends paid on those stocks because the index does not reflect the payment of dividends on the stocks underlying it.

There may be an uncertain trading market for the MITTS Securities in the future

     Although the MITTS Securities are listed on the NYSE under the symbol "MIM," you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that there will be liquidity in the trading market.
The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the index.

     If a limited trading market for the MITTS Securities exists, and you do not wish to hold your investment until maturity, fewer buyers may want to purchase your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect the trading value of the MITTS Securities will likely be affected by changes in interest rates. In general, we anticipate that if U.S. interest rates increase, the trading value of the MITTS Securities will decrease. If U.S. interest rates decrease, we expect the trading value of the MITTS Securities to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the index. Rising interest rates may lower the value of the index and, thus, the MITTS Securities. Falling interest rates may increase the value of the index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the index are expected to affect the trading value of the MITTS Securities. If the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We believe that before maturity the MITTS Securities may trade at a value above that which may be inferred from the level of interest rates and the index. This difference will reflect a "time premium" due to expectations concerning the value of the index during the period prior to maturity of the MITTS Securities. As the time remaining to maturity of the MITTS Securities decreases, however, we expect this time premium to decrease, thus decreasing the trading value of the MITTS Securities. In addition, the price at which you may be able to sell MITTS Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the MITTS Securities if the value of the index is below, equal to, or not sufficiently above 813.65.

     Changes in dividend yields of the stocks included in the index are expected to affect the trading value of the MITTS Securities. If dividend rates on the stocks included in the index increase, we expect the value of the MITTS Securities to decrease. Conversely, if dividend rates on the stocks included in the index decrease, we expect the value of the MITTS Securities to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the index and, in turn, increase the value of the MITTS Securities. Conversely, falling U.S. dividend rates may decrease the value of the index and, in turn, decrease the value of the MITTS Securities.

     In general, assuming all relevant factors are held constant, the effect on the trading value of the MITTS Securities of a given change in interest rates, index volatility and/or dividend rates of stocks comprising the index is expected to be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. We expect that the effect on the trading value of the MITTS Securities of a given appreciation of the index value in excess of 813.65 to be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities, assuming all other relevant factors are held constant.

Amounts payable on the MITTS Securities may be limited by state law

     New York State laws govern the indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

The S&P 500 Index

     Political, economic and other developments that affect the stocks underlying the index may adversely affect the value of the index and therefore the value of the MITTS Securities.

Potential conflicts

     Our wholly-owned subsidiary, Merrill Lynch, Pierce, Fenner & Smith or MLPF&S, or its affiliates may from time to time engage in transactions involving the stocks underlying the index for their proprietary accounts and for other accounts under their management, which may influence the value of those stocks and therefore the value of the MITTS Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of ML&Co.'s obligations under the MITTS Securities. Accordingly, under some circumstances, conflicts of interest may arise between MLPF&S's responsibilities as calculation agent with respect to the MITTS Securities and its obligations under its hedge and its status as a subsidiary of ML&Co. Under some circumstances, the duties of MLPF&S as calculation agent could conflict with the interests of MLPF&S as an affiliate of the issuer of the MITTS Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the MITTS Securities.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

          .  securities brokerage, trading and underwriting;

          . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

          .  asset management;

          . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

          .  securities clearance services;

          .  equity, debt and economic research;

          . banking, trust and lending services, including mortgage lending and related services;

          .  insurance sales and underwriting services; and

          .  investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                         For the Three
                                                   Year Ended Last Friday in December    Months Ended
                                                    1995   1996   1997   1998   1999     March 31, 2000
                                                    ----   ----   ----   ----   ----     --------------
Ratio of earnings to fixed charges(a).........      1.2    1.2     1.2    1.1   1.3           1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On March 14, 1997, ML&Co. issued $175,000,000 aggregate principal amount of S&P 500 MITTS Securities due September 16, 2002. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on September 16, 2002.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of that MITTS Security plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of each unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Starting Index Value, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

        Principal Amount     X   Ending Index Value - Starting Index Value   X   Participation Rate
                                 -----------------------------------------
                                            Starting Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Index Value" equals 813.65, which was the closing value of the S&P 500 Index (the "Index") on the date the MITTS Securities were priced by ML&Co. for initial sale to the public (the "Pricing Date").

     The "Participation Rate" equals 101%.

     The "Ending Index Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five but more than one Calculation Days, then the Ending Index Value will equal the average or arithmetic mean of the closing values of the Index on these Calculation Days. If there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the NYSE and the American Stock Exchange are open for trading and the Index or any Successor Index, as defined on page 10 below, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

     The following table illustrates, for a range of hypothetical Ending Index
Values:

     . the total amount payable at maturity for each $10 principal amount of MITTS Securities,

     .  the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of MITTS Securities, and

     . the pretax annualized rate of return of an investment in the stocks underlying the Index, which includes an assumed aggregate dividend yield of 1.80% per annum, as more fully described below.

                                                                                                           Pretax
                                                Total Amount                           Pretax            Annualized
                                            Payable at Maturity     Total Rate of   Annualized Rate    Rate of Return
                       Percentage Change     Per $10 Principal        Return on       of Return on        of Stocks
Hypothetical Ending    Over the Starting        Amount of             the MITTS         the MITTS       Underlying the
   Index Value            Index Value        MITTS Securities         Securities       Securities(1)      Index(1)(2)
-------------------    -----------------    -------------------     -------------    --------------    ---------------
    406.83                  -50%                 $10.00                   0.00%            0.00%            -10.43%
    488.19                  -40%                 $10.00                   0.00%            0.00%             -7.30%
    569.56                  -30%                 $10.00                   0.00%            0.00%             -4.60%
    650.92                  -20%                 $10.00                   0.00%            0.00%             -2.23%
    732.29                  -10%                 $10.00                   0.00%            0.00%             -0.12%
    813.65(3)                 0%                 $10.00                   0.00%            0.00%              1.80%
    895.02                   10%                 $11.01                  10.10%            1.76%              3.56%
    976.38                   20%                 $12.02                  20.20%            3.37%              5.18%
  1,057.75                   30%                 $13.03                  30.30%            4.87%              6.69%
  1,139.11                   40%                 $14.04                  40.40%            6.26%              8.10%
  1,220.48                   50%                 $15.05                  50.50%            7.56%              9.41%
  1,301.84                   60%                 $16.06                  60.60%            8.79%             10.66%
  1,383.21                   70%                 $17.07                  70.70%            9.95%             11.83%
  1,464.57                   80%                 $18.08                  80.80%           11.05%             12.95%
  1,545.94                   90%                 $19.09                  90.90%           12.10%             14.01%
  1,627.30                  100%                 $20.10                 101.00%           13.09%             15.02%
  1,708.67                  110%                 $21.11                 111.10%           14.04%             16.00%
  1,790.03                  120%                 $22.12                 121.20%           14.95%             16.83%

___________
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) This rate of return assumes
         . an investment of a fixed amount in the stocks underlying the Index with the allocation of that amount reflecting the current relative weights of the stocks in the Index;
         . a percentage change in the aggregate price of the stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value;
         . a constant dividend yield of 1.80% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each quarter assuming the value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value;
         . no transaction fees or expenses;
         . a term for the MITTS Securities from March 14, 1997 to September 16,
           2002; and
         . a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks included in the Index as of March 10, 1997 was approximately 1.80%.
(3) This is the Starting Index Value.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the resulting total and pretax annualized rate of return will depend entirely on the actual Ending Index Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Index; Market Disruption Events

     If at any time the method of calculating the Index, or its value, is changed in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had any changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if the changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified, for example, due to a split in the Index, then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified, for example, as if a split had not occurred.

     "Market Disruption Event" means either of the following events, as determined by the calculation agent:

     (a) the suspension or material limitation for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

     (b) the suspension or material limitation, in each case, for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in

          (1) futures contracts related to the Index which are traded on the Chicago Mercantile Exchange or
          (2) option contracts related to the Index which are traded on the Chicago Board Options Exchange, Inc.

     A limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

     For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

Discontinuance of the Index

     If S&P discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index, any successor or substitute index is referred to as a "Successor Index", then, upon the calculation agent's notification of the determination to the trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by S&P or any other entity for the Index. Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If S&P discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index before the discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, the Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If S&P discontinues publication of the Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

          .  the determination of the Ending Index Value and

          . a determination by the calculation agent that a Successor Index is available,

the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for information with respect to the values to be made available by telephone.

     Despite these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount per unit, will be equal to the initial issue price ($10) per unit and an additional amount of contingent interest calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "- Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount per unit of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.75% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC, DTC, together with any successor thereto, being a "depositary", as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

     Standard & Poor's publishes the Index. The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Standard & Poor's chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor's include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. The Index is comprised of the common stock of companies in four main groups: Industrials, Utilities, Transportation and Financial. Standard & Poor's may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

     The Index does not reflect the payment of dividends on the stocks included in the Index. Because of this, and due to the application of the Adjustment Factor, the return on the MITTS Securities will not be the same that you would receive if you were to purchase these stocks and hold them for a period equal to the term of the MITTS Securities.

Computation of the Index

     Standard & Poor's currently computes the Index as of a particular time as follows:

     (a) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

     (b) the market values of all component stocks as of that time are aggregated;

     (c) the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

     (d) the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

     (e) the current aggregate market value of all component stocks is divided by the Base Value; and

     (f)  the resulting quotient, expressed in decimals, is multiplied by ten.

     While Standard & Poor's currently employs the above methodology to calculate the Index, no assurance can be given that Standard & Poor's will not modify or change this methodology in a manner that may affect the

Supplemental Redemption Amount, if any, payable to beneficial owners of MITTS Securities upon maturity or otherwise.

     Standard & Poor's adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by Standard & Poor's to be arbitrary or not due to true market fluctuations. These changes may result from causes such as

     .  the issuance of stock dividends,

     . the granting to shareholders of rights to purchase additional shares of stock,

     .  the purchase of shares by employees pursuant to employee benefit plans,

     .  consolidations and acquisitions,

     . the granting to shareholders of rights to purchase other securities of ML&Co.,

     . the substitution by Standard & Poor's of particular component stocks in the Index, and

     .  other reasons.

     In these cases, Standard & Poor's first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                                    New Market Value
          Old Base Value     X      ---------------- = New Base Value
                                    Old Market Value

     The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

License Agreement

     Standard & Poor's ("S&P") does not guarantee the accuracy and/or the completeness of the Index or any data included in the Index. S&P makes no warranty, express or implied, as to results to be obtained by ML&Co., MLPF&S, holders of the MITTS Securities, or any other person or entity from the use of the S&P Index or any data included in the Index in connection with the rights licensed under the license agreement described in this prospectus or for any other use. S&P makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P Index or any data included in the Index. Without limiting any of the above information, in no event shall S&P have any liability for any special, punitive, indirect or consequential damage, including lost profits, even if notified of the possibility of these damages.

     S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with some securities, including the MITTS Securities, and ML&Co. is an authorized sublicensee of Merrill Lynch Capital Services, Inc.

     The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this prospectus:

     "The MITTS Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or the ability of the Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and ML&Co. (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to ML&Co. or the MITTS Securities. S&P has no obligation to take the needs of ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities are to initially be sold, or quantities of the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities."

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

        . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

        . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .  default in the payment of any principal or premium, when due;

     .  default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     .  specified events in bankruptcy, insolvency or reorganization of ML&Co.;
        and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying final Treasury regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a Supplemental Redemption Amount equal to $4.3254 per unit. This represents an estimated yield on the MITTS Securities equal to 6.64% per annum (compounded semiannually).

     The projected payment schedule (including both the projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the MITTS Securities), and is not a prediction of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon the projected payment schedule for the MITTS Securities (including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.64% per annum (compounded semiannually)) as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities:

                                                                                           Total Interest Deemed
                                                                                            to Have Accrued on
                                                                   Interest Deemed to      Securities as of End
                                                                  Accrue During Accrual      of Accrual Period
                       Accrual Period                               Period (per unit)           (per unit)
                       --------------                              -------------------     ----------------------
     March 14, 1997 through March 16, 1997..............                 $0.0018                  $0.0018

     March 17, 1997 through September 16, 1997..........                 $0.3338                  $0.3356

     September 17, 1997 through March 16, 1998..........                 $0.3413                  $0.6769

     March 17, 1998 through September 16, 1998..........                 $0.3545                  $1.0314

     September 17, 1998 through March 16, 1999..........                 $0.3662                  $1.3976

     March 17, 1999 through September 16, 1999..........                 $0.3785                  $1.7761

     September 17, 1999 through March 16, 2000..........                 $0.3909                  $2.1670

     March 17, 2000 through September 16, 2000..........                 $0.4040                  $2.5710

     September 17, 2000 through March 16, 2001..........                 $0.4173                  $2.9883

     March 17, 2001 through September 16, 2001..........                 $0.4312                  $3.4195

     September 17, 2001 through March 16, 2002..........                 $0.4456                  $3.8651

     March 17, 2002 through September 16, 2002..........                 $0.4603                  $4.3254

     ________________
     Projected Supplemental Redemption Amount = $4.3254 per unit


     Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17/th/ Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .  incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .  annual report on Form 10-K for the year ended December 31, 1999;

     .  quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000, and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .  reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .  any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the NYSE or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer and sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------

                           Merrill Lynch & Co., Inc.
               Nikkei 225 Market Index Target-Term Securities(R)
                               due June 14, 2002
                             "MITTS(R) Securities"
                         $10 principal amount per unit

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                     Payment at Maturity:
 .  100% principal protection at maturity.                 .  On the maturity date, for each unit of the MITTS
 .  No payments before maturity.                              Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch &       the sum of the principal amount of each unit and an
   Co., Inc.                                                 additional amount based on the product of the
 .  Linked to the value of the Nikkei Stock Average.          percentage change in the value of the index and 140%.
 .  The MITTS Securities are listed on the New York        .  You will receive no less than the principal amount of
   Stock Exchange under the symbol "MLN".                    your MITTS Securities.

               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.

                                _______________

               The date of this prospectus is            , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
RISK FACTORS..................................................................................    3

MERRILL LYNCH & CO., INC......................................................................    7

RATIO OF EARNINGS TO FIXED CHARGES............................................................    8

DESCRIPTION OF THE MITTS SECURITIES...........................................................    9

THE INDEX.....................................................................................   17

OTHER TERMS...................................................................................   19

PROJECTED PAYMENT SCHEDULE....................................................................   22

WHERE YOU CAN FIND MORE INFORMATION...........................................................   23

INCORPORATION OF INFORMATION WE FILE WITH THE SEC.............................................   23

PLAN OF DISTRIBUTION..........................................................................   23

EXPERTS.......................................................................................   24

                                 RISK FACTORS

     Your investment in MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment.

     You should be aware that at maturity we will pay you no more than $10 for each unit of the MITTS Securities you own if the average value of the index over five trading days shortly before the maturity date is less than 20,351.34, the value of the index on the date the MITTS Securities were priced. This will be true even if at some time during the life of the MITTS Securities, the value of the index, as adjusted, was higher than 20,351.34 but later falls below 20,351.34.

Your yield may be lower than the yield on a standard debt security of comparable maturity.

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you consider inflation or other factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the index.

     Your return will not reflect the return you would realize if you actually owned the stocks underlying the index and received the dividends paid on those stocks. This is because the value of the index is calculated by reference to the prices of the common stocks included in the index without taking into consideration the value of dividends paid on those stocks.

Your return will be affected by currency exchange rates.

     Although the stocks included in the index are traded in Japanese Yen and the MITTS Securities are denominated in U.S. Dollars, we will not adjust any amounts payable on the MITTS Securities for the currency exchange rate in effect at maturity. Any amount in addition to the principal amount of each unit payable to you at maturity is based solely upon the percentage increase in the index. Changes in the exchange rate, however, may reflect changes in the Japanese economy that may affect the value of the index and the MITTS Securities.

Your return may be affected by factors affecting the value of Japanese stocks.

     Because the underlying stocks included in the index have been issued by Japanese companies, risks relating to an investment in Japanese equity securities may affect the return on your MITTS Securities. The Japanese securities markets may be more volatile than U.S. or other securities markets and market developments can effect the Japanese markets in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets and cross-shareholdings in Japanese companies on those markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

     Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. In addition, recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and fluctuations in the rate of exchange between currencies may negatively affect the Japanese securities markets. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in economic factors such as growth in gross national product, rates of inflation, capital reinvestment, resources and self-sufficiency.

There may be an uncertain trading market for the MITTS Securities in the future.

     Although the MITTS Securities are listed on the NYSE under the symbol "MLN," you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that there will be liquidity in the trading market.
The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the index.

     If a limited trading market for the MITTS Securities exists, and you do not wish to hold your investment until maturity, fewer buyers may want to purchase your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor.

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the index exceeds 20,351.34. If you choose to sell your MITTS Securities when the value of the Index exceeds 20,351.34, you may receive substantially less than the amount that would be payable at maturity based on that index value because of the expectation that the index will continue to fluctuate until shortly before the maturity date when the average value of the index over five trading days is determined. If you choose to sell your MITTS Securities when the value of the index is below 20,351.34, you may receive less than the $10 principal amount per Unit of MITTS Securities. In general, rising Japanese dividend rates, or dividends per share, may increase the value of the index while falling Japanese dividend rates may decrease the value of the Index. Political, economic and other developments that affect the stocks underlying the index may also affect the value of the index and the value of the MITTS Securities.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of the MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. In general, if interest rates in Japan increase, we expect that the trading value of the MITTS Securities will increase. If interest rates in Japan decrease, we expect the trading value of the MITTS Securities will decrease. However, interest rates in Japan may also affect the Japanese economy and, in turn, the value of the index. Rising interest rates in Japan may lower the value of the Index and the MITTS Securities. Falling interest rates in Japan may increase the value of the Index and the value of the MITTS Securities.

     Changes in the volatility of the index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases, we expect that the trading value of the Securities will increase. If the volatility of the Index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that prior to the maturity of the MITTS Securities, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the index. This difference will reflect a "time premium" due to expectations concerning the value of the index during the period prior to maturity of the MITTS Securities. However, as the time remaining to maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the index are expected to affect the trading value of the MITTS Securities. If dividend yields on the stocks comprising the index increase, we expect that the value of the MITTS Securities will decrease. Conversely, if dividend yields on the stocks comprising the index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities except that we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law.

     New York State laws govern the indenture under which the MITTS Securities are issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which 2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that chargeable to and payable by a borrower. We will promise, for the benefit of the MITTS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return.

     We, MLPF&S, and our affiliates may from time to time buy or sell the stocks underlying the index for our own accounts for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and the value of the index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts of interest

     Our subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLPF&S, is our agent for the purposes of calculating the value of the index and the amount payable to you at maturity. In some circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the index. See "Description of the MITTS Securities-- Adjustments to the Index; Market Disruption Events" and "--Discontinuance of the Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .  securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .  asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .  securities clearance services;

     .  equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .  insurance sales and underwriting services; and

     .  investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                   For the Three
                                                     Year Ended Last Friday in December             Months Ended
                                              1995       1996      1997      1998      1999        March 31, 2000
                                            ---------  --------  --------  --------  ---------  --------------------
Ratio of earnings to fixed charges(a).....     1.2        1.2       1.2       1.1        1.3              1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On June 3, 1997, ML&Co., Inc. issued an aggregate principal amount of $255,000,000 or 25,500,000 units of the MITTS Securities.

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on June 14, 2002.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     ML&Co., or any beneficial owner, may not redeem the MITTS Securities before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of each unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Redemption Amount is not greater than zero, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                               Ending Index Value - Starting Index Value
     Principal Amount of each MITTS Security ($10 per Unit) X  -----------------------------------------  X Participation Rate
                                                                          Starting Index Value

     provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Index Value" equals 20,351.34, the closing value of the Index on the Pricing Date.

     The "Ending Index Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Nikkei 225 Index (the "Index") determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Value will equal the average or arithmetic mean of the closing values of the Index on these Calculation Days, and if there is only one Calculation Day, then the Ending Value will equal the closing value of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Participation Rate" equals 140%.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the Index or any Successor Index, as defined on page 12 below, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical Ending Index
Values:

     . the percentage change from the Starting Index Value to the Ending Index Value;

     .  the total amount payable per unit of MITTS Securities;

     .  the total rate of return on the MITTS Securities;

     .  the pretax annualized rate of return on the MITTS Securities; and

     . the pretax annualized rate of return of the stocks underlying the Index, which includes an assumed aggregate dividend yield of .75% per annum, as more fully described below.

                                           Total Amount
                                            Payable at                                                      Pretax
                                             Maturity                                Pretax               Annualized
                          Percentage          Per $10           Total Rate         Annualized           Rate of Return
                            Change           Principal              of                Rate                    of
  Hypothetical             Over the          Amount of          Return on         of Return on              Stocks
     Ending                Starting            MITTS            the MITTS          the MITTS            Underlying the
   Index Value            Index Value       Securities          Securities       Securities(1)            Index(1)(2)
--------------------  -----------------  ------------------  ---------------  --------------------   ----------------------
      8,140.54              -60%                $10.00              0.00%             0.00%                 -17.13%
     10,175.67              -50%                $10.00              0.00%             0.00%                 -12.86%
     12,210.80              -40%                $10.00              0.00%             0.00%                  -9.33%
     14,245.94              -30%                $10.00              0.00%             0.00%                  -6.32%
     16,281.07              -20%                $10.00              0.00%             0.00%                  -3.69%
     18,316.21              -10%                $10.00              0.00%             0.00%                  -1.35%
     20,351.34(3)             0%                $10.00              0.00%             0.00%                   0.75%
     22,386.47               10%                $11.40             14.00%             2.62%                   2.66%
     24,421.61               20%                $12.80             28.00%             4.97%                   4.42%
     26,456.74               30%                $14.20             42.00%             7.09%                   6.04%
     28,491.88               40%                $15.60             56.00%             9.04%                   7.55%
     30,527.01               50%                $17.00             70.00%            10.83%                   8.96%
     32,562.14               60%                $18.40             84.00%            12.50%                  10.29%
     34,597.28               70%                $19.80             98.00%            14.05%                  11.54%
     36,632.41               80%                $21.20            112.00%            15.51%                  12.72%
     38,667.55               90%                $22.60            126.00%            16.88%                  13.84%
     40,702.68              100%                $24.00            140.00%            18.18%                  14.91%
     42,737.81              110%                $25.40            154.00%            19.42%                  15.92%
     44,772.95              120%                $26.80            168.00%            20.59%                  16.90%
     46,808.08              130%                $28.20            182.00%            21.71%                  17.83%

__________
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2)  This rate of return assumes:

     (a) an investment of a fixed amount in the stocks underlying the Index with the allocation of an amount reflecting the current relative weights of the stocks in the Index; a constant dividend yield of .75% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the hypothetical Ending Index Value;
     (b) a percentage change in the aggregate price of these stocks that equals the percentage change in the Index from 20,351.34 to the relevant hypothetical Ending Index Value;

     (c)  no transaction fees or expenses;
     (d)  the term of the MITTS Securities is from June 3, 1997 to June 14,
          2002;
     (e) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of May 28, 1997 was approximately .75%.
(3)  The Starting Index Value.

          The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the resulting total and pretax annualized rate of return will depend entirely on the actual Ending Index Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Index; Market Disruption Events

          "Market Disruption Event" means either of the following events, as determined by the calculation agent:

          (a) a suspension, material limitation or absence of trading on the Tokyo Stock Exchange (the "TSE") of 20% or more of the underlying stocks included in the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange; or

          (b) the suspension or material limitation on the Singapore International Monetary Exchange, Ltd. (the "SIMEX"), the Osaka Securities Exchange (the "OSE") or any other major futures or securities market from trading in futures or options contracts related to the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange.

For the purposes of determining whether a Market Disruption Event has occurred:

          . a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,

          . a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event,

          . a suspension in trading in a futures or options contracts on the Index by a major securities market by reason of

                    . a price change violating limits set by that securities market,

                    . an imbalance of orders relating to futures or options contracts, or

                    . a disparity in bid and ask quotes relating to futures or options contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index, and,

          . an absence of trading on the TSE will not include any time when the TSE is closed for trading under ordinary circumstances. In some circumstances, the duties of MLPF&S as calculation agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the MITTS Securities.

Discontinuance of the Index

     If the publisher of the Nikkei 225 Index, Nihon Keizai Shimbum, Inc. ("NKS"), discontinues publication of the Index and NKS or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index (any successor or substitute index is referred to as a "Successor Index"), then, upon the calculation agent's notification of its determination to the trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by NKS or other entity for the Index and calculate the Ending Value as described above under "-Payment at Maturity". Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice of that selection to be given to holders of the MITTS Securities.

     If NKS discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for a Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to the discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, the Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the calculation agent calculates a value as a substitute for the Index, "Calculation Day" shall mean any day on which the calculation agent is able to calculate that value.

     If NKS discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of

     .    the determination of the Ending Value and

     . a determination by the calculation agent that a Successor Index is available,

the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of these values to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     If an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount per unit, will be equal to the principal amount per unit and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "- Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount per unit of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners of the MITTS Securities, at the rate of 6.96% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC, DTC, together with any successor, being a "depositary", as depositary, registered in the name of Cede & Co., DTC's partnership nominee, unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, the global security is not transferrable except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as appropriate, will be considered the sole owner or holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Arrangements among participants, indirect participants and beneficial owners, will govern conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners, subject to any statutory or regulatory requirements in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Arrangements among participants, indirect participants and beneficial owners, will govern conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners, subject to any statutory or regulatory requirements in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", will govern payments by participants to beneficial owners, and these payments will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

DTC will exchange the global securities for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. The depositary expects that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered to holders.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     ML&Co will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

     All disclosure contained in this prospectus regarding the Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by Nihon Keizai Shimbun, Inc. ("NKS").

     Unless otherwise stated, all information in this prospectus relating to the Nikkei 225 Index has been derived from the Stock Market Indices Data Book published by NKS and other publicly-available sources. This information reflects the policies of NKS as stated in these sources. These policies are subject to change at the discretion of NKS.

     The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 Underlying Stocks trading on the TSE and represents a broad cross-section of Japanese industry. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Futures and options contracts on the Nikkei 225 Index are traded on the Singapore International Monetary Exchange Ltd., the Osaka Securities Exchange and the Chicago Mercantile Exchange.

     The value of the Nikkei 225 Index is reported on the AMEX under the symbol "N225", on Bloomberg under the symbol "NKY" and on Reuters under the symbol ".N225".

     The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by:

     . multiplying the per share price of each Underlying Stock by the corresponding weighting factor for the Underlying Stock (a "Weight Factor"),

     .    calculating the sum of all these products, and

     .    dividing this sum by a divisor.

     Each Weight Factor is computed by dividing (Yen)50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of (Yen)50. Each Weight Factor represents the number of shares of the related Underlying Stock which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks, currently the TSE. The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     The divisor was initially set in 1949 at 225. In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, including the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Underlying Stock, the divisor is adjusted so that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change. The current divisor is reported on Bloomberg under the symbol "NKY".

     NKS may delete or add Underlying Stocks. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS is generally not to alter the composition of the Underlying Stocks except when an

Underlying Stock is deleted in accordance with the following criteria. NKS will delete from the Underlying Stocks any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock or transfer of the stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason; or transfer of the stock to the Second Section of the TSE. Upon deletion of a stock from the Underlying Stocks, NKS will select, in accordance with certain criteria established by it, a replacement for the deleted Underlying Stock. In an exceptional case, NKS may add to the Underlying Stocks a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market. In that case, NKS will delete an existing Underlying Stock with low trading volume that is not representative of a market.

     NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The MITTS Securities are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this prospectus that NKS makes any representation or warranty, implied or express, to Merrill Lynch & Co., the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities in particular or the ability of the Nikkei 225 Index to track general stock market performance. NKS has no obligation to take the needs of ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the Nikkei 225 Index.
NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be settled in cash. NKS has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities.

     The use of and reference to the Nikkei 225 Index in connection with the MITTS Securities have been consented to by NKS, the publisher of the Nikkei 225 Index.

     None of ML&Co., the calculation agent and the underwriter accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any Successor Index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Index is applied in determining any Starting or Ending Index Values or any Supplemental Redemption Amount upon maturity of the MITTS Securities.

The Tokyo Stock Exchange

     The Tokyo Stock Exchange is one of the world's largest securities exchanges in terms of market capitalization. The TSE market is a two-way, continuous pure auction market. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage, limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index. These limitations may, in turn, adversely affect the value of the MITTS Securities.

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

 Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

 Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying final Treasury regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount and a Supplemental Redemption Amount equal to $4.1078 per Unit. This represents an estimated yield on the MITTS Securities equal to 6.96% per annum, compounded semiannually.

     The projected payment schedule, including both the projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, for purposes of applying the Final Regulations to the MITTS Securities, and is not a prediction of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the MITTS Securities during each accrual period over the term of the Securities based upon the projected payment schedule for the MITTS Securities, including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.96% per annum, compounded semiannually, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities:

                                                                               Total Interest Deemed
                                                    Interest Deemed to          to Have Accrued on
                                                      Accrue During           MITTS Securities as of End
                                                         Accrual                 of Accrual Period
             Accrual Period                          Period (per Unit)              (per Unit)
             --------------                        ---------------------         ----------------
June 3, 1997 through June 14, 1997...............           $0.0206                   $0.0206
June 15, 1997 through December 14, 1997..........           $0.3506                   $0.3712
December 15, 1997 through June 14, 1998..........           $0.3590                   $0.7302
June 15, 1998 through December 14, 1998..........           $0.3734                   $1.1036
December 15, 1998 through June 14, 1999..........           $0.3864                   $1.4900
June 15, 1999 through December 14, 1999..........           $0.3999                   $1.8899
December 15, 1999 through June 14, 2000..........           $0.4138                   $2.3037
June 15, 2000 through December 14, 2000..........           $0.4281                   $2.7318
June 15, 2001 through December 14, 2001..........           $0.4585                   $3.6334
December 15, 2001 through June 14, 2002..........           $0.4744                   $4.1078

____________
Projected Supplemental Redemption Amount = $4.1078 per Unit.

     Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the NYSE or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------


                           Merrill Lynch & Co., Inc.
         Major 8 European Index Market Index Target-Term Securities(R)
                              due August 30, 2002
                             "MITTS(R) Securities"
                         $10 principal amount per unit

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at Maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before maturity.                            Securities you own, we will pay you an amount
 .  Linked to the value of the Major 8 European Index.      equal to the sum of the principal amount of each
 .  Senior unsecured debt securities of Merrill Lynch       unit and an additional amount based on the product of the
   & Co., Inc.                                             percentage increase, if any, in the value of
 .  The MITTS Securities are listed on the American         the Major 8 European Index and 115% as
   Stock Exchange under the trading symbol  "MEM".         described in this prospectus.
                                                        .  You will receive no less than the principal amount
                                                           of the MITTS Securities.


               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.


                                _______________

                              Merrill Lynch & Co.
                                _______________

          The date of this prospectus is                     , 2000.


"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

RISK FACTORS...............................................................  3
MERRILL LYNCH & CO., INC...................................................  7
RATIO OF EARNINGS TO FIXED CHARGES.........................................  8
DESCRIPTION OF THE MITTS SECURITIES........................................  9
THE INDEX.................................................................. 16
OTHER TERMS................................................................ 19
PROJECTED PAYMENT SCHEDULE................................................. 22
WHERE YOU CAN FIND MORE INFORMATION........................................ 23
INCORPORATION OF INFORMATION WE FILE WITH THE SEC.......................... 24
PLAN OF DISTRIBUTION....................................................... 24
EXPERTS.................................................................... 25

                                 RISK FACTORS

     Your investment in MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment.

     You should be aware that we will pay you no more than $10 per unit of the MITTS Securities you own if the average value of the index over five trading days shortly before the maturity is less than 100. This will be true even if at some time during the life of the MITTS Securities, the value of the index, as adjusted, was higher than 100 but later falls below 100.

Your yield may be lower than the yield on a standard debt security of comparable maturity.

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc with the same maturity date. Your investment may not reflect the full opportunity cost to you when you consider the effect of factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the index.

     Your return will not reflect the return you would realize if you actually owned the stocks underlying the index and received the dividends paid on those stocks. This is because, except as described below in the immediately succeeding paragraph, the value of the index is calculated by reference to the prices of the common stocks included in the index without taking into consideration the value of dividends paid on those stocks.

Your return will not reflect the payment of dividends.

     The index is calculated with reference to the sub-indices which reflect the prices of the common stocks comprising the sub-indices without taking into consideration the value of dividends paid on those stocks, except in the case of the Deutscher Aktienindex sub-index which reflects dividends paid on its underlying common stocks. Therefore, the return you earn on the MITTS Securities, if any, will not be the same as the return that you would earn if you actually owned each of the common stocks underlying each sub-index and received the dividends paid on those stocks.

Your return will be affected by changes in currency exchange rates.

     Although the stocks included in the sub-indices are traded in currencies other than U.S. dollars and the MITTS Securities are denominated in U.S. dollars, we will not adjust any amounts payable on the MITTS Securities for currency exchange rates in effect at the maturity of the MITTS Securities. Any amount in addition to the principal amount of each unit payable to you at maturity is based solely upon the percentage increase in the index. Changes in exchange rates, however, may reflect changes in the relevant European economies that may affect the value of the sub-indices, and the MITTS Securities.

Changes in European securities markets will affect your return.

     Companies listed on European exchanges issued the underlying stocks that constitute the sub-indices. You should be aware that investments in securities indexed to the value of the European equity securities involve certain risks. The European securities markets may be more volatile than U.S. or other securities markets and market developments may affect these markets in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular European securities market and cross-shareholdings in European companies on these markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about European companies than about those U.S. companies that are subject to the reporting requirements of the SEC and European companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

     Political, economic, financial and social factors in Europe may affect securities prices in Europe. These factors, including the possibility that recent or future changes in a European country's government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to European companies or investments in European equity securities and the possibility of fluctuations in the rate of exchange between currencies, could negatively affect the European securities markets. Moreover, the relevant European economies may differ favorably or unfavorably from the U.S. economy in areas of growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

There may be an uncertain trading market for the MITTS Securities in the future.

     Although the MITTS Securities are listed on the NYSE under the symbol "MEM," you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that there will be liquidity in the trading market.
The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the index.

     If a limited trading market for the MITTS Securities exists, and you do not wish to hold your investment until maturity, fewer buyers may want to purchase your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor.

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the value of the index exceeds 100. If you choose to sell your MITTS Securities when the value of the index exceeds 100 you may receive substantially less than the amount that would be payable at maturity based on that index value because of the expectation that the index will continue to fluctuate until the ending index value is determined. If you choose to sell your MITTS Securities when the value of the index is below 100, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising dividend rates, or dividends per share in the European countries related to the common stocks underlying the sub-indices, each an "applicable European country", may increase the value of the index while falling dividend rates in the applicable European countries may decrease the value of the index. Political, economic and other developments that affect the stocks underlying the index may also affect the value of the index and the value of the MITTS Securities.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of the MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. In general, if interest rates in the applicable European countries increase, we expect that the trading value of the MITTS Securities will increase. If interest rates in the applicable European countries decrease, we expect the trading value of the MITTS Securities will decrease. However, interest rates in the applicable European countries may also affect the relevant economies and, in turn, the value of the index. Rising interest rates in the applicable European countries may lower the value of the index and the MITTS Securities. Falling interest rates in the applicable European countries may increase the value of the index and the value of the MITTS Securities.

     Changes in volatility of the index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that prior to the maturity of the MITTS Securities, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the index. This difference will reflect a "time premium" due to expectations concerning the value of the index during the period prior to maturity of the MITTS Securities. However, as the time remaining to maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the index are expected to affect the trading value of the MITTS Securities. If dividend yields on the stocks comprising the index increase, we expect that the value of the MITTS Securities will decrease. Conversely, if dividend yields on the stocks comprising the index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities except that we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law.

     New York State laws govern the indenture under which the MITTS Securities are issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest chargeable to and payable by a borrower. We will promise, for the benefit of the MITTS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return.

     We and our affiliates may from time to time buy or sell the stocks underlying the index for our own accounts for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and the value of the index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts of interest.

     Our subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLPF&S, is our agent for the purposes of calculating the value of the index and the amount payable to you at maturity. In some circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the index. See "Description of the MITTS Securities-- Adjustments to the Index; Market Disruption Events" and "--Discontinuance of the Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our a subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

     MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                               For the Three
                                                     Year Ended Last Friday in December        Months Ended
                                               1995      1996     1997     1998      1999      March 31, 2000
                                               ----      ----     ----     ----      ----      --------------
Ratio of earnings to fixed charges(a)........   1.2       1.2      1.2      1.1       1.3           1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On July 28, 1997, ML&Co. issued an aggregate principal amount of $72,000,000 or 7,200,000 units of the MITTS Securities.

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described below.

     The MITTS Securities will mature on August 30, 2002.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount described below, if any, we will make no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of each unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Redemption Amount is not greater than zero, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                          Ending Index Value-Starting Index Value
Principal Amount of each Security ($10 per unit)   X      ---------------------------------------      X   Participation Rate
                                                                   Starting Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Participation Rate" equals 110%.

     The "Starting Index Value" equals 100.

     The "Ending Index Value" will be determined by the calculation agent and will equal the average, or the arithmetic mean, of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average, or the arithmetic mean, of the closing values of the Index on the Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is a day on which The New York Stock Exchange and the AMEX are open for trading and the Index or any Successor Index, as defined below, is calculated and published. All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical Ending Index
Values:

     . the percentage change from the Starting Index Value to the Ending Index Value;

     .    the total amount payable per unit of MITTS Securities;

     .    the total rate of return on the MITTS Securities;

     .    the pretax annualized rate of return on the MITTS Securities; and

     . the pretax annualized rate of return of the stocks underlying the Index, which includes an assumed aggregate dividend yield of 2.33% per annum, as more fully described below.

                                                                                   Pretax
                                           Total Amount                          Annualized
                      Percentage        Payable at Maturity   Total Rate of         Rate            Pretax Annualized
  Hypothetical          Change           per $10 Principal      Return on       of Return on        Rate of Return of
      Ending        Over the Starting     Amount of MITTS       the MITTS         the MITTS       Stocks Underlying the
   Index Value        Index Value           Securities          Securities      Securities(1)         Index(1)(2)
   -----------        -----------           ----------          ----------      -------------         -----------
         40              -60%                  $10.00              0.00%            0.00%              -15.28%
         50              -50%                  $10.00              0.00%            0.00%              -11.10%
         60              -40%                  $10.00              0.00%            0.00%               -7.64%
         70              -30%                  $10.00              0.00%            0.00%               -4.68%
         80              -20%                  $10.00              0.00%            0.00%               -2.09%
         90              -10%                  $10.00              0.00%            0.00%                0.21%
        100(3)             0%                  $10.00              0.00%            0.00%                2.29%
        110               10%                  $11.10             11.00%            2.06%                4.18%
        120               20%                  $12.20             22.00%            3.95%                5.92%
        130               30%                  $13.30             33.00%            5.69%                7.53%
        140               40%                  $14.40             44.00%            7.31%                9.03%
        150               50%                  $15.50             55.00%            8.81%               10.43%
        160               60%                  $16.60             66.00%           10.23%               11.75%
        170               70%                  $17.70             77.00%           11.56%               12.99%
        180               80%                  $18.80             88.00%           12.82%               14.17%
        190               90%                  $19.90             99.00%           14.01%               15.28%
        200              100%                  $21.00            110.00%           15.14%               16.35%
        210              110%                  $22.10            121.00%           16.23%               17.36%
        220              120%                  $23.20            132.00%           17.26%               18.34%
        230              130%                  $24.30            143.00%           18.26%               19.27%

____________
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2)  This rate of return assumes:

     (a) an investment of a fixed amount in the stocks underlying the Sub-Indices with the allocation of that amount reflecting the current relative weights of the stocks in the Sub-Indices;
     (b) a percentage change in the aggregate price of the stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value;
     (c) a constant dividend yield of 2.33% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each quarter, assuming that value increases or decreases linearly from the Starting Value to the hypothetical Ending Value;
     (d)  no transaction fees or expenses;
     (e) the term of the MITTS Securities is from August 1, 1997 to August 30, 2002; and
     (f) a final Index Value equal to the hypothetical Ending Index Value. A final Index Value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Sub-Indices as of July 28, 1997 was approximately 2.33%.

(3)  The Starting Index Value of the Index.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the calculation agent as provided herein.

Adjustments to the Index; Market Disruption Events

     If at any time the method of calculating the Index, or its value, is changed in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had the changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if the changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified for example, due to a split in the Index, then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified for example, as if the split had not occurred.

     "Market Disruption Event" means the occurrence or existence on any Overseas Index Business Day with respect to a Sub-Index during the one-half hour period that ends at the regular official weekday time at which trading on the Index Exchange related to that Sub-Index occurs of any suspension of, or limitation imposed on, trading, by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise, on

     . the Index Exchange in securities that comprise 20% or more of the value of that Sub-Index, or

     . any exchanges on which futures or options on that Sub-Index are traded in options or futures if, in the determination of the calculation agent, the suspension or limitation is material. For the purpose of the foregoing definition:

          . a limitation on the hours and number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular hours of the relevant exchange, and

          . a limitation on trading imposed during the course of a day by reason of movements in price otherwise exceeding levels permitted by the relevant exchange will constitute a Market Disruption Event.

     "Overseas Index Business Day" means, with respect to any sub-index, any day that is, or, but for the occurrence of a Market Disruption Event, would have been, a trading day on the relevant Index Exchange or on any exchanges on which futures or options on that Sub-Index are traded, other than a day on which trading on any relevant exchange is scheduled to close prior to its regular weekday closing time.

     "Index Exchange" means, with respect to any Sub-Index, the principal exchange on which the shares comprising that Sub-Index are traded.

Discontinuance of the Index

     If the AMEX discontinues publication of the Index and the AMEX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index, referred to in this prospectus as a "Successor Index", then, upon the calculation agent's notification of that determination to the Trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by AMEX or another entity for the Index and calculate the Ending Value as described above under "- Payment at Maturity". Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If the AMEX discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index before any discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, that Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the calculation agent calculates a value as a substitute for the Index, "Calculation Day" shall mean any day on which the calculation agent is able to calculate a substitute value.

     If the AMEX discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of

     .    the determination of the Ending Index Value and

     . a determination by the calculation agent that a Successor Index is available,

     the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for the values to be made available by telephone.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount per unit, will be equal to the principal amount per unit and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "- Payment at Maturity" in this prospectus. A bankruptcy proceeding commenced in respect of ML&Co. may limit the claim of the beneficial owner of a MITTS Security, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount per unit of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.32% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC, (DTC, together with any successor thereto, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, the depositary cannot transfer any global security except as a whole to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as appropriate, will be considered the sole owner or holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or Holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Arrangements among participants, indirect participants and beneficial owners will govern conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Arrangements among participants, indirect participants and beneficial owners will govern conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     DTC will make principal, premium, if any, and/or interest, if any, payments on the MITTS Securities in funds immediately available to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", will govern payments by participants to beneficial owners, and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

DTC will exchange the global securities for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The depositary shall instruct the Trustee as to the names in which it is to register the definitive MITTS Securities. DTC expects that these instructions to be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

     The value of the Index on any Index Business Day is calculated and disseminated by the AMEX. The AMEX generally calculates and disseminates the value of the Index based on the most recently reported values of the Sub-Indices, at approximately 15-second intervals during the AMEX's business hours and the end of each Index Business Day via the Consolidated Tape Association's Network B. The value of the Index is reported on the AMEX and Bloomberg under the symbol "EMX" and on Reuters under the symbol "EMX".

Determination of Index Multiplier for each Sub-Index

     The initial weighting of each Sub-Index was determined at the close of business on the date the MITTS Securities were priced for initial sale to the public, or the "Pricing Date", based on its relative market capitalization. The market capitalization of a stock equals the product of the total number of shares of stock outstanding and the price of a share of stock. The total market capitalization of the stocks comprising each Sub-Index was determined using the most recently available information concerning the number of shares outstanding for each stock contained in a Sub-Index and the most recently available price for each share. Current exchange rates were used to translate market capitalization information into U.S. dollars. The market capitalizations expressed in U.S. dollars of each Sub-Index were totaled, or the "Total Market Capitalization". The weighting of each Sub-Index was then determined and equals the percentage of the market capitalization for each Sub-Index relative to the Total Market Capitalization. The Index Multiplier for each Sub-Index was then calculated and equals

     .    the weighting for that Sub-Index multiplied by 100, divided by

     . the most recently available value of that Sub-Index. The Index Multipliers were calculated in this way so that the Index would equal
          100.00 on the Pricing Date.

     The Index Multiplier for each Sub-Index will remain fixed, except that the AMEX may adjust the Index Multiplier in the event of a significant change in how a Sub-Index is calculated. The Index will not be rebalanced periodically to reflect changes in the relative market capitalizations of the Sub-Indices.

Computation of the Index

     The Index is calculated by totaling the products of the most recently available value of each Sub-Index and the Index Multiplier applicable to that Sub-Index. Since the Sub-Indices are based on stocks traded on stock exchanges in Europe, once these stock exchanges close and the values of the Sub-Indices become fixed until these stock exchanges reopen, the value of the Index will be fixed.

Sub-Indices

     The following is a list of the Sub-Indices and certain information concerning each Sub-Index. All disclosure contained in this prospectus regarding the Sub-Indices is derived from publicly available information.

     Financial Times 100 Index--"FTSE 100"

     Description of FTSE 100: The FTSE 100 is intended to provide an indication of the pattern of common stock price movement of the 100 common stocks with the largest market capitalization on the London Stock Exchange.

     Publisher:  FTSE International Limited

     Required Disclosure: The FTSE is a registered trademark of the London Stock Exchange Limited and the Financial Times Limited.

     Deutscher Aktienindex--"DAX(R)"

     Description of DAX: The DAX is a total rate of return index measuring the performance of 30 common stocks on the Frankfurt Stock Exchange selected on the basis of their market capitalization and trading volume. A total rate of return index reflects both the price performance of the relevant common stocks as well as the dividends paid on these common stocks.

     Publisher:  Deutsche Borse AG

     "DAX is a registered trademark of Deutsche Borse AG.

     Compagnie des Agents de Change 40 Index--"CAC 40"

     Description of CAC 40: The CAC 40 is intended to provide an indication of the pattern of common stock price movement of the 40 common stocks with the largest market capitalization on the Paris Bourse.

     Publisher:  SBF-Paris Bourse

     Required Disclosure: "CAC 40" is a registered trademark of the Societe des Bourses Francaises-Paris Bourse, which designates the index that the SBF-Paris Bourse calculates and publishes. Authorization to use the index and the "CAC 40" trademark in connection with the MITTS Securities has been granted by license.

     The SBF-Paris Bourse, owner of the trademark and of the index, does not sponsor, endorse or participate in the marketing of the MITTS Securities. The SBF-Paris Bourse makes no warranty or representation to any person, express or implied, as to the figure at which the said index stands at any particular time, nor as to the results or performance of the MITTS Securities. Neither shall the SBF-Paris Bourse be under any obligation to advise any person of any error in the published level of the index.

     Swiss Market Index--"SMI"

     Description of SMI: The SMI is intended to provide an indication of the pattern of common stock price movement of common stocks with the largest market capitalization and greatest liquidity on the Geneva, Zurich and Basle Stock Exchanges.

     Publisher:  Swiss Exchange SWX

     Required Disclosure: These MITTS Securities are not in any way sponsored, endorsed, sold or promoted by the Swiss Exchange SWX and the Swiss Exchange SWX makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI index (the "Index") and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated solely by the Swiss Exchange SWX. However, the Swiss Exchange SWX shall not be liable (whether in negligence or otherwise) to any person for any error in the Index and the Swiss Exchange SWX shall not be under any obligation to advise any person of any error therein.

     SMI(R) is a registered trademark of the Swiss Exchange SWX.

     Amsterdam Exchanges-index(R)--"AEX-index"

     Description of AEX: The AEX is intended to provide an indication of the pattern of common stock price movement of the 25 common stocks with the largest market capitalization on the Amsterdam Stock Exchange.

     Publisher:  AEX-Optiebeurs nv

     Required Disclosure: "The AEX-index is a registered trademark of ASX Operations Pty Limited ("ASXO"), a wholly owned subsidiary of the Australian Stock Exchange Limited. ASXO has granted a license for the use of the index on the basis that ASXO does not expressly or impliedly approve, endorse, make any judgement or express any opinion in respect of the MITTS Securities or any Index Products issued by the Licensee".

     Milano Italia Borsa 30 Index--"MIB 30"

     Description of MIB 30: The MIB 30 is intended to provide an indication of the pattern of common stock price movement of common stocks with the largest market capitalization and greatest liquidity on the Italian Stock Exchange.

     Publisher:  Borsa Italiana S.p.A.

     Stockholm Exchange Index--"OMX index"

     Description of OMX index: The OMX index is intended to provide an indication of the pattern of common stock price movement of the 30 common stocks with the largest volume of trading on the Stockholm Stock Exchange.

     Publisher:  OM Gruppen AB

     Required Disclosure: The MITTS Securities are not in any way sponsored, endorsed, sold or promoted by OM Gruppen AB or OM and OM makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the OMX index and/or the figure at which the said OMX index stands at any particular time on any particular day or otherwise. The OMX index is compiled and calculated solely by an indexer on behalf of OM. However, OM shall not be liable whether in negligence or otherwise to any person for any error in the OMX index and OM shall not be under any obligation to advise any person of any error in the OMX index.

     All rights to the trademark OMX, OMX INDEX are vested in OM Gruppen AB and are used under a license agreement with OM.

     IBEX 35 Index--"IBEX 35"

     Description of IBEX 35: The IBEX 35 is intended to provide an indication of the pattern of common stock price movement of the 35 common stocks with the greatest liquidity continuously traded and quoted on the Joint Stock Exchange System made up of the Barcelona, Bilbao, Madrid and Valencia stock exchanges.

     Publisher:  Sociedad de Bolsas, S.A.

     Required Disclosure: Sociedad de Bolsas, S.A. does not warrant in any case nor for any reason whatsoever:

     (a) the continuity of the composition of the IBEX 35 exactly as it is today;

     (b) the continuity of the method for calculating the IBEX 35 exactly as it is calculated today;

     (c) the continuity of the calculation, formula and publication of the IBEX 35;

     (d) the precision, integrity or freedom from errors or mistakes in the composition and calculation of the IBEX 35; and

     (e) the adequacy of the IBEX 35 for the purposes expected in the issue of the MITTS Securities nor for dealing in the same.

     The publisher of each Sub-Index will add or delete stocks due to events such as the bankruptcy or merger of the issuer of a stock. The publisher of a Sub-Index may reevaluate the composition of the stocks underlying the Sub-Index at specified intervals to assure that they still meet the selection criteria or any ongoing eligibility criteria.

     The publisher of a Sub-Index is under no obligation to continue the calculation and dissemination of that Sub-Index and the publisher may change the method by which that Sub-Index is calculated. The publishers of the Sub-Indices are under no obligation to take the needs of ML&Co. or the holders of the MITTS into consideration in determining, composing or calculating the Sub-Indices.

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

 Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount a projected Supplemental Redemption Amount equal to $3.7137 per unit. This represents an estimated yield on the MITTS Securities equal to 6.32% per annum, compounded semiannually.

     The projected payment schedule, including both the projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, i.e., for purposes of applying the Final Regulations to the Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over an assumed term of five years and one month for the MITTS Securities based upon the projected payment schedule for the MITTS Securities, including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.32% per annum, compounded semiannually, as determined by ML&Co. for purposes of application of the Final Regulations to the MITTS Securities:

                                                                                                       Total Interest
                                                                                                       Deemed to Have
                                                                          Interest Deemed to             Accrued on
                                                                             Accrue During          Securities as of End
                                                                            Accrual Period           of Accrual Period
                         Accrual Period                                       (per Unit)                 (per Unit)
                ---------------------------------                         ------------------       ----------------------
   August 1, 1997 through August 30, 1997..........................             $0.0495                     $0.0495
   August 31, 1997 through February 28, 1998.......................             $0.3173                     $0.3668
   March 1, 1998 through August 30, 1998...........................             $0.3274                     $0.6942
   August 31, 1998 through February 28, 1999.......................             $0.3376                     $1.0318
   March 1, 1999 through August 30, 1999...........................             $0.3484                     $1.3802
   August 31, 1999 through February 29, 2000.......................             $0.3593                     $1.7395
   March 1, 2000 through August 30, 2000...........................             $0.3707                     $2.1102
   August 31, 2000 through February 28, 2001.......................             $0.3823                     $2.4925
   March 1, 2001 through August 30, 2001...........................             $0.3945                     $2.8870
   August 31, 2001 through February 28, 2002.......................             $0.4069                     $3.2939
   March 1, 2002 through August 30, 2002...........................             $0.4198                     $3.7137

_______________________
Projected Supplemental Redemption Amount = $3.7137 per unit.

     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000


PROSPECTUS
----------



                           Merrill Lynch & Co., Inc.
                          S&P 500 Inflation Adjusted
                    Market Index Target-Term Securities(R)
                            due September 24, 2007
                             "MITTS(R) Securities"
                         $10 principal amount per unit

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                    Payment at Maturity:

 .  100% principal protection at maturity.                .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                    Securities you own, we will pay you an amount of
 .  Senior unsecured debt securities of Merrill Lynch        .  the principal amount of each unit, adjusted by
   & Co., Inc.                                                 the CPI, and
 .  Linked to the value of the S&P 500 Index.                .  an additional amount based on the percentage
 .  The MITTS Securities are listed on the New York             increase, if any, in the value of the S&P 500
   Stock Exchange under the trading symbol "IEM".              Index, adjusted as described in this prospectus.
                                                         .  You will receive no less than the principal amount
                                                            of the MITTS Securities and the additional amount you
                                                            receive, if any, will not exceed $10.


               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.

                                _______________

           The date of this prospectus is                   , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.
"Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)" and "500", are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Capital Services, Inc. and ML&Co. is an authorized sublicensee.

                               Table of Contents
                               -----------------

                                                                      Page
                                                                      ----
RISK FACTORS.........................................................    3
MERRILL LYNCH & CO., INC.............................................    7
RATIO OF EARNINGS TO FIXED CHARGES...................................    8
DESCRIPTION OF THE MITTS SECURITIES..................................    9
THE INDEX............................................................   17
CONSUMER PRICE INDEX.................................................   19
OTHER TERMS..........................................................   20
PROJECTED PAYMENT SCHEDULE...........................................   23
WHERE YOU CAN FIND MORE INFORMATION..................................   24
INCORPORATION OF INFORMATION WE FILE WITH THE SEC....................   25
PLAN OF DISTRIBUTION.................................................   26
EXPERTS..............................................................   26

                                 RISK FACTORS

     Your investment in MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that at maturity we will pay you no more than the principal amount, as adjusted, for each unit of the MITTS Securities you own if the average value of the S&P 500 Index over five trading days shortly before the maturity date is less than 1089.38. This will be true even if the value of the S&P 500 Index was higher than 1089.38 at some time during the life of the MITTS Securities but later falls below 1089.38.

     You will not receive an amount in addition to the principal amount, as adjusted, that exceeds $10 per unit regardless of how much the S&P 500 Index increases. If the S&P 500 Index reaches a value of 2178.76, you will receive an additional amount of $10. Since $10 is the maximum additional amount we will pay, you will not receive any incremental benefit from increases beyond that value. If we pay you the maximum additional amount of $10 per unit, this will represent a maximum annualized rate of return of 7.05% compounded semi-annually over a term of ten years. This limitation does not apply to the principal amount, as adjusted, which is dependent on changes in the Consumer Price Index or CPI.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of ML&Co. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you consider the effect of factors that affect the time value of money.

Your return will not reflect the payment of dividends on the stocks included in the S&P 500 Index

     S&P calculates the S&P 500 Index by reference to the prices of the common stocks comprising the S&P 500 Index without taking into consideration the value of dividends paid on those stocks. Therefore, the return you earn on the MITTS Securities, if any, will not be the same as the return that you would earn if you actually owned each of the common stocks in the S&P 500 Index and received the dividends paid on those stocks.

Many factors may affect the value of the Consumer Price Index

     Changes in the CPI will affect the principal amount, as adjusted, that we will pay you at maturity. The changes may be significant. Changes in the CPI are a function of the changes in specified consumer prices over time, which result from the interaction of many factors over which ML&Co. has no control.

     In the past, the CPI has experienced periods of volatility and this volatility may occur in the future. Fluctuations and trends in the CPI that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

     As a result of any change of calculating the CPI, the principal amount, as adjusted, payable on the MITTS Securities, and therefore the value of the MITTS Securities could be significantly reduced. If the CPI is substantially altered, the calculation agent may employ a substitute index to calculate the principal amount, as adjusted, as described under "Description of MITTS Securities-- Payment at Maturity".

There may be an uncertain trading market for the MITTS Securities in the future

     Although the MITTS Securities are listed on the NYSE under the symbol "IEM," you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the S&P 500 Index.

     If the trading market for the MITTS Securities is limited and you do not wish to hold your investment until maturity, there may be a limited number of buyers for your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the S&P 500 Index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the S&P 500 Index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the S&P 500 Index exceeds 1089.38. If you choose to sell your MITTS Securities when the value of the S&P 500 Index exceeds 1089.38, you may receive substantially less than the amount that would be payable at maturity based on that S&P 500 Index value because of the expectation that the S&P 500 Index will continue to fluctuate until the maturity of the MITTS Securities. If you choose to sell your MITTS Securities when the value of the S&P 500 Index is below 1089.38, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising U.S. dividend rates may increase the value of the S&P 500 Index while falling U.S. dividend rates may decrease the value of the S&P 500 Index. Political, economic and other developments that affect the stocks included in the S&P 500 Index may also affect the value of the S&P 500 Index and the value of the MITTS Securities.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because the MITTS Securities repay, at a minimum, the principal amount at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease. Conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Interest rates may also affect the U.S. economy and, in turn, the value of the S&P 500 Index. Rising interest rates may lower the value of the S&P 500 Index and, thus, the MITTS Securities. Falling rates may increase the value of the S&P 500 Index and, thus, may increase the value of the MITTS Securities.

     The value of the CPI may affect the trading value of the MITTS Securities. The principal amount of the MITTS Securities, as adjusted, will generally be higher in direct proportion to the percentage increase, if any, in the value of the CPI from when the initial CPI is fixed to when the final CPI is determined. However, interim increases in the CPI may or may not result in increases in the trading value of the MITTS Securities because of other economic factors. For example, an increase in the CPI may be accompanied by higher interest rates. Higher interest rates could offset any positive impact of increases in the CPI on the trading value of the MITTS Securities.

     Changes in the volatility of the S&P 500 Index or the CPI are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the S&P 500 Index or of the CPI increases, we expect that the trading value of the MITTS Securities will increase. Conversely, if the volatility of the S&P 500 Index or of the CPI decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that prior to the maturity of the MITTS Securities, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the S&P 500 Index. This difference will reflect a "time premium" due to expectations concerning the value of the S&P 500 Index during the period prior to maturity of the MITTS Securities. However, as the time remaining to maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the S&P 500 Index are expected to affect the trading value of the MITTS Securities. If dividend yields on the stocks included in the S&P 500 Index increase, we expect that the value of the MITTS Securities will decrease. Conversely, if dividend yields on the stocks included in the S&P 500 Index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the S&P 500 Index at maturity, an improvement in our credit ratings will not reduce investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the S&P 500 Index or the CPI will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State laws govern the indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the MITTS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by Merrill Lynch

     We and our other affiliates may from time to time buy or sell the stocks underlying the S&P 500 Index for their own accounts for business reasons or in connection with hedging ML&Co.'s obligations under the MITTS Securities. These transactions could affect the price of those stocks and the value of the S&P 500 Index.

Potential conflicts of interests

     The calculation agent is a subsidiary of ML&Co., the issuer of the MITTS Securities. In come circumstances, MLPF&S' roles as a subsidiary of ML&Co. and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. You should be aware that because the calculation agent is controlled by ML&Co., potential conflicts of interest could arise; however, the calculation agent is subject to limits and has certain duties. For example, in the case of the CPI, the calculation agent could only adjust a value of the CPI to undo a change to how the CPI is calculated or select a successor measure for inflation to maintain the intended economic benefits of the MITTS Securities to you if the CPI is discontinued. The calculation agent could not otherwise adjust a value of the CPI or replace the CPI with another measure of inflation.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                 For the Three
                                                 Year Ended Last Friday in December              Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                         ---------  --------  --------  --------  ----------  -------------------
Ratio of earnings to fixed charges(a)...    1.2        1.2       1.2       1.1        1.3             1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On September 24, 1997, ML&Co. issued $16,500,000 aggregate principal amount of S&P 500 MITTS Securities due September 24, 2007. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on September 24, 2007.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security, as adjusted, plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the Adjusted Principal Amount of each unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Benchmark Index Value, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

Determination of the Adjusted Principal Amount

     The "Adjusted Principal Amount" for a MITTS Security will be determined by the calculation agent, and will equal the greater of:

     (a) the principal amount of the MITTS Security ($10 for each unit); and

     (b) the principal amount of the MITTS Security    X Final CPI
                                                         -----------
                                                         Initial CPI

     "Initial CPI" equals 160.3, the value of the CPI for the third calendar month prior to the month containing the Pricing Date.

     "Final CPI" shall be determined by the calculation agent and will equal the value of the CPI for the third calendar month prior to September 24, 2007 as reported on the seventh calendar day prior to the maturity date.

     "CPI" means the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the Bureau of Labor Statistics of the Department of Labor (the "BLS").

     If a previously reported CPI value is revised by the BLS after the Final CPI is determined, the calculation agent will continue to use the previously reported CPI value in calculating the Adjusted Principal Amount.

     If the CPI is rebased to a different year, the calculation agent will continue to use the CPI based on the base reference period in effect on the Pricing Date for those purposes, as long as the CPI continues to be published.

Determination of the Supplemental Redemption Amount

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                                   Ending Index Value - Benchmark Index Value
Principal Amount of  the MITTS Security ($10 per unit) X    ---------------------------------------------------------
                                                                              Benchmark Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero or more than $10 per unit. As indicated in the formula above, the calculation agent will calculate the Supplemental Redemption Amount for the MITTS Securities using the principal amount of the MITTS Securities, not the Adjusted Principal Amount which may be greater if the CPI has increased over the term of the MITTS Securities.

     The "Benchmark Index Value" equals 1089.38. The Benchmark Index Value was determined on the Pricing Date by multiplying the Starting Index Value by a factor equal to 115%.

     The "Ending Index Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the S&P 500 Index (the "Index") determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average or arithmetic mean of the closing values of the Index on these Calculation Days. If there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the NYSE and the American Stock Exchange are open for trading and the Index or any Successor Index, as defined below on page 12, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table provides the amount payable to beneficial owners of MITTS Securities related to the pretax annualized rates of return given in the table on the following page for a range of hypothetical annualized rates of change in the CPI and percentage changes in the Index from the Starting Index Value to the Ending Index Value.

                                                                   Annualized Rate of Change in CPI
                                           ----------------------------------------------------------------------------------
Percentage Change in Index
from  Starting Index Value                  -3.00%     -1.00%      0.00%      1.00%      3.00%      5.00%     7.00%      9.00%
---------------------------------------    ------     ------     ------     ------     ------     ------    ------     ------

-50.00%................................    $10.00     $10.00     $10.00     $11.05     $13.44     $16.29    $19.67     $23.67
-30.00%................................     10.00      10.00      10.00      11.05      13.44      16.29     19.67      23.67
-10.00%................................     10.00      10.00      10.00      11.05      13.44      16.29     19.67      23.67
0.00%..................................     10.00      10.00      10.00      11.05      13.44      16.29     19.67      23.67
10.00%.................................     10.00      10.00      10.00      11.05      13.44      16.29     19.67      23.67
30.00%.................................     11.30      11.30      11.30      12.35      14.74      17.59     20.98      24.98
50.00%.................................     13.04      13.04      13.04      14.09      16.48      19.33     22.71      26.72
70.00%.................................     14.78      14.78      14.78      15.83      18.22      21.07     24.45      28.46
90.00%.................................     16.52      16.52      16.52      17.57      19.96      22.81     26.19      30.20
110.00%................................     18.26      18.26      18.26      19.31      21.70      24.55     27.93      31.93
130.00%................................     20.00      20.00      20.00      21.05      23.44      26.29     29.67      33.67
150.00%................................     20.00      20.00      20.00      21.05      23.44      26.29     29.67      33.67
170.00%................................     20.00      20.00      20.00      21.05      23.44      26.29     29.67      33.67
190.00%................................     20.00      20.00      20.00      21.05      23.44      26.29     29.67      33.67

     The following table provides the pretax annualized rate of return to beneficial owners of the MITTS Securities for a range of hypothetical annualized rates of change in the CPI and percentage changes in the Index from the Starting Index Value to the Ending Index Value. The far right column of the table provides the pretax annualized rate of return of an investment in the stocks underlying the Index, which includes an assumed aggregate dividend yield of 1.60% per annum, as more fully described below.

     Percentage Change                                                                    Pretax Annualized
          in Index                                                                        Rate of Return of
       from  Starting                                                                     Stocks Underlying
        Index Value                      Annualized Rate of Change in CPI (1)               the Index (2)
----------------------------  ----------------------------------------------------------  ------------------
                              -3.00%  -1.00%  0.00%  1.00%  3.00%  5.00%   7.00%   9.00%
                              -----   -----   ----   ----   ----   ----   -----   -----

-50.00%.....................   0.00%   0.00%  0.00%  1.00%  2.98%  4.94%   6.88%   8.81%              -5.24%
-30.00%.....................   0.00%   0.00%  0.00%  1.00%  2.98%  4.94%   6.88%   8.81%              -1.95%
-10.00%.....................   0.00%   0.00%  0.00%  1.00%  2.98%  4.94%   6.88%   8.81%               0.55%
0.00%.......................   0.00%   0.00%  0.00%  1.00%  2.98%  4.94%   6.88%   8.81%               1.60%
10.00%......................   0.00%   0.00%  0.00%  1.00%  2.98%  4.94%   6.88%   8.81%               2.56%
30.00%......................   1.23%   1.23%  1.23%  2.12%  3.92%  5.73%   7.55%   9.37%               4.25%
50.00%......................   2.67%   2.67%  2.67%  3.46%  5.06%  6.70%   8.38%  10.07%               5.71%
70.00%......................   3.95%   3.95%  3.95%  4.65%  6.09%  7.59%   9.15%  10.74%               7.00%
90.00%......................   5.08%   5.08%  5.08%  5.72%  7.03%  8.42%   9.86%  11.36%               8.15%
110.00%.....................   6.11%   6.11%  6.11%  6.69%  7.90%  9.19%  10.54%  11.95%               9.20%
130.00%.....................   7.05%   7.05%  7.05%  7.58%  8.70%  9.90%  11.18%  12.52%              10.15%
150.00%.....................   7.05%   7.05%  7.05%  7.58%  8.70%  9.90%  11.18%  12.52%              11.02%
170.00%.....................   7.05%   7.05%  7.05%  7.58%  8.70%  9.90%  11.18%  12.52%              11.84%
190.00%.....................   7.05%   7.05%  7.05%  7.58%  8.70%  9.90%  11.18%  12.52%              12.60%

--------------------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2)  This rate of return assumes:

     (a) an investment of a fixed amount in the stocks underlying the Index with the allocation of that amount reflecting the current relative weights of the stocks in the Index;
     (b) a percentage change in the aggregate price of the stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value;
     (c) a constant dividend yield of 1.60% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each quarter assuming the value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value;
     (d)  no transaction fees or expenses;
     (e) a term for the MITTS Securities from September 24, 1997 to September 24, 2007; and
     (f) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks included in the Index as of September 18, 1997 was approximately 1.60%.

          As you can see from the tables, if you assume a 3% per annum change in the CPI during the term of the MITTS Securities and a 70% increase in the Index from the Starting Index Value to the Ending Index Value, $18.22 would be payable at the maturity of the MITTS Securities and the pretax annualized rate of return to beneficial owners of the MITTS Securities calculated on a semi-annual bond equivalent basis would be 6.09%. Given a fixed annual percentage change in the CPI, any increase in the value of the Index above 230% of the Starting Index Value, a percentage increase in the Index from the Starting Index Value of 130%, will not increase the pretax annualized rate of return on the MITTS Securities.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the resulting total and pretax annualized rate of return will depend entirely on the actual Ending Index Value determined by the calculation agent as described in this prospectus.

Adjustments to the CPI

     If at any time the method of calculating the CPI, or its value, is changed in any material respect, or if the CPI is in any other way modified so that the CPI does not, in the opinion of the calculation agent, fairly represent the value of the CPI had the changes or modifications not been made, then the calculation agent shall make any adjustments for purposes of determining the Final CPI as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of an inflation index comparable to the CPI as if changes or modifications had not been made.

     If the CPI is discontinued while the MITTS Securities are outstanding, the calculation agent shall determine an alternative index that in the calculation agent's sole discretion is comparable to the CPI (the "Successor CPI"). Upon the calculation agent's notification of this determination to the trustee and ML&Co., the calculation agent will substitute the Successor CPI for the CPI. The calculation agent may make any adjustments to the values of the Successor CPI in order to maintain the intended economic benefits to ML&Co. and the holders of the MITTS Securities. Upon any selection by the calculation agent of a Successor CPI, ML&Co. shall cause notice to be given to the Holders of the MITTS Securities.

Adjustments to the Index; Market Disruption Events

     If at any time the method of calculating the Index, or its value, is changed in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had those changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if the changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified, for example, due to a split in the Index, then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified, for example, as if the split had not occurred.

     "Market Disruption Event" means either of the following events, as determined by the calculation agent:

     (a) the suspension or material limitation on trading for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

     (b) the suspension or material limitation, in each case, for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in

          (1) futures contracts related to the Index which are traded on the Chicago Mercantile Exchange or

          (2) option contracts related to the Index which are traded on the Chicago Board Options Exchange, Inc.

     A limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

     For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the

NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

Discontinuance of the Index

     If S&P discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index (any successor or substitute index is referred to as a ''Successor Index''), then, upon the calculation agent's notification of the determination to the trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by S&P or any other entity for the Index. Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If S&P discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index before the discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, the Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If S&P discontinues publication of the Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

          .    the determination of the Ending Index Value and

          . a determination by the calculation agent that a Successor Index is available,

the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for information with respect to the values to be made available by telephone.

     Despite these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount per unit, will be equal to the Adjusted Principal Amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "- Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount per unit of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.58% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor thereto, being a "depositary"), as depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or Holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a Holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of Holders or that an owner of a beneficial interest in a global security desires to give or take any action which a Holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

     Standard & Poor's publishes the Index. The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943 Standard & Poor's chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor's include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. The S&P Index is comprised of the common stocks of companies in four main groups: Industrials, Utilities, Transportation and Financial. Standard & Poor's may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

     The Index does not reflect the payment of dividends on the stocks included in the Index. Because of this, and due to the application of the Adjustment Factor, the return on the MITTS Securities will not be the same that you would receive if you were to purchase these stocks and hold them for a period equal to the term of the MITTS Securities.

Computation of the Index

     Standard & Poor's currently computes the Index as of a particular time as follows:

     (a) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

     (b) the market values of all component stocks as of that time are aggregated;

     (c) the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

     (d) the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

     (e) the current aggregate market value of all component stocks is divided by the Base Value; and

     (f)  the resulting quotient, expressed in decimals, is multiplied by ten.

     While Standard & Poor's currently employs the above methodology to calculate the Index, no assurance can be given that Standard & Poor's will not modify or change this methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of MITTS Securities upon maturity or otherwise.

     Standard & Poor's adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by Standard & Poor's to be arbitrary or not due to true market fluctuations. These changes may result from causes such as

          .    the issuance of stock dividends,

          . the granting to shareholders of rights to purchase additional shares of stock,

          . the purchase of shares by employees pursuant to employee benefit plans,

          .    consolidations and acquisitions,

          . the granting to shareholders of rights to purchase other securities of ML&Co.,

          . the substitution by Standard & Poor's of particular component stocks in the Index, and

          .    other reasons.

     In these cases, Standard & Poor's first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:


                                    New Market Value
           Old Base Value   X      ------------------     =   New Base Value
                                    Old Market Value


     The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

License Agreement

     S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with particular securities, including the Securities, and ML&Co. is an authorized sublicensee thereof.

     The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this prospectus:

          "The MITTS Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or the ability of the Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and ML&Co. (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to ML&Co. or the MITTS Securities. S&P has no obligation to take the needs of ML&Co. or the Holders of the MITTS Securities into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities are to initially be sold, or quantities of the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities."

                             CONSUMER PRICE INDEX

     The Consumer Price Index or CPI, is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors and dentists services, and drugs. In calculating the CPI, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the BLS to take into account changes in consumer expenditure patterns.

     All disclosure contained in this prospectus regarding the CPI, including, without limitation, its composition, method of calculation and changes in its components, is derived from publicly available information prepared by the United States Government. Neither ML&Co. nor the underwriter takes any responsibility for the accuracy or completeness of this information.

     The CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100. For example, if the CPI for the 1982-1984 reference period is 100, an increase of 16.5 percent from that period would result in a CPI value equal to 116.5. The CPI for a particular month is released and published during the following month. From time to time, the CPI is rebased to a more recent base reference period. The base reference period for these Notes is the 1982-1984 average which is equal to 100.

     Historical data on the CPI is available from the U.S. Department of Labor's Bureau of Labor Statistics, Washington, D.C. 20212 or by accessing the Bureau of Labor Statistics' web site located at http://www.bls.gov.

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of a projected amount equal to $9.0973 per unit. This represents an estimated yield on the MITTS Securities equal to 6.58% per annum (compounded semiannually).

     The projected payment schedule (including both the projected Redemption Amount and the estimated yield on the MITTS Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the MITTS Securities), and is neither a prediction nor a guarantee of what either the actual Adjusted Principal Amount or the actual Supplemental Redemption Amount will be, or that either the actual Adjusted Principal Amount will exceed $10 or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over a term of ten years for the MITTS Securities based upon a projected payment schedule for the MITTS Securities (including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.58% per annum (compounded semiannually)) as determined by ML&Co. for purposes of application of the Final Regulations to the MITTS Securities:

                                                                                                                Total Interest
                                                                                                                   Deemed to
                                                                                       Interest Deemed to       Have Accrued on
                                                                                          Accrue During      Securities as of End
                                                                                             Accrual           of Accrual Period
                            Accrual Period                                              Period (per unit)         (per unit)
                            --------------                                             -------------------   ---------------------
    September 24, 1997 through March 23, 1998.......................................           $0.3244                $0.3244
    March 24, 1998 through September 23, 1998.......................................           $0.3415                $0.6659
    September 24, 1998 through March 23, 1999.......................................           $0.3490                $1.0149
    March 24, 1999 through September 23, 1999.......................................           $0.3624                $1.3773
    September 24, 1999 through March 23, 2000.......................................           $0.3743                $1.7516
    March 24, 2000 through September 23, 2000.......................................           $0.3867                $2.1383
    September 24, 2000 through March 23, 2001.......................................           $0.3993                $2.5376
    March 24, 2001 through September 23, 2001.......................................           $0.4125                $2.9501
    September 24, 2001 through March 23, 2002.......................................           $0.4261                $3.3762
    March 24, 2002 through September 23, 2002.......................................           $0.4401                $3.8163
    September 24, 2002 through March 23, 2003.......................................           $0.4545                $4.2708
    March 24, 2003 through September 23, 2003.......................................           $0.4695                $4.7403
    September 24, 2003 through March 23, 2004.......................................           $0.4850                $5.2253
    March 24, 2004 through September 23, 2004.......................................           $0.5009                $5.7262
    September 24, 2004 through March 23, 2005.......................................           $0.5174                $6.2436
    March 24, 2005 through September 23, 2005.......................................           $0.5344                $6.7780
    September 24, 2005 through March 23, 2006.......................................           $0.5520                $7.3300
    March 24, 2006 through September 23, 2006.......................................           $0.5701                $7.9001
    September 24, 2006 through March 23, 2007.......................................           $0.5890                $8.4891
    March 24, 2007 through September 24, 2007.......................................           $0.6082                $9.0973

________________
Projected Redemption Amount = $9.0973 per unit.

     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for the information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the NYSE or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000


PROSPECTUS
----------


                           Merrill Lynch & Co., Inc.
         Russell 2000(R) Index* Market Index Target-Term Securities(R)
                            due September 30, 2004
                             "MITTS(R) Securities"
                         $10 principal amount per unit

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                       Payment at Maturity:
 .   100% principal protection at maturity.                  .   On the maturity date, for each unit of the MITTS
 .   No payments before the maturity date.                       Securities you own, we will pay you an amount equal to
 .   Senior unsecured debt securities of Merrill                 the sum of the principal amount of each unit and an
    Lynch & Co., Inc.                                           additional amount based on the percentage increase, if
 .   Linked to the value of the Russell 2000 Index.              any, in the value of the Russell 2000 Index above a
 .   The MITTS Securities are listed on the American             benchmark value of 494.36, as described in this
    Stock Exchange under the symbol "RUM".                      prospectus.
                                                            .   You will receive no less than the principal amount of
                                                                your MITTS Securities.

               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                 ______________

                              Merrill Lynch & Co.

                                 ______________


               The date of this prospectus is           , 2000.

_________________
* The use of, and reference to, the term "Russell 2000 Index" in this prospectus has been consented to by Frank Russell Company.

"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
RISK FACTORS...........................................................  3

MERRILL LYNCH & CO., INC...............................................  7

RATIO OF EARNINGS TO FIXED CHARGES.....................................  8

DESCRIPTION OF THE MITTS SECURITIES....................................  9

THE INDEX.............................................................. 16

OTHER TERMS............................................................ 17

PROJECTED PAYMENT SCHEDULE............................................. 20

WHERE YOU CAN FIND MORE INFORMATION.................................... 21

INCORPORATION OF INFORMATION WE FILE WITH THE SEC...................... 22

PLAN OF DISTRIBUTION................................................... 22

EXPERTS................................................................ 23

                                  RISK FACTORS

     Your investment in MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment.

     You should be aware that at maturity we will pay you no more than $10 for each unit of the MITTS Securities you own if the average value of the index over five trading days shortly before the maturity date the index value does not exceed 449.42 by more than 10%. This will be true even if at some time during the life of the MITTS Securities, the value of the Russell 2000 Index, as adjusted, was higher than that amount, 494.36, but later falls below 494.36.

Your yield may be lower than the yield on a standard debt security of comparable maturity.

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account inflation and other factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the index.

     Your return will not reflect the return you would realize if you actually owned the stocks underlying the index and received the dividends paid on those stocks. This is because the value of the index is calculated by reference to the prices of the common stocks included in the index without taking into consideration the value of dividends paid on those stocks.

Your return will not reflect the payment of dividends.

     The index is calculated with reference to the prices of the common stocks comprising the index without taking into consideration the value of dividends paid on those stocks. Therefore, the return you earn on your MITTS Securities, if any, will not be the same as the return that you would earn if you actually owned each of the common stocks underlying the index and received the dividends paid on those stocks.

Investments in small capitalization stocks involve risks.

     The underlying stocks that constitute the index have been issued by corporations domiciled in the U.S. and its territories and traded on the NYSE, on the AMEX or in the over-the-counter market. If a successor index is substituted for the index as described below, any successor index would also be based upon stocks issued by corporations domiciled in the U.S. and its territories and traded on the NYSE, on the AMEX or in the over-the-counter market. You should be aware that investments in securities indexed to the value of small capitalization companies involve risks. In general, the stocks comprising the index have smaller market capitalizations, less trading liquidity and greater price volatility than stocks in other larger capitalization indexes which are designed to measure the broad movement of the U.S. stock markets. You should understand that these factors could adversely affect the value of the index and your MITTS Securities.

There may be an uncertain trading market for the MITTS Securities in the future.

     Although the MITTS Securities are listed on the NYSE under the symbol "RUM", you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS

Securities continues to exist, you cannot assume that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the index.

     If the trading market for the MITTS Securities is limited and you do not wish to hold your investment until maturity, there may be a limited number of buyers for your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor.

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the value of the index relative to the benchmark index value. If you choose to sell your MITTS Securities when the value of the index exceeds the benchmark index value, you may receive substantially less than the amount that would be payable at maturity based on that index value because of the expectation that the index will continue to fluctuate until shortly before the maturity date when the average value of the index is determined. If you choose to sell your MITTS Securities when the value of the index is below the benchmark index value, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising U.S. dividend rates, i.e., dividends per share, may increase the value of the index, while falling U.S. dividend rates may decrease the value of the index. Political, economic and other developments that affect the stocks underlying the index may also affect the value of the index and the value of the MITTS Securities.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of the MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease, and conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Interest rates may also affect the U.S. economy and, in turn, the value of the index. Rising interest rates may lower the value of the index and, thus, the MITTS Securities. Falling interest rates may increase the value of the index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. Generally if the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. The MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the index. This difference will reflect a "time premium" due to expectations concerning the value of the index during the period prior to maturity of the MITTS Securities. However, as the time remaining to maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the index are expected to affect the trading value of the MITTS Securities. If dividend yields on the stocks comprising the index increase, we expect that the value of the MITTS Securities will decrease. Conversely, if dividend yields on the stock comprising the index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities except that we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law.

     New York State laws govern the indenture, under which the MITTS Securities are issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the MITTS holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return.

     We and our affiliates may from time to time buy or sell the stocks underlying the index for their own accounts for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and the value of the index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts of interest.

     Our subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLPF&S, is our agent for the purposes of calculating the value of the index and the amount payable to you at maturity. In some circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the index. See "Description of the MITTS Securities-- Adjustments to the index; Market Disruption Events" and "--Discontinuance of the index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our a subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;
     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;
     .    asset management;
     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;
     .    securities clearance services;
     .    equity, debt and economic research;
     . banking, trust and lending services, including mortgage lending and related services;
     .    insurance sales and underwriting services; and
     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                              For the Three
                                                               Year Ended Last Friday in December              Months Ended
                                                         1995       1996      1997      1998       1999       March 31, 2000
                                                        ------     ------    ------    ------     ------      --------------
Ratio of earnings to fixed charges(a) .................   1.2        1.2       1.2       1.1        1.3            1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On September 29, 1997, ML&Co. issued an aggregate principle amount of $167,500,000 or 16,750,000 units of the MITTS Securities.

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on September 30, 2004.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of each MITTS Security plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of each unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Redemption Amount is not greater than zero, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

Principal amount of each MITTS Security ($10 per Unit)   x   (Ending Value - Starting Value   )
                                                             (--------------------------------)
                                                             (          Starting Value        )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 494.36 which was determined on the Pricing Date by multiplying 449.82, the value of the index on the pricing date by 110%.

     The "Ending Value" will be determined by the calculation agent and will equal the average, or arithmetic mean, of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Value will equal the average or arithmetic mean of the closing values of the Index on these Calculation Days, and if there is only one Calculation Day, then the Ending Value will equal the closing value of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the Index or any Successor Index, as defined on page 10 below, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical Ending Values:

     .    the percentage change from the Starting Value to the Ending Value;

     .    the total amount payable per Unit of MITTS Securities;

     .    the total rate of return on the MITTS Securities;

     .    the pretax annualized rate of return on the MITTS Securities; and

     . the pretax annualized rate of return of the stocks underlying the Index, which includes an assumed aggregate dividend yield of 1.15% per annum, as more fully described below.

                                            Total Amount
                                             Payable at
                                              Maturity                                  Pretax                   Pretax
                         Percentage           per $10            Total Rate            Annualized              Annualized
                          Change              Principal              of                   Rate              Rate of Return of
  Hypothetical            Over the            Amount of           Return on            of Return on               Stocks
     Ending               Starting              MITTS             the MITTS              the MITTS            Underlying the
     Value                 Value              Securities          Securities           Securities(1)            Index(1)(2)
     -----                 -----              ----------          ----------           -------------            -----------
     179.77               -60.00%               $10.00               0.00%                 0.00%                  -11.69%
     224.71               -50.00%               $10.00               0.00%                 0.00%                   -8.61%
     269.65               -40.00%               $10.00               0.00%                 0.00%                   -6.08%
     314.59               -30.00%               $10.00               0.00%                 0.00%                   -3.92%
     359.54               -20.00%               $10.00               0.00%                 0.00%                   -2.03%
     404.48               -10.00%               $10.00               0.00%                 0.00%                   -0.36%
     449.42(3)              0.00%               $10.00               0.00%                 0.00%                    1.15%
     494.36                10.00%               $10.00               0.00%                 0.00%                    2.52%
     539.30                20.00%               $10.91               9.09%                 1.25%                    3.77%
     584.25                30.00%               $11.82              18.18%                 2.40%                    4.93%
     629.19                40.00%               $12.73              27.27%                 3.48%                    6.01%
     674.13                50.00%               $13.64              36.36%                 4.48%                    7.02%
     719.07                60.00%               $14.55              45.45%                 5.43%                    7.96%
     764.01                70.00%               $15.45              54.55%                 6.32%                    8.85%
     808.96                80.00%               $16.36              63.64%                 7.16%                    9.69%
     853.90                90.00%               $17.27              72.73%                 7.96%                   10.49%
     898.84               100.00%               $18.18              81.82%                 8.73%                   11.25%
     943.78               110.00%               $19.09              90.91%                 9.45%                   11.98%
     988.72               120.00%               $20.00             100.00%                10.15%                   12.67%
   1,033.67               130.00%               $20.91             109.09%                10.82%                   13.33%
   1,078.61               140.00%               $21.82             118.18%                11.46%                   13.97%
   1,123.55               150.00%               $22.73             127.27%                12.08%                   14.58%

___________
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2)  This rate of return assumes:
     (a) a constant dividend yield of 1.15% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each quarter, assuming this value increases or decreases linearly from the Starting Value to the hypothetical Ending Value;
     (b)  no transaction fees or expenses;

     (c) the term of the MITTS Securities is from September 29, 1997 to September 30, 2004;
     (d) the aggregate dividend yield of the stocks underlying the Index as of September 23, 1997 was approximately 1.15%.
     (e)  a final Index value equal to the hypothetical Ending Value.

(3)  The Starting Value of the Index.

     The above figures are for purposes of illustration only. The actual investment term, Supplemental Redemption Amount received by investors, and the respective resulting total and pretax annualized rate of return will depend entirely on the actual Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Index; Market Disruption Events

     If at any time the method of calculating the Index, or its value, is changed in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had the changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock Index comparable to the Index as if any changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified, for example, due to a split in the Index, then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified, for example, as if the split had not occurred.

     "Market Disruption Event" means either of the following events, as determined by the calculation agent:

     (a) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, each case, in 20% or more of the stocks which then comprise the Index; or

     (b) the suspension or material limitation, in each case, for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in

          (A) futures contracts related to the Index which are traded on the Chicago Mercantile Exchange or

          (B) option contracts related to the Index which are traded on the Chicago Board Options Exchange, Inc.

               For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

In some circumstances, the duties of MLPF&S as calculation agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as a subsidiary of ML&Co.

Discontinuance of the Index

     If FRC discontinues publication of the Index and FRC or another entity publishes a successor or substitute Index that the calculation agent determines, in its sole discretion, to be comparable to the Index, referred to as a "Successor Index", then, upon the calculation agent's notification of its determination to the trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by FRC or any other entity for the Index and calculate the Ending Value as described above under "- Payment at Maturity". Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If FRC discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index before any discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, the Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the calculation agent calculates a value as a substitute for the Index, "Calculation Day" shall mean any day on which the calculation agent is able to calculate the value.

     If FRC discontinues publication of the Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

          .  the determination of the Ending Value and

          . a determination by the calculation agent that a Successor Index is available,

the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to these values to be made available by telephone.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount per unit, will be equal to the principal amount per unit and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "- Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount per unit of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners of the MITTS Securities, at the rate of 6.39% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor to DTC, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to

DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

     Unless otherwise stated, all information in this prospectus on the Index is derived from FRC or other publicly available sources. This information reflects the policies of FRC as stated in these sources and these policies are subject to change by FRC. FRC is under no obligation to continue to publish the Index and may discontinue publication of the Index at any time.

     The Index is an index calculated, published and disseminated by FRC, and measures the composite price performance of stocks of 2,000 companies domiciled in the U.S. and its territories. All 2,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and form a part of the Russell 3000(R) Index. The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the investable U.S. equity market.

     The Index consists of the smallest 2,000 companies included in the Russell 3000 Index. The Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

     Only common stocks belonging to corporations domiciled in the U.S. and its territories are eligible for inclusion in the Russell 3000 Index and the Index. Stocks traded on U.S. exchanges but domiciled in other countries are excluded. Preferred stock, convertible preferred stock, participating preferred stock, paired shares, warrants and rights are also excluded. Trust receipts, Royalty Trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds, and limited partnerships that are traded on U.S. exchanges, are also ineligible for inclusion. Real Estate Investment Trusts and Beneficial Trusts are eligible for inclusion, however. Generally, only one class of securities of a company is allowed in the Russell 3000 Index, although exceptions to this general rule have been made where FRC has determined that each class of securities acts independent of the other.

     The primary criteria used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of shares outstanding. Based on closing values on May 31 of each year, FRC reconstitutes the composition of the Russell 3000 Index using the then existing market capitalizations of eligible companies. As of June 30 of each year, the Index is adjusted to reflect the reconstitution of the Russell 3000 Index for that year. Publication of the Index began on January 1, 1987.

     As a capitalization-weighted Index, the Russell 2000 Index reflects changes in the capitalization (market value) of the component stocks relative to the capitalization on a base date. The current Index value is calculated by adding the market values of the Index's component stocks, which are derived by multiplying the price of each stock by the number of shares outstanding, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the "adjusted" capitalization of the Index on the base date of December 31, 1986. To calculate the Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Index. In order to provide continuity for the Index's value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     The value of the Index is reported on the AMEX under the symbol "RTY", on Bloomberg under the symbol "RTY" and on Reuters under the symbol ".RTY".

     All disclosure contained in this prospectus regarding the Index, or its publisher, is derived from publicly available information. All copyrights and other intellectual property rights relating to the Index are owned by FRC. FRC has no relationship with ML&Co., Inc. or the MITTS Securities; it does not sponsor, endorse, authorize, sell or promote the MITTS Securities, and has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities.

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

        . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

        . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .  default in the payment of any principal or premium, when due;

     .  default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     .  specified events in bankruptcy, insolvency or reorganization of ML&Co.;
        and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                           PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the Treasury Department Final Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount and a projected Supplemental Redemption Amount equal to $5.5304 per unit. This represents an estimated yield on the MITTS Securities equal to 6.39% per annum, compounded semiannually.

     The projected payment schedule, including both the projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over a term of seven years and one day for the MITTS Securities based upon the projected payment schedule for the MITTS Securities, including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.39% per annum, compounded semiannually, as determined by ML&Co. for purposes of application of the Final Regulations to the MITTS Securities:

                                                                                                    Total Interest
                                                                                                       Deemed to
                                                                                                     Have Accrued
                                                                                                     on the MITTS
                                                                         Interest Deemed to           Securities
                                                                           Accrue During             as of End of
                                                                           Accrual Period           Accrual Period
                      Accrual Period                                         (per unit)               (per unit)
                      --------------                                         ----------               ----------
September 29, 1997 through March 30, 1998..................                    $0.3186                $0.3186
March 31, 1998 through September 30, 1998..................                    $0.3315                $0.6501
October 1, 1998 through March 30, 1999.....................                    $0.3384                $0.9885
March 31, 1999 through September 30, 1999..................                    $0.3511                $1.3396
October 1, 1999 through March 30, 2000.....................                    $0.3623                $1.7019
March 31, 2000 through September 30, 2000..................                    $0.3739                $2.0758
October 1, 2000 through March 30, 2001.....................                    $0.3858                $2.4616
March 31, 2001 through September 30, 2001..................                    $0.3981                $2.8597
October 1, 2001 through March 30, 2002.....................                    $0.4109                $3.2706
March 31, 2002 through September 30, 2002..................                    $0.4240                $3.6946
October 1, 2002 through March 30, 2003.....................                    $0.4375                $4.1321
March 31, 2003 through September 30, 2003..................                    $0.4516                $4.5837
October 1, 2003 through March 30, 2004.....................                    $0.4659                $5.0496
March 31, 2004 through September 30, 2004..................                    $0.4808                $5.5304

___________
Projected Supplemental Redemption Amount = $5.5304 per unit.


     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .  incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .  annual report on Form 10-K for the year ended December 31, 1999;

     .  quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .  reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .  any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                              PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000


PROSPECTUS
----------


                          Merrill Lynch & Co., Inc.
        Major 11 International Market Index Target-Term Securities(R)
                             due December 6, 2002
                              "MITTS(R) Securities"
                         $10 principal amount per unit


     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at Maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before maturity date.                       Securities you own, we will pay you an amount
 .  Senior unsecured debt securities of Merrill             equal to the sum of the principal amount of each
   Lynch & Co., Inc.                                       unit and an additional amount based on the
 .  Linked to the value of the Major 11                     percentage increase, if any, in the value of the
   International Index.                                    Major 11 International Index as described in this
 .  The MITTS Securities are listed on the                  prospectus.
   American Stock Exchange under the symbol             .  You will receive no less than the principal amount
   "EEM".                                                  of your MITTS Securities.

               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.
                                _______________

               The date of this prospectus is           , 2000.


"MITTS" and "Market Index Target-Term Securities" are registered service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----
RISK FACTORS............................................................   3

MERRILL LYNCH & CO., INC................................................   7

RATIO OF EARNINGS TO FIXED CHARGES......................................   8

DESCRIPTION OF THE MITTS SECURITIES.....................................   9

THE INDEX...............................................................  16

OTHER TERMS.............................................................  21

PROJECTED PAYMENT SCHEDULE..............................................  25

WHERE YOU CAN FIND MORE INFORMATION.....................................  26

INCORPORATION OF INFORMATION WE FILE WITH THE SEC.......................  26

PLAN OF DISTRIBUTION....................................................  27

EXPERTS.................................................................  27

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that if the average value of the index over five trading days shortly before the maturity date is less than 100, the value of the index on the date the MITTS Securities were priced, we will pay you only $10 for each unit of the MITTS Securities you own. This will be true even if, at some time during the life of the MITTS Securities, the value of the index was higher than 100 but later falls below 100.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the index

     The AMEX calculates the index by reference to the sub-indices comprising eleven major international market indices that reflect the prices of the common stocks included in those sub-indices without taking into consideration the value of dividends paid on those stocks, except in the case of the Deutscher Aktienindex Sub-Index which reflects dividends paid on its underlying common stocks. Your return on your MITTS Securities will not reflect the return you would realize if you actually owned all of the stocks underlying the index and received the dividends paid on those stocks because, except as noted above, the value of the index is calculated by reference to the prices of the stocks included in the index without taking into consideration the value of dividends paid on those stocks.

Your return may be affected by currency exchange rates

     Although the stocks comprising the sub-indices are traded in currencies other than U.S. dollars and the MITTS Securities are denominated in U.S. dollars, we will not adjust the amount payable at maturity for currency exchange rates in effect at the maturity of the MITTS Securities. Any amount in addition to the principal amount of each unit payable to you at maturity is based solely upon the percentage increase in the index. Changes in exchange rates, however, may reflect changes in the relevant European, Australian and Asian economies which in turn may affect the value of the sub-indices and the MITTS Securities.

Your return may be affected by factors affecting international securities markets

     The underlying stocks that constitute the sub-indices have been issued by companies listed on European, Australian and Asian exchanges. You should be aware that investments in securities indexed to the value of European, Australian and Asian securities involve risks. The European, Australian and Asian securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular non-U.S. securities market and cross-shareholdings in European, Australian and Asian companies on these markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

     Securities prices in Europe, Australia and Asia may be affected by political, economic, financial and social factors in those regions. In addition, recent or future changes in a country's government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, and possible fluctuations in the rate of exchange between currencies are factors that could negatively affect the international securities markets. Moreover, the relevant European, Australian and Asian economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Because some sub-indices have a greater weighting than others in calculating the value of the index, fluctuations in the securities markets relating to those sub-indices will have a greater effect on the value of the index than fluctuations in securities markets relating to sub-indices with a lesser weighting.

There may be an uncertain trading market for the MITTS Securities in the future

     Although the MITTS Securities are listed on the AMEX under the symbol "EEM", you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, there can be no assurance that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the index.

     If the trading market for the MITTS Securities is limited, there may be a limited number of buyers for your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the index is expected to affect the trading value of the MITTS Securities. The trading value of the MITTS Securities will depend substantially on the amount by which the index exceeds or does not exceed 100, the value of the index on the date the MITTS Securities were priced for sale to the public. If you choose to sell your MITTS Securities at a time when the value of the index exceeds 100, you may receive substantially less than the amount that would be payable at maturity based on that index value because of the expectation that the index will continue to fluctuate until shortly before the maturity date when the average value of the index over five trading days is determined. If you choose to sell your MITTS Securities when the value of the index is below, or not sufficiently above, 100, you may receive less than $10 per unit of your MITTS Securities. In general, rising dividend rates or dividends per share in the respective home countries related to the common stocks underlying the sub-indices may increase the value of the index while falling dividend rates in these countries may decrease the value of the index. Political, economic and other developments that affect the stocks underlying the index may also affect the value of the index and the value of the MITTS Securities.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because the MITTS Securities repay, at a minimum, the principal amount at maturity, we expect that the trading value of the MITTS Securities will be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease. If U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. In general, if interest rates in the applicable home countries increase, we expect that the trading value of the MITTS Securities will increase. If interest rates in the applicable home countries decrease, we expect the trading value of the MITTS Securities will decrease. However, interest rates in the applicable home countries may also affect the relevant economies and, in turn, the value of the sub-indices. Rising interest rates in the applicable home countries may lower the value of the sub-indices and the MITTS Securities. Falling interest rates in the applicable home countries may increase the value of the index and the value of the MITTS Securities.

     Changes in the volatility of the index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before their maturity the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the index. This difference will reflect a "time premium" due to expectations concerning the value of the index during the period before their maturity of the MITTS Securities. However, as the time remaining to maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks comprising the sub-indices are expected to affect the trading value of the MITTS Securities. If dividend yields on the stocks comprising the sub-indices increase, we expect that the value of the MITTS Securities will decrease, and conversely, if dividend yields on the underlying stock comprising the sub-indices decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon other factors in addition to our ability to pay our obligations under the MITTS Securities, an improvement in our credit ratings will not reduce other investment risks related to an investment in the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities except that we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State laws govern the 1983 Indenture under which the MITTS Securities were issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the MITTS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks underlying the index for their own accounts for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and the value of the index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts of interests

     Our subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLPF&S, is our agent for the purposes of calculating the value of the index and the amount payable to you at maturity. Under certain circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the index. See "Description of the MITTS Securities-- Adjustments to the Index; Market Disruption Events" and "--Discontinuance of the Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with such arrangement. We did not seek competitive bids for such an arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                           Year Ended Last Friday in December              For the Three
                                                                                                           Months Ended
                                                     1995       1996      1997      1998       1999       March 31, 2000
                                                   ---------  --------  --------  --------  ----------  -------------------
Ratio of earnings to fixed charges(a).........        1.2       1.2       1.2        1.1       1.3             1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, which is more fully described in this prospectus.

     The MITTS Securities will mature on December 6, 2002.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of that MITTS Security plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of that MITTS Security plus a Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Redemption Amount is not greater than zero, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:


principal amount per MITTS Security ($10 per unit)   X   Ending Index Value - Starting Index Value  X   Participation Rate
                                                         -----------------------------------------
                                                                   Starting Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Index Value" equals 100.

     The "Participation Rate" equals 115%.

     The "Ending Index Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the index in New York determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average or arithmetic mean of the closing values of the index on those Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the index on that Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     The "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     The "Index Business Day" is a day on which the New York Stock Exchange and the AMEX are open for trading and the index or any successor index is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical Ending Index
Values:

     . the total amount payable at maturity for each $10 principal amount of MITTS Securities,

     .    the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of MITTS Securities, and

     . the pretax annualized rate of return of an investment in the stocks underlying the index, which includes an assumed aggregate dividend yield of 2.36% per annum, as more fully described below.


                               Total Amount                                        Pretax
                Percentage      Payable at                       Pretax          Annualized
                  Change       Maturity per    Total Rate      Annualized     Rate of Return of
Hypothetical     Over the     $10 Principal        of            Rate             Stocks
   Ending        Starting       Amount of       Return on     of Return on     Underlying the
Index Value    Index Value     Securities      Securities    Securities(1)       Index(1)(2)
-----------    -----------    -------------    ----------    -------------    -----------------
     40            -60%           $10.00         0.00%           0.00%              -15.48%
     50            -50%           $10.00         0.00%           0.00%              -11.24%
     60            -40%           $10.00         0.00%           0.00%               -7.73%
     70            -30%           $10.00         0.00%           0.00%               -4.72%
     80            -20%           $10.00         0.00%           0.00%               -2.09%
     90            -10%           $10.00         0.00%           0.00%                0.25%
    100(3)           0%           $10.00         0.00%           0.00%                2.36%
    110             10%           $11.15        11.50%           2.18%                4.28%
    120             20%           $12.30        23.00%           4.16%                6.04%
    130             30%           $13.45        34.50%           5.98%                7.68%
    140             40%           $14.60        46.00%           7.67%                9.20%
    150             50%           $15.75        57.50%           9.24%               10.62%
    160             60%           $16.90        69.00%          10.71%               11.96%
    170             70%           $18.05        80.50%          12.09%               13.22%
    180             80%           $19.20        92.00%          13.40%               14.41%
    190             90%           $20.35       103.50%          14.64%               15.55%
    200            100%           $21.50       115.00%          15.81%               16.63%
    210            110%           $22.65       126.50%          16.93%               17.66%
    220            120%           $23.80       138.00%          18.00%               18.64%
    230            130%           $24.95       149.50%          19.03%               19.59%

--------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2)  This rate of return assumes:
     (a) an investment of a fixed amount in the stocks underlying the sub-indices with the allocation of this amount reflecting the current relative weights of these stocks in the sub-indices;
     (b) a percentage change in the aggregate price of the stocks that equals the percentage change in the index from the Starting Index Value to the relevant hypothetical Ending Index Value;
     (c) a constant dividend yield of 2.36% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the index at the end of each quarter assuming this value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value;
     (d)  no transaction fees or expenses;

     (e) a term for the MITTS Securities from November 26, 1997 to December 6, 2002; and
     (f) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Sub-Indices as of the close of business on November 20, 1997 was approximately 2.36%.
(3)  The Starting Index Value equals 100.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the resulting total and pretax annualized rate of return will depend entirely on the actual Ending Index Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Index; Market Disruption Events

     If at any time the method of calculating the index, or its value, is changed in any material respect, or if the index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of the index had any changes or modifications not been made, then, from and after such time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the index as if no changes or modifications had been made, and calculate the closing value with reference to the index, as adjusted. Accordingly, if the method of calculating the index is modified so that the value of the index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split in the index, then the calculation agent shall adjust the index in order to arrive at a value of the index as if it had not been modified, e.g., as if a split had not occurred.

     "Market Disruption Event" means the occurrence or existence on any Overseas Index Business Day with respect to a sub-index during the one-half hour period that ends at the regular official weekday time at which trading on the Index Exchange related to that sub-index occurs of any suspension of, or limitation imposed on, trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on (1) the Index Exchange in securities that comprise 20% or more of the value of such sub-index or (2) any exchanges on which futures or options on such sub-index are traded in such options or futures if, in the determination of the calculation agent, such suspension or limitation is material.

     For the purpose of the foregoing definition, (1) a limitation on the hours and number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular hours of the relevant exchange and (2) a limitation on trading imposed during the course of a day by reason of movements in price otherwise exceeding levels permitted by the relevant exchange will constitute a Market Disruption Event.

     "Overseas Index Business Day" means, with respect to any sub-index, any day that is, or, but for the occurrence of a Market Disruption Event, would have been, a trading day on the relevant Index Exchange or on any exchanges on which futures or options on the sub-index are traded, other than a day on which trading on any exchange is scheduled to close before its regular weekday closing time.

     "Index Exchange" means, with respect to any sub-index, the principal exchange on which the shares comprising that sub-index are traded.

Discontinuance of the Index

     If the AMEX discontinues publication of the index and the AMEX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the index (a "Successor Index"), then, upon the calculation agent's notification of any determination to the Trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by the AMEX or any other entity for the index and calculate the Ending Index Value as described above under "Payment at

Maturity". Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If the AMEX discontinues publication of the index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the index before any discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, the Successor Index or value shall be substituted for the index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of

     .    the determination of the Ending Index Value and

     . a determination by the Calculation Agent that a Successor Index is available,

the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount of each unit, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "Description of MITTS Securities--Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment at the maturity date of the MITTS Securities, whether at their stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.25% per annum to the extent that payment of any interest shall be legally enforceable on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor thereto, being a "depositary"), as Depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or Holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the Trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     All payments of principal and the Supplemental Redemption Amount, if any, will be made by ML&Co. in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

     The AMEX calculates and disseminates the value of the Major 11 International Index on each Index Business Day. The AMEX generally calculates and disseminates the value of the Major 11 International Index based on the most recently reported values of the sub-indices, at approximately 15-second intervals during the AMEX's business hours and the end of each Index Business Day via the Consolidated Tape Association's Network B. The Major 11 International Index value is reported by the AMEX and Bloomberg under the symbol "EUX" and by Reuters under the symbol ".EUX".

Determination of Index Multiplier for each Sub-Index

     The initial weighting of each sub-index was determined at the close of business on the Pricing Date based on its relative market capitalization. The market capitalization of a stock equals the product of the total number of shares outstanding and the price per share of that stock. The total market capitalization of the stocks comprising each sub-index was determined using the most recently available information concerning the number of shares outstanding for each stock contained in a sub-index and the most recently available price for each share of that stock. Current exchange rates were used to translate this market capitalization information into U.S. dollars. The market capitalizations expressed in U.S. dollars of each sub-index were totaled (the "Total Market Capitalization"). The weighting of each sub-index was then determined and equals the percentage of the market capitalization for such sub-index relative to the Total Market Capitalization. The Index Multiplier for each sub-index was then calculated and equals:

     .    the weighting for such sub-index multiplied by 100, divided by

     .    the most recently available value of such sub-index.

The Index Multipliers were calculated in this way so that the index would equal
100.00 on the Pricing Date.

     The Index Multiplier for each sub-index will remain fixed, except that the AMEX may adjust the Index Multiplier in the event of a significant change in how a sub-index is calculated. There will be no periodic rebalancing of the index to reflect changes in the relative market capitalizations of the sub-indices.

     Computation of the Major 11 International Index

     The AMEX calculates the Major 11 International Index by totaling the products of the most recently available value of each sub-index and the index multiplier applicable to each sub-index. Because the sub-indices are based on stocks traded on exchanges in Europe, Asia and Australia, once the applicable exchanges close and the values of the sub-indices become fixed until these exchanges reopen, the value of the Major 11 International Index will be fixed.

     The following is a list of the sub-indices and certain information concerning each sub-index. All disclosure contained in this prospectus supplement regarding the sub-indices is derived from publicly available information.

     Financial Times 100 Index--"FTSE 100"

     Description of FTSE 100: The FTSE 100 is intended to provide an indication of the pattern of common stock price movement of the 100 common stocks with the largest market capitalization on the London Stock Exchange.

     Publisher:  FTSE International Limited

     Required Disclosure: The FTSE is a registered trademark of the London Stock Exchange Limited and the Financial Times Limited.

     Nikkei Stock Average, "Nikkei 225"

     Description of Nikkei 225: The Nikkei 225 is intended to provide an indication of the pattern of common stock price movement of the 225 most actively traded common stocks on the Tokyo Stock Exchange. The Nikkei 225 is a modified price-weighted index which means that an underlying stock's weight in the Nikkei 225 is based on its price per share rather than the total market capitalization of the issuer.

     Publisher:  Nihon Keizai Shimbun, Inc. ("NKS")

     Required Disclosure: NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225. The MITTS Securities are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this prospectus supplement that NKS makes any representation or warranty, implied or express, to ML&Co., the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities in particular or the ability of the Nikkei 225 to track general stock market performance. NKS has no obligation to take the needs of ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the Nikkei 225. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be settled in cash. NKS has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities.

     NKS has consented to the use of and reference to the Nikkei 225 in connection with the MITTS Securities.

     Deutscher Aktienindex--"DAX(R)"

     Description of DAX: The DAX is a total rate of return index measuring the performance of 30 common stocks on the Frankfurt Stock Exchange selected on the basis of their market capitalization and trading volume. A total rate of return index reflects both the price performance of the relevant common stocks as well as the dividends paid on these common stocks.

     Publisher:  Deutsche Borse AG

     "DAX" is a registered trademark of Deutsche Borse AG.

     Swiss Market Index--"SMI(R)"

     Description of SMI: The SMI is intended to provide an indication of the pattern of common stock price movement of common stocks with the largest market capitalization and greatest liquidity on the Geneva, Zurich and Basle Stock Exchanges.

     Publisher:  Swiss Exchange SWX

     Required Disclosure: These MITTS Securities are not in any way sponsored, endorsed, sold or promoted by the Swiss Exchange SWX and the Swiss Exchange SWX makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI index (the "Index") and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated solely by the Swiss Exchange SWX. However, the Swiss Exchange SWX shall not be liable (whether in negligence or otherwise) to any person for any error in the Index and the Swiss Exchange SWX shall not be under any obligation to advise any person of any error therein.

     SMI(R) is a registered trademark of the Swiss Exchange SWX.

     Compagnie des Agents de Change 40 Index--"CAC 40"

     Description of CAC 40: The CAC 40 is intended to provide an indication of the pattern of common stock price movement of the 40 common stocks with the largest market capitalization on the Paris Bourse.

     Publisher:  SBF-Paris Bourse

     Required Disclosure: "CAC 40" is a registered trademark of the Societe des Bourses Francaises-Paris Bourse, which designates the index that the SBF-Paris Bourse calculates and publishes. Authorization to use the index and the "CAC 40" trademark in connection with the MITTS Securities has been granted by license.

     The SBF-Paris Bourse, owner of the trademark and of the index, does not sponsor, endorse or participate in the marketing of the MITTS Securities. The SBF-Paris Bourse makes no warranty or representation to any person, express or implied, as to the figure at which the said index stands at any particular time, nor as to the results or performance of the MITTS Securities. Neither shall the SBF-Paris Bourse be under any obligation to advise any person of any error in the published level of the index.

     Amsterdam Exchanges-index(R)--"AEX-index(R)"

     Description of AEX: The AEX is intended to provide an indication of the pattern of common stock price movement of the 25 common stocks with the largest market capitalization on the Amsterdam Stock Exchange.

     Publisher:  AEX-Optiebeurs nv

     Required Disclosure: "The AEX-index is a registered trademark of ASX Operations Pty Limited ("ASXO"), a wholly owned subsidiary of the Australian Stock Exchange Limited. ASXO has granted a license for the use of the index on the basis that ASXO does not expressly or impliedly approve, endorse, make any judgement or express any opinion in respect of the MITTS Securities or any Index Products issued by the Licensee."

     Milano Italia Borsa 30 Index--"MIB 30"

     Description of MIB 30: The MIB 30 is intended to provide an indication of the pattern of common stock price movement of common stocks with the largest market capitalization and greatest liquidity on the Italian Stock Exchange.

     Publisher:  Borsa Italiana S.p.A.

     Australia All Ordinaries Index--"XAO"

     Description of XAO: The XAO is a capitalization-weighted index of 274 common stocks listed on the Australian Stock Exchange.

     Publisher:  ASX Operations Pty Limited

     Required Disclosure: The XAO is a registered trade mark of ASX Operations Pty Limited or ASXO, a wholly-owned subsidiary of the Australian Stock Exchange Limited or ASX. ASXO has granted a license for the use of the XAO on the basis that ASXO does not expressly or by implication approve, endorse, make any judgment or express any opinion in respect of the ML&Co. or the MITTS Securities. ASX and its related corporations, shall have no liability for any claim whatsoever where the claim arises wholly or substantially out of accident or negligence of ASX, its related corporations and their servants and agents as the case may be or acts of third parties; and without in any way limiting the generality of the foregoing, arising out of unavailability of the All Ordinaries Index or non-supply of the All Ordinaries Index.

     OM Stockholm Exchange Index--"OMX index"

     Description of OMX index: The OMX index is intended to provide an indication of the pattern of common stock price movement of the 30 common stocks with the largest volume of trading on the Stockholm Stock Exchange.

     Publisher:  OM Gruppen AB

     Required Disclosure: The MITTS Securities are not in any way sponsored, endorsed, sold or promoted by OM Gruppen AB or OM and OM makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the OMX index and/or the figure at which the said OMX index stands at any particular time on any particular day or otherwise. The OMX index is compiled and calculated solely by an indexer on behalf of OM. However, OM shall not be liable whether in negligence or otherwise to any person for any error in the OMX index and OM shall not be under any obligation to advise any person of any error in the OMX index.

     All rights to the trademark OMX, OMX INDEX are vested in OM Gruppen AB and are used under a license agreement with OM.

     IBEX 35 Index--"IBEX 35"

     Description of IBEX 35: The IBEX 35 is intended to provide an indication of the pattern of common stock price movement of the 35 common stocks with the greatest liquidity continuously traded and quoted on the Joint Stock Exchange System made up of the Barcelona, Bilbao, Madrid and Valencia stock exchanges.

     Publisher:  Sociedad de Bolsas, S.A.

     Required Disclosure: Sociedad de Bolsas, S.A. does not warrant in any case nor for any reason whatsoever:

     (a) the continuity of the composition of the IBEX 35 exactly as it is today;

     (b) the continuity of the method for calculating the IBEX 35 exactly as it is calculated today;

     (c) the continuity of the calculation, formula and publication of the IBEX 35;

     (d) the precision, integrity or freedom from errors or mistakes in the composition and calculation of the IBEX 35; and

     (e) the adequacy of the IBEX 35 for the purposes expected in the issue of the MITTS Securities nor for dealing in the same.

     AMEX Hong Kong 30 Index--"HK30"

     Description of HK30: The HK30 is intended to provide an indication of the pattern of common stock price movement of 30 common stocks listed on the Hong Kong Stock Exchange and selected on the basis of market weight, trading liquidity and representation of business industry.

     Publisher:  The American Stock Exchange

     Required Disclosure: The "AMEX Hong Kong 30 Index" is a service mark of the AMEX. The AMEX in no way sponsors, endorses or is otherwise involved in the issuance of the MITTS Securities, other than the fact that the MITTS Securities will be listed and traded on the AMEX and the AMEX will calculate and disseminate the Major 11 International Index, and the AMEX disclaims any liability to any party for any inaccuracy in the data on which the HK30 is based, for any mistakes, errors or omissions in the calculation, and/or dissemination of the HK30, or for the manner in which it is applied in connection with the issuance of the MITTS Securities.

     AMEX has consented to the use and reference to the term "AMEX Hong Kong 30 Index".

     The publisher of each sub-index will add or delete stocks due to events such as the bankruptcy or merger of the issuer of a stock. The publisher of a sub-index may reevaluate the composition of the stocks underlying the sub- index at specified intervals to assure that they still meet the selection criteria or any ongoing eligibility criteria.

     The publisher of a sub-index is under no obligation to continue the calculation and dissemination of that sub-index and that publisher may change the method by which that sub-index is calculated. The publishers of the sub-indices are under no obligation to take the needs of ML&Co. or the holders of the MITTS into consideration in determining, composing or calculating the sub-indices.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

          . perform and observe of all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The Holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of debt securities may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the Holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, we have determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $3.6261 per unit. This represents an estimated yield on the MITTS Securities equal to 6.25% per annum (compounded semiannually).

     The projected payment schedule, including both projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over a term of five years and ten days for the MITTS Securities based upon the projected payment schedule for the MITTS Securities, including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.25% per annum, compounded semiannually, as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the MITTS
Securities:

                                                                          Total Interest
                                                                            Deemed to
                                                                              Have
                                                                            Accrued on
                                                           Interest      Securities as of
                                                          Deemed to            End
                                                        Accrue During       of Accrual
                                                        Accrual Period        Period
                   Accrual Period                         (per unit)        (per unit)
                   --------------                         ----------        ----------
          November 26, 1997 through December 6, 1997...     $0.0169            $0.0169
          December 7, 1997 through June 6, 1998........     $0.3130            $0.3299
          June 7, 1998 through December 6, 1998........     $0.3228            $0.6527
          December 7, 1998 through June 6, 1999........     $0.3329            $0.9856
          June 7, 1999 through December 6, 1999........     $0.3433            $1.3289
          December 7, 1999 through June 6, 2000........     $0.3540            $1.6829
          June 7, 2000 through December 6, 2000........     $0.3651            $2.0480
          December 7, 2000 through June 6, 2001........     $0.3765            $2.4245
          June 7, 2001 through December 6, 2001........     $0.3883            $2.8128
          December 7, 2001 through June 6, 2002........     $0.4004            $3.2132
          June 7, 2002 through December 6, 2002........     $0.4129            $3.6261

--------------
Projected Supplemental Redemption Amount = $3.6261 per unit.


     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                              PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                                                      [LOGO] Merrill Lynch
----------                                                                 PROTECTED GROWTH(SM) INVESTING
                                                                      Pursuit of Growth, Protection of Principal


                           Merrill Lynch & Co., Inc.
          Major 11 International Market Index Target-Term Securities(R)
                               due May 26, 2006
                              "MITTS(R) Securities"
                         $10 principal amount per unit


     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before maturity date.                       Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the percentage increase, if
 .  Linked to the value of the Major 11 International       any, in the value of the Major 11 International Index,
   Index.                                                  as reduced by an annual adjustment factor of 1.5%.
 .  The MITTS Securities are listed on the American      .  At maturity, you will receive no less than the
   Stock Exchange under the trading symbol "EUM".          principal amount of your MITTS Securities.

               Investing in the MITTS Securities involves risks.
          See "Risk Factors" beginning on page 6 of this prospectus.
                                _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.


                                _______________

                              Merrill Lynch & Co.
                                _______________

             The date of this prospectus is                , 2000.


"MITTS" and "Market Index Target-Term Securities" are registered service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY INFORMATION--Q&A..................................................   3
RISK FACTORS..............................................................   6
MERRILL LYNCH & CO., INC..................................................  10
RATIO OF EARNINGS TO FIXED CHARGES........................................  11
DESCRIPTION OF THE MITTS SECURITIES.......................................  12
THE MAJOR 11 INTERNATIONAL INDEX..........................................  20
OTHER TERMS...............................................................  24
PROJECTED PAYMENT SCHEDULE................................................  28
WHERE YOU CAN FIND MORE INFORMATION.......................................  28
INCORPORATION OF INFORMATION WE FILE WITH THE SEC.........................  29
PLAN OF DISTRIBUTION......................................................  30
EXPERTS...................................................................  30

                           SUMMARY INFORMATION--Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Major 11 International Market Index Target-Term Securities due May 26, 2006. You should carefully read the this prospectus to fully understand the terms of the MITTS Securities, the Major 11 International Index and the tax and other considerations that should be important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

What are the MITTS Securities?

     The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on May 26, 2006. We cannot redeem the MITTS Securities at any earlier date. We will not make any payments on the MITTS Securities until maturity.

     Each unit of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we issued the MITTS Securities in the form of a global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the MITTS Securities. You should refer to the section "Description of the MITTS Securities--Depositary" in this prospectus.

What will I receive at the stated maturity date of the MITTS Securities?

     We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in possible increases in the value of the Major 11 International Index, a compilation of eleven equity indices reflecting select stocks listed on certain exchanges in Europe, Asia and Australia. At the stated maturity date, you will receive a payment on the MITTS Securities equal to the sum of two amounts: the "principal amount" and the "Supplemental Redemption Amount".

Principal Amount

     The principal amount per unit is $10.

Supplemental Redemption Amount

     The Supplemental Redemption Amount per unit will equal:

      (Adjusted Ending Value - Starting Value)
$10 X (--------------------------------------)
      (          Starting Value              )


but will not be less than zero.

     "Starting Value" equals 126.56, the closing value of the Major 11 International Index on May 20, 1999, the date the MITTS Securities were priced for initial sale to the public.

     "Adjusted Ending Value" means the average of the values of the Major 11 International Index at the close of the market on five business days before the maturity of the MITTS Securities as reduced on each day by the application of the Adjustment Factor. We may calculate the Adjusted Ending Value by reference to fewer than five or even a single day's closing value if, during the period shortly before the stated maturity date of the MITTS Securities, there is a disruption in the trading of a sufficient number of the component stocks included in any of the sub-indices comprising the Major 11 International Index or certain futures or options relating to those sub-indices.

     The "Adjustment Factor" equals 1.5% per year and will be applied over the entire term of the MITTS Securities to reduce the closing values of the Major 11 International Index used to calculate the Supplemental Redemption Amount during the calculation period. As a result of the cumulative effect of this reduction, the values used to calculate the Supplemental Redemption Amount during the calculation period will be approximately 9.99% less than the actual closing value of the Major 11 International Index on each day during the calculation period. For a detailed discussion of how the Adjustment Factor will affect the value of the Major 11 International Index used to calculate your Supplemental Redemption Amount, see "Description of the MITTS Securities--Payment at Maturity" in this prospectus.

For more specific information about the Supplemental Redemption Amount, please see the section "Description of the MITTS Securities" in this prospectus.

     We will pay you a Supplemental Redemption Amount only if the Adjusted Ending Value is greater than the Starting Value. If the Adjusted Ending Value is less than, or equal to, the Starting Value, the Supplemental Redemption Amount will be zero. We will pay you the principal amount of your MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.


Examples

     Here are two examples of Supplemental Redemption Amount calculations assuming an Adjustment Factor of 1.5% per year and an investment term of seven years:

Example 1--The Major 11 International Index, as adjusted, is below the Starting Value at maturity:

     Starting Value: 126.56
     Hypothetical closing value of the Major 11 International Index at maturity: 132.89
     Hypothetical Adjusted Ending Value: 119.61
                                                                                         (Supplemental
                                                       ( 119.61 - 126.56  )                Redemption
     Supplemental Redemption Amount (per unit) = $10 X (------------------) = $0.00       Amount cannot
                                                       (       126.56     )             be less than zero)

     Total payment at maturity (per unit) = $10 + $0 = $10

Example 2--The Major 11 International Index, as adjusted, is above the Starting
Value at maturity:

     Starting Value: 126.56
     Hypothetical closing value of the Major 11 International Index at maturity: 202.50
     Hypothetical Adjusted Ending Value: 182.26

                                                       ( 182.26 - 126.56  )
     Supplemental Redemption Amount (per unit) = $10 X (------------------) = $4.40
                                                       (       126.56     )

     Total payment at maturity (per unit) = $10 + $4.40 = $14.40

Who publishes the Major 11 International Index and what does the Major 11 International Index measure?

     The AMEX publishes the Major 11 International Index, which measures the performance of various European, Australian and Asian stock indices. Each sub-index that comprises the Major 11 International Index measures the performance of certain common stocks in Australia or in a designated European or Asian country. The publishers of the sub-indices use various methods to select and maintain stocks in a sub-index. The sub-indices comprising the Major 11 International Index represent common stocks of issuers traded principally on stock exchanges located in England, Japan, Germany, Switzerland, France, the Netherlands, Italy, Australia, Sweden, Spain and Hong Kong.

     Please note that an investment in the MITTS Securities does not entitle you to any ownership interest in the stocks of the companies included in sub-indices comprising the Major 11 International Index.

Are the MITTS Securities listed on a stock exchange?

     The MITTS Securities are listed on the AMEX under the trading symbol "EUM". You should be aware that the listing of the MITTS Securities on the AMEX will not necessarily ensure that a liquid trading market will be available for the MITTS Securities. You should review "Risk Factors--There may be an uncertain trading market for the MITTS Securities" in this prospectus.

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the offering and sale of the MITTS Securities. MLPF&S intends to buy and sell the MITTS Securities to create and maintain a secondary market for holders of the MITTS Securities. However, MLPF&S will not be obligated to engage in any of these market activities or continue them once it has started.

     MLPF&S is also our agent for purposes of calculating, among other things, the Adjusted Ending Value and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as our subsidiary and its responsibilities as calculation agent.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiary and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co. see the section "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my investment?

     Yes, an investment in the MITTS Securities is subject to risk. Please refer to the section "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that if the Adjusted Ending Value does not exceed the Starting Value at the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Major 11 International Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, was higher than the Starting Value at some time during the life of the MITTS Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the Major 11 International Index

     The AMEX calculates the value of the Major 11 International Index by reference to the values of eleven major international market indices that reflect the prices of the common stocks included in those indices without taking into consideration the value of dividends paid on those stocks, except in the case of the Deutscher Aktienindex whose value reflects dividends paid on its underlying common stocks. The return on your MITTS Securities will not reflect the return you would realize if you actually owned all of the stocks underlying each of the sub-indices comprising the Major 11 International Index and received the dividends paid on those stocks because of the cumulative effect of the reduction caused by the Adjustment Factor and because, except as noted above, the value of the Major 11 International Index is calculated by reference to the prices of the stocks included in the sub-indices without taking into consideration the value of any dividends paid on those stocks.

Your return may be affected by factors affecting international securities markets

     The sub-indices that comprise the Major 11 International Index measure the value of the equity securities of companies listed on various European, Australian and Asian exchanges. The return of your MITTS Securities will be affected by factors affecting the value of securities in these markets. The European, Australian and Asian securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular non-U.S. securities market and cross-shareholdings in European, Australian and Asian companies on these markets may affect prices and the volume of trading on those markets. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

     The prices and performance of securities of companies in Europe, Australia and Asia may be affected by political, economic, financial and social factors in those regions. In addition, recent or future changes in a country's government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, and possible fluctuations in the rate of exchange between currencies are factors that could negatively affect the international securities markets. Moreover, the relevant European, Australian and Asian economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Because some of the sub-indices comprising the Major 11 International Index have a greater weighting than others in calculating the value of the Major 11 International Index, fluctuations in the securities markets that those sub-indices measure will have a greater relative effect on the value of the Major 11 International Index than will fluctuations in securities markets measured by sub-indices with a lesser weighting.

Your return may be affected by currency exchange rates

     Although the stocks included in the sub-indices are traded in currencies other than U.S. dollars and the MITTS Securities are denominated in U.S. dollars, we will not adjust the amount payable at maturity for currency exchange rates in effect at the maturity of the MITTS Securities. Any amount in addition to the principal amount of each unit payable to you at maturity is based solely upon the percentage increase in the Major 11 International Index as adjusted by the Adjustment Factor. Changes in exchange rates, however, may reflect changes in the relevant European, Australian and Asian economies which in turn may affect the value of the sub-indices, the Major 11 International Index and the MITTS Securities.

There may be an uncertain trading market for the MITTS Securities

     Although the MITTS Securities are listed on the AMEX under the trading symbol "EUM", you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market does continue to exist, there can be no assurance that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, in the value of the Major 11 International Index.

     If the trading market for the MITTS Securities is limited, there may be a limited number of buyers for your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the Major 11 International Index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the Major 11 International Index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the Major 11 International Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value. If you choose to sell your MITTS Securities when the value of the Major 11 International Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on that value because of the expectation that the Major 11 International Index will continue to fluctuate until the Adjusted Ending Value is determined. If you choose to sell your MITTS Securities when the value of the Major 11 International Index is below, or not sufficiently above, the Starting Value, you may receive less than the $10 principal amount per unit of your MITTS Securities. In general, rising dividend rates, or dividends per share, in the countries in which the stocks included in the sub-indices comprising the Major 11 International Index trade, may increase the value of the Major 11 International Index while falling dividend rates in these countries may decrease the value of the Major 11 International Index.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in U.S. interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Additionally, changes in non-U.S. interest rates will affect the trading value of the MITTS Securities. In general, if interest rates increase in the countries in which the stocks included in the sub-indices trade, we expect the trading value of the MITTS Securities will increase and, conversely, if interest rates in these countries decrease, we expect the trading value of the MITTS Securities will decrease. The level of interest rates in these countries may also affect the applicable economies and, in turn, the value of the Major 11 International Index. Rising interest rates may lower the value of the Major 11 International Index and, thus, the MITTS Securities. Falling interest rates may increase the value of the Major 11 International Index and, thus, may increase the value of the MITTS Securities.

     Changes in volatility of the Major 11 International Index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. Generally, if the volatility of the Major 11 International Index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the Major 11 International Index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before their maturity, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the value of the Major 11 International Index. This difference will reflect a "time premium" due to expectations concerning the value of the Major 11 International Index during the period before the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in the dividend yields of the stocks included in the sub-indices are expected to affect the trading value of the MITTS Securities. Generally, if dividend yields on the stocks included in the sub-indices comprising the Major 11 International Index increase, we expect that the value of the MITTS Securities will decrease and, conversely, if dividend yields on these stocks decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the Major 11 International Index at maturity, an improvement in our credit ratings will not reduce the investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the Major 11 International Index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State laws govern the 1983 Indenture under which the MITTS Securities were issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the MITTS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks underlying the sub-indices or futures or options in the sub-indices for our own accounts for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks, the value of the sub-indices and, in turn, the value of the Major 11 International Index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts of interests

     Our subsidiary, MLPF&S, is our agent for the purposes of calculating the Adjusted Ending Value and the Supplemental Redemption Amount payable to you at maturity. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the Major 11 International Index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the Major 11 International Index. See "Description of the MITTS Securities--Adjustments to the Major 11 International Index; Market Disruption Events" and "--Discontinuance of the Major 11 International Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

There are uncertain tax consequences associated with an investment in the MITTS Securities

     You should also consider the tax consequences of investing in the MITTS Securities, aspects of which are uncertain. See "United States Federal Income Taxation".

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                For the Three
                                                 Year Ended Last Friday in December              Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                           ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a)...    1.2        1.2       1.2       1.1        1.3             1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest

                      DESCRIPTION OF THE MITTS SECURITIES

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, which is more fully described in this prospectus. The MITTS Securities will mature on May 26, 2006.

     While at maturity a beneficial owner of a MITTS Security will receive the sum of the principal amount of each MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at Maturity".

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "Description of the MITTS Securities--Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     ML&Co. issued the MITTS Securities in denominations of whole units.

     The MITTS Securities do not have the benefit of any sinking fund.

Payment at Maturity

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of that MITTS Security plus a Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Redemption Amount is not greater than zero, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                             ( Adjusted Ending - Starting Value )
principal amount of each MITTS Security ($10 per unit)=$10 x ( -------------------------------- )
                                                             (          Starting Value          )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 126.56, the closing value of the Major 11 International Index on May 20, 1999, the date the MITTS Securities were priced for initial sale to the public.

     The "Adjusted Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Major 11 International Index, as reduced by the application of the Adjustment Factor on each Calculation Day, determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Adjusted Ending Value will equal the average or arithmetic mean of the closing values of the Major 11 International Index on those Calculation Days, as reduced by the application of the Adjustment Factor on each Calculation Day, and if there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the Major 11 International Index on that Calculation Day, as reduced by the application of the Adjustment Factor on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the Major 11 International Index determined on the last scheduled Index Business Day in the Calculation Period, as reduced by the application of the Adjustment Factor on that day, regardless of the occurrence of a Market Disruption Event on that day.

     The "Adjustment Factor" equals 1.5% per year and will be applied over the entire term of the MITTS Securities. On each calendar day during the term of the MITTS Securities, we will apply this percentage on a pro-rated basis based on a 365-day year to reduce the value used to calculate the Supplemental Redemption Amount on each Calculation Day during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate the Supplemental Redemption Amount during the Calculation Period will be approximately 9.99% less than the actual closing value of the Major 11 International Index on each Calculation Day during the Calculation Period.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day before the maturity date to and including the second scheduled Index Business Day before the maturity date.

     A "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is any day on which the New York Stock Exchange and the AMEX are open for trading and the Major 11 International Index or any successor index is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical closing values of the Major 11 International Index during the Calculation Period:

     . the percentage change from the Starting Value to the hypothetical closing value,

     . the Adjusted Ending Value used to calculate the Supplemental Redemption Amount,

     .    the total amount payable at maturity for each unit of MITTS
          Securities,

     .    the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of MITTS Securities, and

     . the pretax annualized rate of return of an investment in the stocks included in each sub-index comprising the Major 11 International Index, which includes an assumed aggregate dividend yield of 1.51% per annum, as more fully described below.

     For the purposes of calculating this table, we have applied an Adjustment Factor of 1.5% per annum.

 Hypothetical   Percentage Change                                                          Pretax            Pretax
   Closing      From the Starting                    Total Amount          Total         Annualized        Annualized
    Value         Value to the                        Payable at          Rate of         Rate of            Rate of
 During the       Hypothetical       Adjusted        Maturity per        Return on       Return on      Return of Stocks
Calculation         Closing           Ending          Unit of the         the MITTS      the MITTS       Underlying each
  Period             Value           Value(1)       MITTS Securities     Securities     Securities(2)    Sub-Index(2)(3)
-------------   -----------------    --------       ----------------     ----------     -------------   ----------------
 25.31              -80.00%             22.78            $10.00              0.00%              0.00%            -20.05%
 50.62              -60.00%             45.56            $10.00              0.00%              0.00%            -11.15%
 75.94              -40.00%             68.35            $10.00              0.00%              0.00%             -5.68%
101.25              -20.00%             91.13            $10.00              0.00%              0.00%             -1.67%
126.56(4)             0.00%            113.91            $10.00              0.00%              0.00%              1.51%
151.87               20.00%            136.69            $10.80              8.01%              1.10%              4.16%
177.18               40.00%            159.48            $12.60             26.01%              3.32%              6.43%
202.50               60.00%            182.26            $14.40             44.01%              5.26%              8.42%
227.81               80.00%            205.04            $16.20             62.01%              6.99%             10.20%
253.12              100.00%            227.82            $18.00             80.01%              8.55%             11.81%
278.43              120.00%            250.61            $19.80             98.01%              9.97%             13.27%
303.74              140.00%            273.39            $21.60            116.02%             11.28%             14.62%
329.06              160.00%            296.17            $23.40            134.02%             12.49%             15.87%
354.37              180.00%            318.95            $25.20            152.02%             13.61%             17.04%
379.68              200.00%            341.74            $27.00            170.02%             14.66%             18.14%

___________________
(1) The Adjusted Ending Values specified in this column are approximately 9.99% less than the hypothetical closing values of the Major 11 International Index as a result of the cumulative effect of the application of an Adjustment Factor of 1.5% per annum over the term of the MITTS Securities.
(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(3)  This rate of return assumes:
     (a) an investment of a fixed amount in the stocks included in the sub-indices with the allocation of this amount reflecting the current relative weights of these stocks in the sub-indices;
     (b) a percentage change in the aggregate price of the stocks that equals the percentage change in the Major 11 International Index from the Starting Value to the relevant hypothetical closing value;
     (c) a constant dividend yield of 1.51% per annum, paid quarterly from the date of initial delivery of the MITTS Securities, applied to the value of the Major 11 International Index at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the applicable hypothetical closing value;
     (d) no transaction fees or expenses in connection with purchasing and holding stocks included in each sub-index;
     (e)  an investment term from May 26, 1999 to May 26, 2006, and
     (f) a final value of the Major 11 International Index equal to the hypothetical closing value.
(4)  This is the Starting Value of the Major 11 International Index.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the resulting total and pretax annualized rate of return will depend entirely on the actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Major 11 International Index; Market Disruption Events

     If at any time the AMEX changes its method of calculating the Major 11 International Index, or the value of the Major 11 International Index changes, in any material respect, or if the Major 11 International Index is in any other way modified so that the Major 11 International Index does not, in the opinion of the calculation agent, fairly represent the value of the Major 11 International Index had any changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value of the Major 11 International Index is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Major 11 International Index as if no changes or modifications had been made, and calculate the closing value with reference to the Major 11 International Index, as so adjusted. Accordingly, if the method of calculating the Major 11 International Index is modified so that the value of the Major 11 International Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the calculation agent shall adjust the Major 11 International Index in order to arrive at a value of the Major 11 International Index as if it had not been modified, e.g., as if a split had not occurred.

     "Market Disruption Event" means, with respect to any sub-index, the occurrence or existence of any suspension of, or limitation imposed on, trading, by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise, during the one-half hour period that ends at the regular official weekday time at which trading on the Index Exchange related to that sub-index occurs, on:

          (A) the Index Exchange in securities that comprise 20% or more of the value of that sub-index or

          (B) any exchanges on which futures or options on that sub-index are traded in those options or futures if, in the determination of the calculation agent, that suspension or limitation is material.

     For the purpose of the above definition:

          (1) a limitation on the hours and number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular hours of the relevant exchange and

          (2) a limitation on trading imposed during the course of a day by reason of movements in price otherwise exceeding levels permitted by the relevant exchange will constitute a Market Disruption Event.

     "Index Exchange" means, with respect to any sub-index, the principal exchange on which the shares comprising that sub-index are traded.

Discontinuance of the Major 11 International Index

     If the AMEX discontinues publication of the Major 11 International Index and the AMEX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Major 11 International Index (a "successor index"), then, upon the calculation agent's notification of any determination to the trustee and ML&Co., the calculation agent will substitute the successor index as calculated by the AMEX or any other entity for the Major 11 International Index and calculate the closing value as described above under "--Payment at Maturity". Upon any selection by the calculation agent of a successor index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     In the event that the AMEX discontinues publication of the Major 11 International Index and:

     .    the calculation agent does not select a successor index, or

     .    the successor index is no longer published on any of the Calculation
          Days,

the calculation agent will compute a substitute value for the Major 11 International Index in accordance with the procedures last used to calculate the Major 11 International Index before any discontinuance. If a successor index is selected or the calculation agent calculates a value as a substitute for the Major 11 International Index as described below, the successor index or value will be used as a substitute for the Major 11 International Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the Major 11 International Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no successor index is available at that time, then on each Business Day until the earlier to occur of:

     .    the determination of the Ending Value and

     . a determination by the calculation agent that a successor index is available,

the calculation agent will determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

     A "Business Day" is any day on which the NYSE and the AMEX are open for trading.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the Major 11 International Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount of the MITTS Securities, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment was the stated maturity date of the MITTS Securities, provided, however, that the Adjustment Factor will be applied to the values used to calculate the Supplemental Redemption Amount as if the MITTS Securities had not been accelerated and had remained outstanding to the stated maturity date. See "--Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding was the maturity date of the MITTS Securities.

     In case of default in payment at the maturity date of the MITTS Securities, whether at their stated maturity or upon acceleration, from and after the maturity date the MITTS Securities will bear interest, payable upon demand of their beneficial owners, at the rate of 6.45% per annum to the extent that payment of any interest is legally enforceable on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Depositary

   Description of the Global Securities

     Upon issuance, all MITTS Securities will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   DTC Procedures

     The following is based on information furnished by DTC:

     DTC will act as securities depositary for the MITTS Securities. The MITTS Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global securities will be issued for the MITTS Securities in the aggregate principal amount of such issue, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts such MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants shall be the responsibility of DTC, and disbursement of any payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS

Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     Settlement for the MITTS Securities will be made by the underwriter in immediately available funds. ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                       THE MAJOR 11 INTERNATIONAL INDEX

     The AMEX calculates and disseminates the value of the Major 11 International Index on each Index Business Day. The AMEX generally calculates and disseminates the value of the Major 11 International Index based on the most recently reported values of the sub-indices, at approximately 15-second intervals during the AMEX's business hours and the end of each Index Business Day via the Consolidated Tape Association's Network B. The Major 11 International Index value is reported by the AMEX and Bloomberg under the symbol "EUX" and by Reuters under the symbol ".EUX".

Determination of Index Multiplier for each sub-index

     The AMEX determined the initial weighting of each sub-index at the close of business on November 20, 1997 based on the relative total market capitalization of each sub-index as of that date. The market capitalization of a stock equals the product of the total number of shares outstanding and the price per share of that stock. The total market capitalization of the stocks comprising each sub-index was determined using the most recently available information at that time concerning the number of shares outstanding for each stock contained in a sub-index and the most recently available price for each share of that stock. Then-current exchange rates were used to translate this market capitalization information into U.S. dollars. The market capitalizations expressed in U.S. dollars of each sub-index were totaled. The weighting of each sub-index was then determined and equaled the percentage of the market capitalization for that sub-index relative to the total market capitalization. The index multiplier for each sub-index was then calculated and equaled:

     .    the weighting for the sub-index multiplied by 100, divided by

     .    the most recently available value of the sub-index.

The index multipliers were calculated in this way so that the index would equal
100.00 on November 20, 1997. The AMEX may adjust the index multiplier of any sub-index in the event of a significant change in how that sub-index is calculated, however, there will not be any periodic rebalancing of the Major 11 International Index to reflect changes in the relative market capitalizations of the sub-indices.

Computation of the Major 11 International Index

     The AMEX calculates the Major 11 International Index by totaling the products of the most recently available value of each sub-index and the index multiplier applicable to each sub-index. Because the sub-indices are based on stocks traded on exchanges in Europe, Asia and Australia, once the applicable exchanges close and the values of the sub-indices become fixed until these exchanges reopen, the value of the Major 11 International Index will be fixed.

     The following is a list of the sub-indices and certain information concerning each sub-index. All disclosure contained in this prospectus supplement regarding the sub-indices is derived from publicly available information.

     Financial Times 100 Index--"FTSE 100"

     Description of FTSE 100: The FTSE 100 is intended to provide an indication of the pattern of common stock price movement of the 100 common stocks with the largest market capitalization on the London Stock Exchange.

     Publisher:  FTSE International Limited

     Required Disclosure: The FTSE is a registered trademark of the London Stock Exchange Limited and the Financial Times Limited.

     Nikkei Stock Average, "Nikkei 225"

     Description of Nikkei 225: The Nikkei 225 is intended to provide an indication of the pattern of common stock price movement of the 225 most actively traded common stocks on the Tokyo Stock Exchange. The Nikkei 225 is a modified price-weighted index which means that an underlying stock's weight in the Nikkei 225 is based on its price per share rather than the total market capitalization of the issuer.

     Publisher:  Nihon Keizai Shimbun, Inc. ("NKS")

     Required Disclosure: NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225. The MITTS Securities are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this prospectus supplement that NKS makes any representation or warranty, implied or express, to ML&Co., the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities in particular or the ability of the Nikkei 225 to track general stock market performance. NKS has no obligation to take the needs of ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the Nikkei 225. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be settled in cash. NKS has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities.

     NKS has consented to the use of and reference to the Nikkei 225 in connection with the MITTS Securities.

     Deutscher Aktienindex--"DAX(R)"

     Description of DAX: The DAX is a total rate of return index measuring the performance of 30 common stocks on the Frankfurt Stock Exchange selected on the basis of their market capitalization and trading volume. A total rate of return index reflects both the price performance of the relevant common stocks as well as the dividends paid on these common stocks.

     Publisher:  Deutsche Borse AG

     "DAX" is a registered trademark of Deutsche Borse AG.

     Swiss Market Index--"SMI(R)"

     Description of SMI: The SMI is intended to provide an indication of the pattern of common stock price movement of common stocks with the largest market capitalization and greatest liquidity on the Geneva, Zurich and Basle Stock Exchanges.

     Publisher:  Swiss Exchange SWX

     Required Disclosure: These MITTS Securities are not in any way sponsored, endorsed, sold or promoted by the Swiss Exchange SWX and the Swiss Exchange SWX makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI index (the "Index") and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated solely by the Swiss Exchange SWX. However, the Swiss Exchange SWX shall not be liable (whether in negligence or otherwise) to any person for any error in the Index and the Swiss Exchange SWX shall not be under any obligation to advise any person of any error therein.

     SMI(R) is a registered trademark of the Swiss Exchange SWX.

     Compagnie des Agents de Change 40 Index--"CAC 40"

     Description of CAC 40: The CAC 40 is intended to provide an indication of the pattern of common stock price movement of the 40 common stocks with the largest market capitalization on the Paris Bourse.

     Publisher: SBF-Paris Bourse

     Required Disclosure: "CAC 40" is a registered trademark of the Societe des Bourses Francaises-Paris Bourse, which designates the index that the SBF-Paris Bourse calculates and publishes. Authorization to use the index and the "CAC 40" trademark in connection with the MITTS Securities has been granted by license.

     The SBF-Paris Bourse, owner of the trademark and of the index, does not sponsor, endorse or participate in the marketing of the MITTS Securities. The SBF-Paris Bourse makes no warranty or representation to any person, express or implied, as to the figure at which the said index stands at any particular time, nor as to the results or performance of the MITTS Securities. Neither shall the SBF-Paris Bourse be under any obligation to advise any person of any error in the published level of the index.

     Amsterdam Exchanges-index(R)--"AEX-index(R)"

     Description of AEX: The AEX is intended to provide an indication of the pattern of common stock price movement of the 25 common stocks with the largest market capitalization on the Amsterdam Stock Exchange.

     Publisher: AEX-Optiebeurs nv

     Required Disclosure: "The AEX-index is a registered trademark of ASX Operations Pty Limited ("ASXO"), a wholly owned subsidiary of the Australian Stock Exchange Limited. ASXO has granted a licence for the use of the index on the basis that ASXO does not expressly or impliedly approve, endorse, make any judgement or express any opinion in respect of the MITTS Securities or any Index Products issued by the Licensee."

     Milano Italia Borsa 30 Index--"MIB 30"

     Description of MIB 30: The MIB 30 is intended to provide an indication of the pattern of common stock price movement of common stocks with the largest market capitalization and greatest liquidity on the Italian Stock Exchange.

     Publisher:  Borsa Italiana S.p.A.

     Australia All Ordinaries Index--"XAO"

     Description of XAO: The XAO is a capitalization-weighted index of 274 common stocks listed on the Australian Stock Exchange.

     Publisher:  ASX Operations Pty Limited

     Required Disclosure: The XAO is a registered trade mark of ASX Operations Pty Limited or ASXO, a wholly-owned subsidiary of the Australian Stock Exchange Limited or ASX. ASXO has granted a license for the use of the XAO on the basis that ASXO does not expressly or by implication approve, endorse, make any judgment or express any opinion in respect of the ML&Co. or the MITTS Securities. ASX and its related corporations, shall have no liability for any claim whatsoever where the claim arises wholly or substantially out of accident or negligence of ASX, its related corporations and their servants and agents as the case may be or acts of third parties; and without in any way limiting the generality of the foregoing, arising out of unavailability of the All Ordinaries Index or non-supply of the All Ordinaries Index.

     OM Stockholm Exchange Index--"OMX index"

     Description of OMX index: The OMX index is intended to provide an indication of the pattern of common stock price movement of the 30 common stocks with the largest volume of trading on the Stockholm Stock Exchange.

     Publisher: OM Gruppen AB

     Required Disclosure: The MITTS Securities are not in any way sponsored, endorsed, sold or promoted by OM Gruppen AB or OM and OM makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the OMX index and/or the figure at which the said OMX index stands at any particular time on any particular day or otherwise. The OMX index is compiled and calculated solely by an indexer on behalf of OM. However, OM shall not be liable whether in negligence or otherwise to any person for any error in the OMX index and OM shall not be under any obligation to advise any person of any error in the OMX index.

     All rights to the trademark OMX, OMX INDEX are vested in OM Gruppen AB and are used under a license agreement with OM.

     IBEX 35 Index--"IBEX 35"

     Description of IBEX 35: The IBEX 35 is intended to provide an indication of the pattern of common stock price movement of the 35 common stocks with the greatest liquidity continuously traded and quoted on the Joint Stock Exchange System made up of the Barcelona, Bilbao, Madrid and Valencia stock exchanges.

     Publisher: Sociedad de Bolsas, S.A.

     Required Disclosure: Sociedad de Bolsas, S.A. does not warrant in any case nor for any reason whatsoever:

     (a) the continuity of the composition of the IBEX 35 exactly as it is today;

     (b) the continuity of the method for calculating the IBEX 35 exactly as it is calculated today;

     (c) the continuity of the calculation, formula and publication of the IBEX 35;

     (d) the precision, integrity or freedom from errors or mistakes in the composition and calculation of the IBEX 35; and

     (e) the adequacy of the IBEX 35 for the purposes expected in the issue of the MITTS Securities nor for dealing in the same.

     AMEX Hong Kong 30 Index--"HK30"

     Description of HK30: The HK30 is intended to provide an indication of the pattern of common stock price movement of 30 common stocks listed on the Hong Kong Stock Exchange and selected on the basis of market weight, trading liquidity and representation of business industry.

     Publisher: The American Stock Exchange

     Required Disclosure: The "AMEX Hong Kong 30 Index" is a service mark of the AMEX. The AMEX in no way sponsors, endorses or is otherwise involved in the issuance of the MITTS Securities, other than the fact that the MITTS Securities will be listed and traded on the AMEX and the AMEX will calculate and disseminate the Major 11 International Index, and the AMEX disclaims any liability to any party for any inaccuracy in the data on which the HK30 is based, for any mistakes, errors or omissions in the calculation, and/or dissemination of the HK30, or for the manner in which it is applied in connection with the issuance of the MITTS Securities.

     AMEX has consented to the use and reference to the term "AMEX Hong Kong 30 Index".

     The publisher of each sub-index will add or delete stocks due to events such as the bankruptcy or merger of the issuer of a stock. The publisher of a sub-index may reevaluate the composition of the stocks underlying the sub- index at specified intervals to assure that they still meet the selection criteria or any ongoing eligibility criteria.

     The publisher of a sub-index is under no obligation to continue the calculation and dissemination of that sub-index and that publisher may change the method by which that sub-index is calculated. The publishers of the sub-indices are under no obligation to take the needs of ML&Co. or the holders of the MITTS into consideration in determining, composing or calculating the sub-indices.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

          . perform and observe of all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The Holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of debt securities may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the Holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, we have determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $5.5992 per unit. This represents an estimated yield on the MITTS Securities equal to 6.45% per annum (compounded semiannually).

     The projected payment schedule (including both the Projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the MITTS Securities), and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon the projected payment schedule for the MITTS Securities (including both the Projected Supplemental Redemption Amount and an estimated yield equal to 6.45% per annum (compounded semiannually)) as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the MITTS Securities:

                                                                                                Total Interest Deemed
                                                                                                  to Have Accrued on
                                                                Interest Deemed to Accrue       MITTS Securities as of
                                                                  During Accrual Period         End of Accrual Period
                  Accrual Period                                        (per unit)                    (per unit)
                  ---------------                              ---------------------------     -----------------------
May 26, 1999 through November 26, 1999.......................            $0.3252                       $0.3252
November 27, 1999 through May 26, 2000.......................            $0.3330                       $0.6582
May 27, 2000 through November 26, 2000.......................            $0.3437                       $1.0019
November 27, 2000 through May 26, 2001.......................            $0.3548                       $1.3567
May 27, 2001 through November 26, 2001.......................            $0.3663                       $1.7230
November 27, 2001 through May 26, 2002.......................            $0.3780                       $2.1010
May 27, 2002 through November 26, 2002.......................            $0.3903                       $2.4913
November 27, 2002 through May 26, 2003.......................            $0.4028                       $2.8941
May 27, 2003 through November 26, 2003.......................            $0.4159                       $3.3100
November 27, 2003 through May 26, 2004.......................            $0.4292                       $3.7392
May 27, 2004 through November 26, 2004.......................            $0.4431                       $4.1823
November 27, 2004 through May 26, 2005.......................            $0.4574                       $4.6397
May 27, 2005 through November 26, 2005.......................            $0.4721                       $5.1118
November 27, 2005 through May 26, 2006.......................            $0.4874                       $5.5992

______________________
Projected Supplemental Redemption Amount = $5.5992 per unit.

All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 17th Floor, 222 Broadway, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                  Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------


                           Merrill Lynch & Co., Inc.
                    Market Index Target-Term Securities(R)
                based upon the Dow Jones Industrial Average(SM)
                             due January 14, 2003
                             "MITTS(R) Securities"
                         $10 principal amount per unit

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                       Payment at Maturity:
 .  100% principal protection at maturity                    .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date                        Securities you own, we will pay you an amount
 .  Senior unsecured debt securities of Merrill                 equal to the sum of the principal amount of each
   Lynch & Co., Inc.                                           unit and an additional amount based on the
 .  Linked to the value of the index measuring the              percentage increase, if any, in the value of the
   Dow Jones Industrial Average                                index, above a benchmark value of 8,594, as
 .  The MITTS Securities are listed on the New                  described in this prospectus
   York Stock Exchange under the symbol "DJM"               .  You will receive no less than the principal
                                                               amount of your MITTS Securities

               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                ______________

                              Merrill Lynch & Co.

                                ______________


                  The date of this prospectus is     , 2000.


"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

"Dow Jones", "Dow Jones Industrial Average (SM)", and "DJIA(SM)" are service marks of Dow Jones & Company, Inc. ("Dow Jones") and have been licensed for use for certain purposes by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
RISK FACTORS.............................................................  3

MERRILL LYNCH & CO., INC.................................................  6

RATIO OF EARNINGS TO FIXED CHARGES.......................................  7

DESCRIPTION OF THE MITTS SECURITIES......................................  8

THE INDEX................................................................ 15

OTHER TERMS.............................................................. 16

PROJECTED PAYMENT SCHEDULE............................................... 19

WHERE YOU CAN FIND MORE INFORMATION...................................... 20

INCORPORATION OF INFORMATION WE FILE WITH THE SEC........................ 21

PLAN OF DISTRIBUTION..................................................... 21

EXPERTS.................................................................. 22

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment.

     You should be aware that at maturity we will pay you no more than $10 for each unit of the MITTS Securities you own if the average value of the index over five trading days shortly before the maturity date is less than 8,594. This will be true even if at some time during the life of the MITTS Securities, the value of the index, as adjusted, was higher than 8,594 but later falls below 8,594.

Your yield may be lower than the yield on a standard debt security of comparable maturity.

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account inflation and other factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the index.

     Your return will not reflect the return you would realize if you actually owned the stocks underlying the index and received the dividends paid on those stocks. This is because the value of the index is calculated by reference to the prices of the common stocks included in the index without taking into consideration the value of dividends paid on those stocks.

Your return will not reflect the payment of dividends.

     The index is calculated with reference to the prices of the common stocks comprising the index without taking into consideration the value of dividends paid on those stocks. Therefore, the return you earn on your MITTS Securities, if any, will not be the same as the return that you would earn if you actually owned each of the common stocks underlying the index and received the dividends paid on those stocks.

There may be an uncertain trading market for the MITTS Securities in the future.

     Although the MITTS Securities are listed on the NYSE under the symbol "DJM," you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that there will be liquidity in the trading market.
The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the index.

     If the trading market for the MITTS Securities is limited and you do not wish to hold your investment until maturity, there may be a limited number of buyers for your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor.

     The trading value of the MITS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the index does or does not exceed 8,594. If you choose to sell your MITTS Securities when the value of the index exceeds 8,594, you may receive substantially less than the amount that would be payable at maturity based on that index value because of the expectation that the index will continue to fluctuate until shortly before the maturity date when the average value of the index is determined. If you choose to sell your MITTS Securities when the value of the index is below 8,594, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising U.S. dividend rates, or dividends per share, may increase the value of the index while falling U.S. dividend rates may decrease the value of the index. Political, economic and other developments that affect the stocks underlying the index may also affect the value of the index and the value of the MITTS Securities.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Interest rates may also affect the U.S. economy and, in turn, the value of the index. Rising interest rates may lower the value of the index and, thus, may lower the value of the MITTS Securities. Falling interest rates may increase the value of the index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. Generally, if the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that prior to the maturity of the MITTS Securities, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the index. This difference will reflect a "time premium" due to expectations concerning the value of the index during the period prior to January 14, 2003, the stated maturity of the MITTS Securities. However, as the time remaining to maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the index are expected to affect the trading value of the MITTS Securities. If dividend yields on the stocks comprising the index increase, we expect that the value of the MITTS Securities will decrease. Conversely, if dividend yields on the stock comprising the index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities except that we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law.

     New York State laws govern the indenture under which the MITTS Securities are issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return.

     We and our affiliates may from time to time buy or sell the stocks underlying the Index for our own accounts for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and the value of the index in a manner that would be adverse to your investment.

Potential conflicts of interest.

     Our subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLPF&S, is our agent for the purposes of calculating the value of the index and the amount payable to you at maturity. In some circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the index. See "Description of the MITTS Securities-- Adjustments to the Index; Market Disruption Events" and "--Discontinuance of the Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                 For the Three
                                                 Year Ended Last Friday in December              Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                           ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a)..     1.2       1.2       1.2       1.1        1.3               1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On December 23, 1997, ML&Co. issued an aggregate principal amount of $90,000,000 or 9,000,000 units of the MITTS Securities.

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on January 14, 2003.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount described below, if any, ML&Co. will make no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of each unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Redemption Amount is not greater than zero, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

  Principal Amount of each MITTS Security ($10 per unit)      X    Ending Index Value - Benchmark Index Value
                                                                   ------------------------------------------
                                                                            Benchmark Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Benchmark Index Value" equals 8,594, which was determined on the pricing date by multiplying 7,957.41, the value of the index on the pricing date by 108%.

     The "Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Dow Jones Industrial Average Index (the "Index") determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Value will equal the average or arithmetic mean of the closing values of the Index on these Calculation Days, and if there is only one Calculation Day, then the Ending Value will equal the closing value of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day before the maturity date to and including the second scheduled Index Business Day before the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the Index or any Successor Index, as defined on page 10 below, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical Ending Index
Values:

          . the percentage change from the starting index value to the Ending Index Value;

          .    the total amount payable per unit of MITTS Securities;

          .    the total rate of return on the MITTS Securities;

          .    the pretax annualized rate of return on the MITTS Securities; and

          . the pretax annualized rate of return of the stocks underlying the Index, which includes an assumed aggregate dividend yield of 1.72% per annum, as more fully described below.

                                        Total Amount
                                        Payable at                           Pretax
                      Percentage        Maturity per                       Annualized         Pretax Annualized
                        Change         $10 Principal   Total Rate of          Rate            Rate of Return of
 Hypothetical          Over the          Amount of       Return on        of Return on        Stocks Underlying
    Ending             Starting            MITTS         the MITTS         the MITTS                the
  Index Value        Index Value        Securities       Securities      Securities(1)           Index(1)(2)
  -----------        -----------        ----------       ----------      -------------           -----------
    3,182.96           -60.00%            $10.00             0.00%           0.00%                 -14.21%
    3,978.71           -50.00%            $10.00             0.00%           0.00%                 -10.67%
    4,774.45           -40.00%            $10.00             0.00%           0.00%                  -7.63%
    5,570.19           -30.00%            $10.00             0.00%           0.00%                  -4.95%
    6,365.93           -20.00%            $10.00             0.00%           0.00%                  -2.55%
    7,161.67           -10.00%            $10.00             0.00%           0.00%                  -0.37%
    7,957.41(3)          0.00%            $10.00             0.00%           0.00%                   1.64%
    8,753.15            10.00%            $10.19             1.85%           0.36%                   3.49%
    9,548.89            20.00%            $11.11            11.11%           2.09%                   5.22%
   10,344.63            30.00%            $12.04            20.37%           3.70%                   6.84%
   11,140.37            40.00%            $12.96            29.63%           5.19%                   8.36%
   11,936.12            50.00%            $13.89            38.89%           6.59%                   9.80%
   12,731.86            60.00%            $14.81            48.15%           7.92%                  11.17%
   13,527.60            70.00%            $15.74            57.41%           9.16%                  12.48%
   14,323.34            80.00%            $16.67            66.67%          10.35%                  13.72%
   15,119.08            90.00%            $17.59            75.93%          11.47%                  14.91%
   15,914.82           100.00%            $18.52            85.19%          12.55%                  16.05%
   16,710.56           110.00%            $19.44            94.44%          13.57%                  17.15%
   17,506.30           120.00%            $20.37           103.70%          14.56%                  18.21%

--------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2)  This rate of return assumes:
     (a) an investment of a fixed amount in the stocks underlying the Index with the allocation of an amount reflecting the current relative weights of the stocks in the Index;
     (b) a percentage change in the aggregate price of the stocks that equals the percentage change in the Index from the starting index value to the relevant hypothetical Ending Index Value;

     (c) a constant dividend yield of 1.72% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each quarter assuming this value increases or decreases linearly from the starting index value to the hypothetical Ending Index Value;
     (d)  no transaction fees or expenses;
     (e) the term of the MITTS Securities is from December 23, 1997 to January 14, 2003; and
     (f) a final Index value equal to the hypothetical Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of December 17, 1997 was approximately 1.72%.
(3)  The starting index value.

          The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the respective total and pretax annualized rate of return will depend entirely on the actual Ending Index Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Index; Market Disruption Events

          If at any time the method of calculating the Index, or its value, is changed in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had the changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if any changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified for example, due to a split in the Index, then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified for example, as if the split had not occurred.

          "Market Disruption Event" means either of the following events; as determined by the calculation agent:

          (a) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in each case, in 20% or more of the stocks which then comprise the Index; or

          (b) the suspension or material limitation, in each case, for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in

               (1) futures contracts related to the Index, or options on these futures contracts, which are traded on any major U.S. exchange or

               (2) option contracts related to the Index which are traded on any major U.S. exchange.

          For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

          For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

     If Dow Jones discontinues publication of the Index and Dow Jones or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index, this index being referred to in this prospectus as a "Successor Index", then, upon the calculation agent's notification of its determination to the trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by Dow Jones or any other entity for the Index. Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If Dow Jones discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index before any discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, the Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the calculation agent calculates a value as a substitute for the Index, "Index Calculation Day" shall mean any day on which the calculation agent is able to calculate a value.

     If Dow Jones discontinues publication of the Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

     .    the determination of the Ending Index Value and

     . a determination by the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day.

the calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal (the "WSJ"), or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     If an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount of the MITTS Securities, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "Description of the MITTS Securities--Payment at Maturity". If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment at the maturity date of the MITTS Securities, whether at their stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of their beneficial owners, at the rate of 6.18% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on any date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC, (DTC, together with any successor to DTC, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any a nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

     Unless otherwise stated, all information in this prospectus on the Index is derived from Dow Jones or other publicly available sources. This information reflects the policies of Dow Jones as stated in these sources and these policies are subject to change by Dow Jones. Dow Jones is under no obligation to continue to publish the Index and may discontinue publication of the Index at any time.

     The Index is a price-weighted index, meaning that the weight of a component stock in the Index is based on its price per share rather than the total market capitalization of the issuer of a component stock, comprised of 30 common stocks chosen by the editors of the WSJ as representative of the broad market of U.S. industry. The corporations represented in the Index tend to be leaders within their respective industries and their stocks are typically widely held by individuals and institutional investors. Changes in the composition of the Index are made entirely by the editors of the WSJ without consultation with the corporations represented in the Index, any stock exchange, any official agency or ML&Co.. Changes to the common stocks included in the Index tend to be made infrequently. Historically, most substitutions have been the result of mergers, but from time to time, changes may be made to achieve what the editors of the WSJ deem to be a more accurate representation of the broad market of U.S. industry. In choosing a new corporation for the Index, the editors of the WSJ look for leading industrial companies with a successful history of growth and wide interest among investors. The WSJ may change the component stocks of the Index at any time for any reason. Dow Jones, publisher of the WSJ, is not affiliated with ML&Co. and has not participated in any way in the creation of the MITTS Securities.

     The Index initially consisted of 12 common stocks and was first published in the WSJ in 1896. The Index was increased to include 20 common stocks in 1916 and to 30 common stocks in 1928. The number of common stocks in the Index has remained at 30 since 1928, and, in an effort to maintain continuity, the constituent corporations represented in the Index have been changed on a relatively infrequent basis.

     The value of the Index is the sum of the primary exchange prices of each of the 30 common stocks included in the Index, divided by a divisor that is designed to provide a meaningful continuity in the value of the Index. Because the Index is price-weighted, stock splits or changes in the component stocks could result in distortions in the Index value. In order to prevent these distortions related to extrinsic factors, the divisor is changed in accordance with a mathematical formula that reflects adjusted proportions within the Index. The current divisor of the Index is published daily in the WSJ and other publications. In addition, other statistics based on the Index may be found in a variety of publicly available sources.

     ML&Co. or its affiliates may presently or from time to time engage in business with one or more of the issuers of the component stocks of the Index, including extending loans to, or making equity investments in these issuers or providing advisory services to these issuers, including merger and acquisition advisory services. In the course of this business, ML&Co. or its affiliates may acquire non-public information with respect to these issuers. ML&Co. does not make any representation to any purchaser of MITTS Securities with respect to any matters whatsoever relating to these issuers. Any prospective purchaser of MITTS Securities should undertake an independent investigation of the issuers of the component stocks of the Index as in its judgment is appropriate to make an informed decision with respect to an investment in the MITTS Securities. The composition of the Index does not reflect any investment or sell recommendations of ML&Co. or its affiliates.

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any voting stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its voting stock, unless, after giving effect to any transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of voting stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                           PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the final Treasury Department Regulations, the "Final Regulations", concerning the proper United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount and a projected Supplemental Redemption Amount equal to $3.6070 per unit, the "Projected Supplemental Redemption Amount". This represents an estimated yield on the MITTS Securities equal to 6.18% per annum, compounded semiannually.

     The projected payment schedule, including both the Projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over a term of five years and twenty-two days for the MITTS Securities based upon the projected payment schedule for the MITTS Securities, including both the Projected Supplemental Redemption Amount and the estimated yield equal to 6.18% per annum, compounded semiannually, as determined by ML&Co. for purposes of applying the Final Regulations to the MITTS
Securities:

                                                                                                 Total Interest
                                                                                                   Deemed to
                                                                                                  Have Accrued
                                                                    Interest Deemed to      On the MITTS Securities
                                                                      Accrue During               as of End of
                                                                      Accrual Period             Accrual Period
                               Accrual Period                           (per Unit)                 (per Unit)
                               --------------                           ----------                 ----------
   January 15, 1998 through July 14, 1998..........................      $0.3101                      $0.3470
   July 15, 1998 through January 14, 1999..........................      $0.3197                      $0.6667
   January 15, 1999 through July 14, 1999..........................      $0.3296                      $0.9963
   July 15, 1999 through January 14, 2000..........................      $0.3398                      $1.3361
   January 15, 2000 through July 14, 2000..........................      $0.3503                      $1.6864
   July 15, 2000 through January 14, 2001..........................      $0.3611                      $2.0475
   January 15, 2001 through July 14, 2001..........................      $0.3723                      $2.4198
   July 15, 2001 through January 14, 2002..........................      $0.3837                      $2.8035
   January 15, 2002 through July 14, 2002..........................      $0.3957                      $3.1992
   July 15, 2002 through January 14, 2003..........................      $0.4078                      $3.6070

_____________
Projected Supplemental Redemption Amount = $3.6070 per Unit.

     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                              PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the NYSE or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------

                           Merrill Lynch & Co., Inc.
           7 7/8% STRUCTURED YIELD PRODUCT EXCHANGEABLE FOR STOCK(SM)
                              Due February 1, 2001
                                 "STRYPES(SM)"
               Payable with Shares of Common Stock of CIBER, Inc.
                          or cash with an equal value

                                  ___________

          Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, will use this prospectus when making offers and sales related to market-making transactions in the STRYPES.

          The issue price of each STRYPES was $54.125, which was the last sale price of one share of common stock, par value $.01 per share, of CIBER on January 26, 1998, as reported on the New York Stock Exchange. The STRYPES will mature on February 1, 2001.

                What you will receive before the maturity date:

 . On each February 1, May 1, August 1 and November 1, beginning May 1, 1998, we will pay you interest on the STRYPES in cash at the rate of 7 7/8% per year.

                  What you will receive on the maturity date:

 . For each STRYPES you own, you will receive a number of shares of common stock of CIBER or an equivalent amount of cash according to the maturity price. The maturity price is the average closing price per share of common stock of CIBER on a number of days before the maturity date. The amount you will receive is also subject to adjustments, which are more fully described in this prospectus.

               If the maturity price is:                               You will receive:
     (a)  greater than $91.4713                               .7692 shares of common stock of CIBER

     (b)  less than $91.4713 but greater than $70.3625        a fractional share of the common stock of CIBER
                                                              equal to $70.3625

     (c)  less than $70.3625 but greater than or equal        one share of common stock of CIBER
          to $54.125

     (d)  less than $54.125 but greater than $51.4188         a number of shares of common stock equal to
                                                              $54.125, based on the maturity price

     (e)  less than $51.4188                                  1.0526 shares of common stock of CIBER

Investing in the STRYPES involves risks, including the risk that your investment may result in a loss. See "Risk Factors" beginning on page 3.

      The STRYPES are listed on the NYSE under the trading symbol "BOB".

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The sale price of the STRYPES will be the prevailing price at the time of sale.
                                  ___________

                              Merrill Lynch & Co.
                                  ___________

               The date of this prospectus is       , 2000.

"STRYPES" and "Structured Yield Product Exchangeable for Stock" are registered service marks owned by ML&Co.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
RISK FACTORS...........................................................      3

MERRILL LYNCH & CO., INC...............................................      7

RATIO OF EARNINGS TO FIXED CHARGES.....................................      8

CIBER, INC.............................................................      9

DESCRIPTION OF THE STRYPES.............................................      9

OTHER TERMS............................................................     18

CERTAIN ARRANGEMENTS WITH THE CONTRACTING STOCKHOLDER..................     22

WHERE YOU CAN FIND MORE INFORMATION....................................     22

INCORPORATION OF INFORMATION WE FILE WITH THE SEC......................     24

PLAN OF DISTRIBUTION...................................................     24

EXPERTS................................................................     25

                                 RISK FACTORS

     Your investment in the STRYPES will involve risks. You should carefully consider the following discussion of risks before investing in the STRYPES. In addition, you should reach an investment decision with regard to the STRYPES only after consulting with your legal and tax advisers and considering the suitability of the STRYPES in the light of your particular circumstances.

You may suffer a loss on your investment

     You should be aware that at maturity the amount you will receive may be less than the amount you paid for the STRYPES, which was $54.125 per STRYPES. Although your investment in the STRYPES may be protected from a depreciation in the value of the common stock of CIBER, if the maturity price does not fall below the downside protection threshold price of $51.4188, you will have only limited protection from a depreciation below 95% of the initial price of $54.125. If the maturity price of the common stock of CIBER is less than the downside protection threshold price, the amount you may receive on the maturity date will be less than the issue price you paid for the STRYPES and, therefore, your investment in the STRYPES will result in a loss to you. Accordingly, you assume the risk that the market value of the common stock of CIBER may decline below 95% of the initial price of $54.125, and that the decline could be substantial.

Your investment in the STRYPES may differ from an investment in other debt securities

     The terms of the STRYPES differ from those of ordinary debt securities because the value of the common stock of CIBER or the equivalent amount in cash that you will receive on the maturity date is not fixed, but is based on the maturity price of the common stock of CIBER. Please review the section entitled "Description of the STRYPES".

There may be a limited opportunity for equity appreciation

     Your opportunity for equity appreciation may be greater if you made a direct investment in the common stock of CIBER because the amount you may receive on the maturity date will exceed the initial appreciation cap of $70.3625, which represents an appreciation of 30% over the initial price of $54.125, only if the maturity price of the common stock of CIBER exceeds the threshold appreciation price of $91.4713, which represents an appreciation of 69% over the initial price. Moreover, you will be entitled to receive on the maturity date only 76.92%, which is the percentage equal to the initial appreciation cap of $70.3625 divided by the threshold appreciation price of $91.4713, of any appreciation of the value of common stock of CIBER above the threshold appreciation price.

     Because the price of the common stock of CIBER is subject to market fluctuations, the value of the common stock of CIBER or the amount of cash you may receive on the maturity date may be more or less than the issue price of the STRYPES. If the maturity price is less than the downside protection threshold price, you will have only limited protection from a depreciation below 95% of the initial price of $54.125. Please review the section entitled "Description of the STRYPES".

There are many factors affecting the trading prices of the STRYPES

     The trading prices of the STRYPES in the secondary market will be directly affected by the trading prices of the common stock of CIBER in the secondary market. It is impossible to predict whether the price of the common stock of CIBER will rise or fall because several factors may influence the trading prices of the common stock of CIBER. These factors include:

     .    CIBER's operating results and prospects,

     . complex and interrelated political, economic, financial and other factors and market conditions that can affect (1) the capital markets generally, (2) the market segment of which CIBER is a part, or (3) the NYSE, on which the common stock of CIBER is traded, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of the common stock of CIBER in the market subsequent to the offering of the STRYPES or the perception that these sales could occur, and

     .    other events that are difficult to predict and are beyond our control.

There may be illiquidity of the STRYPES in the secondary market

     It is not possible to predict how the STRYPES will trade in the secondary market or whether the secondary market for the STRYPES will be liquid or illiquid. The STRYPES are novel securities and there is currently no secondary market for the STRYPES. Although the STRYPES are listed on the NYSE under the symbol "BOB", you cannot assume

     .    that an active trading market for the STRYPES will develop,

     . that listing on the NYSE will provide you with liquidity of investment,

     .    that the STRYPES will not later be delisted, or

     .    that trading of the STRYPES on the NYSE will not be suspended.

     If the NYSE delists the STRYPES or suspends the trading of the STRYPES, we will apply for listing of the STRYPES on another national securities exchange or for quotation on another trading market. If the STRYPES are not listed or traded on any securities exchange or trading market, or if trading of the STRYPES is suspended, it may be more difficult to obtain pricing information for the STRYPES and the liquidity of the STRYPES may be adversely affected.

Investing in the STRYPES may affect the market for the common stock of CIBER

     Any market that develops for the STRYPES is likely to influence and be influenced by the market for common stock of CIBER. For example, the price of common stock of CIBER could become more volatile and could be depressed

     . by investors' anticipation of the potential distribution into the market of substantial amounts of common stock of CIBER on the maturity date,

     . by possible sales of common stock of CIBER by investors who view the STRYPES as a more attractive means of equity participation in CIBER, and

     . by hedging or arbitrage trading activity that may develop involving the STRYPES and the common stock of CIBER.

As a holder of STRYPES, you have no stockholder's rights with respect to the common stock of CIBER

     You will not be entitled to any rights, including voting rights and rights to receive any dividends, interest or other distributions, with respect to the common stock of CIBER until we have delivered the shares of common stock of CIBER on the maturity date. In addition, you will not be entitled to any rights if the applicable record date for the exercise of any rights occurs before we deliver the shares. For example, if an amendment is proposed to the amended and restated certificate of incorporation of CIBER and the record date for determining the stockholders of record entitled to vote on the amendment occurs before we deliver the shares of common stock of CIBER, you, as a holder of the STRYPES, will not be entitled to vote on the proposed amendment.

CIBER has no obligations with respect to the STRYPES

     We are not affiliated with CIBER. CIBER has no obligations with respect to the STRYPES or amounts to be paid to you, including any obligation to take our needs or yours, as a holder of the STRYPES, into consideration for any reason. CIBER will not receive any of the proceeds of this offering of the STRYPES. CIBER is not responsible for, and has not participated in, the determination of the timing of, prices for or quantities of the STRYPES to be issued, or the determination or calculation of the amount you will receive, as a holder of the STRYPES, on the maturity date. In addition, CIBER is not involved with the administration or trading of the STRYPES.

There may be a dilution of common stock of CIBER

     The number of shares of common stock of CIBER or the equivalent amount of cash that you are entitled to receive on the maturity date is subject to adjustment for events such as:

     . a merger or consolidation in which CIBER is not the surviving or resulting corporation,

     .   a sale or transfer of substantially all of the assets of CIBER,

     .   the liquidation, dissolution, winding up or bankruptcy of CIBER,

     .   stock splits and combinations, stock dividends, and

     .   other actions of CIBER that modify its capital structure.

Please review the section entitled "Description of the STRYPES--Dilution Adjustments".

     The number of shares of common stock of CIBER or the cash amount that you may receive as a holder of the STRYPES on the maturity date will not be adjusted for other events not specifically provided, such as offerings of common stock of CIBER by CIBER for cash or in connection with acquisitions.

     In addition, no adjustments will be made for any sales of common stock of CIBER by any principal stockholder of CIBER, including the contracting stockholder. The contracting stockholder is Bobby G. Stevenson, who individually and as settlor, beneficiary and trustee of the 1998 Bobby G. Stevenson Revocable Trust, is the contracting stockholder. At December 31, 1997, the contracting stockholder owned beneficially approximately 27% of the outstanding common stock of CIBER. CIBER is not restricted from issuing additional shares of common stock of CIBER during the term of the STRYPES. Because the contracting stockholder can exercise significant influence on the business and affairs of CIBER, any decision to issue additional shares of common stock of CIBER will be influenced by the contracting stockholder. The principal stockholders of CIBER, including the contracting stockholder, are also not precluded from selling shares of common stock of CIBER under Rule 144 under the Securities Act or by causing CIBER to register shares.

     Neither CIBER nor any stockholder of CIBER, including the contracting stockholder, has any duty or obligation to consider the interests of the holders of the STRYPES for any reason. Additional issuances or sales may materially and adversely affect the price of the common stock of CIBER. Because of the relationship of the number of shares of common stock of CIBER or the cash amount you will receive on the maturity date to the price of the common stock of CIBER, other events may adversely affect the trading price of the STRYPES. You cannot assume that CIBER will not take any of the foregoing actions or that CIBER or any of its principal stockholders, including the contracting stockholder, it will not make offerings of, or that will not sell any, common stock of CIBER in the future, or as to the amount of any such offerings or sales.

The tax treatment of STRYPES is uncertain

     Because of an absence of authority as to the proper characterization of the STRYPES, their ultimate tax treatment is uncertain. Accordingly, you cannot assume that any particular characterization and tax treatment of the STRYPES will be accepted by the Internal Revenue Service or upheld by a court. However, it is the opinion of Brown & Wood LLP, counsel to ML&Co., that the characterization and tax treatment of the STRYPES described in this prospectus, while not the only reasonable characterization and tax treatment, is based on reasonable interpretations of law currently in effect and, even if successfully challenged by the IRS, will not result in the imposition of penalties. Under the 1983 indenture, which is more fully described in this prospectus, if you are subject to United States Federal income tax, you must include currently in income, for United States Federal income tax purposes, payments denominated as interest that are made with respect to a STRYPES in accordance with your regular method of tax accounting. In addition, ML&Co. and you, as a holder of the STRYPES, are required to treat each STRYPES for tax purposes as a unit consisting of:

     . a debt instrument with a fixed principal amount unconditionally payable on the maturity date equal to the issue price of the STRYPES and bearing interest at the stated interest rate on the STRYPES and

     . a forward purchase contract under which you agree to use the principal payment due on the debt instrument to purchase on the maturity date the common stock of CIBER which ML&Co. is obligated to deliver at that time, subject to ML&Co.'s right to deliver cash instead of common stock of CIBER.

     Upon the acquisition of a STRYPES and upon your sale or other disposition of a STRYPES before the maturity date, the amount paid or realized be allocated between the debt instrument and the forward contract based upon their relative fair market values, as determined on the date of acquisition or disposition.
For these purposes, with respect to acquisitions of STRYPES in connection with the original issuance thereof, ML&Co. and you agree, under the terms of the 1983 indenture, to assign $56.78 or 104.91% of the initial purchase price of a STRYPES to the debt instrument and to assign $2.655 or 4.91% of the initial purchase price of a STRYPES to the forward contract.

     Because the appropriate character and timing of income, gain or loss to be recognized on a STRYPES is uncertain, you should consult your own tax advisors concerning the application of the United States Federal income tax laws to your particular situation and any consequences of the purchase, ownership and disposition of the STRYPES arising under the laws of any other taxing jurisdiction.

Our holding company structure may affect your right to participate in any distribution of assets of any subsidiary

     Since we are a holding company, our right and the right of our creditors, including you, as a holder of STRYPES, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent a bankruptcy court may recognize our claims as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to us are restricted by net capital requirements under the Exchange Act and under rules of exchanges and other regulatory bodies.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .  securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions other corporate finance advisory activities;

     .  asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .  securities clearance services;

     .  equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .  insurance sales and underwriting services; and

     .  investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the STRYPES described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                 For the Three
                                                 Year Ended Last Friday in December              Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                           ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a)..     1.2        1.2       1.2       1.1        1.3             1.4

______________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                                  CIBER, INC.

     CIBER is a nationwide provider of information technology consulting, including application software staff supplementation, management consulting solutions for "business/IT" problems, package software implementation services, system life-cycle project responsibility, millennium date change conversion services and networking procurement and engineering services. CIBER's revenues are generated from two areas, the CIBER Information Services ("CIS") Division and CIBER's Solutions Consulting Group ("CIBER Solutions"). The CIS Division provides application software development and maintenance services and, through its CIBR2000 Division, millennium date change solutions. CIBER Solutions provides services through CIBER's wholly-owned subsidiaries Spectrum Technology Group, Inc. ("Spectrum"), Business Information Technology, Inc. ("BIT") and CIBER Network Services, Inc. ("CNSI"). Spectrum provides information technology consulting solutions to business problems, specifically in the areas of data warehousing, data modeling and enterprise architecture, as well as project management and system integration services. BIT specializes in the implementation and integration of human resource and financial software application products, plus workflow automation and manufacturing/distribution software systems, primarily for client/server networks. A substantial portion of BIT's revenues is derived from assisting clients implementing PeopleSoft, Inc. software. CNSI provides a wide range of local-area and wide-area network solutions, from design and procurement to installation and maintenance, with services including Internet and intranet connectivity.

     CIBER is subject to the informational requirements of the Exchange Act. Accordingly, CIBER files reports, proxy and information statements and other information with the SEC. Copies of such material can be inspected and copied at the public reference facilities maintained by the SEC. Reports, proxy and information statements and other information concerning CIBER may also be inspected at the offices of the NYSE. The SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including CIBER, that file electronically with the SEC.

     ML&CO. is not affiliated with CIBER, and CIBER has no obligations with respect to the STRYPES. This prospectus relates only to the STRYPES offered hereby and does not relate to the common stock of CIBER. CIBER has filed a registration statement on Form S-3 with the SEC with respect to the shares of common stock of CIBER that may be received by a holder of STRYPES on the maturity date. The prospectus of CIBER constituting a part of such registration statement includes information relating to CIBER and the common stock of CIBER, as well as a discussion of certain risk factors relevant to an investment in common stock of CIBER. The prospectus of CIBER does not constitute a part of this prospectus nor is it incorporated by reference in this prospectus.


                          DESCRIPTION OF THE STRYPES

     ML&Co. issued the STRYPES as a series of Senior Debt Securities issued under the 1983 indenture, which is more fully described in this prospectus. The following summary of material provisions of the 1983 indenture does not purport to be complete and is qualified in its entirety by reference to the 1983 indenture. A copy of the 1983 indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

     Each STRYPES, which was issued at an issue price of $54.125 (the "Initial Price"), bears interest at the rate of 70% of the issue price per annum, or $4.2623 per annum, from January 30, 1998, or from the most recent Interest Payment Date to which interest has been paid or provided for, until the maturity date or the earlier date on which the issue price of the STRYPES is repaid pursuant to the terms of the STRYPES. Interest on the STRYPES is payable in cash quarterly in arrears on February 1, May 1, August 1 and November 1, beginning May 1, 1998, and on the maturity date (each, an "Interest Payment Date"), to the persons in whose names the STRYPES are registered at the close of business on the fifteenth calendar day, whether or not a Business Day, immediately preceding the Interest Payment Date. Interest on the STRYPES will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on the Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, and no additional interest will accrue as a result of the delayed payment.

     The maturity date of the STRYPES is February 1, 2001. On the maturity date, ML&Co. will pay and discharge each STRYPES by delivering to the holder of the STRYPES a number of shares of common stock of CIBER, subject to ML&Co.'s right to deliver, with respect to all, but not less than all, shares of common stock of CIBER deliverable on the maturity date, cash with an equal value. The number of shares that ML&Co. will deliver is referred to in this prospectus as the "Payment Rate". ML&Co. will determine the Payment Rate according to the following Payment Rate Formula, which is subject to adjustment as a result of dilution events described in this prospectus.

     (a) If the Maturity Price (as defined below) is greater than or equal to $91.4713 (the "Threshold Appreciation Price"), the holder of STRYPES will receive 0.7692 shares of common stock of CIBER per STRYPES;

     (b) If the Maturity Price is less than the Threshold Appreciation Price but is greater than $70.3625 (the "Initial Appreciation Cap"), the holder of STRYPES will receive a fractional share of common stock of CIBER per STRYPES so that the value of the fractional share, which will be determined based on the Maturity Price, equals the Initial Appreciation Cap;

     (c) If the Maturity Price is less than or equal to the Initial Appreciation Cap but is greater than or equal to the Initial Price, the holder of STRYPES will receive one share of common stock of CIBER per STRYPES;

     (d) If the Maturity Price is less than the Initial Price but is greater than or equal to $51.4188 (the "Downside Protection Threshold Price"), the holder of STRYPES will receive a number of shares of common stock of CIBER per STRYPES so that the value of the shares, which will be determined based on the Maturity Price, equals the Initial Price; and

     (e) If the Maturity Price is less than the Downside Protection Threshold Price, the holder of STRYPES will receive 1.0526 shares of common stock of CIBER per STRYPES.

The Maturity Price will represent a determination of the value of a share of common stock of CIBER immediately before the maturity date. You, as a holder of the STRYPES, cannot assume that the amount you will receive on the maturity date will be equal to or greater than the issue price of the STRYPES. If the Maturity Price of the common stock of CIBER is less than the Downside Protection Threshold Price, the amount you will receive on the maturity date will be less than the issue price paid for the STRYPES, in which case your investment in STRYPES will result in a loss. The numbers of shares of common stock of CIBER per STRYPES specified in clauses (a), (c) and (e) of the Payment Rate Formula are referred to in this prospectus as the "Share Components".

     Notwithstanding the foregoing, ML&Co. may, in lieu of delivering shares of common stock of CIBER, deliver cash in an amount equal to the value of the number of shares of common stock of CIBER at the Maturity Price, subject to ML&Co.'s agreement contained in the forward purchase contract to deliver on the maturity date the form of consideration that the ML&Co. Subsidiary receives from the contracting stockholder. The right to deliver cash, if exercised by ML&Co., must be exercised with respect to all shares of common stock of CIBER otherwise deliverable on the maturity date in payment of all Outstanding STRYPES. On or before the sixth Business Day before the maturity date, ML&Co. will notify the Securities Depository and the trustee and publish a notice in The Wall Street Journal or another daily newspaper of national circulation stating whether the STRYPES will be paid and discharged with shares of common stock of CIBER or cash. At the time the notice is published, the Maturity Price will not have been determined. If ML&Co. delivers shares of common stock of CIBER, holders of the STRYPES will be responsible for the payment of any and all brokerage costs upon the subsequent sale of the common stock.

     The "Maturity Price" means the average Closing Price per share of common stock of CIBER on the 20 Trading Days immediately before, but not including, the second Trading Day preceding the maturity date.

     The "Closing Price" of any security on any date of determination means (1) the closing sale price or, if no closing price is reported, the last reported sale price, of such security on the NYSE on such date, or (2) if such security is not listed for trading on the NYSE on any date of determination, as reported in the composite transactions for the principal United States securities exchange on which the security is so listed, or (3) if the security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, (4) or if the security is not so reported, the last quoted bid price for the security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or (5) if the bid price is not available, the market value of the security on the date of determination as determined by a nationally recognized independent investment banking firm retained for this purpose by ML&Co. In the event that the Payment Rate Formula is adjusted as described under "-Dilution Adjustments" below, each of the Closing Prices used in determining the Maturity Price will be similarly adjusted to derive, for purposes of determining which clause of the Payment Rate Formula will apply on the maturity date, a Maturity Price stated on a basis comparable to the Downside Protection Threshold Price, the Initial Price, the Initial Appreciation Cap and the Threshold Appreciation Price.

     A "Trading Day" means a day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the security.

     The term "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

Hypothetical Payments at Maturity

     For illustrative purposes only, the following table shows the number of shares of common stock of CIBER or the amount of cash that a holder of STRYPES would receive for each STRYPES at various hypothetical Maturity Prices. The table assumes that there will be no dilution adjustments to the Payment Rate Formula as described below. Given the Downside Protection Threshold Price of $51.42, the Initial Price of $54.13, the Initial Appreciation Cap of $70.36 and the Threshold Appreciation Price of $91.47, a STRYPES holder would receive on the maturity date the following number of shares of common stock of CIBER or, if ML&Co. elects to pay and discharge the STRYPES with cash, the amount of cash per
STRYPES:

                 Maturity Price        Number of
                      of                Shares of
                 Common Stock        Common Stock of
                   of CIBER              CIBER          Amount of Cash*
                   --------              -----          --------------
                    $45.13               1.0526             $47.50
                     49.13               1.0526              51.71
                     51.42               1.0526              54.13
                     52.13               1.0384              54.13
                     54.13               1.0000              54.13
                     59.13               1.0000              59.13
                     64.13               1.0000              64.13
                     70.36               1.0000              70.36
                     74.13               0.9492              70.36
                     79.13               0.8893              70.36
                     84.13               0.8364              70.36
                     91.47               0.7692              70.36
                     94.13               0.7692              72.40
                     99.13               0.7692              76.25

___________
* The preceding table does not take into account interest payable on the STRYPES. Dollar amounts in the table have been rounded to two decimal places and share amounts have been rounded to four decimal places.

Dilution Adjustments

     The Payment Rate Formula is subject to adjustment if CIBER shall:

     (1) pay a stock dividend or make a distribution with respect to common stock of CIBER in shares of the stock;

     (2) subdivide or split the outstanding shares of common stock of CIBER into a greater number of shares;

     (3) combine the outstanding shares of common stock of CIBER into a smaller number of shares;

     (4) issue by reclassification of shares of common stock of CIBER any shares of common stock of CIBER;

     (5) issue rights or warrants to all holders of common stock of CIBER entitling them to subscribe for or purchase shares of common stock of CIBER at a price per share less than the then current market price of the common stock of CIBER, other than rights to purchase common stock of CIBER pursuant to a plan for the reinvestment of dividends or interest; or

     (6) pay a dividend or make a distribution to all holders of common stock of CIBER of evidences of its indebtedness or other assets, excluding any stock dividends or distributions referred to in clause (1) above or any cash dividends other than any Extraordinary Cash Dividend (as defined below), or issue to all holders of common stock of CIBER rights or warrants to subscribe for or purchase any of its securities, other than those referred to in clause (5) above.

     In the case of the events referred to in clauses (1), (2), (3) and (4) above, the Payment Rate Formula shall be adjusted so that each holder of any STRYPES shall thereafter be entitled to receive, upon payment and discharge of the STRYPES, the number of shares of common stock of CIBER or, in the case of a reclassification referred to in clause (4) above, the number of shares of other common stock of CIBER issued pursuant to the reclassification, which the holder would have owned or been entitled to receive immediately following any event had the STRYPES been paid and discharged immediately before the event in clauses
(1), (2), (3) and (4) or any record date with respect to the event.

     In the case of the event referred to in clause (5) above, the Payment Rate Formula shall be adjusted by multiplying each of the Share Components in the Payment Rate Formula in effect immediately before the date of issuance of the rights or warrants referred to in clause (5) above by a fraction, (A) the numerator of which shall be the number of shares of common stock of CIBER outstanding on the date of issuance of the rights or warrants, immediately before the issuance, plus the number of additional shares of common stock of CIBER offered for subscription or purchase pursuant to the rights or warrants, and (B) the denominator of which shall be the number of shares of common stock of CIBER outstanding on the date of issuance of the rights or warrants, immediately before the issuance, plus the number of additional shares of common stock of CIBER which the aggregate offering price of the total number of shares of common stock of CIBER so offered for subscription or purchase pursuant to the rights or warrants would purchase at the current market price, which shall be determined by multiplying the total number of shares by the exercise price of the rights or warrants and dividing the product so obtained by the current market price. The current market price shall be the average Closing Price per share of common stock of CIBER on the 20 Trading Days immediately before the date the rights or warrants are issued, subject to certain adjustments. To the extent that shares of common stock of CIBER are not delivered after the expiration of the rights or warrants, the Payment Rate Formula shall be readjusted to the Payment Rate Formula which would then be in effect had the adjustments for the issuance of the rights or warrants been made upon the basis of delivery of only the number of shares of common stock of CIBER actually delivered.

     In the case of the event referred to in clause (6) above, the Payment Rate Formula shall be adjusted by multiplying each of the Share Components in the Payment Rate Formula in effect on the record date referred to below by a fraction, (A) the numerator of which shall be the market price per share of the common stock of CIBER on the record date for the determination of stockholders entitled to receive the dividend or distribution or the rights or warrants referred to in clause (6) above, and (B) the denominator of which shall be the market price per share of common stock of CIBER less the fair market value as of the record date of the portion of the assets or evidences of indebtedness to be distributed or of the subscription rights or warrants applicable to one share of common stock of CIBER. The market price in the above fraction shall be the average Closing Price per share of common stock of CIBER on the 20 Trading Days immediately before the record date, subject to certain adjustments. The Board of Directors of ML&Co. shall determine the fair market value in the above fraction; their determination of the fair market value shall be conclusive and described in a resolution adopted with respect thereto.

     An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends on the common stock of CIBER occurring in the 12-month period, excluding any the dividends occurring in the period for which a prior adjustment to the Payment Rate Formula was previously made, exceeds on a per share basis 10% of the average of the Closing Prices per share of the common stock of CIBER over the 12-month period. All adjustments to the Payment Rate Formula will be calculated to the nearest 1/10,000th of a share of common stock of CIBER or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share. No adjustment in the Payment

Rate Formula shall be required unless the adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Payment Rate Formula as described above, an adjustment will also be made to the Maturity Price solely to determine which clause of the Payment Rate Formula will apply on the maturity date. The required adjustment to the Maturity Price will be made by multiplying each of the Closing Prices used in determining the Maturity Price by a fraction, the numerator of which shall be the Share Component in clause (c) of the Payment Rate Formula immediately after the adjustment described above, and the denominator of which shall be the Share Component in clause (c) of the Payment Rate Formula immediately before the adjustment described above. Each adjustment to the Payment Rate Formula shall be made successively.

     In the event of a "Reorganization Event", which is:

     (A) any consolidation or merger of CIBER, or any surviving entity or subsequent surviving entity of CIBER (a "CIBER Successor"), with or into another entity, other than a consolidation or merger in which CIBER is the continuing corporation and in which the common stock of CIBER outstanding immediately before the consolidation or merger is not exchanged for cash, securities or other property of CIBER or another corporation,

     (B) any sale, transfer, lease or conveyance to another entity of the property of CIBER or any CIBER Successor as an entirety or substantially as an entirety,

     (C) any statutory exchange of securities of CIBER or any CIBER Successor with another entity, other than in connection with a merger or acquisition, or

     (D) any liquidation, dissolution, winding up or bankruptcy of CIBER or any CIBER Successor,

the Payment Rate Formula used to determine the amount payable on the maturity date for each STRYPES will be adjusted to provide that each holder of STRYPES will receive cash on the maturity date for each STRYPES. The holder will receive cash in an amount equal to

     (a) if the Transaction Value (as defined below) is greater than or equal to the Threshold Appreciation Price, 0.7692, subject to adjustment in the same manner and to the same extent as the Share Components in the Payment Rate Formula are adjusted as described above, multiplied by the Transaction Value,

     (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Appreciation Cap, the Initial Appreciation Cap,

     (c) if the Transaction Value is less than or equal to the Initial Appreciation Cap but is greater than or equal to the Initial Price, the Transaction Value,

     (d) if the Transaction Value is less than the Initial Price but is greater than or equal to the Downside Protection Threshold Price, the Initial Price and

     (e) if the Maturity Price is less than the Downside Protection Threshold Price, 1.0526, subject to adjustment in the same manner and to the same extent as the Share Components in the Payment Rate Formula are adjusted as described above, multiplied by the Transaction Value.

     "Transaction Value" means (1) for any cash received in any the Reorganization Event, the amount of cash received per share of common stock of CIBER, (2) for any property other than cash or securities received in any Reorganization Event, an amount equal to the market value on the third Business Day preceding the maturity date of the property received per share of common stock of CIBER as determined by a nationally recognized independent investment banking firm retained for this purpose by ML&Co. and (3) for any securities received in any Reorganization Event, an amount equal to the average Closing Price per unit of the securities on the 20 Trading Days immediately before, but not including, the second Trading Day preceding the maturity date multiplied by the number of the securities, subject to adjustment on a basis consistent with the adjustment provisions described above, received for each share of common stock of CIBER; provided, however, if one or more adjustments to the Payment Rate Formula shall have become effective before the effective date for the Reorganization Event, then the Transaction Value determined in accordance with the foregoing shall be adjusted by multiplying the Transaction Value by the Share Component in clause (c) of the Payment Rate Formula immediately before the effective date for the Reorganization Event. Notwithstanding the foregoing, if any Marketable Securities (as defined below) are received by holders of common stock of CIBER in the Reorganization Event, then in lieu of delivering cash as provided above, ML&Co. may at its option deliver a proportional amount of the Marketable Securities. If ML&Co. elects to deliver Marketable Securities, holders of the STRYPES will be responsible for the payment of any and all brokerage and other transactional costs upon the sale of the securities.

     "Marketable Securities" means any securities listed on a U.S. national securities exchange or reported by NASDAQ.

     No adjustments will be made for other events, such as offerings of common stock of CIBER by CIBER for cash or in connection with acquisitions. Likewise, no adjustments will be made for any sales of common stock of CIBER by any principal stockholder of CIBER, including the contracting stockholder.

     ML&Co. is required, within ten Business Days following the occurrence of an event that requires an adjustment to the Payment Rate Formula or, if ML&Co. is not aware of the occurrence of an event, as soon as practicable after becoming so aware, to provide written notice to the trustee and to the holders of the STRYPES of the occurrence of the event and a statement in reasonable detail setting forth the adjusted Payment Rate Formula and the method by which the adjustment to the Payment Rate Formula was determined; provided that, in respect of any adjustment to the Maturity Price, the notice will only disclose the factor by which each of the Closing Prices used in determining the Maturity Price is to be multiplied in order to determine the Payment Rate on the maturity date. Until the maturity date, the Payment Rate itself cannot be determined.

Securities Depository

     Description of the Global Securities

     The STRYPES are represented by one or more fully registered global securities. Each global security has been deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor thereto, being a "depositary"), as depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for STRYPES in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the STRYPES represented by a global security for all purposes under the 1983 indenture. Except as provided below, the beneficial owners of the STRYPES represented by a global security are not entitled to have the STRYPES represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the STRYPES in definitive form and are not considered the owners or holders under the 1983 indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee pursuant to the 1983 indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a participant of DTC on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the 1983 indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the STRYPES. The STRYPES have been issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global securities have been issued for the STRYPES in the aggregate principal amount of such issue, and has been deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of STRYPES under DTC's system must be made by or through direct participants, which will receive a credit for the STRYPES on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the STRYPES are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all STRYPES deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of STRYPES with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the STRYPES; DTC's records reflect only the identity of the direct participants to whose accounts such STRYPES are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the STRYPES. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the STRYPES are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments on the STRYPES will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     (a) the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     (b) ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, and

     (c) an Event of Default under the 1983 indenture has occurred and is continuing with respect to the STRYPES,

the global securities will be exchangeable for STRYPES in definitive form of like tenor and of an equal aggregate principal amount. The definitive STRYPES will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, STRYPES in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Fractional Shares

     No fractional shares of common stock of CIBER will be delivered if ML&Co. pays and discharges the STRYPES by delivering shares of common stock of CIBER. In lieu of any fractional share otherwise deliverable in respect of all STRYPES of any holder on the maturity date, the holder shall be entitled to receive an amount in cash equal to the value of the fractional share at the Maturity Price.

No Redemption, Sinking Fund or Payment Before Maturity

     The STRYPES are not subject to redemption before the maturity date at the option of ML&Co. and do not contain sinking fund or other mandatory redemption provisions. The STRYPES are not subject to payment before the maturity date at the option of the holder.

Ranking

     The STRYPES are unsecured obligations and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co.

     There are no contractual restrictions on the ability of ML&Co. or its subsidiaries to incur additional secured or unsecured debt. However, borrowings by certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Exchange Act and under rules of exchanges and other regulatory bodies.

Listing

     The STRYPES are listed on the NYSE under the trading symbol "BOB".

                                  OTHER TERMS

     ML&Co. issued the STRYPES as a series of senior debt securities under the 1983 indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 indenture is filed as an exhibit to the registration statement relating to the STRYPES of which this prospectus is a part. The following summaries of the material provisions of the 1983 indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 indenture, including the definitions of terms in the 1983 indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 indenture.

     The 1983 indenture and the STRYPES are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional

          Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 indenture and waive compliance by ML&Co. with provisions in the 1983 indenture, except as described under "--Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 indenture. Before proceeding to exercise any right or power under the 1983 indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The STRYPES and other series of senior debt securities issued under the 1983 indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 indenture.

             CERTAIN ARRANGEMENTS WITH THE CONTRACTING STOCKHOLDER

     Pursuant to the forward purchase contract, the contracting stockholder is obligated to deliver to the ML&Co. Subsidiary on the Business Day immediately preceding the maturity date a number of shares of common stock of CIBER equal to the number required by ML&Co. to pay and discharge all of the STRYPES, including any STRYPES issued pursuant to the over-allotment option granted by ML&Co. to the Underwriter. In lieu of delivering shares of common stock of CIBER on the Business Day immediately preceding the maturity date, the contracting stockholder has the right to satisfy his obligation under the forward purchase contract by delivering cash in an amount equal to the value of the number of shares of common stock of CIBER at the Maturity Price. The right to deliver cash, if exercised by the contracting stockholder, must be exercised with respect to all shares of common stock of CIBER then deliverable pursuant to the forward purchase contract. Under the forward purchase contract, ML&Co. has agreed to pay and discharge the STRYPES by delivering to the holders thereof on the maturity date the form of consideration that the ML&Co. Subsidiary receives from the contracting stockholder.

     The consideration to be paid by the ML&Co. Subsidiary under the forward purchase contract is $71,315,820 in the aggregate which was paid to the contracting stockholder on January 30, 1998. No other consideration is payable by the ML&Co. Subsidiary to the contracting stockholder in connection with its acquisition of the common stock of CIBER or the performance of the forward purchase contract by the contracting stockholder. ML&Co. has agreed with the contracting stockholder that, without the prior consent of the contracting stockholder, it will not amend, modify or supplement the 1983 indenture or the STRYPES in any respect that would adversely affect any obligation of the contracting stockholder under the forward purchase contract, including, without limitation, increasing the consideration that the contracting stockholder is obligated to deliver pursuant to the forward purchase contract.

     Until such time, if any, as the contracting stockholder shall have delivered shares of common stock of CIBER to the ML&Co. Subsidiary pursuant to the terms of the forward purchase contract, the contracting stockholder will retain all ownership rights with respect to the common stock of CIBER held by him. The ownership rights include, among others, voting rights and rights to receive any dividends or other distributions.

     The contracting stockholder has no duties or obligations with respect to the STRYPES or amounts to be paid to holders thereof, including any duty or obligation to take the needs of ML&Co. or holders of the STRYPES into consideration in determining whether to deliver shares of common stock of CIBER or cash or for any other reason. The forward purchase contract among ML&Co., the ML&Co. Subsidiary, The Bank of New York, as agent for and on behalf of the ML&Co. Subsidiary, and the contracting stockholder is a commercial transaction and does not create any rights in, or for the benefit of, any third party, including any holder of STRYPES.

     To the extent that the contracting stockholder does not perform under the forward purchase contract, ML&Co. will be required to otherwise acquire shares of common stock of CIBER for delivery to holders of the STRYPES on the maturity date, unless, in the case of shares deliverable on the maturity date, it elects to exercise its option to deliver cash with an equal value.

     Merrill Lynch Capital Corporation, a wholly owned subsidiary of ML&Co., has entered into a secured loan agreement with Bobby G. Stevenson, as trustee of the 1998 Bobby G. Stevenson Revocable Trust. Under the loan agreement, Mr. Stevenson, as trustee of the 1998 Bobby G. Stevenson Revocable Trust, will borrow approximately $20,567,930 for a term of three years.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

          We have filed a registration statement on Form S-3 with the SEC covering the STRYPES and other securities. For further information on ML&Co. and the STRYPES, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the STRYPES and is to be used by MLPF&S when making offers and sales related to market-making transactions in the STRYPES.

     MLPF&S may act as principal or agent in these market-making transactions.

     The STRYPES may be offered on the NYSE or off the exchange in negotiated transactions or otherwise.

     The distribution of the STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We may+ + not sell these securities until the registration statement filed with the + + Securities and Exchange Commission is effective. This prospectus is not an + + offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------

                           Merrill Lynch & Co., Inc.
      Oracle Corporation Indexed Callable Protected Growth(SM) Securities
                              due March 31, 2003
                           "ProGroS(SM) Securities"
                         $10 principal amount per unit

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the ProGroS Securities.

The ProGroS Securities:                                     Payment at Maturity:

 .   100% principal protected if held to maturity.           .   On the maturity date, for each unit of the ProGroS
                                                                Securities you own, we will pay you an amount equal
 .   Callable before the stated maturity date by Merrill         to the sum of the principal amount of each unit and
    Lynch & Co., Inc.                                           an additional amount based on the percentage increase,
                                                                if any, in the price of a share of the common stock of
 .   No payments before the stated maturity date unless          Oracle Corporation above a value of $29.1875.
    called by Merrill Lynch & Co., Inc.

 .   Senior unsecured debt securities of Merrill Lynch &     .   You will receive no less than the principal
    Co., Inc.                                                   amount of your ProGroS Securities.

 .   The ProGroS Securities are listed on the American
    Stock Exchange under the trading symbol "OPG".



              Investing in the ProGroS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if of this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the ProGroS Securities will be the prevailing market price at the time of sale.
                                ________________

                              Merrill Lynch & Co.
                                ________________

                The date of this prospectus is         , 2000.

       "Protected Growth" and "ProGroS" are registered service marks of
                           Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
RISK FACTORS............................................................  3

MERRILL LYNCH & CO., INC................................................  7

RATIO OF EARNINGS TO FIXED CHARGES......................................  8

DESCRIPTION OF PROGROS SECURITIES.......................................  9

ORACLE COMMON STOCK..................................................... 17

OTHER TERMS............................................................. 17

WHERE YOU CAN FIND MORE INFORMATION..................................... 20

INCORPORATION OF INFORMATION WE FILE WITH THE SEC....................... 21

PLAN OF DISTRIBUTION.................................................... 22

EXPERTS................................................................. 22

                                 RISK FACTORS

     Your investment in the ProGroS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the ProGroS Securities. In addition, you should reach an investment decision with regard to the ProGroS Securities only after consulting with your legal and tax advisors and considering the suitability of the ProGroS Securities in the light of your particular circumstances.

We may redeem the ProGroS Securities before the stated maturity date

     We may elect to redeem all of the ProGroS Securities in the manner and times described in this prospectus. We are likely to call the ProGroS Securities during a period when the secondary market price of the ProGroS Securities is approximately equal to the applicable redemption price. We can, however, call the ProGroS Securities during the specified periods described in this prospectus at our option regardless of the secondary market price of the ProGroS Securities. In the event that we elect to call the ProGroS Securities, you will receive only the relevant redemption price and no additional amount based on the price of the common stock of Oracle Corporation.

You may not earn a return on your investment

     You should be aware that if the ending value of Oracle common stock, determined as described in this prospectus, does not exceed $29.1875, the closing price of Oracle common stock on the date the ProGroS Securities were initially priced for sale to the public, at the stated maturity, you will only receive the principal amount of your ProGroS Securities. This will be true even if the value of Oracle common stock, at some time during the life of the ProGroS Securities, was higher than $29.1875 but later falls below $29.1875.

     You should compare the features of the ProGroS Securities to other available investments before deciding to purchase the ProGroS Securities. Due to the uncertainty as to whether the ProGroS Securities will earn a return or be redeemed before the stated maturity date, the returns which you may receive with respect to the ProGroS Securities may be higher or lower than the returns available on other investments. You should reach an investment decision only after carefully considering the suitability of the ProGroS Securities in light of your particular circumstances.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you consider the effect of factors that affect the time value of money.

Your return will not reflect the payment of dividends

     The calculation of the starting and ending values of the Oracle common stock does not take into consideration the value of dividends paid on that stock, if any. Therefore, the return you earn on the ProGroS Securities, if any, will not be the same as the return that you would earn if you actually owned shares of Oracle common stock and received any dividends paid on that stock.

There may be an uncertain trading market for the ProGroS Securities in the future

     Although the ProGroS Securities are listed on the AMEX under the symbol "OPG", you cannot assume that a trading market will continue to exist for the ProGroS Securities. If a trading market in the ProGroS Securities continues to exist, you cannot assume that there will be liquidity in that trading market. The continued existence of a trading market for the ProGroS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the price of Oracle common stock.

     If the trading market for the ProGroS Securities is limited, there may be a limited number of buyers if you decide to sell your ProGroS Securities. This may affect the price you receive. Furthermore, it is unlikely that the secondary market price of the ProGroS Securities will correlate exactly with the market price of the Oracle common stock.

Many factors affect the trading value of the ProGroS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     Our ability to call the ProGroS Securities before their stated maturity date is likely to limit the secondary market price at which the ProGroS Securities will trade. In particular, we expect that the secondary market price of the ProGroS Securities generally will not exceed the applicable redemption price because of our ability to call the ProGroS Securities and pay only that redemption price. We believe that if we did not have the right to call the ProGroS Securities, the secondary market price of the ProGroS Securities would likely be significantly different.

     We believe that the market value of the ProGroS Securities will be affected by the price of Oracle common stock and by a number of other factors in addition to our ability to call the ProGroS Securities before their stated maturity date. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the ProGroS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The Value of Oracle Common Stock Will Affect the Value of the Securities. We expect that the market value of the ProGroS Securities will depend on the amount by which the price of Oracle common stock exceeds $29.1875, the value of Oracle common stock on the date the ProGroS Securities were initially priced for sale to the public. If you choose to sell your ProGroS Securities when the price of Oracle common stock exceeds $29.1875, you may receive substantially less than the amount that would be payable at the stated maturity date based on that price because of the expectation that the price of Oracle common stock will continue to fluctuate until its final value as described in this prospectus is determined.

     If you choose to sell your ProGroS Securities when the price of Oracle common stock is below $29.1875, you may receive less than the principal amount of your ProGroS Securities. As of the date of this prospectus, Oracle has not paid dividends on its common stock. As a general matter, if dividends are ever paid on Oracle common stock, a rising dividend rate, i.e., dividends per share, may increase the price of Oracle common stock while a falling dividend rate may decrease its price. Political, economic and other developments may also affect the price of Oracle common stock and the value of the ProGroS Securities.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the ProGroS Securities. We expect that the trading value of the ProGroS Securities will be affected by changes in interest rates. As a general matter during the earlier years of the ProGroS Securities, if U.S. interest rates increase, we expect that the trading value of the ProGroS Securities will decrease and if U.S. interest rates decrease, we expect the trading value of the ProGroS Securities will increase. However, interest rates may also affect the economy and, in turn, the price of Oracle common stock. Rising interest rates may lower the price of Oracle common stock and the ProGroS Securities. Falling interest rates may increase the value of Oracle common stock and the value of the ProGroS Securities.

     Changes in volatility of Oracle common stock are expected to affect the trading value of the ProGroS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of Oracle common stock increases, we expect that the trading value of the ProGroS Securities will increase. If the volatility of Oracle common stock decreases, we expect that the trading value of the ProGroS Securities will decrease.

     As the time remaining to maturity of the ProGroS Securities decreases, the
"time premium" associated with the ProGroS Securities will decrease.   The
ProGroS Securities may trade at a value above that which would be expected based on the level of interest rates and the price of Oracle common stock. This difference will reflect a "time premium" due to expectations concerning the price of Oracle common stock during the period prior to the stated maturity date of the ProGroS Securities. However, as the time remaining to the stated maturity date of the ProGroS Securities decreases, we expect that this time premium will decrease, potentially lowering the trading value of the ProGroS Securities.

     Changes in dividend yields of Oracle common stock are expected to affect the trading value of the ProGroS Securities. If dividends are ever paid on Oracle common stock, the dividend yield that would result would likely affect the value of the ProGroS Securities. If the dividend yield on Oracle common stock were to increase, we expect that the value of the ProGroS Securities would decrease. Conversely, if the dividend yield on Oracle common stock were to decrease, we expect that the value of the ProGroS Securities would increase.

     Changes in our credit ratings may affect the trading value of the ProGroS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the ProGroS Securities. However, because your return on your ProGroS Securities is dependent upon factors in addition to our ability to pay our obligations under the ProGroS Securities, such as the percentage increase in the value of Oracle common stock at maturity, an improvement in our credit ratings will not reduce investment risks related to the ProGroS Securities.

     It is important for you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the ProGroS Securities attributable to another factor, such as an increase in the price of Oracle common stock.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the ProGroS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the ProGroS Securities than if it occurs earlier in the term of the ProGroS Securities except that we expect that the effect on the trading value of the ProGroS Securities of a given increase in the value of Oracle common stock will be greater if it occurs later in the term of the ProGroS Securities than if it occurs earlier in the term of the ProGroS Securities.

You will not have any stockholder's rights with respect to the Oracle common stock

     Beneficial owners of the ProGroS Securities are not entitled to any rights with respect to Oracle common stock, including, voting rights and rights to receive any dividends or other distributions in respect of that stock.

No affiliation between ML&Co. and Oracle Corporation

     ML&Co. has no affiliation with Oracle Corporation, and Oracle Corporation has no obligations with respect to the ProGroS Securities or amounts to be paid to you, including any obligation to take the needs of ML&Co. or of beneficial owners of the ProGroS Securities into consideration for any reason. Oracle Corporation did not receive any of the proceeds of the initial offering of the ProGroS Securities and is not responsible for, and has not participated in, the determination or calculation of the amount receivable by beneficial owners of the ProGroS Securities on the stated maturity date or upon an earlier redemption. In addition, Oracle Corporation is not involved with the administration or trading of the ProGroS Securities.

There may be state law limits on the payment of amounts payable on the ProGroS Securities

     New York State law governs the indenture under which the ProGroS Securities are issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the ProGroS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the ProGroS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell Oracle common stock for our own accounts for business reasons or in connection with hedging our obligations under the ProGroS Securities. These transactions could affect the price of Oracle common stock and the return on your ProGroS Securities.

Potential conflicts

     The calculation agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLPF&S, is our subsidiary. Under some circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the ProGroS Securities could give rise to conflicts of interests. You should be aware that because we control the calculation agent, potential conflicts of interest could arise.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the ProGroS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                 For the Three
                                                 Year Ended Last Friday in December              Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                         ---------  --------  --------  --------  ----------  -------------------
Ratio of earnings to fixed charges(a)..       1.2       1.2       1.2       1.1         1.3          1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                       DESCRIPTION OF PROGROS SECURITIES

     The ProGroS Securities were issued as a series of Senior debt securities under the 1983 indenture which is more fully described in this prospectus.

     The ProGroS Securities will mature on March 31, 2003 unless called earlier at the option of ML&Co.

     Unless called, while at maturity a beneficial owner will receive the principal amount of each ProGroS Security plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "-Payment at Maturity" below.

     The ProGroS Securities may be called by ML&Co. as described below, but are not subject to redemption at the option of any beneficial owner before the stated maturity date. Upon the occurrence of an Event of Default with respect to the ProGroS Securities, beneficial owners of the ProGroS Securities may accelerate the maturity of the ProGroS Securities, as described under "-Events of Default and Acceleration" and "Other Terms-Events of Default" in this Prospectus.

     The ProGroS Securities were issued in denominations of whole units.

Payment at Maturity

     At the stated maturity date, a beneficial owner of a ProGroS Security will be entitled to receive the principal amount of each unit plus a Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Amount is not greater than zero, a beneficial owner of a ProGroS Security will be entitled to receive only the principal amount of its ProGroS Securities.

     The "supplemental redemption amount" for a ProGroS Security will be determined by the calculation agent and will equal:

                                                            (Ending Value - Starting Value)
principal amount of each ProGros Security ($10 per unit) X  (-----------------------------)
                                                            (        Starting Value       )

provided, however, that in no event will the supplemental redemption amount be less than zero.

     The "starting value" equals $29.1875.

     The "ending value" will be determined by the calculation agent and will equal the arithmetic average or arithmetic mean of the last prices of Oracle common stock determined on each of the first five calculation days during the calculation period. If there are fewer than five calculation days in the calculation period, then the ending value will equal the arithmetic average or arithmetic mean of the last prices of Oracle common stock on these calculation days, and if there is only one calculation day, then the ending value will equal the Last price of Oracle common stock on that calculation day. If no calculation days occur during the calculation period, then the ending value will equal the last price of Oracle common stock determined on the last scheduled calculation day in the calculation period, regardless of the occurrence of a Market disruption event on that day.

     The "calculation period" means the period from and including the seventh scheduled calculation day prior to the stated maturity date to and including the second scheduled calculation day before the stated maturity date.

     "calculation day" means any trading day during the calculation period on which a Market disruption event has not occurred.

     "trading day" is a day on which shares of Oracle common stock

     (a) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and

     (b) have traded at least once on a national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Oracle common stock.

     "market disruption event" means the occurrence or existence on any trading day during the one-half hour period that ends when the last price is determined of any suspension of, or limitation imposed on, trading in Oracle common stock on the National Association of Securities Dealers, Inc. Automated Quotation System or other market or exchange, if applicable.

     "last price" means the last sales price of Oracle common stock as reported by the NASDAQ NMS or, if that security is not trading on the NASDAQ NMS on any date, as reported in the composite transactions for the principal United States securities exchange on which that security is so listed, or if that security is not so listed on a United States national or regional securities exchange, the last quoted bid price for that security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if the bid price is not available, the market value of that security on that date as determined by a nationally recognized independent investment banking firm retained for this purpose by the calculation agent.

     "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close and that is a trading day on the NYSE.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the ProGroS Securities.

Early Call of the ProGroS Securities at the Option of ML&Co.

     Beginning April 1, 1999, ML&Co., in its sole discretion, may elect to call the ProGroS Securities offered hereby, in whole but not in part, before the stated maturity date by giving notice to the Trustee of ML&Co.'s election on any business day within the month of April in 1999, 2000, 2001 or 2002, at the related call price:

           Call Period                    Call Price
           -------------                  -----------------------------
           April, 1999                    116% of principal amount
           April, 2000                    132% of principal amount
           April, 2001                    148% of principal amount
           April, 2002                    164% of principal amount

     If we elect to call your ProGroS Securities prior to the stated maturity date, you will receive only the relevant call price and you will not receive a supplemental redemption amount based on the price of Oracle common stock. If we do not call the ProGroS Securities prior to the stated maturity date, the principal amount plus the supplemental redemption amount, if any, that you receive at the stated maturity may be greater than or less than any of the call prices. ML&Co. may elect to call the ProGroS Securities on any business day during a call period by giving notice to the Trustee and specifying the date on which the call price shall be paid. The call date shall be no later than the 20th Business day after any call election. The Trustee will provide notice of any call election to the registered holders of the ProGroS Securities, specifying the call date, no later than 15, nor more than 30, days before the call date. While the ProGroS Securities are held at the Depositary, the registered holder will be the Depositary, and the Depositary will receive the notice of the call. As more fully described below under "Description of ProGroS Securities--Depositary", the Depositary will forward any notice to its participants which will pass any notice on to the beneficial owners.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical ending values:

     . the total amount payable at the stated maturity date for each unit of ProGroS Securities,

     .    the total rate of return to beneficial owners of the ProGroS
          Securities and

     . the pretax annualized rate of return to beneficial owners of ProGroS Securities.

     This table assumes that the ProGroS Securities are not called prior to the stated maturity date.

                                               Total Amount
                         Percentage Change    Payable at the
    Hypothetical        Over the Starting    Stated Maturity      Total Rate of      Pretax Annualized
    Ending value               value           Date per Unit          Return         Rate of Returns(1)
    ------------               -----         ---------------      -------------      ------------------
      11.68                    -60%                 $10.00               0.00%               0.00%
      14.60                    -50%                 $10.00               0.00%               0.00%
      17.51                    -40%                 $10.00               0.00%               0.00%
      20.43                    -30%                 $10.00               0.00%               0.00%
      23.35                    -20%                 $10.00               0.00%               0.00%
      26.27                    -10%                 $10.00               0.00%               0.00%
      29.19                      0%                 $10.00               0.00%               0.00%
      32.11                     10%                 $11.00              10.00%               1.90%
      35.03                     20%                 $12.00              20.00%               3.65%
      37.95                     30%                 $13.00              30.00%               5.28%
      40.87                     40%                 $14.00              40.00%               6.79%
      43.79                     50%                 $15.00              50.00%               8.22%
      46.70                     60%                 $16.00              60.00%               9.55%
      49.62                     70%                 $17.00              70.00%              10.82%
      52.54                     80%                 $18.00              80.00%              12.02%
      55.46                     90%                 $19.00              90.00%              13.16%
      58.38                    100%                 $20.00             100.00%              14.25%
      61.30                    110%                 $21.00             110.00%              15.29%
      64.22                    120%                 $22.00             120.00%              16.29%

(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) The starting value equals $29.1875.

     The above figures are for purposes of illustration only. The actual supplemental redemption amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual ending value determined by the calculation agent as provided in this prospectus.

Dilution Adjustments

     The Last prices used to determine the ending value are subject to adjustment if Oracle Corporation shall:

     (a) pay a stock dividend or make a distribution with respect to Oracle common stock in shares of Oracle common stock;

     (b) subdivide or split the outstanding shares of Oracle common stock into a greater number of shares;

     (c) combine the outstanding shares of Oracle common stock into a smaller number of shares;

     (d) issue by reclassification of shares of Oracle common stock any shares of common stock of Oracle Corporation;

     (e) issue rights or warrants to all holders of Oracle common stock entitling them to subscribe for or purchase shares of Oracle common stock at a price per share less than the then current market price of Oracle common stock (other than rights to purchase Oracle common stock pursuant to a plan for the reinvestment of dividends or interest); or

     (f) pay a dividend or make a distribution to all holders of Oracle common stock of evidences of its indebtedness or other assets, excluding any stock dividends or distributions referred to in clause (a) above or any cash dividends other than any extraordinary cash dividend or issue to all holders of Oracle common stock rights or warrants to subscribe for or purchase any of its securities, other than those referred to in clause (e) above, any of the foregoing are referred to as the "Distributed Assets". The effect of the foregoing is that there will not be any adjustments to the ending value for the issuance by Oracle Corporation of options, warrants, stock purchase rights or securities in connection with the employee benefit plans of Oracle Corporation.

     All adjustments will be calculated to the nearest 1/10,000th of a share of Oracle common stock or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share. No adjustment shall be required unless any adjustment would require an increase or decrease of at least one percent in the last price; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     An "Extraordinary cash dividend" means, with respect to any consecutive 12-month period, all cash dividends on Oracle common stock during that period to the extent any dividends exceed on a per share basis 10% of the average last price of Oracle common stock over that period less any dividends for which a prior adjustment was previously made.

     In the event of

     (a) any consolidation or merger of Oracle Corporation, or any surviving entity or subsequent surviving entity of Oracle Corporation, a "Successor Company", with or into another entity, other than a merger or consolidation in which Oracle Corporation is the continuing corporation and in which Oracle common stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of Oracle Corporation or another corporation,

     (b) any sale, transfer, lease or conveyance to another corporation of the property of Oracle Corporation or any Successor Company as an entirety or substantially as an entirety,

     (c) any statutory exchange of securities of Oracle Corporation or any Successor Company with another corporation, other than in connection with a merger or acquisition or

     (d) any liquidation, dissolution, winding up or bankruptcy of Oracle Corporation or any Successor Company, any event described in clause
          (a), (b), (c) or (d), a "reorganization event", the ending value shall equal the reorganization event value.

     The "reorganization event value" shall be determined by the calculation agent and shall equal

     . the transaction value related to the relevant Reorganization Event, plus

     . interest on the transaction value accruing from the date of the payment or delivery of the consideration, if any, received in connection with that Reorganization Event until the stated maturity date at a fixed interest rate determined on the date of that payment or delivery equal to the interest rate that would be paid on a standard senior non-callable debt security of ML&Co. with a term equal to the remaining term of the ProGroS Securities.

     The "transaction value" means

     . for any cash received in any reorganization event, the amount of cash received per share of Oracle common stock,

     . for any property other than cash or securities received in any reorganization event, an amount equal to the market value of property received per share on the date that the property is received by holders of Oracle common stock as determined by the calculation agent, and

     . for any securities received in any reorganization event, an amount equal to the last price per unit of securities on the date the securities are received by holders of Oracle common stock multiplied by the number of the securities received for each share of Oracle common stock, subject to adjustment on a basis consistent with the adjustment provisions described above.

     The foregoing adjustments shall be made by MLPF&S, as calculation agent, and all adjustments shall be final.

     No adjustments will be made for other events, such as offerings of Oracle common stock by Oracle Corporation for cash or in connection with acquisitions.

     ML&Co. will, within ten business days following the occurrence of an event that requires an adjustment or if ML&Co. is not aware of occurrence, as soon as practicable after becoming so aware, provide written notice to the Trustee, which shall provide notice to the holders of the ProGroS Securities of the occurrence of any event and, if applicable, a statement in reasonable detail setting forth the adjusted last price to be used in determining the ending value.

Events of Default and Acceleration

     In case an event of default with respect to any ProGroS Securities has occurred and is continuing, the amount payable to a beneficial owner of a ProGroS Security upon any acceleration permitted by the ProGroS Securities, with respect to each unit, will be equal to the principal amount and the supplemental redemption amount, if any, calculated as though the date of early repayment were the stated maturity date of the ProGroS Securities. See "Description of ProGroS Securities--Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a ProGroS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the ProGroS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the stated maturity date of the ProGroS Securities.

     In case of default in payment of the ProGroS Securities whether at the call date, at the stated maturity date, or upon acceleration, from and after the stated maturity date the ProGroS Securities shall bear interest, payable upon demand of their beneficial owners, at the rate of 5.96% per annum to the extent that payment of interest shall be legally enforceable on the unpaid amount due and payable on that date in accordance with the terms of the ProGroS Securities to the date payment of that amount has been made or duly provided for.

Global Securities

     Description of the Global Securities.

     The ProGroS Securities are represented by one or more fully registered global securities. Each global security has been deposited with, or on behalf of, The Depository Trust Company or DTC, together with any successor thereto, being a "depositary", as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for ProGroS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the Depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the ProGros Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the ProGros Securities represented by a global security will not be entitled to have the ProGros Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the ProGros Securities in definitive form and will not be considered the owners or holders of the ProGros Securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the ProGroS Securities. The ProGroS Securities have been issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities have been issued for the ProGroS Securities in the aggregate principal amount of that issue, and has been deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of ProGroS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the ProGroS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which that beneficial owner entered into the transaction. Transfers of ownership interests in the ProGroS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all ProGroS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of ProGroS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the ProGroS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the ProGroS Securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the ProGroS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the ProGroS Securities are credited on the record date, identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the ProGroS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the Trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     (a) the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     (b) ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, and

     (c) an event of default under the 1983 indenture has occurred and is continuing with respect to the ProGroS Securities,

the global securities will be exchangeable for ProGroS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive ProGroS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the Depositary. In that event, ProGroS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Payment

     All payments of principal and the supplemental redemption amount, and call price if any, and will be made by ML&Co. in immediately available funds so long as the ProGroS Securities are maintained in book-entry form.


                              ORACLE COMMON STOCK

Oracle Corporation

     Oracle Corporation supplies software for information management. Oracle Corporation offers its database, tools and application products, along with related consulting, education, and support services in more than 140 countries around the world.

     Oracle Corporation is subject to the informational requirements of the Exchange Act. Accordingly, Oracle Corporation files reports, proxy and other information statements and other information with the SEC. Information provided to or filed with the SEC by Oracle Corporation is available at the offices of the Commission. ML&Co. makes no representation or warranty as to the accuracy or completeness of these reports.

     ML&Co. is not affiliated with Oracle Corporation and Oracle Corporation has no obligations with respect to the ProGroS Securities. This prospectus relates only to the ProGroS securities offered by this prospectus and does not relate to Oracle common stock or other securities of Oracle Corporation. The information contained in this prospectus regarding Oracle Corporation has been derived from the publicly available documents described in the preceding paragraph. ML&Co. has not participated in the preparation of these documents or made any due diligence inquiries with respect to Oracle Corporation in connection with the initial offering of the ProGroS Securities. ML&Co. makes no representation that any publicly available documents or any other publicly available information regarding Oracle Corporation are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of Oracle common stock have been publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning Oracle Corporation could affect the Supplemental Redemption Amount to be received at the stated maturity date and therefore the trading value of the ProGroS Securities.

     From time to time, in the ordinary course of business, affiliates of ML&Co. have engaged in investment banking activities on behalf of the Oracle Corporation as well as served as counterparty in other transactions.

     Oracle common stock is traded on the NASDAQ NMS under the trading symbol "ORCL".

                                  OTHER TERMS

     ML&Co. issued the ProGroS Securities as a series of senior debt securities under the 1983 indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as Trustee. A copy of the 1983 indenture is filed as an exhibit to the registration statement relating to the ProGroS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 indenture, including the definitions of terms in the 1983 indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 indenture.

     The 1983 indenture and the ProGroS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from some subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered Voting Stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

            . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

            . perform and observe of all of ML&Co.'s obligations under the 1983 indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 indenture.

Modification and Waiver

     The 1983 indenture may be modified and amended by ML&Co. and the trustee with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or additional amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or additional amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or additional amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 indenture, except as described under "--Events of Default".

Events of Default

     Each of the following will be events of default with respect to senior debt securities of any series:

     . default in the payment of any interest or additional amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other event of default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 indenture.

     If an event of default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series may waive any event of default with respect to any series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 indenture. Before proceeding to exercise any right or power under the 1983 indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The ProGroS Securities and other series of senior debt securities issued under the 1983 indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 indenture.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the ProGroS Securities and other securities. For further information on ML&Co. and the ProGroS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.


               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the ProGroS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the ProGroS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The ProGroS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the ProGroS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------


                           Merrill Lynch & Co., Inc.
                           Telebras Indexed Callable
               Protected Growth(SM) Securities due May 19, 2005
                           "ProGroS(SM) Securities"
                         $10 principal amount per unit


     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the ProGroS Securities.

The ProGroS Securities:                                   Payment at Maturity:
 .  100% principal protected if held to maturity           .  On the maturity date, for each unit of the ProGroS
                                                             Securities you own, we will pay you an amount equal to
 .  Callable prior to the stated maturity date by             the sum of principal amount of each unit and an
   Merrill Lynch & Co., Inc.                                 additional amount based on the percentage increase, if
                                                             any, in the price of an American Depositary Receipt which
 .  No payments before the stated maturity date unless        trades on the NYSE representing the common stock of
   called by Merrill Lynch & Co., Inc.                       Telecommunicacoes Brasileiras S.A. - Telebras and the
                                                             value of securities, cash or property received by holders
 .  Senior unsecured debt securities of Merrill Lynch &       of ADR in corporate reorganizations of Telebras over the
   Co., Inc.                                                 term of the ProGroS Securities.

 .  The ProGroS Securities are listed on the American      .  You will receive no less than principal amount of
   Stock Exchange under the symbol "PGT".                    your ProGroS Securities.

              Investing in the ProGroS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



     The sale price of the ProGroS Securities will be the prevailing market price at the time of sale.

                               ________________

                              Merrill Lynch & Co.
                               ________________

           The date of this prospectus is                    , 2000.



"Protected Growth" and "ProGroS" are registered service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
RISK FACTORS............................................................   3

MERRILL LYNCH & CO., INC................................................   8

RATIO OF EARNINGS TO FIXED CHARGES......................................   9

DESCRIPTION OF THE PROGROS SECURITIES...................................  10

THE TELEBRAS RECEIPT....................................................  21

OTHER TERMS.............................................................  22

WHERE YOU CAN FIND MORE INFORMATION.....................................  25

INCORPORATION OF INFORMATION WE FILE WITH THE SEC.......................  25

PLAN OF DISTRIBUTION....................................................  26

EXPERTS.................................................................  26

                                 RISK FACTORS

     Your investment in the ProGroS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the ProGroS Securities. In addition, you should reach an investment decision with regard to the ProGroS Securities only after consulting with your legal and tax advisers and considering the suitability of the ProGroS Securities in the light of your particular circumstances.

We may call the ProGroS Securities before the stated maturity date

     We may elect to call all of the ProGroS Securities in the manner and times described in this prospectus. We are likely to call the ProGroS Securities during the month of June 2004 when the secondary market price of the ProGroS Securities is approximately equal to the applicable call price during such period. We can, however, call the ProGroS Securities during the specified periods at our option regardless of the secondary market price of the ProGroS Securities. In the event that we elect to call the ProGroS Securities, you will receive only the relevant call price and no additional amount based on the price of the American Depository Receipt representing Common Stock Telebras or Telebras Receipt.

You may not earn a return on your investment

     You should be aware that if the ending value of Telebras Receipt determined as described in this prospectus, does not exceed $115.4375 at the stated maturity, you will only receive the principal of your ProGroS Securities. This will be true even if the value of the Telebras Receipt, at some time during the life of the ProGroS Securities was higher than the $115.4375.

     You should compare the features of the ProGroS Securities to other available investments before deciding to purchase the ProGroS Securities. Due to the uncertainty as to whether the ProGroS Securities will earn a return or be called before the stated maturity date, the returns which you may receive with respect to the ProGroS Securities may be higher or lower than the returns available on other investments. You should reach an investment decision only after carefully considering the suitability of the ProGroS Securities in light of your particular circumstances.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of ML&Co. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you consider the effect of factors that affect the time value of money.

Your return will not reflect the payment of dividends

     The calculation of the starting and ending values of the Telebras Receipt does not take into consideration the value of dividends paid on the Telebras Receipt, if any. Therefore, the return you earn on the ProGroS Securities, if any, will not be the same as the return that you would earn if you actually owned the Telebras Receipt and received any dividends paid on the common stock of Telebras.

There may be an uncertain trading market for the ProGroS Securities in the future

     Although the ProGroS Securities are listed on the AMEX under the symbol "PGT", you cannot assume that a trading market will continue to exist for the ProGroS Securities. If a trading market in the ProGroS Securities continues to exist, you cannot assume that there will be liquidity in the trading market. The continued existence of a trading market for the ProGroS Securities will depend on the financial performance and other factors such as the appreciation, if any, of the price of Telebras Receipt.

     If the trading market for the ProGroS Securities is limited, there may be a limited number of buyers if you decide to sell your ProGroS Securities. This may affect the price you receive. Furthermore, it is unlikely that the secondary market price of the ProGroS Securities will correlate exactly with the market price of the Telebras Receipt.

Many factors affect the trading value of the ProGroS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor.

     Our ability to call the ProGroS Securities before the stated maturity date is likely to limit the secondary market price at which the ProGroS Securities will trade. In particular, we expect that the secondary market price of the ProGroS Securities will not exceed the applicable call price because of our ability to call the ProGroS Securities and pay only the call price. We believe that if we did not have the right to call the ProGroS Securities, the secondary market price of the ProGroS Securities would likely be significantly different.

     We believe that the market value of the ProGroS Securities will be affected by the value of the Telebras Receipt and by a number of other factors in addition to our ability to call the ProGroS Securities before the stated maturity date. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the ProGroS Securities given a change in a specific factor, assuming all other conditions remain constant.

     Value of the Telebras Receipt. We expect that the market value of the ProGroS Securities will depend on the amount by which the price of Telebras Receipt exceeds $115.4375, the value of Telebras Receipt on the date the ProGroS Securities were initially priced for sale to the public. If you choose to sell your ProGroS Securities when the price of Telebras Receipt exceeds $115.4375, you may receive substantially less than the amount that would be payable at the stated maturity date based on that price because of the expectation that the price of Telebras Receipt will continue to fluctuate until its final value as described in this prospectus is determined.

     If you choose to sell your ProGroS Securities when the price of Telebras Receipt is below $115.4375, you may receive less than the principal amount of your ProGroS Securities. As a general matter, if dividends are ever paid on Telebras Receipt, a rising dividend rate, i.e., dividends per share, may increase the price of Telebras Receipt while a falling dividend rate may decrease its price. Political, economic and other developments may also affect the price of Telebras Receipt and the value of the ProGroS Securities.

     Changes in the levels of U.S. interest rates and Brazilian interest rates are expected to affect the trading value of the ProGroS Securities. We expect that the trading value of the ProGroS Securities will be affected by changes in interest rates. As a general matter during the earlier years of the ProGroS Securities, if U.S. interest rates increase, we expect that the trading value of the ProGroS Securities will decrease and if U.S. interest rates decrease, we expect the trading value of the ProGroS Securities will increase. However, interest rates in Brazil and the U.S. may also affect the economies of Brazil and the U.S. and, in turn, the prices of the reference securities. Rising interest rates may lower the prices of the reference securities and the ProGroS Securities. Falling interest rates may increase the prices of the reference securities and the value of the ProGroS Securities.

     Changes in volatility of the reference securities are expected to affect the trading value of the ProGroS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the reference securities increases, we expect that the trading value of the ProGroS Securities will increase. If the volatility of the reference securities decreases, we expect that the trading value of the ProGroS Securities will decrease.

     As the time remaining to maturity of the ProGroS Securities decreases, the "time premium" associated with the ProGroS Securities will decrease. The ProGroS Securities may trade at a value above that which would be expected based on the level of interest rates and the price of the Telebras Receipt. This difference will reflect a "time premium" due to expectations concerning the price of the Telebras Receipt during the period prior to the stated maturity date of the ProGroS Securities. However, as the time remaining to the stated maturity date of the ProGroS Securities decreases, we expect that this time premium will decrease, potentially lowering the trading value of the ProGroS Securities.

     Changes in dividend yields of a reference security are expected to affect the trading value of the ProGroS Securities. If dividends are ever paid on reference security, the dividend yield that would result would likely to affect the value of the ProGroS Securities. If the dividend yield on a reference security were to increase, we expect that the value of the ProGroS Securities would decrease. Conversely, if the dividend yield on a Telebras Receipt were to decrease, we expect that the value of the ProGroS Securities would increase.

     Changes in our credit ratings may affect the trading value of the ProGroS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the ProGroS Securities. However, because your return on your ProGroS Securities is dependent upon factors in addition to our ability to pay our obligations under the ProGroS Securities, such as the percentage increase in the value of Telebras Receipt at maturity, an improvement in our credit ratings will not reduce investment risks related to the ProGroS Securities.

     It is important for you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the ProGroS Securities attributable to another factor, such as an increase in the value of the Telebras Receipt.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the ProGroS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the ProGroS Securities than if it occurs earlier in the term of the ProGroS Securities except that we expect that the effect on the trading value of the ProGroS Securities of a given increase in the value of the Telebras Receipt will be greater if it occurs later in the term of the ProGroS Securities than if it occurs earlier in the term of the ProGroS Securities.

American Depositary Receipts

     The Telebras Receipt is an ADR representing 1,000 shares of common stock of Telebras. If Telebras is reorganized, the Telebras Receipt will be adjusted as described below to reflect certain distributions of cash, securities and/or other property. Some of the reference securities distributed in any such reorganization may be ADRs. An ADR is a negotiable receipt which is issued by a depositary, generally a bank, representing shares, such as the common stock of Telebras, of a non-U.S. issuer that have been deposited and are held, on behalf of the holders of the ADRs, at a custodian bank in the non-U.S. issuer's home country. While the market for shares underlying an ADR generally will be in the country in which the non-U.S. issuer is organized and trading in such market generally will be based on that country's currency, ADRs will trade in U.S. dollars.

     Although ADRs are distinct securities from the shares of stock underlying such ADRs, the trading characteristics and valuations of ADRs will usually, but not necessarily, mirror the characteristics and valuations of such shares represented by the ADRs. Inasmuch as holders of ADRs may surrender the ADR in order to take delivery of and trade the shares underlying such ADR, a characteristic that allows investors in ADRs to take advantage of price differentials between different markets, a market for the shares of stock underlying an ADR that is not liquid generally will result in an illiquid market for the ADR representing such underlying shares.

     The depositary bank that issues an ADR generally charges a fee, based on the price of the ADR, upon issuance and cancellation of the ADR. This fee would be in addition to the brokerage commissions paid upon the acquisition or surrender of the security. In addition, the depositary bank incurs expenses in connection with the conversion of dividends or other cash distributions paid in local currency into U.S. dollars and such expenses are deducted from the amount of the dividend or distribution paid to holders, resulting in a lower payout per share of stock underlying an ADR represented by the ADR than would be the case if such share were held directly. Certain tax considerations, including tax rate differentials, arising from application of the tax laws of one nation to the nationals of another and from certain practices in the ADR market may also exist with respect to an ADR. In varying degrees, any or all of these factors may affect the value of the ADR compared with the value of the shares of stock underlying an ADR in the local market.

Foreign Currency Exchange Rate and Foreign Market Considerations

     The ProGroS Securities are U.S. dollar-denominated securities issued by ML&Co., a United States corporation. Investments in the ProGroS Securities do not give the beneficial owners any right to receive a reference security or any Telebras Receipt or any other ownership right or interest in a reference security or any Telebras Receipt or the shares of common stock represented by the Telebras Receipt, although the return on the investment in the ProGroS Securities is based on the ending value of the Telebras Receipt. The price of the common stock of Telebras underlying the Telebras Receipt is quoted in Brazilian currency. To the extent there are other reference securities, the prices of such other reference securities may also be quoted in currency other than U.S. dollars. The U.S. dollar price of a reference security that is an ADR will depend on the price of the shares underlying such ADR and the exchange rate between the non-U.S. dollar currency and the U.S. dollar. Even if the price of the shares underlying an ADR is unchanged, changes in the rates of exchange between the U.S. dollar and the non-U.S. dollar currency will affect the U.S. dollar price of such ADR. Furthermore, even if the price in non-U.S. dollar currency of the shares underlying an ADR increases, the U.S. dollar price of the ADR may decrease as a result of changes in the rates of exchange between the U.S. dollar and non-U.S. dollar currency.

     Rates of exchange between the U.S. dollar and a non-U.S. dollar currency are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. Fluctuations in foreign exchange rates, future U.S. and non-U.S. political and economic developments and the possible imposition of exchange controls or other foreign governmental laws or restrictions applicable to such investments may affect the U.S. dollar value of an ADR. Moreover, individual foreign economies, such as Brazil's, may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. There is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could affect the value of investments in countries, such as Brazil. There may be less publicly available information about a non-U.S. company, such as Telebras, than about a U.S. company, and non-U.S. companies are not typically subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. entities are subject. Non-U.S. investments may be subject to foreign withholding taxes which could affect the value of investment. In addition, investment laws in certain non-U.S. countries such as Brazil may limit or restrict ownership of certain securities by foreign nationals by restricting or eliminating voting or other rights or limiting the amount of securities that may be so owned, and such limitations or restrictions may affect the prices of such securities.

     Brazil's financial markets, while growing in volume, have substantially less volume than U.S. markets. The securities of many non-U.S. companies trading in foreign markets are generally less liquid and their prices more volatile in such markets than securities of comparable U.S. companies trading in the domestic financial markets. Foreign markets have different trading practices that may affect the prices of securities. Non-U.S. markets have different clearance and settlement procedures than those in the U.S., and in certain countries, such as Brazil, there have been instances when such procedures have been insufficient to accommodate the volume of securities transactions, making it difficult to conduct such transactions. There is generally less government supervision and regulation of exchanges, brokers and issuers in Brazil than in the U.S. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market values for the ADRs than for the securities underlying the ADRs.

     The price of the common stock of Telebras and the price of the securities of any spin-offs from Telebras, will depend on the financial condition and results of operations of Telebras and such spin-offs. The financial condition and results of operations of such entities will be affected by general economic, political, financial and social conditions in Brazil, and in particular, by prospects for future economic growth and its impact on demand for telecommunications services in Brazil. Brazil has in the past experienced economic and political instability and there can be no assurance that current government programs to stabilize the economy will succeed.

You will not have any stockholder's rights with respect to Telebras Receipt

     Beneficial owners of the ProGroS Securities are not entitled to any rights with respect to any Telebras Receipt, including, voting rights and rights to receive any dividends or other distributions in respect of the Telebras Receipt.

No affiliation between ML&Co. and Telebras

     ML&Co. has no affiliation with Telebras, and Telebras has no obligations with respect to the ProGroS Securities or amounts to be paid to beneficial owners thereof, including any obligation to take the needs of ML&Co. or of beneficial owners of the ProGroS Securities into consideration for any reason. Telebras did not receive any of the proceeds of the initial offering of the ProGroS Securities made hereby and is not responsible for, and has not participated in, the determination or calculation of the amount receivable by beneficial owners of the ProGroS Securities on the stated maturity date or upon an earlier call. In addition, Telebras is not involved with the administration or trading of the ProGroS Securities.

There may be state law limits on the payment of amounts payable on the ProGroS Securities

     New York State law governs the 1983 indenture under which the ProGroS Securities are issued . New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the ProGroS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the ProGroS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the reference securities, including shares of Telebras stock, for their own accounts for business reasons or in connection with hedging our obligations under the ProGroS Securities. These transactions could affect the price of the reference securities.

Potential conflicts

     The calculation agent is our subsidiary, the issuer of the ProGroS Securities. Under certain circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the ProGroS Securities could give rise to conflicts of interests. You should be aware that because the calculation agent is controlled by us, potential conflicts of interest could arise.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the ProGroS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                      For the Three
                                                       Year Ended Last Friday in December             Months Ended
                                                 1995       1996      1997      1998       1999      March 31, 2000
                                                 ----       ----      ----      ----       ----      --------------
Ratio of earnings to fixed charges(a).........    1.2        1.2       1.2       1.1        1.3            1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                     DESCRIPTION OF THE PROGROS SECURITIES

     The ProGroS Securities were issued as a series of senior debt securities under the 1983 indenture which is more fully described in this prospectus.

     The ProGroS Securities will mature on May 19, 2005 unless called earlier at the option of ML&Co.

     Unless called, while at maturity a beneficial owner will receive the principal amount of such ProGroS Security plus the supplemental redemption amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at Maturity" below.

     The ProGroS Securities may be called by ML&Co. as described below, but are not subject to redemption at the option of any beneficial owner prior to the stated maturity date. Upon the occurrence of an Event of Default with respect to the ProGroS Securities, beneficial owners of the ProGroS Securities may accelerate the maturity of the ProGroS Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     The ProGroS Securities were issued in denominations of whole units.

Payment at Maturity

     At the stated maturity date, a beneficial owner of a ProGroS Security will be entitled to receive the principal amount of each unit plus a supplemental redemption amount, if any, as provided below. If the supplemental redemption amount is not greater than zero, a beneficial owner of a ProGroS Security will be entitled to receive only the principal amount of its ProGroS Securities.

     The "supplemental redemption amount" for a ProGroS Security will be determined by the calculation agent and will equal:

                                                             ending value - starting value
principal amount of such ProGroS Security ($10 per unit) x   -----------------------------
                                                                    starting value

provided, however, that in no event will the supplemental redemption amount be less than zero.

     The "starting value" equals $115.4375.

     The "ending value" will be determined by the calculation agent and will equal the Reorganization Event Value with respect to a reorganization event, if any, plus the value of the Telebras Receipt determined as follows:

     (a) for any portion of the Telebras Receipt consisting of cash, the U.S. dollar equivalent of such cash plus interest on such amount accruing from the date of the payment of such cash to holders of the relevant Telebras Receipt for which such cash was paid until the stated maturity date at a fixed interest rate determined on the date of such payment equal to the interest rate that would be paid on a fixed rate senior non-callable debt security of ML&Co. with a term equal to the remaining term for the ProGroS Securities as determined by the calculation agent;

     (b) for any portion of the Telebras Receipt consisting of property other than cash or reference securities, the U.S. dollar equivalent of the market value of such property on the date that such property was delivered to holders of the relevant Telebras Receipt for which such property was distributed plus interest on the U.S. dollar amount accruing from the date of the delivery until the stated maturity date at a fixed interest rate determined as described in (a) above; and

     (c) for any portion of the Telebras Receipt consisting of reference securities, the average or arithmetic mean of the closing prices of each such reference security determined on each of the first five calculation days during the calculation period. If there are fewer than five calculation days in the calculation period with respect to any reference security, then the ending value shall be calculated using the average or arithmetic mean of the closing prices of such reference security on such calculation days, and if there is only one calculation day, then the ending value shall be calculated using the closing price of such reference security on such calculation day. If no calculation days occur during the calculation period with respect to such reference security, then the ending value shall be calculated using the closing price of such reference security determined on the last scheduled calculation day in the calculation period, regardless of the occurrence of a market disruption event on such day.

     "U.S. dollar equivalent" means, with respect to cash not denominated in U.S. dollars, such cash amount multiplied by the spot rate, defined below, for the currency in which such cash is denominated at approximately the date of payment or date of valuation of such cash.

     The "calculation period" means the period from and including the seventh scheduled calculation day prior to the stated maturity date to and including the second scheduled calculation day prior to the stated maturity date.

     "calculation day" means any trading day during the calculation period on which a market disruption event has not occurred.

     "trading day" means a day on which the AMEX, the New York Stock Exchange or the "NYSE" and the NASDAQ National Market System or "NASDAQ NMS" are open for trading.

     "market disruption event" means, with respect to a reference security, the occurrence or existence on any business day during the one-half hour period that ends when the closing price is determined, of any suspension of, or limitation imposed on, trading in such reference security on the NYSE (or other market or exchange, if applicable).

     "closing price" with respect to a reference security means, for a calculation day the following:

     (a) If the reference security is listed on a national securities exchange in the United States, is a NASDAQ NMS security or is included in the OTC Bulletin Board Service or OTC Bulletin Board operated by the National Association of Securities Dealers, Inc., closing price means:

     (1) the last reported sale price, regular way, on such day on the principal United States securities exchange registered under the Exchange Act, on which such reference security is listed or admitted to trading, or

     (2) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day, or

     (3)  if the last reported sale price is not available in accordance with
          (1) and (2) above, the mean of the last reported bid and offer price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day as determined by the calculation agent. The term "NASDAQ NMS security" includes a security included in any successor to such system and the term "OTC Bulletin Board" shall include any successor service thereto.

     (b) If such reference security is not listed on a national securities exchange in the United States or is not a NASDAQ NMS security or included in the OTC Bulletin Board operated by the NASD, closing price means the last reported sale price on such day on the securities exchange on which such reference security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding such day as determined by the calculation agent, provided that if such last reported sale price is for a transaction which occurred more than four hours prior to the close of such exchange, then the closing price shall mean the average of the last available bid and offer price on such exchange. If such reference security is not listed or admitted to trading on any such securities exchange or if such last reported sale price or bid and offer are not obtainable, the closing price shall mean the last reported sale price for a transaction which occurred more than four hours prior to when trading in such over-the-counter market typically ends, then the closing price shall mean the average of the last available bid and offer prices in such market of the three dealers which have the highest volume of transactions in such reference security in the immediately preceding calendar month as determined by the calculation agent based on information that is reasonably available to it. If such prices are quoted in a currency other than in U.S. dollars, such prices will be translated into U.S. dollars for purposes of calculating the average market price using the spot rate on the same calendar day as the date of any such price.

     The "spot rate" on any date will be determined by the calculation agent and will equal the spot rate of such currency per U.S. $1.00 on such date at approximately 3:00 p.m., New York City time, as reported by a recognized reporting service for such spot rate, provided that if the calculation agent shall determine that such reported rate is not indicative of actual rates of exchange that may be obtained in the currency exchange rate market, then the spot rate shall equal the spot rate of such currency per U.S. $1.00 on such date at approximately 3:00 p.m., New York City time at which the calculation agent is able to convert such currency into U.S. dollars.

     "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close and that is a trading day on the NYSE and the AMEX.

     All determinations made by the calculation agent are at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, are conclusive for all purposes and binding on ML&Co. and beneficial owners of the ProGroS Securities.

Early Call of the ProGroS Securities at the Option of ML&Co.

     During the month of June 2004, the call period, ML&Co., in its sole discretion, may elect to call the ProGroS Securities offered hereby, in whole but not in part, before the stated maturity date by giving notice to the Trustee of ML&Co.'s election on any business day within the month of June 2004, at the call price or $20 per unit.

     If we elect to call your ProGroS Securities before the stated maturity date, you will receive only the call price and you will not receive a supplemental redemption amount based on the value of the Telebras Receipt. If we do not call the ProGroS Securities prior to the stated maturity date, the principal amount plus the supplemental redemption amount, if any, that you receive at the stated maturity may be greater than or less than the call price. ML&Co. may elect to call the ProGroS Securities on any business day during the call period by giving notice to the Trustee and specifying the date on which the call price shall be paid. Such Payment Date shall be no later than the 20th Business Day after such call election. The Trustee will provide notice of such call election to the registered holders of the ProGroS Securities, specifying the Payment Date, no less than 15, nor more than 30, calendar days prior to such Payment Date. While the ProGroS Securities are held at the Depositary, the registered holder will be the Depositary, and the Depositary will receive the notice of the call. As more fully described below under "Description of the ProGroS Securities--Depositary", the Depositary will forward such notice to its participants which will pass such notice on to the beneficial owners.

Hypothetical Returns

  The following table illustrates, for a range of hypothetical ending values,

     .    the percentage change over the starting value;

     . the total amount payable at the stated maturity date for each $10 principal amount of ProGroS Securities;

     .    the total rate of return to beneficial owners of the ProGroS
          Securities;

     . the pretax annualized rate of return to beneficial owners of ProGroS Securities and

     .    the pretax annualized rate of return of the Telebras Receipt.

  This table assumes that the ProGroS Securities are not called prior to the stated maturity date.

                                          Total Amount                         Pretax          Pretax Rate
                    Percentage Change    Payable at the                      Annualized        of Return of
  Hypothetical          Over the        Stated Maturity     Total Rate         Rate of         the Telebras
  Ending Value       Starting Value      Date per Unit       of Return        Return(1)       Receipt(1)(2)
  ------------       --------------      -------------       ---------        ---------       -------------
$ 46.18                  -60.00%              $10.00           0.00%            0.00%            -10.94%
$ 57.72                  -50.00%              $10.00           0.00%            0.00%             -7.96%
$ 69.26                  -40.00%              $10.00           0.00%            0.00%             -5.48%
$ 80.81                  -30.00%              $10.00           0.00%            0.00%             -3.35%
$ 92.35                  -20.00%              $10.00           0.00%            0.00%             -1.48%
$103.89                  -10.00%              $10.00           0.00%            0.00%              0.18%
$115.44                    0.00%              $10.00           0.00%            0.00%              1.69%
$126.98                   10.00%              $11.00          10.00%            1.37%              3.06%
$138.53                   20.00%              $12.00          20.00%            2.62%              4.33%
$150.07                   30.00%              $13.00          30.00%            3.78%              5.50%
$161.61                   40.00%              $14.00          40.00%            4.86%              6.60%
$173.16                   50.00%              $15.00          50.00%            5.87%              7.62%
$184.70                   60.00%              $16.00          60.00%            6.82%              8.58%
$196.24                   70.00%              $17.00          70.00%            7.72%              9.50%
$207.79                   80.00%              $18.00          80.00%            8.57%             10.36%
$219.33                   90.00%              $19.00          90.00%            9.38%             11.18%
$230.88                  100.00%              $20.00         100.00%           10.14%             11.96%


(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2)  This rate of return assumes

     (a) a constant dividend yield of 1.69% per annum, paid quarterly from the date of initial delivery of ProGroS Securities, applied to the value of the Telebras Receipt at the end of each such quarter assuming such value increases or decreases linearly from the starting value to the applicable hypothetical ending value;

     (b)  no transaction fees or expenses;

     (c)  a term for the ProGroS Securities from May 19, 1998 to May 19, 2005;
          and

     (d)  a final Telebras Receipt value equal to the ending value.

     The above figures are for purposes of illustration only. The actual supplemental redemption amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual ending value determined by the calculation agent as provided herein.

Dilution and Reorganization Adjustments

     The Telebras Receipt is subject to adjustment if an issuer of any reference security or the custodian in the case of reference security that is an ADR shall:

     (a) pay a stock dividend or make a distribution with respect to such reference security in reference securities;

     (b) subdivide or split the outstanding units of such reference security into a greater number of units;

     (c) combine the outstanding units of such reference security into a smaller number of units;

     (d) issue by reclassification of units of such reference security any units of another security of such issuer;

     (e) issue rights or warrants to all holders of such reference security entitling them to subscribe for or purchase shares, in the aggregate, for more than 5% of the number of such reference securities outstanding prior to the issuance of such rights or warrants at a price per share less than the then current market price of such reference security, other than rights to purchase such reference security pursuant to a plan for the reinvestment of dividends or interest; or

     (f) pay a dividend or make a distribution to all holders of such reference security of evidences of its indebtedness or other assets excluding any stock dividends or distributions referred to in clause (a) above or any cash dividends other than any Extraordinary Cash Dividend or issue to all holders of such reference security rights or warrants to subscribe for or purchase any of its securities, other than those referred to in clause (e) above. Any of the foregoing assets are referred to as the "Distributed Assets" and any of the foregoing events are referred to as the "dilution events".

     Notwithstanding provision (f) in the foregoing sentence, if a reference security is an ADR and the holder of such ADR would receive cash or other property other than securities in the circumstances described in (f) above, but the holder of the securities underlying such ADR could receive securities as a result of a dilution event or the 'Distributed securities and the calculation agent or its affiliates would be eligible to receive the Distributed securities, then ML&Co. can elect for purposes of provision (f) to include the Distributed securities in the Telebras Receipt instead of the cash or property distributed to holders of the ADR in an amount equal to the amount of the Distributed securities that would have been received had the Telebras Receipt consisted of the securities underlying the ADRs instead of the ADRs. For purposes of provision (f), if the holder of a reference security can elect to receive securities in lieu of cash or property other than securities, then for purposes of provision (f) the holders of the reference security shall be deemed to receive only the securities.

     In the case of the dilution events referred to in clauses (a), (b), (c) and
(d) above, the Telebras Receipt shall be adjusted to include the number of units of such reference security and/or security of such issuer which a holder of units of such reference security would have owned or been entitled to receive immediately following any such event had such holder held, immediately prior to such event, the number of units of such reference security constituting part of the Telebras Receipt immediately prior to such event. Each such adjustment shall become effective immediately after the effective date for such subdivision, split, combination or reclassification, as the case may be. Each such adjustment shall be made successively.

     In the case of the dilution event referred to in clause (e) above where the rights or warrants are for more than 5% of the number of shares outstanding prior to the issuance of such rights or warrants, the Telebras Receipt shall be adjusted by multiplying the number of reference securities constituting Telebras Receipt immediately prior to the date of issuance of the rights or warrants referred to in clause (e) above by a fraction,

     . the numerator of which shall be the number of reference securities outstanding on the date immediately prior to such issuance, plus the number of additional reference securities offered for subscription or purchase pursuant to such rights or warrants, and

     . the denominator of which shall be the number of reference securities outstanding on the date immediately prior to such issuance, plus the number of additional reference securities which the aggregate offering price of the total number of reference securities so offered for subscription or purchase pursuant to such rights or warrants would purchase at the current market price determined as the average Closing Price per reference security for the 20 Trading Days immediately prior to the date of such rights or warrants are issued, subject to certain adjustments, which shall be determined by multiplying such total number of reference securities by the exercise price of such rights or warrants and dividing the product so obtained by such current market price.

To the extent that reference securities are not delivered after the expiration of such rights or warrants, or if such rights or warrants are not issued, the Telebras Receipt shall be readjusted to the Telebras Receipt which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of reference securities actually delivered.

  In the case of the dilution event referred to in clause (f) above, the Telebras Receipt shall be adjusted to include, from and after such dividend, distribution or issuance,

     . in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash received for each unit of such reference security multiplied by the number of units of such Reference Security constituting part of the Telebras Receipt on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance, plus

     . in respect of that portion, if any, of the Distributed Assets which are other than cash, the number or amount of each type of Distributed Assets other than cash received with respect to each unit of such reference security multiplied by the number of units of such reference security constituting part of the Telebras Receipt on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance.

     For example, where a reorganization of Telebras results in the distribution to holders of the Telebras Receipt of ADRs representing shares of common stock in various companies formed to operate various spin-off businesses of Telebras, then the Telebras Receipt shall include such ADRs in amounts specified pursuant to provision (f) above. If in any such reorganization of Telebras, holders of Telebras Receipts receive cash or property while holders of the shares of common stock underlying the Telebras Receipts receive distributed securities and the calculation agent or an affiliate can receive and hold the distributed securities, then the calculation agent can elect to have the Telebras Receipt include the Distributed securities instead of such cash or property.

       An "extraordinary cash dividend" means, with respect to any consecutive 12-month period, all cash dividends or any other distribution made by the issuer of a reference security or made pursuant to an arrangement effecting a distribution of distributable profits or reserves, whether in cash or in specie, on any reference security occurring in such 12-month period or, if such reference security was not outstanding at the commencement of such 12-month period or was not then a part of the Telebras Receipt, occurring in such shorter period during which such reference security was outstanding and was part of the Telebras Receipt, exceeds on a per share basis 10% of the average of the closing prices per share of such reference security over such 12-month period or such shorter period during which such reference security was outstanding and was part of the Telebras Receipt; provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis will be appropriately adjusted to reflect the occurrence during such period of any stock dividend or distribution of shares of capital stock of the issuer of such reference security or any subdivision, split, combination or reclassification of shares of such reference security.

       All adjustments will be calculated to the nearest 1/10,000th of a share of the reference security or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share. No adjustment shall be required unless such adjustment would require an increase or decrease of at least one percent in the Closing Price; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

       If any of the Distributed Assets are cash, property or reference securities that will be distributed only to holders of the relevant Telebras Receipt who or which can certify as to a certain nationality or formation under the laws of a certain jurisdiction, as the case may be, and a corporation formed in the United States or an affiliate of such corporation formed elsewhere cannot receive such distribution, the Telebras Receipt will reflect only those distributed assets available for distribution to such United States corporation or its affiliates.

       In the event of

  (a) any consolidation or merger of an issuer of a reference security, or any surviving entity or subsequent surviving entity of such issuer , a "Successor Company", with or into another entity, other than a merger or consolidation in which the issuer is the continuing corporation and in which the reference security outstanding immediately before the merger or consolidation is not exchanged for cash, securities or other property of the issuer or another corporation,

  (b) any sale, transfer, lease or conveyance to another corporation of the property of an issuer of a reference security or any Successor Company as an entirety or substantially as an entirety,

  (c) any statutory exchange of securities of an issuer of a reference security or any Successor Company with another corporation, other than in connection with a merger or acquisition or

  (d) any liquidation, dissolution, winding up or bankruptcy of an issuer of a reference security or any Successor Company, any such event described in clause (a), (b), (c) or (d), a "reorganization event", the ending value shall be calculated by including the reorganization event value.

       The "reorganization event value" shall be determined by the calculation agent and shall equal

       . the transaction value related to the relevant reorganization event, plus

     . interest on such transaction value accruing from the date of the payment or delivery of the consideration, if any, received in connection with such reorganization event until the stated maturity date at a fixed interest rate determined on the date of such payment or delivery equal to the interest rate that would be paid on a fixed rate senior non-callable debt security of ML&Co. with a term equal to the remaining term of the ProGroS Securities.

     The "transaction value" means

     . for any cash received in any such reorganization event, the amount of cash received per unit of reference security,

     . for any property other than cash or securities received in any such reorganization event, an amount equal to the market value of such property per unit of reference security on the date that such property is received by holders of such reference security as determined by the calculation agent, and

     . for any securities received in any reorganization event, an amount equal to the closing price per unit of the securities on the date the securities are received by holders of the reference security multiplied by the number of such securities received for each unit of the reference security subject to adjustment on a basis consistent with the adjustment provisions described above.

     The foregoing adjustments are made by MLPF&S, as calculation agent, and all such adjustments are final.

     No adjustments will be made for other events, such as offerings of Deposit Reference Shares by Telebras for cash or in connection with acquisitions.

     ML&Co. will, within ten business days following the occurrence of an event that requires an adjustment or if ML&Co. is not aware of such occurrence, as soon as practicable after becoming so aware, provide written notice to the Trustee, which shall provide notice to the holders of the ProGroS Securities of the occurrence of such event and, if applicable, a statement in reasonable detail setting forth the adjusted closing price to be used in determining the ending value.

Events of Default and Acceleration

     In case an event of default with respect to any ProGroS Securities has occurred and is continuing, the amount payable to a beneficial owner of a ProGroS Security upon any acceleration permitted by the ProGroS Securities, with respect to each $10 principal amount thereof, will be equal to the principal amount of the ProGroS Securities and the supplemental redemption amount, if any, calculated as though the date of early repayment were the stated maturity date of the ProGroS Securities. See "Description of the ProGroS Securities,Payment at Maturity" herein. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a ProGroS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the ProGroS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the stated maturity date of the ProGroS Securities.

     In case of default in payment of the ProGroS Securities whether at the call date, at the stated maturity date, or upon acceleration, from and after the stated maturity date the ProGroS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.25% per annum to the extent that payment of such interest shall be legally enforceable on the unpaid amount due and payable on such date in accordance with the terms of the ProGroS Securities to the date payment of such amount has been made or duly provided for.

Global Securities

     Description of the Global Securities.

     The ProGroS Securities are represented by one or more fully registered global securities. Each global security has been deposited with, or on behalf of, The Depository Trust Company or DTC, together with any successor thereto, being a "depositary", as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for ProGroS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the ProGroS Securities represented by a global security for all purposes under the 1983 indenture. Except as provided below, the beneficial owners of the ProGroS Securities represented by a global security are not entitled to have the ProGroS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the ProGroS Securities in definitive form and are not considered the owners or holders under the 1983 indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee pursuant to the 1983 indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant of DTC on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the 1983 indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in such a global security desires to give or take any action which a holder is entitled to give or take under the 1983 indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the ProGroS Securities. The ProGroS Securities have been issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities have been issued for the ProGroS Securities in the aggregate principal amount of such issue, and has been deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the NASD. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of ProGroS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the ProGroS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the ProGroS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all ProGroS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of ProGroS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the ProGroS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the ProGroS Securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the ProGroS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the ProGroS Securities are credited on the record date, identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the ProGroS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the Trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If the depositary is at any time unwilling or unable to continue as depositary and

     (a)  a successor depositary is not appointed by ML&Co. within 60 days,

     (b) ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, and

     (c) an Event of Default under the 1983 indenture has occurred and is continuing with respect to the ProGroS Securities,

the global securities will be exchangeable for ProGroS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. The definitive ProGroS Securities will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the Depositary. In that event, ProGroS Security in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Payment

  All payments of principal and the supplemental redemption amount, and call price if any, and will be made by ML&Co. in immediately available funds so long as the ProGroS Securities are maintained in book-entry form.

                             THE TELEBRAS RECEIPT

Telecomunicacoes Brasileiras S.A.-Telebras

     Telecomunicacoes Brasileiras S.A.-Telebras was the primary supplier of public telecommunications services in Brazil. Telebras owned and operated all of the inter-state and international telephone transmission facilities in Brazil, and was the primary provider of intra-state service and provides telephone-related services such as data transmission, cellular mobile telephone service, and sound, image, videotext and telex transmission.

     In 1998, Telebras was privatized by the federal government of Brazil and reorganized into 12 separate corporations. These spin-offs resulted in the distribution to holders of a Telebras Receipt of cash, securities and other property, including common stock and/or warrants to purchase common stock in the new corporations. An investor in the ProGroS Securities should carefully review the adjustments to be made in the case of these reorganization events contained in "--Dilution and Reorganization Adjustments."

     Before the reorganization, Telebras was subject to the informational requirements of the Exchange Act. Accordingly, Telebras filed reports, proxy and other information statements and other information with the SEC. There is no assurance that the 12 separate corporations that previously made up Telebras will be subject to the informational requirements of the Exchange Act or make any information relating to their business widely or publicly available. In the event that this information, if any, is not widely or publicly available during the term of the ProGroS Securities, pricing information for the ProGroS Securities may be more difficult to obtain and the value and liquidity of the ProGroS Securities may be adversely affected.

     ML&Co. is not affiliated with Telebras and Telebras has no obligations with respect to the Progros securities. This prospectus relates only to the Progros securities offered hereby and does not relate to the Telebras receipt or other securities of Telebras. The information contained in this prospectus regarding Telebras has been derived from the publicly available documents described in the preceding paragraph. ML&Co. Has not participated in the preparation of such documents or made any due diligence inquiries with respect to Telebras in connection with the initial offering of the Progros securities. ML&Co. Makes no representation that such publicly available documents or any other publicly available information regarding Telebras are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date hereof, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the Telebras receipt have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Telebras could affect the supplemental redemption amount to be received at the stated maturity date and therefore the trading value of the progros securities.

     From time to time, in the ordinary course of business, affiliates of ML&Co. engaged in certain investment banking activities on behalf of the Telebras as well as served as counterparty in certain other transactions.

                                  OTHER TERMS

     ML&Co. issued the ProGroS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the ProGroS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the ProGroS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any voting stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The ProGroS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the ProGroS Securities and other securities. For further information on ML&Co. and the ProGroS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the ProGroS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the ProGroS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The ProGroS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the ProGroS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                      [LOGO] Merrill Lynch
----------                                 PROTECTED GROWTH(SM) INVESTING
                                     Pursuit of Growth, Protection of Principal

                           Merrill Lynch & Co., Inc.
               S&P 500(R) Market Index Target-Term Securities(R)
                               due July 1, 2005
                             "MITTS(R) Securities"
                         $10 principal amount per unit

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at Maturity:

 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the percentage increase, if
 .  Linked to the value of the S&P 500 Index.               any, in the value of the index, adjusted as described
 .  The MITTS Securities are listed on the American         in this prospectus.
   Stock Exchange under the symbol "MLF".               .  You will receive no less than the principal amount
                                                           of the MITTS Securities.

               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.

                                _______________

               The date of this prospectus is           , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

"Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)" and "500", are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Capital Services, Inc. and ML&Co. is an authorized sublicensee.

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
RISK FACTORS.....................................................        3

MERRILL LYNCH & CO., INC.........................................        6

RATIO OF EARNINGS TO FIXED CHARGES...............................        7

DESCRIPTION OF THE MITTS SECURITIES..............................        8

THE INDEX........................................................       15

OTHER TERMS......................................................       17

PROJECTED PAYMENT SCHEDULE.......................................       20

WHERE YOU CAN FIND MORE INFORMATION..............................       21

INCORPORATION OF INFORMATION WE FILE WITH THE SEC................       22

PLAN OF DISTRIBUTION.............................................       22

EXPERTS..........................................................       23

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that at maturity we will pay you no more than $10 for each unit of the MITTS Securities you own if the average value of the index over five trading days shortly before the maturity date is less than 1,119.49, the value of the index on the date the MITTS Securities were priced. This will be true even if at some time during the life of the MITTS Securities, the value of the index, as adjusted, was higher than 1,119.49 but later falls below 1,119.49.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks underlying the index

     Your return will not reflect the return you would realize if you actually owned the stocks underlying the index and received the dividends paid on those stocks because of the reduction caused by the adjustment factor described in this prospectus and because the index is calculated by reference to the prices of the common stocks included in the index without taking into consideration the value of dividends paid on those stocks.

There may be an uncertain trading market for the MITTS Securities in the future

     Although the MITTS Securities are listed on the AMEX under the symbol "MLF", you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the index.

     If the trading market for the MITTS Securities is limited and you do not wish to hold your investment until maturity, there may be a limited number of buyers for your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the index, as reduced by the adjustment factor, exceeds 1,119.49. If you choose to sell your MITTS Securities when the value of the index, as reduced by the adjustment factor, exceeds 1,119.49, you may receive substantially less than the amount that would be payable at maturity based on this value because of the expectation that the index will continue to fluctuate until shortly before the maturity date when the average value of the index is determined. If you choose to sell your MITTS Securities when the value of the index is below 1,119.49, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising U.S. dividend rates, or dividends per share, may increase the value of the index while falling U.S. dividend rates may decrease the value of the index. Political, economic and other developments that affect the stocks underlying the index may also affect the value of the index and the value of the MITTS Securities.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Interest rates may also affect the U.S. economy and, in turn, the value of the index. Rising interest rates may lower the value of the index and, thus, the MITTS Securities. Falling interest rates may increase the value of the index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. Generally, if the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. The MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the index. This difference will reflect a "time premium" due to expectations concerning the value of the index during the period prior to the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the index are expected to affect the trading value of the MITTS Securities. If dividend yields on the stocks included in the index increase, we expect that the value of the MITTS Securities will decrease. Conversely, if dividend yields on the stock comprising the index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State law governs the senior indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks underlying the index for our own accounts for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and the value of the index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts of interest

     Our subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLPF&S, is our agent for the purposes of calculating the value of the index and the amount payable to you at maturity. In some circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the index. See "Description of the MITTS Securities-- Adjustments to the Index; Market Disruption Events" and "--Discontinuance of the Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our a subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                 For the Three
                                                 Year Ended Last Friday in December              Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                           ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a)....   1.2        1.2       1.2       1.1        1.3             1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On June 26, 1998, ML&Co. issued $285,000,000 aggregate principal amount of S&P 500 MITTS Securities due July 1, 2005. The MITTS Securities were issued as a series of Senior Debt Securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on July 1, 2005.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of each unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Adjusted Ending Value does not exceed the Starting Value, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                           (  Adjusted Ending Value - Starting Value )
"Principal Amount" of the MITTS Security ($10 per unit) X  (  -------------------------------------- )
                                                           (            Starting Value               )

     provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 1,119.49.

     The "Adjusted Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the S&P 500 Index (the "Index") as adjusted by the Adjustment Factor (the "Adjusted Index Value") determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five but more than one Calculation Days, then the Adjusted Ending Value will equal the average or arithmetic mean of the closing values of the Adjusted Index Value on these Calculation Days. If there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the Adjusted Index Value on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the Adjusted Index Value determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Adjustment Factor" equals 1.3% per annum and will be prorated based on a 365-day year and applied each calendar day during the term of the MITTS Securities to reduce the Index. As a result of the application of the Adjustment Factor, the adjusted value of the Index used to calculate your Supplemental Redemption Amount at the stated maturity of the MITTS Securities will be approximately 8.78% less than the actual Index value on any day during the Calculation Period.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     For purposes of determining the Adjusted Ending Value, an "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the Index or any Successor Index, as defined on page 11 below, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical values of the Index during the Calculation Period,

          . the Adjusted Ending Value used to calculate the Supplemental Redemption Amount;

          . the percentage change from the Starting Value to the Adjusted Ending Value;

          .    the total amount payable per unit of MITTS Securities;

          .    the total rate of return on the MITTS Securities;

          .    the pretax annualized rate of return on the MITTS Securities; and

          . the pretax annualized rate of return of the stocks underlying the Index, which includes an assumed aggregate dividend yield of 1.40% per annum, as more fully described below.

                                   Percentage
                                     Change             Total Amount                                Pretax
                                   of Adjusted      Payable at Maturity                           Annualized       Pretax Annualized
Hypothetical Index   Adjusted        Ending          Per $10 Principal       Total Rate of         Rate of         Rate of Return on
 Value During the     Ending     Value Over the          Amount of           Return on the     Return on the       Stocks Underlying
Calculation Period    Value      Starting Value       MITTS Securities     MITTS Securities   MITTS Securities(1)   the Index(1)(2)
------------------    -----      --------------       ----------------     ----------------   -------------------   ---------------
      559.75           510.62        -54.39%               $10.00                0.00%              0.00%                 -8.25%
      671.69           612.75        -45.27%               $10.00                0.00%              0.00%                 -5.77%
      783.64           714.87        -36.14%               $10.00                0.00%              0.00%                 -3.64%
      895.59           817.00        -27.02%               $10.00                0.00%              0.00%                 -1.77%
    1,007.54           919.12        -17.90%               $10.00                0.00%              0.00%                 -0.11%
    1,119.49         1,021.25         -8.78%               $10.00                0.00%              0.00%                  1.40%
    1,231.44         1,123.37          0.35%               $10.03                0.35%              0.05%                  2.77%
    1,343.39         1,225.50          9.47%               $10.95                9.47%              1.29%                  4.04%
    1,455.34         1,327.62         18.59%               $11.86               18.59%              2.44%                  5.21%
    1,567.29         1,429.75         27.71%               $12.77               27.71%              3.52%                  6.30%
    1,679.24         1,531.87         36.84%               $13.68               36.84%              4.52%                  7.32%
    1,791.18         1,634.00         45.96%               $14.60               45.96%              5.46%                  8.28%
    1,903.13         1,736.12         55.08%               $15.51               55.08%              6.35%                  9.19%
    2,015.08         1,838.25         64.20%               $16.42               64.20%              7.19%                 10.05%
    2,127.03         1,940.37         73.33%               $17.33               73.33%              7.99%                 10.87%
    2,238.98         2,042.50         82.45%               $18.24               82.45%              8.75%                 11.65%
    2,350.93         2,144.62         91.57%               $19.16               91.57%              9.48%                 12.40%
    2,462.88         2,246.75        100.69%               $20.07              100.69%             10.17%                 13.11%
    2,574.83         2,348.87        109.82%               $20.98              109.82%             10.84%                 13.80%
    2,686.78         2,451.00        118.94%               $21.89              118.94%             11.48%                 14.46%
    2,798.73         2,553.12        128.06%               $22.81              128.06%             12.10%                 15.09%

_________________
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2)  This rate of return assumes:
       (a) a constant dividend yield of 1.40% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the hypothetical Index value during the Calculation Period;
       (b)  no transaction fees or expenses;
       (c)  an investment term from June 26, 1998 to July 1, 2005; and
       (d) a final Index value equal to the hypothetical Index value during the Calculation Period.
(3)  The Starting Value equals 1,119.49.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return will depend entirely on the actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Index; Market Disruption Events

     If at any time the method of calculating the Index, or its value, is changed in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Adjusted Ending Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if any changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified, due to a split in the Index, then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified for example, as if the split had not occurred.

     "Market Disruption Event" means either of the following events; as determined by the calculation agent:

     (a) the suspension or material limitation on trading, for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in each case, in 20% or more of the stocks which then comprise the Index; or

     (b) the suspension or material limitation, in each case, for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in

               (1) futures contracts related to the Index, or options on futures contracts, which are traded on any major U.S. exchange or

               (2) option contracts related to the Index which are traded on any major U.S. exchange.

     For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

     A limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

     If Standard & Poor's ("S&P") discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index (any successor or substitute index is referred to as a "Successor Index"), then, upon the calculation agent's notification of the determination to the trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by S&P or any other entity for the Index. Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If S&P discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any

Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index before the discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, the Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the calculation agent calculates a value as a substitute for the Index, "Index Calculation Day" shall mean any day on which the calculation agent is able to calculate the value.

     If S&P discontinues publication of the Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

          .    the determination of the Adjusted Ending Value and

          . a determination by the calculation agent that a Successor Index is available,

the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for information with respect to the values to be made available by telephone.

     Despite these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount per unit, will be equal to the principal amount per unit and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "- Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount per unit of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.90% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor thereto, being a "depositary"), as depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or Holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a Holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of Holders or that an owner of a beneficial interest in a global security desires to give or take any action which a Holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

     S&P publishes the Index. The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. The Index is comprised of the common stocks of companies in four main groups: Industrials, Utilities, Transportation and Financial. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

     The Index does not reflect the payment of dividends on the stocks included in the Index. Because of this, and due to the application of the Adjustment Factor, the return on the MITTS Securities will not be the same that you would receive if you were to purchase these stocks and hold them for a period equal to the term of the MITTS Securities.

Computation of the Index

     S&P currently computes the Index as of a particular time as follows:

     (a) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

     (b) the market values of all component stocks as of that time are aggregated;

     (c) the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

     (d) the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

     (e) the current aggregate market value of all component stocks is divided by the Base Value; and

     (f)  the resulting quotient, expressed in decimals, is multiplied by ten.

     While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of MITTS Securities upon maturity or otherwise.

     S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as

     .    the issuance of stock dividends,

     . the granting to shareholders of rights to purchase additional shares of stock,

     . the purchase of shares by employees pursuant to employee benefit plans,

     .    consolidations and acquisitions,

     . the granting to shareholders of rights to purchase other securities of ML&Co.,

     . the substitution by S&P of particular component stocks in the Index, and

     .    other reasons.

     In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:


                               New Market Value
             Old Base Value X  ---------------- = New Base Value
                               Old Market Value

     The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

License Agreement

     S&P does not guarantee the accuracy and/or the completeness of the Index or any data included in the Index. S&P makes no warranty, express or implied, as to results to be obtained by ML&CO., MLPF&S, holders of the MITTS Securities, or any other person or entity from the use of the S&P index or any data included in the Index in connection with the rights licensed under the license agreement described herein or for any other use. S&P makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P Index or any data included in the Index. Without limiting any of the above information, in no event shall S&P have any liability for any special, punitive, indirect or consequential damage, including lost profits, even if notified of the possibility of these damages.

     S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with some securities, including the MITTS Securities, and ML&Co. is an authorized sublicensee thereof.

     The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this prospectus:

     "The MITTS Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or the ability of the Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and ML&Co. (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to ML&Co. or the MITTS Securities. S&P has no obligation to take the needs of ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities are to initially be sold, or quantities of the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities."

     All disclosures contained in this prospectus supplement regarding the Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by S&P. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of this information.

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

     . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

     . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the Treasury Department Final Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount and a projected Supplemental Redemption Amount equal to $5.0390 per unit. This represents an estimated yield on the MITTS Securities equal to 5.90% per annum (compounded semiannually).

     The projected payment schedule (including both the projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the MITTS Securities), and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over a term of seven years and one day for the MITTS Securities based upon the projected payment schedule for the MITTS Securities (including both the projected Supplemental Redemption Amount and the estimated yield equal to 5.90% per annum (compounded semiannually)) as determined by ML&Co. for purposes of application of the Final Regulations to the MITTS Securities:

                                                                                             Total Interest
                                                                                                Deemed to
                                                                                              Have Accrued
                                                                                              on the MITTS
                                                                 Interest Deemed to            Securities
                                                                   Accrue During              as of End of
                                                                   Accrual Period            Accrual Period
                      Accrual Period                                 (per unit)                (per unit)
                      --------------                                 ----------                ----------
   June 26, 1998 through January 1, 1999.......................       $0.3057                    $0.3057
   January 2, 1999 through July 1, 1999........................       $0.3040                    $0.6097
   July 2, 1999 through January 1, 2000........................       $0.3130                    $0.9227
   January 2, 2000 through July 1, 2000........................       $0.3222                    $1.2449
   July 2, 2000 through January 1, 2001........................       $0.3317                    $1.5766
   January 2, 2001 through July 1, 2001........................       $0.3415                    $1.9181
   July 2, 2001 through January 1, 2002........................       $0.3516                    $2.2697
   January 2, 2002 through July 1, 2002........................       $0.3620                    $2.6317
   July 2, 2002 through January 1, 2003........................       $0.3726                    $3.0043
   January 2, 2003 through July 1, 2003........................       $0.3836                    $3.3879
   July 2, 2003 through January 1, 2004........................       $0.3950                    $3.7829
   January 2, 2004 through July 1, 2004........................       $0.4066                    $4.1895
   July 2, 2004 through January 1, 2005........................       $0.4186                    $4.6081
   January 2, 2005 through July 1, 2005........................       $0.4309                    $5.0390

_____________________
Projected Supplemental Redemption Amount = $5.0390 per unit.

     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++




                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

P R O S P E C T U S
-------------------
                           Merrill Lynch & Co., Inc.

         Merrill Lynch EuroFund Market Index Target-Term Securities(R)
                             due February 28, 2006
                             "MITTS(R) Securities"
                         $10 principal amount per unit


         This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                                       Payment at Maturity:
 .  100% principal protection at maturity                               .    On the maturity date, for each unit of the
 .  No payments before the maturity date                                     MITTS Securities you own, we will pay you
 .  Senior unsecured debt securities of Merrill Lynch & Co., Inc.            an amount equal to the sum of the principal
 .  Linked to the value of the Merrill Lynch                                 amount of each unit and an additional amount
   EuroFund, a registered mutual fund                                       based on the percentage increase, if any, in
 .  The MITTS Securities are listed on                                       the total return value of the Class B shares of the
   the American Stock Exchange under the symbol                        .    Merrill Lynch EuroFund, reduced by an
   "EFM"                                                                    adjustment factor of 2.6% of the EuroFund's value each
                                                                            year, as described in this prospectus
                                                                       .    ML&Co. will pay you by delivering to you
                                                                            a number of Class D shares of the Merrill Lynch
                                                                            EuroFund with an equal value, based upon the
                                                                            market price for Class D Shares shortly before
                                                                            the stated maturity of the MITTS Securities
                                                                       .    You will receive no less than the principal
                                                                            amount of your MITTS Securities



                Investing in the MITTS Securities involves risks.
                     See "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these MITTS Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                              ------------------
                              Merrill Lynch & Co.
                              ------------------

                    The date of this prospectus is , 2000.
-----------
"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
RISK FACTORS......................................................................................................3

MERRILL LYNCH & CO., INC..........................................................................................6

RATIO OF EARNINGS TO FIXED CHARGES................................................................................7

DESCRIPTION OF THE MITTS SECURITIES...............................................................................8

THE EUROFUND INDEX...............................................................................................15

OTHER TERMS......................................................................................................16

PROJECTED PAYMENT SCHEDULE.......................................................................................20

WHERE YOU CAN FIND MORE INFORMATION..............................................................................21

INCORPORATION OF INFORMATION WE FILE WITH THE SEC................................................................21

PLAN OF DISTRIBUTION.............................................................................................22

EXPERTS..........................................................................................................22

                                 RISK FACTORS

         Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

         You should be aware that at maturity you will receive no more than a number of Class D shares of the EuroFund in an amount equal in value, determined based on the market price of the Class D shares shortly before the maturity date, to the principal amount, if these shares are available, if the average value of the index over five trading days shortly before the maturity date is less than 15.53. This will be true even if, at some time during the life of the MITTS Securities, the value of the EuroFund index, as adjusted, was higher than 15.53, the value of the EuroFund Index on the date the MITTS Securities were priced for initial sale to the public, but later falls below 15.53.

Your yield on the MITTS Securities will not equal the yield on Class B Shares or the securities held by the EuroFund

         The yield you earn on the MITTS Securities, if any, will not be the same as the yield that you would earn if you directly owned Class B Shares of the EuroFund. In calculating the value of the EuroFund index, the AMEX will reduce the value of the EuroFund index by 2.6% each year. This annual reduction will be applied on a pro rata basis each calendar day. Because of these cumulative daily reductions, the value of the EuroFund index over time will increasingly diverge from the actual value of the Class B Shares and their distributions had you directly owned the Class B Shares. These reductions would not apply if you directly owned the Class B Shares of the EuroFund.

         In addition, the yield you earn on the MITTS Securities, if any, will not be the same yield that you would earn if you directly owned the securities held by the EuroFund. Because the EuroFund's return, as measured by the index, is determined after deductions for annual fees and expenses and transaction fees, the EuroFund's return, and consequently the return on the MITTS Securities, will be less than the return you would realize if you directly owned the securities held by the EuroFund.

Your yield may be lower than the yield on a standard debt security of comparable maturity

         The amount we pay you at maturity may be less than the return you could earn on other similar investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you consider inflation or other factors that affect the time value of money.

There may be an uncertain trading market for the MITTS Securities in the future

         Although the MITTS Securities are listed on the NYSE under the symbol "EFM," you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors including the appreciation, if any, of the value of the index.

         If a limited trading market for the MITTS Securities exists, and you do not wish to hold your investment until maturity, fewer buyers may want to purchase your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

         The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

         The value of the EuroFund index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the value of the EuroFund index exceeds or does not exceed 15.53. If you choose to sell your MITTS Securities when the value of the EuroFund index exceeds 15.53 on any given date, you may receive substantially less than the value that would be payable at maturity based on that value of the EuroFund index because of the expectation that the value of the EuroFund index will continue to fluctuate until shortly before the maturity date when the average value of the index is determined. If you choose to sell your MITTS Securities when the value of the EuroFund index is below, or not sufficiently above, 15.53, you may receive less than the principal amount per unit of MITTS Securities and lose a substantial portion of your investment. Political, economic and other developments that affect the securities owned by the EuroFund may also affect the value of the EuroFund Index and the value of the MITTS Securities.

         Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay at a minimum, the principal amount per unit of the MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if interest rates increase, we expect that the trading value of the MITTS Securities will decrease, and, conversely, if interest rates decrease, we expect the trading value of the MITTS Securities will increase.

         Changes in the volatility of the index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. Generally, if the volatility of the EuroFund index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the EuroFund index decreases, we expect that the trading value of the MITTS Securities will decrease.

         As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. The MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the EuroFund index. This difference would reflect a "time premium" due to expectations concerning the value of the EuroFund index during the period before February 28, 2006, the stated maturity of the MITTS Securities. However, as the time remaining to maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

         Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the MITTS Securities.

         In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities, except that we expect that the effect on the trading value of the MITTS Securities of a given increase or decrease in the EuroFund index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

No shareholder's rights

         You will not be entitled to any rights with respect to any shares of the EuroFund, including, without limitation, voting rights and rights to receive any dividends or distributions on the shares, until we deliver Class D Shares at the maturity of the MITTS Securities. For example, if the EuroFund sets a record date for a matter to be voted on by holders of Class D Shares prior to our delivery of Class D Shares to you, you will not be entitled to vote on that matter. You should be aware that if Class D Shares of the EuroFund are not available for sale to new investors immediately prior to the stated maturity date, we will pay you the amounts due to you for your MITTS Securities in cash instead of delivering Class D Shares on the stated maturity date.

Amounts payable on the MITTS Securities may be limited by state law

         New York State laws govern the indenture under which the MITTS Securities are issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

         While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

         We and our affiliates may from time to time buy or sell shares of the EuroFund or shares of the companies in which the EuroFund invests, for our own accounts, for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the EuroFund index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts of interest

         Our subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLPF&S, is our agent for the purposes of calculating the value of the index and the amount payable to you at maturity. In some circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the index. See "Description of the MITTS Securities-- Adjustments to the Index; Market Disruption Events" and "--Discontinuance of the Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

         We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

         We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

        o       securities brokerage, trading and underwriting;

        o investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

        o       asset management;

        o brokerage and related activities in swaps, options, forwards, futures and other derivatives;

        o       securities clearance services;

        o       equity, debt and economic research;

        o banking, trust and lending services, including mortgage lending and related services;

        o       insurance sales and underwriting services; and

        o       investment advisory and related recordkeeping services.

        We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

        Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

        If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

        In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

         In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

         The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                              For the Three
                                                 Year Ended Last Friday in December           Months Ended
                                              1995     1996     1997     1998      1999      March 31, 2000
                                              ----     ----     ----     ----      ----      --------------
  Ratio of earnings to fixed charges(a)....   1.2       1.2      1.2      1.1       1.3             1.4

-------------
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

         For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

         On September 3, 1998, ML&Co. issued an aggregate principal amount of $77,000,000 or 7,700,000 of the MITTS Securities.

         The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, which is more fully described in this prospectus.

         The MITTS Securities will mature on February 28, 2006.

         While at maturity a beneficial owner of a MITTS Security will receive, if available, the number of Class D Shares of the EuroFund equal in value, determined based on the Maturity NAV, to the sum of the principal amount of each MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Delivery at Maturity".

         The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

         The MITTS Securities were issued in denominations of whole units.

Delivery at Maturity

         At maturity, a beneficial owner of a MITTS Security will be entitled to receive the number of Class D Shares of the EuroFund equal in value, determined based on the Maturity NAV, to the principal amount of each MITTS Security plus the Supplemental Redemption Amount, if any, all as provided below. The number of Class D Shares delivered by ML&Co. will be rounded to the nearest one-thousandth of a share. If the Ending Index Value does not exceed the Starting Index Value, a beneficial owner of a MITTS Security will be entitled to receive only the number of Class D Shares of the EuroFund equal in value to the principal amount of each MITTS Security, determined based on the Maturity NAV.

         "Maturity NAV" shall mean the net asset value for the Class D Shares of the EuroFund as calculated by the EuroFund on the first Calculation Day during the Calculation Period; provided, however, if no Calculation Days occur during the Calculation Period because of Market Disruption Events, then Maturity NAV shall mean the net asset value for the Class D Shares of the EuroFund as calculated by the EuroFund on the last scheduled Index Business Day in the Calculation Period regardless of the occurrence of a Market Disruption Event on that day.

         Notwithstanding the foregoing, if the EuroFund is not issuing Class D Shares to new investors in the EuroFund on the date Maturity NAV is to be determined, ML&Co. may, in lieu of delivering Class D Shares of the EuroFund, pay cash in an amount equal to the sum of the principal amount of the MITTS Securities and the Supplemental Redemption Amount, if any.

         The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:


Principal amount of each MITTS Security ($10 per unit)    X  (Ending Index Value - Starting Index Value)
                                                             (-----------------------------------------)
                                                             (          Starting Index Value           )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

         The "Starting Index Value" equals 15.53, which was the value of the EuroFund Index on the date the MITTS Securities were initially priced for sale to the public (the "Pricing Date"). The value of the EuroFund Index on the Pricing Date was set to match the net asset value of Class B Shares of the EuroFund on the Pricing Date.

         The "Ending Index Value" will be determined by the calculation agent and will the equal the closing value of the EuroFund Index determined on the first Calculation Day during the Calculation Period. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the EuroFund Index determined on the last scheduled Index Business Day in the Calculation Period regardless of the occurrence of a Market Disruption Event on that day.

         The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

         "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

         An "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the AMEX calculates and publishes the EuroFund Index.

         "Market Disruption Event" means the EuroFund

         o is unable or otherwise fails to issue a net asset value for any series of shares of the EuroFund after the close of business on the NYSE but before 11:00 p.m., New York City time on the same day or

         o   suspends redemption of shares of the EuroFund.

         All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

         The following table illustrates, for a range of hypothetical Ending
Values:

        o the Ending Index Value used to calculate the Supplemental Redemption Amount;


        o the percentage change from the Starting Index Value to the Ending Index Value;

        o the total value of Class D Shares deliverable at maturity for each $10 principal amount of MITTS Securities;

        o    the total rate of return to beneficial owners of the MITTS
             Securities;

        o    the pretax annualized rate of return on the MITTS Securities; and

        o    the pretax annualized rate of return of class B Shares.

                                        Total Value of
                                        Class D Shares
                    Percentage Change    Deliverable at                            Pretax             Pretax
                    of Ending Index      Maturity per $10        Total Rate of     Annualized Rate    Annualized Rate
Hypthetical         Value                Principal Amount        Return on the     of Return on the   of Return of
Ending Index        Over the Starting    of MITTS                MITTS             MITTS              Class B
Value               Index Value          Securities              Securities        Securities(1)      Shares(1)(2)
------------------------------------------------------------------------------------------------------------------------
        3.11             -80.00%              $10.00                0.00%            0.00%            -18.02%
        6.21             -60.00%              $10.00                0.00%            0.00%             -9.40%
        9.32             -40.00%              $10.00                0.00%            0.00%             -4.17%
       12.42             -20.00%              $10.00                0.00%            0.00%             -0.38%
       15.53(3)            0.00%              $10.00                0.00%            0.00%              2.62%
       18.64              20.00%              $12.00               20.00%            2.45%              5.10%
       21.74              40.00%              $14.00               40.00%            4.54%              7.22%
       24.85              60.00%              $16.00               60.00%            6.37%              9.07%
       27.95              80.00%              $18.00               80.00%            8.00%             10.72%
       31.06             100.00%              $20.00              100.00%            9.47%             12.21%
       34.17             120.00%              $22.00              120.00%           10.80%             13.56%
       37.27             140.00%              $24.00              140.00%           12.03%             14.81%
       40.38             160.00%              $26.00              160.00%           13.17%             15.96%
       43.48             180.00%              $28.00              180.00%           14.22%             17.03%
       46.59             200.00%              $30.00              200.00%           15.21%             18.03%


-------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2)  This rate of return assumes:
     (a) an initial investment of a fixed amount in the Series B Shares of the EuroFund;
     (b) a reinvestment of all cash dividends and distributions in the Series B Shares of the EuroFund;
     (c) no transaction fees or expenses;
     (d) an investment term from September 3, 1998 to February 28, 2006; and (e) a final EuroFund Index value equal to the Ending Index Value.
 (3) This is the Starting Index Value.

         The above figures are for purposes of illustration only. The actual investment term, Supplemental Redemption Amount received by investors, and the resulting total and pretax annualized rate of return will depend entirely on the Starting Index Value and the actual Ending Index Value determined by the calculation agent as provided in this prospectus.

Adjustments to the EuroFund Index

         If at any time the AMEX changes the method of calculating the EuroFund Index, or the index's value changes, in any material respect, or if the EuroFund Index is in any other way modified so that the EuroFund Index does not, in the opinion of the calculation agent, fairly represent the value of the EuroFund Index had the changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of an index comparable to the EuroFund Index as if any changes or modifications had not been made, and calculate the closing value with reference to the EuroFund Index, as adjusted. Accordingly, if the method of calculating the EuroFund Index is modified so that the value of the EuroFund Index is a fraction or a multiple of what it would have been if it had not been modified, for example, due to a split in the EuroFund Index, then the calculation agent shall adjust the EuroFund Index in order to arrive at a value of the EuroFund Index as if it had not been modified, for example, as if the split had not occurred.

Discontinuance of the EuroFund Index

         If the AMEX discontinues publication of the EuroFund Index and the AMEX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the EuroFund Index (a "Successor Index") then, upon the calculation agent's notification of its determination to the Trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by the AMEX or any other entity for the EuroFund Index and calculate the Ending Index Value as described above under "Delivery at Maturity". Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

         If the AMEX discontinues publication of the EuroFund Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the EuroFund Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the EuroFund Index before any discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the EuroFund Index as described below, the Successor Index or value shall be substituted for the EuroFund Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

         If the AMEX discontinues publication of the Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

         o    the determination of the Adjusted Ending Value and

         o a determination by the calculation agent that a Successor Index is available,

the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

         Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

         In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount of a MITTS Security, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "Delivery at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

         In case of default in payment at the maturity date of the MITTS Securities, whether at their stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners, at the rate of 5.97% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

         Description of the Global Securities.

         Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor thereto, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

         So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         DTC Procedures

         The following is based on information furnished by DTC:

         DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

         To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

         Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

         Exchange for Certificated Securities

         If:

         o the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

         o ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

         o an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

         In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

         The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

         ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                              THE EUROFUND INDEX

Calculation of the EuroFund Index

         The AMEX has set the starting value of the EuroFund Index to equal the net asset value of one Class B Share of the EuroFund on the Pricing Date. Thereafter, the AMEX will calculate the value of the EuroFund Index on any day by multiplying the current Index Share Multiplier by the most recent net asset value per Class B Share announced by the EuroFund. For purposes of this calculation, any declared but unpaid Cash Distribution ,as defined below, will be added back and included in the "net asset value" of the EuroFund from and including the ex-dividend date related to any Cash Distribution to but excluding the date that any Cash Distribution is paid to holders of the Class B Shares.

         The value of the EuroFund Index is reported on the AMEX and Bloomberg under the symbol "EFI" and on the Reuters under the symbol ".EFI".

   Calculation of the Index Share Multiplier

         The Index Share Multiplier shall initially be set to one, representing one Class B Share of the EuroFund. If the EuroFund distributes any cash dividends or distributions of any character to holders of the Class B Shares (a "Cash Distribution"), then the Index Share Multiplier shall be increased by a percentage of Class B Shares equal to the Cash Distribution divided by the net asset value for Class B Shares calculated by the EuroFund on the date that any Cash Distribution is paid to holders of Class B Shares. If a Market Disruption Event has occurred on the day any Cash Distribution is paid, the adjustment to the Index Share Multiplier shall be postponed until the next succeeding Index Business Day on which a Market Disruption Event has not occurred. The Index Share Multiplier shall also be adjusted by the AMEX to reflect certain stock splits, reverse stock splits or share dividends that may occur with respect to the Class B Shares.

         Each calendar day, the AMEX shall reduce the value of the EuroFund Index by a percentage equal to 2.6% divided by 365 and reset the Index Share Multiplier so that the product of the net asset value and the revised Index Share Multiplier equals the value of the EuroFund Index so reduced. If a Market Disruption Event occurs on any day on which the EuroFund Index value is to be determined, then the foregoing adjustment to the Index Share Multiplier shall occur on the next succeeding Index Business Day on which a Market Disruption Event has not occurred.

The EuroFund

         ML&Co. has attached the fund prospectus describing the EuroFund and is delivering it to purchasers of the MITTS Securities together with this prospectus of ML&Co. for the convenience of reference only. The fund prospectus does not constitute a part of this prospectus of ML&Co., nor is it incorporated by reference in this prospectus of ML&Co. The summary description below is qualified in its entirety by the information describing EuroFund and the EuroFund Index included in the attached fund prospectus.

         The EuroFund has stated that its investment objectives are to seek capital appreciation primarily through investment in equities of corporations domiciled in European countries. Current income from dividends and interest will not be an important consideration in selecting portfolio securities. The EuroFund has stated that it anticipates that under normal market conditions at least 80% of its net assets will consist of European corporate securities, primarily common stocks and securities convertible into common stock.

         The EuroFund is a diversified, open-end management investment company under the Investment Company Act.

         The EuroFund has publicly disclosed its intention to distribute all of its net investment income, if any. The EuroFund has indicated that dividends from the net investment income are paid at least annually and all net realized capital gains, if any, are distributed to the shareholders of the EuroFund annually.

         The EuroFund is subject to the registration requirements of the Securities Act and the Investment Company Act. Accordingly, the EuroFund files prospectuses, statements of additional information, reports, proxy and other information statements and other information with the SEC. ML&Co. makes no representation or warranty as to the accuracy or completeness of that information.

         The foregoing summary of the policies of the EuroFund reflect certain investment restrictions which are subject to change by shareholders of the EuroFund at any time.

         The EuroFund is managed by Merrill Lynch Asset Management, L.P., an affiliate of ML&Co. The EuroFund itself is governed by an independent board of directors.

         The EuroFund has no obligations with respect to the MITTS Securities. This prospectus relates only to the MITTS Securities offered hereby and does not relate to the Class B or Class D shares of the EuroFund. The information contained in this prospectus regarding the EuroFund has been derived from the publicly available documents described above. ML&Co. has not participated in the preparation of these documents or made any due diligence inquiries with respect to the EuroFund in connection with the offering of the MITTS Securities. ML&Co. makes no representation that these publicly available documents or any other publicly available information regarding the EuroFund are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the EuroFund index, and therefore the trading price of the MITTS securities, have been publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning the EuroFund could affect the supplemental redemption amount to be received at the stated maturity date and therefore the trading value of the MITTS Securities.


                                  OTHER TERMS

         ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

         ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

         The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

         ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

         The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

         ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

         "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

         ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any transaction, MLPF&S remains a Controlled Subsidiary.

         "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

         In addition, ML&Co. may not permit MLPF&S to:

      o merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

      o convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

         ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

      o the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

         o pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

         o perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

      o ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

         ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

        o change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

        o reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

        o change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

        o impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

        o reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

        o modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

         No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default".

Events of Default

         Each of the following will be Events of Default with respect to senior debt securities of any series:

         o default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

         o    default in the payment of any principal or premium, when due;

         o    default in the deposit of any sinking fund payment, when due;

         o default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

         o specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

         o any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

         The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

         o in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

         o in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

         The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

         The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

         ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

         Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount and a projected Supplemental Redemption Amount equal to $5.5344 per unit, the "Projected Supplemental Redemption Amount". This represents an estimated yield on the MITTS Securities equal to 5.97% per annum (compounded semiannually).

         The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over a term of seven years and six months for the MITTS Securities based upon the projected payment schedule for the MITTS Securities, including both the Projected Supplemental Redemption Amount and the estimated yield equal to 5.97% per annum, compounded semiannually, as determined by ML&Co. for purposes of applying the Final Regulations to the MITTS Securities:


                                                                                            Total Interest Deemed
                                                                   Interest Deemed to       to Have Accrued on
                                                                   Accrue During            MITTS Securities as of
                                                                   Accrual Period           End of Accrual Period
                         Accrual Period                            (per unit)               (per unit)
                         --------------                             --------------------    --------------------------
September 3, 1998 through February 28, 1999...................             $0.2910                   $0.2910
March 1, 1999 through August 28, 1999.........................             $0.3072                   $0.5982
August 29, 1999 through February 28, 2000.....................             $0.3164                   $0.9146
February 29, 2000 through August 28, 2000.....................             $0.3258                   $1.2404
August 29, 2000 through February 28, 2001.....................             $0.3355                   $1.5759
March 1, 2001 through August 28, 2001.........................             $0.3455                   $1.9214
August 29, 2001 through February 28, 2002.....................             $0.3559                   $2.2773
March 1, 2002 through August 28, 2002.........................             $0.3665                   $2.6438
August 29, 2002 through February 28, 2003.....................             $0.3774                   $3.0212
March 1, 2003 through August 28, 2003.........................             $0.3887                   $3.4099
August 29, 2003 through February 28, 2004.....................             $0.4003                   $3.8102
February 29, 2004 through August 28, 2004.....................             $0.4122                   $4.2224
August 29, 2004 through February 28, 2005.....................             $0.4245                   $4.6469
March 1, 2005 through August 28, 2005.........................             $0.4372                   $5.0841
August 29, 2005 through February 28, 2006.....................             $0.4503                   $5.5344

---------
Projected Supplemental Redemption Amount = $5.5344 per unit.

         Prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for this information to Merrill Lynch & Co., Inc., Attn:
Darryl W. Colletti, Corporate Secretary's Office, 100 Church Street, 12th Floor, New York, New York 10080-6512.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.


               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows us to incorporate by reference the information we file with them, which means:

         o     incorporated documents are considered part of the prospectus;

         o we can disclose important information to you by referring you to those documents; and


         o information that we file with the SEC will automatically update and supersede this incorporated information.

         We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

         o     annual report on Form 10-K for the year ended December 31, 1999;

         o quarterly report on Form 10-Q for the period ended March 31, 2000; and

         o current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24,
               2000.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

        o      reports filed under Sections 13(a) and (c) of the Exchange Act;

        o definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

        o      any reports filed under Section 15(d) of the Exchange Act.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and

MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

         You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

         You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.


                             PLAN OF DISTRIBUTION

         This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

         MLPF&S may act as principal or agent in these market-making transactions.

         The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

         The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.


                                    EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may sell these securities until the registration statement filed with the + + Securities and Exchange Commission is effective. This prospectus is not an + + offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                                                      [LOGO] Merrill Lynch
----------
                                                                           PROTECTED GROWTH(SM) INVESTING
                                                                      Pursuit of Growth, Protection of Principal

                           Merrill Lynch & Co., Inc.
               S&P 500(R) Market Index Target-Term Securities(R)
                            due September 28, 2005
                             "MITTS(R) Securities"
                         $10 principal amount per unit

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at Maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the percentage increase, if
 .  Linked to the value of the S&P 500 Index.               any, in the value of the index, adjusted as described
 .  The MITTS Securities are listed on the New York         in this prospectus.
   Stock Exchange under the symbol "MIJ".               .  You will receive no less than the principal amount
                                                           of the MITTS Securities.

               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.
                                _______________

            The date of this prospectus is                 , 2000.

____________

"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc. "Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)" and "500", are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Capital Services, Inc. and ML&Co. is an authorized sublicensee.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
RISK FACTORS.............................................................    3

MERRILL LYNCH & CO., INC.................................................    6

RATIO OF EARNINGS TO FIXED CHARGES.......................................    7

DESCRIPTION OF THE MITTS SECURITIES......................................    8

THE INDEX................................................................   14

OTHER TERMS..............................................................   16

PROJECTED PAYMENT SCHEDULE...............................................   20

WHERE YOU CAN FIND MORE INFORMATION......................................   21

INCORPORATION OF INFORMATION WE FILE WITH THE SEC........................   21

PLAN OF DISTRIBUTION.....................................................   22

EXPERTS..................................................................   22

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that at maturity we will pay you no more than $10 for each unit of the MITTS Securities you own if the average value of the index over five trading days shortly before the maturity date is less than 1,066.09, the value of the index on the date the MITTS Securities were priced. This will be true even if at some time during the life of the MITTS Securities, the value of the index, as adjusted, was higher than 1,066.09 but later falls below 1,066.09.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks underlying the Index

     Your return will not reflect the return you would realize if you actually owned the stocks underlying the index and received the dividends paid on those stocks because of the reduction caused by the adjustment factor described in this prospectus and because the index is calculated by reference to the prices of the common stocks included in the index without taking into consideration the value of dividends paid on those stocks.

There may be an uncertain trading market for the MITTS Securities in the future

     Although the MITTS Securities are listed on the NYSE under the symbol "MIJ", you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the index.

     If the trading market for the MITTS Securities is limited and you do not wish to hold your investment until maturity, there may be a limited number of buyers for your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the index, as reduced by the adjustment factor, exceeds 1,066.09. If you choose to sell your MITTS Securities when the value of the index, as reduced by the adjustment factor, exceeds 1,066.09, you may receive substantially less than the amount that would be payable at maturity based on this value because of the expectation that the index will continue to fluctuate until shortly before the maturity date when the average value of the index is determined. If you choose to sell your MITTS Securities when the value of the index is below 1,066.09, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising U.S. dividend rates, or dividends per share, may increase the value of the index while falling U.S. dividend rates may decrease the value of the index. Political, economic and other developments that affect the stocks underlying the index may also affect the value of the index and the value of the MITTS Securities.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Interest rates may also affect the U.S. economy and, in turn, the value of the index. Rising interest rates may lower the value of the index and, thus, the MITTS Securities. Falling interest rates may increase the value of the index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. Generally, if the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. The MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the index. This difference will reflect a "time premium" due to expectations concerning the value of the index during the period prior to the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the index are expected to affect the trading value of the MITTS Securities. If dividend yields on the stocks included in the index increase, we expect that the value of the MITTS Securities will decrease. Conversely, if dividend yields on the stock comprising the index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State law governs the senior indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks underlying the index for our own accounts for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and the value of the index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts of interest

     Our subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLPF&S, is our agent for the purposes of calculating the value of the index and the amount payable to you at maturity. In some circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the index. See "Description of the MITTS Securities-- Adjustments to the Index; Market Disruption Events" and "--Discontinuance of the Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our a subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                   For the Three
                                                    Year Ended Last Friday in December             Months Ended
                                              1995       1996      1997      1998       1999      March 31, 2000
                                              ----       ----      ----      ----       ----      --------------
Ratio of earnings to fixed charges(a)......    1.2        1.2       1.2       1.1        1.3           1.4

___________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On September 29, 1998, ML&Co. issued $82,000,000 aggregate principal amount of S&P 500 MITTS Securities due September 28, 2005. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on September 28, 2005.

     While at maturity ML&Co. will pay a beneficial owner of a MITTS Security the principal amount of each MITTS Security plus the Supplemental Redemption Amount described below, if any, ML&Co. will make no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, ML&Co. will pay a beneficial owner of a MITTS Security the principal amount of each unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Adjusted Ending Value does not exceed the Starting Value, ML&Co. will pay a beneficial owner of a MITTS Security only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                          (Adjusted Ending Value - Starting Value)
Principal Amount of each MITTS Security ($10 per Unit) x  (--------------------------------------)
                                                          (           Starting Value             )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 1,066.09.

     The "Adjusted Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the S&P 500 Index (the "Index") as adjusted by the Adjustment Factor (the "Adjusted Index Value") determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Adjusted Ending Value will equal the average or arithmetic mean of the closing values of the Adjusted Index Value on these Calculation Days. If there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the Adjusted Index Value on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the Adjusted Index Value determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Adjustment Factor" equals 1.9% per annum and will be prorated based on a 365-day year and applied each calendar day during the term of the MITTS Securities to reduce the Index. As a result of the application of the Adjustment Factor, the adjusted value of the Index used to calculate your Supplemental Redemption Amount at the stated maturity of the MITTS Securities will be approximately 12.48% less than the actual Index value on any day during the Calculation Period.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     For purposes of determining the Adjusted Ending Value, an "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the Index or any Successor Index, as defined on page 10 below, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical values of the Index during the Calculation Period,

          . the Adjusted Ending Value used to calculate the Supplemental Redemption Amount;

          . the percentage change from the Starting Value to the Adjusted Ending Value;

          .    the total amount payable per unit of MITTS Securities;

          .    the total rate of return on the MITTS Securities;

          .    the pretax annualized rate of return on the MITTS Securities; and

          . the pretax annualized rate of return of the stocks underlying the Index, which includes an assumed aggregate dividend yield of 1.49% per annum, as more fully described below.

                                                                                                    Pretax
                                    Adjusted Ending      Total Amount                             Annualized       Pretax Annualized
Hypothetical Index                 Value Percentage   Payable at Maturity    Total Rate of          Rate of        Rate of Return of
 Value During the      Adjusted     Change Over the       per unit of        Return on the       Return on the     Stocks Underlying
Calculation Period   Ending Value   Starting Value     MITTS Securities    MITTS Securities   MITTS Securities(1)   the Index(1)(2)
------------------   ------------   --------------     ----------------    ----------------   -------------------   ----------------
  533.05                  466.49         -56.24%              $10.00              0.00%              0.00%              -8.16%
  639.65                  559.79         -47.49%              $10.00              0.00%              0.00%              -5.68%
  746.26                  653.09         -38.74%              $10.00              0.00%              0.00%              -3.55%
  852.87                  746.39         -29.99%              $10.00              0.00%              0.00%              -1.68%
  959.48                  839.68         -21.24%              $10.00              0.00%              0.00%              -0.02%
1,066.09(3)               932.98         -12.49%              $10.00              0.00%              0.00%               1.49%
1,172.70                1,026.28          -3.73%              $10.00              0.00%              0.00%               2.86%
1,279.31                1,119.58           5.02%              $10.50              5.02%              0.70%               4.13%
1,385.92                1,212.88          13.77%              $11.38             13.77%              1.85%               5.30%
1,492.53                1,306.17          22.52%              $12.25             22.52%              2.91%               6.39%
1,599.14                1,399.47          31.27%              $13.13             31.27%              3.91%               7.41%
1,705.74                1,492.77          40.02%              $14.00             40.02%              4.85%               8.38%
1,812.35                1,586.07          48.77%              $14.88             48.77%              5.74%               9.29%
1,918.96                1,679.37          57.53%              $15.75             57.53%              6.58%              10.15%
2,025.57                1,772.66          66.28%              $16.63             66.28%              7.38%              10.97%
2,132.18                1,865.96          75.03%              $17.50             75.03%              8.14%              11.75%
2,238.79                1,959.26          83.78%              $18.38             83.78%              8.86%              12.50%
2,345.40                2,052.56          92.53%              $19.25             92.53%              9.55%              13.21%
2,452.01                2,145.86         101.28%              $20.13            101.28%             10.22%              13.90%
2,558.62                2,239.16         110.03%              $21.00            110.03%             10.86%              14.56%
2,665.23                2,332.45         118.79%              $21.88            118.79%             11.47%              15.19%

______________
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2)  This rate of return assumes:
          (a) a constant dividend yield of 1.49% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the hypothetical Index value during the Calculation Period;
          (b)  no transaction fees or expenses;
          (c) an investment term from September 23, 1998 to September 28, 2005; and
          (d) a final Index value equal to the hypothetical Index value during the Calculation Period.

(3)  The Starting Value equals 1,066.09.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return will depend entirely on the actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Index; Market Disruption Events

       If at any time the method of calculating the Index, or its value, is changed in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had any changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Adjusted Ending Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if any changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified, due to a split in the Index, then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified for example, as if the split had not occurred.

       "Market Disruption Event" means either of the following events; as determined by the calculation agent:

       (a) the suspension or material limitation on trading, for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in each case, in 20% or more of the stocks which then comprise the Index; or

       (b) the suspension or material limitation, in each case, for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in

               (1) futures contracts related to the Index, or options on futures contracts, which are traded on any major U.S. exchange or

               (2) option contracts related to the Index which are traded on any major U.S. exchange.

       For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

       A limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

       If S&P discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index (any successor or substitute index is referred to as a "Successor Index"), then, upon the calculation agent's notification of the determination to the trustee and ML&Co., the calculation agent will substitute the Successor

Index as calculated by S&P or any other entity for the Index. Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If S&P discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index before the discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, the Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the calculation agent calculates a value as a substitute for the Index, "Index Calculation Day" shall mean any day on which the calculation agent is able to calculate the value.

     If S&P discontinues publication of the Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

     .    the determination of the Adjusted Ending Value and

     . a determination by the calculation agent that a Successor Index is available,

the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for information with respect to the values to be made available by telephone.

     Despite these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount per unit, will be equal to the principal amount per unit and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "- Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount per unit of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.78% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor thereto, being a "depositary"), as depositary, registered in the name of Cede & Co. (DTC's partnership nominee).

Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or Holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a Holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of Holders or that an owner of a beneficial interest in a global security desires to give or take any action which a Holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

          . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

          . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

          . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

     Standard & Poor's publishes the Index. The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Standard & Poor's chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor's include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. The Index is comprised of the common stocks of companies in four main groups: Industrials, Utilities, Transportation and Financial. Standard & Poor's may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

     The Index does not reflect the payment of dividends on the stocks included in the Index. Because of this, and due to the application of the Adjustment Factor, the return on the MITTS Securities will not be the same that you would receive if you were to purchase these stocks and hold them for a period equal to the term of the MITTS Securities.

Computation of the Index

     Standard & Poor's currently computes the Index as of a particular time as follows:

     (a) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

     (b) the market values of all component stocks as of that time are aggregated;

     (c) the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

     (d) the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

     (e) the current aggregate market value of all component stocks is divided by the Base Value; and

     (f)  the resulting quotient, expressed in decimals, is multiplied by ten.

     While Standard & Poor's currently employs the above methodology to calculate the Index, no assurance can be given that Standard & Poor's will not modify or change this methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of MITTS Securities upon maturity or otherwise.

     Standard & Poor's adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by Standard & Poor's to be arbitrary or not due to true market fluctuations. These changes may result from causes such as

     .    the issuance of stock dividends,

     . the granting to shareholders of rights to purchase additional shares of stock,

     . the purchase of shares by employees pursuant to employee benefit plans,

     .    consolidations and acquisitions,

     . the granting to shareholders of rights to purchase other securities of ML&Co.,

     . the substitution by Standard & Poor's of particular component stocks in the Index, and

     .    other reasons.

     In these cases, Standard & Poor's first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:



                               New Market Value
            Old Base Value  X  ----------------  =   New Base Value
                               Old Market Value


     The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

License Agreement

     Standard & Poor's ("S&P") does not guarantee the accuracy and/or the completeness of the Index or any data included in the Index. S&P makes no warranty, express or implied, as to results to be obtained by ML&CO., MLPF&S, holders of the MITTS Securities, or any other person or entity from the use of the S&P Index or any data included in the Index in connection with the rights licensed under the license agreement described in this prospectus or for any other use. S&P makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P Index or any data included in the Index. Without limiting any of the information above, in no event shall S&P have any liability for any special, punitive, indirect or consequential damage, including lost profits, even if notified of the possibility of these damages.

     S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with particular securities, including the MITTS Securities, and ML&Co. is an authorized sublicensee thereof.

     The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this prospectus:

     "The MITTS Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or the ability of the Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and ML&Co. (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to ML&Co. or the MITTS Securities. S&P has no obligation to take the needs of ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities are to initially be sold, or quantities of the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities."

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount and a projected Supplemental Redemption Amount equal to $4.8955 per unit (the ``Projected Supplemental Redemption Amount''). This represents an estimated yield on the MITTS Securities equal to 5.78% per annum (compounded semiannually).

     The projected payment schedule, including both the Projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon the projected payment schedule for the MITTS Securities (including both the Projected Supplemental Redemption Amount and the estimated yield equal to 5.78% per annum (compounded semiannually)) as determined by ML&Co. for purposes of applying the Final Regulations to the MITTS Securities:

                                                                                           Total Interest
                                                                                              Deemed to
                                                                                            Have Accrued
                                                                                            On the MITTS
                                                                  Interest Deemed to         Securities
                                                                    Accrue During           as of End of
                                                                    Accrual Period         Accrual Period
                    Accrual Period                                    (per unit)             (per unit)
                    --------------                                     ---------              ----------
September 29, 1998 through March 28, 1999.......................        $0.2850                $0.2850
March 29, 1999 through September 28, 1999.......................        $0.2972                $0.5822
September 29, 1999 through March 28, 2000.......................        $0.3058                $0.8880
March 29, 2000 through September 28, 2000.......................        $0.3147                $1.2027
September 29, 2000 through March 28, 2001.......................        $0.3238                $1.5265
March 29, 2001 through September 28, 2001.......................        $0.3331                $1.8596
September 29, 2001 through March 28, 2002.......................        $0.3427                $2.2023
March 29, 2002 through September 28, 2002.......................        $0.3527                $2.5550
September 29, 2002 through March 28, 2003.......................        $0.3628                $2.9178
March 29, 2003 through September 28, 2003.......................        $0.3733                $3.2911
September 29, 2003 through March 28, 2004.......................        $0.3842                $3.6753
March 29, 2004 through September 28, 2004.......................        $0.3952                $4.0705
September 29, 2004 through March 28, 2005.......................        $0.4066                $4.4771
March 29, 2005 through September 28, 2005.......................        $0.4184                $4.8955

____________
Projected Supplemental Redemption Amount = $4.8955 per unit.


     Prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for the information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the NYSE or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with the+ + Securities and Exchange Commission is effective. This prospectus is not an + + offer to sell these securities and it is not soliciting an offer to buy these+
+ securities in any state where the offer and sale is not permitted.           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                            [LOGO] Merrill Lynch
----------                                       PROTECTED GROWTH(SM) INVESTING
                                     Pursuit of Growth, Protection of Principal

                           Merrill Lynch & Co., Inc.
               Nikkei 225 Market Index Target-Term Securities(R)
                             due September 21, 2005
                             "MITTS(R) Securities"
                         $10 principal amount per unit

     Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, will use this prospectus when making offers and sales related to market-making transactions in the following securities.


The MITTS Securities:                                       Payment at Maturity:
 .  100% principal protection at maturity.                   .  On the maturity date, for each unit of MITTS
 .  No payments before the maturity date.                       Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch           the sum of the principal amount of each unit and an
   & Co., Inc.                                                 additional amount based on any percentage increase in
 .  Linked to the value of the Nikkei 225 Index that            the value of the index as described in this prospectus.
   measures the composite price performance of selected     .  You will receive no less than the principal amount
   Japanese stocks.                                            of the MITTS Securities.
 .  The MITTS Securities are listed on the American
   Stock Exchange under the symbol "MLN".

               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.

                                _______________

            The date of this prospectus is                  , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
RISK FACTORS...............................................................   3

MERRILL LYNCH & CO., INC...................................................   7

RATIO OF EARNINGS TO FIXED CHARGES.........................................   8

DESCRIPTION OF THE MITTS SECURITIES........................................   9

THE NIKKEI 225 INDEX.......................................................  15

OTHER TERMS................................................................  18

PROJECTED PAYMENT SCHEDULE.................................................  21

WHERE YOU CAN FIND MORE INFORMATION........................................  22

INCORPORATION OF INFORMATION WE FILE WITH THE SEC..........................  22

PLAN OF DISTRIBUTION.......................................................  23

EXPERTS....................................................................  23

                                  RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that at maturity we will pay you no more than $10 for each unit of the MITTS Securities you own if the average value of the index over five trading days shortly before the maturity date is less than 14,152.95, the value of the index on the date the MITTS Securities were priced. This will be true even if, at some time during the life of the MITTS Securities, the value of the index was higher than 14,152.95 but later falls below 14,152.95.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable Merrill Lynch & Co., Inc. debt security with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the Index

     Your return will not reflect the return you would realize if you actually owned the stocks underlying the index and received the dividends paid on those stocks. This is because the value of the index is calculated by reference to the prices of the common stocks included in the index without taking into consideration the value of dividends paid on those stocks.

Your return may be affected by currency exchange rates

     Although the stocks included in the index are traded in Japanese yen and the MITTS Securities are denominated in U.S. dollars, we will not adjust the amount payable at maturity for the currency exchange rate in effect at the maturity of the MITTS Securities. Any amount in addition to the principal amount of each unit payable to you at maturity is based solely upon the percentage increase in the index. Changes in the currency exchange rate, however, may reflect changes in the Japanese economy that may affect the value of the index and the MITTS Securities.

Your return may be affected by factors affecting the value of Japanese stocks

     Because the underlying stocks included in the index have been issued by Japanese companies, the return on your MITTS Securities will be affected by risks relating to an investment in Japanese equity securities. The Japanese securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets and cross-shareholdings in Japanese companies on those markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

     Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. In addition, recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and fluctuations in the rate of exchange between currencies may negatively affect the Japanese securities markets. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in economic factors such as growth in gross national product, rates of inflation, capital reinvestment, resources and self-sufficiency.

There may be an uncertain trading market for the MITTS Securities in the future

     Although the MITTS Securities are listed on the AMEX under the symbol "MLN," you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the index.

     If the trading market for the MITTS Securities is limited and you do not wish to hold your investment until maturity, there may be a limited number of buyers for your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the index is expected to affect the trading value of the MITTS Securities. The trading value of the MITTS Securities will depend substantially on the amount by which the value of the index exceeds or does not exceed 14,152.95, the value of the index on the pricing date. If you choose to sell your MITTS Securities at a time when the value of the index exceeds 14,152.95, you may receive substantially less than the amount that would be payable at maturity based on that value because of the expectation that the index will continue to fluctuate until shortly before the maturity date when the average value of the index over five trading days is determined. If you choose to sell your MITTS Securities when the value of the index is below, or not sufficiently above, 14.152.95, you may receive less than $10 per unit of your MITTS Securities. In general, rising Japanese dividend rates, or dividends per share, may increase the value of the index while falling Japanese dividend rates may decrease the value of the index. Additionally, political, economic and other developments that affect the stocks underlying the index may also affect the value of the index and the value of the MITTS Securities.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of the MITTS Securities at maturity, we expect that the trading value of the MITTS Securities will be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. In general, if interest rates in Japan increase, we expect that the trading value of the MITTS Securities will increase and, conversely, if interest rates in Japan decrease, we expect the trading value of the MITTS Securities will decrease. However, interest rates in Japan may also affect the Japanese economy and, in turn, the value of the index. Rising interest rates in Japan may lower the value of the index and, as a result, may decrease the value of the MITTS Securities. Falling interest rates in Japan may increase the value of the index and, as a result, may increase the value of the MITTS Securities.

     Changes in the volatility of the Japanese yen/U.S. dollar exchange rate are expected to affect the trading value of the MITTS Securities. The Japanese yen/U.S. dollar rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar and is expressed as a rate that reflects the amount of Japanese yen that can be purchased for one U.S. dollar. The Japanese yen/U.S. dollar rate increases when the U.S. dollar appreciates relative to the Japanese yen. Volatility is the term used to describe the size and frequency of market fluctuations. In general, if the volatility of the Japanese yen/U.S. dollar rate increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the Japanese yen/U.S. dollar rate decreases, we expect that the trading value of the MITTS Securities will decrease.

     Correlation between the Japanese yen/U.S. dollar exchange rate and the index. Correlation is the term used to describe the relationship between the percentage changes in the Japanese yen/U.S. dollar exchange rate and the percentage changes in the index. In general, if the correlation between the Japanese yen/U.S. dollar exchange rate and the index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the correlation between the Japanese yen/U.S. dollar exchange rate and the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     Changes in the volatility of the index are expected to affect the trading value of the MITTS Securities. Generally, if the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that prior to their maturity, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the index. This difference would reflect a "time premium" due to expectations concerning the value of the index during the period before September 21, 2005, the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the index are expected to affect the trading value of the MITTS Securities. Generally, if dividend yields on the stocks included in the index increase, we expect that the value of the MITTS Securities will decrease and, conversely, if dividend yields on the stocks included in the index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities, except that we expect that the effect on the trading value of the MITTS Securities of a given increase or decrease in the value of the index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     The indenture under which the MITTS Securities are issued is governed by New York State law. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25%
per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks underlying the index for their own accounts, for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and the value of the index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts of interest

     Our subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLPF&S, is our agent for the purposes of calculating the value of the index and the amount payable to you at maturity. Under certain circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the index. See "Description of the MITTS Securities-- Adjustments to the Index; Market Disruption Events" and "--Discontinuance of the Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our a subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                           For the Three
                                                           Year Ended Last Friday in December              Months Ended
                                                     1995       1996      1997      1998       1999       March 31, 2000
                                                     ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a)............     1.2       1.2       1.2       1.1         1.3             1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On December 28, 1998, ML&Co. issued an aggregate principal amount of $70,000,000 or 7,000,000 units of the MITTS Securities. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on September 21, 2005.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of each unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Redemption Amount is not greater than zero, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                            ( Ending Value - Starting Value )
Principal amount of each MITTS Security ($10 per unit)  X   ( ----------------------------- )
                                                            (        Starting Value         )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 14,152.95.

     The "Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Nikkei 225 Index (the "Index") determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Value will equal the average or arithmetic mean of the closing values of the Index on these Calculation Days, and if there is only one Calculation Day, then the Ending Value will equal the closing value of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the Index or any Successor Index, as defined on page 11 below, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical Ending Values:

         .    the percentage change from the Starting Value to the Ending Value;

         .    the total amount payable per Unit of MITTS Securities;

         .    the total rate of return on the MITTS Securities;

         .    the pretax annualized rate of return on the MITTS Securities; and

         . the pretax annualized rate of return of the stocks underlying the Index, which includes an assumed aggregate dividend yield of 1.04% per annum, as more fully described below.

                                                           Total
                                     Ending                Amount
                                     Value                Payable               Total            Pretax
                                   Percentage                at                Rate of         Annualized
                                     Change               Maturity            Return on          Rate of        Pretax Annualized
                                    Over the              Per Unit               the          Return on the     Rate of Return of
      Hypothetical                  Starting              of MITTS              MITTS             MITTS         Stocks Underlying
      Ending Value                    Value              Securities           Securities      Securities(1)     the Index (1)(2)
      ------------                    -----              ----------           ----------      -------------     ----------------
        7,076.48                     -50.00%               $10.00               0.00%             0.00%                 -9.00%
        8,491.77                     -40.00%               $10.00               0.00%             0.00%                 -6.41%
        9,907.07                     -30.00%               $10.00               0.00%             0.00%                 -4.20%
       11,322.36                     -20.00%               $10.00               0.00%             0.00%                 -2.25%
       12,737.66                     -10.00%               $10.00               0.00%             0.00%                 -0.52%
       14,152.95(3)                    0.00%               $10.00               0.00%             0.00%                  1.04%
       15,568.25                      10.00%               $11.00              10.00%             1.42%                  2.47%
       16,983.54                      20.00%               $12.00              20.00%             2.72%                  3.79%
       18,398.84                      30.00%               $13.00              30.00%             3.93%                  5.00%
       19,814.13                      40.00%               $14.00              40.00%             5.06%                  6.14%
       21,229.43                      50.00%               $15.00              50.00%             6.11%                  7.20%
       22,644.72                      60.00%               $16.00              60.00%             7.10%                  8.20%
       24,060.02                      70.00%               $17.00              70.00%             8.03%                  9.15%
       25,475.31                      80.00%               $18.00              80.00%             8.92%                 10.04%
       26,890.61                      90.00%               $19.00              90.00%             9.76%                 10.89%
       28,305.90                     100.00%               $20.00             100.00%            10.56%                 11.70%
       29,721.20                     110.00%               $21.00             110.00%            11.32%                 12.48%
       31,136.49                     120.00%               $22.00             120.00%            12.05%                 13.22%
       32,551.79                     130.00%               $23.00             130.00%            12.75%                 13.93%
       33,967.08                     140.00%               $24.00             140.00%            13.43%                 14.61%
       35,382.38                     150.00%               $25.00             150.00%            14.07%                 15.27%

(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2)  This rate of return assumes:

     (a) a constant dividend yield of 1.04% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each quarter assuming the value increases or decreases linearly from the Starting Value to the hypothetical Ending Value;
     (b)  no transaction fees or expenses;
     (c) the term of the MITTS Securities is from December 28, 1998 to September 21, 2005; and
     (d)  a final Index value equal to the hypothetical Ending Value.
(3)  The Starting Value of the Index.

          The above figures are for purposes of illustration only. The actual investment term, Supplemental Redemption Amount received by investors, and the respective total and pretax annualized rate of return will depend entirely on the Starting Value and the actual Ending Value determined by the calculation agent as provided herein.

Adjustments to the Index; Market Disruption Events

          If at any time the method of calculating the Index, or its value, is changed in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had the changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Value is to be calculated, make such adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if the changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified, e.g., as if the split had not occurred.

          "Market Disruption Event" means either of the following events, as determined by the calculation agent:

          . a suspension, material limitation or absence of trading on the Tokyo Stock Exchange (the "TSE") of 20% or more of the underlying stocks which then comprise the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange; or

          . the suspension or material limitation on the Singapore International Monetary Exchange, Ltd. (the "SIMEX"), the Osaka Securities Exchange (the "OSE") or any other major futures or securities market from trading in futures or options contracts related to the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange.

          For the purposes of determining whether a Market Disruption Event has occurred:

          . a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,

          . a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event,

          . a suspension in trading in a futures or options contract on the Index by a major securities market by reason of

             .  a price change violating limits set by the securities market,

             . an imbalance of orders relating to futures or options contracts or

          . a disparity in bid and ask quotes relating to futures or options contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index, and

     . an absence of trading on the TSE will not include any time when the TSE is closed for trading under ordinary circumstances.

Under certain circumstances, the duties of MLPF&S as calculation agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as a subsidiary of ML&Co..

     Based on the information currently available to ML&Co., the opening of trading on the OSE was delayed on January 17, 1995 because of the earthquake in Kobe. If this delay had occurred during the one-half hour period preceding the close of trading on the OSE, it would have constituted a Market Disruption Event. In addition, because of movements in the price for futures contracts for the Index, the OSE imposed price limits on futures contracts on January 23, 1995 that were in effect during the one-half hour period preceding the close of trading on the OSE and that would have constituted a Market Disruption Event. On January 31 and February 1 of 1994, prices for futures contracts for the Index reached price limits imposed by the OSE, which would have been a Market Disruption Event. Other than the foregoing events, to ML&Co.'s knowledge no circumstances have arisen since the inception of the Index that could have constituted a Market Disruption Event. The existence or nonexistence of these circumstances, however, is not necessarily indicative of the likelihood of these circumstances arising or not arising in the future.

Discontinuance of the Index

     If the publisher of the Nikkei 225 Index, Nihon Keizai Shimbum, Inc. ("NKS"), discontinues publication of the Index and NKS or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index (any successor or substitute index is referred to as a "Successor Index"), then, upon the calculation agent's notification of that determination to the Trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by NKS or such other entity for the Index and calculate the Ending Value as described above under "-Payment at Maturity". Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If NKS discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index before any discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, that Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the calculation agent calculates a value as a substitute for the Index, "Calculation Day" shall mean any day on which the Calculation Agent is able to calculate a substitute value.

     If NKS discontinues publication of the Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

          .    the determination of the Ending Value and

          . a determination by the Calculation Agent that a Successor Index is available,

the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for the values to be made available by telephone.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     If an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount per unit, will be equal to the principal amount per unit and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "- Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount per unit of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners, at the rate of 6.01% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor thereto, being a "depositary"), as depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or Holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of Holders or that an owner of a beneficial interest in a global security desires to give or take any action which a Holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the Trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     All payments of principal and the Supplemental Redemption Amount, if any, will be made by ML&Co. in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                              THE NIKKEI 225 INDEX

     Unless otherwise stated, all information relating to the Nikkei 225 Index in this prospectus has been derived from the Stock Market Indices Data Book published by NKS and other publicly-available sources. This information reflects the policies of NKS as stated in these sources; these policies are subject to change at the discretion of NKS.

     The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 underlying stocks (the "Underlying Stocks") trading on the TSE and represents a broad cross-section of Japanese industry. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Futures and options contracts on the Nikkei 225 Index are traded on the SIMEX, the OSE and the Chicago Mercantile Exchange.

     The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by

     . multiplying the per share price of each Underlying Stock by the corresponding weighting factor for that Underlying Stock (a "Weight Factor"),

     .    calculating the sum of all these products, and

     .    dividing the sum by a divisor.

     Each Weight Factor is computed by dividing (Yen)50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of (Yen)50. Each Weight Factor represents the number of shares of the related Underlying Stock which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks, currently the TSE. The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     The divisor was initially set in 1949 at 225 and is subject to periodic adjustment. In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Underlying Stock, the divisor is adjusted so that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, which will be the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change. The current divisor is available on Bloomberg under the symbol "NKY".

     Underlying Stocks may be deleted or added by NKS. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS is generally not to alter the composition of the Underlying Stocks except when an Underlying Stock is deleted in accordance with the following criteria. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock or transfer of the stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason; or transfer of the stock to the Second Section of the TSE. Upon deletion of a stock from the Underlying Stocks, NKS will select, in accordance with criteria established by it, a replacement for deleted Underlying Stock. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Underlying Stocks. In such case, an existing Underlying Stock with low trading volume and not representative of a market will be deleted.

     NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The MITTS Securities are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this prospectus that NKS makes any representation or warranty, implied or express, to ML&Co., the holder of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities in particular or the ability of the Nikkei 225 Index to track general stock market performance. NKS has no obligation to take the needs of ML&Co. or the holder of the MITTS Securities into consideration in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the MITTS Securities that have been issued or in the determination or calculation of the equation by which the MITTS Securities are to be settled in cash. NKS has no obligation or liability in connection with the administration or marketing of the MITTS Securities.

     The use of and reference to the Nikkei 225 Index in connection with the MITTS Securities have been consented to by NKS, the publisher of the Nikkei 225 Index.

     None of ML&Co., the calculation agent and MLPF&S accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any Successor Index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Index is applied in determining any Starting Values or Ending Values or any Supplemental Redemption Amount upon maturity of the MITTS Securities.

The Tokyo Stock Exchange

     The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on such trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. Price floors and ceilings are expressed in absolute Japanese yen, rather than percentage, limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index, which limitations may, in turn, adversely affect the value of the MITTS Securities.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

          . perform and observe of all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of senior debt securities may waive an Event of Default under that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the Trustee shall be entitled to receive from the Holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount and a projected Supplemental Redemption Amount equal to $4.8938 per Unit (the "Projected Supplemental Redemption Amount"). This represents an estimated yield on the MITTS Securities equal to 6.01% per annum (compounded semiannually).

     The projected payment schedule (including both the Projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the MITTS Securities), and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon the projected payment schedule for the MITTS Securities (including both the Projected Supplemental Redemption Amount and the estimated yield equal to 6.01% per annum (compounded semiannually)) as determined by ML&Co. for purposes of applying the Final Regulations to the MITTS Securities:

                                                                              Total Interest
                                                      Interest Deemed     Deemed to Have Accrued
                                                            to           on the MITTS Securities
                                                        Accrue During     as of End of Accrual
                                                       Accrual Period             Period
                 Accrual Period                          (per Unit)             (per Unit)
                 --------------                       ---------------    -----------------------
December 28, 1998 through March 21, 1999...........         $0.1356              $0.1356
March 22, 1999 through September 21, 1999..........         $0.3045              $0.4401
September 22, 1999 through March 21, 2000..........         $0.3138              $0.7539
March 22, 2000 through September 21, 2000..........         $0.3231              $1.0770
September 22, 2000 through March 21, 2001..........         $0.3329              $1.4099
March 22, 2001 through September 21, 2001..........         $0.3428              $1.7527
September 22, 2001 through March 21, 2002..........         $0.3532              $2.1059
March 22, 2002 through September 21, 2002..........         $0.3638              $2.4697
September 22, 2002 through March 21, 2003..........         $0.3747              $2.8444
March 22, 2003 through September 21, 2003..........         $0.3860              $3.2304
September 22, 2003 through March 21, 2004..........         $0.3976              $3.6280
March 22, 2004 through September 21, 2004..........         $0.4095              $4.0375
September 22, 2004 through March 21, 2005..........         $0.4218              $4.4593
March 22, 2005 through September 21, 2005..........         $0.4345              $4.8938

     Projected Supplemental Redemption Amount = $ 4.8938 per Unit.

     All prospective investors in the Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.


                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus not is + + an offer to sell these securities and is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                       [LOGO] Merrill Lynch
----------                                  PROTECTED GROWTH(SM) INVESTING
                                      Pursuit of Growth, Protection of Principal


                           Merrill Lynch & Co., Inc.
                       Energy Select Sector SPDR(R) Fund
                    Market Index Target-Term Securities(R)
                             due February 21, 2006
                             "MITTS(R) Securities"
                         $10 principal amount per unit

         This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                             Payment at Maturity:
 .    100% principal protection at maturity.                       .   On the maturity date, for each unit of the MITTS
 .    No payments prior to the maturity date.                          Securities you own, you will receive a number of
 .    Senior unsecured debt securities of Merrill Lynch                shares of the Energy Select Sector SPDR Fund, or
     & Co., Inc.                                                      cash with an equal value, equal to the sum of the
 .    Linked to the value of the Energy Select Sector                  principal amount of each unit and an additional
     SPDR Fund.                                                       amount based on any percentage increase in the value
 .    The MITTS Securities are listed on the American                  of the fund as described in this prospectus.
     Stock Exchange under the symbol "ESM".
                                                                  .   You will receive no less than the principal
                                                                      amount of your MITTS Securities.

               Investing in the MITTS Securities involves risk.
          See "Risk Factors" beginning on page 8 of this prospectus.

                                _______________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.

                                _______________


                 The date of this prospectus is        , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
SUMMARY INFORMATION--Q&A.......................................................................     3

RISK FACTORS...................................................................................     8

MERRILL LYNCH & CO., INC.......................................................................    13

RATIO OF EARNINGS TO FIXED CHARGES.............................................................    14

DESCRIPTION OF THE MITTS SECURITIES............................................................    15

THE ENERGY SPDR FUND...........................................................................    23

OTHER TERMS....................................................................................    25

PROJECTED PAYMENT SCHEDULE.....................................................................    28

WHERE YOU CAN FIND MORE INFORMATION............................................................    29

INCORPORATION OF INFORMATION WE FILE WITH THE SEC..............................................    30

PLAN OF DISTRIBUTION...........................................................................    31

EXPERTS........................................................................................    31

                           SUMMARY INFORMATION--Q&A

         This summary includes questions and answers that highlight selected information from the prospectus to help you understand The Energy Select Sector SPDR(R) Fund Market Index Target-Term Securities(R) due February 21, 2006. You should carefully read this prospectus to understand fully the terms of the MITTS Securities as well as the tax and other considerations that should be important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights some risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

         References to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

         References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         References in this prospectus to "Energy SPDR Fund" are to the Energy Select Sector SPDR Fund.

         We have attached the prospectus for the Energy SPDR Fund dated January 28, 2000 (the "Fund Prospectus"). You should carefully read the Fund Prospectus to fully understand the operation and management of the Energy SPDR Fund, particularly the fees and expenses associated with shares of the Energy SPDR Fund which affect the Net Asset Value per share of the Energy SPDR Fund and which will directly apply to you if we choose to deliver these shares to you at maturity of the MITTS Securities. Our affiliate, MLPF&S, is both a soliciting dealer in the shares of the Energy SPDR Fund and the index compilation agent for the Energy Select Sector Index . However, we are not affiliated with the Energy SPDR Fund or the Energy Select Sector Index. The Energy SPDR Fund will not receive any of the proceeds from the sale of the MITTS Securities and will not have any obligations with respect to the MITTS Securities. We have attached the Fund Prospectus and are delivering it to you together with this prospectus for the convenience of reference only. The Fund Prospectus does not constitute a part of prospectus, nor is it incorporated by reference in this prospectus.

What are the MITTS Securities?

         The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on February 21, 2006 and cannot be redeemed at an earlier date. You will not receive any shares of the Energy SPDR Fund or any other payments on the MITTS Securities until maturity.

         Each "unit" of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, the MITTS Securities were issued in the form of a global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC record beneficial ownership of the MITTS Securities by individual investors. You should refer to the section "Description of the MITTS Securities--Depositary" in this prospectus.

What will I receive at the stated maturity date of the MITTS Securities?

          We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in the appreciation, if any, in the Net Asset Value per share of the Energy SPDR Fund. At maturity, you will receive a number of shares, and an amount of cash equal to the value of any fractional shares, of the Energy SPDR Fund, or cash with an equal value, equal in value to the sum of the Principal Amount and the Supplemental Redemption Amount, if any. We will determine the number of shares to be delivered to you based on the Ending Value.

Principal Amount

         The Principal Amount per unit is $10.

Supplemental Redemption Amount

         The Supplemental Redemption Amount per unit will equal:

         ( Adjusted Ending Value-Starting Value )
$10 X    (--------------------------------------)
         (            Starting Value            )

but will not be less than zero.

         "Starting Value" equals 22.4936, the Net Asset Value of one share of the Energy SPDR Fund on February 11, 1999, the date the MITTS Securities were priced for initial sale to the public.

         "Adjusted Ending Value" means the Ending Value, as reduced by the application of the Adjustment Factor on each calculation day.

         "Ending Value" means the average of the Net Assets Values per share of the Energy SPDR Fund at the close of the market on five Calculation Days shortly before the maturity of the MITTS Securities. We may calculate the Ending Value by reference to fewer than five or even a single day's Net Asset Value if, during the calculation period, there is a disruption in the trading of a number of the component stocks of the Energy Select Sector Index or options relating to the shares of the Energy SPDR Fund, the Energy SPDR Fund is unable or otherwise fails to issue a Net Asset Value for the shares of the Energy SPDR Fund or the Energy SPDR Fund suspends the creation or redemption of its shares. Please see the section entitled "Description of the MITTS Securities--Adjustments to the Net Asset Value; Market Disruption Events" in this prospectus.

         The "Adjustment Factor" equals 0.85% per year and will reduce the Net Asset Value per share of the Energy SPDR Fund used to calculate the Supplemental Redemption Amount. As a result of the application of the Adjustment Factor, the adjusted Net Asset Value per share of the Energy SPDR Fund used to calculate your Supplemental Redemption Amount at the maturity of the MITTS Securities will be approximately 5.8% less than the actual Net Asset Value per share of the Energy SPDR Fund on any day during the Calculation Period. For a detailed discussion of how the Adjustment Factor will affect the Net Asset Value per share of the Energy SPDR Fund used to calculate your Supplemental Redemption Amount, i.e., the Adjusted Ending Value, see "Description of the MITTS Securities--Delivery at Maturity" and "--Hypothetical Returns" in this prospectus.

         For more specific information about the Supplemental Redemption Amount, please see the section "Description of the MITTS Securities" in this prospectus.

Examples

       Here are two examples of Supplemental Redemption Amount calculations assuming an Adjustment Factor of 0.85% per year:

Example 1--Adjusted Ending Value is less than the Starting Value at the maturity date:

       Starting Value: 22.49
       Hypothetical Ending Value: 23.62
       Hypothetical Adjusted Ending Value: 22.25

                                                                                     (Supplemental
                                                       ( 22.25 - 22.49 )             Redemption
Supplemental Redemption Amount (per unit) = $10 X      ( ------------- )  = $0.00    Amount cannot
                                                       (     22.49     )             be less than zero)

     Total value of shares delivered at maturity (per unit) = $10 + $0 = $10

Example 2--Adjusted Ending Value is greater than the Starting Value at the maturity date:

     Starting Value: 22.49
     Hypothetical Ending Value: 35.99
     Hypothetical Adjusted Ending Value: 33.90

                                                       ( 33.90 - 22.49 )
Supplemental Redemption Amount (per unit) = $10 X      ( ------------- )  = $5.07
                                                       (     22.49     )

     Total value of shares delivered at maturity (per unit) = $10 + $5.07 =
     $15.07

How is the Net Asset Value determined?

     The "Net Asset Value" means the net asset value per share of the Energy SPDR Fund as determined by the Energy SPDR Fund. The Energy SPDR Fund calculates its Net Asset Value per share by dividing the value of its net assets, i.e., the value of its total assets less total liabilities, by its total number of shares outstanding. Expenses and fees, including the management, administration and distribution fees, of the Energy SPDR Fund are accrued daily and taken into account for purposes of determining Net Asset Value. The Net Asset Value per share of the Energy SPDR Fund is determined by the Energy SPDR Fund each Business Day after the close of trading on the New York Stock Exchange, ordinarily 4:00 p.m., New York time. Shares of the Energy SPDR Fund are listed on the AMEX under the trading symbol "XLE".

When will I receive cash instead of shares of the Energy SPDR Fund?

     If we choose to pay you the amount due to you at maturity in cash instead of in shares of the Energy SPDR Fund which you would otherwise be entitled to receive, we will pay you an amount of cash equal to the sum of the Principal Amount and the Supplemental Redemption Amount, if any. In addition, if at any time MLPF&S ceases to be a soliciting dealer in the shares of the Energy SPDR Fund, we will pay the amount due to you in cash instead of shares. Please see the section entitled "Description of the MITTS Securities--Delivery at Maturity" in this prospectus.

     In addition, in the event that we choose to deliver shares of the Energy SPDR Fund at maturity, we will not distribute any fractional shares to you. We will aggregate all amounts due to you in respect of the total number of units you hold on the stated maturity date, and in lieu of delivering to you any fractional shares of the Energy SPDR Fund to which you would otherwise be entitled, we will pay you the cash value of these fractional shares based on the Net Asset Value per share of the Energy SPDR Fund shortly before maturity.

Will I be charged any transaction fees or expenses with respect to the shares of the Energy SPDR Fund?

         Unless and until we deliver shares of the Energy SPDR Fund to you in satisfaction of our obligations under the MITTS Securities, you will not be directly charged any management, administration, distribution or other transaction fees or other expenses with respect to the shares of the Energy SPDR Fund. However, because the Energy SPDR Fund accrues these fees and expenses daily for purposes of determining the Net Asset Value of its shares, the Net Asset Values used to calculate your Supplemental Redemption Amount will reflect the deduction of these fees and expenses as well as the reduction resulting from the application of the Adjustment Factor.

         If at maturity we deliver to you shares of the Energy SPDR Fund, you will then become directly subject to ongoing account maintenance fees and some other transaction expenses with respect to your shares so long as you hold these shares.

         The accompanying Fund Prospectus describes the fees and expenses charged by the Energy SPDR Fund in greater detail.

What is the Energy SPDR Fund?

         The Energy SPDR Fund is an index fund whose stated investment objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the publicly traded equity securities comprising the Energy Select Sector Index. The Energy Select Sector Index consists of the equity securities of publicly traded companies that are components of the S&P 500 Index and are involved in the development and production of energy products. Companies in the Energy Select Sector Index develop and produce crude oil and natural gas, and provide drilling and other energy related services. As of February 11, 1999, the Energy Select Sector Index included 31 component stocks. A list of these securities and their index weightings as of that date is set forth under the section "The Energy SPDR Fund" in this prospectus. Our affiliate, MLPF&S, is both a soliciting dealer in the shares of the Energy SPDR Fund and the Index Compilation Agent for the Energy Select Sector Index. We are not affiliated with the Energy SPDR Fund or the Energy Select Sector Index. The Energy SPDR Fund does not receive any of the proceeds from the sale of, or have any obligations under, the MITTS Securities. You should independently decide whether an investment in the MITTS Securities and the Energy SPDR Fund is appropriate for you.

         The Energy SPDR Fund is one of nine investment funds comprising the Select Sector SPDR Trust (the "Trust"), a management investment company registered under the Investment Company Act of 1940, as amended. Each fund's investment portfolio is comprised principally of constituent companies whose equity securities are components of the S&P 500 Index, each representing one of nine specified market sector indices. Each stock in the S&P 500 Index is allocated to only one Select Sector Index. The combined companies of the nine Select Sector Indices represent all of the companies whose stocks are components of the S&P 500 Index.

         You should carefully read the Fund Prospectus accompanying this prospectus to fully understand the operation and management of the Energy SPDR Fund. In addition, because the Trust is subject to the registration requirements of the Securities Act of 1933, as amended, and the Investment Company Act, the Trust is required to file periodically information specified by the SEC. For more information about the Energy SPDR Fund and the shares that you may receive at maturity, information provided to or filed with the SEC by the Trust can be inspected at the SEC's public reference facilities or accessed over the Internet through a web site maintained by the SEC at http://www.sec.gov. You may also obtain copies of these documents at no cost by calling the Trust at (800) 843-2639 or by writing the Trust c/o ALPS Mutual Funds Services, Inc., at 370 17th Street, Suite 3100, Denver, CO 80202. Neither the Fund Prospectus nor these other documents are incorporated by reference in this prospectus, and we make no representation or warranty as to the accuracy or completeness of that information.

Are the MITTS Securities listed on a stock exchange?

         The MITTS Securities are listed on the AMEX under the symbol "ESM".

What is the role of MLPF&S?

         Our subsidiary, MLPF&S, was the underwriter for the offering and sale of the MITTS Securities.

         MLPF&S is our agent for purposes of calculating the Adjusted Ending Value and the Supplemental Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between MLPF&S's status as our subsidiary and its responsibilities as calculation agent.

         MLPF&S also is a soliciting dealer in the shares of the Energy SPDR Fund and is the index compilation agent for the Energy Select Sector Index. Under some circumstances, these duties could result in a conflict of interest between MLPF&S' status as our subsidiary and its responsibilities to the Energy SPDR Fund and the Energy Select Sector Index. Please see the section entitled "Risk Factors--Potential conflicts" in this prospectus.

Who is ML&Co.?

         Merrill Lynch & Co., Inc. is a holding company with various subsidiary and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co., see the section entitled "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section "Where You Can Find More Information" in this prospectus.


Are there any risks associated with my investment?

         Yes, an investment in the MITTS Securities is subject to risks. Please refer to the section "Risk Factors" in this prospectus.

                                 RISK FACTORS

         Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

The MITTS Securities are unlike typical equity or debt securities

         The MITTS Securities combine features of equity and debt instruments. For example, like an equity instrument, the Supplemental Redemption Amount will be based on the increase, if any, in the Net Asset Value per share of the Energy SPDR Fund. However, as a holder of the MITTS Securities, you will not be entitled to receive distributions that would be payable on the shares of the Energy SPDR Fund if you had made a direct investment in the shares. In addition, like a debt instrument, you will receive the principal amount of your MITTS Securities on the maturity date. However, the terms of the MITTS Securities differ from the terms of ordinary debt securities in that the Supplemental Redemption Amount payable at maturity is not a fixed amount, but is based on the Net Asset Value per share of the Energy SPDR Fund, as reduced by the Adjustment Factor, determined on five, or, under particular circumstances, fewer than five days shortly before the maturity date.

You may not earn a return on your investment

         You should be aware that at maturity we will pay you no more than $10 for each unit of the MITTS Securities you own if the average value of the index over five trading days shortly before the maturity does not exceed 22.4936. This will be true even if, at some time during the life of the MITTS Securities, the Net Asset Value per share of the Energy SPDR Fund, as reduced by the Adjustment Factor, was higher than 22.4936 but later falls below 22.4936.

Your return will not reflect the return of owning shares of the Energy SPDR Fund or the securities and other assets comprising the Energy SPDR Fund's investment portfolio

         When determining the Supplemental Redemption Amount, if any, paid to you at maturity, the Energy SPDR Fund's Net Asset Value per share, which reflects the reduction of fund assets resulting from the accrual of the Energy SPDR Fund's fees and expenses and any distributions made by the Energy SPDR Fund, will also be reduced by the application of the Adjustment Factor. Consequently, your return on the MITTS Securities will not reflect the return of owning the shares of the Energy SPDR Fund or the securities and other assets comprising the Energy SPDR Fund's investment portfolio.

Changes in the Net Asset Value per share of the Energy SPDR Fund will not exactly mirror changes in the Energy Select Sector Index

         As indicated in the Fund Prospectus, the Energy SPDR Fund's investment objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the publicly traded equity securities comprising the Energy Select Sector Index. However, because the Energy SPDR Fund's investment portfolio may not hold all of the stocks in the Energy Select Sector Index or may not hold each stock in the same weighting as the Energy Select Sector Index, because the Energy SPDR Fund may hold other assets and because the Net Asset Value per share of the Energy SPDR Fund reflects the reduction of fund assets resulting from the accrual of fees and expenses and the payment of distributions, if any, changes in the value of the Energy Select Sector Index and in the Net Asset Value per share of the Energy SPDR Fund are not expected to be identical. As stated in the Fund Prospectus, the investment adviser to the Energy SPDR Fund believes that "over time, the `tracking error' of the Energy SPDR Fund relative to the performance of the

Energy Select Sector Index, adjusted for the effect of the Energy SPDR Fund's expenses, will be less than 5%". There is no assurance that the tracking error will not be greater than 5% at any time, including the time that you may wish to sell your MITTS Securities before the maturity date or at the time the calculation agent determines the Supplemental Redemption Amount, if any.

Your yield may be lower than the yield on a standard debt security of comparable maturity

         The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable Merrill Lynch & Co., Inc. debt security with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

There may be an uncertain trading market for the MITTS Securities

         Although the MITTS Securities are listed on the AMEX under the trading symbol "ESM", you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, there can be no assurance that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, in the Net Asset Value per share of the Energy SPDR Fund.

         If a limited trading market for the MITTS Securities exists, and you do not wish to hold your investment until maturity, fewer buyers may want to purchase your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

         The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the Net Asset Value per share of the Energy SPDR Fund. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

         The Net Asset Value per share of the Energy SPDR Fund is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the Net Asset Value per share of the Energy SPDR Fund, as reduced by the Adjustment Factor, exceeds the Starting Value. Even if you choose to sell your MITTS Securities when the Net Asset Value per share of the Energy SPDR Fund, as reduced by the Adjustment Factor, exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on that value because of the expectation that the Net Asset Value will continue to fluctuate until shortly before the maturity date when the Adjusted Ending Value is determined. If you choose to sell your MITTS Securities before the maturity date when the Net Asset Value per share of the Energy SPDR Fund, as adjusted by the Adjustment Factor, is below or not sufficiently above the Starting Value, you may receive less than the $10 Principal Amount per unit of MITTS Securities.

         Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the Principal Amount per unit of the MITTS Securities at maturity, we expect that changes in interest rates will effect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect that the trading value of the MITTS Securities will increase. Interest rates may also affect the U.S. economy and, in turn, the Net Asset Value of the Energy SPDR Fund. Rising interest rates may lower the Net Asset Value per share of the Energy SPDR Fund and, as a result, lower the trading value of the MITTS Securities and, conversely, falling interest rates may increase the Net Asset Value per share of the Energy SPDR Fund and, as a result, may increase the trading value of the MITTS Securities.

         Changes in the volatility of the Fund are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. Generally, if the volatility of the Net Asset Value per share of the Energy SPDR Fund increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the Net Asset Value per share of the Energy SPDR Fund decreases, we expect that the trading value of the MITTS Securities will decrease.

         As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. The MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the Net Asset Value per share of the Energy SPDR Fund. This difference will reflect a "time premium" due to expectations concerning the Net Asset Value per share of the Energy SPDR Fund during the period before the maturity of the MITTS Securities. However, as the time remaining to the maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

         Changes in dividend yields of the stocks included in the Fund are expected to affect the trading value of the MITTS Securities. Generally, if dividend yields on the stocks comprising the Energy SPDR Fund increase, we expect that the trading value of the MITTS Securities will decrease, and conversely, if dividend yields on the stocks comprising the Energy SPDR Fund's investment portfolio decrease, we expect that the trading value of the MITTS Securities will increase.

         Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the Net Asset Value per share of the Energy SPDR Fund at maturity, an improvement in our credit ratings will not reduce other investment risks related to the MITTS Securities.

         In general, assuming all other relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in any one of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of an increase or decrease in the Net Asset Value per share of the Energy SPDR Fund will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Absence of prior active market for shares of the Energy SPDR Fund

         The Energy SPDR Fund is a recently organized investment company and there is limited operating history available. Although these shares are listed for trading on the AMEX and a number of similar products have been traded on the AMEX for varying periods of time, there is no assurance that an active trading market will continue to exist for the shares of the Energy SPDR Fund. If a trading market does continue to exist, there is no assurance that there will be liquidity in the trading market.

Concentration in energy-related securities

         Because the Energy SPDR Fund's investment portfolio is predominantly comprised of securities of companies in the energy-producing field, the value of the MITTS Securities may be adversely affected by an economic downturn in the energy industry. The companies whose securities comprise the Energy SPDR Fund's investment portfolio produce crude oil and natural gas and provide drilling and other energy production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, political events and economic conditions will likewise affect the performance of these companies. Correspondingly, companies in the energy field are subject to swift energy price and supply fluctuations caused by events relating to international politics, energy conservation, the results of exploration projects, and tax and other governmental policies. Weak demand for these companies' products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely affect the performance of the Energy SPDR Fund and in turn, the trading value of the MITTS Securities.

No affiliation between ML&Co. and the Energy SPDR Fund

         Our affiliate MLPF&S is both a soliciting dealer in the shares of the Energy SPDR Fund and the Index Compilation Agent for the Energy Select Sector Index. However, we are not affiliated with the Energy SPDR Fund or the Energy Select Sector Index. The Energy SPDR Fund has no obligations with respect to the MITTS Securities or amounts to be paid to you, including any obligation to take the needs of ML&Co. or of beneficial owners of the MITTS Securities into consideration for any reason. The Energy SPDR Fund did not receive any of the proceeds from this offering and is not responsible for, and has not participated in, the determination or calculation of the amount you will receive on your MITTS Securities at maturity. In addition, the Energy SPDR Fund is not involved with the administration or trading of the MITTS Securities and has no obligations with respect to any amounts due under the MITTS Securities.

You will not have shareholder's rights until you receive share of the Energy SPDR Fund

         Unless and until we deliver shares of the Energy SPDR Fund to you at the maturity of the MITTS Securities, you will not be entitled to any rights with respect to these shares including, without limitation, the right to receive distributions on, to vote or to redeem these shares. For example, if the Energy SPDR Fund sets a record date for a matter to be voted on by shareholders before our delivery of the shares of the Energy SPDR Fund to you, you will not be entitled to vote on that matter.

Amounts payable on the MITTS Securities may be limited by state law

         New York State law governs the indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

         While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Potential conflicts of interests

         The calculation agent for the MITTS Securities is one of our subsidiaries. In some circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests between the calculation agent and the holders of the MITTS Securities. These conflicts could occur, for instance, in connection with its determination as to whether a Market Disruption Event (as defined below) has occurred.

         MLPF&S is a soliciting dealer in the shares of the Energy SPDR Fund. In some circumstances, MLPF&S's role as calculation agent for the MITTS Securities and its role as a soliciting dealer in the shares could give rise to conflicts of interests between the calculation agent and holders of the MITTS Securities. These conflicts could occur in connection with its determination as to the Adjusted Ending Value and the number of shares to be delivered at maturity.

         Additionally, MLPF&S serves as Index Compilation Agent for the Energy Select Sector Index. In its capacity as Index Compilation Agent, MLPF&S determines, in consultation with S&P, which securities of the S&P 500 it will include in the Energy Select Sector Index. In some circumstances, MLPF&S's role as calculation agent for the MITTS Securities and its role as Index Compilation Agent could give rise to conflicts of interests between the calculation agent and holders of the MITTS Securities.

         MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

         We anticipate entering into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay amounts due under the MITTS Securities. This subsidiary expects to make a profit in connection with the arrangement. We did not seek competitive bids for the arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

         We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

         .   securities brokerage, trading and underwriting;

         . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

         .   asset management;

         . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

         .   securities clearance services;

         .   equity, debt and economic research;

         . banking, trust and lending services, including mortgage lending and related services;

         .   insurance sales and underwriting services; and

         .   investment advisory and related recordkeeping services.

         We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

         Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

         If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

         ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

         In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

         The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                              For the Three
                                                 Year Ended Last Friday in December           Months Ended
                                              1995     1996     1997     1998      1999      March 31, 2000
                                              ----     ----     ----     ----      ----      --------------
  Ratio of earnings to fixed charges(a)....   1.2       1.2      1.2      1.1      1.3             1.4

----------
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

         For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

         On February 18, 1999, ML&Co. issued $51,000,000 aggregate principal amount, or 5,100,000 units, of Energy Select Sector SPDR Fund MITTS Securities due February 21, 2006. The MITTS Securities were issued as a series of senior debt securities under the Senior Indenture, referred to as the 1983 Indenture, which is more fully described in this prospectus. The MITTS Securities will mature on February 21, 2006.

         While at maturity a beneficial owner of a MITTS Security will receive the number of shares of the Energy SPDR Fund, or cash with an equal value, equal in value, determined based on the Ending Value, to the sum of the Principal Amount of each MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "Delivery at Maturity".

         The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "Description of the MITTS Securities--Events of Default and Acceleration" in this prospectus.

         The MITTS Securities were issued in denominations of whole units.

         The MITTS Securities do not have the benefit of any sinking fund.

Delivery at Maturity

         At maturity, a beneficial owner of a MITTS Security will be entitled to receive the number of shares of the Energy SPDR Fund, or cash with an equal value, equal in value as determined based on the Ending Value, to the Principal Amount of each MITTS Security plus the Supplemental Redemption Amount, if any, all as provided below. The amount to be paid by ML&Co. to any holder of the MITTS Securities on the maturity date will be aggregated based on the total number of units then held by each holder and rounded to the nearest cent. If the Adjusted Ending Value does not exceed the Starting Value, a beneficial owner of a MITTS Security will be entitled to receive only the number of shares of the Energy SPDR Fund, or cash with an equal value, equal in value as determined based on the Ending Value, to the Principal Amount of each MITTS Security.

         If ML&Co. chooses to deliver shares of the Energy SPDR Fund to holders of the MITTS Securities at the maturity date, ML&Co. or one of its affiliates will deliver shares of the Energy SPDR Fund that are then newly issued by the Energy SPDR Fund.

         ML&Co. may, at its option, in lieu of delivering shares of the Energy SPDR Fund, pay cash in an amount equal to the sum of the Principal Amount of the MITTS Securities and the Supplemental Redemption Amount, if any. In addition, if at any time MLPF&S ceases to be a soliciting dealer in the shares of the Energy SPDR Fund, ML&Co. will pay the amount due to holders of the MITTS Securities in cash instead of shares.

Determination of the Supplemental Redemption Amount

         The Supplemental Redemption Amount for a MITTS Security will be determined by the calculation agent and will equal:

                                                         (Adjusted Ending Value - Starting Value)
Principal Amount of each MITTS Security ($10 per unit) X (--------------------------------------)
                                                         (           Starting Value             )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

         The "Starting Value" equals 22.4936, the Net Asset Value of one share of the Energy SPDR Fund on the Pricing Date.

         "Net Asset Value" means the net asset value per share of the Energy SPDR Fund as determined by the Energy SPDR Fund. The Energy SPDR Fund calculates its Net Asset Value per share by dividing the value of its net assets, i.e., the value of its total assets less total liabilities, by its total number of shares outstanding. Expenses and fees, including the management, administration and distribution fees, of the Energy SPDR Fund are accrued daily and taken into account for purposes of determining its Net Asset Value. The Net Asset Value per share of the Energy SPDR Fund is determined by the Energy SPDR Fund each Business Day after the close of trading on the New York Stock Exchange, ordinarily 4:00 p.m., New York time. Shares of the Energy SPDR Fund are listed on the AMEX under the trading symbol "XLE".

         The "Adjusted Ending Value" will be determined by the calculation agent and will equal the Ending Value, as reduced by the application of the Adjustment Factor on each Calculation Day.

         The "Ending Value" will equal the average, or the arithmetic mean, of the Net Asset Values per share of the Energy SPDR Fund on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days in the Calculation Period, the Ending Value will equal the average, or the arithmetic mean, of the Net Asset Values of the Energy SPDR Fund on each of the Calculation Days, and if there is only one Calculation Day, then the Ending Value will be equal to the Net Asset Value per share of the Energy SPDR Fund on that Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Value shall mean the Net Asset Value per share of the Energy SPDR Fund on the last Trading Day prior to the Calculation Period for which a Net Asset Value per share of the Energy SPDR Fund was determined.

         The Adjustment Factor equals 0.85% per year and will be prorated based on a 365-day year and applied each calendar day to reduce the Ending Value used to calculate the Supplemental Redemption Amount. As a result of the application of the Adjustment Factor, the adjusted Net Asset Value of one share of the Energy SPDR Fund used to calculate the Supplemental Redemption Amount at the maturity of the MITTS Securities will be approximately 5.8% less than the actual Net Asset Value per share of the Energy SPDR Fund on any day during the Calculation Period.

         The "Calculation Period" means the period from and including the seventh scheduled Calculation Day prior to the Maturity Date to and including the second scheduled Calculation Day prior to maturity.

         "Calculation Day" means any Trading Day on which a Market Disruption Event has not occurred.

         "Trading Day" is a day on which the shares of the Energy SPDR Fund:

         . are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and

         . have traded at least once on a national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of the Energy SPDR Fund.

Fractional Shares

         ML&Co. will not deliver fractional shares of the Energy SPDR Fund at maturity. In the event ML&Co. elects to pay holders of the MITTS Securities in shares of the Energy SPDR Fund, all amounts due to any holder of the MITTS Securities in respect of the total number of units held by that holder will be aggregated, and in lieu of delivering any fractional share to that holder, that holder will receive the cash value of the fractional share based on the Ending Value.

Hypothetical Returns

    The following table illustrates, for a range of hypothetical Ending Values,

    . the Adjusted Ending Value used to calculate the Supplemental Redemption Amount,

    .    the percentage change from the Starting Value to the Adjusted Ending
         Value,

    . the principal amount and Supplemental Redemption Amount, if any, paid at maturity for each unit,

    .    the total rate of return to beneficial owners of the MITTS Securities,

    . the pretax annualized rate of return to beneficial owners of MITTS Securities, and

    . the pretax annualized rate of return of an investment in shares of the Energy SPDR Fund. This table assumes an Adjustment Factor of 0.85% per annum.

 Hypothetical                       Percentage     Principal Amount
 Ending Value                        Change of     and Supplemental                      Pretax Annualized      Pretax Annualized
  During the     Hypothetical     Adjusted Ending     Redemption         Total Rate of   Rate of Return on      Rate of Return of
 Calculation    Adjusted Ending   Value Over the    Amount Paid at       Return on the        the MITTS       Shares of the Energy
    Period           Value        Starting Value   Maturity per Unit    MITTS Securities    Securities(1)        SPDR Fund(1)(2)
    ------           -----        --------------   -----------------    ----------------    -------------        ---------------
    4.50             4.24              -81.16%         $ 10.00                 0.00%             0.00%                -18.69%
    9.00             8.48              -62.32%         $ 10.00                 0.00%             0.00%                 -9.93%
   13.50            12.71              -43.48%         $ 10.00                 0.00%             0.00%                 -4.50%
   17.99            16.95              -24.64%         $ 10.00                 0.00%             0.00%                 -0.51%
   22.49(3)         21.19               -5.80%         $ 10.00                 0.00%             0.00%                  2.67%
   26.99            25.43               13.04%         $ 11.30                13.04%             1.75%                  5.32%
   31.49            29.66               31.88%         $ 13.19                31.88%             3.97%                  7.60%
   35.99            33.90               50.72%         $ 15.07                50.72%             5.92%                  9.60%
   40.49            38.14               69.55%         $ 16.96                69.55%             7.65%                 11.40%
   44.99            42.38               88.39%         $ 18.84                88.39%             9.21%                 13.02%
   49.49            46.61              107.23%         $ 20.72               107.23%            10.63%                 14.50%
   53.98            50.85              126.07%         $ 22.61               126.07%            11.94%                 15.87%
   58.48            55.09              144.91%         $ 24.49               144.91%            13.15%                 17.14%
   62.98            59.33              163.75%         $ 26.38               163.75%            14.28%                 18.32%
   67.48            63.56              182.59%         $ 28.26               182.59%            15.33%                 19.43%

______________________________
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2)  This rate of return assumes,
     (a) a constant dividend yield of 2.67% per annum, paid quarterly from the date of the initial delivery of the MITTS Securities, applied to the Net Asset Value per share of the Energy SPDR Fund at the end of each quarter, assuming the Net Asset Value per share of the Energy SPDR Fund increases or decreases linearly from the Starting Value to the hypothetical Ending Value during the Calculation Period;
     (b) no transaction fees or expenses in connection with the purchase of the MITTS Securities;
     (c)  a term from February 11, 1999 to February 21, 2006; and
     (d) a Net Asset Value per share of the Energy SPDR Fund on the maturity date equal to the Ending Value.
(3) The Starting Value equals 22.4936, the Net Asset Value per share of the Energy SPDR Fund on the Pricing Date.

         The figures on the previous page are for purposes of illustration only. The actual Supplemental Redemption Amount and the total and pretax annualized rate of return resulting therefrom will depend entirely on actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Net Asset Value; Market Disruption Events

         If at any time the shares of the Energy SPDR Fund are subject to a split or reverse split, the calculation agent shall adjust the Net Asset Value per share of the Energy SPDR Fund used to calculate the Ending Value in order to arrive at a Net Asset Value per share of the Energy SPDR Fund as if the split or reverse split, as the case may be, had not occurred.

         "Market Disruption Event" means either of the following events; as determined by the calculation agent:

         (a) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in each case, in 20% or more of the stocks which then comprise the Index; or

          (b) the suspension or material limitation, in each case, for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise,

                  (A) futures contracts related to the Index, or options on these futures contracts, which are traded on any major U.S. exchange, or

                  (B) option contracts related to the Index which are traded on any major U.S. exchange, or

          (c) the Energy SPDR Fund (1) is unable or otherwise fails to issue a Net Asset Value for any shares of the Energy SPDR Fund after the close of business on the NYSE or (2) suspends the creation or redemption of shares of the Energy SPDR Fund.

          For the purposes of paragraphs (a) and (b) of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

          For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

Termination of the Energy SPDR Fund

          If the Energy SPDR Fund is liquidated or otherwise terminated, for purposes of calculating the Supplemental Redemption Amount payable at the maturity of the MITTS Securities, the "Net Asset Value" will be calculated by the calculation agent as follows: The Net Asset Value per share of the Energy SPDR Fund on the Trading Day occurring immediately before any liquidating distribution will equal the Net Asset Value for that day (the "Pre-liquidation Date"). The calculation agent will then calculate the Net Asset Value after the close of trading on each Trading Day, each applicable date defined as a "Determination Date", after the Pre-liquidation Date by increasing or decreasing, as the case may be, the Net Asset Value as of the immediately preceding Trading Day by the percentage by which the closing value of the Energy Select Sector Index increases or decreases from that immediately preceding Trading Day to the Determination Date and further decreasing the Net Asset Value by fees, expenses and non-liquidating distributions, together, "Fund

Expenses", that the calculation agent, in its sole judgment but with reference to the Fund Expenses actually incurred by the Energy SPDR Fund before its liquidation or termination, deems would reasonably have been accrued and included in the calculation of the Net Asset Value per share of the Energy SPDR Fund had it not been liquidated or terminated, from the immediately preceding Trading Day to the Determination Date. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for information with respect to the values to be made available by telephone.

         If the Energy SPDR Fund is liquidated or otherwise terminated and the Energy Select Sector Index is no longer calculated or published, an "Index Termination Event", the calculation agent will select a successor index that it determines, in its sole discretion, to be comparable to the Energy Select Sector Index, and, upon the calculation agent's notification of its determination to the Trustee and ML&Co., the calculation agent will substitute the successor index for the Energy Select Sector Index and calculate the Net Asset Value in accordance with the procedures referred to in the immediately preceding paragraph with reference to the successor index. Upon any selection by the calculation agent of a successor index, ML&Co. shall cause notice thereof to be given to holders of the MITTS Securities.

         In the event that an Index Termination Event occurs and a successor index to the Energy Select Sector Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the calculation agent shall compute a substitute index for the Energy Select Sector Index for any Calculation Day in accordance with the procedures last used to calculate the Energy Select Sector Index prior to any discontinuance. The calculation agent will calculate the Net Asset Value in accordance with the procedures referred to in the first paragraph of this section with reference to the substitute index. Upon any selection by the calculation agent of the substitute index, ML&Co. shall cause notice thereof to be given to holders of the MITTS Securities.

         If S&P discontinues publication of the S&P 500 Index subsequent to an Index Termination Event and

         . a successor index to the Energy Select Sector Index is not selected by the calculation agent or is no longer published on any of the Calculation Days and

         . the calculation agent is unable to calculate a substitute index for the Energy Select Sector Index, then the calculation agent will compute a substitute index for the S&P 500 Index for any Calculation Day in accordance with the procedures last used to calculate the S&P 500 Index prior to any discontinuance. If the calculation agent calculates the substitute index for the S&P 500 Index, the calculation agent will use the substitute index to calculate the substitute index for the Energy Select Sector Index.

         Notwithstanding these alternative arrangements, liquidation or termination of the Energy SPDR Fund or the discontinuance of the publication of the Energy Select Sector Index or the S&P 500 Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

         In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount thereof, will be equal to the Principal Amount and the Supplemental Redemption Amount, if any, calculated assuming:

         . the date of early repayment is the maturity date of the MITTS Securities and

         . the Adjustment Factor is prorated based on a 365-day year and applied each calendar day to reduce the Net Asset Value per share of the Energy SPDR Fund used to calculate the Supplemental Redemption Amount. See "Delivery at Maturity" in this prospectus.

If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the Principal Amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

         In case of default in payment at the maturity date of the MITTS Securities, whether at their stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.83% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Global Securities

         Description of the Global Securities

         Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC, DTC, together with any successor thereto, being (a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

         So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities will be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Delivery

     All payments of principal and the Supplemental Redemption Amount, if any, will be made by ML&Co., by delivery of shares of the Energy SPDR Fund in an equivalent value. In the event ML&Co. elects, at its option, to pay cash in lieu of delivering shares of the Energy SPDR Fund, ML&Co. will make that payment in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                             THE ENERGY SPDR FUND

     ML&Co. has attached the Fund Prospectus describing the Energy SPDR Fund and is delivering it to purchasers of the MITTS Securities together with this prospectus for the convenience of reference only. The Fund Prospectus does not constitute a part of this prospectus, nor is it incorporated by reference in this prospectus. The summary description below is qualified in its entirety by the information describing the Energy SPDR Fund and the Energy Select Sector Index included in the attached Fund Prospectus.

     As stated in the Fund Prospectus, the Energy SPDR Fund is an index fund whose investment objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the publicly traded equity securities included in the Energy Select Sector Index. The Energy Select Sector Index consists of the equity securities of publicly traded companies that are components of the S&P 500 Index and are involved in the development and production of energy products. Companies in the Energy Select Sector Index develop and produce crude oil and natural gas, and provide drilling and other energy related services.

     Although ML&Co.'s subsidiary, MLPF&S, provides services to the Energy SPDR Fund and the Energy Select Sector Index, ML&Co. is not affiliated with the Energy SPDR Fund or the Energy Select Sector Index, and the Energy SPDR Fund did not receive any of the proceeds from the sale of, or have any obligations under, the MITTS Securities. A prospective purchaser of the MITTS Securities should independently decide whether an investment in the MITTS Securities and the Energy SPDR Fund is appropriate.

     The Energy SPDR Fund is one of nine investment funds comprising the Trust. Each fund's investment portfolio is comprised principally of constituent companies whose equity securities are components of the S&P 500 Index, each representing one of nine specified market sector indices. Each stock in the S&P 500 Index is allocated to only one Select Sector Index. The combined companies of the nine indices represent all of the companies whose stocks are components of the S&P 500 Index. The Energy SPDR Fund's initial public offering occurred on December 16, 1998 and therefore it has limited operating history.

     Because the Trust is subject to the registration requirements of the Securities Act and the Investment Company Act, the Trust is required to file periodically information specified by the SEC. For more information about the Energy SPDR Fund and the shares that a holder of the MITTS Securities may receive at maturity, information provided to or filed with the SEC by the Trust can be inspected at the SEC's public reference facilities or accessed over the Internet through a web site maintained by the SEC at http://www.sec.gov. Copies of these documents may also be obtained at no cost by calling the Trust at (800) 843-2639 or by writing the Trust c/o ALPS Mutual Funds Services, Inc., at 370 17th Street, Suite 3100, Denver, CO 80202. Neither the Fund Prospectus nor these other documents are incorporated by reference in this prospectus, and ML&Co. makes no representation or warranty as to the accuracy or completeness of any of these other documents.

     ML&Co. is not affiliated with the Energy SPDR Fund, and the Energy SPDR Fund has no obligations with respect to the MITTS Securities. This prospectus relates only to the MITTS Securities offered hereby and does not relate to the shares of the Energy SPDR Fund or any other securities relating to the Energy SPDR Fund. The information contained in this prospectus regarding the Energy SPDR Fund has been derived from the publicly available documents described in the preceding paragraph. ML&Co. makes no representation that these publicly available documents or any other publicly available information regarding the Energy SPDR Fund are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the shares of the Energy SPDR Fund, and therefore the trading price of the MITTS Securities, have been publicly disclosed. Subsequent disclosure of any material events or the disclosure of or failure to disclose material future events concerning the Energy SPDR Fund could affect the Supplemental Redemption Amount, if any, to be received at maturity and therefore the trading value of the MITTS Securities.

     MLPF&S, a subsidiary of ML&Co., is a soliciting dealer in the shares of the Energy SPDR Fund. Additionally, MLPF&S serves as Index Compilation Agent for the Energy Select Sector Index. In its capacity as Index Compilation Agent, MLPF&S determines, in consultation with S&P, the composition of the securities measured by the Energy Select Sector Index.

License Agreement

     S&P, the AMEX and MLPF&S have entered into a non-exclusive license agreement providing for the license to MLPF&S, in exchange for a fee, of the right to use indices owned and published by S&P in connection with some securities, including the MITTS Securities, and ML&Co. is an authorized sublicensee of MLPF&S.

     The license agreement among S&P, the AMEX and MLPF&S provides that the following language must be stated in this prospectus:

     "Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)", "500", "Standard & Poor's Depositary Receipts", "SPDRs", "Select Sector SPDR" and "Select Sector Standard & Poor's Depositary Receipts" are trademarks of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and have been licensed for use by MLPF&S. ML&Co., is an authorized sublicensee of MLPF&S. The stocks comprising the Energy Select Sector Index were selected by MLPF&S, as Index Compilation Agent, in consultation with S&P from the universe of companies represented by the S&P 500 Index. The composition and weightings of the stocks included in the Energy Select Sector Index can be expected to differ from the composition and weighting of stocks included in any similar S&P 500 sector index published and disseminated by S&P.

     The MITTS Securities, the Energy SPDR Fund and the Energy Select Sector Index are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or in the ability of the Energy SPDR Fund to track the performance and yield of the Energy Select Sector Index or in the ability of the Energy Select Sector Index to track the performance of the energy sector represented in the stock market. The stocks included in the Energy Select Sector Index were selected by MLPF&S as the Index Compilation Agent in consultation with S&P from a universe of companies involved in the development and production of energy products and represented by the S&P 500 Index. The composition and weightings of the stocks included in the Energy Select Sector Index can be expected to differ from the composition and weighting of stocks included in any corresponding S&P 500 sector index that is published and disseminated by S&P. S&P's only relationship to the Index Compilation Agent is the licensing of some trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the index compilation agent or the MITTS Securities. S&P has no obligation to take the needs of the Index Compilation Agent, ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in any determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities are initially to be sold, or quantities of the MITTS Securities to be issued or in the determination or calculation of the equation by which ML&Co. will convert the MITTS Securities ML&Co. into shares of the Energy SPDR Fund or cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities.

     S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index, the Energy Select Sector Index or any data included therein. S&P makes no warranty, express or implied, as to results to be obtained by ML&Co., MLPF&S, the holders of the MITTS Securities, or any other person or entity from the use of the S&P 500 Index, the Energy Select Sector Index or any data included therein in connection with the rights licensed under the license agreement described herein or for any other use. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500 Index, the Energy Select Sector Index or any data included therein. Without limiting the generality of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of these damages.

     All disclosures contained in this prospectus regarding the S&P 500 Index or the Energy Select Sector Index, including its respective make-up, method of calculation and changes in its components, are derived from publicly available information prepared by S&P and the Trust, respectively. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of this information.

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the Trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the Trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.


                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount and a projected Supplemental Redemption Amount equal to $4.9556 per Unit (the "Projected Supplemental Redemption Amount"). This represents an estimated yield on the MITTS Securities equal to 5.83% per annum, compounded semiannually.

     The projected payment schedule, including both the Projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over an assumed term of approximately seven years for the MITTS Securities based upon a projected payment schedule for the MITTS Securities, including both the Projected Supplemental Redemption Amount and the estimated yield equal to 5.83% per annum (compounded semiannually, as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the MITTS Securities:

                                                                                                     Total Interest
                                                                                                     Deemed to Have
                                                                                                    Accrued on MITTS
                                                                       Interest Deemed to Accrue  Securities as of End
                                                                         During Accrual Period      of Accrual Period
                              Accrual Period                                  (per Unit)               (per Unit)
                              --------------                                  ----------               ----------
February 18, 1999 through August 21, 1999..........................            $ 0.2939                 $ 0.2939
August 22, 1999 through February 21, 2000..........................            $ 0.3001                 $ 0.5940
February 22, 2000 through August 21, 2000..........................            $ 0.3088                 $ 0.9028
August 22, 2000 through February 21, 2001..........................            $ 0.3178                 $ 1.2206
February 22, 2001 through August 21, 2001..........................            $ 0.3271                 $ 1.5477
August 22, 2001 through February 21, 2002..........................            $ 0.3366                 $ 1.8843
February 22, 2002 through August 21, 2002..........................            $ 0.3465                 $ 2.2308
August 22, 2002 through February 21, 2003..........................            $ 0.3565                 $ 2.5873
February 22, 2003 through August 21, 2003..........................            $ 0.3669                 $ 2.9542
August 22, 2003 through February 21, 2004..........................            $ 0.3776                 $ 3.3318
February 22, 2004 through August 21, 2004..........................            $ 0.3886                 $ 3.7204
August 22, 2004 through February 21, 2005..........................            $ 0.4000                 $ 4.1204
February 22, 2005 through August 21, 2005..........................            $ 0.4116                 $ 4.5320
August 22, 2005 through February 21, 2006..........................            $ 0.4236                 $ 4.9556

_____________

Projected Supplemental Redemption Amount=$4.9556 per unit.


     All prospective investors in the Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

ML&Co.

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

The Energy SPDR Fund

     The Trust is subject to the registration requirements of the Securities Act and the Investment Company Act and is required to file periodically information specified by the SEC. For more information about the

Energy SPDR Fund and the shares that you may receive at maturity, information provided to or filed with the SEC by the Trust can be inspected at the SEC's public reference facilities or accessed over the Internet through its web site. You may also obtain copies of these documents at no cost by calling the Trust at
(800) 843-2639 or by writing the Trust c/o ALPS Mutual Funds Services, Inc., at 370 17th Street, Suite 3100, Denver, CO 80202. Neither the Fund Prospectus nor these other documents are incorporated by reference in this prospectus, and we make no representation or warranty as to the accuracy or completeness of this information.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.


                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------

                           Merrill Lynch & Co., Inc.
      5 1/4% Stock Return Income DEbt Securities(SM) due August 23, 2000
                            "STRIDES(SM) Securities"
                Linked to the value of the Nasdaq-100 Index(R)
                         $10 principal amount per unit


     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the STRIDES Securities.

The STRIDES Securities:                                     Payment at Maturity:
 .    Interest on the STRIDES Securities at a rate of        .    On the maturity date, for each unit of the STRIDES
     5 1/4% per year is payable on February 23 and               Securities you own, you will receive accrued and
     August 23 of each year.                                     unpaid interest. In addition, we will pay you the
 .    Senior unsecured debt securities of Merrill                 lesser of $12.50 and an amount based on the
     Lynch & Co., Inc.                                           percentage change in the value of the index, as
 .    Linked to the value of the Nasdaq-100 Index                 described in this prospectus.
 .    The STRIDES Securities are listed on the
     American Stock Exchange under the symbol
     "NML".


Investing in the STRIDES Securities involves risks, including the risk that you may receive less than the price you paid for your STRIDES.
          See "Risk Factors" beginning on page 5 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the STRIDES Securities will be the prevailing market price at the time of sale.

                           _________________________

                              Merrill Lynch & Co.

                           _________________________

                   The date of this prospectus is   , 2000.


"Stock Return Income DEbt Securities" and "STRIDES" are service marks owned by Merrill Lynch & Co., Inc. "Nasdaq", "Nasdaq-100" and "Nasdaq-100 Index" are trademarks, trade names or service marks owned by The Nasdaq Stock Market, Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY INFORMATION -- Q&A..................................................   3

RISK FACTORS................................................................   5

MERRILL LYNCH & CO., INC....................................................   8

RATIO OF EARNINGS TO FIXED CHARGES..........................................   9

DESCRIPTION OF THE STRIDES SECURITIES.......................................  10

THE INDEX...................................................................  18

OTHER TERMS.................................................................  21

WHERE YOU CAN FIND MORE INFORMATION.........................................  25

INCORPORATION OF INFORMATION WE FILE WITH THE SEC...........................  25

PLAN OF DISTRIBUTION........................................................  26

EXPERTS.....................................................................  26

                          SUMMARY INFORMATION -- Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the STock Return Income DEbt Securities (SM) or STRIDES (SM) Securities due August 23, 2000. You should carefully read this prospectus to fully understand the terms of the STRIDES Securities, the Nasdaq-100 Index as well as the tax and other considerations that are important to you in making a decision about whether to invest in the STRIDES Securities. You should, in particular, carefully review the "Risk Factors" section, which highlights certain risks, to determine whether an investment in the STRIDES Securities is appropriate for you.

What are the STRIDES Securities?

     The STRIDES Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The STRIDES Securities rank equally with all of our other unsecured and unsubordinated debt. The maturity date of the STRIDES Securities is August 23, 2000. We cannot redeem the STRIDES Securities at any earlier date.

     Each unit of the STRIDES Securities represents $10 principal amount of the STRIDES Securities. You may transfer the STRIDES Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we issued the STRIDES Securities in the form of a global certificate, held by The Depository Trust Company, known as DTC, or its nominee. Direct and indirect participants in DTC record beneficial ownership of the STRIDES Securities by individual investors. You should refer to the section "Description of the STRIDES Securities-- Depositary" in this prospectus.

When will you receive interest?

     You will receive interest payments on the STRIDES Securities at a rate of 5 1/4% per year of the principal amount of each unit, on February 23 and August 23 of each year, beginning August 23, 1999.

What will you receive on the maturity date?

     On the maturity date, for each unit of the STRIDES Securities that you own, in addition to accrued and unpaid interest, we will pay you an amount equal to the "Redemption Amount" which will equal the lesser of:

  .  $12.50 (the "Capped Value"); and

           (  Ending Value  )
  .  $10 x (----------------)
           ( Starting Value )

     "Starting Value" equals 1,891.37.

     "Ending Value" means the average of the values of the index at the close of the market on five business days shortly before the maturity date. We may calculate the Ending Value by reference to fewer than five or even by reference to a single day's closing value if, during the period prior to the maturity date, there is a disruption in the trading of the stocks included in the index or futures or options relating to the index.

     You should understand that the opportunity to participate in the possible increases in the value of the index through an investment in the STRIDES Securities is limited because the amount that you receive on the maturity date will never exceed the Capped Value, which represents an appreciation of 25% over the initial price of the STRIDES Securities. However, in the event that the value of the Index declines over the term of the STRIDES Securities, you will realize the entire decline in value of the STRIDES Securities and may therefore lose a part of your initial investment in the STRIDES Securities. For more information about risks associated with the STRIDES Securities, please see the section entitled "Risk Factors" in this prospectus.

     For more specific information about the determination of the Ending Value and the Redemption Amount, please see the sections entitled "Description of the STRIDES Securities--Payment at Maturity" and "--Examples of Redemption Amount Calculations" in this prospectus.

Who publishes the index and what does the index measure?

     The Nasdaq-100 Index is a modified capitalization-weighted index of 100 of the largest and most actively traded of non-financial companies listed on the Nasdaq National Market tier of the Nasdaq Stock Market. The index is currently calculated and published by The Nasdaq Stock Market, Inc.

     Please note that an investment in the STRIDES Securities does not entitle you to any ownership interest in any of the stocks included in the index.

How has the index performed historically?

     Tables showing the closing value of the index on the last business day of each month from January 1989 through February 1999 are provided in the section entitled "The Index--Historical Data" in this prospectus. We have provided this historical information to help you evaluate the behavior of the index in various economic environments; however, past performance of the index is not necessarily indicative of how the index will perform in the future.

What about taxes?

     The U.S. Federal income tax consequences of an investment in the STRIDES Securities are complex and uncertain. Pursuant to the terms of the STRIDES Securities, ML&Co. and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize a STRIDES Security for all tax purposes as an investment unit consisting of a debt instrument of ML&Co. and a forward contract to acquire cash equivalent to the Redemption Amount. Under this characterization of the STRIDES Securities, for U.S. Federal income tax purposes, you will include payments of interest on the STRIDES Securities in income in accordance with your regular method of tax accounting. You should be required to recognize gain or loss to the extent that you receive cash on the maturity date.

Are the STRIDES Securities listed on a stock exchange?

     The STRIDES Securities are listed on the American Stock Exchange under the trading symbol "NML".

What is the role of MLPF&S?

     MLPF&S, our subsidiary, was the underwriter for the offering and sale of the STRIDES Securities.

     MLPF&S also is our agent for purposes of calculating, among other things, the Ending Value and the Redemption Amount. In some circumstances, these duties could result in a conflict of interest between MLPF&S' status as our subsidiary and its responsibilities as calculation agent.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiary and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co., please see the section "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section entitled "Where You Can Find More Information" in this prospectus.

Are there any risks associated with an investment in the STRIDES Securities?

     Yes, an investment in the STRIDES Securities is subject to certain risks. Please refer to the section entitled "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in the STRIDES Securities will involve risks. You should consider carefully the following discussion of risks before investing in the STRIDES Securities. In addition, you should reach an investment decision with regard to the STRIDES Securities only after consulting with your legal and tax advisers and considering the suitability of the STRIDES Securities in the light of your particular circumstances.

The STRIDES Securities are unlike typical debt or equity securities

     The STRIDES Securities combine features of equity and debt instruments. For example, like an equity instrument, your return will be based on the appreciation of the stocks included in the index as reflected in the closing value of the index. However, as a holder of the STRIDES Securities, you will not be entitled to receive dividends that would be payable on these underlying stocks if you had made a direct investment in the underlying stocks. In addition, like a debt instrument, you will receive a fixed interest payment on your STRIDES Securities on each interest payment date. However, the terms of the STRIDES Securities differ from the terms of ordinary debt securities in that the amount payable on the maturity date is not a fixed amount, but is based on the closing value of the index, limited to the maximum amount of $12.50.

Your investment may result in a loss

     The STRIDES Securities are not principal-protected. Because the closing value of the index is subject to market fluctuations, the amount of cash paid to you on the maturity date, determined as described below, may be more or less than the principal amount of your STRIDES Securities. If the average of the values of the index at the close of the market on five business day shortly before the maturity date is less than 1,891.37, the amount we will pay you at maturity will be less than the initial issue price of each STRIDES Security, in which case your investment in the STRIDES Securities may result in a loss to you.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The interest payments and the amount we pay you at maturity may together be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return is capped and will not reflect the return of owning the stocks underlying the index

     You should understand that the opportunity to participate in the possible increases in the value of the index through an investment in the STRIDES Securities is limited because the amount that you receive on the maturity date will never exceed $12.50, which represents an appreciation of 25% over the initial issue price of the STRIDES Securities. However, in the event that the value of the index declines over the term of the STRIDES Securities, you will realize the entire decline in value of the STRIDES Securities, and may lose a part of your investment in the STRIDES Securities. There is no assurance that the amount that you receive on the maturity date will be equal to or greater than the initial issue price of the STRIDES Securities. Accordingly, the value of the STRIDES Securities may decline and that decline could be substantial.

     In addition, your return will not reflect the return you would realize if you actually owned the stocks underlying the index and received the dividends paid on those stocks because the index is calculated by reference to the prices of the underlying stocks without taking into consideration the value of dividends paid on these stocks.

There may be an uncertain trading market for the STRIDES Securities in the future

     Although the STRIDES Securities are listed on the AMEX under the symbol "NML", you cannot assume that a trading market will continue to exist for the STRIDES Securities. If a trading market in the STRIDES Securities continues to exist, you cannot assume that there will be liquidity in the trading market. The continued existence of a trading market for the STRIDES Securities will depend on our financial performance and other factors including the appreciation, if any, of the value of the index.

Many factors affect the trading value of the STRIDES Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the STRIDES Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the STRIDES Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the STRIDES Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the STRIDES Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected effect on the market value of the STRIDES Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the index is expected to affect the trading value of the STRIDES Securities. The market value of the STRIDES Securities will depend substantially on the amount by which the value of the index exceeds or does not exceed 1,891.37. In general, the value of the STRIDES Securities will decrease as the value of the index decreases and the value of the STRIDES Securities will increase as the value of the index increases, subject to maximum payment at maturity of $12.50. However, as the value of the index increases or decreases, the value of the STRIDES Securities is not expected to increase or decrease at the same rate as the change in value of the index. The value of the STRIDES Securities on the maturity date cannot be greater than $12.50, and therefore, the STRIDES Securities will generally not trade in the secondary market above that amount. Additionally, political, economic and other developments that can affect the capital markets generally, and over which we have no control, that affect the value of the index will also affect the value of the STRIDES Securities.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the STRIDES Securities. In general, we anticipate that if U.S. interest rates increase, the trading value of the STRIDES Securities will decrease, and conversely, if U.S. interest rates decrease, the trading value of the STRIDES Securities will increase. Generally, fluctuations in interest rates will affect the U.S. economy and, in turn, the value of the index. Rising interest rates may lower the value of the index and, as a result, the value of the STRIDES Securities. Falling interest rates may increase the value of the index and, as a result, may increase the value of the STRIDES Securities.

     Changes in the volatility of the index are expected to affect the trading value of the STRIDES Securities. Volatility is the term used to describe the size and frequency of market fluctuations. Generally, if the volatility of the index increases, we expect that the trading value of the STRIDES Securities will decrease and if the volatility of the index decreases, we expect that the trading value of the STRIDES Securities will increase.

     As the time remaining to maturity of the STRIDES Securities decreases, the "time premium" associated with the STRIDES Securities will decrease. We believe that before the maturity date the STRIDES Securities will trade at a value above or below that which would be expected based on the value of the index. Generally, as the time remaining to maturity decreases, the value of the STRIDES Securities will approach the amount that would be payable at maturity based on the then current value of the index. As a result, as the time remaining to maturity decreases, any discount or premium attributed to the trading value of the STRIDES Securities will diminish, increasing or decreasing the trading value of the STRIDES Securities, as applicable.

     Changes in dividend yields of the stocks included in the index are expected to affect the trading value of the STRIDES Securities. Generally, if the dividend yield on the underlying stocks increases, we expect that the value of the STRIDES Securities will decrease, and conversely, if the dividend yield on the underlying stocks decreases, we expect that the value of the STRIDES Securities will increase.

     Changes in our credit ratings may affect the trading value of the STRIDES Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the STRIDES Securities. However, because your return on your STRIDES Securities is dependent upon factors in addition to our ability to pay our obligations under the STRIDES Securities, including the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the STRIDES Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the STRIDES Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the STRIDES Securities than if it occurs earlier in the term of the STRIDES Securities. However, so long as the value of the Index is less than 25% above 1,891.37, we expect that the effect on the trading value of the STRIDES Securities of a given increase or decrease in the value of the index will be greater if it occurs later in the term of the STRIDES Securities than if it occurs earlier in the term of the STRIDES Securities.

Potential conflicts

     The calculation agent for the STRIDES Securities is one of our subsidiaries. In some circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the STRIDES Securities could give rise to conflicts of interests between the calculation agent and the holders of the STRIDES Securities. These conflicts could occur, for instance, in connection with its determination as to whether a market disruption event has occurred. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into arrangements with one of our subsidiaries to hedge the market risks associated with our obligation in connection with the STRIDES Securities. This subsidiary expects to make a profit in connection with these arrangements. We did not seek competitive bids for the arrangements from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the STRIDES Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                         For the Three
                                               Year Ended Last Friday in December        Months Ended
                                            1995     1996     1997     1998     1999    March 31, 2000
                                           ------   ------   ------   ------   ------   --------------
Ratio of earnings to fixed charges(a)....    1.2      1.2      1.2      1.1      1.3           1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                     DESCRIPTION OF THE STRIDES SECURITIES

     On February 23, 1999, ML&Co. issued $18,000,000 aggregate principal amount of STRIDES Securities due August 23, 2000. The STRIDES Securities were issued as a series of senior debt securities under the 1983 Indenture, which is more fully described in this prospectus.

     Upon the occurrence of an Event of Default with respect to the STRIDES Securities, beneficial owners of the STRIDES Securities may accelerate the maturity of the STRIDES Securities, as described under "Description of the STRIDES Securities--Events of Default and Acceleration" in this prospectus.

     The STRIDES Securities were issued in denominations of whole units.

     The STRIDES Securities do not have the benefit of any sinking fund.

Interest

     The STRIDES Securities bear interest at a rate of 5 1/4% per annum of the principal amount of each unit from February 23, 1999, or from the most recent interest payment date for which interest has been paid or provided for, until the maturity date. Interest on the STRIDES Securities is payable in cash semi-annually in arrears on February 23 and August 23 of each year, commencing August 23, 1999, to the persons in whose names the STRIDES Securities are registered at the close of business on the immediately preceding February 8 and August 8, respectively, whether or not a Business Day. Interest on the STRIDES Securities is computed on the basis of a 360-day year of twelve 30-day months. If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on the interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date, and no additional interest will accrue as a result of a delayed payment.

Payment at Maturity

     The maturity date of the STRIDES Securities will be on August 23, 2000. On the maturity date, the beneficial owner of each STRIDES Security will receive, in addition to accrued and unpaid interest, for each unit of the STRIDES Securities then held, the Redemption Amount in cash.

     The "Redemption Amount" will be determined by the calculation agent and for each unit will equal the lesser of:

           .    $12.50 (the "Capped Value"); and

                      (  Ending Value  )
           .    $10 X (----------------)
                      ( Starting Value )

     The "Starting Value" equals 1,891.37.

     The Ending Value will be determined by the calculation agent and will equal the average or arithmetic mean of the Closing Values, as defined below, of the index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days in the Calculation Period, then the Closing Values used to determine the Ending Value will equal the average or arithmetic mean of the Closing Values of the index on those Calculation Days, and if there is only one Calculation Day, then the Ending Value will be equal to the Closing Value of the index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will be equal to the Closing Value of the index determined on the last scheduled Calculation Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Calculation Day prior to the maturity date to and including the second scheduled Calculation Day prior to the maturity date.

     "Calculation Day" means any Index Business Day on which a Market Disruption Event has not occurred.

     "Index Business Day" means any day on which the Nasdaq Stock Market, the New York Stock Exchange and the AMEX are open for trading and the Index or any Successor Index, as defined below, is calculated and published.

     "Market Disruption Event" has the meaning defined in the section entitled "--Adjustments to the Index; Market Disruption Events".

     "Closing Value" means the value of the Index or any Successor Index at the close of trading on any Index Business Day.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close and that is an Index Business Day.

     All determinations made by the calculation agent shall be at its sole discretion and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and the beneficial owners of the STRIDES Securities.

Examples of Redemption Amount Calculations

     Set forth below are three examples of Redemption Amount calculations:

Example One--Ending Value is 30% less than Starting Value

     Starting Value: 1,891.37

     Hypothetical Ending Value: 1,323.96

                                                ( 1,323.96 )
    Redemption Amount (per unit)    =  $10.00 x (----------) = $7.00
                                                ( 1,891.37 )

Redemption Amount (per unit) = $7.00

Example Two--Ending Value is 10% greater than Starting Value

     Starting Value: 1,891.37

     Hypothetical Ending Value: 2,080.51

                                                  ( 2,080.51 )
      Redemption Amount (per unit)    =  $10.00 x (----------) = $11.00
                                                  ( 1,891.37 )

Redemption Amount (per unit) = $11.00

Example Three--Ending Value is 30% greater than Starting Value

     Starting Value: 1,891.37

     Hypothetical Ending Value: 2,458.78

      Redemption Amount
      (per unit)                        ( 2,458.78 )            (Redemption Amount cannot
                           = $10.00 X   (----------)  = $12.50  be greater than the Capped
                                        ( 1,891.37 )            Value)

Redemption Amount (per unit) = $12.50

Hypothetical Returns

     The following table illustrates, for a range of hypothetical Ending Values,

     .    the percentage change over the Starting Value;

     .    the Redemption Amount payable per unit;

     .    the total rate of return to beneficial owners of the STRIDES
          Securities;

     . the pretax annualized rate of return to beneficial owners of STRIDES Securities; and

     . the pretax annualized rate of return of the Underlying Stocks, which includes an assumed aggregate dividend yield of 0.12% per annum, as more fully described below.

                                                                                            Pretax
                                       Redemption   Total Rate of        Pretax           Annualized
                   Percentage Change     Amount       Return of        Annualized       Rate of Return
  Hypothetical          Over the        Payable        STRIDES          Rate of        of the Underlying
  Ending Value       Starting Value     per unit    Securities(1)     Return(2)(3)       Stocks(3)(4)
-----------------  ------------------  ----------  ----------------  --------------  ---------------------
      945.69              -50.00%         $ 5.00          -42.13%        -34.57%                -41.16%
    1,040.25              -45.00%         $ 5.50          -37.13%        -29.68%                -36.03%
    1,134.82              -40.00%         $ 6.00          -32.13%        -25.05%                -31.21%
    1,229.39              -35.00%         $ 6.50          -27.13%        -20.67%                -26.65%
    1,323.96              -30.00%         $ 7.00          -22.13%        -16.49%                -22.31%
    1,418.53              -25.00%         $ 7.50          -17.13%        -12.50%                -18.18%
    1,513.10              -20.00%         $ 8.00          -12.13%         -8.68%                -14.22%
    1,607.66              -15.00%         $ 8.50           -7.13%         -5.00%                -10.43%
    1,702.23              -10.00%         $ 9.00           -2.13%         -1.47%                 -6.79%
    1,796.80               -5.00%         $ 9.50            2.88%          1.95%                 -3.27%
    1,891.37(5)             0.00%         $10.00            7.88%          5.25%                  0.12%
    1,985.94                5.00%         $10.50           12.88%          8.45%                  3.40%
    2,080.51               10.00%         $11.00           17.88%         11.55%                  6.58%
    2,175.08               15.00%         $11.50           22.88%         14.56%                  9.66%
    2,269.64               20.00%         $12.00           27.88%         17.48%                 12.66%
    2,364.21               25.00%         $12.50           32.88%         20.33%                 15.57%
    2,458.78               30.00%         $12.50           32.88%         20.33%                 18.41%
    2,553.35               35.00%         $12.50           32.88%         20.33%                 21.18%
    2,647.92               40.00%         $12.50           32.88%         20.33%                 23.87%
    2,742.49               45.00%         $12.50           32.88%         20.33%                 26.51%
    2,837.06               50.00%         $12.50           32.88%         20.33%                 29.08%

(1) The rates of return specified in this column assume a coupon yield of 5 1/4% per annum.

(2) The annualized rates of return specified in this column assume a constant coupon yield of 5 1/4% per annum paid semi-annually and applied to the principal amount of each STRIDES Security.

(3) The annualized rates of return specified in these columns are calculated on a semi-annual bond equivalent basis.

(4)  The rates of return specified in this column assume:

          (a) a constant dividend yield of 0.12% per annum, paid quarterly from the date of initial delivery of STRIDES Securities, applied to the value of the Index at the end of each quarter assuming that value increases or decreases linearly from the Starting Value to the applicable hypothetical Ending Value;

          (b)  no transaction fees or expenses;

          (c)  an investment term equal to the term of the STRIDES Securities;
               and

          (d)  a final Index value equal to the hypothetical Ending Value.

(5)  This value is the Starting Value.

     The above figures are for purposes of illustration only. The actual Redemption Amount received by investors and the resulting total and pretax annualized rate of return will depend entirely on the actual Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Index; Market Disruption Events

     If at any time the method of calculating the Index, or its value, is changed in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had the changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the Closing Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if any changes or modifications had not been made, and calculate the Closing Value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified, for example, due to a split in the Index, then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified, for example, as if the split had not occurred.

     "Market Disruption Event" means either of the following events; as determined by the calculation agent:

     (a) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in each case, in 20% or more of the stocks which then comprise the Index; or

     (b) the suspension or material limitation on trading, in each case, for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in

          (1) futures contracts related to the Index, or options on futures contracts, which are traded on any major U.S. exchange or

          (2) option contracts related to the Index which are traded on any major U.S. exchange.

     For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

     For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

     If Nasdaq discontinues publication of the Index and Nasdaq or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index (any index so selected being referred to as a "Successor Index"), then, upon the calculation agent's notification of the determination to the Trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by Nasdaq or any other entity for the Index. Upon any selection by the calculation agent of a Successor Index, ML&Co. will cause notice to be given to holders of the STRIDES Securities.

     If Nasdaq discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any Calculation Day used to calculate the Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, the Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the calculation agent calculates a value as a substitute for the Index, "Calculation Day" shall mean any day on which the calculation agent is able to calculate the value.

     If Nasdaq discontinues publication of the Index prior to the period during which the Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Index Business Day until the earlier to occur of (a) the determination of the Ending Value and (b) a determination by the calculation agent that a Successor Index is available, the calculation agent will determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to the values to be made available by telephone. Discontinuance of the publication of the Index may adversely affect trading in the STRIDES Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any STRIDES Securities has occurred and is continuing, the amount payable to a beneficial owner of a STRIDES Security upon any acceleration permitted by the STRIDES Securities, with respect to each $10 unit of the STRIDES Securities, will be equal to the principal amount and any accrued interest due thereon. If a bankruptcy proceeding is commenced in respect of the ML&Co., the claim of the beneficial owner of a STRIDES Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the STRIDES Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the STRIDES Securities.

     In case of default in payment of the STRIDES Securities, whether at any interest payment date, the maturity date or upon acceleration), from and after that date the STRIDES Securities shall bear interest, payable upon demand of the beneficial owners of the STRIDES Securities, at the rate of 5 1/4% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the STRIDES Securities to the date payment of that amount has been made or duly provided for.

Global Securities

     Description of the Global Securities

     Beneficial owners of the STRIDES Securities may not receive physical delivery of the STRIDES Securities nor may they be entitled to have the STRIDES Securities registered in their names. The STRIDES Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for STRIDES Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the STRIDES Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the STRIDES Securities represented by a global security will not be entitled to have the STRIDES Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the STRIDES Securities in definitive form and will not be considered the owners or holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the Trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the STRIDES Securities. The STRIDES Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the STRIDES Securities in the aggregate principal amount of the STRIDES Securities, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of STRIDES Securities under DTC's system must be made by or through direct participants, which will receive a credit for the STRIDES Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the STRIDES Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all STRIDES Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of STRIDES Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the STRIDES Securities; DTC's records reflect only the identity of the direct participants to whose accounts the STRIDES Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the STRIDES Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the STRIDES Securities are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the STRIDES Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the Trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the STRIDES Securities,

the global securities will be exchangeable for STRIDES Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive STRIDES Securities will be registered in the name or names as the depositary shall instruct the trustee.
It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the depositary. In that event, STRIDES Securities in definitive form will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     ML&CO, will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the STRIDES Securities are maintained in book-entry form.

                                   THE INDEX

     The Nasdaq-100 Index(R) is a modified capitalization-weighted index of 100 of the largest and most actively traded stocks of non-financial companies listed on the Nasdaq National Market tier of the Nasdaq Stock Market. The Index was first published in January 1985 and includes companies across a variety of major industry groups. Current information regarding the market value of the Index is available from Nasdaq as well as numerous market information services. The Index is determined, comprised and calculated by Nasdaq without regard to the STRIDES Securities.

     The Index share weights of the component securities, or Underlying Stocks, of the Index at any time are based upon the total shares outstanding in each of the 100 securities in the Index and are additionally subject, in some cases, to rebalancing to ensure that the relative weighting of the Underlying Stocks continues to meet minimum pre-established requirements for a diversified portfolio. Accordingly, each Underlying Stock's influence on the value of the Index is directly proportional to the value of its Index share weight. At any moment in time, the value of the Index equals the aggregate value of the then current Index share weights of each of the component 100 Underlying Stocks multiplied by each security's respective last sale price on the Nasdaq Stock Market, and divided by a scaling factor (the "divisor") which becomes the basis for the reported Index value. The divisor serves the purpose of scaling the aggregate value, otherwise in the trillions, to a lower order of magnitude which is more desirable for Index reporting purposes.

     After the close of trading on December 18, 1998, the Index share weights of the component securities in the Index were rebalanced in accordance with the modified capitalization weighted methodology implemented on that date. Hence, the performance of the Index after December 18, 1998 will reflect the performance of the securities in the Index as calculated in accordance with the revised Index methodology.

Computation of the Index

Underlying Stock Eligibility Criteria and Annual Ranking Review

     To be eligible for inclusion in the Index, a security must be traded on the Nasdaq National Market tier of the Nasdaq Stock Market and meet the following criteria:

     (1)  the security must be of a non-financial company;

     (2)  only one class of security per issuer is allowed;

     (3) the security may not be issued by an issuer currently in bankruptcy proceedings;

     (4) the security must have average daily trading volume of at least 100,000 shares per day;

     (5) the security must have "seasoned" on the Nasdaq Stock Market or another recognized market, generally, a company is considered to be seasoned by Nasdaq if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered;

     (6) if a security would otherwise qualify to be in the top 25% of the issuers included in the Index by market capitalization, then a one year "seasoning" criteria would apply;

     (7) if the security is of a foreign issuer, the company must have a worldwide market value of at least $10 billion, a U.S. market value of at least $4 billion, and average trading volume on the Nasdaq Stock Market of at least 200,000 shares per day; in addition, foreign securities must be eligible for listed options trading; and

     (8) the issuer of the security may not have entered into a definitive agreement or other arrangement which would result in the security no longer being listed on the Nasdaq Stock Market within the next six months.

     These Index eligibility criteria may be revised from time to time by the NASD without regard to the STRIDES Securities.

     The Underlying Stocks are evaluated annually as follows (the evaluation is referred to as the "Annual Ranking Review"). Securities listed on the Nasdaq Stock Market which meet the above eligibility criteria are ranked by market value. Index-eligible securities which are already in the Index and which are in the top 150 eligible securities, based on market value, are retained in the Index provided that the security was ranked in the top 100 eligible securities as of the previous year's annual review. Securities not meeting this criteria are replaced. The replacement securities chosen are those Index-eligible securities not currently in the Index which have the largest market capitalization. The list of annual additions and deletions is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year an Underlying Stock is no longer traded on the Nasdaq Stock Market, or is otherwise determined by Nasdaq to become ineligible for continued inclusion in the Index, the security will be replaced with the largest market capitalization security not currently in the Index and meeting the Index eligibility criteria listed above.

     In addition to the Annual Ranking Review, the securities in the Index are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions, or other corporate actions. Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to these changes. If the change in total shares outstanding arising from corporate action is greater than or equal to 5.0%, the change is ordinarily made to the Index on the evening prior to the effective date of the corporate action. Otherwise, if the change in total shares outstanding is less than 5%, then all of these changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December. In either case, the Index share weights for the Underlying Stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in the Underlying Stocks. Ordinarily, whenever there is a change in Index share weights or a change in a component security included in the Index, Nasdaq adjusts the divisor to assure that there is no discontinuity in the value of the Index which might otherwise be caused by any the change.

Rebalancing of the Index

     Effective after the close of trading on December 18, 1998 Nasdaq has calculated the Index under a "modified capitalization-weighted" methodology, which is a hybrid between equal weighting and conventional capitalization weighting. This methodology is expected to:

     .    retain in general the economic attributes of capitalization weighting;

     . promote portfolio weight diversification, thereby limiting domination of the Index by a few large stocks;

     . reduce Index performance distortion by preserving the capitalization ranking of companies; and

     . reduce market impact on the smallest Underlying Stocks from necessary weight rebalancings.

     Under the methodology employed, on a quarterly basis coinciding with Nasdaq's quarterly scheduled weight adjustment procedures, the Underlying Stocks are categorized as either "Large Stocks" or "Small Stocks" depending on whether their current percentage weights, after taking into account the scheduled weight adjustments due to stock repurchases, secondary offerings, or other corporate actions, are greater than, or less than or equal to, the average percentage weight in the Index, for example, as a 100-stock index, the average percentage weight in the Index is 1.0%.

     The quarterly examination will result in an Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization Underlying Stock must be less than or equal to 24.0% and (2) the "collective weight" of those Underlying Stocks whose individual current weights are in excess of 4.5%, when added together, must be less than or equal to 48.0%.

     If either one or both of these weight distribution requirements are not met upon quarterly review, a weight rebalancing will be performed in accordance with the following plan. First, relating to weight distribution requirement (1) above, if the current weight of the single largest Underlying Stock exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest Underlying Stock to be set to 20.0%. Second, relating to weight distribution requirement
(2) above, for those Underlying Stocks whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their "collective weight" exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the "collective weight," so adjusted, to be set to 40.0%.

     The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock's relative ranking among the Small Stocks so that the smaller the Underlying Stock in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the Index.

     In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock's relative ranking among the Small Stocks so that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

     Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

     Then, to complete the rebalancing procedure, once the final percent weights of each Index Security are set, the Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the Index at the close of trading on the Thursday in the week immediately preceding the week of the third Friday in March, June, September, and December. Changes to the Index share weights will be made effective after the close of trading on the third Friday in March, June, September, and December and an adjustment to the Index divisor will be made to ensure continuity of the Index.

License Agreement

     The Nasdaq Stock Market, Inc. and Merrill Lynch & Co., Inc. have entered into a non-exclusive license agreement providing for the license to ML&Co., in exchange for a fee, of the right to use the Index in connection with certain securities, including the STRIDES Securities.

     The license agreement between Nasdaq and ML&Co. provides that the following language must be stated in this prospectus:

     "The STRIDES Securities are not sponsored, endorsed, sold or promoted by, The Nasdaq Stock Market, Inc. (including its affiliates) (Nasdaq, with its affiliates, are referred to as the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the STRIDES Securities. The Corporations make no representation or warranty, express or implied to the owners of the STRIDES Securities or any member of the public regarding the advisability of investing in securities generally or in the STRIDES Securities particularly, or the ability of the Nasdaq-100 Index(R) to track general stock market performance. The Corporations' only relationship to ML&Co. is in the licensing of the Nasdaq-100(R), Nasdaq-100 Index(R), and Nasdaq(R) trademarks or service marks, and trade names of the Corporations and the use of the Nasdaq-100 Index(R) which is determined, composed and calculated by Nasdaq without regard to ML&Co. or the STRIDES Securities. Nasdaq has no obligation to take the needs of ML&Co. or the owners of the STRIDES Securities into consideration in determining, composing or calculating the Nasdaq-100 Index(R). The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the STRIDES Securities to be issued or in the determination or calculation of the equation by which the STRIDES Securities is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the STRIDES Securities.

     The Corporations do not guarantee the accuracy and/or uninterrupted calculation of the Nasdaq-100 Index(R) or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by ML&Co., owners of the STRIDES Securities, or any other person or entity from the use of the Nasdaq-100 Index(R) or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Index(R) or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages."

     All disclosures contained in this prospectus regarding the Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by Nasdaq. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of this information.

                                  OTHER TERMS

     ML&Co. issued the STRIDES Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the STRIDES Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the STRIDES Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The STRIDES Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the STRIDES Securities and other securities. For further information on ML&Co. and the STRIDES Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and

MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                              PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the STRIDES Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the STRIDES Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     ML&Co. may offer the STRIDES Securities on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the STRIDES Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
             Preliminary Prospectus Supplement dated June 7, 2000

PROSPECTUS                                      [LOGO] Merrill Lynch
----------                                 PROTECTED GROWTH (SM) INVESTING
                                      Pursuit of Growth, Protection of Principal

                           Merrill Lynch & Co., Inc.
                 Callable Market Index Target-Term Securities(R)
                               due March 5, 2007
                         based upon Internet HOLDRs(SM)
                              "MITTS(R) Securities"
                         $10 principal amount per unit
                                _______________

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                              Payment at the stated maturity or upon exercise of the
                                                                   call option:

 .  100% principal protection at maturity.                              .  On the maturity date, if the Callable MITTS
 .  Callable prior to the stated maturity by Merrill                       Securities have not been called, for each unit of the
   Lynch & Co., Inc.                                                      MITTS Securities you own we will pay you an amount
 .  No payments before the maturity date unless called.                    equal to the sum of the principal amount of each unit
 .  Senior unsecured debt securities of Merrill Lynch & Co., Inc.          and an additional amount based on the percentage
 .  Linked to the price of Internet HOLDRs (trading                        increase, if any, in the price of Internet HOLDRs.
   symbol "HHH")
 .  The Callable MITTS Securities are listed on the                     .  At maturity, you will receive no less than the
   American Stock Exchange under the trading symbol                       principal amount of your MITTS Securities.
   "IHM".                                                              .  If Merrill Lynch & Co., Inc. elects to call your
 .  Closing date: March 3, 2000.                                           Callable MITTS Securities prior to the stated
                                                                          maturity, you will receive $22.50 per unit.

               Investing in the MITTS Securities involves risk.
          See "Risk Factors" beginning on page 7 of this prospectus.
                                 _____________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.

                                _______________

            The date of this prospectus is           , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks and "Protected Growth", "HOLDRs" and "Holding Company Depositary Receipts" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY INFORMATION--Q&A...................................................   3

RISK FACTORS...............................................................   7

MERRILL LYNCH & CO., INC...................................................  11

RATIO OF EARNINGS TO FIXED CHARGES.........................................  12

DESCRIPTION OF THE CALLABLE MITTS SECURITIES...............................  13

THE INTERNET HOLDRS TRUST..................................................  24

OTHER TERMS................................................................  24

PROJECTED PAYMENT SCHEDULE.................................................  27

ERISA CONSIDERATIONS.......................................................  28

WHERE YOU CAN FIND MORE INFORMATION........................................  28

INCORPORATION OF INFORMATION WE FILE WITH THE SEC..........................  29

EXPERTS....................................................................  30

                           SUMMARY INFORMATION--Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Callable Market Index Target-Term Securities(R) due March 5, 2007 based upon Internet HOLDRs(SM). You should carefully read this prospectus to fully understand the terms of the Callable MITTS Securities and the tax and other considerations that are important to you in making a decision about whether to invest in the Callable MITTS Securities. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the Callable MITTS Securities, to determine whether an investment in the Callable MITTS Securities is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus supplement to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Internet HOLDRs" are depositary receipts issued by the Internet HOLDRs
Trust. We have attached the prospectus dated                   and the
prospectus supplement dated              , 2000 for Internet HOLDRs (the "HOLDRs
Prospectus"). From time to time the Internet HOLDRs Trust updates the prospectus supplement. You should carefully read the HOLDRs Prospectus and any updated prospectus supplements including the section entitled "Risk Factors" to fully understand the operation and management of the Internet HOLDRs Trust and risks that may affect the price of Internet HOLDRs. The Internet HOLDRs Trust will not receive any of the proceeds from the sale of the Callable MITTS Securities and will not have any obligations with respect to the Callable MITTS Securities.

     We have attached the HOLDRs Prospectus and are delivering it to you together with this prospectus for the convenience of reference only. The HOLDRs Prospectus does not constitute a part of this prospectus nor is it incorporated by reference into this prospectus.

What are the Callable MITTS Securities?

     The Callable MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The Callable MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The Callable MITTS Securities will mature on March 5, 2007.

     Each unit of Callable MITTS Securities represents $10 principal amount of Callable MITTS Securities. You may transfer the Callable MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we issued the Callable MITTS Securities in the form of a global certificate, which are held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the Callable MITTS Securities. You should refer to the section entitled "Description of the Callable MITTS Securities--Depositary" in this prospectus.

What will I receive on the stated maturity date of the Callable MITTS
Securities?

     We have designed the Callable MITTS Securities for investors who want to protect their investment by receiving at least the $10 principal amount at maturity and who also want to participate in possible increases in the price of Internet HOLDRs. On the stated maturity date, if we have not called the Callable MITTS Securities, you will receive a cash payment equal to the sum of two amounts: the "principal amount" and the "Supplemental Redemption Amount", if any.

Principal amount

     The "principal amount" per unit is $10.

Supplemental Redemption Amount

     The "Supplemental Redemption Amount" per unit will equal:

        ( Ending Value - Starting Value )
 $10 x  ( ----------------------------- )
        (       Starting Value          )

but will not be less than zero.

     "Starting Value" equals 156.44, the closing price of one unit of Internet HOLDRs on February 29, 2000, the date the Callable MITTS Securities were priced for initial sale to the public.

     "Ending Value" will be the average of the closing prices of Internet HOLDRs, as adjusted for dilution and reorganization events described in this prospectus, on five business days shortly before the maturity of the Callable MITTS Securities. We may calculate the Ending Value by reference to fewer than five or even a single day's closing price if, during the period shortly before the stated maturity date of the Callable MITTS Securities, there is a disruption in the trading of Internet HOLDRs.

     For more specific information about the Supplemental Redemption Amount, please see the section entitled "Description of the Callable MITTS Securities" in this prospectus.

     We will pay you a Supplemental Redemption Amount only if we do not call the Callable MITTS Securities prior to the maturity date and the Ending Value is greater than the Starting Value. If the Ending Value is less than, or equal to, the Starting Value, the Supplemental Redemption Amount will be zero. We will pay you the principal amount of your Callable MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.

Examples

     Here are two examples of Supplemental Redemption Amount, calculations assuming the Callable MITTS Securities have not been called prior to the stated maturity:

Example 1--The Ending Value is less than the Starting Value on the stated maturity date:

 Starting Value: $156.44
 Hypothetical Ending Value at maturity: $140.79

                                                                                     (Supplemental
                                                   ( 140.79 - 156.44 )                Redemption
 Supplemental Redemption Amount (per unit) = $10 x ( --------------- ) x = $0.00      Amount cannot
                                                   (     156.44      )                be less than
                                                                                      zero)

  Total payment at maturity (per unit) = $10.00 + $0.00 = $10.00

Example 2-- The Ending Value is less than the Starting Value on the stated
            maturity date:

 Starting Value: $156.44
 Hypothetical Ending Value at maturity: $281.59


                                                   ( 281.59 - 156.44 )
 Supplemental Redemption Amount (per unit) = $10 x ( --------------- ) x = $8.00
                                                   (       156.44    )

 Total payment at maturity (per unit) = $10.00 + $8.00 = $18.00

How does the call feature work?

     We may elect to call the Callable MITTS Securities at $22.50 per unit (the "Call Price") on any Business Day during the month of February 2006 (the "Call Period") by giving notice to the trustee of the Callable MITTS Securities as described herein and specifying the date on which the Call Price shall be paid (the "Payment Date"). The Payment Date shall be no later than the twentieth Business Day after the call election.

     If we elect to call your Callable MITTS Securities prior to the stated maturity date, you will receive only the Call Price and you will not receive a Supplemental Redemption Amount based on the price of Internet HOLDRs. If we do not call the Callable MITTS Securities prior to the stated maturity date, the principal amount plus the Supplemental Redemption Amount, if any, that you receive at the stated maturity date may be greater than or less than the Call Price.

What is the Internet HOLDRs Trust?

     The Internet HOLDRs Trust was formed under the depositary trust agreement, dated September 2, 1999, among The Bank of New York, as trustee, MLPF&S, as the initial depositor, other depositors and the owners of Internet HOLDRs. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust holds shares of common stock issued by companies generally considered to be involved in various segments of the Internet industry. The trust issues Internet HOLDRs that represent an undivided beneficial ownership interest in the shares of common stock held by the trust. Internet HOLDRs are separate from the underlying common stocks that are represented by Internet HOLDRs.

     Internet HOLDRs are listed on the AMEX under the trading symbol "HHH".

     You should carefully read the HOLDRs Prospectus accompanying this prospectus to fully understand the operation and management of the Internet HOLDRs Trust. The risks described in the HOLDRs Prospectus under the section entitled "Risk Factors" may affect the prices of Internet HOLDRs and, therefore, the value of the Callable MITTS Securities. The HOLDRs Prospectus is not incorporated by reference into this prospectus and we make no representation or warranty as to the accuracy or completeness of the information.

     Please note that an investment in the Callable MITTS Securities does not entitle you to an ownership interest in Internet HOLDRs or in the stocks held by the Internet HOLDRs Trust.

Are the Callable MITTS Securities listed on a stock exchange?

     The Callable MITTS Securities are listed on the AMEX under the trading symbol "IHM". You should be aware that the listing of the Callable MITTS Securities on the AMEX will not necessarily ensure that a liquid trading market will be available for the Callable MITTS Securities. You should review the section entitled "Risk Factors--There may be an uncertain trading market for the Callable MITTS Securities" in this prospectus.

What is the role of MLPF&S?

     Our subsidiary, MLPF&S was the underwriter for the initial offering and sale of the Callable MITTS Securities. MLPF&S intends to buy and sell Callable MITTS Securities to create a secondary market for holders of the Callable MITTS Securities. However, MLPF&S is not obligated to engage in any of these market activities.

     MLPF&S is also be our agent for purposes of calculating, among other things, the Ending Value and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as a subsidiary of ML&Co. and its responsibilities as calculation agent. In addition, MLPF&S also acted as the initial depositor for the Internet HOLDRs Trust.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiaries and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co., see the section entitled "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section entitled "Where You Can Find More Information" in this prospectus.

  Are there any risks associated with my investment?

     Yes, an investment in the Callable MITTS Securities is subject to risk. Please refer to the section entitled "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in the Callable MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the Callable MITTS Securities. In addition, you should reach an investment decision with regard to the Callable MITTS Securities only after consulting your legal and tax advisers and considering the suitability of the Callable MITTS Securities in light of your particular circumstances

You may not earn a return on your investment

     You should be aware that if the Ending Value does not exceed the Starting Value on the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the price of Internet HOLDRs was higher than the Starting Value at some time during the life of the Callable MITTS Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your Callable MITTS Securities.

The Callable MITTS Securities are subject to early call

     We may elect to call all of the Callable MITTS Securities by giving notice on any Business Day during February 2006. We are likely to call the Callable MITTS Securities during the Call Period if the secondary market price of the Callable MITTS Securities is approximately equal to or above the Call Price during that period. We can, however, call the Callable MITTS Securities during the Call Period at our option regardless of the secondary market price of the Callable MITTS Securities. In the event that we elect to call the Callable MITTS Securities, you will receive only the Call Price and no Supplemental Redemption Amount based on the price of Internet HOLDRs.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of ML&Co. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning Internet HOLDRs or the securities held by the Internet HOLDRs Trust

     The return on your Callable MITTS Securities will not reflect the return you would realize if you actually owned Internet HOLDRs and received the dividends, if any, paid on Internet HOLDRs because the value of Internet HOLDRs is calculated by reference to the price of Internet HOLDRs without taking into consideration the value of any normal dividends paid on Internet HOLDRs. In addition, if Callable MITTS Securities are called prior to the stated maturity date, you will receive only the Call Price and you will not receive any additional amount based upon the appreciation, if any, in the price of Internet HOLDRs.

There may be an uncertain trading market for the Callable MITTS Securities

     The Callable MITTS Securities are listed on the AMEX under the trading symbol "IHM". You cannot assume that a trading market exists for the Callable MITTS Securities. If a trading market does exist, there can be no assurance that there will be liquidity in the trading market. The existence of a trading market for the Callable MITTS Securities depends on our financial performance and other factors such as the increase, if any, in the price of Internet HOLDRs.

     If the trading market for the Callable MITTS Securities is limited, there may be a limited number of buyers for your Callable MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the Callable MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the Callable MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the Callable MITTS Securities caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the Callable MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the Callable MITTS Securities attributable to another factor, such as an increase in the price of Internet HOLDRs. The following paragraphs describe the expected impact on the market value of the Callable MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The price of Internet HOLDRs is expected to affect the trading value of the Callable MITTS Securities. We expect that the market value of the Callable MITTS Securities will depend substantially on the amount, if any, by which the price of Internet HOLDRs, as adjusted for certain dilution and reorganization events described in this prospectus supplement, exceeds the Starting Value. If you choose to sell your Callable MITTS Securities when the price of Internet HOLDRs, as adjusted, exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on that price because of the expectation that the price of Internet HOLDRs will continue to fluctuate until the Ending Value is determined. If you choose to sell your Callable MITTS Securities when the price of Internet HOLDRs, as adjusted, is below, or not sufficiently above, the Starting Value, you may receive less than the $10 principal amount per unit of Callable MITTS Securities.

     Changes in the levels of interest rates are expected to affect the trading value of the Callable MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of Callable MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the Callable MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the Callable MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect that the trading value of the Callable MITTS Securities will increase.

     Changes in the volatility of Internet HOLDRs are expected to affect the trading value of the Callable MITTS Securities. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. If the volatility of Internet HOLDRs increases or decreases, the trading value of the Callable MITTS Securities may be adversely affected.

     As the time remaining to maturity of the Callable MITTS Securities decreases, the "time premium" associated with the Callable MITTS Securities will decrease. We anticipate that before their maturity, the Callable MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the price of Internet HOLDRs. This difference will reflect a "time premium" due to expectations concerning the price of Internet HOLDRs during the period before the stated maturity of the Callable MITTS Securities. However, as the time remaining to the stated maturity of the Callable MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the Callable MITTS Securities.

     Changes in dividend yields of the stocks held by the Internet HOLDRs Trust are expected to affect the trading value of the Callable MITTS Securities. If the dividend yields on the stocks held by the Internet HOLDRs Trust increase, we expect that the value of the Callable MITTS Securities will decrease and, conversely, if the dividend yields on the stocks held by the Internet HOLDRs Trust decrease, we expect that the value of the Callable MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the Callable MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the Callable MITTS Securities. However, because your return on your Callable MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the Callable MITTS Securities, such as the percentage increase in the price of Internet HOLDRs at maturity, an improvement in our credit ratings will not reduce the other investment risks related to the Callable MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the Callable MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the Callable MITTS Securities than if it occurs earlier in the term of the Callable MITTS Securities. However, we expect that the effect on the trading value of the Callable MITTS Securities of a given change in the price of Internet HOLDRs will be greater if it occurs later in the term of the Callable MITTS Securities than if it occurs earlier in the term of the Callable MITTS Securities.

Amounts payable on the Callable MITTS Securities may be limited by state law

     New York State law governs the 1983 Indenture under which the Callable MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Callable MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We promise, for the benefit of the holders of the Callable MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

No stockholder's rights

     Beneficial owners of the Callable MITTS Securities are not entitled to any rights in Internet HOLDRs including, for example, voting rights and rights to receive any dividends or other distributions and rights to cancel Internet HOLDRs and receive the underlying securities.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell Internet HOLDRs or stocks of the companies held by the Internet HOLDRs Trust for our own accounts, for business reasons or in connection with hedging our obligations under the Callable MITTS Securities. These transactions could affect the price of Internet HOLDRs in a manner that could be adverse to your investment in the Callable MITTS Securities.

Potential conflicts

     Our subsidiary, MLPF&S, is our agent for the purposes of calculating the Ending Value and the Supplemental Redemption Amount payable to you at maturity. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the Callable MITTS Securities could give rise to conflicts of interests. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay the amounts due at maturity. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

Risks related to Internet HOLDRs

     Internet HOLDRs are subject to various risks which are described under the section entitled "Risk Factors" in the HOLDRs Prospectus. Any loss of value to Internet HOLDRs attributable to such risks could adversely affect the value of the Callable MITTS Securities. You should carefully consider those risks before deciding whether an investment in the Callable MITTS Securities is suitable for you.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .  securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .  asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .  securities clearance services;

     .  equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .  insurance sales and underwriting services; and

     .  investment advisory and related recordkeeping services.

We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                For the Three
                                                 Year Ended Last Friday in December             Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                           ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a)..     1.2        1.2       1.2       1.1        1.3             1.4

__________

(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                  DESCRIPTION OF THE CALLABLE MITTS SECURITIES

     On March 3, 2000 ML&Co. issued an aggregate principal amount of $40,000,000 or 4,000,000 units of Callable MITTS Securities. The Callable MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, which is more fully described in this prospectus.

     The Callable MITTS Securities will mature on March 5, 2007 unless called earlier at the option of ML&Co.

     Unless called, at the stated maturity a beneficial owner of a Callable MITTS Security will receive the sum of the principal amount of the Callable MITTS Security plus the Supplemental Redemption Amount, if any. There will be no other payment of interest, periodic or otherwise. See the section entitled "-- Payment at maturity".

     The Callable MITTS Securities may be called by ML&Co. as described below, but are not subject to redemption at the option of any beneficial owner before maturity. If an Event of Default occurs with respect to the Callable MITTS Securities, beneficial owners of the Callable MITTS Securities may accelerate the maturity of the Callable MITTS Securities, as described under the sections entitled "--Events of Default and Acceleration" in this prospectus supplement and "Description of Debt Securities--Events of Default" in the accompanying prospectus.

     ML&Co. will issue the Callable MITTS Securities in denominations of whole units each with a principal amount of $10.00.

     The Callable MITTS Securities will not have the benefit of any sinking fund.

Payment at maturity

     If we do not call the Callable MITTS Securities at an earlier date, at the stated maturity, a beneficial owner of a Callable MITTS Security will be entitled to receive the $10 principal amount of each Callable MITTS Security plus the Supplemental Redemption Amount, if any, all as provided below. If the Ending Value does not exceed the Starting Value, a beneficial owner of a Callable MITTS Security will be entitled to receive only the principal amount of the Callable MITTS Security.

     The "Supplemental Redemption Amount" for a Callable MITTS Security will be determined by the calculation agent and will equal:

                                                                    ( Ending Value - Starting Value )
  principal amount of each Callable MITTS Security ($10 per unit) x ( ----------------------------- )
                                                                    (         Starting Value        )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 156.44, the Closing Price of one unit of Internet HOLDRs on February 29, 2000, the date the MITTS Securities were priced for initial sale to the public.

     The "Ending Value" will be determined by the calculation agent and will equal the value of the Reference Property determined as follows:

     (A) for any portion of the Reference Property consisting of cash:

          .  that cash, plus

          . interest on the amount accruing from and including the date of the payment of that cash to holders of the Reference Property for which that cash was paid to but excluding the stated maturity date at a fixed interest rate determined on the date of the payment equal to the interest rate that would be paid on a fixed rate senior non-callable debt security of ML&Co. with a term equal to the remaining term for the Callable MITTS Securities as determined by the calculation agent;

     (B) for any portion of the Reference Property consisting of property other than cash or Reference Securities:

          . the market value of that property, as determined by the calculation agent on the date that the property was delivered to holders of the relevant Reference Property for which the property was distributed, plus

          . interest on the amount accruing from and including the date of delivery to but excluding the stated maturity date at a fixed interest rate determined as described in (A) above; and

     (C) for any portion of the Reference Property consisting of Reference Securities, the average, arithmetic mean, of the Closing Prices of each such Reference Security determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days in the Calculation Period with respect to any Reference Security, then the Ending Value shall be calculated using the average, arithmetic mean, of the Closing Prices of that Reference Security on those Calculation Days, and if there is only one Calculation Day, then the Ending Value shall be calculated using the Closing Price of that Reference Security on such Calculation Day. If no Calculation Days occur during the Calculation Period with respect to that Reference Security, then the Ending Value shall be calculated using the Closing Price of that Reference Security determined on the last scheduled Calculation Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     "Reference Property" initially shall mean one unit of Internet HOLDRs, and shall be subject to adjustment from time to time to reflect the distribution of cash, securities and/or other property in accordance with the adjustment provisions described below under "--Dilution and Reorganization Adjustments".

     "Reference Securities" shall mean any securities included in the Reference Property.

     "Calculation Period" means the period from and including the seventh scheduled Calculation Day prior to the stated maturity date to and including the second scheduled Calculation Day prior to the stated maturity date.

     "Calculation Day" means, with respect to any Reference Security, any Trading Day during the Calculation Period on which a Market Disruption Event has not occurred.

     "Market Disruption Event" means, for any Reference Security, the occurrence or existence on any Business Day during the one-half hour period that ends when the Closing Price is determined, of any suspension of, or limitation imposed on, trading in that Reference Security on the New York Stock Exchange, or other market or exchange, if applicable.

     "Trading Day" means a day on which the AMEX, the NYSE and the NASDAQ National Market System ("NASDAQ NMS") are open for trading.

     "Closing Price" of a Reference Security means, for a Calculation Day the following:

     (a) If the Reference Security is listed on a national securities exchange in the United States, is a NASDAQ NMS security or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), Closing Price means:

          (i) the last reported sale price, regular way, on that day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which that Reference Security is listed or admitted to trading, or

          (ii) if not listed or admitted to trading on any such securities exchange or if the last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on that day, or

          (iii)   if the last reported sale price is not available pursuant to
                  (i) and (ii) above, the mean of the last reported bid and offer price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on that day as determined by the calculation agent.

     The term "NASDAQ NMS security" shall include a security included in any successor to that system and the term "OTC Bulletin Board" shall include any successor service to that service.

     (b) If the Reference Security is not listed on a national securities exchange in the United States or is not a NASDAQ NMS security or included in the OTC Bulletin Board operated by the NASD, Closing Price means the last reported sale price on that day on the securities exchange on which the Reference Security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that day as determined by the calculation agent, provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that exchange, then the Closing Price shall mean the average, mean, of the last available bid and offer price on that exchange. If the Reference Security is not listed or admitted to trading on any such securities exchange or if the last reported sale price or bid and offer are not obtainable, the Closing Price shall mean the last reported sale price for a transaction which occurred more than four hours prior to when trading in such over-the-counter market typically ends, then the Closing Price shall mean the average, mean, of the last available bid and offer prices in such market of the three dealers which have the highest volume of transactions in the Reference Security in the immediately preceding calendar month as determined by the calculation agent based on information that is reasonably available to it.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close and that is a day on the NYSE and the AMEX are open for trading.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the Callable MITTS Securities.

Early call of the Callable MITTS Securities at the option of ML&Co.

     During the Call Period, the month of February 2006, ML&Co., in its sole discretion, may elect to call the Callable MITTS Securities, in whole but not in part, before the stated maturity date by giving notice to the trustee of ML&Co.'s election on any Business Day within the month of February 2006, at $22.50 per unit.

     If we elect to call your Callable MITTS Securities before the stated maturity date, you will receive only the Call Price and you will not receive a Supplemental Redemption Amount based on the price of Internet

HOLDRs. If we do not call the Callable MITTS Securities before the stated maturity date, the principal amount plus the Supplemental Redemption Amount, if any, that you receive at the stated maturity may be greater than or less than the Call Price. ML&Co. may elect to call the Callable MITTS Securities on any Business Day during the Call Period by giving notice to the trustee and specifying the date on which the Call Price shall be paid. The Payment Date shall be no later than the twentieth Business Day after the call election. The trustee will provide notice of the call election to the registered holders of the Callable MITTS Securities, specifying the Payment Date, no less than 15, nor more than 30, calendar days prior to the Payment Date. While the Callable MITTS Securities are held at the depositary, the registered holder will be the depositary, and the depositary will receive the notice of the call. As more fully described below under "--Depositary", the depositary will forward this notice to its participants which will pass in on the beneficial owners.

     You should compare the features of the Callable MITTS Securities to other available investments before deciding to purchase the Callable MITTS Securities. Due to the uncertainty as to whether the Callable MITTS Securities will earn a Supplemental Redemption Amount or be called prior to the stated maturity date, the return on investment with respect to the Callable MITTS Securities may be higher or lower than the return available on other securities issued by ML&Co. or issued by others and available through MLPF&S. It is suggested that you reach an investment decision only after carefully considering the suitability of the Callable MITTS Securities in light of your particular circumstances.

Hypothetical returns

     The following table illustrates, for a range of hypothetical Ending Values during the Calculation Period:

     . the percentage change from the Starting Value to the hypothetical Ending Value,

     . the total amount payable at maturity for each unit of Callable MITTS Securities,

     . the total rate of return to beneficial owners of the Callable MITTS Securities,

     . the pretax annualized rate of return to the beneficial owners of the Callable MITTS Securities, and

     .    pretax annualized rate of return of an investment in Internet HOLDRs.

                                                                                       Pretax
                                               Total amount       Total rate         annualized
                       Percentage change        payable at         of return           rate of              Pretax
                           from the            maturity per         on the            return on           annualized
                        Starting Value         unit of the         Callable         the Callable        rate of return
   Hypothetical       to the hypothetical     Callable MITTS         MITTS              MITTS            on Internet
   Ending Value          Ending Value           Securities        Securities        Securities(1)        HOLDRs(1)(2)
------------------    -------------------     --------------      ----------        -------------       --------------
       31.29                 -80%                  10.00              0.00%              0.00%              -21.72%
       62.58                 -60%                  10.00              0.00%              0.00%              -12.67%
       93.86                 -40%                  10.00              0.00%              0.00%               -7.17%
      125.15                 -20%                  10.00              0.00%              0.00%               -3.16%
      156.44(3)                0%                  10.00              0.00%              0.00%                0.00%
      187.73                  20%                  12.00             20.00%              2.62%                2.62%
      219.01                  40%                  14.00             40.00%              4.86%                4.86%
      250.30                  60%                  16.00             60.00%              6.82%                6.82%
      281.59                  80%                  18.00             80.00%              8.57%                8.57%
      312.88                 100%                  20.00            100.00%             10.14%               10.14%
      344.16                 120%                  22.00            120.00%             11.57%               11.57%
      375.45                 140%                  24.00            140.00%             12.89%               12.89%
      406.74                 160%                  26.00            160.00%             14.11%               14.11%

___________
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2)  This rate of return assumes:
     (a)  a dividend yield of 0% per annum;
     (b)  no transaction fees or expenses;
     (c)  an investment term of seven years; and
     (d) a percentage change in the aggregate price of Internet HOLDRs, as adjusted for any dilution or reorganization events described below, that equals the percentage change from the Starting Value to the relevant hypothetical Ending Value.
(3) This is the Closing Price of a unit of Internet HOLDRs on February 29, 2000 and the Starting Value.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by you and the resulting total and pretax annualized rates of return will depend entirely on the actual Ending Value determined by the calculation agent as provided in this prospectus supplement.

Events of Default and Acceleration

     In case an Event of Default with respect to any Callable MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a Callable MITTS Security upon any acceleration permitted by the Callable MITTS Securities, with respect to each $10 principal amount of the Callable MITTS Securities, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment was the stated maturity date of the Callable MITTS Securities, provided, however, if the acceleration occurs before the end of the Call Period, the maximum amount payable with respect to the Callable MITTS Securities will be the Call Price. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a Callable MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Callable MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Callable MITTS Securities.

     In case of default in payment of the Callable MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the Callable MITTS Securities will bear interest, payable upon demand of their beneficial owners, at the rate of 6.68% per annum, to the extent that payment of any interest is legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the Callable MITTS Securities to the date payment of that amount has been made or duly provided for.

Dilution and Reorganization Adjustments

     The Reference Property is subject to adjustment if an issuer of any Reference Security shall:

     (i) pay a stock dividend or make a distribution on that Reference Security in Reference Securities;

     (ii) subdivide or split the outstanding units of that Reference Security into a greater number of units;

     (iii) combine the outstanding units of that Reference Security into a smaller number of units;

     (iv) issue by reclassification of units of that Reference Security any units of another security of that issuer;

     (v) issue rights or warrants to all holders of that Reference Security entitling them to subscribe for or purchase shares, in the aggregate, for more than 5% of the number of those Reference Securities outstanding prior to the issuance of the rights or warrants at a price per share less than the then current market price of that Reference Security (other than rights to purchase that Reference Security pursuant to a plan for the reinvestment of dividends or interest); or

     (vi) pay a dividend or make a distribution to all holders of that Reference Security of evidences of its indebtedness or other assets:

           . including in the case where the Reference Security is Internet HOLDRs, any of the securities underlying Internet HOLDRs that may be distributed by the Internet HOLDRs Trust, but,

           . excluding any stock dividends or distributions referred to in clause (i) above or any cash dividends other than any Extraordinary Cash Dividend or issue to all holders of that Reference Security rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (v) above) (any of the foregoing assets are referred to as the "Distributed Assets" and any of the foregoing events are referred to as the "Dilution Events").

For purposes of provision (vi) above, if the holder of a Reference Security can elect to receive securities in lieu of cash or property other than securities, then for purposes of provision (vi) above, the holders of the Reference Security shall be deemed to receive only the securities.

     In the case of the Dilution Events referred to in clauses (i), (ii), (iii) and (iv) above, the Reference Property shall be adjusted to include the number of units of the Reference Security and/or security of that issuer which a holder of units of that Reference Security would have owned or been entitled to receive immediately following any the event had the holder held, immediately prior to such event, the number of units of that Reference Security constituting part of the Reference Property immediately prior to the event. Each adjustment shall become effective immediately after the effective date for the subdivision, split, combination or reclassification, as the case may be. Each adjustment shall be made successively.

     In the case of the Dilution Event referred to in clause (v) above where the rights or warrants are for more than 5% of the number of shares outstanding prior to the issuance of the rights or warrants, the Reference

Property shall be adjusted by multiplying the number of Reference Securities constituting Reference Property immediately prior to the date of issuance of the rights or warrants referred to in clause (v) above by a fraction:

     . the numerator of which shall be the number of Reference Securities outstanding on the date immediately prior to such issuance, plus the number of additional Reference Securities offered for subscription or purchase pursuant to the rights or warrants, and

     . the denominator of which shall be the number of Reference Securities outstanding on the date immediately prior to such issuance, plus the number of additional Reference Securities which the aggregate offering price of the total number of Reference Securities so offered for subscription or purchase pursuant to the rights or warrants would purchase at the current market price, determined as the average Closing Price per Reference Security for the 20 Trading Days immediately prior to the date of such rights or warrants are issued, subject to certain adjustments, which shall be determined by multiplying such total number of Reference Securities by the exercise price of the rights or warrants and dividing the product so obtained by the current market price.

To the extent that Reference Securities are not delivered after the expiration of the rights or warrants, or if the rights or warrants are not issued, the Reference Property shall be readjusted to the Reference Property which would then be in effect had such adjustments for the issuance of the rights or warrants been made upon the basis of delivery of only the number of Reference Securities actually delivered.

     In the case of the Dilution Event referred to in clause (vi) above, the Reference Property shall be adjusted to include, from and after the dividend, distribution or issuance,

     . for the portion of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash received for each unit of that Reference Security multiplied by the number of units of that Reference Security constituting part of the Reference Property on the date of the dividend, distribution or issuance, immediately prior to the dividend, distribution or issuance, plus

     . for the portion of the Distributed Assets which are other than cash, the number or amount of each type of Distributed Assets other than cash received with respect to each unit of that Reference Security multiplied by the number of units of that Reference Security constituting part of the Reference Property on the date of the dividend, distribution or issuance, immediately prior to the dividend, distribution or issuance.

     An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends or any other distribution made by the issuer of a Reference Security or made pursuant to an arrangement effecting a distribution of distributable profits or reserves, whether in cash or in specie, on any Reference Security occurring in such 12-month period (or, if the Reference Security was not outstanding at the commencement of such 12-month period or was not then a part of the Reference Property, occurring in such shorter period during which such Reference Security was outstanding and was part of the Reference Property) exceeds on a per share basis 10% of the average of the Closing Prices per share of such Reference Security over such 12-month period (or shorter period during which such Reference Security was outstanding and was part of the Reference Property); provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis will be appropriately adjusted to reflect the occurrence during such period of any stock dividend or distribution of shares of capital stock of the issuer of such Reference Security or any subdivision, split, combination or reclassification of shares of such Reference Security.

     If the Reference Security is Internet HOLDRs, the determination as to whether any cash dividend on such Internet HOLDRs is an Extraordinary Cash Dividend shall be made

 . by examining which of the stocks underlying Internet HOLDRs is responsible for all or a portion of such cash dividend on Internet HOLDRs, and

 .  treating each such stock underlying Internet HOLDRs as if it were a Reference
   Security only for this purpose and then determining whether such cash dividend would be an Extraordinary Cash Dividend as defined above with respect to such deemed Reference Security.

      A "Reorganization Event" shall mean:

      . any consolidation or merger of an issuer of a Reference Security, or any surviving entity or subsequent surviving entity of that issuer (a "Successor Company"), with or into another entity, other than a merger or consolidation in which such issuer is the continuing corporation and in which the Reference Security outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of such issuer or another corporation;

      . any sale, transfer, lease or conveyance to another corporation of the property of an issuer of a Reference Security or any Successor Company as an entirety or substantially as an entirety;

      . any statutory exchange of securities of an issuer of a Reference Security or any Successor Company with another corporation, other than in connection with a merger or acquisition; or

      . any liquidation, dissolution, winding up or bankruptcy of an issuer of a Reference Security or any Successor Company.

      If a Reorganization Event occurs, the Reference Property shall include:

      . for any cash received in that Reorganization Event, the cash received for each unit of a Reference Security multiplied by the number of units of that Reference Security constituting part of the Reference Property on the date of the Reorganization Event;

      . for any property other than cash or securities received in that Reorganization Event, the property received for each unit of a Reference Security multiplied by the number of units of that Reference Security constituting part of the Reference Property on the date of the Reorganization Event as determined by the calculation agent; and

      . for any securities received in that Reorganization Event, the securities received for each unit of a Reference Security multiplied by the number of units of that Reference Security constituting part of the Reference Property on the date of the Reorganization Event (subject to adjustment on a basis consistent with the adjustment provisions described above)

      All adjustments will be calculated to the nearest 1/10,000th of a share of the Reference Security, or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share. No adjustment shall be required unless that adjustment would require an increase or decrease of at least one percent in the Closing Price; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

      The foregoing adjustments shall be made by MLPF&S, as calculation agent, and all adjustments shall be final.

      ML&Co. will, within ten Business Days following the occurrence of an event that requires an adjustment, or if ML&Co. is not aware of such occurrence, as soon as practicable after becoming so aware, provide written notice to the trustee, which shall provide notice to the holders of the Callable MITTS

Securities of the occurrence of the event and, if applicable, a statement in reasonable detail setting forth the adjusted Closing Price to be used in determining the Ending Value.

Depositary

  Description of the Global Securities

     The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of such issue, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts such MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                           THE INTERNET HOLDRs TRUST

     ML&Co. has attached the HOLDRs Prospectus describing the Internet HOLDRs Trust and is delivering it to purchasers of the Callable MITTS Securities together with this prospectus for the convenience of reference only. The HOLDRs Prospectus does not constitute a part of this prospectus, nor is it incorporated by reference into this prospectus. The summary description below is qualified in its entirety by the information describing the Internet HOLDRs Trust and the securities held by the Trust included in the attached HOLDRs Prospectus.

     The Internet HOLDRs Trust was formed under the depositary trust agreement, dated as of September 2, 1999, among The Bank of New York, as trustee, MLPF&S, as the initial depositor, other depositors and the owners of Internet HOLDRs. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust holds shares of common stock issued by companies generally considered to be involved in various segments of the Internet industry. The trust issues Internet HOLDRs that represent an undivided beneficial ownership interest in the shares of common stock held by the trust. Internet HOLDRs are separate from the underlying common stocks that are represented by Internet HOLDRs.

     Internet HOLDRs are listed on the AMEX under the trading symbol "HHH".

     You should carefully read the HOLDRs Prospectus accompanying this prospectus to fully understand the operation and management of the Internet HOLDRs Trust. Neither the HOLDRs Prospectus nor these other documents are incorporated by reference into this prospectus, and we make no representation or warranty as to the accuracy or completeness of the information.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations upon liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on disposition of Voting Stock of, and merger and sale of assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default" below.

Events of Default

     Each of the following will be an Event of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of debt securities may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the regulations issued on June 11, 1996 by the Treasury Department (the "Final Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments such as the MITTS Securities, we have determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $5.8501 per unit. This represents an estimated yield on the MITTS Securities equal to 6.68% per annum, compounded semiannually.

     The projected payment schedule, including both the projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the Callable MITTS Securities during each accrual period over the term of the Callable MITTS Securities based upon a projected payment schedule for the Callable MITTS Securities (including both the

Projected Supplemental Redemption Amount and an estimated yield equal to 6.68% per annum (compounded semiannually)) as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the Callable MITTS
Securities:

                                                                                                   Total interest
                                                                                                   deemed to have
                                                                                                   accrued on the
                                                                                                   Callable MITTS
                                                                               Interest deemed    Securities as of
                                                                              to accrue during       the end of
                         Accrual                                               accrual period      accrual period
                         Period                                                  (per unit)          (per unit)
                         -------                                              ----------------    ----------------
March 3, 2000 through September 5, 2000...............................              $0.3405            $0.3405
September 6, 2000 through March 5, 2001...............................              $0.3454            $0.6859
March 6, 2001 through September 5, 2001...............................              $0.3569            $1.0428
September 6, 2001 through March 5, 2002...............................              $0.3688            $1.4116
March 6, 2002 through September 5, 2002...............................              $0.3812            $1.7928
September 6, 2002 through March 5, 2003...............................              $0.3939            $2.1867
March 6, 2003 through September 5, 2003...............................              $0.4070            $2.5937
September 6, 2003 through March 5, 2004...............................              $0.4206            $3.0143
March 6, 2004 through September 5, 2004...............................              $0.4347            $3.4490
September 6, 2004 through March 5, 2005...............................              $0.4492            $3.8982
March 6, 2005 through September 5, 2005...............................              $0.4642            $4.3624
September 6, 2005 through March 5, 2006...............................              $0.4797            $4.8421
March 6, 2006 through September 5, 2006...............................              $0.4957            $5.3378
September 6, 2006 through March 5, 2007...............................              $0.5123            $5.8501

___________

Projected Supplemental Redemption Amount = $5.8501 per unit.

     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code, as amended (the "Code") prohibit various transactions between certain parties and the assets of employee benefit plans, unless an exemption is available; governmental plans may be subject to similar prohibitions. Because transactions between a plan and ML&Co. may be prohibited absent an exemption, each fiduciary, by its purchase of any MITTS Security on behalf of any plan, represents on behalf of itself and the plan, that the acquisition, holding and any subsequent disposition of the MITTS Security will not result in a violation of ERISA, the Code or any other applicable law or regulation.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                                                    [LOGO] Merrill Lynch
----------                                                               PROTECTED GROWTH (SM) INVESTING
                                                                     Pursuit of Growth, Protection of Principal

                           Merrill Lynch & Co., Inc.
               S&P 500(R) Market Index Target-Term Securities(R)
                              due March 27, 2006
                             "MITTS(R) Securities"
                         $10 principal amount per unit

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                  Payment at Maturity:
 .  100% principal protection at maturity.              .  On the maturity date, for each unit of the MITTS
                                                          Securities you own, we will pay you an amount of
 .  No payments before the maturity date.                  each unit and an additional amount based on the
                                                          percentage increase, if any, in the value of the
 .  Senior unsecured debt securities of Merrill            S&P 500 Index adjusted by an adjustment factor as
   Lynch & Co., Inc.                                      described in this prospectus.

 .  Linked to the value of the S&P 500 Index.           .  You will receive no less than the principal amount
                                                          of the MITTS Securities.

 .  The MITTS Securities are listed on the American
   Stock Exchange under the trading symbol "FML".


               Investing in the MITTS Securities involves risks.
                    See "Risk Factors" beginning on page 6.

                                _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.

                                _______________

                The date of this prospectus is          , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

"Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)" and "500", are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Capital Services, Inc., and Merrill Lynch & Co., Inc. is an authorized sublicensee.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY INFORMATION--Q&A...................................................   3

RISK FACTORS...............................................................   6

MERRILL LYNCH & CO., INC...................................................   9

RATIO OF EARNINGS TO FIXED CHARGES.........................................  10

DESCRIPTION OF THE MITTS SECURITIES........................................  11

THE S&P 500 INDEX..........................................................  18

OTHER TERMS................................................................  20

PROJECTED PAYMENT SCHEDULE.................................................  24

WHERE YOU CAN FIND MORE INFORMATION........................................  25

INCORPORATION OF INFORMATION WE FILE WITH THE SEC..........................  25

PLAN OF DISTRIBUTION.......................................................  26

EXPERTS....................................................................  26

                           SUMMARY INFORMATION--Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the S&P 500 Market Index Target-Term Securities due March 27, 2006. You should carefully read this prospectus to fully understand the terms of the MITTS Securities, the S&P 500 Index, and the tax and other considerations that are important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

What are the MITTS Securities?

     The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities will rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on March 27, 2006. We cannot redeem the MITTS Securities at any earlier date. We will not make any payments on the MITTS Securities until maturity.

     Each unit of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we have issued the MITTS Securities in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the MITTS Securities. You should refer to the section "Description of the MITTS Securities--Depositary" in this prospectus.

What will I receive at the stated maturity date of the MITTS Securities?

     We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in possible increases in the S&P 500 Index as reduced by the Adjustment Factor. At the stated maturity date, you will receive a payment on the MITTS Securities equal to the sum of two amounts: the "principal amount" and the "Supplemental Redemption Amount".

Principal Amount

     The principal amount per unit is $10.

Supplemental Redemption Amount

     The Supplemental Redemption Amount per unit will equal:

       ( Adjusted Ending Value - Starting Value )
$10 x  ( ---------------------------------------)
       (          Starting Value                )

but will not be less than zero.

     "Starting Value", equals 1,262.14, the closing value of the S&P 500 Index on March 23, 1999, the date the MITTS Securities were priced for initial sale to the public.

     "Adjusted Ending Value" means the average of the values of the S&P 500 Index as reduced by the application of the Adjustment Factor at the close of the market on five business days before the maturity of the MITTS Securities. We may calculate the Adjusted Ending Value by reference to fewer than five or even a single day's closing value if, during the period shortly before the stated maturity date of the MITTS Securities, there is a disruption in the trading of the component stocks included in the S&P 500 Index or certain futures or options relating to the S&P 500 Index.

     The "Adjustment Factor" equals 2.6% per year and will be prorated based on a 365-day year and applied each calendar day to reduce the value of the S&P 500 Index. As a result of the Adjustment Factor, the adjusted value of the S&P 500 Index used to calculate your Supplemental Redemption Amount at the stated maturity of the MITTS Securities will be approximately 16.66% less than the actual value of the S&P 500 Index on any day during the calculation period. For a detailed discussion of how the Adjustment Factor affects the value of the S&P 500 Index used to calculate your Supplemental Redemption Amount, see "Description of the MITTS Securities--Payment at Maturity" in this prospectus.

     For more specific information about the Supplemental Redemption Amount, please see the section "Description of the MITTS Securities" in this prospectus.

     We will pay you a Supplemental Redemption Amount only if the Adjusted Ending Value is greater than the Starting Value. If the Adjusted Ending Value is less than, or equal to, the Starting Value, the

Supplemental Redemption Amount will be zero. We will pay you the principal amount of your MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.

  Examples

    Here are two examples of Supplemental Redemption Amount calculations assuming an Adjustment Factor of 2.6%:

  Example 1--The S&P 500 Index, as adjusted, is below the Starting value at maturity:

    Starting Value: 1,262.14
    Hypothetical closing value of the S&P 500 Index at maturity: 1,388.35 Hypothetical Adjusted Ending Value: 1,157.08

                                                       ( 1,157.08-1,262.14 )
    Supplemental Redemption Amount (per unit) = $10 X  ( ----------------- ) = $0.00  (Supplemental Redemption Amount cannot
                                                       (     1,262.14      )          be less than zero)

    Total payment at maturity (per unit) = $10 + $0 = $10

 Example 2--The S&P 500 Index, as adjusted, is above the Starting value at maturity:

    Starting Value: 1,262.14
    Hypothetical closing value of the S&P 500 Index at maturity: 2,145.64 Hypothetical Adjusted Ending Value: 1,788.21

                                                        ( 1,788.21-1,262.14 )
    Supplemental Redemption Amount (per unit) = $10 X   ( ----------------- ) = $4.17
                                                        (     1,262.14      )

    Total payment at maturity (per unit) = $10 + $4.17 = $14.17

Who publishes the S&P 500 Index and what does the S&P 500 Index measure?

     The S&P 500 Index is published by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and is intended to provide an indication of the pattern of common stock price movement. The value of the S&P 500 Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The market value for the common stock of a company is the product of the market price per share of the common stock and the number of outstanding shares of common stock. Standard &Poor's chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market.

     Please note that an investment in the MITTS Securities does not entitle you to any ownership interest in the stocks of the companies included in the S&P 500 Index.

Are the MITTS Securities listed on a stock exchange?

     The MITTS Securities are listed on the AMEX under the trading symbol "FML". You should be aware that the listing of the MITTS Securities on the AMEX will not necessarily ensure that a liquid trading market will be available for the MITTS Securities. You should review "Risk Factors--There may be an uncertain trading market for the MITTS Securities in the future".

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the initial offering and sale of the MITTS Securities. MLPF&S is also our agent for purposes of calculating, among other things, the Adjusted Ending

Value and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as a subsidiary of ML&Co. and its responsibilities as calculation agent.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiary and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co. see the section "Merrill Lynch & Co., Inc." in the accompanying prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my investment?

     Yes, an investment in the MITTS Securities is subject to risk. Please refer to the section "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that if the Adjusted Ending Value does not exceed the Starting Value at the stated maturity, the Supplemental Redemption Amount will be zero. This will be true even if, at some time during the life of the MITTS Securities the value of the S&P 500 Index, as reduced by the Adjustment Factor, was higher than Starting Value but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable Merrill Lynch & Co., Inc. debt security with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors, like inflation, that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the S&P 500 Index

     Your return will not reflect the return you would realize if you actually owned the stocks included in the S&P 500 Index and received the dividends paid on those stocks because of the reduction caused by the Adjustment Factor and because the S&P 500 Index is calculated by reference to the prices of the common stocks included in the S&P 500 Index without taking into consideration the value of dividends paid on those stocks.

There may be an uncertain trading market for the MITTS Securities in the future

     Although the MITTS Securities are listed on the AMEX under the trading symbol "FML", you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, of the value of the S&P 500 Index.

     If the trading market for the MITTS Securities is limited and you do not wish to hold your investment until maturity, there may be a limited number of buyers for your MITTS Securities. This may affect the price you receive if you sell before maturity.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be effected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the index will affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the index, as reduced by the adjustment factor, exceeds the Starting Value. If you choose to sell your MITTS Securities when the value of the index, as reduced by the adjustment factor, exceeds the Starting Value you may receive substantially less than the amount that would be payable at maturity based on this value because of the expectation that the index will continue to fluctuate until shortly before the maturity date when the average value of the index is determined. If you choose to sell your MITTS Securities when the value of the index is below the Starting Value, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising U.S. dividend rates, or dividends per share, may increase the value of the index while falling U.S. dividend rates may decrease the value of the index. Political, economic and other developments that affect the stocks included in the index may also affect the value of the index and the value of the MITTS Securities.

     Changes in the levels of U.S. interest rates may affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Interest rates may also affect the U.S. economy and, in turn, the value of the index. Rising interest rates may lower the value of the index and, thus, the MITTS Securities. Falling interest rates may increase the value of the index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the index may affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. Generally, if the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the trading value of the MITTS Securities may decrease. We anticipate that before the maturity of the MITTS Securities the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the index value. This difference will reflect a "time premium" due to expectations concerning the value of the index during the period before the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the index may affect the trading value of the MITTS Securities. If dividend yields on the stocks included in the index increase, we expect that the value of the MITTS Securities will decrease. Conversely, if dividend yields on the stock included in the index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State law governs the indenture under which the MITTS Securities will be issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our other affiliates may from time to time buy or sell the stocks included in the S&P 500 Index for our own accounts, for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and the value of the S&P 500 Index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts

     The calculation agent is our subsidiary. Under certain circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with the calculation agent's determination as to whether a Market Disruption Event has occurred, or in connection with judgments that it would be required to make in the event of a discontinuance of the S&P 500 Index. See "Description of the MITTS Securities-- Adjustments to the S&P 500 Index; Market Disruption Events" and "-- Discontinuance of the S&P 500 Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with our subsidiary to hedge the market risks associated with our obligation to pay the Supplemental Redemption Amount. Our subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for such an arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .  securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .  asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .  securities clearance services;

     .  equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .  insurance sales and underwriting services; and

     .  investment advisory and related recordkeeping services.


     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                 Year Ended Last Friday in December              For the Three
                                                                                                 Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                         ---------  --------  --------  --------  ----------  -------------------

Ratio of earnings to fixed charges(a)..     1.2       1.2        1.2      1.1        1.3             1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On March 26, 1999, ML&Co. issued an aggregate principal amount of $70,000,000 or 7,000,000 units of the MITTS Securities. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on March 27, 2006.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

Payment at Maturity

     At the stated maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount plus the Supplemental Redemption Amount, if any, all as provided below. If the Adjusted Ending Value does not exceed the Starting Value, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount.

Determination of the Supplemental Redemption Amount

     The Supplemental Redemption Amount for a MITTS Security will be determined by the calculation agent and will equal:

                                                          ( Adjusted Ending Value - Starting Value )
Principal amount of the MITTS Security ($10 per unit)  X  ( ---------------------------------------)
                                                          (            Starting Value              )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 1,262.14, the closing value of the S&P 500 Index on March 23, 1999, the date the MITTS Securities were priced for initial sale to the public.

     The "Adjusted Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the S&P 500 Index, as reduced by the application of the Adjustment Factor on each Calculation Day, determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Adjusted Ending Value will equal the average or arithmetic mean of the closing values of the S&P 500 Index on those Calculation Days as reduced by the application of the Adjustment Factor on each Calculation Day. If there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the S&P 500 Index on that Calculation Day as reduced by the application of the Adjustment Factor on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the S&P 500 Index determined on the last scheduled Index Business Day in the Calculation Period as reduced by the application of the Adjustment Factor on that Calculation Day, regardless of the occurrence of a Market Disruption Event on that day.

     The "Adjustment Factor" equals 2.6% and will be prorated based on a 365-day year and applied each calendar day during the term of the MITTS Securities to reduce the value of the S&P 500 Index. As a result of the Adjustment Factor, the adjusted value of the S&P 500 Index used to calculate your Supplemental Redemption Amount at the stated maturity of the MITTS Securities will be approximately 16.66% less than the actual value of the S&P 500 Index on any day during the Calculation Period.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day before the maturity date to and including the second scheduled Index Business Day before the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the S&P 500 Index or any Successor Index, as defined on page S-14, is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns

     The following table illustrates, for a range of hypothetical closing values of the S&P 500 Index during the Calculation Period:

     . the Adjusted Ending Value used to calculate the Supplemental Redemption Amount;

     .    the percentage change from the Starting Value to the Adjusted Ending
          Value;

     .    the total amount payable per unit of MITTS Securities;

     .    the total rate of return on the MITTS Securities;

     .    the pretax annualized rate of return on the MITTS Securities; and

     . the pretax annualized rate of return of the stocks included in the S&P 500 Index, which includes an assumed aggregate dividend yield of 1.27% per annum, as more fully described below.

     This table assumes an Adjustment Factor of 2.6% per year.

                                                                                                                  Pretax
 Hypothetical                      Adjusted        Total Amount                                                 Annualized
 Closing Value                   Ending Value       Payable at                              Pretax            Rate of Return
  of S&P 500                      Percentage       Maturity per      Total Rate of      Annualized Rate          of Stocks
 Index During       Adjusted      Change Over        Unit of         Return on the      of Return on the        Included in
the Calculation      Ending      the Starting         MITTS              MITTS               MITTS              The S&P 500
    Period           Value           Value          Securities         Securities         Securities(1)         Index(1)(2)
---------------     --------     -------------     ------------      -------------      ----------------      --------------
  631.07             525.94        -58.33%            $10.00             0.00%               0.00%               -8.39%
  757.28             631.13        -49.99%            $10.00             0.00%               0.00%               -5.91%
  883.50             736.32        -41.66%            $10.00             0.00%               0.00%               -3.77%
1,009.71             841.51        -33.33%            $10.00             0.00%               0.00%               -1.90%
1,135.93             946.70        -24.99%            $10.00             0.00%               0.00%               -0.24%
1,262.14(4)        1,051.89        -16.66%            $10.00             0.00%               0.00%                1.27%
1,388.35           1,157.08         -8.32%            $10.00             0.00%               0.00%                2.64%
1,514.57           1,262.27          0.01%            $10.00             0.01%               0.00%                3.91%
1,640.78           1,367.46          8.34%            $10.83             8.34%               1.15%                5.08%
1,767.00           1,472.65         16.68%            $11.67            16.68%               2.21%                6.17%
1,893.21           1,577.83         25.01%            $12.50            25.01%               3.21%                7.20%
2,019.42           1,683.02         33.35%            $13.33            33.35%               4.15%                8.16%
2,145.64           1,788.21         41.68%            $14.17            41.68%               5.03%                9.07%
2,271.85           1,893.40         50.02%            $15.00            50.02%               5.87%                9.93%
2,398.07           1,998.59         58.35%            $15.83            58.35%               6.67%               10.75%
2,524.28           2,103.78         66.68%            $16.67            66.68%               7.42%               11.53%
2,650.49           2,208.97         75.02%            $17.50            75.02%               8.15%               12.27%
2,776.71           2,314.16         83.35%            $18.34            83.35%               8.84%               12.99%
2,902.92           2,419.35         91.69%            $19.17            91.69%               9.50%               13.67%
3,029.14           2,524.54        100.02%            $20.00           100.02%              10.14%               14.33%
3,155.35           2,629.72        108.35%            $20.84           108.35%              10.75%               14.97%

_______________

(1) The Adjusted Ending Values in this column are approximately 16.66% less than the hypothetical closing values of the S&P 500 Index during the Calculation Period as a result of the application of the Adjustment Factor of 2.6% over the term of the MITTS Securities.

(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(3) This rate of return assumes:
    (a) a dividend yield of 1.27% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the S&P 500 Index at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the hypothetical closing value of the S&P 500 Index during the Calculation Period;

    (b) no transaction fees or expenses;
    (c) an investment term equal to the term of the MITTS Securities, and
    (d) a final closing value of the S&P 500 Index equal to the hypothetical closing value of the S&P 500 Index during the Calculation Period.
(4) The Starting Value of the S&P 500 Index.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the resulting total and pretax annualized rate of return will depend entirely on the actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus. Historical data regarding the S&P 500 Index is included in this prospectus under "The S&P 500 Index--Historical Data on the S&P 500 Index".

Adjustments to the S&P 500 Index; Market Disruption Events

     If at any time the method of calculating the S&P 500 Index, or its value, is changed in any material respect, or if the S&P 500 Index is in any other way modified so that the S&P 500 Index does not, in the opinion of the calculation agent, fairly represent the value of the S&P 500 Index had these changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Adjusted Ending Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index as if the changes or modifications had not been made, and calculate a closing value with reference to the S&P 500 Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of the S&P 500 Index is a fraction or a multiple of what it would have been if it had not been modified, for example, due to a split in the S&P 500 Index, then the calculation agent shall adjust the S&P 500 Index in order to arrive at a value of the S&P 500 Index as if it had not been modified, for example, as if the split had not occurred.

     "Market Disruption Event" means either of the following events; as determined by the calculation agent:

     (a) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more of the stocks which then comprise the S&P 500 Index; or

     (b) the suspension or material limitation, in each case, for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in

         (1) futures contracts related to the S&P 500 Index, or options on those futures contracts, which are traded on any major U.S. exchange or

         (2) option contracts related to the S&P 500 Index which are traded on any major U.S. exchange.

     A limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

     For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

Discontinuance of the S&P 500 Index

     If Standard & Poor's discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the S&P 500 Index (a "Successor Index"), then, upon the calculation agent's notification of that determination to the trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by Standard &Poor's or any other entity for the S&P 500 Index. Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If Standard & Poor's discontinues publication of the S&P 500 Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the S&P 500 Index before the discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the S&P 500 Index as described below, that Successor Index or value shall be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the calculation agent calculates a value as a substitute for the S&P 500 Index, "Index Calculation Day" shall mean any day on which the calculation agent is able to calculate that value.

     If Standard & Poor's discontinues publication of the Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of the determination of the Adjusted Ending Value and a determination by the calculation agent that a Successor Index is available, the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and for this information to be made available by telephone.
Despite these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities occurs and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount of the MITTS Securities, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "Description of the MITTS Securities--Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners, at the rate of 6.13% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of the amount has been made or duly provided for.

Depositary

     Upon issuance, all MITTS Securities will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC, (DTC, together with any successor thereto, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of depositary or by a nominee of the depositary to depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities including for purposes of receiving any reports delivered by ML&Co. or the Trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     The following is based on information furnished by DTC:

     DTC will act as securities depositary for the MITTS Securities. The MITTS Securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities will be issued for the MITTS Securities in the aggregate principal amount of that issue, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which that beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of these payments to direct participants shall be the responsibility of DTC, and disbursement of these payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     Settlement for the MITTS Securities will be made by the underwriter in immediately available funds. ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                               THE S&P 500 INDEX

     Standard & Poor's publishes the S&P 500 Index. The S&P 500 Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Standard & Poor's chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor's include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. The Index is comprised of the common stocks of companies in four main groups:
Industrials, Utilities, Transportation and Financial. Standard & Poor's may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

     The S&P 500 Index does not reflect the payment of dividends on the stocks included in the S&P 500 Index. Because of this, and due to the application of the Adjustment Factor, the return on the MITTS Securities will not be the same that you would receive if you were to purchase these stocks and hold them for a period equal to the term of the MITTS Securities.

Computation of the S&P 500 Index

     Standard & Poor's currently computes the S&P 500 Index as of a particular time as follows:

     (a) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

     (b) the market values of all component stocks as of that time are aggregated;

     (c) the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

     (d) the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

     (e) the current aggregate market value of all component stocks is divided by the Base Value; and

     (f)  the resulting quotient, expressed in decimals, is multiplied by ten.

     While Standard & Poor's currently employs the above methodology to calculate the S&P 500 Index, no assurance can be given that Standard & Poor's will not modify or change this methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of MITTS Securities upon maturity or otherwise.

     Standard & Poor's adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by Standard & Poor's to be arbitrary or not due to true market fluctuations. These changes may result from causes such as

     .  the issuance of stock dividends,

     . the granting to shareholders of rights to purchase additional shares of stock,

     .  the purchase of shares by employees pursuant to employee benefit plans,

     .  consolidations and acquisitions,

     . the granting to shareholders of rights to purchase other securities of ML&Co.,

     . the substitution by Standard & Poor's of particular component stocks in the S&P 500 Index, and

     .  other reasons.

     In these cases, Standard & Poor's first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:



           old base value  x        new base value           =  new market value
                                ------------------------
                                   old market value


     The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the S&P 500 Index.

License Agreement

     Standard & Poor's does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included in that index. Standard & Poor's makes no warranty, express or implied, as to results to be obtained by ML&Co., MLPF&S, holders of the MITTS Securities, or any other person or entity from the use of the S&P 500 Index or any data included therein in connection with the rights licensed under the license agreement described in this prospectus supplement or for any other use. Standard & Poor's makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500 Index or any data included therein. Without limiting any of the above, in no event shall Standard & Poor's have any liability for any special, punitive, indirect or consequential damage, including lost profits, even if notified of the possibility of these damages.

     Standard & Poor's and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by Standard & Poor's in connection with certain securities, including the MITTS Securities, and ML&Co. is an authorized sublicensee under that agreement.

     The license agreement between Standard & Poor's and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this prospectus:

     "The MITTS Securities are not sponsored, endorsed, sold or promoted by Standard & Poor's. Standard & Poor's makes no representation or warranty, express or implied, to the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or the ability of the S&P 500 Index to track general stock market performance. Standard & Poor's only relationship to Merrill Lynch Capital Services, Inc. and ML&Co. (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of Standard & Poor's and of the S&P 500 Index which is determined, composed and calculated by Standard & Poor's without regard to ML&Co. or the MITTS Securities. Standard & Poor's has no obligation to take the needs of ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the S&P 500 Index. Standard & Poor's is not responsible for and has not participated in the determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities are to initially be sold, or quantities of the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be converted into cash. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities."

     All disclosures contained in this prospectus regarding the above S&P 500 Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by Standard & Poor's. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of this information.

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

 Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $5.2665 per unit (the "Projected Supplemental Redemption Amount"). This represents an estimated yield on the MITTS Securities equal to 6.13% per annum (compounded semiannually).

     The projected payment schedule (including both the Projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities) has been determined solely for United States federal income tax purposes (i.e., for purposes of applying the Final Regulations to the MITTS Securities), and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that would be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over an assumed term of approximately seven years for the MITTS Securities based upon a hypothetical projected payment schedule for the MITTS Securities, including both the Projected Supplemental Redemption Amount and the estimated yield equal to 6.13% per annum, compounded semiannually, as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the MITTS Securities:


                                                                                       Total Interest
                                                                                        Deemed to Have
                                                           Interest Deemed to       Accrued on the MITTS
                                                              Accrue During          Securities as of End
                                                             Accrual Period          of Accrual Period
            Accrual Period                                     (per unit)                 (per unit)
            --------------                                 --------------------     ----------------------
March 26, 1999 through September 27, 1999..................       $0.3108                  $0.3108
September 28, 1999 through March 27, 2000..................       $0.3160                  $0.6268
March 28, 2000 through September 27, 2000..................       $0.3257                  $0.9525
September 28, 2000 through March 27, 2001..................       $0.3357                  $1.2882
March 28, 2001 through September 27, 2001..................       $0.3460                  $1.6342
September 28, 2001 through March 27, 2002..................       $0.3566                  $1.9908
March 28, 2002 through September 27, 2002..................       $0.3675                  $2.3583
September 28, 2002 through March 27, 2003..................       $0.3788                  $2.7371
March 28, 2003 through September 27, 2003..................       $0.3904                  $3.1275
September 28, 2003 through March 27, 2004..................       $0.4023                  $3.5298
March 28, 2004 through September 27, 2004..................       $0.4147                  $3.9445
September 28, 2004 through March 27, 2005..................       $0.4274                  $4.3719
March 28, 2005 through September 27, 2005..................       $0.4405                  $4.8124
September 28, 2005 through March 27, 2006..................       $0.4541                  $5.2665

________________
Projected Supplemental Redemption Amount = $5.2665 per unit.

     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the NYSE or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.


                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                       [LOGO] Merrill Lynch
----------                                  PROTECTED GROWTH(SM) INVESTING
                                      Pursuit of Growth, Protection of Principal


                           Merrill Lynch & Co., Inc.
                  Consumer Staples Select Sector SPDR(R) Fund
                    Market Index Target-Term Securities(R)
                              due April 19, 2006
                             "MITTS(R) Securities"
                         $10 principal amount per unit

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at Maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the increase, if any, in the
 .  Linked to the net asset value per share of the          net asset value per share of the Consumer Staples
   Consumer Staples Select Sector SPDR Fund, a             Select Sector SPDR Fund, as adjusted by an adjustment
   registered index fund.                                  factor as described in this prospectus.
 .  The MITTS Securities are listed on the American      .  At maturity, we will pay you all amounts due under
   Stock Exchange under the trading symbol "CSM".          the MITTS Securities by delivering to you shares of the
 .  Closing: April 19, 1999.                                Consumer Staples Select Sector SPDR Fund or paying you
                                                           cash with an equal value.

                Investing in the MITTS Securities involves risk.
                    See "Risk Factors" beginning on page 9.
                                _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus of Merrill Lynch & Co., Inc. is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                 ______________

                              Merrill Lynch & Co.

                                 ______________

                 The date of this prospectus is        , 2000.



"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY INFORMATION--Q&A..................................................    3

RISK FACTORS..............................................................    8

MERRILL LYNCH & CO., INC..................................................   13

RATIO OF EARNINGS TO FIXED CHARGES........................................   14

DESCRIPTION OF THE MITTS SECURITIES.......................................   15

THE CONSUMER STAPLES SPDR FUND............................................   22

OTHER TERMS...............................................................   24

PROJECTED PAYMENT SCHEDULE................................................   27

WHERE YOU CAN FIND MORE INFORMATION.......................................   29

INCORPORATION OF INFORMATION WE FILE WITH THE SEC.........................   30

PLAN OF DISTRIBUTION......................................................   30

EXPERTS...................................................................   31

                           SUMMARY INFORMATION--Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Consumer Staples Select Sector SPDR(R) Fund Market Index Target-Term Securities(R) due April 19, 2006. You should carefully read this prospectus to understand fully the terms of the MITTS Securities as well as the tax and other considerations that should be important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     References in this prospectus to the "Consumer Staples SPDR Fund" are to the Consumer Staples Select Sector SPDR Fund.

     We have attached the prospectus for the Consumer Staples SPDR Fund dated January 28, 2000 (the "Fund Prospectus"). You should carefully read the Fund Prospectus to fully understand the operation and management of the Consumer Staples SPDR Fund, particularly the fees and expenses associated with shares of the Consumer Staples SPDR Fund which affect the Net Asset Value per share of the Consumer Staples SPDR Fund and which will directly apply to you if we choose to deliver these shares to you at maturity of the MITTS Securities. Our affiliate, MLPF&S, is both a soliciting dealer in the shares of the Consumer Staples SPDR Fund and the index compilation agent for the Consumer Staples Select Sector Index. However, we are not affiliated with the Consumer Staples SPDR Fund or the Consumer Staples Select Sector Index. The Consumer Staples SPDR Fund will not receive any of the proceeds from the sale of the MITTS Securities and will not have any obligations with respect to the MITTS Securities.

     We have attached the Fund Prospectus and are delivering it to you together with this prospectus and the accompanying prospectus of ML&Co. for the convenience of reference only. The Fund Prospectus does not constitute a part of this prospectus or the accompanying prospectus of ML&Co., nor is it incorporated by reference in this prospectus or in the accompanying prospectus of ML&Co.

What are the MITTS Securities?

     The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on April 19, 2006 and cannot be redeemed at an earlier date. You will not receive any shares of the Consumer Staples SPDR Fund or any other payments on the MITTS Securities until maturity.

     Each "unit" of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the MITTS Securities in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the MITTS Securities. You should refer to the section "Description of the MITTS Securities-Depositary" in this prospectus.

What will I receive at the stated maturity date of the MITTS Securities?

     We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in the appreciation, if any, in the Net Asset Value per share of the Consumer Staples

SPDR Fund. At maturity, you will receive a number of shares of the Consumer Staples SPDR Fund equal in value to the sum of the principal amount and the Supplemental Redemption Amount, if any, and an amount of cash equal to the value of any fractional shares. We will determine the number of shares to be delivered to you based on the Ending Value. At our option, instead of delivering to you the shares to which you would otherwise be entitled, we may pay you cash.

Principal Amount

     The principal amount per unit is $10.

 Supplemental Redemption Amount

     The Supplemental Redemption Amount per unit will equal:

      ( Adjusted Ended Value - Starting Value )
$10 x ( ------------------------------------- )
      (           Starting Value              )

but will not be less than zero.

     "Starting Value" equals 27.4089, the Net Asset Value of one share of the Consumer Staples SPDR Fund on April 13, 1999, the date the MITTS Securities were priced for initial sale to the public.

     "Adjusted Ending Value" means the Ending Value, as reduced by the application of the Adjustment Factor to the Net Asset Value used to calculate the Ending Value on each calculation day during the calculation period.

     "Ending Value" means the average of the Net Asset Values per share of the Consumer Staples SPDR Fund at the close of the market on five calculation days shortly before the maturity of the MITTS Securities. We may calculate the Ending Value by reference to fewer than five or even a single day's Net Asset Value if, during the calculation period, there is a disruption in the trading of a number of the component stocks of the Consumer Staples Select Sector Index or options relating to the shares of the Consumer Staples SPDR Fund, the Consumer Staples SPDR Fund is unable or otherwise fails to issue a Net Asset Value for the shares of the Consumer Staples SPDR Fund or the Consumer Staples SPDR Fund suspends the creation or redemption of its shares. Please see the section entitled "Description of the MITTS Securities-Adjustments to the Net Asset Value; Market Disruption Events" in this prospectus.

     The "Adjustment Factor" equals 1.95% per year and will be applied over the term of the MITTS Securities to reduce the Net Asset Value per share of the Consumer Staples SPDR Fund used to calculate the Supplemental Redemption Amount on each calculation day during the calculation period. As a result of the cumulative effect of this reduction, the values used to calculate your Supplemental Redemption Amount at the maturity of the MITTS Securities will be approximately 12.77% less than the actual Net Asset Values per share of the Consumer Staples SPDR Fund on each day during the calculation period. For a detailed discussion of how the Adjustment Factor will affect the Net Asset Value per share of the Consumer Staples SPDR Fund used to calculate your Supplemental Redemption Amount, see "Description of the MITTS Securities-Delivery at Maturity" and "-Hypothetical Returns" in this prospectus.

     For more specific information about the Supplemental Redemption Amount, please see the section "Description of the MITTS Securities" in this prospectus.

Examples

   Here are two examples of Supplemental Redemption Amount calculations assuming an Adjustment Factor of 1.95% per year.

 Example 1-Adjusted Ending Value is less than the Starting Value at the maturity date:

    Starting Value: 27.41
    Hypothetical Ending Value: 28.78
    Hypothetical Adjusted Ending Value: 25.10

                                                      ( 25.10 - 27.41 )
    Supplemental Redemption Amount (per unit) = $10 x ( ------------- )=$0.00
                                                      (      27.41    )

    Total value of shares delivered at maturity (per unit) = $10 + $0 = $10

 Example 2-Adjusted Ending Value is greater than the Starting Value at the maturity date:

    Starting Value: 27.41
    Hypothetical Ending Value: 43.85
    Hypothetical Adjusted Ending Value: 38.25


                                                     ( 38.25 - 27.41 )
    Supplemental Redemption Amount (per unit) =$10 x ( ------------- )=$3.96
                                                     (     27.41     )

Total value of shares delivered at maturity (per unit) = $10 + $3.96 = $13.96

How is the Net Asset Value determined?

     The "Net Asset Value" means the net asset value per share of the Consumer Staples SPDR Fund as determined by the Consumer Staples SPDR Fund. The Consumer Staples SPDR Fund calculates its Net Asset Value per share by dividing the value of its net assets, i.e., the value of its total assets less total liabilities, by its total number of shares outstanding. Expenses and fees, including the management, administration and distribution fees, of the Consumer Staples SPDR Fund are accrued daily and taken into account for purposes of determining Net Asset Value. The Net Asset Value per share of the Consumer Staples SPDR Fund is determined by the Consumer Staples SPDR Fund each Business Day after the close of trading on the New York Stock Exchange, ordinarily 4:00 p.m., New York City time. Shares of the Consumer Staples SPDR Fund are listed on the AMEX under the trading symbol "XLP".

When will I receive cash instead of shares of the Consumer Staples SPDR Fund?

     If we choose to pay you the amount due to you at maturity in cash instead of in shares of the Consumer Staples SPDR Fund which you would otherwise be entitled to receive, we will pay you an amount of cash equal to the sum of the principal amount and the Supplemental Redemption Amount, if any. In addition, if at any time MLPF&S ceases to be a soliciting dealer in the shares of the Consumer Staples SPDR Fund, we will pay the amount due to you in cash instead of shares. Please see the section entitled "Description of the MITTS Securities-- Delivery at Maturity" in this prospectus.

     In addition, in the event that we choose to deliver shares of the Consumer Staples SPDR Fund at maturity, we will not distribute any fractional shares to you. We will aggregate all amounts due to you in respect of the total number of units you hold on the stated maturity date, and in lieu of delivering to you any fractional shares of the Consumer Staples SPDR Fund to which you would otherwise be entitled, we will pay you the cash value of these fractional shares based on the Ending Value.

Will I be charged any transaction fees or expenses with respect to the shares of the Consumer Staples SPDR Fund?

     Unless and until we deliver shares of the Consumer Staples SPDR Fund to you in satisfaction of our obligations under the MITTS Securities, you will not be directly charged any management, administration, distribution or other transaction fees or other expenses with respect to the shares of the Consumer Staples SPDR Fund. However, because the Consumer Staples SPDR Fund accrues these fees and expenses daily for purposes of determining the Net Asset Value of its shares, the Net Asset Values used to calculate your Supplemental Redemption Amount will reflect the deduction of these fees and expenses as well as the reduction resulting from the application of the Adjustment Factor.

     If at maturity we deliver to you shares of the Consumer Staples SPDR Fund, you will then become directly subject to ongoing account maintenance fees and certain other transaction expenses with respect to your shares so long as you hold those shares.

     The accompanying Fund Prospectus describes the fees and expenses charged by the Consumer Staples SPDR Fund in greater detail.

What is the Consumer Staples SPDR Fund?

     The Consumer Staples SPDR Fund is an index fund whose stated investment objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the publicly traded equity securities comprising the Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index consists of the equity securities of publicly traded companies that are components of the S&P 500 Index and are involved in the development and production of consumer staples, including cosmetic and personal care products, pharmaceuticals, soft drinks, tobacco and food products. As of April 13, 1999, the Consumer Staples Select Sector Index included 71 component stocks. A list of these securities and their index weightings as of April 13, 1999 is set forth under the section entitled "The Consumer Staples SPDR Fund" in this prospectus. Our affiliate, MLPF&S, is both a soliciting dealer in the shares of the Consumer Staples SPDR Fund and the index compilation agent for the Consumer Staples Select Sector Index. We are not affiliated with the Consumer Staples SPDR Fund or the Consumer Staples Select Sector Index. The Consumer Staples SPDR Fund will not receive any of the proceeds from the sale of, or have any obligations under, the MITTS Securities. You should independently decide whether an investment in the MITTS Securities and the Consumer Staples SPDR Fund is appropriate for you.

     The Consumer Staples SPDR Fund is one of nine investment funds comprising the Select Sector SPDR Trust, a management investment company registered under the Investment Company Act of 1940, as amended. Each fund's investment portfolio is comprised principally of constituent companies whose equity securities are components of the S&P 500 Index, each representing one of nine specified market sector indices. Each stock in the S&P 500 Index is allocated to only one Select Sector Index. The combined companies of the nine Select Sector Indices represent all of the companies whose stocks are components of the S&P 500 Index.

     You should carefully read the Fund Prospectus accompanying this prospectus and prospectus of ML&Co. to fully understand the operation and management of the Consumer Staples SPDR Fund. In addition, because the Select Sector SPDR Trust is subject to the registration requirements of the Securities Act of 1933, as amended, and the Investment Company Act, the Select Sector SPDR Trust is required to file periodically certain information specified by the SEC. For more information about the Consumer Staples SPDR Fund and the shares that you may receive at maturity, information provided to or filed with the SEC by the Select Sector SPDR Trust can be inspected at the SEC's public reference facilities or accessed over the Internet through a web site maintained by the SEC at http://www.sec.gov. You may also obtain copies of these documents at no cost by calling the Select Sector SPDR Trust at (800) 843-2639 or by writing the Select Sector SPDR Trust c/o ALPS Mutual Funds Services, Inc., at 370 17th Street, Suite 3100, Denver, CO 80202. Neither the Fund Prospectus nor these other documents are incorporated by reference in this prospectus, and we make no representation or warranty as to the accuracy or completeness of this information.

Are the MITTS Securities listed on a stock exchange?

     The MITTS Securities are listed on the AMEX under the trading symbol "CSM". You should be aware that the listing of the MITTS Securities on the AMEX will not necessarily ensure that a liquid trading market will be available for the MITTS Securities. You should review the section entitled "Risk Factors-There may be an uncertain trading market for the MITTS Securities" in this prospectus.

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the offering and sale of the MITTS Securities. MLPF&S intends to buy and sell MITTS Securities to create a secondary market for holders of the MITTS Securities, and may stabilize or maintain the market price of the MITTS Securities during the initial distribution of the MITTS Securities. However, MLPF&S will not be obligated to engage in any of these market activities, or continue them once it has started.

     MLPF&S also is our agent for purposes of calculating the Adjusted Ending Value and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as our subsidiary and its responsibilities as calculation agent.

     MLPF&S also is a soliciting dealer in the shares of the Consumer Staples SPDR Fund and is the index compilation agent for the Consumer Staples Select Sector Index. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as our subsidiary and its responsibilities to the Consumer Staples SPDR Fund and the Consumer Staples Select Sector Index. Please see the section entitled "Risk Factors-Potential conflicts of interests" in this prospectus.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiary and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co., see the section entitled "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my investment?

     Yes, an investment in the MITTS Securities is subject to risks. Please refer to the section "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

The MITTS Securities are unlike typical equity or debt securities

     The MITTS Securities combine features of equity and debt instruments. For example, like an equity instrument, the Supplemental Redemption Amount will be based on the increase, if any, in the Net Asset Value per share of the Consumer Staples SPDR Fund. However, as a holder of the MITTS Securities, you will not be entitled to receive distributions that would be payable on the shares of the Consumer Staples SPDR Fund as if you had made a direct investment in those shares. In addition, like a debt instrument, you will receive the principal amount of your MITTS Securities on the maturity date. However, the terms of the MITTS Securities differ from the terms of ordinary debt securities in that the Supplemental Redemption Amount payable at maturity is not a fixed amount, but is based on the Net Asset Value per share of the Consumer Staples SPDR Fund, as reduced by the Adjustment Factor over the term of the MITTS Securities.

You may not earn a return on your investment

     You should be aware that if the Adjusted Ending Value does not exceed the Starting Value at the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the Net Asset Value per share of the Consumer Staples SPDR Fund, as reduced by the Adjustment Factor over the term of the MITTS Securities, was higher than the Starting Value at some time during the life of the MITTS Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS Securities.

Your return will not reflect the return of owning shares of the Consumer Staples SPDR Fund or the securities and other assets comprising the Consumer Staples SPDR Fund's investment portfolio

     When determining the Supplemental Redemption Amount, if any, paid to you at maturity, the Consumer Staples SPDR Fund's Net Asset Value per share, which reflects the reduction of fund assets resulting from the accrual of the Consumer Staples SPDR Fund's fees and expenses and any distributions made by the Consumer Staples SPDR Fund, will also be reduced by the application of the Adjustment Factor over the term of the MITTS Securities. Consequently, your return on the MITTS Securities will not reflect the return of owning the shares of the Consumer Staples SPDR Fund or the securities and other assets included in the Consumer Staples SPDR Fund's investment portfolio.

Changes in the Net Asset Value per share of the Consumer Staples SPDR Fund will not exactly mirror changes in the Consumer Staples Select Sector Index

     As indicated in the Fund Prospectus, the Consumer Staples SPDR Fund's investment objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the publicly traded equity securities included in the Consumer Staples Select Sector Index. However, changes in the value of the Consumer Staples Select Sector Index and in the Net Asset Value per share of the Consumer Staples SPDR Fund are not expected to be identical because:

     . the Consumer Staples SPDR Fund's investment portfolio may not hold all of the stocks in the Consumer Staples Select Sector Index or may not hold each stock in the same weighting as the Consumer Staples Select Sector Index,

     . the Consumer Staples SPDR Fund may hold assets other than equity securities, and

     . the Net Asset Value per share of the Consumer Staples SPDR Fund reflects the reduction of fund assets resulting from the accrual of fees and expenses and the payment of distributions, if any.

     As stated in the Fund Prospectus, the investment adviser to the Consumer Staples SPDR Fund believes that "over time, `the tracking error' of the Consumer Staples SPDR Fund relative to the performance of the Consumer Staples Select Sector Index, adjusted for the effect of the Consumer Staples SPDR Fund's expenses, will be less than 5%". There is no assurance that the tracking error will not be greater than 5% at any time, including the time that you may wish to sell your MITTS Securities before the maturity date or at the time the calculation agent determines the Supplemental Redemption Amount, if any.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable Merrill Lynch & Co., Inc. debt security with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

There may be an uncertain trading market for the MITTS Securities

     Although the MITTS Securities are listed on the AMEX under the trading symbol "CSM", you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, in the Net Asset Value per share of the Consumer Staples SPDR Fund.

     If the trading market for the MITTS Securities is limited, there may be a limited number of buyers when you decide to sell your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may magnify the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the Net Asset Value per share of the Consumer Staples SPDR Fund. The following paragraphs describe the expected impact on the trading value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The Net Asset Value per share of the Consumer Staples SPDR Fund is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the Net Asset Value per share of the Consumer Staples SPDR Fund, as reduced by the Adjustment Factor, exceeds the Starting Value. Even if you choose to sell your MITTS Securities when the Net Asset Value per share of the Consumer Staples SPDR Fund, as reduced by the Adjustment Factor, exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on that value because of the expectation that the Net Asset Value will continue to fluctuate until the Adjusted Ending Value is determined. If you choose to sell your MITTS Securities before the maturity date when the Net Asset Value per share of the Consumer Staples SPDR Fund, as adjusted by the Adjustment Factor, is below or not sufficiently above the Starting Value, you may receive less than the $10 principal amount per unit of MITTS Securities.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because the MITTS Securities repay, at a minimum, the principal amount at the maturity date, we expect that the trading value of the MITTS Securities will be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect that the trading value of the MITTS Securities will increase. Interest rates may also affect the U.S. economy and, in turn, the Net Asset Value of the Consumer

Staples SPDR Fund. Rising interest rates may lower the Net Asset Value per share of the Consumer Staples SPDR Fund and, as a result, lower the trading value of the MITTS Securities and, conversely, falling interest rates may increase the Net Asset Value per share of the Consumer Staples SPDR Fund and, as a result, may increase the trading value of the MITTS Securities.

     Changes in the volatility of the Fund are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of market fluctuations. Generally, if the volatility of the Net Asset Value per share of the Consumer Staples SPDR Fund increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the Net Asset Value per share of the Consumer Staples SPDR Fund decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before their maturity the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the Net Asset Value per share of the Consumer Staples SPDR Fund. This difference will reflect a "time premium" due to expectations concerning the Net Asset Value per share of the Consumer Staples SPDR Fund during the period before the maturity of the MITTS Securities. However, as the time remaining to the maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the Fund are expected to affect the trading value of the MITTS Securities. Generally, if dividend yields on the stocks comprising the Consumer Staples SPDR Fund increase, we expect that the trading value of the MITTS Securities will decrease, and conversely, if dividend yields on the stocks comprising the Consumer Staples SPDR Fund's investment portfolio decrease, we expect that the trading value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because the return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the increase in the Net Asset Value per share of the Consumer Staples SPDR Fund at maturity, an improvement in our credit ratings will not reduce other investment risks related to the MITTS Securities.

     In general, assuming all other relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in any one of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of an increase or decrease in the Net Asset Value per share of the Consumer Staples SPDR Fund will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Absence of prior active market for shares of the Consumer Staples SPDR Fund

     The Consumer Staples SPDR Fund is a recently organized investment company and has a limited operating history. Although its shares are listed for trading on the AMEX and a number of similar products have been traded on the AMEX for varying periods of time, there is no assurance that an active trading market will develop for the shares of the Consumer Staples SPDR Fund. If a trading market does develop, there is no assurance that there will be liquidity in the trading market.

Concentration in consumer-related securities

     Because the Consumer Staples SPDR Fund's investment portfolio is predominantly comprised of securities of companies involved in the development and production of consumer staples, the value of the MITTS Securities may be adversely affected by several factors. These companies are subject to government regulation affecting the permissibility of using various food additives and production methods, which regulations could affect their earnings and profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation. Also, the success of food, soft drink, and fashion-related products may be strongly affected by fads, marketing campaigns and other factors affecting supply and demand. Weak demand for these companies' products or services, as well as negative developments in these other areas, would adversely affect the performance of the Consumer Staples SPDR Fund and in turn, the trading value of the MITTS Securities.

No affiliation between ML&Co. and the Consumer Staples SPDR Fund

     Our affiliate MLPF&S is both a soliciting dealer in the shares of the Consumer Staples SPDR Fund and the Index Compilation Agent for the Consumer Staples Select Sector Index. However, we are not affiliated with the Consumer Staples SPDR Fund or the Consumer Staples Select Sector Index. The Consumer Staples SPDR Fund has no obligations with respect to the MITTS Securities or amounts to be paid to you, including any obligation to take the needs of ML&Co. or of beneficial owners of the MITTS Securities into consideration for any reason. The Consumer Staples SPDR Fund will not receive any of the proceeds from this offering and is not responsible for, and has not participated in, the determination or calculation of the amount you will receive on your MITTS Securities at maturity. In addition, the Consumer Staples SPDR Fund is not involved with the administration or trading of the MITTS Securities and has no obligations with respect to any amounts due under the MITTS Securities.

You will have no shareholder's rights unless and until you receive shares of the Consumer Staples SPDR Fund

     Unless and until we deliver shares of the Consumer Staples SPDR Fund to you at the maturity of the MITTS Securities, you will not be entitled to any rights with respect to these shares including, without limitation, the right to receive distributions on, to vote or to redeem these shares. For example, if the Consumer Staples SPDR Fund sets a record date for a matter to be voted on by shareholders before our delivery of the shares of the Consumer Staples SPDR Fund to you, you will not be entitled to vote on that matter.

Amounts payable on the MITTS Securities may be limited by state law

     New York State law governs the indenture under which the MITTS Securities will be issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Potential conflicts of interests

     The calculation agent for the MITTS Securities is one of our subsidiaries. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests between the calculation agent and the holders of the MITTS Securities. These conflicts could occur, for instance, in connection with its determination as to whether a Market Disruption Event, as defined below, has occurred.

     MLPF&S is a soliciting dealer in the shares of the Consumer Staples SPDR Fund. Under certain circumstances, MLPF&S' role as calculation agent for the MITTS Securities and its role as a soliciting dealer in these shares could give rise to conflicts of interests between the calculation agent and holders of the MITTS Securities. These conflicts could occur in connection with its determination as to the Adjusted Ending Value and the number of shares to be delivered at maturity.

     Additionally, MLPF&S serves as index compilation agent for the Consumer Staples Select Sector Index. In its capacity as index compilation agent, MLPF&S determines, in consultation with S&P, which securities of the S&P 500 are to be included in the Consumer Staples Select Sector Index. Under certain circumstances, MLPF&S' role as calculation agent for the MITTS Securities and its role as index compilation agent could give rise to conflicts of interests between the calculation agent and holders of the MITTS Securities.

     MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay amounts due under the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .  securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .  asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .  securities clearance services;

     .  equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .  insurance sales and underwriting services; and

     .  investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                 For the Three
                                                 Year Ended Last Friday in December              Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                           ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a)..     1.2       1.2       1.2       1.1         1.3             1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On April 19, 1999, ML&Co. issued $72,000,000 aggregate principal amount, or 7,200,000 units, of Consumer Staples Select Sector SPDR Fund MITTS Securities due April 19, 2006. The MITTS Securities were issued as a series of senior debt securities under the Senior Indenture, referred to as the 1983 Indenture, which is more fully described in this prospectus. The MITTS Securities will mature on April 19, 2006.

     While at maturity a beneficial owner of a MITTS Security will receive the number of shares of the Consumer Staples SPDR Fund, or cash with an equal value, equal in value, determined based on the Ending Value, to the sum of the principal amount of each MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "Delivery at Maturity".

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "Other Terms--Events of Default and Acceleration" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

     The MITTS Securities do not have the benefit of any sinking fund.

Delivery at Maturity

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the number of shares of the Consumer Staples SPDR Fund, or cash with an equal value, equal in value to the principal amount of each MITTS Security plus the Supplemental Redemption Amount, if any, all as provided below. The amount to be paid by ML&Co. to any holder of the MITTS Securities on the maturity date will be aggregated based on the total number of units then held by that holder and rounded to the nearest cent. If the Adjusted Ending Value does not exceed the Starting Value, a beneficial owner of a MITTS Security will be entitled to receive only the number of shares of the Consumer Staples SPDR Fund, or cash with an equal value, equal in value to the principal amount of the MITTS Security. The number of shares to be delivered at maturity will be determined based on the Ending Value.

     If ML&Co. chooses to deliver shares of the Consumer Staples SPDR Fund to holders of the MITTS Securities at the maturity date, ML&Co. or one of its affiliates will deliver shares of the Consumer Staples SPDR Fund that are then newly issued by the Consumer Staples SPDR Fund.

     ML&Co. may, at its option, in lieu of delivering shares of the Consumer Staples SPDR Fund, pay cash in an amount equal to the sum of the principal amount of the MITTS Securities and the Supplemental Redemption Amount, if any. In addition, if at any time MLPF&S ceases to be a soliciting dealer in the shares of the Consumer Staples SPDR Fund, ML&Co. will pay the amount due to holders of the MITTS Securities in cash instead of shares.

Determination of the Supplemental Redemption Amount

     The Supplemental Redemption Amount for a MITTS Security will be determined by the calculation agent and will equal:

                                                              (Adjusted Ending Value - Starting Value)
Principal amount of the MITTS Security ($10 per unit)     X   (--------------------------------------)
                                                              (            Starting Value            )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 27.4089, the Net Asset Value of one share of the Consumer Staples SPDR Fund on April 13, 1999, the date the MITTS Securities were priced for initial sale to the public.

     "Net Asset Value" means the net asset value per share of the Consumer Staples SPDR Fund as determined by the Consumer Staples SPDR Fund. The Consumer Staples SPDR Fund calculates its Net Asset Value per share by dividing the value of its net assets, i.e., the value of its total assets less total liabilities, by its total number of shares outstanding. Expenses and fees, including the management, administration and distribution fees, of the Consumer Staples SPDR Fund are accrued daily and taken into account for purposes of determining its Net Asset Value. The Net Asset Value per share of the Consumer Staples SPDR Fund is determined by the Consumer Staples SPDR Fund each Business Day after the close of trading on the New York Stock Exchange, ordinarily 4:00 p.m., New York City time. Shares of the Consumer Staples SPDR Fund are listed on the AMEX under the trading symbol "XLP".

     The "Adjusted Ending Value" will be determined by the calculation agent and will equal the Ending Value, as reduced by the application of the Adjustment Factor to the Net Asset Value used to calculate the Ending Value on each Calculation Day during the Calculation Period.

     The "Ending Value" will equal the average, or arithmetic mean, of the Net Asset Values per share of the Consumer Staples SPDR Fund on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days in the Calculation Period, the Ending Value will equal the average, or arithmetic mean, of the Net Asset Values of the Consumer Staples SPDR Fund on each of these Calculation Days, and if there is only one Calculation Day, then the Ending Value will be equal to the Net Asset Value per share of the Consumer Staples SPDR Fund on that Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Value shall mean the Net Asset Value per share of the Consumer Staples SPDR Fund on the last Trading Day before the Calculation Period for which a Net Asset Value per share of the Consumer Staples SPDR Fund was determined.

     The "Adjustment Factor" equals 1.95% per year and will be applied over the entire term of the MITTS Securities. On each calendar day during the term of the MITTS Securities, we will apply this percentage on a prorated basis based on a 365-day year to reduce the values used to calculate the Supplemental Redemption Amount. As a result of the cumulative effect of this reduction, the values used to calculate the Supplemental Redemption Amount at the maturity of the MITTS Securities will be approximately 12.77% less than the actual Net Asset Values per share of the Consumer Staples SPDR Fund on each Calculation Day during the Calculation Period.

     The "Calculation Period" means the period from and including the seventh scheduled Calculation Day before the maturity date to and including the second scheduled Calculation Day before maturity.

     "Calculation Day" means any Trading Day on which a Market Disruption Event has not occurred.

     "Trading Day" is a day on which the shares of the Consumer Staples SPDR
Fund:

       . are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and

       . have traded at least once on a national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of the Consumer Staples SPDR Fund.

Fractional Shares

     ML&Co. will not distribute fractional shares of the Consumer Staples SPDR Fund at maturity. In the event ML&Co. elects to pay holders of the MITTS Securities in shares of the Consumer Staples SPDR Fund, all amounts due to any holder of the MITTS Securities in respect of the total number of units held by that holder will be aggregated, and in lieu of delivering any fractional share to that holder, that holder will receive the cash value of that fractional share based on the Ending Value.

Hypothetical Returns

           The following table illustrates, for a range of hypothetical Ending
           Values:

        . the percentage change from the Starting Value to the hypothetical Ending Value,

        . the Adjusted Ending Value used to calculate the Supplemental Redemption Amount,

        . the principal amount and Supplemental Redemption Amount, if any, paid at maturity per unit,

        .  the total rate of return to beneficial owners of the MITTS
           Securities,

        . the pretax annualized rate of return to beneficial owners of MITTS securities, and

        . the pretax annualized rate of return of an investment in shares of the Consumer Staples SPDR Fund.

                                                                Principal                                              Pretax
                         Percentage                            Amount and                           Pretax           Annualized
   Hypothetical       Change from the                         Supplemental      Total Rate of     Annualized       Rate of Return
   Ending Value      Starting Value to                         Redemption       Return on the   Rate of Return    of Shares of the
    During the        the Hypothetical   Adjusted Ending     Amount paid at         MITTS        on the MITTS     Consumer Staples
Calculation Period      Ending Value         Value(1)       Maturity per unit    Securities      Securities(2)    SPDR Fund(2)(3)
------------------   -----------------   ---------------    -----------------   -------------   --------------    ----------------
       5.48                -80.00%             4.78                $10.00           0.00%             0.00%            -20.32%
      10.96                -60.00%             9.56                $10.00           0.00%             0.00%            -11.39%
      16.45                -40.00%            14.35                $10.00           0.00%             0.00%             -5.91%
      21.93                -20.00%            19.13                $10.00           0.00%             0.00%             -1.91%
      27.41(4)               0.00%            23.91                $10.00           0.00%             0.00%              1.27%
      32.89                 20.00%            28.69                $10.47           4.68%             0.65%              3.91%
      38.37                 40.00%            33.47                $12.21          22.12%             2.87%              6.18%
      43.85                 60.00%            38.25                $13.96          39.57%             4.82%              8.17%
      49.34                 80.00%            43.04                $15.70          57.02%             6.55%              9.94%
      54.82                100.00%            47.82                $17.45          74.46%             8.10%             11.54%
      60.30                120.00%            52.60                $19.19          91.91%             9.52%             13.00%
      65.78                140.00%            57.38                $20.94         109.35%            10.83%             14.35%
      71.26                160.00%            62.16                $22.68         126.80%            12.04%             15.60%
      76.74                180.00%            66.95                $24.42         144.25%            13.16%             16.76%
      82.23                200.00%            71.73                $26.17         161.69%            14.21%             17.85%

___________
(1) The Adjusted Ending Values specified in this column are approximately 12.77% less than the hypothetical Ending Values as a result of the cumulative effect of the application of the Adjustment Factor of 1.95% per annum over the term of the MITTS Securities.
(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(3)  This rate of return assumes,
     (a) a constant dividend yield of 1.27% per annum, paid quarterly during the investment term and applied to the Net Asset Value per share of the Consumer Staples SPDR Fund at the end of each quarter, assuming the Net Asset Value per share of the Consumer Staples SPDR Fund increases or decreases linearly from the Starting Value to the hypothetical Ending Value during the Calculation Period;
     (b) no transaction fees or expenses in connection with purchasing and holding shares of the Consumer Staples SPDR Fund;
     (c)  an investment term equal to the term of the MITTS Securities; and
     (d) a Net Asset Value per share of the Consumer Staples SPDR Fund on the maturity date equal to the Ending Value.

(4) The Starting Value equals 27.4089.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount and the resulting total and pretax annualized rate of return will depend entirely on the actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Net Asset Value; Market Disruption Events

     If at any time the shares of the Consumer Staples SPDR Fund are subject to a split or reverse split, the calculation agent shall adjust the Net Asset Value per share of the Consumer Staples SPDR Fund used to calculate the Ending Value in order to arrive at a Net Asset Value per share of the Consumer Staples SPDR Fund as if such split or reverse split, as the case may be, had not occurred.

     "Market Disruption Event" means any of the following events, as determined by the calculation agent:

     (a) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more of the stocks which then comprise the Consumer Staples Select Sector Index;

     (b) the suspension or material limitation on trading, in each case, for more than two hours of trading, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts related to the shares of the Consumer Staples SPDR Fund which are traded on any major U.S. exchange; or

     (c) the Consumer Staples SPDR Fund (1) is unable or otherwise fails to issue a Net Asset Value for any shares of the Consumer Staples SPDR Fund after the close of business on the NYSE or (2) suspends the creation or redemption of shares of the Consumer Staples SPDR Fund.

     For the purpose of clause (a) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

     For the purposes of clauses (a) and (b) of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Termination of the Consumer Staples SPDR Fund

     If the Consumer Staples SPDR Fund is liquidated or otherwise terminated, for purposes of calculating the Supplemental Redemption Amount payable at the maturity of the MITTS Securities, the calculation agent will calculate the Net Asset Value as follows: The Net Asset Value per share of the Consumer Staples SPDR Fund on the Trading Day occurring immediately before any liquidating distribution will equal the Net Asset Value for that day (the "Pre-liquidation Date"). The calculation agent will then calculate the Net Asset Value after the close of trading on each Trading Day following the Pre-liquidation Date (each date, a "Determination Date") by increasing or decreasing, as the case may be, the Net Asset Value as of the immediately preceding Trading Day by the percentage by which the closing value of the Consumer Staples Select Sector Index increases or decreases from the immediately preceding Trading Day to that Determination Date and further decreasing the Net Asset Value by fees, expenses and non-liquidating distributions (together, "Fund Expenses") that the calculation agent, in its sole judgment but with reference to the Fund Expenses actually incurred by the Consumer Staples SPDR Fund before its liquidation or termination, deems would reasonably have been accrued and included in the calculation of the Net Asset Value per share of the Consumer Staples SPDR Fund had it not been liquidated or terminated, from the immediately preceding Trading Day to that Determination Date. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for information with respect to such values to be made available by telephone.

     If the Consumer Staples SPDR Fund is liquidated or otherwise terminated and the Consumer Staples Select Sector Index is no longer calculated or published (an "Index Termination Event"), the calculation agent will select a successor index that it determines, in its sole discretion, to be comparable to the Consumer Staples Select Sector Index, and, upon the calculation agent's notification of such determination to the trustee and ML&Co., the calculation agent will substitute the successor index for the Consumer Staples Select Sector Index and calculate the Net Asset Value in accordance with the procedures referred to in the immediately preceding paragraph with reference to the successor index. Upon any selection by the calculation agent of a successor index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     In the event that an Index Termination Event occurs and a successor index to the Consumer Staples Select Sector Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the calculation agent shall compute a substitute index for the Consumer Staples Select Sector Index for that Calculation Day in accordance with the procedures last used to calculate the Consumer Staples Select Sector Index before any discontinuance. The calculation agent will calculate the Net Asset Value in accordance with the procedures referred to in the first paragraph of this section with reference to a substitute index. Upon any selection by the calculation agent of a substitute index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     If S&P discontinues publication of the S&P 500 Index subsequent to an Index Termination Event and

       . a successor index to the Consumer Staples Select Sector Index is not selected by the calculation agent or is no longer published on any of the Calculation Days and

       . the calculation agent is unable to calculate a substitute index for the Consumer Staples Select Sector Index,

the calculation agent will compute a substitute index for the S&P 500 Index for that Calculation Day in accordance with the procedures last used to calculate the S&P 500 Index prior to any discontinuance. If the calculation agent calculates a substitute index for the S&P 500 Index, the calculation agent will use that substitute index to calculate the substitute index for the Consumer Staples Select Sector Index.

     Notwithstanding these alternative arrangements, liquidation or termination of the Consumer Staples SPDR Fund or the discontinuance of the publication of the Consumer Staples Select Sector Index or the S&P 500 Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount thereof, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated assuming:

 .  the date of early repayment is the maturity date of the MITTS Securities and

 . the Adjustment Factor is prorated based on a 365-day year and applied each calendar day to reduce the Net Asset Value per share of the Consumer Staples SPDR Fund used to calculate the Supplemental Redemption Amount. See "Delivery at Maturity" in this prospectus.

If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment at the maturity date of the MITTS Securities, whether at their stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.83% per annum, to the extent that payment of any interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of any amount has been made or duly provided for.

Depositary

  Description of the Global Securities

     Upon issuance, all MITTS Securities will be represented by one or more fully registered global securities. Each such global security will be deposited with, or on behalf of, DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or by any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant of DTC, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in such a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC Procedures

     The following is based on information furnished by DTC:

     DTC will act as securities depositary for the MITTS Securities. The MITTS Securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global securities will be issued for the MITTS Securities in the aggregate principal amount of the issue, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts such MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of these payments to direct participants shall be the responsibility of DTC, and disbursement of these payments to the beneficial owners shall be the responsibility of direct and indirect participants.

  Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable or

     . an Event of Default has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. These definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that the instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global securities.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for the accuracy of this information.

Same-Day Settlement and Delivery

     Settlement for the MITTS Securities will be made by the underwriter in immediately available funds. ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, by delivery of shares of the Consumer Staples SPDR Fund in an equal value. If ML&Co. elects, at its option, to pay cash in lieu of delivering shares of the Consumer Staples SPDR Fund, ML&Co. will make payment in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                        THE CONSUMER STAPLES SPDR FUND

     ML&Co. has attached the Fund Prospectus describing the Consumer Staples SPDR Fund and is delivering it to purchasers of the MITTS Securities together with this prospectus and the accompanying prospectus of ML&Co. for the convenience of reference only. The Fund Prospectus does not constitute a part of this prospectus or the accompanying prospectus of ML&Co., nor is it incorporated by reference in this prospectus or the accompanying prospectus of ML&Co. The summary description below is qualified in its entirety by the information describing the Consumer Staples SPDR Fund and the Consumer Staples Select Sector Index included in the attached Fund Prospectus.

     As stated in the Fund Prospectus, the Consumer Staples SPDR Fund is an index fund whose investment objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the publicly traded equity securities included in the Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index consists of the equity securities of publicly traded companies that are components of the S&P 500 Index and are involved in the development and production of consumer staples, including cosmetic and personal care products, pharmaceuticals, soft drinks, tobacco and food products.

     Although ML&Co.'s subsidiary, MLPF&S, provides certain services to the Consumer Staples SPDR Fund and the Consumer Staples Select Sector Index, ML&Co. is not affiliated with the Consumer Staples SPDR Fund or the Consumer Staples Select Sector Index, and the Consumer Staples SPDR Fund will not receive any of the proceeds from the sale of, or have any obligations under, the MITTS Securities. A prospective purchaser of the MITTS Securities should independently decide whether an investment in the MITTS Securities and the Consumer Staples SPDR Fund is appropriate.

     The Consumer Staples SPDR Fund is one of nine investment funds comprising the Select Sector SPDR Trust. Each fund's investment portfolio is comprised principally of constituent companies whose equity securities are components of the S&P 500 Index, each representing one of nine specified market sector indices. Each stock in the S&P 500 Index is allocated to only one Select Sector Index. The combined companies of the nine indices represent all of the companies whose stocks are components of the S&P 500 Index. The Consumer Staples SPDR Fund's initial public offering occurred on December 16, 1998 and therefore has limited operating history.

     Because the Select Sector SPDR Trust is subject to the registration requirements of the Securities Act and the Investment Company Act, the Select Sector SPDR Trust is required to file periodically certain information specified by the SEC. For more information about the Consumer Staples SPDR Fund and the shares that a holder of the MITTS Securities may receive at maturity, information provided to or filed with the SEC by the Select Sector SPDR Trust can be inspected at the SEC's public reference facilities or accessed over the Internet through a web site maintained by the SEC at http://www.sec.gov. Copies of these documents may also be obtained at no cost by calling the Select Sector SPDR Trust at (800) 843-2639 or by writing the Select Sector SPDR Trust c/o ALPS Mutual Funds Services, Inc., at 370 17th Street, Suite 3100, Denver, CO 80202. Neither the Fund Prospectus nor these other documents are incorporated by reference in this prospectus, and ML&Co. makes no representation or warranty as to the accuracy or completeness of these documents.

     ML&Co. is not affiliated with the Consumer Staples SPDR Fund, and the Consumer Staples SPDR Fund has no obligations with respect to the MITTS Securities. This prospectus relates only to the MITTS Securities offered by this prospectus and does not relate to the shares of the Consumer Staples SPDR Fund or any other securities relating to the Consumer Staples SPDR Fund. The information contained in this prospectus regarding the Consumer Staples SPDR Fund has been derived from the publicly available documents described in the preceding paragraph. ML&Co. makes no representation that these publicly available documents or any other publicly available information regarding the Consumer Staples SPDR Fund are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the shares of the Consumer Staples SPDR Fund, and therefore the trading price of the MITTS Securities, have been publicly disclosed. Subsequent disclosure of any of these events or the disclosure of or failure to disclose material future events concerning the Consumer Staples SPDR Fund could affect the Supplemental Redemption Amount, if any, to be received at maturity and therefore the trading value of the MITTS Securities.

     MLPF&S, a subsidiary of ML&Co., is a soliciting dealer in the shares of the Consumer Staples SPDR Fund. Additionally, MLPF&S serves as index compilation agent for the Consumer Staples Select Sector Index. In its capacity as index compilation agent, MLPF&S determines, in consultation with S&P, the composition of the securities measured by the Consumer Staples Select Sector Index.

License Agreement

     S&P, the AMEX and MLPF&S have entered into a non-exclusive license agreement providing for the license to MLPF&S, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the MITTS Securities, and ML&Co. is an authorized sublicensee of MLPF&S.

     The license agreement among S&P, the AMEX and MLPF&S provides that the following language must be stated in this prospectus:

     "Standard & Poor's(R)", "Standard & Poor's 500(R), "S&P 500(R)", "S&P(R)", "500", "Standard & Poor's Depositary Receipts", "SPDRs", "Select Sector SPDR" and "Select Sector Standard & Poor's Depositary Receipts" are registered trademarks of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and have been licensed for use by MLPF&S. ML&Co. is an authorized sublicensee of MLPF&S. The stocks comprising the Consumer Staples Select Sector Index were selected by MLPF&S, as index compilation agent, in consultation with S&P from the universe of companies represented by the S&P 500 Index. The composition and weightings of the stocks included in the Consumer Staples Select Sector Index can be expected to differ from the composition and weighting of stocks included in any similar S&P 500 sector index published and disseminated by S&P.

     The MITTS Securities, the Consumer Staples SPDR Fund and the Consumer Staples Select Sector Index are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or in the ability of the Consumer Staples SPDR Fund to track the performance and yield of the Consumer Staples Select Sector Index or in the ability of the Consumer Staples Select Sector Index to track the performance of the consumer staples sector represented in the stock market. The stocks included in the Consumer Staples Select Sector Index were selected by MLPF&S as the index compilation agent in consultation with S&P from a universe of companies involved in the development and production of consumer staples products and represented by the S&P 500 Index. The composition and weightings of the stocks included in the Consumer Staples Select Sector Index can be expected to differ from the composition and weighting of stocks included in any corresponding S&P 500 sector index that is published and disseminated by S&P. S&P's only relationship to the index compilation agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the index compilation agent or the MITTS Securities. S&P has no obligation to take the needs of the index compilation agent, ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in any determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities are initially to be sold, or quantities of the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be converted into shares of the Consumer Staples SPDR Fund or cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities.

     S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index, the Consumer Staples Select Sector Index or any data included therein. S&P makes no warranty, express or implied, as to results to be obtained by ML&Co., MLPF&S, the holders of the MITTS Securities, or any other person or entity from the use of the S&P 500 Index, the Consumer Staples Select Sector Index or any data included therein in connection with the rights licensed under the license agreement described herein or for any other use. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500 Index, the Consumer Staples Select Sector Index or any data included therein. Without limiting the generality of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of such damages.

     All disclosures contained in this prospectus regarding the S&P 500 Index or the Consumer Staples Select Sector Index, including its respective make-up, method of calculation and changes in its components, are derived from publicly available information prepared by S&P and the Select Sector SPDR Trust, respectively. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of this information.

                                  OTHER TERMS

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

          . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

             . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

             . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

          . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "-- Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the Trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the Trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount and a projected Supplemental Redemption Amount equal to $5.0655 per Unit (the "Projected Supplemental Redemption Amount"). This represents an estimated yield on the MITTS Securities equal to 5.83% per annum, compounded semiannually.

     The projected payment schedule, including both the Projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over an assumed term of approximately seven years for the MITTS Securities based upon a projected payment schedule for the MITTS Securities, including both the Projected Supplemental Redemption Amount and the estimated yield equal to 5.83% per annum (compounded semiannually, as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the MITTS Securities:

                                                                                                  Total Interest
                                                                                                  Deemed to Have
                                                                            Interested           Accrued on MITTS
                                                                             Deemed to             Securities as
                                                                           Accrue During              of End
                                                                          Accrual Period         of Accrual Period
                             Accrual Period                                 (per unit)              (per unit)
                             --------------                               --------------         -----------------
April 19, 1999 through October 19, 1999..............................         $0.2978                  $0.2978
October 20, 1999 through April 19, 2000..............................         $0.3059                  $0.6037
April 20, 2000 through October 19, 2000..............................         $0.3149                  $0.9186
October 20, 2000 through April 19, 2001..............................         $0.3243                  $1.2429
April 20, 2001 through October 19, 2001..............................         $0.3339                  $1.5768
October 20, 2001 through April 19, 2002..............................         $0.3438                  $1.9206
April 20, 2002 through October 19, 2002..............................         $0.3541                  $2.2747
October 20, 2002 through April 19, 2003..............................         $0.3645                  $2.6392
April 20, 2003 through October 19, 2003..............................         $0.3754                  $3.0146
October 20, 2003 through April 19, 2004..............................         $0.3865                  $3.4011
April 20, 2004 through October 19, 2004..............................         $0.3981                  $3.7992
October 20, 2004 through April 19, 2005..............................         $0.4098                  $4.2090
April 20, 2005 through October 19, 2005..............................         $0.4220                  $4.6310
October 20, 2005 through April 19, 2006..............................         $0.4345                  $5.0655

_____________
Projected Supplemental Redemption Amount = $5.0655 per unit.

                      WHERE YOU CAN FIND MORE INFORMATION

ML&Co.

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. The prospectus of ML&Co. accompanying this prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus of ML&Co. may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

The Consumer Staples SPDR Fund

     The Select Sector SPDR Trust is subject to the registration requirements of the Securities Act and the Investment Company Act and is required to file periodically certain information specified by the SEC. For more information about the Consumer Staples SPDR Fund and the shares that you may receive at maturity, information provided to or filed with the SEC by the Select Sector SPDR Trust can be inspected at the SEC's public reference facilities or accessed over the Internet through its web site. You may also obtain copies of these documents at no cost by calling the Select Sector SPDR Trust at (800) 843-2639 or by writing the Select Sector SPDR Trust c/o ALPS Mutual Funds Services, Inc., at 370 17th Street, Suite 3100, Denver, CO 80202. Neither the Fund Prospectus nor these other documents are incorporated by reference in this prospectus, and we make no representation or warranty as to the accuracy or completeness of that information.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .  incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .  annual report on Form 10-K for the year ended December 31, 1999;

     .  quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .  reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .  any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                      [LOGO] Merrill Lynch
----------                                 PROTECTED GROWTH(SM) INVESTING
                                      Pursuit of Growth, Protection of Principal

                        Merrill Lynch & Co., Inc.
                 Select Sector SPDR Fund Growth Portfolio
                  Market Index Target-Term Securities(R)
                             due May 25, 2006
                          "MITTS(R) Securities"
                      $10 principal amount per unit
                             _______________

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the percentage increase, if
 .  Linked to the value of the Select Sector SPDR Fund      any, in the value of the Select Sector SPDR Fund
   Growth Portfolio Index, an index tracking the value     Growth Portfolio Index, reduced by an annual
   of various Select Sector SPDR Funds. Each Select        adjustment factor of 2.35%.
   Sector SPDR Fund is an index fund whose stated       .  At maturity, you will receive no less than the
   investment objective is to provide investment           principal amount of your MITTS Securities.
   results that, before expenses, correspond generally
   to the price and yield performance of
   publicly-traded equity securities involved in a
   specific market sector comprising the relevant
   sector index.
 .  The MITTS Securities have been approved for
   listing on the American Stock Exchange under the
   trading symbol "GWM".

               Investing in the MITTS Securities involves risk.
          See "Risk Factors" beginning on page 9 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.

                                _______________

              The date of this prospectus is            , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks of Merrill Lynch & Co., Inc.
"SPDRs", "Select Sector SPDR", "Select Sector SPDRs", and "Select Sector Standard & Poor's Depositary Receipts" are trademarks of The McGraw-Hill Companies, Inc.

                             TABLE OF CONTENTS

                                                                 Page
                                                                 ----
SUMMARY INFORMATION -- Q&A.......................................   3

RISK FACTORS.....................................................   7

MERRILL LYNCH & CO., INC.........................................  11

RATIO OF EARNINGS TO FIXED CHARGES...............................  12

DESCRIPTION OF THE MITTS SECURITIES..............................  13

THE SELECT SECTOR SPDR FUND GROWTH PORTFOLIO INDEX...............  20

OTHER TERMS......................................................  22

PROJECTED PAYMENT SCHEDULE.......................................  26

WHERE YOU CAN FIND MORE INFORMATION..............................  27

INCORPORATION OF INFORMATION WE FILE WITH THE SEC................  27

PLAN OF DISTRIBUTION.............................................  28

EXPERTS..........................................................  28

                           SUMMARY INFORMATION--Q&A

         This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Select Sector SPDR Fund Growth Portfolio Market Index Target- Term Securities due May 25, 2006. You should carefully read the prospectus and the accompanying fund prospectus to fully understand the terms of the MITTS Securities, the Select Sector SPDR Fund Growth Portfolio Index (the "SPDR Fund Growth Portfolio Index") and the tax and other considerations that should be important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights the material risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

         References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

         References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         We have attached the prospectus for the Select Sector SPDR Funds. You should carefully read the fund prospectus to fully understand the operation and management of the Select Sector SPDR Funds, including the fees and expenses associated with shares of the Select Sector SPDR Funds which affect the value per share of the Select Sector SPDR Funds and which will therefore indirectly affect the value of the SPDR Fund Growth Portfolio Index.

         Our affiliate, MLPF&S, is both a soliciting dealer in the shares of the Select Sector SPDR Funds and the index compilation agent for each of the indices related to the Select Sector SPDR Funds. However, we are not affiliated with any of the Select Sector SPDR Funds. The Select Sector SPDR Funds did not receive any of the proceeds from the initial sale of the MITTS Securities and does not have any obligations with respect to the MITTS Securities.

         We have attached the fund prospectus and are delivering it to you together with this prospectus of ML&Co. for the convenience of reference only. The fund prospectus does not constitute a part of this prospectus, nor is it incorporated by reference in this prospectus.

What are the MITTS Securities?

         The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on May 25, 2006. We cannot redeem the MITTS Securities at any earlier date. We will not make any payments on the MITTS Securities until maturity.

         Each unit of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we issued the MITTS Securities in the form of a global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the MITTS Securities. You should refer to the section "Description of the MITTS Securities--Depositary" in this prospectus.

What will I receive at the stated maturity date of the MITTS Securities?

         We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in possible increases in the value of the SPDR Fund Growth Portfolio Index. At the stated maturity date, you will receive a payment on the MITTS Securities equal to the sum of two amounts: the "principal amount" and the "Supplemental Redemption Amount".

     Principal amount

         The principal amount per unit is $10.

     Supplemental Redemption Amount

         The Supplemental Redemption Amount per unit will equal:

      ( Adjusted Ending Value - Starting Value )
$10 X ( -------------------------------------- )
      (          Starting Value                )

but will not be less than zero.

     The "Starting Value" equals 100, the value to which the SPDR Fund Growth Portfolio Index was set on May 25, 1999, the date the MITTS Securities were priced for initial sale to the public (the "Pricing Date").

     "Adjusted Ending Value" means the average of the closing values of the SPDR Fund Growth Portfolio Index at the close of the market on five business days before the maturity of the MITTS Securities as reduced on each day by the application of the Adjustment Factor. We may calculate the Adjusted Ending Value by reference to fewer than five or even a single day's closing value if, during the period shortly before the stated maturity date of the MITTS Securities, there is a disruption in the trading of a sufficient number of the component stocks included in any of the funds underlying the SPDR Fund Growth Portfolio Index or certain futures or options relating to those funds or the S&P 500 Index.

     The "Adjustment Factor" equals 2.35% and will be applied over the entire term of the MITTS Securities to reduce the closing values of the SPDR Fund Growth Portfolio Index used to calculate the Supplemental Redemption Amount during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate the Supplemental Redemption Amount during the Calculation Period will be approximately 15.18% less than the actual value of the SPDR Fund Growth Portfolio Index on each day during the Calculation Period. For a detailed discussion of how the Adjustment Factor will affect the value of the SPDR Fund Growth Portfolio Index used to calculate your Supplemental Redemption Amount, see "Description of the MITTS Securities-- Payment at maturity" in this prospectus.

     For more specific information about the Supplemental Redemption Amount, please see the section "Description of the MITTS Securities--Payment at maturity" in this prospectus.

     We will pay you a Supplemental Redemption Amount only if the Adjusted Ending Value is greater than the Starting Value. If the Adjusted Ending Value is less than, or equal to, the Starting Value, the Supplemental Redemption Amount will be zero. We will pay you the principal amount of your MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.

     Examples

          Here are two examples of Supplemental Redemption Amount calculations assuming an Adjustment Factor of 2.35% per year and a term equal to that of the MITTS Securities:

          Example 1--The SPDR Fund Growth Portfolio Index, as adjusted, is below the Starting Value at maturity:

          Starting Value: 100.00

          Hypothetical closing value of the SPDR Fund Growth Portfolio Index at maturity: 105.00

          Hypothetical Adjusted Ending Value: 89.06

                                                  (       89.06 -  100  )         (Supplemental Redemption Amount cannot
Supplemental Redemption Amount (per unit) = $10 X ( ------------------- ) = $0.00  be less than zero)
                                                  (           100       )


          Total payment at maturity (per unit) = $10 + $0 = $10

          Example 2--The SPDR Fund Growth Portfolio Index, as adjusted, is above the Starting Value at maturity:

          Starting Value: 100.00
          Hypothetical closing value of the SPDR Fund Growth Portfolio Index at maturity: 180.00
          Hypothetical Adjusted Ending Value:  152.68

                                                  ( 152.68 - 100 )
Supplemental Redemption Amount (per unit) = $10 X ( ------------ ) = $5.27
                                                  (    100       )

Total payment at maturity (per unit) = $10 + $5.27 = $15.27


What is the SPDR Fund Growth Portfolio Index?

     The AMEX publishes the SPDR Fund Growth Portfolio Index under the symbol "GWI". The index measures the performance of eight underlying funds (each a "Select Sector SPDR Fund") that each tracks the performance of stocks in a particular sector or group of industries selected from a universe of companies defined in the S&P 500 Index.

     Each Select Sector SPDR Fund is an index fund whose stated investment objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly-traded equity securities comprising the relevant sector index (each a "Select Sector Index"). Each Select Sector Index consists of the equity securities of publicly-traded companies that are components of the S&P 500 Index and are involved in a specific market sector. The Select Sector SPDR Funds are eight of the nine investment funds comprising the Select Sector SPDR Trust, a management investment company registered under the Investment Company Act of 1940, as amended. The combined companies constituting the nine Select Sector Indexes represent all of the companies whose stocks are components of the S&P 500 Index. The funds included in the SPDR Fund Growth Portfolio Index include all sectors of stock included in the S&P 500 Index except one, the utilities sector.

     Our affiliate, MLPF&S, is both a soliciting dealer in the shares of the Select Sector SPDR Funds and the index compilation agent for the Select Sector Indexes underlying the Select Sector SPDR Funds. The Select Sector SPDR Funds did not receive any of the proceeds from the initial sale of, and does not have any obligations under, the MITTS Securities.

     You should carefully read the fund prospectus accompanying this prospectus to fully understand the operation and management of the Select Sector SPDR Funds, including the fees and expenses charged by the Select Sector SPDR Funds. In addition, because the Select Sector SPDR Trust is subject to the registration requirements of the Securities Act of 1933, as amended, and the Investment Company Act, the Select Sector SPDR Trust is required to file periodically certain information specified by the SEC. For more information about the Select Sector SPDR Funds you can inspect information provided to or filed with the SEC by the Select Sector SPDR Trust at the SEC's public reference facilities or accessed over the Internet through a web site maintained by the SEC at http://www.sec.gov. You may also obtain copies of these documents at no cost by calling the Select Sector SPDR Trust at (800) 843-2639 or by writing the Select Sector SPDR Trust c/o ALPS Mutual Funds Services, Inc., 370 17th Street, Suite 3100, Denver, CO 80202. Neither the fund prospectus nor these other documents are incorporated by reference in this prospectus, and we make no representation or warranty as to the accuracy or completeness of this information.

     Please note that an investment in the MITTS Securities does not entitle you to any ownership interest in the Select Sector SPDR Funds comprising the SPDR Fund Growth Portfolio Index.

Are the MITTS Securities listed on a stock exchange?

     The MITTS Securities are listed on the AMEX under the trading symbol "GWM". You should be aware that the listing of the MITTS Securities on the AMEX does not necessarily ensure that a liquid trading market will be available for the MITTS Securities. You should review "Risk Factors--There may be an uncertain trading market for the MITTS Securities" in this prospectus.

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the initial offering and sale of the MITTS Securities. MLPF&S intends to buy and sell the MITTS Securities to create and maintain a secondary market for holders of the MITTS Securities. However, MLPF&S is not be obligated to engage in any of these market activities or continue them once it has started.

     MLPF&S is also be our agent for purposes of calculating, among other things, the Adjusted Ending Value and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as our subsidiary and its responsibilities as calculation agent.

     MLPF&S also is a soliciting dealer in the shares of the Select Sector SPDR Funds and is the index compilation agent for the indices related to the Select Sector SPDR Funds. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S's status as our subsidiary and its responsibilities to the Select Sector SPDR Funds and the Select Sector Indexes. Please see the section entitled "Risk Factors-Potential conflicts of interests" in this prospectus.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiary and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co. see the section "Merrill Lynch & Co., Inc." in the accompanying prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my investment?

     Yes, an investment in the MITTS Securities is subject to risk. Please refer to the section "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that if the Adjusted Ending Value does not exceed the Starting Value at the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the value of the SPDR Fund Growth Portfolio Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, was higher than the Starting Value at some time during the life of the MITTS Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will repay you only the principal amount of your MITTS Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of ML&Co. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the Select Sector SPDR Funds comprising the SPDR Fund Growth Portfolio Index

     The AMEX calculates the value of the SPDR Fund Growth Portfolio Index by reference to the values of eight Select Sector SPDR Funds that reflect the prices of those funds without taking into consideration the value of dividends paid on those funds. The return on your MITTS Securities will not reflect the return you would realize if you actually owned all of the Select Sector SPDR Funds comprising the SPDR Fund Growth Portfolio Index and received the dividends paid on those funds because of the cumulative effect of the reduction caused by the Adjustment Factor and because the value of the SPDR Fund Growth Portfolio Index is calculated by reference to the values of the Select Sector SPDR Funds included in the SPDR Fund Growth Portfolio Index without taking into consideration the value of any dividends paid on those funds.

Changes in the value per share of a Select Sector SPDR Fund will not exactly mirror changes in the related Select Sector Index

     As indicated in the fund prospectus, a Select Sector SPDR Fund's investment objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the publicly-traded equity securities included in the related Select Sector Index. However, changes in the value of a Select Sector Index and in the value per share of the related Select Sector SPDR Fund are not expected to be identical because:

     . a Select Sector SPDR Fund's investment portfolio may not hold all of the stocks in the related Select Sector Index or may not hold each stock in the same weighting as the related Select Sector Index,

     . a Select Sector SPDR Fund may hold assets other than equity securities, and

     . the value per share of a Select Sector SPDR Fund reflects the reduction of fund assets resulting from the accrual of fees and expenses and the payment of distributions, if any.

     As stated in the fund prospectus, the investment adviser to the Select Sector SPDR Funds believes that "over time, 'the tracking error' of a Select Sector SPDR Fund relative to the performance of the related Select Sector Index, adjusted for the effect of that Select Sector SPDR Fund's expenses, will be less than 5%". There is no assurance that the tracking error will not be greater than 5% at any time, including the time that you may wish to sell your MITTS Securities before the maturity date or at the time the calculation agent determines the Supplemental Redemption Amount, if any.

     The SPDR Fund Growth Portfolio Index is expected to be indirectly affected by fees charged by the underlying Select Sector SPDR Funds to their shareholders which will reduce the value of the Select Sector SPDR Fund shares.

There may be an uncertain trading market for the MITTS Securities

     Although the MITTS Securities are listed on the AMEX under the trading symbol "GWM", you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market does continue to exist, there can be no assurance that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, in the value of the SPDR Fund Growth Portfolio Index.

     If the trading market for the MITTS Securities is limited, there may be a limited number of buyers for your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the SPDR Fund Growth Portfolio Index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the SPDR Fund Growth Portfolio Index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the SPDR Fund Growth Portfolio Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value. If you choose to sell your MITTS Securities when the value of the SPDR Fund Growth Portfolio Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on this value because of the expectation that the SPDR Fund Growth Portfolio Index will continue to fluctuate until the Adjusted Ending Value is determined. If you choose to sell your MITTS Securities when the value of the SPDR Fund Growth Portfolio Index is below, or not sufficiently above, the Starting Value, you may receive less than the $10 principal amount per unit of your MITTS Securities. In general, rising dividend rates, or dividends per share, may increase the value of the SPDR Fund Growth Portfolio Index while falling dividend rates may decrease the value of the SPDR Fund Growth Portfolio Index.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in U.S. interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Rising interest rates may lower the value of the SPDR Fund Growth Portfolio Index and, thus, the MITTS Securities. Falling interest rates may increase the value of the SPDR Fund Growth Portfolio Index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the SPDR Fund Growth Portfolio Index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. Generally, if the volatility of the SPDR Fund Growth Portfolio Index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the SPDR Fund Growth Portfolio Index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before their maturity, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the value of the SPDR Fund Growth Portfolio Index. This difference will reflect a "time premium" due to expectations concerning the value of the SPDR Fund Growth Portfolio Index during the period before the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the underlying Select Sector SPDR Funds are expected to affect the trading value of the MITTS Securities. Generally, if dividend yields on the stocks included in the Select Sector SPDR Funds comprising the SPDR Fund Growth Portfolio Index increase, we expect that the value of the MITTS Securities will decrease and, conversely, if dividend yields on these stocks decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the SPDR Fund Growth Portfolio Index at maturity, an improvement in our credit ratings will not reduce the investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the SPDR Fund Growth Portfolio Index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

No affiliation between ML&Co. and the Select Sector SPDR Funds

     Our affiliate MLPF&S is both a soliciting dealer in the shares of the Select Sector SPDR Funds and the index compilation agent for the related Select Sector Indexes. However, we are not affiliated with the Select Sector SPDR Funds or the related Select Sector Indexes. The Select Sector SPDR Funds have no obligations with respect to the MITTS Securities or amounts to be paid to you, including any obligation to take the needs of ML&Co. or of beneficial owners of the MITTS Securities into consideration for any reason. The Select Sector SPDR Funds will not receive any of the proceeds from this offering and are not responsible for, and have not participated in, the determination or calculation of the amount you will receive on your MITTS Securities at maturity. In addition, the Select Sector SPDR Funds are not involved with the administration or trading of the MITTS Securities and have no obligations with respect to any amounts due under the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State laws govern the 1983 Indenture under which the MITTS Securities were issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the MITTS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell shares of the Select Sector SPDR Funds comprising the SPDR Fund Growth Portfolio Index or the stocks underlying those funds for our own accounts for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of the underlying stocks, the value of the Select Sector SPDR Funds and, in turn, the value of the SPDR Fund Growth Portfolio Index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts of interests

     Our subsidiary, MLPF&S, is our agent for the purposes of calculating the Adjusted Ending Value and the Supplemental Redemption Amount payable to you at maturity. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the SPDR Fund Growth Portfolio Index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the SPDR Fund Growth Portfolio Index. See "Description of the MITTS Securities--Adjustments to the SPDR Fund Growth Portfolio Index; Market Disruption Events" and "Discontinuance of the SPDR Fund Growth Portfolio Index" in this prospectus.

     MLPF&S is a soliciting dealer in the shares of the Select Sector SPDR Funds. Under certain circumstances, MLPF&S' role as calculation agent for the MITTS Securities and its role as a soliciting dealer in these shares could give rise to conflicts of interests between the calculation agent and holders of the MITTS Securities. These conflicts could occur in connection with its determination as to the Adjusted Ending Value and the amount we owe you at maturity.

     Additionally, MLPF&S serves as Index Compilation Agent for each Select Sector Index. In its capacity as Index Compilation Agent, MLPF&S determines, in consultation with S&P, which securities of the S&P 500 are to be included in each Select Sector Index. Under certain circumstances, MLPF&S' role as calculation agent for the MITTS Securities and its role as Index Compilation Agent could give rise to conflicts of interests between the calculation agent and holders of the MITTS Securities.

     MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                   For the Three
                                                   Year Ended Last Friday in December               Months Ended
                                             1995       1996      1997      1998       1999        March 31, 2000
                                             ----       ----      ----      ----       ----        --------------
Ratio of earnings to fixed charges(a)....    1.2         1.2       1.2       1.1        1.3               1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     ML&Co. issued the MITTS Securities as a series of senior debt securities under the senior indenture, referred to as the 1983 Indenture, which is more fully described in this prospectus. The MITTS Securities will mature on May 25, 2006.

     While at maturity a beneficial owner of a MITTS Security will receive the sum of the principal amount of each MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at maturity".

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "Description of the MITTS Securities--Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     ML&Co. issued the MITTS Securities in denominations of whole units of $10.00 per unit.

     The MITTS Securities do not have the benefit of any sinking fund.

Payment at maturity

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of that MITTS Security plus a Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Redemption Amount is not greater than zero, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                          ( Adjusted Ending Value - Starting Value )
principal amount of each MITTS Security ($10 per unit) X  ( -------------------------------------- )
                                                          (            Starting Value              )

     provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 100.

     The "Adjusted Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the SPDR Fund Growth Portfolio Index, as reduced by the application of the Adjustment Factor on each Calculation Day, determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Adjusted Ending Value will equal the average or arithmetic mean of the closing values of the SPDR Fund Growth Portfolio Index on those Calculation Days, as reduced by the application of the Adjustment Factor on each Calculation Day. If there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the SPDR Fund Growth Portfolio Index on that Calculation Day, as reduced by the application of the Adjustment Factor on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the SPDR Fund Growth Portfolio Index determined on the last scheduled Index Business Day in the Calculation Period, as reduced by the application of the Adjustment Factor on that day, regardless of the occurrence of a Market Disruption Event on that day.

     The "Adjustment Factor" equals 2.35% per year and will be applied over the entire term of the MITTS Securities. On each calendar day during the term of the MITTS Securities, we will apply this percentage on a pro-rated basis based on a 365-day year to reduce the value used to calculate the Supplemental Redemption Amount on each Calculation Day during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate the Supplemental Redemption Amount during the Calculation Period will be approximately

15.18% less than the actual closing value of the SPDR Fund Growth Portfolio Index on each Calculation Day during the Calculation Period.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day before the maturity date to and including the second scheduled Index Business Day before the maturity date.

     A "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is any day on which the NYSE and the AMEX are open for trading and the SPDR Fund Growth Portfolio Index or any successor index is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical returns

     The following table illustrates, for a range of hypothetical closing values of the SPDR Fund Growth Portfolio Index during the Calculation Period:

     . the percentage change from the Starting Value to the hypothetical closing value of the SPDR Fund Growth Portfolio Index,

     . the Adjusted Ending Value used to calculate the Supplemental Redemption Amount,

     .    the total amount payable at maturity for each unit of MITTS
          Securities,

     .    the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of MITTS Securities, and

     . the pretax annualized rate of return of an investment in the shares of the Select Sector SPDR Funds included in the SPDR Fund Growth Portfolio Index, which includes an assumed aggregate dividend yield of 1.09% per annum, as more fully described below.

     For the purposes of calculating this table, we have applied an Adjustment Factor of 2.35% per annum.

                       Percentage                                                                              Pretax annualized
   Hypothetical     change from the                     Total amount                                           rate of return of
  closing value      Starting Value                      payable at                         Pretax annualized  the shares of the
    during the           to the          Adjusted     maturity per unit    Total rate of    rate of return on  Select Sector SPDR
   Calculation        hypothetical        Ending        of the MITTS       return on the       the MITTS          Funds in the
      Period         closing value       Value(1)        Securities      MITTS Securities    Securities(2)        index(2)(3)
---------------      --------------     ----------    -----------------  ----------------   -----------------  -----------------
       20.00            -80.00%             16.96            $10.00               0.00%            0.00%            -20.52%
       40.00            -60.00%             33.93            $10.00               0.00%            0.00%            -11.58%
       60.00            -40.00%             50.89            $10.00               0.00%            0.00%             -6.09%
       80.00            -20.00%             67.86            $10.00               0.00%            0.00%             -2.09%
      100.00(4)           0.00%             84.82            $10.00               0.00%            0.00%              1.09%
      120.00             20.00%            101.78            $10.18               1.78%            0.25%              3.73%
      140.00             40.00%            118.75            $11.87              18.75%            2.47%              5.99%
      160.00             60.00%            135.71            $13.57              35.71%            4.41%              7.98%
      180.00             80.00%            152.68            $15.27              52.68%            6.13%              9.74%
      200.00            100.00%            169.64            $16.96              69.64%            7.69%             11.34%
      220.00            120.00%            186.60            $18.66              86.60%            9.11%             12.80%
      240.00            140.00%            203.57            $20.36             103.57%           10.41%             14.14%
      260.00            160.00%            220.53            $22.05             120.53%           11.61%             15.38%
      280.00            180.00%            237.50            $23.75             137.50%           12.74%             16.54%
      300.00            200.00%            254.46            $25.45             154.46%           13.79%             17.63%

(1) The Adjusted Ending Values specified in this column are approximately 15.18% less than the hypothetical closing values of the SPDR Fund Growth Portfolio Index as a result of the cumulative effect of the application of an Adjustment Factor of 2.35% per annum over the term of the MITTS Securities.

(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(3)  This rate of return assumes:

     (a) an investment of a fixed amount in the shares of the Select Sector SPDR Funds comprising the SPDR Fund Growth Portfolio Index with the allocation of this amount reflecting the relative weights of each of the Select Sector SPDR Funds in the SPDR Fund Growth Portfolio Index;

     (b) a percentage change in the aggregate price of the shares that equals the percentage change in the SPDR Fund Growth Portfolio Index from the Starting Value to the relevant hypothetical closing value;

     (c) a constant dividend yield of 1.09% per annum, paid quarterly from the date of initial delivery of the MITTS Securities, applied to the value of the shares of the Select Sector SPDR Funds comprising the SPDR Fund Growth Portfolio Index at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the applicable hypothetical closing value;

     (d) no transaction fees or expenses in connection with purchasing and holding shares of the Select Sector SPDR Funds;

     (e)  an investment term from May 28, 1999 to May 25, 2006; and

     (f) a final value of the SPDR Fund Growth Portfolio Index equal to the hypothetical closing value.

(4)  The Starting Value of the SPDR Fund Growth Portfolio Index equals 100.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the resulting total and pretax annualized rate of return will depend entirely on the actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the SPDR Fund Growth Portfolio Index; Market Disruption Events

     If at any time the AMEX changes its method of calculating the SPDR Fund Growth Portfolio Index, or the value of the SPDR Fund Growth Portfolio Index changes, in any material respect, or if the SPDR Fund Growth Portfolio Index is in any other way modified so that the SPDR Fund Growth Portfolio Index does not, in the opinion of the calculation agent, fairly represent the value of the SPDR Fund Growth Portfolio Index had any changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value of the SPDR Fund Growth Portfolio Index is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the SPDR Fund Growth Portfolio Index as if no changes or modifications had been made, and calculate the closing value with reference to the SPDR Fund Growth Portfolio Index, as so adjusted. Accordingly, if the method of calculating the SPDR Fund Growth Portfolio Index is modified so that the value of the SPDR Fund Growth Portfolio Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the calculation agent shall adjust the SPDR Fund Growth Portfolio Index in order to arrive at a value of the SPDR Fund Growth Portfolio Index as if it had not been modified, e.g., as if a split had not occurred.

     "Market Disruption Event" means any of the following events, with respect to the Select Sector SPDR Funds, as determined by the calculation agent:

     (a) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more of the stocks which then comprise the Select Sector SPDR Funds underlying the SPDR Fund Growth Portfolio Index; or

     (b) the suspension or material limitation on trading, in each case, for more than two hours of trading whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise in option contracts or futures contracts related to the S&P 500 Index or the shares of a Select Sector SPDR Fund underlying the SPDR Fund Growth Portfolio Index which are traded on any major U.S. exchange.

     A limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

     For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

Discontinuance of the SPDR Fund Growth Portfolio Index

     If the AMEX discontinues publication of the SPDR Fund Growth Portfolio Index and the AMEX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the SPDR Fund Growth Portfolio Index (a "successor index"), then, upon the calculation agent's notification of any determination to the trustee and ML&Co., the calculation agent will substitute the successor index as calculated by the AMEX or any other entity for the SPDR Fund Growth Portfolio Index and calculate the closing value as described above under "Payment at maturity". Upon any selection by the calculation agent of a successor index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     In the event that the AMEX discontinues publication of the SPDR Fund Growth Portfolio Index and:

     .    the calculation agent does not select a successor index, or

     .    the successor index is no longer published on any of the Calculation
          Days,

the calculation agent will compute a substitute value for the SPDR Fund Growth Portfolio Index in accordance with the procedures last used to calculate the SPDR Fund Growth Portfolio Index before any discontinuance. If a successor index is selected or the calculation agent calculates a value as a substitute for the SPDR Fund Growth Portfolio Index as described below, the successor index or value will be used as a substitute for the SPDR Fund Growth Portfolio Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the SPDR Fund Growth Portfolio Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no successor index is available at that time, then on each Exchange Business Day until the earlier to occur of:

     .    the determination of the Adjusted Ending Value and

     . a determination by the calculation agent that a successor index is available,

the calculation agent will determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

     An "Exchange Business Day" is any day on which the NYSE and the AMEX are open for trading.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the SPDR Fund Growth Portfolio Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment was the stated maturity date of the MITTS Securities, provided, however, that the Adjustment Factor will be applied to the values used to calculate the Supplemental Redemption Amount as if the MITTS Securities had not been accelerated and had remained outstanding to the stated maturity date. See "-Payment at maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding was the maturity date of the MITTS Securities.

     In case of default in payment at the maturity date of the MITTS Securities, whether at their stated maturity or upon acceleration, from and after the maturity date the MITTS Securities will bear interest, payable upon demand of their beneficial owners, at the rate of 6.38% per annum to the extent that payment of any interest is legally enforceable on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Depositary

  Description of Global Securities

     Upon issuance, all MITTS Securities will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC Procedures

     The following is based on information furnished by DTC:

     DTC will act as securities depositary for the MITTS Securities. The MITTS Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global securities will be issued for the MITTS Securities in the aggregate principal amount of such issue, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts such MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants shall be the responsibility of DTC, and disbursement of any payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-day settlement and payment

     Settlement for the MITTS Securities will be made by the underwriter in immediately available funds. ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

               THE SELECT SECTOR SPDR FUND GROWTH PORTFOLIO INDEX

     The SPDR Fund Growth Portfolio Index is an index tracking the value of eight underlying Select Sector SPDR Funds. Each Select Sector SPDR Fund is an index fund whose stated investment objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the publicly-traded equity securities comprising the relevant sector index. Each sector index consists of the equity securities of publicly-traded companies that are components of the S&P 500 Index and that represent a specific market sector. An investment in the MITTS Securities does not entitle you to any ownership interest in any of the Select Sector SPDR Funds comprising the SPDR Fund Growth Portfolio Index.

     The initial multipliers were calculated so that the value of the SPDR Fund Growth Portfolio Index equaled 100 on the Pricing Date. The initial multiplier for each Select Sector SPDR Fund was determined by the calculation agent on the Pricing Date and equalled:

     . the initial weighting for the Select Sector SPDR Fund multiplied by 100, divided by

     . the last sale price reported on the AMEX of that Select Sector SPDR Fund on the Pricing Date.

The respective multipliers will remain constant for the term of the MITTS Securities unless adjusted for certain events such as splits, reverse splits or capital gains distributions of any Select Sector SPDR Fund. The AMEX will have the sole discretion as to whether to make any adjustments and the amount of any adjustments.

     The AMEX calculates and disseminates the value of the SPDR Fund Growth Portfolio Index that equals the sum of the products, for each Select Sector SPDR Fund, of the applicable multiplier and the most recently reported price at which the Select Sector SPDR Fund has traded on its primary exchange. The AMEX disseminates the SPDR Fund Growth Portfolio Index at approximately 15-second intervals during the AMEX's business hours and at the end of each Index Business Day via the Consolidated Tape Association's Network B. The SPDR Fund Growth Portfolio Index is reported by the AMEX and Bloomberg under the symbol "GWI" and by Reuters under the symbol ".GWI".

Select Sector SPDR Funds

     ML&Co. has attached the fund prospectus describing the Select Sector SPDR Funds and is delivering it to purchasers of the MITTS Securities together with this prospectus of ML&Co. for the convenience of reference only. The fund prospectus does not constitute a part of this prospectus of ML&Co., nor is it incorporated by reference in this prospectus of ML&Co. The summary description below is qualified in its entirety by the information describing the Select Sector SPDR Funds and the Select Sector Indexes included in the attached fund prospectus.

     The investment objective of each Select Sector SPDR Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries as represented by a specified Select Sector Index published by the AMEX. The companies included in each Select Sector SPDR Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500. For further information on the Select Sector

SPDR Funds and the Select Sector Indexes you should carefully read the fund prospectus accompanying this prospectus.

     Although ML&Co.'s subsidiary, MLPF&S, provides certain services to the Select Sector SPDR Funds and the provider of the Select Sector Indexes, ML&Co. is not affiliated with the Select Sector SPDR Funds or the Select Sector Indexes, and the Select Sector SPDR Funds will not receive any of the proceeds from the sale of, or have any obligations under, the MITTS Securities. A prospective purchaser of the MITTS Securities should independently decide whether an investment in the MITTS Securities is appropriate.

     The Select Sector SPDR Trust is subject to the registration requirements of the Securities Act and the Investment Company Act, and is required to file periodically certain information specified by the SEC. For more information about the Select Sector SPDR Funds, the information provided to or filed with the SEC by the Trust can be inspected at the SEC's public reference facilities or accessed over the Internet through a web site maintained by the SEC at http://www.sec.gov. Copies of these documents may also be obtained at no cost by calling the Trust at (800) 843-2639 or by writing the Trust c/o ALPS Mutual Funds Services, Inc., 370 17th Street, Suite 3100, Denver, CO 80202. Neither the fund prospectus nor such other documents are incorporated by reference in this prospectus, and ML&Co. makes no representation or warranty as to the accuracy or completeness of any such documents.

     ML&Co. is not affiliated with any of the Select Sector SPDR Funds, and the Select Sector SPDR Funds do not have obligations with respect to the MITTS Securities. This prospectus relates only to the MITTS Securities offered by this prospectus and does not relate to the shares of the Select Sector SPDR Funds or any other securities relating to the Select Sector SPDR Funds. The information contained in this prospectus regarding the Select Sector SPDR Funds has been derived from the publicly available documents described in the preceding paragraph. ML&Co. makes no representation that these publicly available documents or any other publicly available information regarding the Select Sector SPDR Funds are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the shares of the Select Sector SPDR Funds, and therefore the trading price of the MITTS Securities, have been publicly disclosed. Subsequent disclosure of any of these events or the disclosure of or failure to disclose material future events concerning the Select Sector SPDR Funds could affect the Supplemental Redemption Amount, if any, to be received at maturity and therefore the trading value of the MITTS Securities.

     MLPF&S, a subsidiary of ML&Co., is a soliciting dealer in the shares of the Select Sector SPDR Funds. Additionally, MLPF&S serves as index compilation agent for the Select Sector Indexes. In its capacity as index compilation agent, MLPF&S determines, in consultation with S&P, the composition of the securities measured by the Select Sector Indexes.

License Agreement

     S&P, the AMEX and MLPF&S have entered into a non-exclusive license agreement providing for the license to MLPF&S, in exchange for a fee, of the right to use Select Sector Indexes owned and published by S&P in connection with certain securities, including the MITTS Securities, and ML&Co. is an authorized sublicensee of MLPF&S.

     The license agreement among S&P, the AMEX and MLPF&S provides that the following language must be stated in this prospectus:

     "Standard & Poor's(R)", "Standard & Poor's 500(R)", "S&P 500(R)", "S&P(R)", "500", "Standard & Poor's Depositary Receipts", "SPDRs", "Select Sector SPDR" and "Select Sector Standard & Poor's Depositary Receipts" are registered trademarks of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and have been licensed for use by MLPF&S. ML&Co. is an authorized sublicensee of MLPF&S. The stocks comprising the Select Sector Indexes were selected by MLPF&S, as index compilation agent, in consultation with S&P from the universe of companies represented by the S&P 500 Index. The composition and weightings of the stocks included in the Select Sector Indexes can be expected to differ from the composition and weighting of stocks included in any similar S&P 500 sector indexes published and disseminated by S&P.

     The MITTS Securities, the SPDR Fund Growth Portfolio Index, the Select Sector SPDR Funds and the Select Sector Indexes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or in the ability of the SPDR Fund Growth Portfolio Index to track the performance and yield of the Select Sector Indexes or in the ability of the Select Sector Indexes to track the performance of the corresponding sectors represented in the stock market. The stocks included in the Select Sector Indexes were selected by MLPF&S as the index compilation agent in consultation with S&P. The composition and weightings of the stocks included in each Select Sector Index can be expected to differ from the composition and weighting of stocks included in any corresponding S&P 500 sector index that is published and disseminated by S&P. S&P's only relationship to the index compilation agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the index compilation agent or the MITTS Securities. S&P has no obligation to take the needs of the index compilation agent, ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in any determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities are initially to be sold, or quantities of the MITTS Securities to be issued or in the calculation of the Supplemental Redemption Amount. S&P has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities.

     S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index, the Select Sector Indexes or any data included therein. S&P makes no warranty, express or implied, as to results to be obtained by ML&Co., MLPF&S, the holders of the MITTS Securities, or any other person or entity from the use of the S&P 500 Index, the Select Sector Indexes or any data included therein in connection with the rights licensed under the license agreement described herein or for any other use. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500 Index, the Select Sector Indexes or any data included therein. Without limiting the generality of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of such damages.

     All disclosures contained in this prospectus regarding the S&P 500 Index or the Select Sector Indexes, including its respective make-up, method of calculation and changes in its components, are derived from publicly available information prepared by S&P and the Select Sector SPDR Trust, respectively. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of this information.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

          . perform and observe of all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The Holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default".

Events of Default

     Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of debt securities may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the Holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, we have determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $5.5253 per unit. This represents an estimated yield on the MITTS Securities equal to 6.38% per annum (compounded semiannually).

     The projected payment schedule, including both projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over a term of five years and ten days for the MITTS Securities based upon the projected payment schedule for the MITTS Securities, including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.38% per annum, compounded semiannually, as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the MITTS
Securities:

                                                                                              Total interest deemed
                                                                     Interest deemed to         to have accrued on
                                                                    accrue during accrual     MITTS Securities as of
                                                                           period             end of accrual period
                         Accrual Period                                  (per unit)                 (per unit)
                         --------------                                  ----------                 ----------
May 28, 1999 through November 28, 1999..........................          $0.3217                     $0.3217
November 29, 1999 through May 28, 2000..........................          $0.3292                     $0.6509
May 29, 2000 through November 28, 2000..........................          $0.3398                     $0.9907
November 29, 2000 through May 28, 2001..........................          $0.3506                     $1.3413
May 29, 2001 through November 28, 2001..........................          $0.3618                     $1.7031
November 29, 2001 through May 28, 2002..........................          $0.3733                     $2.0764
May 29, 2002 through November 28, 2002..........................          $0.3852                     $2.4616
November 29, 2002 through May 28, 2003..........................          $0.3976                     $2.8592
May 29, 2003 through November 28, 2003..........................          $0.4102                     $3.2694
November 29, 2003 through May 28, 2004..........................          $0.4233                     $3.6927
May 29, 2004 through November 28, 2004..........................          $0.4368                     $4.1295
November 29, 2004 through May 28, 2005..........................          $0.4507                     $4.5802
May 29, 2005 through November 28, 2005..........................          $0.4651                     $5.0453
November 29, 2005 through May 25, 2006..........................          $0.4800                     $5.5253

__________
Projected Supplemental Redemption Amount = $5.5253 per unit.


     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                              PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS


     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may sell these securities until the registration statement filed with the + + Securities and Exchange Commission is effective. This prospectus is not an + + offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------

                           Merrill Lynch & Co., Inc.

                     Russell 2000(R) Index* Call Warrants
                             Expiring May 25, 2001

     Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, will use this prospectus when making offers and sales related to market-making transactions in the warrants.

The Russell 2000 Index Call Warrants:   Exercise and payment upon exercise:

 .  Unsecured contractual obligations    .  Upon exercise, we will pay you,
   of ML&Co.                               for each Russell 2000 Index Call
                                           Warrant that you own, an amount in
 .  Your return upon exercise is            U.S. dollars equal to the product,
   linked to the performance of the        if positive, of the percentage
   Russell 2000 Index, an index            change in the Russell 2000 Index
   designed to track the price             as described in this prospectus,
   performance of the common stock of      and the Dollar Multiplier which is
   2,000 corporations with small           an amount equal to $21.75.
   capitalizations relative to other
   stocks in the U.S. equity market.    .  You will be able to exercise the
                                           warrants from the date they are
 .  The warrants are listed on the          issued until shortly before their
   American Stock Exchange under the       expiration, subject to the
   trading symbol "RSY.WS".                possibility that your right to
                                           exercise may be postponed or that
                                           the warrants may be cancelled.


Investing in the warrants involves a high degree of risk, including the risk that the warrants will expire worthless and you may sustain a total loss of the purchase price. Please see "Risk Factors" beginning on page 7 of this prospectus.

                               ________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the warrants will be the prevailing market price at the time of sale.

                               ________________

                              Merrill Lynch & Co.

                               ________________

                   The date of this prospectus is   , 2000.

* The use of, and reference to, the term "Russell 2000 Index" in this prospectus has been consented to by Frank Russell Company.

                               TABLE OF CONTENTS

                                   Prospectus

                                                                            Page
                                                                            ----
SUMMARY INFORMATION -- Q&A.................................................    3

RISK FACTORS...............................................................    7

MERRILL LYNCH & CO., INC...................................................   12

RATIO OF EARNINGS TO FIXED CHARGES.........................................   13

DESCRIPTION OF THE WARRANTS................................................   14

THE INDEX..................................................................   29

WHERE YOU CAN FIND MORE INFORMATION........................................   31

INCORPORATION OF INFORMATION WE FILE WITH THE SEC..........................   31

PLAN OF DISTRIBUTION.......................................................   32

EXPERTS....................................................................   32

                           SUMMARY INFORMATION -- Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Russell 2000 Index Call Warrants expiring May 25, 2001. You should carefully read this prospectus to understand fully the terms of the warrants as well as the tax and other considerations that should be important to you in making a decision about whether to invest in the warrants. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the warrants, to determine whether an investment in the warrants is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

What are the warrants?

     The warrants are contractual obligations of ML&Co. and are not secured by collateral. The warrants rank equally with all other unsecured contractual obligations of ML&Co. and ML&Co.'s unsecured and unsubordinated debt. The warrants will entitle you to receive a cash settlement upon exercise. The warrants will expire on May 25, 2001.

     You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we have issued the warrants in the form of a global certificate, which is being held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the warrants by individual investors. Direct and indirect participants in DTC will include participants in the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme (formerly Cedelbank) ("Clearstream, Luxembourg"). clearing systems. You should refer to the section "Description of the warrants-- Depositary" in this prospectus.

When can I exercise my warrants and when are they subject to automatic exercise or cancellation?

     At your option, you may exercise your warrants on any New York Business Day during the period from May 28, 1999 until 1:00 p.m., New York City time on the second scheduled Index Calculation Day immediately preceding their expiration, whether on May 25, 2001 or on the date of earlier expiration. See "Description of the warrants--Exercise and settlement of warrants".

     If you do not exercise your warrants during that period, your warrants will be automatically exercised on the Expiration Date or, in the case of delisting or the imposition of a permanent trading suspension on trading of warrants, on the Delisting Date or the date of trading suspension. See "Description of the warrants--Automatic Exercise".

     Your warrants are subject to cancellation if the calculation agent determines that an extraordinary event that materially affects the trading of securities generally has occurred and is continuing, as described in "Description of the warrants--Extraordinary Events and Market Disruption Events". If your warrants are cancelled, you will receive the Alternative Settlement Amount determined by the calculation agent as described under "Description of the warrants--Extraordinary Events and Market Disruption Events".

How do I exercise my warrants?

     To exercise your warrants, you must cause a broker, who may, in turn, need to direct a participant in DTC:

     .  to transfer the warrants to the Warrant Agent on the records of DTC, and

     . to deliver a duly completed and executed exercise notice on your behalf to the Warrant Agent.

In order for a New York Business Day to constitute the Exercise Date for the warrants you are exercising, you must cause your warrants to be transferred to, and the exercise notice to be received by, the Warrant Agent at or prior to 1:00 p.m., New York City time, on that New York Business Day, provided that if you hold the warrants through Clearstream, Luxembourg or Euroclear, the warrants must be transferred to the Warrant Agent by 1:00 p.m., New York City time, on the applicable Valuation Day.

Are there limits on how and when I can exercise my warrants?

     You may exercise no fewer than 100 warrants at any one time, except in the case of automatic exercise. See "Description of the warrants--Minimum Exercise Amount". Any exercise of warrants, other than on the Expiration Date or an earlier expiration date, are subject, at ML&Co.'s option, to:

     . the limitation that no more than 20% of the warrants originally issued may be exercised on any Exercise Date, and

     . no more than 10% of the warrants originally issued may be exercised by you, either individually or in concert with any other beneficial owner, on any Exercise Date, other than automatic exercise.

See "Description of the warrants--Maximum Exercise Amount" in this prospectus.

What will I receive when I exercise my warrants or they are automatically exercised?

     When you exercise your warrants or they are automatically exercised, we will pay you an amount in U.S. dollars based on the percentage change in the Russell 2000 Index, the Cash Settlement Amount, determined on the Valuation Day relating to the Exercise Date for those warrants, as described in this prospectus. See "Description of the warrants--Cash Settlement Amount upon exercise".

Cash Settlement Amount

     The "Cash Settlement Amount" will equal an amount in U.S. dollars equal to the product, if positive, of the Percentage Change, in the Russell 2000 Index multiplied by the Dollar Multiplier. In no event will the Cash Settlement Amount be less than zero.

Percentage Change

The "Percentage Change" will equal:

                       Index Spot Value - Index Strike
                       --------------------------------
                           Value Index Strike Value

     You will receive no payment if the Cash Settlement Amount is equal to zero; however the Cash Settlement Amount cannot be less than zero. In certain circumstances, you may receive an Alternative Settlement Amount rather than the Cash Settlement Amount.

     The "Index Strike Value" equals 434.45, the closing value of the index in New York on the date the warrants were priced for initial sale to the public.

     The "Index Spot Value" means the closing value of the index in New York on the Valuation Day relating to an exercise of warrants. The Valuation Day will generally be the day on which your exercise of warrants is effective, if that day is also an Index Calculation Day. An "Index Calculation Day" means any day on which the NYSE and the AMEX are open for trading and the index, or any successor index, is calculated and published.

Dollar Multiplier

     The "Dollar Multiplier" equals $21.75.

     We will pay you a Cash Settlement Amount only if the Index Spot Value is greater than the Index Strike Value. If the Index Spot Value is less than, or equal to the Index Strike Value, the Cash Settlement Amount will be zero. If the Cash Settlement Amount is zero, you will sustain a total loss of the purchase price.

     For more specific information about the amount you will receive when you exercise your warrants, please see the section "Description of the warrants-- Cash Settlement Amount upon exercise" in this prospectus.

   Examples

     Here are three examples of hypothetical Cash Settlement Amount calculations:

   Example 1--Index Spot Value is less than the Index Strike Value on the Valuation Day relating to the relevant Exercise Date:

     Index Strike Value: 434.45

     Hypothetical Index Spot Value: 327.08

                                                   ( 327.08 - 434.45 )
     Cash Settlement Amount per warrant = $21.75 X ( --------------- ) = $0.00  (The Cash Settlement Amount cannot
                                                   (      434.45     )           be less than zero)

   Total Cash Settlement Amount per warrant = $0 and the exercise of the warrant at that time is worthless.

   Example 2--Index Spot Value is greater than the Index Strike Value on the Valuation Day relating to the relevant Exercise Date, however the Cash Settlement Amount is less than the initial offering price of $5.00:

   Index Strike Value: 434.45

   Hypothetical Index Spot Value: 501.52

                                                   ( 501.52 - 434.45 )
     Cash Settlement Amount per warrant = $21.75 X ( --------------- ) = $3.36
                                                   (      434.45     )

   Total Cash Settlement Amount per warrant = $3.36 and the exercise of the warrant results in a payment that is less than the initial offering price.

   Example 3--Index Spot Value is greater than the Index Strike Value on the Valuation Day relating to the relevant Exercise Date:

   Index Strike Value: 434.45

   Hypothetical Index Spot Value: 545.14

                                                   ( 545.14 - 434.45 )
     Cash Settlement Amount per warrant = $21.75 X ( --------------- ) = $5.54
                                                   (      434.45     )

 Total Cash Settlement Amount per warrant = $5.54.

Who publishes the index and what does the index measure?

     The Russell 2000 Index is published by Frank Russell Company ("FRC") and is designed to track the performance of 2,000 common stocks of corporations with small capitalizations relative to other stocks in the U.S. equity market. Market capitalization is the value of a corporation's stock in the public market determined by multiplying the number of outstanding shares by the current price of a share. As of April 30, 1999, the market capitalization of the stocks in the Russell 2000 Index ranged from approximately $12.2 million to

$13.2 billion, with the average market capitalization being $593.7 million. The corporations in the Russell 2000 Index are domiciled in the U.S. and its territories and their stocks are traded on the NYSE, on the AMEX, or in the over-the-counter market.

     Please note that an investment in the warrants does not entitle you to any ownership interest in the stocks of the companies included in the Russell 2000 Index.

Are the warrants listed on a stock exchange?

     The warrants are listed on the AMEX under the trading symbol "RSY.WS". You should be aware that the listing of the warrants on the AMEX will not necessarily ensure that a liquid trading market will be available for the warrants, or that it will remain available throughout the term of the warrants. You should review the section entitled "Risk Factors--There may be an uncertain trading market for the warrants" in this prospectus.

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the offering and sale of the warrants. MLPF&S intends to buy and sell warrants to create a secondary market for holders of the warrants, and may stabilize or maintain the market price of the warrants during the initial distribution of the warrants. However, MLPF&S will not be obligated to engage in any of these market activities, or continue them once it has started.

     MLPF&S is our agent for purposes of calculating the Index Spot Value and the Cash Settlement Amount or Alternative Settlement Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as our subsidiary and its responsibilities as calculation agent. Please see the section entitled "Risk Factors--Potential conflicts of interests" in this prospectus.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiary and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co., see the section entitled "Merrill Lynch & Co., Inc." in the accompanying prospectus of ML&Co. You should also read the other documents we have filed with the SEC, which you can find by referring to the section "Where you can find more information" in this prospectus.

Are there any risks associated with my
investment?

     Yes, an investment in the warrants is subject to risks, including the risk that you will lose your entire purchase price. Please refer to the section "Risk Factors" in this prospectus.

                                  RISK FACTORS

     Your investment in the warrants will involve a high degree of risk. For example, there is the risk that you might not earn a return on your investment and the risk that the warrants will expire worthless. You should be prepared to sustain a total loss of the purchase price of your warrants. We suggest that you, as a potential purchaser of warrants, be experienced with respect to options and option transactions. In addition, you should reach an investment decision with regard to the Warrants only after consulting with your legal and tax advisers and considering the suitability of the Warrants in the light of your particular circumstances.

The warrants are long-term options and may expire worthless

     You will receive a cash payment upon exercise only if the warrants have a Cash Settlement Amount greater than zero on the relevant Valuation Day. At pricing, the Cash Settlement Amount of the warrants will equal zero. The warrants will be "in-the-money", i.e., their Cash Settlement Amount will exceed zero, on the relevant Valuation Day only if, as of that date, the closing value of the index is greater than the Index Strike Value. You may incur transaction costs in connection with any exercise of the warrants. Therefore, you may receive no return, even if the warrants are in-the-money, if the Cash Settlement Amount does not exceed any transaction costs and the price you paid for the warrants.

     An increase in the level of the index from the date the warrants are priced for initial sale to the public will result in a Cash Settlement Amount for the warrants, and a decrease in the level of the index from that date will result in a zero Cash Settlement Amount for your warrants. If a warrant is not exercised prior to its expiration and, on the Valuation Day with respect to its expiration, the value of the index is less than or equal to the Index Strike Value, the warrant will expire worthless and you will have sustained a total loss of the purchase price of the warrant. You should therefore be prepared to sustain a total loss of the purchase price of your warrants.

The value of the warrants is closely related to changes in the value of the index

     The warrants provide opportunities for investment but also pose risks to you as a result of fluctuations in the value of the underlying investment. In general, certain risks associated with the warrants are similar to those generally applicable to other options or warrants of private corporate issuers. However, unlike options or warrants on equity or debt securities, which are traded primarily on the basis of the value of a single underlying security, the trading value of the warrants being offered by this prospectus is likely to reflect primarily the extent of the appreciation or depreciation of the index.

     You may lose your entire investment. This risk reflects the nature of a warrant as an asset which tends to decline in value over time and which may, depending on the relative value of the index, be worthless when it expires. A warrant is "out-of-the-money" when the Index Spot Value is less than the Index Strike Value. Assuming all other factors are held constant, the more a warrant is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that you will lose all of your investment. This means that if you do not sell your warrants in the secondary market or exercise your warrants prior to expiration you will necessarily lose your entire investment in the warrant if it expires when the Index Spot Value is less than or equal to the Index Strike Value.

     Since warrants may become worthless upon expiration, you must generally be correct about the direction, timing and magnitude of anticipated changes in the value of the index in order to recover and realize a return upon your investment. If the value of the index does not increase to an extent sufficient to cover the costs of your warrants, i.e., the purchase price plus transaction costs, if any, before the warrants expire, you will lose all or a part of your investment in the warrants upon expiration.

     In general, the stocks comprising the index have smaller market capitalizations, greater price fluctuations, and less trading liquidity than stocks in other larger capitalization indices which are designed to measure the broad movement of the U.S. stock market. These factors may adversely affect the value of the index and the warrants.

     The stocks underlying the index are traded on the NYSE, AMEX and in the over-the-counter market. Some of these markets have adopted measures intended to prevent extreme short-term price fluctuations resulting from order imbalances. As a result, variations in the index may be limited by price limitations on, or by suspension of trading in, individual stocks which comprise the index which may, in turn, adversely affect the value of the warrants or result in a Market Disruption Event. See "Description of the warrants--Extraordinary Events and Market Disruption Events".

The warrants are suitable only for investors with experience in options transactions

     The AMEX requires that warrants be sold only to investors with options-approved accounts and that its members and member organizations and their registered employees make certain suitability determinations before recommending transactions in warrants. We suggest that investors considering purchasing warrants be experienced with respect to options and option transactions and understand the risks of stock index transactions and reach an investment decision only after carefully considering, with their advisers, the suitability of the warrants in light of their particular circumstances. Warrants are not suitable for persons solely dependent upon a fixed income for individual retirement plan accounts or for accounts under the Uniform Transfers/Gifts to Minors Act. Investors should be prepared to sustain a total loss of the purchase price of their warrants.

Restrictions on the minimum and maximum number of warrants you may exercise

     . Minimum Exercise Amount. Except for cases of automatic exercise, you must tender at least 100 warrants at any one time in order to exercise your warrants. Thus, except in cases of automatic exercise, if you own fewer than 100 warrants you will need either to sell your warrants or purchase additional warrants, incurring transaction costs in either case, in order to realize proceeds from your investment. At any time you must purchase additional warrants in order to have the minimum number of warrants necessary to elect to exercise, you will be exposed to the conditions of the secondary market for warrants at the time of that purchase, including the risk that there may be a limited number of warrants available in the market at that time, and the other factors affecting the secondary market discussed above. Furthermore, you incur the risk that there may be differences between the trading value of the warrants and the Cash Settlement Amount of the warrants.

     . Maximum Exercise Amount. All exercises of warrants, other than on automatic exercise, are subject, at our option, to the limitation that not more than 20% of the warrants originally issued may be exercised on any Exercise Date and not more than 10% of the warrants originally issued may be exercised by you or on your behalf, either individually or in concert with any other beneficial owner, on any Exercise Date. If any New York Business Day would otherwise be the Exercise Date for more than 20% of the warrants originally issued, then at our election 20% of the warrants originally issued shall be exercised on that Exercise Date, subject to the following conditions: (a) no more than 10% of the warrants originally issued shall be exercised for the account of any single beneficial owner, and, (b) the Warrant Agent shall select the warrants to be exercised on a pro rata basis. If, as a result of the pro rata selection, any beneficial owner of warrants would be deemed to have exercised fewer than 100 warrants, the Warrant Agent shall first select an additional amount of that beneficial owner's warrants so that no beneficial owner shall be deemed to have exercised fewer than 100 warrants, and the remainder of the warrants, whether or not fewer than 100 warrants (the "Remaining Warrants"), shall be deemed exercised on the following New York Business Day subject to successive applications of this provision. In selecting warrants to be exercised, the Warrant Agent shall deem any Remaining Warrants which were exercised on a prior Exercise Date exercised before any other warrants exercised on a subsequent Exercise Date.

          As a result of any postponed exercise, beneficial owners will receive a Cash Settlement Amount determined as of a date later than the otherwise applicable Valuation Day. In that case, as a result of any postponement, the Cash Settlement Amount actually received by beneficial owners may be lower (or higher) than the otherwise applicable Cash Settlement Amount if the Valuation Day of the warrants had not been postponed.

There may be a time lag after you give exercise instructions

     In the case of any exercise of warrants, there will be a time lag between the time you give instructions to exercise and the time the Index Spot Value relating to the exercise is determined. Therefore, you will not be able to determine, at the time of exercise of a warrant, the Index Spot Value that will be used to calculate the Cash Settlement Amount of the warrant, and will thus be unable to determine the Cash Settlement Amount. The delay will, at a minimum, amount to several hours and could be much longer. For example, an exercise notice received by the Warrant Agent after 1:00 p.m. Friday would generally result in the Index Spot Value being determined the following Monday. Any downward movement in the level of the index between the time you exercise a warrant and the time the Index Spot Value for that exercise is determined will result in your receiving a Cash Settlement Amount that is less than the Cash Settlement Amount you anticipated based on the level of the index most recently reported prior to exercise. If you have not exercised a warrant prior to 1:00 p.m. on the second scheduled Index Calculation Day preceding the Expiration Date you will, pursuant to the provision for automatic exercise, have the Index Spot Value with respect to the warrant determined on the Expiration Date. The value of the index may change significantly during that period, and these movements could adversely affect the Cash Settlement Amount of the warrants being exercised.

     Further delay may occur if a Market Disruption Event or Extraordinary Event has occurred, in which case the Cash Settlement Amount in respect of exercised warrants will be calculated as of the next succeeding Index Calculation Day on which there is no Market Disruption Event or Extraordinary Event. If the calculation agent determines that on a Valuation Day a Market Disruption Event or Extraordinary Event has occurred, the Valuation Day shall be postponed to the first succeeding Index Calculation Day on which no Market Disruption Event or Extraordinary Event occurs; subject to the following conditions: (a) if the Valuation Day has not occurred on or prior to the fifth scheduled Index Calculation Day following an Exercise Date because of Market Disruption Events, the fifth scheduled Index Calculation Day shall be the Valuation Day regardless of whether a Market Disruption Event has occurred on that day, and (b) if an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by ML&Co. to continue, ML&Co. may immediately cancel the warrants as described below under "Description of the warrants--Extraordinary Events and Market Disruption Events". During any period of delay due to a Market Disruption Event or Extraordinary Event, the value of the index may change significantly, and that change may adversely affect the amount paid on any warrants exercised during that period.

The warrants will be automatically exercised if they are delisted

     In the event that the warrants are delisted from, or permanently suspended from trading on, the AMEX and the warrants are not simultaneously accepted for trading pursuant to the rules of another regulated trading organization that are filed with the SEC under U.S. securities laws, warrants not previously exercised will expire on the date the delisting or trading suspension becomes effective and will be deemed automatically exercised on the Delisting Date. At the applicable Valuation Day with respect to the automatic exercise, the warrants may be out-of-the-money so that the Cash Settlement Amount would equal zero.

The warrants are not standardized options issued by the Options Clearing Corporation

     The warrants are not standardized stock index options of the type issued by the Options Clearing Corporation (the "OCC"), a clearing agency regulated by the SEC. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member's failure, purchasers of warrants must look solely to ML&Co. for performance of its obligations to pay the Cash Settlement Amount or Alternative

Settlement Amount on the exercise of warrants. Further, the market for the warrants is not expected to be generally as liquid as the market for OCC standardized options. The OCC does issue standardized stock index options in which payments, if any, are determined based on changes in the index.

     The warrants are unsecured contractual obligations of ML&Co. and will rank equally with ML&Co.'s other unsecured contractual obligations and with ML&Co.'s unsecured and unsubordinated debt. However, given that ML&Co. is a holding company, the right of ML&Co., and hence the right of creditors of ML&Co., including beneficial owners of the warrants, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of certain exchanges and other regulatory bodies.

There may be an uncertain trading market for the warrants

     The warrants have been approved for listing on the AMEX under the trading symbol "RSY.WS", subject to official notice of issuance. While there have been a number of issuances of different warrants, trading volumes have varied historically from one series to another, and it is therefore impossible to predict how the warrants will trade. You cannot assume that a trading market will develop for the warrants. If a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the warrants will depend on the percentage change in the Russell 2000 Index, and other factors such as our financial performance.

     If the trading market for the warrants is limited, there may be a limited number of buyers if you decide to sell your warrants, and as the number of outstanding warrants decreases their value may decrease. This may affect the price you receive upon exercise.

Many factors affect the trading value of the warrants; these factors interrelate in complex ways and the effect of one factor may offset or magnify the effect of another factor

     The market value of the warrants will be affected by factors that interelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the warrants caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the warrants caused by another factor. For example, an increase in interest rates may offset some or all of any increase in the trading value of the warrants attributable to another factor, such as an increase in the value of the Russell 2000 Index. The following paragraphs describe the expected impact on the market value of the warrants given a change in a specific factor, assuming all other conditions remain constant.

     The value of the index is expected to affect the trading value of the warrants. We expect that the trading value of the warrants will depend substantially on the amount by which the index's value increases or decreases. If the value of the index increases, the trading value of a warrant is expected to increase. If the value of the index decreases, the trading value of a warrant is expected to decrease. It is possible that the trading value of a warrant may decline even if there is an increase in the value of the index.

     Changes in the levels of U.S. interest rates are expected to affect the trading value of the warrants. We expect that interest rates will affect the trading value of the warrants. In general, if U.S. interest rates increase, we expect that the trading value of the warrants will increase and, conversely, if U.S. interest rates decrease, we expect that the trading value of the warrants will decrease. Interest rates may also affect the U.S. economy and, in turn, the index's value.

     Changes in the volatility of the index are expected to affect the trading value of the warrants. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. Generally, if the volatility of the index increases, we expect that the trading value of the warrants will increase and, conversely, if the volatility of the index decreases, we expect that the trading value of the warrants will decrease.

     As the time remaining to the expiration date of the warrants decreases, the "time premium" associated with the warrants will decrease. We anticipate that the warrants may trade at a value above that which would be expected based on the level of the index due to a "time premium" resulting from expectations concerning the value of the index prior to the expiration of the warrants. Generally, as the time remaining to the expiration date of the warrants decreases, we expect that this time premium will decrease, lowering the trading value of the warrants.

     Changes in dividend yields of the stocks underlying the index are expected to affect the trading value of the warrants. Generally, if dividend yields on the common stocks underlying the index increase, we expect that the trading value of the warrants will decrease, and conversely, if dividend yields on the stocks underlying the index decrease, we expect that the trading value of the warrants will increase.

     Changes in our credit ratings may affect the trading value of the warrants. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the warrants. However, because the return on your warrants is dependent upon factors in addition to our ability to pay our obligations under the warrants, such as any increase in the index's value, an improvement in our credit ratings will not reduce other investment risks related to warrants.

     It is important for you to understand that the impact of one of the factors specified above, such as a decrease in index volatility, may offset some or all of any increase in the trading value of the warrants attributable to another factor, such as any increase in the index's value.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks underlying the Russell 2000 Index for our own accounts for business reasons or in connection with hedging our obligations under the warrants. These transactions could affect the price of these stocks and in turn the value of the index in a manner that would be adverse to your investment in the warrants.

Potential conflicts of interests

     Our subsidiary, MLPF&S, is the calculation agent for the warrants. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the warrants could give rise to conflicts of interests between the calculation agent and the holders of the warrants. These conflicts could occur, for instance, in connection with its determination as to whether a Market Disruption Event or Extraordinary Event, as defined below, has occurred. See "Description of the warrants--Extraordinary Events and Market Disruption Events" and "--Successor Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay amounts due under the warrants. This subsidiary expects to make a profit in connection with the arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the warrants described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                 For the Three
                                                 Year Ended Last Friday in December              Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                           ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a)..     1.2       1.2       1.2       1.1         1.3          1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                          DESCRIPTION OF THE WARRANTS

     The warrants are contractual obligations controlled by a Warrant Agreement (the "Warrant Agreement") dated May 28, 1999, between ML&Co. and Citibank, N.A., as Warrant Agent (the "Warrant Agent"). The warrants will expire on May 25, 2001. The following statements about the warrants are summaries of the detailed provisions of the Warrant Agreement, the form of which was filed as an exhibit to the registration statement relating to the warrants. Wherever particular provisions of the Warrant Agreement or its terms are referred to, those provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by those references.

     A warrant will not require, or entitle, you to sell or purchase any shares of any stock underlying the index or any successor index or any other securities to or from ML&Co. ML&Co. will make only a U.S. dollar cash settlement, if any, upon exercise of a warrant. You will not receive any interest on any amount owed on the warrants and the warrants will not entitle you to any of the rights of holders of any underlying stock or other securities.

Period during which warrants may be exercised

     You may exercise your warrants as early as the date of initial delivery of the warrants. The warrants will expire on May 25, 2001, or on an earlier date as described under "Automatic Exercise". Warrants not exercised at or prior to 1:00 p.m., New York City time, on the second scheduled Index Calculation Day immediately preceding the Expiration Date or earlier expiration will be deemed automatically exercised on the Expiration Date or, in the case of delisting, on the Delisting Date. Warrants cancelled upon the occurrence and continuation of an Extraordinary Event shall be exercised as described below under "Extraordinary Events and Market Disruption Events". The term "New York Business Day", as used in this prospectus, means any day other than a Saturday or a Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed.

Cash Settlement Amount upon exercise

     The Cash Settlement Amount of an exercised warrant is an amount in U.S. dollars that results from the following formula:

                     Percentage Change x Dollar Multiplier

     The "Percentage Change" will equal the following amount:

                    Index Spot Value - Index Strike Value
                    --------------------------------------
                              Index Strike Value

     The "Dollar Multiplier" equals $21.75.

     The "Index Spot Value" relating to any Exercise Date will be determined by MLPF&S, the "calculation agent", and will equal the closing value of the index, or, if applicable, the successor index, in New York on the Valuation Day relating to such exercise of warrants.

     The "Index Strike Value" equals 434.45, the closing value of the index in New York the date the warrants were priced for initial sale to the public.

     We will round the Cash Settlement Amount, if necessary, to the nearest cent, with one-half cent being rounded upwards.

     Set forth below are illustrations of the Cash Settlement Amounts for warrants at exercise based upon various hypothetical percentage changes in the closing value of the index. This table assumes a Dollar Multiplier of $21.75. The index Percentage Change on Valuation Day column indicates the percentage increase or decrease in the value of the Index Spot Value as compared to the Index Strike Value at the time of exercise. The actual Cash Settlement Amount of a warrant will depend entirely on the actual index Percentage Change on the applicable Valuation Day relating to the Exercise Date. The Cash Settlement Amounts in the table do not reflect any "time value" for a warrant, which may be reflected in the trading value, and are not necessarily indicative of potential profit or loss, which are also affected by purchase price and transaction costs.

                                                              Hypothetical
                                                            Cash Settlement
            Index Percentage Change on Valuation Day            Amount
            ----------------------------------------        ---------------
          50% increase.................................         $10.88
          45% increase.................................           9.79
          40% increase.................................           8.70
          35% increase.................................           7.61
          30% increase.................................           6.53
          25% increase.................................           5.44
          23% increase.................................           5.00*
          20% increase.................................           4.35
          15% increase.................................           3.26
          10% increase.................................           2.18
          5% increase..................................           1.10
          No change....................................           0.00
          5% decrease..................................           0.00
          10% decrease.................................           0.00
          15% decrease.................................           0.00
          20% decrease.................................           0.00
          25% decrease.................................           0.00
          30% decrease.................................           0.00
          35% decrease.................................           0.00
          40% decrease.................................           0.00
          45% decrease.................................           0.00
          50% decrease.................................           0.00

        _________
        * This is the breakeven point (the point at which the Cash Settlement Amount is equal to the initial purchase price per warrant).

Depositary

  Description of the Global Warrants

     All of the warrants are represented by one or more fully registered global warrants. Each global warrant has been deposited with, or on behalf of, The Depository Trust Company, otherwise known as DTC, or any successor to it (the "depositary"), as depositary, and registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for warrants in definitive form, no global warrant may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of its successor. Investors may elect to hold interests in the global warrants through either the depositary, in the United States, or Clearstream, Luxembourg, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear, if they are participants in these systems, or indirectly through organizations which are participants in these systems.

Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold interests in customers' securities accounts in the depositaries' names on the books of the depositary. The Chase Manhattan Bank is acting as depositary for Euroclear and Citibank, N.A, not in its capacity as Warrant Agent under the Warrant Agreement, is acting as depositary for Clearstream, Luxembourg (in these capacities, the "U.S. Depositaries").

     So long as DTC, or its nominee, is a registered owner of a global warrant, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the warrants represented by the global warrant for all purposes under the Warrant Agreement. Except as provided below, the beneficial owners of the warrants represented by a global warrant are not entitled to have the warrants represented by the global warrant registered in their names, will not receive or be entitled to receive physical delivery of the warrants in definitive form and are not considered the owners or holders of the warrants under the Warrant Agreement, including for purposes of receiving any reports delivered by ML&Co. or the Warrant Agent pursuant to the Warrant Agreement. Accordingly, each person owning a beneficial interest in a global warrant must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Warrant Agreement. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest which a holder is entitled to give or take under the Warrant Agreement, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and these participants would authorize beneficial owners owning through these participants to give or take any action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the depositary to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC Procedures

     The following is based on information furnished by DTC:

     DTC is acting as securities depositary for the warrants. The warrants were issued as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global warrants were issued for the warrants and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc., and the NASD. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the warrants under DTC's system must be made by or through direct participants, which will receive a credit for the warrants on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which these beneficial owner entered into the transaction. Transfers of ownership interests in the warrants are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all warrants deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of warrants with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the warrants; DTC's records reflect only the identity of the direct participants to whose accounts the warrants are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Ownership of beneficial interests in the warrants is limited to persons that have accounts with the depositary ("participants") or persons that may hold interests through participants. The depositary has advised ML&Co. that after the issuance of the global warrants representing the warrants, the depositary credited, on its book-entry registration and transfer system, the participants' accounts with the respective number of warrants represented by the global warrant. Ownership of beneficial interests in the global warrant are shown on, and the transfer of ownership interests are effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons held through participants. The laws of some states may require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to own, transfer or pledge beneficial interests in the global warrants.

     The Cash Settlement Amount payable upon exercise of warrants registered in the name of the depositary or its nominee will be paid by the Warrant Agent to the participants or, in the case of automatic exercise, to the depositary. None of ML&Co., the Warrant Agent or any other agent of ML&Co. or agent of the Warrant Agent has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to beneficial ownership interests. ML&Co. expects that the Warrant Agent, upon the receipt of any payment of the Cash Settlement Amount in respect of any portion of the global warrant, will pay the relevant participant in an amount proportionate to its beneficial interest in the global warrant being exercised and that the participant will credit the accounts of the beneficial owners of the warrants. ML&Co. expects that the depositary, in the case of automatic exercise, upon receipt of any payment of the Cash Settlement Amount in respect of all or any portion of the global warrant, will credit the accounts of the participants with payment in amounts proportionate to their respective beneficial interests in the portion of the global warrant so exercised, as shown on the records of the depositary. ML&Co. also expects that payments by participants to owners of beneficial interests in the global warrant will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participants. It is suggested that a purchaser of warrants with accounts at more than one brokerage firm effect transactions in the warrants, including exercises, only through the brokerage firm or firms which hold that purchaser's warrants.

  Exchange for certificated warrants

     If:

         . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

         . if ML&Co. executes and delivers to the Warrant Agent a company order to the effect that the global warrants shall be exchangeable, or

         . if ML&Co. is subject to certain events in bankruptcy, insolvency or reorganization,

the global warrants will be exchangeable for warrants in definitive form of like tenor. These definitive warrants will be registered in the name or names as the depositary shall instruct the Warrant Agent. It is expected that the instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global warrants.

     DTC may discontinue providing its services as securities depositary with respect to the warrants at any time by giving reasonable notice to ML&Co. or the Warrant Agent. Under these circumstances, in the event that a successor securities depositary is not obtained, warrant certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depositary. In that event, warrant certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for the accuracy of this information.

  Clearstream, Luxembourg and Euroclear

     Beneficial owners may hold their interests in warrants through Clearstream, Luxembourg or Euroclear only if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through the facilities of DTC. All securities in Clearstream, Luxembourg or Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Exercises of warrants by persons holding through Clearstream, Luxembourg or Euroclear participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its depositary; however, these transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in that system in accordance with its rules and procedures and within its established deadlines under European time. The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositary to take action to effect its exercise of the warrants on its behalf by delivering warrants through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the warrants held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. See "Exercise and settlement of warrants" in this prospectus.

     Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant either directly or indirectly.

     Distributions with respect to the warrants held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

     Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     All information in this prospectus on Clearstream, Luxembourg and Euroclear is derived from Clearstream, Luxembourg or Euroclear, as the case may be, and reflects the policies of these organizations; and these policies are subject to change without notice.

Exercise and settlement of warrants

     You may exercise warrants on any New York Business Day during the period from the date of initial delivery of the warrants until 1:00 p.m., New York City time, on the earlier of:

          (a) the second scheduled Index Calculation Day immediately preceding the Expiration Date, and

          (b)  the Delisting Date.

     Your right to exercise warrants is subject to postponement upon the occurrence of an Extraordinary Event or Market Disruption Event as described under "Extraordinary Events and Market Disruption Events" in this prospectus. If you do not exercise your warrants during the period specified above (including by reason of any postponed exercise), your warrants will be automatically exercised as described under "Automatic Exercise" in this prospectus, subject to earlier cancellation as described below under "Extraordinary Events and Market Disruption Events" in this prospectus. You exercise warrants by:

          . transferring the warrants free to the Warrant Agent on the records of DTC, and

          . causing a duly completed and executed exercise notice to be delivered by a DTC participant on behalf of you to the Warrant Agent.

     A form of exercise notice is included as Appendix A to this prospectus, and may be obtained from the Warrant Agent at the Warrant Agent's Office. The Warrant Agent's telephone number and facsimile transmission number for this purpose are (212) 657-9055 and (212) 825-3483, respectively.

     In the case of warrants held through the facilities of Clearstream, Luxembourg or Euroclear, a beneficial owner may exercise the warrants on any New York Business Day during the period from the date of initial delivery of the warrants until 1:00 p.m., New York City time, on the earlier of:

          . the second scheduled Index Calculation Day immediately preceding the Expiration Date and

          .    the Delisting Date by causing

          (a) these warrants to be transferred to the Warrant Agent, by giving appropriate instructions to the participant holding these warrants in either the Clearstream, Luxembourg or Euroclear system, as the case may be, and

          (b) a duly completed and executed Exercise Notice to be delivered on behalf of the beneficial owner by Clearstream, Luxembourg, in the case of warrants held through Clearstream, Luxembourg, or the participant, in the case of warrants held through Euroclear, to the Warrant Agent.

     Forms of exercise notice for warrants held through the facilities of either Clearstream, Luxembourg or Euroclear may be obtained from the Warrant Agent at the Warrant Agent's Office or from Clearstream, Luxembourg or Euroclear.

     The "Exercise Date" for a warrant will be:

          . the New York Business Day on which the Warrant Agent receives the warrant and exercise notice in proper form with respect to that warrant, if received at or prior to 1:00 p.m., New York City time, on that day, or

          . if the Warrant Agent receives that warrant and exercise notice after 1:00 p.m., New York City time, on a New York Business Day, then the first New York Business Day following that New York Business Day.

     In the case of warrants held through the facilities of Clearstream, Luxembourg or Euroclear, except for warrants subject to automatic exercise, the "Exercise Date" for a warrant will be:

          . the New York Business Day on which the Warrant Agent receives the exercise notice in proper form with respect to the Warrant if the exercise notice is received at or prior to 1:00 p.m., New York City time, on that day, provided that the warrant is received by the Warrant Agent by 1:00 p.m., New York City time, on the Valuation Day, or

          . if the Warrant Agent receives the exercise notice after 1:00 p.m., New York City time, on a New York Business Day, then the first New York Business Day following that New York Business day, provided that the warrant is received by 1:00 p.m., New York City time, on the Valuation Day relating to exercises of warrants on the succeeding New York Business Day.

     In the event that the warrant is received after 1:00 p.m., New York City time, on the Valuation Day, then the Exercise Date for the warrants will be the first New York Business Day following the day on which the warrants are received.

     If a beneficial owner of warrants held through the facilities of Clearstream, Luxembourg or Euroclear has exercised warrants by delivering an exercise notice in proper form with respect to the warrants and the Valuation Day is expected not to be a New York Business Day, the beneficial owner should make arrangements so that the warrants are delivered prior to the Valuation Day in order to ensure that the Exercise Date for the warrants is not postponed as described above. In the case of warrants held through the facilities of Clearstream, Luxembourg or Euroclear, in order to ensure proper exercise on a given New York Business Day, participants in Clearstream, Luxembourg or Euroclear must submit exercise instructions to Clearstream, Luxembourg or Euroclear, as the case may be, by 10:00 a.m., Luxembourg time, in the case of Clearstream, Luxembourg and by 10:00 a.m., Brussels time (by telex), or 11:00 a.m., Brussels time (by EUCLID), in the case of Euroclear.

     In addition, in the case of book-entry exercises by means of the Euroclear
System:

          .    participants must also transmit, by facsimile (facsimile number
               (212) 825-3483), to the Warrant Agent a copy of the exercise notice submitted to Euroclear by 1:00 p.m., New York City time, on the desired Exercise Date and

          . Euroclear must confirm by telex to the Warrant Agent by 9:00 a.m., New York City time, on the Valuation Day, that the warrants will be received by the Warrant Agent on that date; provided, that if the telex communication is received after 9:00 a.m., New York City time, on the Valuation Day, ML&Co. will be entitled to direct the Warrant Agent to reject the related exercise notice or waive the requirement for timely delivery of the telex communication.

     To ensure that an exercise notice and the related warrants will be delivered to the Warrant Agent before 1:00 p.m., New York City time, on a given New York Business Day, you may need to give exercise instructions to your broker or other intermediary substantially earlier than 1:00 p.m., New York City time, on that day or even on the prior New York Business Day. Different brokerage firms may have different cut-off times for accepting and implementing exercise instructions from their customers. Therefore, you should consult with your broker and other intermediaries, if applicable, as to applicable cut-off times and other exercise mechanics.

     Except in the case of warrants subject to automatic exercise and for warrants that upon exercise will entitle you to receive an Alternative Settlement Amount in lieu of the Cash Settlement Amount, if on any Valuation Day the Cash Settlement Amount for any warrants would be zero, then the attempted exercise of those warrants will be void and of no effect. These warrants will be transferred back to the participant that submitted them free on the records of DTC and, in that case, the beneficial owner will be permitted to re-exercise the warrants as described in this prospectus.

     The "Valuation Day" for a warrant will be the applicable Exercise Date, if the Exercise Date is an Index Calculation Day, or the immediately succeeding Index Calculation Day, if the Exercise Date is not an Index Calculation Day, subject to postponement upon the occurrence of an Extraordinary Event or a Market Disruption Event as described below under "Extraordinary Events and Market Disruption Events" or as a result of the exercise of a number of warrants exceeding the limits on exercise described below under "Maximum Exercise Amount".

     "Index Calculation Day" means any day on which the NYSE and the AMEX are open for trading and the index or a successor index, if any, is calculated and published. The following is an illustration of the timing of an Exercise Date and the Valuation Day, assuming:

     . that all relevant dates are New York Business Days and Index Calculation Days,

     . the absence of any intervening Extraordinary Event or Market Disruption Event and

     . the number of exercised warrants does not exceed the maximum permissible amount.

     If the Warrant Agent receives a beneficial owner's warrants and exercise notice in proper form at or prior to 1:00 p.m., New York City time, on July 21, 1999, the Exercise Date for these warrants will be July 21, 1999, and the Valuation Day for these warrants will be July 21, 1999. However, in the case of warrants held through the facilities of Clearstream, Luxembourg or Euroclear, the warrants must be received by 1:00 p.m., New York City time, on the Valuation Day; if the warrants are received after that time, then the Exercise Date for the warrants will be the day on which the warrants are received or, if that day is not a New York Business Day, the next succeeding New York Business Day, and the Valuation Day for the warrants will be the Exercise Date, if it is an Index Calculation Day, or the first Index Calculation Day following that Exercise Date, if that Exercise Date is not an Index Calculation Day.

Calculation of Cash Settlement Amount

     Following receipt of warrants and the related exercise notice in proper form, the Warrant Agent will, not later than 10:00 a.m., New York City time, on the New York Business Day following the applicable Valuation Day:

     .    obtain the Index Spot Value from the Calculation Agent,

     .    determine the Cash Settlement Amount of the warrants and

     . advise ML&Co. of the aggregate Cash Settlement Amount of the exercised warrants.

     ML&Co. will be required to make available to the Warrant Agent, no later than 3:00 p.m., New York City time, on the fourth New York Business Day following the Valuation Day, funds in an amount sufficient to pay the aggregate Cash Settlement Amount. If ML&Co. has made funds available by that time, the Warrant Agent will thereafter be responsible for making funds available to each of the appropriate participants, who will be responsible for disbursing that payments to each of their respective participants, who, in turn, will be responsible for disbursing payments to the beneficial owner it represents, and the participant will be responsible for disbursing the payments to the beneficial owner it represents and to each brokerage firm for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the beneficial owners it represents.

Automatic Exercise

     All warrants for which the Warrant Agent has not received a valid Exercise Notice at or prior to 1:00 p.m., New York City time, or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant warrant has not been made, together with any warrants the Valuation Day for which has at that time been postponed as described under "Extraordinary Events and Market Disruption Events" below, on

     (a) the second scheduled Index Calculation Day immediately preceding the Expiration Date, or

     (b) the close of business on the New York Business Day on which the warrants are delisted from, or permanently suspended from trading on, the AMEX and the warrants are not simultaneously accepted for trading pursuant to the rules of another regulated trading organization (the "Delisting Date")
will be deemed automatically exercised on that Expiration Date or Delisting Date, as the case may be (the Expiration Date will be deemed the Exercise Date), and the Cash Settlement Amount, if any, determined as provided under "Exercise and settlement of warrants", of the automatically exercised warrants will be paid and settlement shall otherwise occur as described under "Book-Entry procedures and settlement" and "Calculation of Cash Settlement Amount". ML&Co. will notify holders as soon as practicable of the delisting or trading suspension. ML&Co. will agree in the Warrant Agreement that it will not seek delisting of the warrants or suspension of their trading on the AMEX.

     In the event the warrants are canceled by ML&Co. because of the continuance of an Extraordinary Event as described under "Extraordinary Events and Market Disruption Events" below, warrants not previously exercised shall be automatically exercised on the basis that the Valuation Day for the warrants shall be the Cancellation Date, and the Alternative Settlement Amount of any automatically exercised warrants will be paid on the fourth New York Business Day following that Valuation Day. Settlement shall otherwise occur as described under "Book-Entry procedures and settlement" and "Exercise and settlement of warrants".

Minimum Exercise Amount

     You must exercise at least 100 warrants at any one time, except in the case of automatic exercise or exercise upon cancellation of the warrants as described under "Extraordinary Events and Market Disruption Events" below. Accordingly, except in the case of automatic exercise of the warrants or upon cancellation of the warrants, if you own fewer than 100 warrants, you will need either to sell your warrants or purchase additional warrants, in order to realize proceeds from your investment. Warrants held through one participant, may not be combined with warrants held through another participant in order to satisfy the minimum exercise requirement.

Maximum Exercise Amount

     All exercises of warrants, other than on automatic exercise, are subject, at ML&Co.'s option, to the following limitations:

     (a) not more than 20% of the warrants originally issued may be exercised on any Exercise Date and

     (b) not more than 10% of the warrants originally issued may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date.

     If any New York Business Day would otherwise, under the terms of the Warrant Agreement, be the Exercise Date in respect to more than 20% of the warrants originally issued, then at ML&Co.'s election, 20% of the warrants originally issued shall be deemed exercised on the Exercise Date, selected by the Warrant Agent on a pro rata basis, subject to the following conditions: (a) if, as a result of the pro rata selection, any beneficial owner of warrants would be deemed to have exercised fewer than 100 warrants, then the Warrant Agent shall first select an additional amount of the beneficial owner's warrants so that no beneficial owner shall be deemed to have exercised fewer than 100 warrants, and the remainder of the warrants, whether or not fewer than 100 warrants, the Remaining Warrants, shall be deemed exercised on the following New York Business Day, subject to successive applications of this provision; and (b) any Remaining Warrants for which an Exercise Notice was delivered on a given Exercise Date shall be deemed exercised before any other warrants for which an Exercise Notice was delivered on a later Exercise Date. If any beneficial owner attempts to exercise more than 10% of the warrants originally issued on any New York Business Day, then, at ML&Co.'s election, 10% of the warrants shall be deemed exercised on that New York Business Day and the remainder shall be deemed exercised on the following New York Business Day, subject to successive applications of this provision. As a result of any postponed exercise as described above, the beneficial owners will receive a Cash Settlement Amount determined as of a date later than the otherwise applicable Valuation Day. In that case, as a result of any postponement, the Cash Settlement Amount actually received by those beneficial owners may be lower than the otherwise applicable Cash Settlement Amount if the Valuation Day of the warrants had not been postponed.

Successor Index

     If FRC discontinues publication of the index and FRC or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the index (a "successor index"), then, upon the calculation agent's notification of its determination to the Warrant Agent and ML&Co., the calculation agent will substitute the successor index as calculated by FRC or another entity for the index and calculate the Cash Settlement Amount upon an exercise as described above. Upon any selection by the calculation agent of a successor index, ML&Co. shall promptly give notice to the beneficial owners by publication in a United States newspaper with a national circulation.

     If at any time FRC changes its method of calculating the Russell 2000 Index, or the value of the Russell 2000 Index changes, in any material respect, or if the Russell 2000 Index is in any other way modified so that the Russell 2000 Index does not, in the opinion of the calculation agent, fairly represent the value of the Russell 2000 Index had any changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the Ending Value is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Russell 2000 Index as if no changes or modifications had been made, and calculate the Ending Value with reference to the Russell 2000 Index, as so adjusted. Accordingly, if the method of calculating the Russell 2000 Index is modified so that the value of the Russell 2000 Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the calculation agent shall adjust the Russell 2000 Index in order to arrive at a value of the Russell 2000 Index as if it had not been modified, e.g., as if a split had not occurred.

     In the event that the FRC discontinues publication of the Russell 2000 Index and:

     .    the calculation agent does not select a successor index, or

     .    the successor index is no longer published on any of the Calculation
          Days,

the calculation agent will compute a substitute value for the Russell 2000 Index in accordance with the procedures last used to calculate the Russell 2000 Index before any discontinuance.

     If a successor index is selected or the calculation agent calculates a value as a substitute for the index, the successor index or value shall be substituted for the index for all purposes, including for purposes of determining whether a Market Disruption Event or Extraordinary Event exists. If the calculation agent calculates a value as a substitute for the index, "Index Calculation Day" shall mean any day on which the calculation agent is able to calculate that value.

Extraordinary Events and Market Disruption Events

     Extraordinary Events. If the calculation agent determines that an Extraordinary Event has occurred and is continuing on the scheduled Index Calculation Day with respect to which the Index Spot Value on a Valuation Day is to be determined (the "Applicable Scheduled Index Calculation Day"), then the Cash Settlement Amount in respect of an exercise shall be calculated on the basis that the Valuation Day shall be the next Index Calculation Day following an Applicable Scheduled Index Calculation Day on which there is no Extraordinary Event or Market Disruption Event; provided that if a Valuation Day has not occurred on or prior to the Expiration Date or the Delisting Date, the holders will receive the Alternative Settlement Amount in lieu of the Cash Settlement Amount which shall be calculated as if the warrants had been cancelled on the Expiration Date or the Delisting Date, as the case may be. ML&Co. shall promptly give notice to the beneficial owners by publication in a United States newspaper with a national circulation, currently expected to be The Wall Street Journal, if an Extraordinary Event shall have occurred.

     "Extraordinary Event" means any of the following events, as determined by the calculation agent:

          (i) a suspension or absence of trading on the NYSE, AMEX or the over-the-counter market of all the underlying stocks which then comprise the index or a successor index;

          (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or any other U.S. or non-U.S. governmental authority that would make it unlawful for ML&Co. to perform any of its obligations under the Warrant Agreement or the warrants; or

          (iii) any outbreak or escalation of hostilities or other national or international calamity or crises, including, without limitation, natural calamities that in the reasonable opinion of the calculation agent may materially and adversely affect the economy of the United States or the trading of securities generally on the NYSE, AMEX or the over- the-counter market, that has or will have a material adverse effect on the ability of ML&Co. to perform its obligations under the warrants or to modify the hedge of its position with respect to the index or the common stocks which then comprise the index or a successor index.

     For the purposes of determining whether an Extraordinary Event has occurred: (a) a limitation on the hours or number of days of trading on an exchange will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the exchange and (b) an "absence of trading" on an exchange will not include any time when the exchange itself is closed for trading under ordinary circumstances. If the calculation agent determines that an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the calculation agent to continue, ML&Co. may immediately cancel all outstanding warrants by notifying the Warrant Agent of the cancellation, the date notice is given being the "Cancellation Date", and each beneficial owner's rights under the warrants and the Warrant Agreement shall thereupon cease. Upon any cancellation, each warrant shall be automatically exercised on the basis that the Valuation Day for the warrant shall be the Cancellation Date, if the Cancellation Date is an Index Calculation Day, or the immediately succeeding scheduled Index Calculation Day, if the Cancellation Date is not an Index Calculation Day, and the beneficial owner of each warrant will receive, in lieu of the Cash Settlement Amount of the warrant, an amount (the "Alternative Settlement Amount"), determined by the calculation agent, which is the greater of:

     . the average of the last sale prices, as available, of the warrants on the AMEX, or any successor securities exchange on which the warrants are listed, on the 30 trading days preceding the date on which the Extraordinary Event was declared; provided that, if the warrants were not traded on the AMEX, or any successor securities exchange, on at least 20 of these trading days, no effect will be given to this clause for the purpose of determining the Alternative Settlement Amount, and

     .    the amount "X" calculated using the formula set forth below:


                    (      T            A        )
       X  =  I  +   (   -------  X   --------    )
                    (      2            B        )


     where

     I = The Cash Settlement Amount of the warrants determined as described under "Cash Settlement Amount" above, but subject to the following modifications:

     (1) if the Cancellation Date for the warrants is a date on which the index or a successor index is calculated and published, for the purpose of determining the Cash Settlement Amount, the Index Spot Value will be determined as of the Cancellation Date except that, if the Index Spot Value as of that day is less than 90% of the Index Spot Value as of the immediately preceding Index Calculation Day, then the Index Spot Value will be deemed to be 90% of the Index Spot Value on the preceding Index Calculation Day; or

     (2) if the Cancellation Date for the warrants is a date on which the index or a successor index is not calculated or published, for the purpose of determining the Cash Settlement Amount, the Index Spot Value will be deemed to be the lesser of (i) the Index Spot Value as of the first Index Calculation Day immediately preceding the Cancellation Date except that, if the Index Spot Value as of that day is less than 90% of the Index Spot Value as of the second Index Calculation Day immediately preceding that Cancellation Date, 90% of the Index Spot Value as of that second Index Calculation Day and (ii) the arithmetic average of four amounts, being (a) the Index Spot Value at each of the three successive Index Calculation Days immediately preceding the Cancellation Date and (b) the Index Spot Value at the next Index Calculation Day, provided that if an Extraordinary Event continues for 30 consecutive days immediately following the Cancellation Date, then the calculation agent shall calculate an amount which, in its reasonable opinion, fairly reflects the value of the underlying stocks on the scheduled Index Calculation Day immediately following that Cancellation Date which, subject to approval by ML&Co., ML&Co.'s approval not to be unreasonably withheld, shall for purposes of calculating the amount under this clause (2)(ii) be treated as the figure arrived at under clause
           (2)(ii)(b) above;

     T = U.S.$5.00, the initial offering price per warrant;

     A = the total number of days from but excluding the Cancellation Date for the warrants to and including the Expiration Date; and

     B = the total number of days from but excluding the date the warrants were initially sold to and including the Expiration Date.

     For the purposes of determining "I" in the above formula, in the event that the calculation agent and ML&Co. are required to have, but have not, after good faith consultation with each other and within five days following the first day upon which the Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a figure under clause (2)(ii)(b) which fairly reflects the value of the Underlying Stocks on the Cancellation Date, then the calculation agent shall promptly nominate a third party, subject to approval by ML&Co., this approval not to be unreasonably withheld, to determine the figure and calculate the Alternative Settlement Amount in accordance with the above formula. This party shall act as an independent expert and not as an agent of ML&Co. or the calculation agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on ML&Co., the Warrant Agent, the calculation agent and the holders. The Warrant Agent will have no duty of independent investigation with respect to the calculation and determination of the Alternative Settlement Amount. Any calculations will be made available to holders for inspection at the Warrant Agent's Office. Neither ML&Co. nor the third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount. Under certain circumstances, the duties of MLPF&S as calculation agent in determining the existence of Extraordinary Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the warrants, ML&Co.

     Market Disruption Events. If the calculation agent determines that on a Valuation Day a Market Disruption Event has occurred and is continuing, the Valuation Day shall be postponed to the first succeeding Index Calculation Day on which no Market Disruption Event occurs; provided that, if the Valuation Day has not occurred on or prior to the fifth scheduled Index Calculation Day following an Exercise Date because of Market Disruption Events, the calculation agent shall, on that fifth scheduled Index Calculation Day, calculate an amount which, in its reasonable opinion, fairly reflects the value of the underlying stocks on that day in order to determine the Cash Settlement Amount. "Market Disruption Event" means with respect to any Valuation Day the occurrence or existence during the one-half hour period that ends at the determination of the closing index value for that scheduled Index Calculation Day of:

     (1) a suspension, material limitation or absence of trading on the NYSE, AMEX or the over-the-counter market of 20% or more of the underlying stocks which then comprise the index or a successor index during the one-half hour period preceding the close of trading on the applicable exchange; or

     (2) the suspension or material limitation on the Chicago Board Options Exchange (the "CBOE"), Chicago Mercantile Exchange (the "CME") or any other major futures or securities market of trading in futures or options contracts related to the index or a successor index during the one-half hour period preceding the close of trading on the applicable exchange.

     For the purposes of determining whether a Market Disruption Event has occurred:

     (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,

     (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event,

     (3) a suspension in trading in a futures or options contract on the index by a major securities market by reason of (a) a price change violating limits set by the securities market, (b) an imbalance of orders relating to these contracts or (c) a disparity in bid and ask quotes relating to these contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the index,

     (4) an absence of trading on an exchange will not include any time when the exchange is closed for trading under ordinary circumstances, and

     (5) the occurrence of an Extraordinary Event described in Clause (i) of Extraordinary Event will not constitute, and will supersede the occurrence of, a Market Disruption Event.

     Under certain circumstances, the duties of MLPF&S as calculation agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the warrants, ML&Co.

Modification

     The Warrant Agreement and the terms of the warrants may be amended by ML&Co. and the Warrant Agent without the consent of the beneficial owners of any warrants for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained in the Warrant Agreement or the terms of the warrants, or in any other manner which ML&Co. may deem necessary or desirable and which will not materially and adversely affect the interests of the beneficial owners of the warrants.

     ML&Co. and the Warrant Agent also may modify or amend the Warrant Agreement and the terms of the warrants, with the consent of the beneficial owners of not less than a majority in number of the then outstanding warrants affected, provided that no modification or amendment that changes the Index Strike Value so as to adversely affect the beneficial owner, shortens the period of time during which the warrants may be exercised or otherwise materially and adversely affects the exercise rights of the beneficial owners of the warrants or reduces the percentage of the number of outstanding warrants, the consent of whose beneficial owners is required for modification or amendment of the Warrant Agreement or the terms of the warrants may be made without the consent of the beneficial owners of warrants affected by these changes.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation, and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that the corporation, if other than ML&Co., formed by or resulting from any consolidation or merger or which shall have received these assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the Cash Settlement Amount or Alternative Settlement Amount with respect to all unexercised warrants, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Warrant Agreement and of the warrants to be performed by ML&Co.

                                   THE INDEX

     Unless otherwise stated, all information in this prospectus on the index is derived from FRC or other publicly available sources. This information reflects the policies of FRC as stated in these sources and these policies are subject to change by FRC. FRC is under no obligation to continue to publish the index and may discontinue publication of the index at any time.

     The index is an index calculated, published and disseminated by FRC, and measures the composite price performance of stocks of 2,000 companies domiciled in the U.S. and its territories. All 2,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and form a part of the Russell 3000(R) Index. The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the investable U.S. equity market.

     The index consists of the smallest 2,000 companies included in the Russell 3000. The index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of stocks underlying the index

     Only common stocks belonging to corporations domiciled in the U.S. and its territories are eligible for inclusion in the Russell 3000 Index and the index. Stocks traded on U.S. exchanges but domiciled in other countries are excluded. Preferred stock, convertible preferred stock, participating preferred stock, paired shares, warrants and rights are also excluded. Trust receipts, Royalty Trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds, and limited partnerships that are traded on U.S. exchanges, are also ineligible for inclusion. Real Estate Investment Trusts and Beneficial Trusts are eligible for inclusion, however. Generally, only one class of securities of a company is allowed in the Russell 3000 Index, although exceptions to this general rule have been made where FRC has determined that each class of securities acts independent of the other.

     The primary criteria used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of shares outstanding. Based on closing values on May 31 of each year, FRC reconstitutes the composition of the Russell 3000 Index using the then existing market capitalizations of eligible companies. As of June 30 of each year, the index is adjusted to reflect the reconstitution of the Russell 3000 Index for that year. Real-time dissemination of the index began on January 1, 1987.

     As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current index value is calculated by adding the market values of the index's component stocks, which are derived by multiplying the price of each stock by the number of shares outstanding, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the "adjusted" capitalization of the index on the base date of December 31, 1986. To calculate the index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the index. In order to provide continuity for the index's value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     The value of the index is reported on the AMEX under the Symbol "RTY", on Bloomberg under the symbol "RTY" and on Reuters under the symbol ".RTY".

     All disclosure contained in this prospectus regarding the index, or its publisher, is derived from publicly available information. All copyrights and other intellectual property rights relating to the index are owned by FRC. FRC has no relationship with ML&Co. or the warrants; it does not sponsor, endorse, authorize, sell or promote the warrants, and has no obligation or liability in connection with the administration, marketing or trading of the warrants.

     The index is a trademark of FRC and has been licensed for use by ML&Co. The warrants are not sponsored, endorsed, sold or promoted by FRC and FRC makes no representation regarding the advisability of investing in the warrants.

     The warrants are not sponsored, endorsed, sold or promoted by FRC. FRC makes no representation or warranty, express or implied, to the owners of the warrants or any member of the public regarding the advisability of investing in securities generally or in the warrants particularly or the ability of the index to track general stock market performance or a segment of the same. FRC's publication of the index in no way suggests or implies an opinion by FRC as to the advisability of investment in any or all of the securities upon which the index is based. FRC's only relationship to ML&Co. is the licensing of certain trademarks, and trade names of FRC and of the index which is determined, composed and calculated by FRC without regard to ML&Co. or the warrants. FRC is not responsible for and has not reviewed the warrants or any associated literature or publications and FRC makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FRC reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the index. FRC has no obligation or liability in connection with the administration, marketing or trading of the warrants.

     FRC DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND FRC SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FRC MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ML&CO., INVESTORS, OWNERS OF THE WARRANTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. FRC MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRC HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the STRYPES and other securities. For further information on ML&Co. and the STRYPES, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000, and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the warrants and is to be used by MLPF&S when making offers and sales related to market-making transactions in the warrants.

     MLPF&S may act as principal or agent in these market-making transactions.

     The warrants may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the warrants will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS


     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is + + not an offer to sell these securities and it is not soliciting an offer to + + buy these securities in any state where the offer and sale is not permitted.+
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                             [LOGO] Merrill Lynch
----------                                       PROTECTED GROWTH(SM) INVESTING
                                     Pursuit of Growth, Protection of Principal


                           Merrill Lynch & Co., Inc.
                    Market Index Target-Term Securities(R)
                based upon the Dow Jones Industrial Average(SM)
                               due June 26, 2006
                              "MITTS(R) Securities"
                         $10 principal amount per unit
                                _______________

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the percentage increase, if
 .  Linked to the value of the Dow Jones Industrial         any, in the value of the Dow Jones Industrial
   Average(SM).                                            Average(SM) reduced by an annual adjustment factor of
 .  The MITTS Securities are listed on the American         2.0%.
   Stock Exchange under the trading symbol "MDJ".       .  At maturity, you will receive no less than the
 .  Closing date: June 25, 1999.                            principal amount of your MITTS Securities.

               Investing in the MITTS Securities involves risk.
          See "Risk Factors" beginning on page 6 of this prospectus.

                                _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.
                                _______________

                              Merrill Lynch & Co.
                                _______________

                   The date of this prospectus is    , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks and "Protected Growth" is a service mark of Merrill Lynch & Co., Inc.

"Dow Jones", "Dow Jones Industrial Average(SM)", and "DJIA(SM)" are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by MLPF&S.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
SUMMARY INFORMATION-Q&A................................................    3

RISK FACTORS...........................................................    6

MERRILL LYNCH & CO., INC...............................................    9

RATIO OF EARNINGS TO FIXED CHARGES.....................................   10

DESCRIPTION OF THE MITTS SECURITIES....................................   11

THE INDEX..............................................................   18

OTHER TERMS............................................................   20

PROJECTED PAYMENT SCHEDULE.............................................   23

ERISA CONSIDERATIONS...................................................   24

WHERE YOU CAN FIND MORE INFORMATION....................................   24

INCORPORATION OF INFORMATION WE FILE WITH THE SEC......................   24

PLAN OF DISTRIBUTION...................................................   25

EXPERTS................................................................   25

                           SUMMARY INFORMATION--Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Market Index Target-Term Securities based upon the Dow Jones Industrial Average(SM) due June 26, 2006. You should carefully read this prospectus to fully understand the terms of the MITTS Securities, the Dow Jones Industrial Average(SM) (the "Index"), and the tax and other considerations that are important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

What are the MITTS Securities?

     The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on June 26, 2006. We cannot redeem the MITTS Securities at any earlier date. We will not make any payments on the MITTS Securities until maturity.

     Each unit of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we have issued the MITTS Securities in the form of a global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the MITTS Securities. You should refer to the section "Description of the MITTS Securities--Depositary" in this prospectus.

What will I receive on the stated maturity date of the MITTS Securities?

     We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in possible increases in the Index as reduced by the Adjustment Factor. On the stated maturity date, you will receive a payment on the MITTS Securities equal to the sum of two amounts: the "principal amount" and the "Supplemental Redemption Amount".

Principal amount

     The principal amount per unit is $10.

Supplemental Redemption Amount

     The Supplemental Redemption Amount per unit will equal:

         ( Adjusted Ending Value - Starting Value )
   $10 X ( -------------------------------------- )
         (  Starting Value                        )

but will not be less than zero.

     "Starting Value" equals 10,721.63, the closing value of the Index on June 22, 1999, the date the MITTS Securities were priced for initial sale to the public.

     "Adjusted Ending Value" means the average of the values of the Index at the close of the market on five business days before the maturity of the MITTS Securities as reduced on each day by the application of the Adjustment Factor. We may calculate the Adjusted Ending Value by reference to fewer than five or even a single day's closing value if, during the period shortly before the stated maturity date of the MITTS Securities, there is a disruption in the trading of a sufficient number of the component stocks included in the Index or certain future or option contracts relating to the Index.

     The "Adjustment Factor" equals 2.0% per year and will be prorated based on a 365-day year and applied over the entire term of the MITTS Securities on each calendar day to reduce the closing values of the Index used to calculate the Supplemental Redemption Amount during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate the Supplemental Redemption Amount during the Calculation Period at the stated maturity of the MITTS Securities will be approximately 13.09% less than the actual closing value of the Index on each day during the Calculation Period. For a detailed discussion of how the Adjustment Factor affects the value of the Index used to calculate the Supplemental Redemption Amount, see "Description of the MITTS Securities--Payment at maturity" in this prospectus.

     For more specific information about the Supplemental Redemption Amount, please see the section "Description of the MITTS Securities" in this prospectus.

     We will pay you a Supplemental Redemption Amount only if the Adjusted Ending Value is greater than the Starting Value. If the Adjusted Ending Value is less than, or equal to, the Starting Value, the Supplemental Redemption Amount will be zero. We will pay you the principal amount of your MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.

Examples

  Here are two examples of Supplemental Redemption Amount calculations:

Example 1--The Index, as adjusted, is below the Starting Value at maturity:

  Starting Value: 10,721.63
  Hypothetical closing value of the Index at maturity: 11,793.79
  Hypothetical Adjusted Ending Value: 10,249.62

                                                  ( 10,249.62 - 10,721.63 )            (Supplemental Redemption Amount cannot
Supplemental Redemption Amount (per unit) = $10 X ( --------------------- ) = $0.00    be less than zero)
                                                  (        10,721.63      )

     Total payment at maturity (Per Unit) = $10 + $0 = $10

Example 2--The Index, as adjusted, is below the Starting Value at maturity:

  Starting Value: 10,721.63
  Hypothetical closing value of the Index at maturity: 19,298.93
  Hypothetical Adjusted Ending Value: 16,772.10

                                                     ( 16,772.10 - 10,721.63 )
   Supplemental Redemption Amount (per unit) = $10 X ( --------------------- ) = $5.64
                                                     (        10,721.63      )

   Total payment at maturity (Per Unit) = $10 + $5.64 = $15.64

Who publishes the Index and what does the Index measure?

     The Dow Jones Industrial Average(SM) is a price-weighted index published by Dow Jones & Company, Inc. ("Dow Jones") which means a component stock's weight in the Index is based on its price per share rather than the total market capitalization of the issuer of that component stock. The Index is designed to provide an indication of the composite price performance of 30 common stocks of corporations representing a broad cross-section of U.S. industry. The component stocks of the Index are selected by the editors of The Wall Street Journal ("WSJ"). The corporations represented in the Index tend to be market leaders in their respective industries and their stocks are typically widely held by individuals and institutional investors. The corporations currently represented in the Index are incorporated in the U.S. and its territories and their stocks are traded on the New York Stock Exchange.

     The value of the Index is the sum of the primary exchange prices of each of the 30 common stocks included in the Index, divided by a divisor that is designed to provide a meaningful continuity in the value of the Index. Because the Index is price-weighted, stock splits or changes in the component stocks could result in distortions in the Index value. In order to prevent these distortions related to extrinsic factors, the divisor may be changed in accordance with a mathematical formula that reflects adjusted proportions within the Index. The current divisor of the Index is published daily in the WSJ and other publications. In addition, other statistics based on the Index may be found in a variety of publicly available sources.

     Please note that an investment in the MITTS Securities does not entitle you to any ownership interest in the stocks of the companies included in the Index.

Are the MITTS Securities listed on a stock exchange?

     The MITTS Securities are listed on the AMEX under the trading symbol "MDJ". You should be aware that the listing of the MITTS Securities on the AMEX does not necessarily ensure that a liquid trading market is available for the MITTS Securities. You should review the section entitled "Risk Factors--There may be an uncertain trading market for the MITTS Securities" in this prospectus.

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the initial offering and sale of the MITTS Securities. MLPF&S intends to buy and sell MITTS Securities to create and maintain a secondary market for holders of the MITTS Securities. However, MLPF&S is not obligated to engage in any of these market activities.

     MLPF&S is also our agent for purposes of calculating, among other things, the Adjusted Ending Value and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as a subsidiary of ML&Co. and its responsibilities as calculation agent.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiaries and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co. see the section entitled "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my investment?

     Yes, an investment in the MITTS Securities is subject to risk. Please refer to the section "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that if the Adjusted Ending Value does not exceed the Starting Value at the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, was higher than the Starting Value at some time during the life of the MITTS Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of ML&Co. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the Index

     Dow Jones calculates the value of the Index by reference to the prices of the common stocks included in the Index without taking into consideration the value of dividends paid on those stocks. The return on your MITTS Securities will not reflect the return you would realize if you actually owned the stocks included in the Index and received the dividends paid on those stocks because of the cumulative effect of the reduction caused by the Adjustment Factor and because the value of the Index is calculated by reference to the prices of the stocks included in the Index without taking into consideration the value of dividends paid on those stocks.

There may be an uncertain trading market for the MITTS Securities

     Although the MITTS Securities are listed on the AMEX under the trading symbol "MDJ", you cannot assume that a trading market exists for the MITTS Securities. If a trading market does exist, there can be no assurance that there will be liquidity in the trading market. The existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, in the value of the Index.

     If the trading market for the MITTS Securities is limited, there may be a limited number of buyers for your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the Index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the Index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value. If you choose to sell your MITTS Securities when the value of the Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on that value because of the expectation that the Index will continue to fluctuate until the Adjusted Ending Value is determined. If you choose to sell your MITTS Securities when the value of the Index is below, or not sufficiently above, the Starting Value, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising U.S. dividend rates or dividends per share may increase the value of the Index while falling U.S. dividend rates may decrease the value of the Index.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in U.S. interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Rising U.S. interest rates may lower the value of the Index and, thus, the MITTS Securities. Falling U.S. interest rates may increase the value of the Index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the Index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. Generally, if the volatility of the Index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the Index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before their maturity, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period before the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the Index are expected to affect the trading value of the MITTS Securities. In general, if dividend yields on the stocks included in the Index increase, we expect that the value of the MITTS Securities will decrease and, conversely, if dividend yields on the stocks included in the Index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the Index at maturity, an improvement in our credit ratings will not reduce the other investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the Index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State law governs the 1983 Indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks included in the Index or future or option contracts in the Index for our own accounts, for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and, in turn, the value of the Index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts

     Our subsidiary, MLPF&S, is our agent for the purposes of calculating the Adjusted Ending Value and the Supplemental Redemption Amount payable to you at maturity. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the Index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the Index. See the sections entitled "Description of the MITTS Securities--Adjustments to the Index; Market Disruption Events" and "--Discontinuance of the Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay the amounts due at maturity. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .  securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .  asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .  securities clearance services;

     .  equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .  insurance sales and underwriting services; and

     .  investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                 For the Three
                                                 Year Ended Last Friday in December              Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                           ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a)..     1.2        1.2       1.2       1.1        1.3             1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On June 26, 1999, ML&Co. issued an aggregate principal amount of $52,000,000 or 5,200,000 units of the MITTS Securities. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on June 26, 2006.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See the section "--Payment at maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. If an Event of Default occurs with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "-- Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units.

     The MITTS Securities do not have the benefit of any sinking fund.

Payment at maturity

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of that MITTS Security plus a Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Redemption Amount is not greater than zero, you will be entitled to receive only the principal amount of your MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                         ( Adjusted Ending Value - Starting Value )
principal amount of each MITTS Security ($10 per unit) X ( -------------------------------------- )
                                                         (          Starting Value                )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 10,721.63, the closing value of the Index on June 22, 1999, the date the MITTS Securities were priced for initial sale to the public.

     The "Adjusted Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Index, as reduced by the application of the Adjustment Factor on each Calculation Day, determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days during the Calculation Period, then the Adjusted Ending Value will equal the average or arithmetic mean of the closing values of the Index on those Calculation Days, as reduced by the application of the Adjustment Factor on each Calculation Day. If there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the Index on that Calculation Day, as reduced by the application of the Adjustment Factor on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, as reduced by the application of the Adjustment Factor on that day, regardless of the occurrence of a Market Disruption Event on that day.

     The "Adjustment Factor" equals 2.0% per year and will be applied over the entire term of the MITTS Securities. On each calendar day during the term of the MITTS Securities, we will apply this percentage on a prorated basis based on a 365-day year to reduce the value used to calculate the Supplemental Redemption Amount on each Calculation Day during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate the Supplemental Redemption Amount during the Calculation Period will be approximately 13.09% less than the actual closing value of the Index on each Calculation Day during the Calculation Period.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day before the maturity date to and including the second scheduled Index Business Day before the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is a day on which the New York Stock Exchange and the AMEX are open for trading and the Index or any successor index is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical returns

     The following table illustrates, for a range of hypothetical closing values of the Index during the Calculation Period, assuming an initial investment of $10 per unit and an investment term from June 22, 1999 to June 26, 2006:

     . the percentage change from the Starting Value to the hypothetical closing value,

     . the Adjusted Ending Value used to calculate the Supplemental Redemption Amount,

     .  the total amount payable at maturity for each unit of MITTS Securities,

     .  the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of the MITTS Securities, and

     . the pretax annualized rate of return of an investment in the stocks underlying the Index, which includes an assumed aggregate dividend yield of 1.61% per annum, as more fully described below.

     For the purposes of calculating this table, we have applied an Adjustment Factor of 2.0% per annum.

                       Percentage                    Total amount                                              Pretax
  Hypothetical        change from                     payable at                            Pretax            annualized
 closing value of     the Starting                      maturity       Total rate of       annualized       rate of return
 the Index during     Value to the     Adjusted       per unit of     return on the      rate of return       of stocks
  the Calculation     hypothetical      Ending           MITTS            MITTS           on the MITTS     included in the
    Period           closing value      Value(1)       Securities       Securities        Securities(2)      Index(2)(3)
    ------           -------------      --------       ----------       ----------        -------------      -----------
   2,144.33              -80%           1,863.57         $10.00             0.00%              0.00%           -19.94%
   4,288.65              -60%           3,727.14         $10.00             0.00%              0.00%           -11.05%
   6,432.98              -40%           5,590.70         $10.00             0.00%              0.00%            -5.58%
   8,577.30              -20%           7,454.27         $10.00             0.00%              0.00%            -1.57%
  10,721.63(4)             0%           9,317.84         $10.00             0.00%              0.00%             1.61%
  12,865.96               20%          11,181.41         $10.43             4.29%              0.60%             4.26%
  15,010.28               40%          13,044.97         $12.17            21.67%              2.82%             6.53%
  17,154.61               60%          14,908.54         $13.91            39.05%              4.75%             8.53%
  19,298.93               80%          16,772.11         $15.64            56.43%              6.48%            10.31%
  21,443.26              100%          18,635.68         $17.38            73.81%              8.04%            11.92%
  23,587.59              120%          20,499.24         $19.12            91.20%              9.45%            13.38%
  25,731.91              140%          22,362.81         $20.86           108.58%             10.76%            14.74%
  27,876.24              160%          24,226.38         $22.60           125.96%             11.96%            15.99%
  30,020.56              180%          26,089.95         $24.33           143.34%             13.08%            17.16%
  32,164.89              200%          27,953.51         $26.07           160.72%             14.13%            18.26%

________
(1) The Adjusted Ending Values specified in this column are approximately 13.09% less than the hypothetical closing values of the Index as a result of the cumulative effect of the application of the Adjustment Factor of 2.0% per annum over the term of the MITTS Securities.
(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(3) This rate of return assumes:
    (a) a constant dividend yield of 1.61% per annum, paid quarterly from the date of initial delivery of the MITTS Securities, applied to the value of the Index at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the applicable hypothetical closing value;
    (b) no transaction fees or expenses in connection with purchasing and holding stocks included in the Index;
    (c) an investment term from June 22, 1999 to June 26, 2006; and
    (d) a final closing value of the Index equal to the hypothetical closing value.
(4) This is the Starting Value of the Index.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by you and the resulting total and pretax annualized rate of return will depend entirely on the actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Index; Market Disruption Events

     If at any time Dow Jones changes its method of calculating the Index, or the value of the Index changes, in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had those changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value of the Index is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if those changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified, e.g., as if the split had not occurred.

     "Market Disruption Event" means either of the following events as determined by the calculation agent:

     (A) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more of the stocks which then comprise the Index; or

     (B) the suspension or material limitation, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the Index, or any successor index, which are traded on any major U.S. exchange.

     For the purpose of the above definition:

     (1) a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange and

     (2) for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

Discontinuance of the Index

     If Dow Jones discontinues publication of the Index and Dow Jones or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a "successor index"), then, upon the calculation agent's notification of its determination to the trustee and ML&Co., the calculation agent will substitute the successor index as calculated by Dow Jones or another entity for the Index and calculate the closing value as described above under "--Payment at maturity". Upon any selection by the calculation agent of a successor index, ML&Co. shall promptly give notice to the beneficial owners of the MITTS Securities by publication in a United States newspaper with a national circulation.

     In the event that Dow Jones discontinues publication of the Index and:

     .  the calculation agent does not select a successor index, or

     .  the successor index is no longer published on any of the Calculation
        Days,

the calculation agent will compute a substitute value for the Index in accordance with the procedures last used to calculate the Index before any discontinuance. If a successor index is selected or the calculation agent calculates a value as a substitute for the Index as described below, the successor index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If Dow Jones discontinues publication of the Index before the Calculation Period and the calculation agent determines that no successor index is available at that time, then on each Business Day until the earlier to occur of:

     .  the determination of the Adjusted Ending Value and

     . a determination by the calculation agent that a successor index is available,

the calculation agent will determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in the WSJ or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

     A "Business Day" is any day on which the NYSE and the AMEX are open for trading.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount of the MITTS Securities, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment was the stated maturity date of the MITTS Securities, provided, however, the Adjustment Factor will be applied to the values used to calculate the Supplemental Redemption Amount as if the MITTS Securities had not been accelerated and had remained outstanding to the stated maturity date. See the section entitled "--Payment at maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities will bear interest, payable upon demand of their beneficial owners, at the rate of 6.90% per annum, to the extent that payment of any interest is legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Depositary

  Description of the Global Securities

     The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of such issue, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

  Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                   THE INDEX

     Unless otherwise stated, all information herein on the Index is derived from Dow Jones or other publicly available sources. This information reflects the policies of Dow Jones as stated in the publicly available sources and the policies are subject to change by Dow Jones. Dow Jones is under no obligation to continue to publish the Index and may discontinue publication of the Index at any time.

     The Index is a price-weighted index, i.e., the weight of a component stock in the Index is based on its price per share rather than the total market capitalization of the issuer of the component stock, comprised of 30 common stocks chosen by the editors of the WSJ as representative of the broad market of U.S. industry. The corporations represented in the Index tend to be leaders within their respective industries and their stocks are typically widely held by individuals and institutional investors. Changes in the composition of the Index are made entirely by the editors of the WSJ without consultation with the corporations represented in the Index, any stock exchange, any official agency or ML&Co. Changes to the common stocks included in the Index tend to be made infrequently. Historically, most substitutions have been the result of mergers, but from time to time, changes may be made to achieve what the editors of the WSJ deem to be a more accurate representation of the broad market of U.S. industry. In choosing a new corporation for the Index, the editors of the WSJ look for leading industrial companies with a successful history of growth and wide interest among investors. The component stocks of the Index may be changed at any time for any reason. Dow Jones, publisher of the WSJ, is not affiliated with ML&Co. and has not participated in any way in the creation of the MITTS Securities.

     The Index initially consisted of 12 common stocks and was first published in the WSJ in 1896. The Index was increased to include 20 common stocks in 1916 and to 30 common stocks in 1928. The number of common stocks in the Index has remained at 30 since 1928, and, in an effort to maintain continuity, the constituent corporations represented in the Index have been changed on a relatively infrequent basis.

     The value of the Index is the sum of the primary exchange prices of each of the 30 common stocks included in the Index, divided by a divisor that is designed to provide a meaningful continuity in the value of the Index. Because the Index is price-weighted, stock splits or changes in the component stocks could result in distortions in the Index value. In order to prevent these distortions related to extrinsic factors, the divisor is changed in accordance with a mathematical formula that reflects adjusted proportions within the Index. The current divisor of the Index AND THE VALUE OF THE Index are published daily in the WSJ and other publications. In addition, other statistics based on the Index may be found in a variety of publicly available sources. The value of the Index is also reported on Bloomberg under the symbol "indu".

     ML&Co. or its affiliates may presently or from time to time engage in business with one or more of the issuers of the component stocks of the Index, including extending loans to, or making equity investments in, the issuers or providing advisory services to the issuers, including merger and acquisition advisory services. In the course of its business, ML&Co. or its affiliates may acquire non-public information with respect to the issuers. ML&Co. does not make any representation to any purchaser of the MITTS Securities with respect to any matters whatsoever relating to the issuers. Any prospective purchaser of the MITTS Securities should undertake an independent investigation of the issuers of the component stocks of the Index as in its judgment is appropriate to make an informed decision about an investment in the MITTS Securities. The composition of the Index does not reflect any investment or sell recommendations of ML&Co. or its affiliates.

License Agreement

     "Dow Jones", "Dow Jones Industrial Average(SM)", and "DJIA(SM)" are service marks of Dow Jones & Company, Inc. Dow Jones has no relationship to MLPF&S or ML&Co., other than the licensing of the Dow Jones Industrial Average(SM) and its service marks for use in connection with the MITTS Securities.

     Dow Jones does not:

     .   Sponsor, endorse, sell or promote the MITTS Securities.

     . Recommend that any person invest in the MITTS Securities or any other securities.

     . Have any responsibility or liability for or make any decisions about the timing, amount or pricing of MITTS Securities.

     . Have any responsibility or liability for the administration, management or marketing of the MITTS Securities.

     . Consider the needs of the MITTS Securities or the owners of the MITTS Securities in determining, composing or calculating the Dow Jones Industrial Average(SM) or have any obligation to do so.

     Dow Jones will not have any liability in connection with the MITTS Securities. Specifically,

     . Dow Jones does not make any warranty, express or implied, and Dow Jones disclaims any warranty about:

         . The results to be obtained by the MITTS Securities, the owner of the MITTS Securities or any other person in connection with the use of the Dow Jones Industrial Average(SM) and the data included in the Dow Jones Industrial Average(SM);

         . The accuracy or completeness of the Dow Jones Industrial Average(SM) and its data;

         . The merchantability and the fitness for a particular purpose or use of the Dow Jones Industrial Average(SM) and its data;

     . Dow Jones will have no liability for any errors, omissions or interruptions in the Dow Jones Industrial Average(SM) or its data;

     . Under no circumstances will Dow Jones be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if Dow Jones knows that they might occur.

     The licensing agreement between MLPF&S and Dow Jones is solely for their benefit and not for the benefit of the owners of the MITTS Securities or any other third parties.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations upon liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on disposition of Voting Stock of, and merger and sale of assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

         . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

         . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default" below.

Events of Default

     Each of the following will be an Event of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .   default in the payment of any principal or premium, when due;

     .   default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     .   specified events in bankruptcy, insolvency or reorganization of ML&Co.;
         and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of debt securities may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the regulations issued on June 11, 1996 by the Treasury Department (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments such as the MITTS Securities, we have determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $6.0823 per unit. This represents an estimated yield on the MITTS Securities equal to 6.90% per annum, compounded semiannually.

     The projected payment schedule, including both projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon the projected payment schedule for the MITTS Securities, including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.90% per annum, compounded semiannually, as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the MITTS Securities:

                                                                                                Total interest
                                                                                                deemed to have
                                                                                               accrued on MITTS
                                                                            Interest deemed    Securities as of
                                                                           to accrue during     end of accrual
                                                                            accrual period          period
              Accrual Period                                                  (per unit)          (per unit)
              --------------                                               ----------------    ----------------
June 25, 1999 through December 26, 1999..................................        $0.3479             $0.3479
December 27, 1999 through June 26, 2000..................................        $0.3570             $0.7049
June 27, 2000 through December 26, 2000..................................        $0.3693             $1.0742
December 27, 2000 through June 26, 2001..................................        $0.3821             $1.4563
June 27, 2001 through December 26, 2001..................................        $0.3952             $1.8515
December 27, 2001 through June 26, 2002..................................        $0.4089             $2.2604
June 27, 2002 through December 26, 2002..................................        $0.4230             $2.6834
December 27, 2002 through June 26, 2003..................................        $0.4375             $3.1209
June 27, 2003 through December 26, 2003..................................        $0.4527             $3.5736
December 27, 2003 through June 26, 2004..................................        $0.4683             $4.0419
June 27, 2004 through December 26, 2004..................................        $0.4845             $4.5264
December 27, 2004 through June 26, 2005..................................        $0.5011             $5.0275
June 27, 2005 through December 26, 2005..................................        $0.5185             $5.5460
December 27, 2005 through June 26, 2006..................................        $0.5363             $6.0823

____________
Projected Supplemental Redemption Amount = $6.0823 per unit.

     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code, as amended (the "Code") prohibit various transactions between certain parties and the assets of employee benefit plans, unless an exemption is available; governmental plans may be subject to similar prohibitions. Because transactions between a plan and ML&Co. may be prohibited absent an exemption, each fiduciary, by its purchase of any MITTS Security on behalf of any plan, represents on behalf of itself and the plan, that the acquisition, holding and any subsequent disposition of the MITTS Security will not result in a violation of ERISA, the Code or any other applicable law or regulation.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .  incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .  annual report on Form 10-K for the year ended December 31, 1999;

     .  quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS


     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                       [LOGO] Merrill Lynch
----------                                 PROTECTED GROWTH(SM) INVESTING
                                     Pursuit of Growth, Protection of Principal

                           Merrill Lynch & Co., Inc.
            Russell 2000(R) Market Index Target-Term Securities(R)
                               due July 21, 2006
                             "MITTS(R) Securities"
                         $10 principal amount per unit
                                ______________

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

 The MITTS Securities:                                      Payment at maturity:
 .    100% principal protection at maturity.                .   On the maturity date, for each unit of the MITTS
 .    No payments before the maturity date.                     Securities you own, we will pay you an amount equal to
 .    Senior unsecured debt securities of Merrill Lynch &       the sum of the principal amount of each unit and an
      Co., Inc.                                                 additional amount based on the percentage increase, if
 .    Linked to the value of the Russell 2000 Index*, an        any, in the value of the Russell 2000 Index reduced by
      index designed to track the price performance of the      an annual adjustment factor of 2.35%.
      common stock of 2,000 corporations with small         .   At maturity, you will receive no less than the
      capitalizations relative to other stocks in the U.S.      principal amount of your MITTS Securities.
      equity market.
 .    The MITTS Securities are listed on the American
      Stock Exchange under the trading symbol "RSM".
 .    Closing date: July 21, 1999.

               Investing in the MITTS Securities involves risk.
          See "Risk Factors" beginning on page 6 of this prospectus.
                                ______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                ______________

                              Merrill Lynch & Co.

                                ______________

               The date of this prospectus              , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks and "Protected Growth" is a service mark of Merrill Lynch & Co., Inc.

* The use of, and reference to, the terms "Russell 2000" and "Russell 2000 Index" in this prospectus has been consented to by Frank Russell Company.

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
SUMMARY INFORMATION-Q&A.....................................................   3

RISK FACTORS................................................................   6

MERRILL LYNCH & CO., INC....................................................   9

RATIO OF EARNINGS TO FIXED CHARGES..........................................  10

DESCRIPTION OF THE MITTS SECURITIES.........................................  11

THE RUSSELL 2000 INDEX......................................................  18

OTHER TERMS.................................................................  20

PROJECTED PAYMENT SCHEDULE..................................................  23

ERISA CONSIDERATIONS........................................................  24

WHERE YOU CAN FIND MORE INFORMATION.........................................  24

INCORPORATION OF INFORMATION WE FILE WITH THE SEC...........................  24

PLAN OF DISTRIBUTION........................................................  25

EXPERTS.....................................................................  25

                           SUMMARY INFORMATION--Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Russell 2000 Market Index Target-Term Securities due July 21, 2006. You should carefully read this prospectus to fully understand the terms of the MITTS Securities, the Russell 2000 Index, and the tax and other considerations that are important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

What are the MITTS Securities?

     The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on July 21, 2006. We cannot redeem the MITTS Securities at any earlier date. We will not make any payments on the MITTS Securities until maturity.

     Each unit of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we have issued the MITTS Securities in the form of a global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the MITTS Securities. You should refer to the section "Description of the MITTS Securities--Depositary" in this prospectus.

What will I receive on the stated maturity date of the MITTS Securities?

     We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in possible increases in the Russell 2000 Index as reduced by the Adjustment Factor. On the stated maturity date, you will receive a payment on the MITTS Securities equal to the sum of two amounts: the "principal amount" and the "Supplemental Redemption Amount".

Principal amount

     The principal amount per unit is $10.

Supplemental Redemption Amount

     The Supplemental Redemption Amount per unit will equal:


       (Adjusted Ending Value - Starting Value)
$10 x  (--------------------------------------)
       (            Starting Value            )

but will not be less than zero.

     "Starting Value" equals 465.80, which was the closing value of the Russell 2000 Index on July 15, 1999, the date the MITTS Securities were priced for initial sale to the public.

     "Adjusted Ending Value" means the average of the values of the Russell 2000 Index at the close of the market on five business days before the maturity of the MITTS Securities as reduced on each day by the application of the Adjustment Factor. We may calculate the Adjusted Ending Value by reference to fewer than five or even a single day's closing value if, during the period shortly before the stated maturity date of the MITTS Securities, there is a disruption in the trading of a sufficient number of the component stocks included in the Russell 2000 Index or certain futures or options contracts relating to the Russell 2000 Index.

     The "Adjustment Factor" equals 2.35% per year and will be prorated based on a 365-day year and applied over the entire term of the MITTS Securities on each calendar day to reduce the closing values of the Russell 2000 Index used to calculate the Supplemental Redemption Amount during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate the Supplemental Redemption Amount during the Calculation Period will be approximately 15.18% less than the actual closing value of the Russell 2000 Index on each day during the Calculation Period. For a detailed discussion of how the Adjustment Factor will affect the value of the Russell 2000 Index used to calculate the Supplemental Redemption Amount, see "Description of the MITTS Securities--Payment at maturity" in this prospectus.

     For more specific information about the Supplemental Redemption Amount, please see the section "Description of the MITTS Securities" in this prospectus.

     We will pay you a Supplemental Redemption Amount only if the Adjusted Ending Value is greater than the Starting Value. If the Adjusted Ending Value is less than, or equal to, the Starting Value, the Supplemental Redemption Amount will be zero. We will pay you the principal amount of your MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.

 Examples

           Here are two examples of Supplemental Redemption Amount calculations assuming an investment term equal to that of the MITTS Securities and an Adjustment Factor of 2.35% per year:

 Example 1--The Russell 2000 Index, as adjusted, is below the Starting Value at maturity:

   Starting Value: 465.80
   Hypothetical closing value of the Russell 2000 Index at maturity: 512.38 Hypothetical Adjusted Ending Value: 434.60

                                                                                  (Supplemental
                                                                                   Redemption
                                                        (434.60 - 465.80)          Amount cannot
   Supplemental Redemption Amount (per unit) = $10.00 x (---------------) = $0.00  be less than
                                                        (     465.80    )          zero)

   Total payment at maturity (per unit) = $10 + $0 = $10


 Example 2--The Russell 2000 Index, as adjusted, is above the Starting Value at maturity:

  Starting Value: 465.80
   Hypothetical closing value of the Russell 2000 Index at maturity: 838.44 Hypothetical Adjusted Ending Value: 711.17

                                                     (711.17 - 465.80)
   Supplemental Redemption Amount (per unit) = $10 x (---------------) = $5.27
                                                     (     465.80    )


   Total payment at maturity (per unit) = $10 + $5.27 = $15.27

Who publishes the Russell 2000 Index and what does the Russell 2000 Index measure?

     The Russell 2000 Index is published by Frank Russell Company ("FRC") and is designed to track the performance of 2,000 common stocks of corporations with small capitalizations relative to other stocks in the U.S. equity market. Market capitalization is the value of a corporation's stock in the public market determined by multiplying the number of outstanding shares by the current price of a share. The corporations in the Russell 2000 Index are domiciled in the U.S. and its territories and their stocks are traded on the New York Stock Exchange, on the AMEX, or in the over-the-counter market.

     Please note that an investment in the MITTS Securities does not entitle you to any ownership interest in the stocks of the companies included in the Russell 2000 Index.

Are the MITTS Securities listed on a stock exchange?

     The MITTS Securities are listed on the AMEX under the trading symbol "RSM". You should be aware that the listing of the MITTS Securities on the AMEX does not necessarily ensure that a liquid trading market will be available for the MITTS Securities. You should review the section entitled "Risk Factors--There may be an uncertain trading market for the MITTS Securities" in this prospectus.

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the initial offering and sale of the MITTS Securities. MLPF&S intends to buy and sell MITTS Securities to create a secondary market for holders of the MITTS Securities. However, MLPF&S will not be obligated to engage in any of these market activities.

     MLPF&S will also be our agent for purposes of calculating, among other things, the Adjusted Ending Value and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as a subsidiary of ML&Co. and its responsibilities as calculation agent.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiaries and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co. see the section "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section entitled "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my investment?

     Yes, an investment in the MITTS Securities is subject to risk. Please refer to the section "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that if the Adjusted Ending Value does not exceed the Starting Value on the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Russell 2000 Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, was higher than the Starting Value at some time during the life of the MITTS Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity


     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of ML&Co. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the Russell 2000 Index

     FRC calculates the value of the Russell 2000 Index by reference to the prices of the common stocks included in the Russell 2000 Index without taking into consideration the value of the dividends paid on those stocks. The return on your MITTS Securities will not reflect the return you would realize if you actually owned the stocks included in the Russell 2000 Index and received the dividends paid on those stocks because of the cumulative effect of the reduction caused by the Adjustment Factor and because the value of the Russell 2000 Index is calculated by reference to the prices of the stocks included in the Russell 2000 Index without taking into consideration the value of dividends paid on those stocks.

There may be an uncertain trading market for the MITTS Securities

     Although the MITTS Securities are listed on the AMEX, you cannot assume that a trading market exists for the MITTS Securities. If a trading market does exist, there can be no assurance that there will be liquidity in the trading market. The existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, of the value of the Russell 2000 Index.

     If the trading market for the MITTS Securities is limited, there may be a limited number of buyers for your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the Russell 2000 Index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the Russell 2000 Index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the Russell 2000 Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value. If you choose to sell your MITTS Securities when the value of the Russell 2000 Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on that value because of the expectation that the Russell 2000 Index will continue to fluctuate until the Adjusted Ending Value is determined. If you choose to sell your MITTS Securities when the value of the Russell 2000 Index is below, or not sufficiently above, the Starting Value, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising U.S. dividend rates or dividends per share may increase the value of the Russell 2000 Index while falling U.S. dividend rates may decrease the value of the Russell 2000 Index.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in U.S. interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect that the trading value of the MITTS Securities will increase. Rising U.S. interest rates may lower the value of the Russell 2000 Index and, thus, the MITTS Securities. Falling U.S. interest rates may increase the value of the Russell 2000 Index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the Russell 2000 Index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. In general, if the volatility of the Russell 2000 Index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the Russell 2000 Index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before their maturity, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the Russell 2000 Index. This difference would reflect a "time premium" due to expectations concerning the value of the Russell 2000 Index during the period before the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the Russell 2000 Index are expected to affect the trading value of the MITTS Securities. In general, if dividend yields on the stocks included in the Russell 2000 Index increase, we expect that the value of the MITTS Securities will decrease and, conversely, if dividend yields on the stocks included in the Russell 2000 Index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the Russell 2000 Index at maturity, an improvement in our credit ratings will not reduce the investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the Russell 2000 Index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State law governs the 1983 Indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which include debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our other affiliates may from time to time buy or sell the stocks included in the Russell 2000 Index or futures or options in the Russell 2000 Index for our own accounts, for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and, in turn, the value of the Russell 2000 Index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts

     Our subsidiary, MLPF&S, is our agent for the purposes of calculating the Adjusted Ending Value and the Supplemental Redemption Amount payable to you at maturity. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with the calculation agent's determination as to whether the value of the Russell 2000 Index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the Russell 2000 Index. See the sections entitled "Description of the MITTS Securities--Adjustments to the Russell 2000 Index; Market Disruption Events" and "--Discontinuance of the Russell 2000 Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with our subsidiary to hedge the market risks associated with our obligation to pay the Supplemental Redemption Amount. Our subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for such an arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO.,INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                                 For the Three
                                                                 Year Ended Last Friday in December              Months Ended
                                                           1995       1996      1997      1998       1999       March 31, 2000
                                                           ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a).................      1.2        1.2       1.2       1.1       1.3             1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On July 21, 1999, ML&Co. issued an aggregate principal amount of $35,000,000 or 3,500,000 units of the MITTS Securities. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on July 21, 2006.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See the section entitled "--Payment at maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. If an Event of Default occurs with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "-- Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     ML&Co. issued the MITTS Securities in denominations of whole units of $10.00 per unit.

     The MITTS Securities do not have the benefit of any sinking fund.

Payment at maturity

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of that MITTS Security plus a Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Redemption Amount is not greater than zero, you will be entitled to receive only the principal amount of your MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                         (Adjusted Ending Value - Starting Value)
principal amount of each MITTS Security ($10 per unit) x (--------------------------------------)
                                                         (             Starting Value           )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 465.80, which was the closing value of the Russell 2000 Index on July 15, 1999, the date the MITTS Securities were priced for initial sale to the public.

     The "Adjusted Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Russell 2000 Index, as reduced by the application of the Adjustment Factor on each Calculation Day, determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days during the Calculation Period, then the Adjusted Ending Value will equal the average or arithmetic mean of the closing values of the Russell 2000 Index on those Calculation Days as reduced by the application of the Adjustment Factor on each Calculation Day. If there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the Russell 2000 Index on that Calculation Day as reduced by the application of the Adjustment Factor on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the Russell 2000 Index determined on the last scheduled Index Business Day in the Calculation Period as reduced by the application of the Adjustment Factor on that Calculation Day, regardless of the occurrence of a Market Disruption Event on that day.

     The "Adjustment Factor" equals 2.35% per year and will be applied over the entire term of the MITTS Securities. On each calendar day during the term of the MITTS Securities, we will apply this percentage on a prorated basis based on a 365-day year to reduce the value used to calculate the Supplemental Redemption Amount on each Calculation Day during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate the Supplemental Redemption Amount during the Calculation Period will be approximately 15.18% less than the actual closing value of the Russell 2000 Index on each Calculation Day during the Calculation Period.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day before the maturity date to and including the second scheduled Index Business Day before the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is a day on which the New York Stock Exchange and the AMEX are open for trading and the Russell 2000 Index or any successor index is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical returns

     The following table illustrates, for a range of hypothetical closing values of the Russell 2000 Index during the Calculation Period, assuming an initial investment of $10 per unit and an investment term from July 21, 1999 to July 21, 2006:

     . the percentage change from the Starting Value to the hypothetical closing value,

     . the Adjusted Ending Value used to calculate the Supplemental Redemption Amount,

     .  the total amount payable at maturity for each unit of MITTS Securities,

     .  the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of the MITTS Securities, and

     . the pretax annualized rate of return of an investment in the stocks included in the Russell 2000 Index, which includes an assumed aggregate dividend yield of 1.27% per annum, as more fully described below.

     For the purposes of calculating this table, we have applied an Adjustment Factor of 2.35% per annum.

  Hypothetical
closing value of         Percentage                                                                               Pretax
   the Russell             change                      Total amount                         Pretax              annualized
      2000                from the                      payable at                        annualized          rate of return
  Index during         Starting Value                  maturity per     Total rate of   rate of return          of stocks
       the                 to the          Adjusted       unit of       return on the       on the           included in the
   Calculation          hypothetical        Ending         MITTS            MITTS            MITTS             Russell 2000
     Period            closing value       Value(1)     Securities       Securities      Securities(2)         Index(2)(3)
  -------------        -------------    -------------   -----------      -----------    --------------       ----------------
       93.16               -80%            79.02         $10.00            0.00%              0.00%              -20.32%
      186.32               -60%           158.04         $10.00            0.00%              0.00%              -11.39%
      279.48               -40%           237.06         $10.00            0.00%              0.00%               -5.91%
      372.64               -20%           316.07         $10.00            0.00%              0.00%               -1.91%
      465.80(4)              0%           395.09         $10.00            0.00%              0.00%                1.27%
      558.96                20%           474.11         $10.18            1.78%              0.25%                3.91%
      652.12                40%           553.13         $11.87           18.75%              2.47%                6.18%
      745.28                60%           632.15         $13.57           35.71%              4.41%                8.17%
      838.44                80%           711.17         $15.27           52.68%              6.13%                9.94%
      931.60               100%           790.19         $16.96           69.64%              7.69%               11.54%
    1,024.76               120%           869.21         $18.66           86.60%              9.11%               13.00%
    1,117.92               140%           948.22         $20.36          103.57%             10.41%               14.35%
    1,211.08               160%         1,027.24         $22.05          120.53%             11.61%               15.60%
    1,304.24               180%         1,106.26         $23.75          137.50%             12.74%               16.76%
    1,397.40               200%         1,185.28         $25.45          154.46%             13.79%               17.85%

_________
(1) The Adjusted Ending Values specified in this column are approximately 15.18% less than the hypothetical closing values of the Russell 2000 Index as a result of the cumulative effect of the application of an Adjustment Factor of 2.35% per annum over the term of the MITTS Securities
(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(3)  This rate of return assumes:
     (a) a constant dividend yield of 1.27% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Russell 2000 Index at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the applicable hypothetical closing value;
     (b) no transaction fees or expenses in connection with purchasing and holding stocks included in the index;
     (c)  an investment term from July 21, 1999 to July 21, 2006; and
     (d) a final closing value of the Russell 2000 Index equal to the hypothetical closing value.
(4)  This is the Starting Value of the Russell 2000 Index.

        The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by you and the resulting total and pretax annualized rates of return will depend entirely on the actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Russell 2000 Index; Market Disruption Events

        If at any time FRC changes its method of calculating the Russell 2000 Index, or the value of the Russell 2000 Index changes, in any material respect, or if the Russell 2000 Index is in any other way modified so that the Russell 2000 Index does not, in the opinion of the calculation agent, fairly represent the value of the Russell 2000 Index if no changes or modifications had been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Russell 2000 Index is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Russell 2000 Index as if no changes or modifications had been made, and calculate the closing value with reference to the Russell 2000 Index, as adjusted. Accordingly, if the method of calculating the Russell 2000 Index is modified so that the value of the Russell 2000 Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the calculation agent shall adjust the Russell 2000 Index in order to arrive at a value of the Russell 2000 Index as if it had not been modified, e.g., as if the split had not occurred.

     "Market Disruption Event" means either of the following events as determined by the calculation agent:

     (a) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more of the stocks which then comprise the Russell 2000 Index; or

     (b) the suspension or material limitation, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the Russell 2000 Index, or any successor index, traded on any major U.S. exchange.

     For the purpose of the above definition:

     (1) a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange and

     (2) for the purpose of clause (a) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

Discontinuance of the Russell 2000 Index

     If FRC discontinues publication of the Russell 2000 Index and FRC or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Russell 2000 Index (a "successor index"), then, upon the calculation agent's notification of its determination to the trustee and ML&Co., the calculation agent will substitute the successor index as calculated by FRC or another entity for the Russell 2000 Index and calculate the closing value as described above under "-- Payment at maturity". Upon any selection by the calculation agent of a successor index, ML&Co. shall promptly give notice to the beneficial owners of the MITTS Securities by publication in a United States newspaper with a national circulation.

     In the event that the FRC discontinues publication of the Russell 2000 Index and:

     .    the calculation agent does not select a successor index, or

     .    the successor index is no longer published on any of the Calculation
          Days,

the calculation agent will compute a substitute value for the Russell 2000 Index in accordance with the procedures last used to calculate the Russell 2000 Index before any discontinuance. If a successor index is selected or the calculation agent calculates a value as a substitute for the Russell 2000 Index as described below, the successor index or value shall be substituted for the Russell 2000 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If FRC discontinues publication of the Russell 2000 Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no successor index is available at that time, then on each Business Day until the earlier to occur of:

     .    the determination of the Adjusted Ending Value and

     . a determination by the calculation agent that a successor index is available,

the calculation agent will determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these value to be made available by telephone.

     A "Business Day" is any day on which the NYSE and the AMEX are open for trading.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the Russell 2000 Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities occurs and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount of the MITTS Securities, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities, provided, however, that the Adjustment Factor will be applied to the values used to calculate the Supplemental Redemption Amount as if the MITTS Securities had not been accelerated and had remained outstanding to the stated maturity date. See the section entitled "--Payment at maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners, at the rate of 6.70% per annum, to the extent that payment of such interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of the amount has been made or duly provided for.

Depositary

  Description of the Global Securities

     The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of such issue, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

  Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                            THE RUSSELL 2000 INDEX

     Unless otherwise stated, all information in this prospectus on the index is derived from FRC or other publicly available sources. This information reflects the policies of FRC as stated in these sources and these policies are subject to change by FRC. FRC is under no obligation to continue to publish the Russell 2000 Index and may discontinue publication of the Russell 2000 Index at any time.

     The Russell 2000 Index is an index calculated, published and disseminated by FRC, and measures the composite price performance of stocks of 2,000 companies domiciled in the U.S. and its territories. All 2,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and form a part of the Russell 3000(R) Index. The Russell 3000(R) Index is composed of the 3,000 largest U.S. companies as determined by market capitalization.

     The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000(R) Index. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

     Only common stocks belonging to corporations domiciled in the U.S. and its territories are eligible for inclusion in the Russell 3000 Index and the Russell 2000 Index. Stocks traded on U.S. exchanges but domiciled in other countries are excluded. Preferred stock, convertible preferred stock, participating preferred stock, paired shares, warrants and rights are also excluded. Trust receipts, Royalty Trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds, and limited partnerships that are traded on U.S. exchanges, are also ineligible for inclusion. Real Estate Investment Trusts and Beneficial Trusts are eligible for inclusion, however. In general, only one class of securities of a company is allowed in the Russell 3000 Index, although exceptions to this general rule have been made where FRC has determined that each class of securities acts independent of the other.

     The primary criteria used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of shares outstanding. Based on closing values on May 31 of each year, FRC reconstitutes the composition of the Russell 3000 Index using the then existing market capitalizations of eligible companies. As of June 30 of each year, the Russell 2000 Index is adjusted to reflect the reconstitution of the Russell 3000 Index for that year. Real-time dissemination of the Russell 2000 Index began on January 1, 1987.

     As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current Russell 2000 Index value is calculated by adding the market values of the Russell 2000 Index's component stocks, which are derived by multiplying the price of each stock by the number of shares outstanding, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the "adjusted" capitalization of the Russell 2000 Index on the base date of December 31, 1986. To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the

Russell 2000 Index. In order to provide continuity for the Russell 2000 Index's value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     The value of the Russell 2000 Index is reported on the AMEX under the symbol "RTY", on Bloomberg under the symbol "RTY" and on Reuters under the symbol ".RUT".

     All disclosure contained in this prospectus regarding the Russell 2000 Index, or its publisher, is derived from publicly available information. All copyrights and other intellectual property rights relating to the Russell 2000 Index are owned by FRC. FRC has no relationship with ML&Co. or the MITTS Securities; it does not sponsor, endorse, authorize, sell or promote the MITTS Securities, and has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities.

     The Russell 2000 Index is a trademark of FRC and has been licensed for use by ML&Co. The MITTS Securities are not sponsored, endorsed, sold or promoted by FRC and FRC makes no representation regarding the advisability of investing in the MITTS Securities.

     The MITTS Securities are not sponsored, endorsed, sold or promoted by FRC. FRC makes no representation or warranty, express or implied, to the owners of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same. FRC's publication of the Russell 2000 Index in no way suggests or implies an opinion by FRC as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based. FRC's only relationship to ML&Co. is the licensing of certain trademarks, and trade names of FRC and of the Russell 2000 Index which is determined, composed and calculated by FRC without regard to ML&Co. or the MITTS Securities. FRC is not responsible for and has not reviewed the MITTS Securities or any associated literature or publications and FRC makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FRC reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. FRC has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities.

     FRC DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND FRC SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FRC MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ML&CO., INVESTORS, OWNERS OF THE MITTS SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. FRC MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRC HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations upon liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on disposition of Voting Stock of, and merger and sale of assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

               . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

               . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default" below.

Events of default

     Each of the following will be an Event of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of debt securities may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the regulations issued on June 11, 1996 by the Treasury Department (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, we have determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to$5.8659 per unit. This represents an estimated yield on the MITTS Securities equal to 6.70% per annum, compounded semiannually.

     The projected payment schedule, including both projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon the projected payment schedule for the MITTS Securities, including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.70% per annum, compounded semiannually, as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the MITTS Securities:

                                                                                             Total interest
                                                                                             deemed to have
                                                                    Interest deemed to    accrued on the MITTS
                                                                      accrue during       Securities as of end
                                                                      accrual period        of accrual period
                         Accrual Period                                 (per unit)             (per unit)
                         --------------                             ------------------    --------------------
July 21, 1999 through January 21, 2000...........................          $0.3378                $0.3378
January 22, 2000 through July 21, 2000...........................          $0.3463                $0.6841
July 22, 2000 through January 21, 2001...........................          $0.3579                $1.0420
January 22, 2001 through July 21, 2001...........................          $0.3699                $1.4119
July 22, 2001 through January 21, 2002...........................          $0.3823                $1.7942
January 22, 2002 through July 21, 2002...........................          $0.3951                $2.1893
July 22, 2002 through January 21, 2003...........................          $0.4084                $2.5977
January 22, 2003 through July 21, 2003...........................          $0.4220                $3.0197
July 22, 2003 through January 21, 2004...........................          $0.4362                $3.4559
January 22, 2004 through July 21, 2004...........................          $0.4507                $3.9066
July 22, 2004 through January 21, 2005...........................          $0.4659                $4.3725
January 22, 2005 through July 21, 2005...........................          $0.4815                $4.8540
July 22, 2005 through January 21, 2006...........................          $0.4976                $5.3516
January 22, 2006 through July 21, 2006...........................          $0.5143                $5.8659

_____________

Projected Supplemental Redemption Amount = $5.8659 per unit.

     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code, as amended (the "Code") prohibit various transactions between certain parties and the assets of employee benefit plans, unless an exemption is available; governmental plans may be subject to similar prohibitions. Because transactions between a plan and ML&Co. may be prohibited absent an exemption, each fiduciary, by its purchase of any MITTS Security on behalf of any plan, represents on behalf of itself and the plan, that the acquisition, holding and any subsequent disposition of the MITTS Security will not result in a violation of ERISA, the Code or any other applicable law or regulation.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                             [LOGO] Merrill Lynch
----------                                        PROTECTED GROWTH(SM) INVESTING
                                                 Pursuit of Growth, Protection
                                                         of Principal


                           Merrill Lynch & Co., Inc.
               S&P 500(R) Market Index Target-Term Securities(R)
                              due August 4, 2006
                             "MITTS(R) Securities"
                         $10 principal amount per unit

                                _______________

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the percentage increase, if
 .  Linked to the value of the S&P 500 Index.               any, in the value of the S&P 500 Index reduced by an
 .  The MITTS Securities are listed on the American         annual adjustment factor of 2.2%.
   Stock Exchange under the trading symbol "MPF".       .  At maturity, you will receive no less than the
 .  Closing date: August 4, 1999.                           principal amount of your MITTS Securities.


               Investing in the MITTS Securities involves risk.
          See "Risk Factors" beginning on page 6 of this prospectus.

                                _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.
                                _______________

                 The date of this prospectus is       , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks and "Protected Growth" is a service mark of Merrill Lynch & Co., Inc.

"Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Capital Services, Inc., and Merrill Lynch & Co., Inc. is an authorized sublicensee.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY INFORMATION-Q&A.....................................................   3

RISK FACTORS................................................................   6

MERRILL LYNCH & CO., INC....................................................   9

RATIO OF EARNINGS TO FIXED CHARGES..........................................  10

DESCRIPTION OF THE MITTS SECURITIES.........................................  11

THE S&P 500 INDEX...........................................................  18

OTHER TERMS.................................................................  20

PROJECTED PAYMENT SCHEDULE..................................................  23

ERISA CONSIDERATIONS........................................................  24

WHERE YOU CAN FIND MORE INFORMATION.........................................  24

INCORPORATION OF INFORMATION WE FILE WITH THE SEC...........................  25

PLAN OF DISTRIBUTION........................................................  26

EXPERTS.....................................................................  26

                           SUMMARY INFORMATION--Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the S&P 500(R) Market Index Target-Term Securities(R) due August 4, 2006. You should carefully read this prospectus to fully understand the terms of the MITTS Securities, the S&P 500(R) and the tax and other considerations that are important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

What are the MITTS Securities?

     The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on August 4, 2006. We cannot redeem the MITTS Securities at any earlier date. We will not make any payments on the MITTS Securities until maturity.

     Each unit of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we issued the MITTS Securities in the form of a global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the MITTS. You should refer to the section "Description of the MITTS Securities--Depositary" in this prospectus.

What will I receive on the stated maturity date of the MITTS Securities?

     We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in possible increases in the value of the S&P 500 Index as reduced by the Adjustment Factor. On the stated maturity date, you will receive a payment on the MITTS Securities equal to the sum of two amounts: the "principal amount" and the "Supplemental Redemption Amount".

Principal amount

     The principal amount per unit is $10.

Supplemental Redemption Amount

     The Supplemental Redemption Amount per unit will equal:

          (  Adjusted Ending Value - Starting Value  )
  $10  X  (------------------------------------------)
          (             Starting Value               )

but will not be less than zero.

     The "Starting Value" equals 1,341.03, the closing value of the S&P 500 Index on July 29, 1999, the date the MITTS Securities were priced for initial sale to the public.

     The "Adjusted Ending Value" means the average or arithmetic mean of the values of the S&P 500 Index at the close of the market on five business days before the maturity of the MITTS Securities as reduced on each day by the application of the Adjustment Factor. We may calculate the Adjusted Ending Value by reference to fewer than five or even a single day's closing value if, during the period shortly before the stated maturity date of the MITTS Securities, there is a disruption in the trading of a sufficient number of the stocks included in the S&P 500 Index or certain futures or options contracts relating to the S&P 500 Index.

     The "Adjustment Factor" equals 2.2% per year and will be prorated based on a 365-day year and applied over the entire term of the MITTS Securities on each calendar day to reduce the closing values of the S&P 500 Index used to calculate the Supplemental Redemption Amount during the Calculation Period. As a result of the cumulative effect of this reduction, the values of the S&P 500 Index used to calculate the Supplemental Redemption Amount during the Calculation Period will be approximately 14.28% less than the actual closing value of the S&P 500 Index on each day during the Calculation Period. For a detailed discussion of how the Adjustment Factor will affect the value of the S&P 500 Index used to calculate the Supplemental Redemption Amount, see "Description of the MITTS Securities-- Payment at maturity" in this prospectus.

     For more specific information about the Supplemental Redemption Amount, please see the section entitled "Description of the MITTS Securities--Payment at maturity" in this prospectus.

     We will pay you a Supplemental Redemption Amount only if the Adjusted Ending Value is greater than the Starting Value. If the Adjusted Ending Value is less than, or equal to, the Starting Value, the Supplemental Redemption Amount will be zero. We will pay you the principal amount of your MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.


Examples

     Here are two examples of Supplemental Redemption Amount calculations assuming an investment term equal to that of the MITTS Securities and an Adjustment Factor of 2.2% per year:

Example 1--The S&P 500 Index, as adjusted, is below the Starting Value at maturity:

  Starting Value: 1,341.03
  Hypothetical closing value of the S&P 500 Index at maturity: 1,475.13 Hypothetical Adjusted Ending Value: 1,264.43

                                                    ( 1,264.43 - 1,341.03 )
 Supplemental Redemption Amount (per unit) = $10 X  (-------------------- ) = $0.00   (Supplemental Redemption Amount cannot
                                                    (       1,341.03      )            be less than zero)

  Total payment at maturity (per unit) = $10 + $0 = $10

Example 2--The S&P 500 Index, as adjusted, is above the Starting Value at maturity:

  Starting Value: 1,341.03
  Hypothetical closing value of the S&P 500 Index at maturity: 2,413.85 Hypothetical Adjusted Ending Value: 2,069.07

                                                     ( 2,069.07 - 1,341.03 )
  Supplemental Redemption Amount (per unit) = $10 X  (-------------------- ) = $5.43
                                                     (      1,341.03       )

  Total payment at maturity (per unit) = $10 + $5.43 = $15.43


Who publishes the S&P 500 Index and what does the S&P 500 Index measure?

     The S&P 500 is published by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and is intended to provide an indication of the pattern of common stock price movement in the United States. The value of the S&P 500 is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The market value for the common stock of a company is the product of the market price per share of the common stock and the number of outstanding shares of common stock. Standard & Poor's chooses companies for inclusion in the S&P 500 with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market.

Are the MITTS Securities listed on a stock exchange?

     The MITTS Securities are listed on the AMEX under the trading symbol "MPF". You should be aware that the listing of the MITTS Securities on the AMEX does not necessarily ensure that a liquid trading market will be available for the MITTS Securities. You should review the section entitled "Risk Factors--There may be an uncertain trading market for the MITTS Securities" in this prospectus.

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the initial offering and sale of the MITTS Securities. MLPF&S intends to buy and sell the MITTS Securities to create a secondary market for holders of the MITTS Securities. However, MLPF&S will not be obligated to engage in any of these market activities or continue them once it has started.

     MLPF&S is also our agent for purposes of calculating, among other things, Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as a subsidiary of ML&Co. and its responsibilities as calculation agent.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiaries and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co. see the section entitled "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my investment?

     Yes, an investment in the MITTS Securities is subject to risk. Please refer to the section "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that if the Adjusted Ending Value does not exceed the Starting Value on the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the value of the S&P 500 Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, was higher than the Starting Value at some time during the life of the MITTS Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of ML&Co. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the S&P 500 Index

     The return on your MITTS Securities will not reflect the return you would realize if you actually owned the stocks included in the S&P 500 Index and received the dividends paid on those stocks because of the cumulative effect of the reduction caused by the Adjustment Factor and because the value of the S&P 500 Index is calculated by reference to the prices of the stocks included in the S&P 500 Index without taking into consideration the value of dividends paid on those stocks.

There may be an uncertain trading market for the MITTS Securities

     Although the MITTS Securities are listed on the AMEX under the trading symbol "MPF", you cannot assume that a trading market exists for the MITTS Securities. If a trading market does exist, there can be no assurance that there will be liquidity in the trading market. The existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, in the value of the S&P 500 Index.

     If the trading market for the MITTS Securities is limited, there may be a limited number of buyers for your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the S&P 500 Index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the S&P 500 Index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the S&P 500 Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value. If you choose to sell your MITTS Securities when the value of the S&P 500 Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on that value because of the expectation that the S&P 500 Index will continue to fluctuate until the Adjusted Ending Value is determined. If you choose to sell your MITTS Securities when the value of the S&P 500 Index is below, or not sufficiently above, the Starting Value, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising U.S. dividend rates or dividends per share may increase the value of the S&P 500 Index while falling U.S. dividend rates may decrease the value of the S&P 500 Index.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in U.S. interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Rising U.S. interest rates may lower the value of the S&P 500 Index and, thus, the MITTS Securities. Falling U.S. interest rates may increase the value of the S&P 500 Index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the S&P 500 Index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. In general, if the volatility of the S&P 500 Index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the S&P 500 Index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before their maturity, the MITTS Securities may trade at a value above that which would be expected based on the level of U.S. interest rates and the S&P 500 Index. This difference will reflect a "time premium" due to expectations concerning the value of the S&P 500 Index during the period before the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the S&P 500 Index are expected to affect the trading value of the MITTS Securities. In general, if dividend yields on the stocks included in the S&P 500 Index increase, we expect that the value of the MITTS Securities will decrease and, conversely, if dividend yields on the stocks included in the S&P 500 Index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the S&P 500 Index at maturity, an improvement in our credit ratings will not reduce the other investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the S&P 500 Index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State law governs the 1983 Indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks included in the S&P 500 Index or futures or options contracts on the S&P 500 Index for our own accounts for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and, in turn, the value of the S&P 500 Index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts

     Our subsidiary, MLPF&S, is our agent for the purposes of calculating the Adjusted Ending Value and the Supplemental Redemption Amount payable to you at maturity. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the S&P 500 Index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the S&P 500 Index. See the sections entitled "Description of the MITTS Securities-- Adjustments to the S&P 500 Index; Market Disruption Events" and "-- Discontinuance of the S&P 500 Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay the amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                              For the Three
                                                    Year Ended Last Friday in December        Months Ended
                                               1995     1996     1997      1998      1999    March 31, 2000
                                              ------   ------   ------    ------    ------   --------------
Ratio of earnings to fixed charges(a)........    1.2     1.2      1.2       1.1       1.3           1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On August 4, 1999, ML&Co. issued an aggregate principal amount of $90,000,000 or 9,000,000 units of MITTS Securities. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, which is more fully described in this prospectus.

     The MITTS Securities will mature on August 4, 2006.

     While at maturity a beneficial owner of a MITTS Security will receive the sum of the principal amount of the MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at maturity".

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. If an Event of Default occurs with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "-- Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     ML&Co. issued the MITTS Securities in denominations of whole units of $10 per unit.

     The MITTS Securities do not have the benefit of any sinking fund.

Payment at maturity

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of that MITTS Security plus a Supplemental Redemption Amount, if any, all as provided below. If the Adjusted Ending Value does not exceed the Starting Value, you will be entitled to receive only the principal amount of your MITTS Securities.

  Determination of the Supplemental Redemption Amount

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                         ( Adjusted Ending Value - Starting Value )
principal amount of each MITTS Security ($10 per unit) X (----------------------------------------)
                                                         (              Starting Value            )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 1,341.03, the closing value of the S&P 500 Index on July 29, 1999, the day the MITTS Securities were priced for initial sale to the public.

     The "Adjusted Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the S&P 500 Index, as reduced by the application of the Adjustment Factor on each Calculation Day, determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days during the Calculation Period, then the Adjusted Ending Value will equal the average or arithmetic mean of the closing values of the S&P 500 Index on those Calculation Days, as reduced by the application of the Adjustment Factor on each Calculation Day. If there is only one Calculation Day during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the S&P 500 Index on that Calculation Day, as reduced by the application of the Adjustment Factor on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the S&P 500 Index determined on the last scheduled Index Business Day in the Calculation Period, as reduced by the application of the Adjustment Factor on that day, regardless of the occurrence of a Market Disruption Event on that Index Business Day.

     The "Adjustment Factor" equals 2.2% per year and will be applied over the entire term of the MITTS Securities. On each calendar day during the term of the MITTS Securities, we will apply this percentage on a prorated basis based on a 365-day year to reduce the value of the S&P 500 Index used to calculate the Supplemental Redemption Amount during the Calculation Period. As a result of the cumulative effect of this reduction, the values of the S&P 500 Index used to calculate your Supplemental Redemption Amount during the Calculation Period will be approximately 14.28% less than the actual value of the S&P 500 Index on each day during the Calculation Period.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day before the maturity date to and including the second scheduled Index Business Day before the maturity date.

     A "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is any day on which the NYSE and the AMEX are open for trading and the S&P 500 Index or any successor index is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and the holders and beneficial owners of the MITTS Securities.

Hypothetical returns

     The following table illustrates, for a range of hypothetical closing values of the S&P 500 Index during the Calculation Period, assuming an initial investment of $10 per unit and an investment term from August 4, 1999 to August 4, 2006:


     . the percentage change from the Starting Value to the hypothetical closing value,

     . the Adjusted Ending Value used to calculate the Supplemental Redemption Amount,

     .    the total amount payable at maturity for each unit of MITTS
          Securities,

     .    the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of MITTS Securities, and

     . the pretax annualized rate of return of an investment in the stocks included in the S&P 500 Index, which includes an assumed aggregate dividend yield of 1.22% per annum, as more fully described below.

     For the purposes of calculating this table, we have applied the Adjustment Factor of 2.2% per annum.

                                                                                                            Pretax
 Hypothetical       Percentage                     Total amount                            Pretax       annualized rate
closing value    change from the                    payable at                         annualized rate   of return of
  during the      Starting Value     Adjusted      maturity per      Total rate of    of return on the  stocks included
 calculation     to hypothetical      Ending       unit of the       return on the          MITTS       in the S&P 500
    period        closing value      Value(1)    MITTS Securities  MITTS Securities     Securities(2)     Index(2)(3)
-------------    ---------------    ----------   ----------------  ----------------   ----------------  ---------------
    268.21            -80.00%          229.90          $10.00             0.00%              0.00%            -20.37%
    536.41            -60.00%          459.79          $10.00             0.00%              0.00%            -11.44%
    804.62            -40.00%          689.69          $10.00             0.00%              0.00%             -5.96%
  1,072.82            -20.00%          919.59          $10.00             0.00%              0.00%             -1.95%
  1,341.03(4)           0.00%        1,149.48          $10.00             0.00%              0.00%              1.22%
  1,609.24             20.00%        1,379.38          $10.29             2.86%              0.40%              3.86%
  1,877.44             40.00%        1,609.28          $12.00            20.00%              2.62%              6.13%
  2,145.65             60.00%        1,839.17          $13.71            37.15%              4.56%              8.12%
  2,413.85             80.00%        2,069.07          $15.43            54.29%              6.29%              9.89%
  2,682.06            100.00%        2,298.97          $17.14            71.43%              7.84%             11.49%
  2,950.27            120.00%        2,528.86          $18.86            88.58%              9.26%             12.95%
  3,218.47            140.00%        2,758.76          $20.57           105.72%             10.57%             14.29%
  3,486.68            160.00%        2,988.66          $22.29           122.86%             11.77%             15.54%
  3,754.88            180.00%        3,218.55          $24.00           140.01%             12.90%             16.70%
  4,023.09            200.00%        3,448.45          $25.71           157.15%             13.95%             17.79%

_________
(1) The Adjusted Ending Values specified in this column are approximately 14.28% less than the hypothetical closing values of the S&P 500 Index as a result of the application of the Adjustment Factor of 2.2% per annum over the term of the MITTS Securities.
(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(3)  This rate of return assumes:
     (a) a percentage change in the aggregate price of the stocks that equals the percentage change in the S&P 500 Index from the Starting Value to the relevant hypothetical closing value;
     (b) a constant dividend yield of 1.22% per annum, paid quarterly from the date of initial delivery of the MITTS Securities, applied to the value of the S&P 500 Index at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the applicable hypothetical closing value;
     (c)  no transaction fees or expenses; and
     (d)  an investment term from August 4, 1999 to August 4, 2006.
(4)  This is the Starting Value of the S&P 500 Index.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by you and the resulting total and pretax annualized rates of return will depend entirely on the actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the S&P 500 Index; Market Disruption Events

     If at any time Standard & Poor's changes its method of calculating the S&P 500 Index, or the value of the S&P 500 Index changes, in any material respect, or if the S&P 500 Index is in any other way modified so that the S&P 500 Index does not, in the opinion of the calculation agent, fairly represent the value of the S&P 500 Index had those changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value of the S&P 500 Index is to be calculated, make those adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index as if those changes or modifications had not been made, and calculate the closing value with reference to the S&P 500 Index, as so adjusted. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of the S&P 500 Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the calculation agent shall adjust the S&P 500 Index in order to arrive at a value of the S&P 500 Index as if it had not been modified, e.g., as if a split had not occurred.

     "Market Disruption Event" means either of the following events as determined by the calculation agent:

     (A) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more of the stocks which then comprise the S&P 500 Index; or

     (B) the suspension or material limitation, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the S&P 500 Index, or any successor index, which are traded on any major U.S. exchange.

     For the purpose of the above definition:

     (1) a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange and

     (2) for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

Discontinuance of the S&P 500 Index

     If Standard & Poor's discontinues publication of the S&P 500 Index and Standard & Poor's or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the S&P 500 Index (a "successor index"), then, upon the calculation agent's notification of its determination to the trustee and ML&Co., the calculation agent will substitute the successor index as calculated by Standard & Poor's or any other entity for the S&P 500 Index and calculate the Adjusted Ending Value as described above under "Payment at maturity". Upon any selection by the calculation agent of a successor index, ML&Co. shall promptly give notice to the beneficial owners of the MITTS Securities by publication in a United States newspaper with a national circulation.

     In the event that Standard & Poor's discontinues publication of the S&P 500 Index and:

     .    the calculation agent does not select a successor index, or

     .    the successor index is no longer published on any of the Calculation
          Days,

the calculation agent will compute a substitute value for the S&P 500 Index in accordance with the procedures last used to calculate the S&P 500 Index before any discontinuance. If a successor index is selected or the calculation agent calculates a value as a substitute for the S&P 500 Index as described below, the successor index or value will be used as a substitute for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If Standard & Poor's discontinues publication of the S&P 500 Index before the Calculation Period and the calculation agent determines that no successor index is available at that time, then on each Business Day until the earlier to occur of:

     .    the determination of the Ending Value and

     . a determination by the calculation agent that a successor index is available,

the calculation agent will determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

     A "Business Day" is any day on which the NYSE and the AMEX are open for trading.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount of MITTS Securities, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities, provided, however, the Adjustment Factor will be applied to the values used to calculate the Supplemental Redemption Amount as if the MITTS Securities had not been accelerated and had remained outstanding to the stated maturity date. See the section entitled "--Payment at maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity date or upon acceleration, from and after the maturity date the MITTS Securities will bear interest, payable upon demand of their beneficial owners, at the rate of 7% per annum to the extent that payment of any interest is legally enforceable on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Depositary

  Description of the Global Securities

     The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of such issue, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

  Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                               THE S&P 500 INDEX

     Standard & Poor's publishes the S&P 500 Index. The S&P 500 Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Standard & Poor's chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor's include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. The Index is comprised of the common stocks of companies in four main groups:
Industrials, Utilities, Transportation and Financial. Standard & Poor's may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

     The value of the S&P 500 Index is reported on the AMEX and on Bloomberg under the symbol "SPX".

     The S&P 500 Index does not reflect the payment of dividends on the stocks included in the S&P 500 Index. Because of this, and due to the application of the Adjustment Factor, the return on the MITTS Securities will not be the same return you would receive if you were to purchase these stocks and hold them for a period equal to the term of the MITTS Securities.

Computation of the S&P 500 Index

     Standard & Poor's currently computes the S&P 500 Index as of a particular time as follows:

     (a) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

     (b) the market values of all component stocks as of that time are aggregated;

     (c) the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

     (d) the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

     (e) the current aggregate market value of all component stocks is divided by the Base Value; and

     (f)  the resulting quotient, expressed in decimals, is multiplied by ten.

     While Standard & Poor's currently employs the above methodology to calculate the S&P 500 Index, no assurance can be given that Standard & Poor's will not modify or change this methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of MITTS Securities upon maturity or otherwise.

     Standard & Poor's adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by Standard & Poor's to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

     .    the issuance of stock dividends,

     . the granting to shareholders of rights to purchase additional shares of stock,

     . the purchase of shares by employees pursuant to employee benefit plans,

     .    consolidations and acquisitions,

     . the granting to shareholders of rights to purchase other securities of ML&Co.,

     . the substitution by Standard & Poor's of particular component stocks in the S&P 500 Index, and

     .    other reasons.

     In these cases, Standard & Poor's first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:


                                       new base value
                 old base value  x  --------------------  =  new market value old market value

     The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the S&P 500 Index.

License Agreement

     Standard & Poor's does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included in that index. Standard & Poor's makes no warranty, express or implied, as to results to be obtained by ML&Co., MLPF&S, holders of the MITTS Securities, or any other person or entity from the use of the S&P 500 Index or any data included therein in connection with the rights licensed under the license agreement described in this prospectus or for any other use. Standard & Poor's makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500 Index or any data included therein. Without limiting any of the above, in no event shall Standard & Poor's have any liability for any special, punitive, indirect or consequential damage, including lost profits, even if notified of the possibility of these damages.

     Standard & Poor's and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by Standard & Poor's in connection with certain securities, including the MITTS Securities, and ML&Co. is an authorized sublicensee under that agreement.

     The license agreement between Standard & Poor's and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this prospectus:

     "The MITTS Securities are not sponsored, endorsed, sold or promoted by Standard & Poor's. Standard & Poor's makes no representation or warranty, express or implied, to the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or the ability of the S&P 500 Index to track general stock market performance. Standard & Poor's only relationship to Merrill Lynch Capital Services, Inc. and ML&Co. (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of Standard & Poor's and of the S&P 500 Index which is determined, composed and calculated by Standard & Poor's without regard to ML&Co. or the MITTS Securities. Standard & Poor's has no obligation to take the needs of ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the S&P 500 Index. Standard & Poor's is not responsible for and has not participated in the determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities are to initially be sold, or quantities of the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be converted into cash. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities."

     All disclosures contained in this prospectus regarding the above S&P 500 Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by Standard & Poor's. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of this information.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations upon liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on disposition of Voting Stock of, and merger and sale of assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default" below.

Events of Default

     Each of the following will be an Event of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of debt securities may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the regulations issued on June 11, 1996 by the Treasury Department (the "Final Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments such as the MITTS Securities, we have determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $6.1915 per unit. This represents an estimated yield on the MITTS Securities equal to 7% per annum, compounded semiannually.

     The projected payment schedule, including both the projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon a projected payment schedule for the MITTS Securities, including both the projected Supplemental Redemption Amount and the estimated yield equal to 7% per annum, compounded semiannually, as determined by ML&Co. for purposes of applying the Final Regulations to the MITTS Securities:

                                                                                              Total interest
                                                                                              deemed to have
                                                                                                accrued on
                                                                       Interest deemed       MITTS Securities
                                                                      to accrue during         as of end of
                                                                       accrual period         accrual period
                          Accrual Period                                 (per unit)             (per unit)
                          --------------                              ----------------       ----------------
August 4, 1999 through February 4, 2000...........................          $0.3529                $0.3529
February 5, 2000 through August 4, 2000...........................          $0.3624                $0.7153
August 5, 2000 through February 4, 2001...........................          $0.3750                $1.0903
February 5, 2001 through August 4, 2001...........................          $0.3882                $1.4785
August 5, 2001 through February 4, 2002...........................          $0.4017                $1.8802
February 5, 2002 through August 4, 2002...........................          $0.4158                $2.2960
August 5, 2002 through February 4, 2003...........................          $0.4304                $2.7264
February 5, 2003 through August 4, 2003...........................          $0.4454                $3.1718
August 5, 2003 through February 4, 2004...........................          $0.4610                $3.6328
February 5, 2004 through August 4, 2004...........................          $0.4772                $4.1100
August 5, 2004 through February 4, 2005...........................          $0.4938                $4.6038
February 5, 2005 through August 4, 2005...........................          $0.5112                $5.1150
August 5, 2005 through February 4, 2006...........................          $0.5290                $5.6440
February 5, 2006 through August 4, 2006...........................          $0.5475                $6.1915

_____________
Projected Supplemental Redemption Amount = $6.1915 per unit.


     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code, as amended (the "Code") prohibit various transactions between certain parties and the assets of employee benefit plans, unless an exemption is available; governmental plans may be subject to similar prohibitions. Because transactions between a plan and ML&Co. may be prohibited absent an exemption, each fiduciary, by its purchase of any MITTS Security on behalf of any plan, represents on behalf of itself and the plan, that the acquisition, holding and any subsequent disposition of the MITTS Security will not result in a violation of ERISA, the Code or any other applicable law or regulation.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS


     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with the+ + Securities and Exchange Commission is effective. This prospectus is not an + + offer to sell these securities and is not soliciting an offer to buy these +
+ securities in any state where the offer and sale is not permitted.           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                                  [LOGO] Merrill Lynch
----------                                             PROTECTED GROWTH(SM) INVESTING
                                                 Pursuit of Growth, Protection of Principal


                           Merrill Lynch & Co., Inc.
               Nikkei 225 Market Index Target-Term Securities(R)
                               due August 4, 2006
                             "MITTS(R) Securities"
                         $10 principal amount per unit
                                _______________

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the percentage increase, if
 .  Linked to the value of the Nikkei 225 Index.            any, in the value of the Nikkei 225 Index, multiplied
 .  The MITTS Securities are listed on the American         by a participation rate of 120%.
   Stock Exchange under the trading symbol "NKM".       .  At maturity, you will receive no less than the
 .  Closing date: August 4, 1999.                           principal amount of your MITTS Securities.

                Investing in the MITTS Securities involves risk.
           See "Risk Factors" beginning on page 6 of this prospectus.

                                _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.

                                _______________

                    The date of this prospectus is  , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks and "Protected Growth" is a service mark of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY INFORMATION-Q&A...................................................   3

RISK FACTORS..............................................................   6

MERRILL LYNCH & CO., INC..................................................  10

RATIO OF EARNINGS TO FIXED CHARGES........................................  11

DESCRIPTION OF THE MITTS SECURITIES.......................................  12

THE NIKKEI 225 INDEX......................................................  19

OTHER TERMS...............................................................  20

PROJECTED PAYMENT SCHEDULE................................................  24

ERISA CONSIDERATIONS......................................................  25

WHERE YOU CAN FIND MORE INFORMATION.......................................  25

INCORPORATION OF INFORMATION WE FILE WITH THE SEC.........................  25

PLAN OF DISTRIBUTION......................................................  26

EXPERTS...................................................................  26

                            SUMMARY INFORMATION--Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Nikkei 225 Market Index Target-Term Securities(R) due August 4, 2006. You should carefully read this prospectus to fully understand the terms of the MITTS Securities, the Nikkei Stock Average (the "Nikkei 225 Index"), and the tax and other considerations that are important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

What are the MITTS Securities?

     The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on August 4, 2006. We cannot redeem the MITTS Securities at any earlier date. We will not make any payments on the MITTS Securities until maturity.

     Each unit of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we have issued the MITTS Securities in the form of a global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the MITTS Securities. You should refer to the section "Description of the MITTS Securities--Depositary" in this prospectus.

What will I receive on the stated maturity date of the MITTS Securities?

     We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in possible increases in the Nikkei 225 Index, an index measuring the composite price performance of selected Japanese stocks. On the stated maturity date, you will receive a payment on the MITTS Securities equal to the sum of two amounts: the "principal amount" and the "Supplemental Redemption Amount".

Principal amount

     The principal amount per unit is $10.

Supplemental Redemption Amount

     The Supplemental Redemption Amount per unit will equal:

      ( Ending Value - Starting Value )
$10 X ( ----------------------------- ) X Participation Rate
      (      Starting Value           )

but will not be less than zero.

     The "Ending Value" means the average of the values of the Nikkei 225 Index at the close of the market on five business days shortly before the maturity of the MITTS Securities. We may calculate the Ending Value by reference to fewer than five or even by reference to a single day's closing value if, during the period prior to the stated maturity date of the MITTS Securities, there is a disruption in the trading of the component stocks comprising the Nikkei 225 Index or certain future or option contracts relating to the Nikkei 225 Index.

     The "Starting Value" equals 17,869.92, the closing value of the Nikkei 225 Index on July 29, 1999, the date the MITTS Securities were priced for initial sale to the public.

     The "Participation Rate" equals 120%.

     For more specific information about the Supplemental Redemption Amount, please see the section "Description of the MITTS Securities" in this prospectus.

     We will pay you a Supplemental Redemption Amount only if the Ending Value is greater than the Starting Value. If the Ending Value is less than, or equal to, the Starting Value, the Supplemental Redemption Amount will be zero. We will pay you the principal amount of the MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.

Examples

     Here are two examples of Supplemental Redemption Amount calculations:

Example 1--The Nikkei 225 Index is below the Starting Value at maturity:

  Starting Value: 17,869.92
  Hypothetical Ending Value: 16,976.42

                                                    ( 16,976.42 - 17,869.92 )
  Supplemental Redemption Amount (per unit) = $10 x ( --------------------- ) x 120% = $0.00   (Supplemental Redemption Amount
                                                    (         17,869.92     )                     cannot be less than zero.)

  Total payment at maturity (per unit) = $10 + $0 = $10

Example 2--The Nikkei 225 Index is above the Starting Value at maturity:

  Starting Value: 17,869.92
  Hypothetical Ending Value: 32,165.86

                                                    ( 32,165.86 - 17,869.92 )
  Supplemental Redemption Amount (per unit) = $10 x ( --------------------- ) x 120% = $9.60
                                                    (      17,869.92        )

  Total payment at maturity (per unit) = $10 + $9.60 = $19.60

Who publishes the Nikkei 225 Index and what does the Nikkei 225 Index measure?


     The Nikkei 225 Index is a stock index published by Nihon Keizai Shimbun, Inc. ("NKS") that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 common stocks traded on the Tokyo Stock Exchange (the "TSE") and represents a broad cross section of Japanese industry. All 225 underlying stocks (the "Underlying Stocks") are stocks listed in the First Section of the TSE and are, therefore, among the most actively traded stocks on the TSE. The Nikkei 225 Index is a modified, price-weighted index, which means an Underlying Stock's weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer.

     Please note that an investment in the MITTS Securities does not entitle you to any ownership interest in the stocks of the companies included in the Nikkei 225 Index.

Are the MITTS Securities listed on a stock exchange?

     The MITTS Securities are listed on the AMEX under the symbol "NKM". You should be aware that the listing of the MITTS Securities on the AMEX does not necessarily ensure that a liquid trading market is available for the MITTS Securities. You should review the section entitled "Risk Factors"-- There may be an uncertain trading market for the MITTS Securities" in this prospectus.

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the initial offering and sale of the MITTS Securities. MLPF&S intends to buy and sell MITTS Securities to create a secondary market for holders of the MITTS Securities. However, MLPF&S will not be obligated to engage in any of these market activities.

     MLPF&S is also our agent for purposes of calculating, among other things, the Ending Value and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as our subsidiary and its responsibilities as calculation agent.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiaries and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co. see the section "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents ML&Co. has filed with the SEC, which you can find by referring to the section entitled "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my investment?

     Yes, an investment in the MITTS Securities is subject to risk. Please refer to the section "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that if the Ending Value does not exceed the Starting Value on the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Nikkei 225 Index was higher than the Starting Value at some time during the life of the MITTS Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS Securities.

     If the Ending Value exceeds the Starting Value, then the Participation Rate will enhance the amount of the Supplemental Redemption Amount received at maturity. However, if the Ending Value does not exceed the Starting Value, you will receive only the principal amount of your MITTS Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the Nikkei 225 Index

     Your return will not reflect the return you would realize if you actually owned the stocks underlying the Nikkei 225 Index and received the dividends paid on those stocks because NKS calculates the Nikkei 225 Index by reference to the prices of the common stocks comprising the Nikkei 225 Index without taking into consideration the value of dividends paid on those stocks.

Your return will not be adjusted for changes in currency exchange rates

     Although the stocks included in the Nikkei 225 Index are traded in Japanese yen and the MITTS Securities are denominated in U.S. dollars, we will not adjust the amount payable at maturity for the currency exchange rate in effect at the maturity of the MITTS Securities. Any amount in addition to the principal amount of each unit payable to you at maturity is based solely upon the percentage increase in the Nikkei 225 Index. Changes in exchange rates, however, may reflect changes in the Japanese economy which in turn may affect the value of the Nikkei 225 Index and the MITTS Securities.

There may be an uncertain trading market for the MITTS Securities

     The MITTS Securities are listed on the AMEX under the trading symbol "NKM". You cannot assume that a trading market exists for the MITTS Securities. If a trading market does exist, there can be no assurance that there will be liquidity in the trading market. The existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the increase, if any, in the value of the Nikkei 225 Index.

     If the trading market for the MITTS Securities is limited, there may be a limited number of buyers for your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the Nikkei 225 Index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the Nikkei 225 Index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount, if any, by which the Nikkei 225 Index exceeds the Starting Value. If you choose to sell your MITTS Securities when the value of the Nikkei 225 Index exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on this value because of the expectation that the Nikkei 225 Index will continue to fluctuate until the Ending Value is determined. If you choose to sell your MITTS Securities when the value of the Nikkei 225 Index is below, or not sufficiently above, the Starting Value, you may receive less than the $10 principal amount per unit of your MITTS Securities. In general, rising Japanese dividend rates, or dividends per share, may increase the value of the Nikkei 225 Index while falling Japanese dividend rates may decrease the value of the Nikkei 225 Index. Political, economic and other developments that affect the stocks underlying the Nikkei 225 Index may also affect the value of the Nikkei 225 Index and, indirectly, the value of the MITTS Securities.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect that the trading value of the MITTS Securities will increase. In general, if interest rates in Japan increase, we expect that the trading value of the MITTS Securities will increase. If interest rates in Japan decrease, we expect that the trading value of the MITTS Securities will decrease. The level of interest rates in Japan may also affect the Japanese economy and, in turn, the value of the Nikkei 225 Index. Rising interest rates may lower the value of the Nikkei 225 Index and, thus, the MITTS Securities. Falling interest rates may increase the value of the Nikkei 225 Index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the Nikkei 225 Index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. In general, if the volatility of the Nikkei 225 Index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the Nikkei 225 Index decreases, we expect that the trading value of the MITTS Securities will decrease.

     Volatility of the Japanese yen/U.S. dollar exchange rate. The Japanese yen/U.S. dollar rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar (the "JPY/USD Rate"). The JPY/USD Rate increases when the U.S. dollar appreciates relative to the Japanese yen. The JPY/USD Rate is expressed as a rate that reflects the amount of Japanese yen that can be purchased for one U.S. dollar. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. In general, if the volatility of the JPY/USD Rate increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the JPY/USD Rate decreases, we expect that the trading value of the MITTS Securities will decrease.

     Correlation Between the JPY/USD Rate and the Nikkei 225 Index. Correlation is the term used to describe the relationship between the percentage changes in the JPY/USD Rate and the percentage changes in the Nikkei 225 Index. In general, if the correlation between the JPY/USD Rate and the Nikkei 225 Index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the correlation between the JPY/USD Rate and the Nikkei 225 Index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before their maturity, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the value of the Nikkei 225 Index. This difference will reflect a "time premium" due to expectations concerning the value of the Nikkei 225 Index during the period before the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the Nikkei 225 Index are expected to affect the trading value of the MITTS Securities. In general, if dividend yields on the stocks included in the Nikkei 225 Index increase, we expect that the value of the MITTS Securities will decrease and, conversely, if dividend yields on these stocks decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the Nikkei 225 Index at maturity, an improvement in our credit ratings will not reduce the other investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the Nikkei 225 Index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State law governs the 1983 Indenture under which the MITTS Securities were issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the MITTS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Risks associated with the Japanese securities markets

     The Underlying Stocks that constitute the Nikkei 225 Index have been issued by Japanese companies. You should be aware that investments in securities indexed to the value of Japanese equity securities involve certain risks. The Japanese securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets and cross-shareholdings in Japanese companies on those markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

     Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors, which could negatively affect the Japanese securities markets, include the possibility of recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks underlying the Nikkei 225 Index or future or option contracts in the Nikkei 225 Index for our own accounts for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and, in turn, the value of the Nikkei 225 Index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts

     Our subsidiary, MLPF&S, is our agent for the purposes of calculating the Ending Value and the Supplemental Redemption Amount payable to you at maturity. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the Nikkei 225 Index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the Nikkei 225 Index. See the sections entitled "Description of the MITTS Securities--Adjustments to the Nikkei 225 Index; Market Disruption Events" and "--Discontinuance of the Nikkei 225 Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                           Year Ended Last Friday in December              For the Three
                                                                                                           Months Ended
                                                     1995       1996      1997      1998       1999       March 31, 2000
                                                   ---------  --------  --------  --------  ----------  -------------------
Ratio of earnings to fixed charges(a)............     1.2        1.2       1.2       1.1        1.3              1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On August 4, 1999, ML&Co. issued an aggregate principal amount of $75,000,000 or 7,500,000 units of the MITTS Securities. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, which is more fully described in this prospectus.

     The MITTS Securities will mature on August 4, 2006.

     While at maturity a beneficial owner of a MITTS Security will receive the sum of the principal amount of each MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See the section entitled "--Payment at maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. If an Event of Default occurs with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "-- Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     ML&Co. issued the MITTS Securities in denominations of whole units of $10.00 per unit.

     The MITTS Securities do not have the benefit of any sinking fund.

Payment at maturity

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of that MITTS Security plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Value does not exceed the Starting Value, you will be entitled to receive only the principal amount of your MITTS Securities.

 Determination of the Supplemental Redemption Amount

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                        ( Ending Value - Starting Value )
Principal amount of the MITTS Security ($10 per unit) X ( ----------------------------- ) X Participation Rate
                                                        (         Starting Value        )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 17,869.92, the closing value of the Nikkei 225 Index on July 29, 1999, the date the MITTS Securities were priced for initial sale to the public.

     The "Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Nikkei 225 Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Value will equal the average or arithmetic mean of the closing values of the Nikkei 225 Index on those Calculation Days, and if there is only one Calculation Day, then the Ending Value will equal the closing value of the Nikkei 225 Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will equal the closing value of the Nikkei 225 Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Participation Rate" equals 120%.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     A "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" means a day on which the New York Stock Exchange and the AMEX are open for trading and the Nikkei 225 Index or any successor index is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and the holders and beneficial owners of the MITTS Securities.

Hypothetical returns

     The following table illustrates, for a range of hypothetical Ending Values of the Nikkei 225 Index during the Calculation Period, assuming an initial investment of $10 per unit and an investment term from August 4, 1999 to August 4, 2006:

     . the percentage change from the Starting Value to the hypothetical Ending Value,

     .    the total amount payable at maturity for each unit of MITTS
          Securities,

     .    the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of MITTS Securities, and

     . the pretax annualized rate of return of an investment in the stocks included in the Nikkei 225 Index, which includes an assumed aggregate dividend yield of .70% per annum, as more fully described below.

                                        Total amount                                              Pretax annualized
 Hypothetical        Percentage          payable at                            Pretax               rate of return
 Ending Value     Change from the       maturity per     Total rate of     annualized rate             of stocks
 during the       Starting Value to      unit of the     return on the     of return on the         underlying the
 Calculation       the hypothetical         MITTS            MITTS             MITTS                  Nikkei 225
   Period            Ending Value       Securities(1)    Securities(1)      Securities(1)(2)         Index(2)(3)
-------------     -----------------     -------------   ---------------    ------------------   ---------------------
 3,573.98                     -80%             10.00            0.00%                 0.00%                  -20.95%
 7,147.97                     -60%             10.00            0.00%                 0.00%                  -11.97%
10,721.95                     -40%             10.00            0.00%                 0.00%                   -6.48%
14,295.94                     -20%             10.00            0.00%                 0.00%                   -2.47%
17,869.92(4)                    0%             10.00            0.00%                 0.00%                    0.70%
21,443.90                      20%             12.40           24.00%                 3.09%                    3.33%
25,017.89                      40%             14.80           48.00%                 5.68%                    5.59%
28,591.87                      60%             17.20           72.00%                 7.89%                    7.57%
32,165.86                      80%             19.60           96.00%                 9.84%                    9.33%
35,739.84                     100%             22.00          120.00%                11.58%                   10.92%
39,313.82                     120%             24.40          144.00%                13.15%                   12.37%
42,887.81                     140%             26.80          168.00%                14.58%                   13.70%
46,461.79                     160%             29.20          192.00%                15.90%                   14.94%
50,035.78                     180%             31.60          216.00%                17.12%                   16.09%
53,609.76                     200%             34.00          240.00%                18.25%                   17.16%

________________
(1)  The table assumes a Participation Rate of 120%.
(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(3)  This rate of return assumes:
     (a) a percentage change in the aggregate price of the Underlying Stocks that equals the percentage change in the Nikkei 225 Index from the Starting Value to the relevant hypothetical Ending Value;
     (b) a constant dividend yield of .70% per annum, paid quarterly from the date of initial delivery of the MITTS Securities, applied to the value of the Nikkei 225 Index at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the applicable hypothetical Ending Value;
     (c) no transaction fees or expenses in connection with purchasing and holding stocks included in the Nikkei 225 Index; and
     (d)  an investment term from August 4, 1999 to August 4, 2006.
(4)  This is the Starting Value.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the resulting total and pretax annualized rate of return will depend entirely on the actual Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Nikkei 225 Index; Market Disruption Events

     If at any time NKS changes its method of calculating the Nikkei 225 Index, or the value of the Nikkei 225 Index changes, in any material respect, or if the Nikkei 225 Index is in any other way modified so that the Nikkei 225 Index does not, in the opinion of the calculation agent, fairly represent the value of the Nikkei 225 Index had those changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value of the Nikkei 225 Index is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Nikkei 225 Index as if those changes or modifications had not been made, and calculate the closing value with reference to the Nikkei 225 Index, as so adjusted. Accordingly, if the method of calculating the Nikkei 225 Index is modified so that the value of the Nikkei 225 Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the calculation agent shall adjust the Nikkei 225 Index in order to arrive at a value of the Nikkei 225 Index as if it had not been modified, e.g., as if a split had not occurred.

     "Market Disruption Event" means either of the following events, as determined by the calculation agent:

     (a) a suspension, material limitation or absence of trading on the TSE of 20% or more of the Underlying Stocks which then comprise the Nikkei 225 Index or a successor index during the one-half hour period preceding the close of trading on the applicable exchange; or

     (b) the suspension or material limitation on the Singapore International Monetary Exchange, Ltd. (the "SIMEX"), the Osaka Securities Exchange (the "OSE") or any other major futures or securities market from trading in futures or options contracts related to the Nikkei 225 Index or a successor index during the one-half hour period preceding the close of trading on the applicable exchange.

     For the purposes of determining whether a Market Disruption Event has occurred:

     (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

     (2) a decision to permanently discontinue trading in the relevant future or option contract will not constitute a Market Disruption Event;

     (3) a suspension in trading in a future or option contract on the Nikkei 225 Index by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Nikkei 225 Index; and

     (4) an absence of trading on the TSE will not include any time when the TSE is closed for trading under ordinary circumstances.

     While ML&Co. understands that circumstances have occurred in the past that would have been deemed Market Disruption Events, ML&Co. cannot predict the likelihood of a Market Disruption Event occurring in the future.

Discontinuance of the Nikkei 225 Index

     If NKS discontinues publication of the Nikkei 225 Index and NKS or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Nikkei 225 Index (a "successor index"), then, upon the calculation agent's notification of any determination to the trustee and ML&Co., the calculation agent will substitute the successor index as calculated by NKS or any other entity for the Nikkei 225 Index and calculate the closing value as described above under "--Payment at maturity". Upon any selection by the calculation agent of a successor index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     In the event that NKS discontinues publication of the Nikkei 225 Index and:

     .    the calculation agent does not select a successor index, or

     .    the successor index is no longer published on any of the Calculation
          Days,

the calculation agent will compute a substitute value for the Nikkei 225 Index in accordance with the procedures last used to calculate the Nikkei 225 Index before any discontinuance. If a successor index is selected or the calculation agent calculates a value as a substitute for the Nikkei 225 Index as described below, the successor index or value will be used as a substitute for the Nikkei 225 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the NKS discontinues publication of the Nikkei 225 Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no successor index is available at that time, then on each Business Day until the earlier to occur of:

     .    the determination of the Ending Value and

     . a determination by the calculation agent that a successor index is available,

the calculation agent will determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

     A "Business Day" is any day on which the NYSE and the AMEX are open for trading.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the Nikkei 225 Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See the section entitled "--Payment at maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding was the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at their stated maturity or upon acceleration, from and after the maturity date the MITTS Securities will bear interest, payable upon demand of their beneficial owners, at the rate of 7% per annum to the extent that payment of any interest is legally enforceable on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Depositary

  Description of the Global Securities

     The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of such issue, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts such MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

  Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                             THE NIKKEI 225 INDEX

     All disclosure contained in this prospectus regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, unless otherwise stated, has been derived from the Stock Market Indices Data Book published by NKS and other publicly available sources. The information reflects the policies of NKS as stated in these sources; and the policies are subject to change at the discretion of NKS.

     The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 Underlying Stocks trading on the TSE and represents a broad cross-section of Japanese industry. All 225 of the stocks underlying the Nikkei 225 Index are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Futures and options contracts on the Nikkei 225 Index are traded on the SIMEX, the OSE and the Chicago Mercantile Exchange.

     The value of the Nikkei 225 Index is reported on the AMEX under the symbol "N225", on Bloomberg under the symbol "NKY" and on Reuters under the symbol ".N225".

     The Nikkei 225 Index is a modified, price-weighted index. Each stock's weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer. NKS calculates the Nikkei 225 Index by: multiplying the per share price of each Underlying Stock by the corresponding weighting factor for that Underlying Stock (a "Weight Factor"), calculating the sum of all these products and dividing that sum by a divisor. Each Weight Factor is computed by dividing (Yen)50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of (Yen)50. Each Weight Factor represents the number of shares of the related Underlying Stock which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks, which is currently the TSE. The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     The divisor was initially set in 1949 at 225 and is subject to periodic adjustment. In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change. The current divisor is available on Bloomberg under the symbol "NKY".

     Underlying Stocks may be deleted or added by NKS. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS is generally not to alter the composition of the Underlying Stocks except when an Underlying Stock is deleted in accordance with the following criteria. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock or transfer of the stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason; or transfer of the stock to the Second Section of the TSE. Upon deletion of a stock form the Nikkei 225 Index, NKS will select, in accordance with certain criteria established by it, a replacement for the deleted Underlying Stock. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Underlying Stocks. As a result, an existing Underlying Stock with low trading volume and not representative of a market will be deleted.

     NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The MITTS Securities are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this prospectus that NKS makes any representation or warranty, implied or express, to ML&Co., the holder of the MITTS Securities into consideration in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the MITTS Securities issued or in the determination or calculation of the equation by which the MITTS Securities are to be settled in cash. NKS has no obligation or liability in connection with the administration or marketing of the MITTS Securities.

     The use of and reference to the Nikkei 225 Index in connection with the MITTS Securities have been consented to by NKS, the publisher of the Nikkei 225 Index.

     None of ML&Co., the calculation agent and MLPF&S accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any successor index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Nikkei 225 Index is applied in determining any Starting Values or Ending Values or any Supplemental Redemption Amount upon maturity of the MITTS Securities.

The Tokyo Stock Exchange

     The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index, and these limitations may, in turn, adversely affect the value of the MITTS Securities.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations upon liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on disposition of Voting Stock of, and merger and sale of assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.


Modification and waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default" below.

Events of Default

     Each of the following will be an Event of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of debt securities may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the regulations issued on June 11, 1996 by the Treasury Department (the "Final Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments such as the MITTS Securities, we have determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $6.1915 per unit. This represents an estimated yield on the MITTS Securities equal to 7% per annum, compounded semiannually.

     The projected payment schedule, including both the projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon a projected payment schedule for the MITTS Securities, including both the projected Supplemental Redemption Amount and the estimated yield equal to 7% per annum, compounded semiannually, as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the MITTS Securities.

                                                                                           Total Interest
                                                                             Interest      Deemed to Have
                                                                              Deemed      Accrued on MITTS
                                                                            to Accrue     Securities as of
                                                                              During       End of Accrual
                                                                          Accrual Period       Period
                      Accrual Period                                        (per unit)       (per unit)
                      --------------                                      --------------  ----------------
August 4, 1999 through February 4, 2000................................       $0.3529           $0.3529
February 5, 2000 through August 4, 2000................................       $0.3624           $0.7153
August 5, 2000 through February 4, 2001................................       $0.3750           $1.0903
February 5, 2001 through August 4, 2001................................       $0.3882           $1.4785
August 5, 2001 through February 4, 2002................................       $0.4017           $1.8802
February 5, 2002 through August 4, 2002................................       $0.4158           $2.2960
August 5, 2002 through February 4, 2003................................       $0.4304           $2.7264
February 5, 2003 through August 4, 2003................................       $0.4454           $3.1718
August 5, 2003 through February 4, 2004................................       $0.4610           $3.6328
February 5, 2004 through August 4, 2004................................       $0.4772           $4.1100
August 5, 2004 through February 4, 2005................................       $0.4938           $4.6038
February 5, 2005 through August 4, 2005................................       $0.5112           $5.1150
August 5, 2005 through February 4, 2006................................       $0.5290           $5.6440
February 5, 2006 through August 4, 2006................................       $0.5475           $6.1915

___________

Projected Supplemental Redemption Amount = $6.1915 per unit.

     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code, as amended (the "Code") prohibit various transactions between certain parties and the assets of employee benefit plans, unless an exemption is available; governmental plans may be subject to similar prohibitions. Because transactions between a plan and ML&Co. may be prohibited absent an exemption, each fiduciary, by its purchase of any MITTS Security on behalf of any plan, represents on behalf of itself and the plan, that the acquisition, holding and any subsequent disposition of the MITTS Security will not result in a violation of ERISA, the Code or any other applicable law or regulation.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information contained in this prospectus is not complete and may be + + changed. We may not sell these securities until the registration statement +
+ filed with the Securities and Exchange Commission is effective. This         +
+ prospectus is not an offer to sell these securities and it is not soliciting + + an offer to buy these securities in any state where the offer and sale is +
+ not permitted.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                           [LOGO] Merrill Lynch
----------                                      PROTECTED GROWTH(SM) INVESTING
                                      Pursuit of Growth, Protection of Principal


                           Merrill Lynch & Co., Inc.
               Nikkei 225 Market Index Target-Term Securities(R)
                             due September 20, 2002
                             "MITTS(R) Securities"
                         $10 principal amount per unit
                                _______________

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.


The MITTS Securities:                                   Payment at maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the percentage increase, if
 .  Linked to the value of the Nikkei 225 Index.            any, in the value of the Nikkei 225 Index reduced by
 .  The MITTS Securities are listed on the American         an annual adjustment factor of 1.95%.
   Stock Exchange under the trading symbol "MNN".       .  At maturity, you will receive no less than the
 .  Closing date: September 20, 1999.                       principal amount of your MITTS Securities.

                Investing in the MITTS Securities involves risk.
           See "Risk Factors" beginning on page 6 of this prospectus.
                                _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.
                                _______________

                    The date of this prospectus is  , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks and "Protected Growth" is a service mark of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
SUMMARY INFORMATION-Q&A....................................................   3

RISK FACTORS...............................................................   6

MERRILL LYNCH & CO., INC...................................................  10

RATIO OF EARNINGS TO FIXED CHARGES.........................................  11

DESCRIPTION OF THE MITTS SECURITIES........................................  12

THE NIKKEI 225 INDEX.......................................................  20

OTHER TERMS................................................................  22

PROJECTED PAYMENT SCHEDULE.................................................  25

ERISA CONSIDERATIONS.......................................................  26

WHERE YOU CAN FIND MORE INFORMATION........................................  26

INCORPORATION OF INFORMATION WE FILE WITH THE SEC..........................  26

PLAN OF DISTRIBUTION.......................................................  27

EXPERTS....................................................................  27

                            SUMMARY INFORMATION--Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Nikkei 225 Market Index Target-Term Securities(R) due September 20, 2002. You should carefully read this prospectus to fully understand the terms of the MITTS Securities, the Nikkei Stock Average (the "Nikkei 225 Index") and the tax and other considerations that are important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

What are the MITTS Securities?

     The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on September 20, 2002. We cannot redeem the MITTS Securities at any earlier date. We will not make any payments on the MITTS Securities until maturity.

     Each unit of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we have issued the MITTS Securities in the form of a global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the MITTS Securities. You should refer to the section "Description of the MITTS Securities--Depositary" in this prospectus.

What will I receive on the stated maturity date of the MITTS Securities?

     We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in possible increases in the Nikkei 225 Index as reduced by the Adjustment Factor. On the stated maturity date, you will receive a payment on the MITTS Securities equal to the sum of two amounts: the "principal amount" and the "Supplemental Redemption Amount".

Principal amount

     The "principal amount" per unit is $10.

Supplemental Redemption Amount

     The "Supplemental Redemption Amount" per unit will equal:

        ( Adjusted Ending Value - Starting Value )
  $10 X ( -------------------------------------  )
        (             Starting Value             )

but will not be less than zero.

     The "Starting Value" equals 17,777.22, the closing value of the Nikkei 225 Index on September 14, 1999, the date the MITTS Securities were priced for initial sale to the public.

     The "Adjusted Ending Value" will be the average of the values of the Nikkei 225 Index at the close of the market on five business days before the maturity of the MITTS Securities as reduced on each day by the application of the Adjustment Factor. We may calculate the Adjusted Ending Value by reference to fewer than five or even a single day's closing value if, during the period shortly before the stated maturity date of the MITTS Securities, there is a disruption in the trading of a sufficient number of the component stocks included in the Nikkei 225 Index or certain future or option contracts relating to the Nikkei 225 Index.

     The "Adjustment Factor" equals 1.95% per year and will be prorated based on a 365-day year and applied over the entire term of the MITTS Securities on each calendar day to reduce the closing values of the Nikkei 225 Index used to calculate the Supplemental Redemption Amount during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate the Supplemental Redemption Amount during the Calculation Period at the stated maturity of the MITTS Securities will be approximately 5.69% less than the actual closing value of the Nikkei 225 Index on each day during the Calculation Period. For a detailed discussion of how the Adjustment Factor will affect the value of the Nikkei 225 Index used to calculate the Supplemental Redemption Amount, see "Description of the MITTS Securities--Payment at maturity" in this prospectus.

     For more specific information about the Supplemental Redemption Amount, please see the section entitled "Description of the MITTS Securities" in this prospectus.

     We will pay you a Supplemental Redemption Amount only if the Adjusted Ending Value is greater than the Starting Value. If the Adjusted Ending Value is less than, or equal to, the Starting Value, the Supplemental Redemption Amount will be zero. We will pay you the principal amount of your MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.

Examples

     Here are two examples of Supplemental Redemption Amount calculations assuming an investment term equal to that of the MITTS Securities and an Adjustment Factor of 1.95% per year:

Example 1--The hypothetical Adjusted Ending Value is below the Starting Value at maturity:

  Starting Value: 17,777.22
  Hypothetical closing value of the Nikkei 225 Index at maturity: 18,666.08 Hypothetical Adjusted Ending Value: 17,604.47


                                                    ( 17,604.47 - 17,777.22 )
  Supplemental Redemption Amount (per unit) = $10 X ( --------------------- ) = $0.00  (Supplemental Redemption Amount cannot be
                                                    (       17,777.22       )           less than zero)


Total payment at maturity (per unit) = $10 + $0 = $10

Example 2--The hypothetical Adjusted Ending Value is above the Starting Value at maturity:

  Starting Value: 17,777.22
  Hypothetical closing value of the Nikkei 225 Index at maturity: 23,110.39 Hypothetical Adjusted Ending Value: 21,796.01

                                                    ( 21,796.01 - 17,777.22 )
  Supplemental Redemption Amount (per unit) = $10 X ( --------------------- ) = $2.26
                                                    (       17,777.22       )

  Total payment at maturity (per unit) = $10 + $2.26 = $12.26

Who publishes the Nikkei 225 Index and what does the Nikkei 225 Index measure?

     The Nikkei 225 Index is a stock index published by Nihon Keizai Shimbun, Inc. ("NKS") that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 common stocks traded on the Tokyo Stock Exchange (the "TSE") and represents a broad cross section of Japanese industry. All 225 underlying stocks (the "Underlying Stocks") are stocks listed in the First Section of the TSE and are, therefore, among the most actively traded stocks on the TSE. The Nikkei 225 Index is a modified, price-weighted index, which means an Underlying Stock's weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer.

     Please note that an investment in the MITTS Securities does not entitle you to any ownership interest in the stocks of the companies included in the Nikkei 225 Index.

Are the MITTS Securities listed on a stock exchange?

     The MITTS Securities are listed on the AMEX under the trading symbol "MNN". You should be aware that the listing of the MITTS Securities on the AMEX does not necessarily ensure that a liquid trading market is available for the MITTS Securities. You should review the section entitled "Risk Factors--There may be an uncertain trading market for the MITTS Securities" in this prospectus.

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the initial offering and sale of the MITTS Securities. MLPF&S intends to buy and sell MITTS Securities to create a secondary market for holders of the MITTS Securities. However, MLPF&S will not be obligated to engage in any of these market activities.

     MLPF&S is also our agent for purposes of calculating, among other things, the Adjusted Ending Value and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as a subsidiary of ML&Co. and its responsibilities as calculation agent.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiaries and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co. see the section entitled "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section entitled "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my investment?

     Yes, an investment in the MITTS Securities is subject to risk. Please refer to the section entitled "Risk Factors" in this prospectus.

                                     RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that if the Adjusted Ending Value does not exceed the Starting Value on the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Nikkei 225 Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, was higher than the Starting Value at some time during the life of the MITTS Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of ML&Co. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the Nikkei 225 Index

     NKS calculates the value of the Nikkei 225 Index by reference to the prices of the common stocks included in the Nikkei 225 Index without taking into consideration the value of dividends paid on those stocks. The return on your MITTS Securities will not reflect the return you would realize if you actually owned the stocks included in the Nikkei 225 Index and received the dividends paid on those stocks because of the cumulative effect of the reduction caused by the Adjustment Factor and because the value of the Nikkei 225 Index is calculated by reference to the prices of the stocks included in the Nikkei 225 Index without taking into consideration the value of dividends paid on those stocks.

Your return will not be adjusted for changes in currency exchange rates

     Although the stocks included in the Nikkei 225 Index are traded in Japanese yen and the MITTS Securities are denominated in U.S. dollars, we will not adjust the amount payable at maturity for the currency exchange rate in effect at the maturity of the MITTS Securities. Any amount in addition to the principal amount of each unit payable to you at maturity is based solely upon the percentage increase in the Nikkei 225 Index. Changes in exchange rates, however, may reflect changes in the Japanese economy which in turn may affect the value of the Nikkei 225 Index and the MITTS Securities.

There may be an uncertain trading market for the MITTS Securities

     The MITTS Securities are listed on the AMEX under the trading symbol "MNN". You cannot assume that a trading market exists for the MITTS Securities. If a trading market does exist, there can be no assurance that there will be liquidity in the trading market. The existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, in the value of the Nikkei 225 Index.

     If the trading market for the MITTS Securities is limited, there may be a limited number of buyers for your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the Nikkei 225 Index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the Nikkei 225 Index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount, if any, by which the Nikkei 225 Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value. If you choose to sell your MITTS Securities when the value of the Nikkei 225 Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on that value because of the expectation that the Nikkei 225 Index will continue to fluctuate until the Adjusted Ending Value is determined. If you choose to sell your MITTS Securities when the value of the Nikkei 225 Index is below, or not sufficiently above, the Starting Value, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising Japanese dividend rates or dividends per share may increase the value of the Nikkei 225 Index while falling Japanese dividend rates may decrease the value of the Nikkei 225 Index. Political, economic and other developments that affect the stocks underlying the Nikkei 225 Index may also affect the value of the Nikkei 225 Index and, indirectly, the value of the MITTS Securities.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect that the trading value of the MITTS Securities will increase. In general, if interest rates in Japan increase, we expect that the trading value of the MITTS Securities will increase. If interest rates in Japan decrease, we expect that the trading value of the MITTS Securities will decrease.

     Changes in the volatility of the Nikkei 225 Index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. In general, if the volatility of the Nikkei 225 Index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the Nikkei 225 Index decreases, we expect that the trading value of the MITTS Securities will decrease.

     Volatility of the Japanese yen/U.S. dollar exchange rate. The Japanese yen/U.S. dollar rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar (the "JPY/USD Rate"). The JPY/USD Rate increases when the U.S. dollar appreciates relative to the Japanese yen. The JPY/USD Rate is expressed as a rate that reflects the amount of Japanese yen that can be purchased for one U.S. dollar. Volatility is the term used to describe the size and frequency of market fluctuations. In general, if the volatility of the JPY/USD Rate increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the JPY/USD Rate decreases, we expect that the trading value of the MITTS Securities will decrease.

     Correlation Between the JPY/USD Rate and the Nikkei 225 Index. Correlation is the term used to describe the relationship between the percentage changes in the JPY/USD Rate and the percentage changes in the Nikkei 225 Index. In general, if the correlation between the JPY/USD Rate and the Nikkei 225 Index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the correlation between the JPY/USD Rate and the Nikkei 225 Index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before their maturity, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the Nikkei 225 Index. This difference will reflect a "time premium" due to expectations concerning the value of the Nikkei 225 Index during the period before the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the Nikkei 225 Index are expected to affect the trading value of the MITTS Securities. In general, if dividend yields on the stocks included in the Nikkei 225 Index increase, we expect that the value of the MITTS Securities will decrease and, conversely, if dividend yields on the stocks included in the Nikkei 225 Index decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the Nikkei 225 Index at maturity, an improvement in our credit ratings will not reduce the other investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given change in the value of the Nikkei 225 Index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State law governs the 1983 Indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Risks associated with the Japanese securities markets

     The Underlying Stocks that constitute the Nikkei 225 Index have been issued by Japanese companies. You should be aware that investments in securities indexed to the value of Japanese equity securities involve certain risks. The Japanese securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets and cross-shareholdings in Japanese companies on those markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

     Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors, which could negatively affect the Japanese securities markets, include the possibility of recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy with regard to growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks included in the Nikkei 225 Index or future or option contracts on the Nikkei 225 Index for our own accounts, for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and, in turn, the value of the Nikkei 225 Index in a manner that could be adverse to your investment in the MITTS Securities.

Potential conflicts

     Our subsidiary, MLPF&S, is our agent for the purposes of calculating the Adjusted Ending Value and the Supplemental Redemption Amount payable to you at maturity. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the Nikkei 225 Index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the Nikkei 225 Index. See the sections entitled "Description of the MITTS Securities--Adjustments to the Nikkei 225 Index; Market Disruption Events" and "--Discontinuance of the Nikkei 225 Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay the amounts due at maturity. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                      For the Three
                                                      Year Ended Last Friday in December              Months Ended
                                                1995       1996      1997      1998       1999       March 31, 2000
                                                ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a).......     1.2        1.2       1.2       1.1        1.3            1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On September 20, 1999, ML&Co. issued an aggregate principal amount of $47,000,000 or 4,700,000 units of MITTS Securities. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, which is more fully described in this prospectus.

     The MITTS Securities will mature on September 20, 2002.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See the section entitled "--Payment at maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. If an Event of Default occurs with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "-- Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     The MITTS Securities were issued in denominations of whole units of $10.00 per unit.

     The MITTS Securities do not have the benefit of any sinking fund.

Payment at maturity

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of that MITTS Security plus a Supplemental Redemption Amount, if any, all as provided below. If the Adjusted Ending Value does not exceed the Starting Value, you will be entitled to receive only the principal amount of your MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:


                                                         ( Adjusted Ending Value - Starting Value )
principal amount of each MITTS Security ($10 per unit) X ( -------------------------------------- )
                                                         (            Starting Value              )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 17,777.22, the closing value of the Nikkei 225 Index on September 14, 1999, the date the MITTS Securities were priced for initial sale to the public.

     The "Adjusted Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Nikkei 225 Index, as reduced by the application of the Adjustment Factor on each Calculation Day, determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days during the Calculation Period, then the Adjusted Ending Value will equal the average or arithmetic mean of the closing values of the Nikkei 225 Index on those Calculation Days, as reduced by the application of the Adjustment Factor on each Calculation Day. If there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the Nikkei 225 Index on that Calculation Day, as reduced by the application of the Adjustment Factor on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the Nikkei 225 Index determined on the last scheduled Index Business Day in the Calculation Period, as reduced by the application of the Adjustment Factor on that Index Business Day, regardless of the occurrence of a Market Disruption Event on that Index Business Day.

     The "Adjustment Factor" equals 1.95% per year, and will be applied over the entire term of the MITTS Securities. On each calendar day during the term of the MITTS Securities, we will apply this percentage on a prorated basis based on a 365-day year to reduce the value used to calculate the Supplemental Redemption Amount on each Calculation Day during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate the Supplemental Redemption Amount during the Calculation Period will be approximately 5.69% less than the actual closing value of the Nikkei 225 Index on each Calculation Day during the Calculation Period.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day before the maturity date to and including the second scheduled Index Business Day before the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is a day on which the New York Stock Exchange and the AMEX are open for trading and the Nikkei 225 Index or any successor index is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and the holders and beneficial owners of the MITTS Securities.

Hypothetical returns

     The following table illustrates, for a range of hypothetical closing values of the Nikkei 225 Index during the Calculation Period, assuming an initial investment of $10 per unit and an investment term from September 20, 1999 to September 20, 2002:

     . the percentage change from the Starting Value to the hypothetical closing value,

     . the Adjusted Ending Value used to calculate the Supplemental Redemption Amount,

     .    the total amount payable at maturity for each unit of MITTS
          Securities,

     .    the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of MITTS Securities, and

     . the pretax annualized rate of return of an investment in the stocks included in the Nikkei 225 Index, which includes an assumed aggregate dividend yield of .67% per annum, as more fully described below.


                                                                                                         Pretax
  Hypothetical                                    Total amount                       Pretax            annualized
  closing value    Percentage change               payable at      Total rate      annualized        rate of return
  of the Nikkei         from the                  maturity per     of return        rate of            of stocks
225 Index during   Starting Value of    Adjusted     unit of         on the        return on          included in
 the Calculation    the hypothetical     Ending     the MITTS        MITTS         the MITTS         the Nikkei 225
     Period          closing value      Value(1)   Securities      Securities    Securities(2)        Index(2)(3)
----------------   ------------------   -------   ------------   -------------   -------------     -----------------
   12,444.05               -30%          11,736.32        10.00        0.00%        0.00%            -10.90%
   14,221.78               -20%          13,412.93        10.00        0.00%        0.00%             -6.65%
   15,999.50               -10%          15,089.55        10.00        0.00%        0.00%             -2.82%
   16,888.36                -5%          15,927.86        10.00        0.00%        0.00%             -1.04%
   17,777.22(4)              0%          16,766.17        10.00        0.00%        0.00%              0.67%
   18,666.08                 5%          17,604.47        10.00        0.00%        0.00%              2.31%
   19,554.94                10%          18,442.78        10.37        3.74%        1.23%              3.88%
   21,332.66                20%          20,119.40        11.32       13.18%        4.16%              6.86%
   23,110.39                30%          21,796.01        12.26       22.61%        6.90%              9.64%
   24,888.11                40%          23,472.63        13.20       32.04%        9.47%             12.25%
   26,665.83                50%          25,149.25        14.15       41.47%       11.89%             14.71%
   28,443.55                60%          26,825.86        15.09       50.90%       14.18%             17.04%
   30,221.27                70%          28,502.48        16.03       60.33%       16.36%             19.24%
   31,999.00                80%          30,179.10        16.98       69.76%       18.42%             21.35%
   33,776.72                90%          31,855.71        17.92       79.19%       20.40%             23.35%

______________
(1) The Adjusted Ending Values specified in this column are approximately 5.69% less than the hypothetical closing values of the Nikkei 225 Index as a result of the cumulative effect of the application of the Adjustment Factor of 1.95% per annum over the term of the MITTS Securities.
(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(3)  This rate of return assumes:
     (a) a percentage change in the aggregate price of the stocks that equals the percentage change in the Nikkei 225 Index from the Starting Value to the relevant hypothetical closing value;
     (b) a constant dividend yield of .67% per annum, paid quarterly from the date of initial delivery of the MITTS Securities, applied to the value of the Nikkei 225 Index at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the applicable hypothetical closing value;
     (c) no transaction fees or expenses in connection with purchasing and holding stocks included in the Nikkei 225 Index;
     (d)  an investment term from September 20, 1999 to September 20, 2002; and
     (e) a final closing value of the Nikkei 225 Index equal to the hypothetical closing value.
(4)  This is the Starting Value.

          The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by you and the resulting total and pretax annualized rates of return will depend entirely on the actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Nikkei 225 Index; Market Disruption Events

          If at any time NKS changes its method of calculating the Nikkei 225 Index, or the value of the Nikkei 225 Index changes, in any material respect, or if the Nikkei 225 Index is in any other way modified so that the Nikkei 225 Index does not, in the opinion of the calculation agent, fairly represent the value of the Nikkei 225 Index had those changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value of the Nikkei 225 Index is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Nikkei 225 Index as if those changes or modifications had not been made, and calculate the closing value with reference to the Nikkei 225 Index, as adjusted. Accordingly, if the method of calculating the Nikkei 225 Index is modified so that the value of the Nikkei 225 Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the calculation agent shall adjust the Nikkei 225 Index in order to arrive at a value of the Nikkei 225 Index as if it had not been modified, e.g., as if the split had not occurred.

     "Market Disruption Event" means either of the following events as determined by the calculation agent:

     (a) the suspension, material limitation or absence of trading on the TSE of 20% or more of the Underlying Stocks which then comprise the Nikkei 225 Index or a successor index during the one-half hour period preceding the close of trading on the applicable exchange; or

     (b) the suspension or material limitation on the Singapore International Monetary Exchange, Ltd. (the "SIMEX"), the Osaka Securities Exchange (the "OSE") or any other major futures or securities market from trading in futures or options contracts related to the Nikkei 225 Index or a successor index during the one-half hour period preceding the close of trading on the applicable exchange.

     For the purposes of determining whether a Market Disruption Event has occurred:

     (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

     (2) a decision to permanently discontinue trading in the relevant future or option contract will not constitute a Market Disruption Event;

     (3) a suspension in trading in a future or option contract on the Nikkei 225 Index by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension or material limitation of trading in future or option contracts related to the Nikkei 225 Index; and

     (4) an absence of trading on the TSE will not include any time when the TSE is closed for trading under ordinary circumstances.

     While ML&Co. understands that circumstances have occurred in the past that would have been deemed Market Disruption Events, ML&Co. cannot predict the likelihood of a Market Disruption Event occurring in the future.

Discontinuance of the Nikkei 225 Index

     If NKS discontinues publication of the Nikkei 225 Index and NKS or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Nikkei 225 Index (a "successor index"), then, upon the calculation agent's notification of any determination to the trustee and ML&Co., the calculation agent will substitute the successor index as calculated by NKS or any other entity for the Nikkei 225 Index and calculate the closing value as described above under "--Payment at maturity". Upon any selection by the calculation agent of a successor index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     In the event that NKS discontinues publication of the Nikkei 225 Index and:

     .  the calculation agent does not select a successor index, or

     . the successor index is no longer published on any of the Index Business Days during the Calculation Period,

the calculation agent will compute a substitute value for the Nikkei 225 Index in accordance with the procedures last used to calculate the Nikkei 225 Index before any discontinuance. If a successor index is selected or the calculation agent calculates a value as a substitute for the Nikkei 225 Index as described below, the successor index or value shall be substituted for the Nikkei 225 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If NKS discontinues publication of the Nikkei 225 Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no successor index is available at that time, then on each Business Day until the earlier to occur of:

     .  the determination of the Adjusted Ending Value and

     . a determination by the calculation agent that a successor index is available,

the calculation agent will determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

     A "Business Day" is any day on which the NYSE and the AMEX are open for trading.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the Nikkei 225 Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount of the MITTS Securities, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment was the stated maturity date of the MITTS Securities, provided, however, the Adjustment Factor will be applied to the values used to calculate the Supplemental Redemption Amount as if the MITTS Securities had not been accelerated and had remained outstanding to the stated maturity date. See the section entitled "--Payment at maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities will bear interest, payable upon demand of their beneficial owners, at the rate of 6.65% per annum, to the extent that payment of any interest is legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Depositary

   Description of the Global Securities

     The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of such issue, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

  Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                             THE NIKKEI 225 INDEX

     All disclosure contained in this prospectus regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, unless otherwise stated, has been derived from the Stock Market Indices Data Book published by NKS and other publicly available sources. The information reflects the policies of NKS as stated in these sources; and the policies are subject to change at the discretion of NKS.

     The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 Underlying Stocks trading on the TSE and represents a broad cross-section of Japanese industry. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Futures and options contracts on the Nikkei 225 Index are traded on the SIMEX, the OSE and the Chicago Mercantile Exchange.

     The value of the Nikkei 225 Index is reported on the AMEX under the symbol "N225", on Bloomberg under the symbol "NKY" and on Reuters under the symbol ".N225".

     The Nikkei 225 Index is a modified, price-weighted index. Each stock's weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer. NKS calculates the Nikkei 225 Index by: multiplying the per share price of each Underlying Stock by the corresponding weighting factor for that Underlying Stock (a "Weight Factor"), calculating the sum of all these products and dividing that sum by a divisor. Each Weight Factor is computed by dividing (Yen)50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of (Yen)50. Each Weight Factor represents the number of shares of the related Underlying Stock which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks, which is currently the TSE. The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     The divisor was initially set in 1949 at 225 and is subject to periodic adjustment. In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change. The current divisor is available on Bloomberg under the symbol "NKY".

     Underlying Stocks may be deleted or added by NKS. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS is generally not to alter the composition of the Underlying Stocks except when an Underlying Stock is deleted in accordance with the following criteria. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock or transfer of the stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason; or transfer of the stock to the Second Section of the TSE. Upon deletion of a stock from the Underlying Stocks, NKS will select, in accordance with certain criteria established by it, a replacement for the deleted Underlying Stock. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Underlying Stocks. As a result, an existing Underlying Stock with low trading volume and not representative of a market will be deleted.

     NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The MITTS Securities are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this prospectus that NKS makes any representation or warranty, implied or express, to ML&Co., the holder of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities in particular or the ability of the Nikkei 225 Index to track general stock market performance. NKS has no obligation to take the needs of ML&Co. or the holder of the MITTS Securities into consideration in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the MITTS Securities issued or in the determination or calculation of the equation by which the MITTS Securities are to be settled in cash. NKS has no obligation or liability in connection with the administration or marketing of the MITTS Securities.

     The use of and reference to the Nikkei 225 Index in connection with the MITTS Securities have been consented to by NKS, the publisher of the Nikkei 225 Index.

     None of ML&Co., the calculation agent and MLPF&S accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any successor index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Nikkei 225 Index is applied in determining any Starting Values, Adjusted Ending Value or any Supplemental Redemption Amount upon maturity of the MITTS Securities.

The Tokyo Stock Exchange

     The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in The City of New York on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index, and these limitations may, in turn, adversely affect the value of the MITTS Securities.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations upon liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on disposition of Voting Stock of, and merger and sale of assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

 Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

     . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

     . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and


     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default" below.

Events of Default

     Each of the following will be an Event of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .  default in the payment of any principal or premium, when due;

     .  default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     .  specified events in bankruptcy, insolvency or reorganization of ML&Co.;
        and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of debt securities may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                           PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the regulations issued on June 11, 1996 by the Treasury Department (the "Final Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments such as the MITTS Securities, we have determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $2.1673 per unit This represents an estimated yield on the MITTS Securities equal to 6.65% per annum, compounded semiannually.

     The projected payment schedule, including both the projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon a projected payment schedule for the MITTS Securities, including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.65% per annum, compounded semiannually, as determined by ML&Co. for purposes of applying the Final Regulations to the MITTS Securities:

                                                                                          Total interest
                                                                                           deemed to have
                                                                                           accrued on the
                                                                       Interest deemed         MITTS
                                                                          to accrue          Securities
                                                                           during          as of the end of
                                                                       accrual period       accrual period
              Accrual Period                                             (per unit)           (per unit)
              --------------                                           --------------      ----------------
September 20, 1999 through March 20, 2000..........................        $0.3316             $0.3316
March 21, 2000 through September 20, 2000..........................        $0.3435             $0.6751
September 21, 2000 through March 20, 2001..........................        $0.3549             $1.0300
March 21, 2001 through September 20, 2001..........................        $0.3668             $1.3968
September 21, 2001 through March 20, 2002..........................        $0.3789             $1.7757
March 21, 2002 through September 20, 2002..........................        $0.3916             $2.1673

_________________
Projected Supplemental Redemption Amount = $2.1673 per unit.

     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code, as amended (the "Code") prohibit various transactions between certain parties and the assets of employee benefit plans, unless an exemption is available; governmental plans may be subject to similar prohibitions. Because transactions between a plan and ML&Co. may be prohibited absent an exemption, each fiduciary, by its purchase of any MITTS Security on behalf of any plan, represents on behalf of itself and the plan, that the acquisition, holding and any subsequent disposition of the MITTS Security will not result in a violation of ERISA, the Code or any other applicable law or regulation.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .  incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange
        Act:

     .  annual report on Form 10-K for the year ended December 31, 1999;

     .  quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .  reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .  any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17/th/ Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS


     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is + + not an offer to sell these securities and is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                         Subject to Completion                        [LOGO] Merrill Lynch
PROSPECTUS    Preliminary Prospectus dated June 7, 2000         PROTECTED GROWTH(SM) INVESTING
----------                                                 Pursuit of Growth, Protection of Principal

                           Merrill Lynch & Co., Inc.
                       Energy Select Sector SPDR(R) Fund
                    Market Index Target-Term Securities(R)
                            due September 20, 2006
                             "MITTS(R) Securities"
                         $10 principal amount per unit
                                _______________

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS Securities you own,
 .  No payments before the maturity date.                   we will pay you an amount equal to the sum
 .  Senior unsecured debt securities of Merrill Lynch       of the principal amount of each unit and an additional
   & Co., Inc.                                             amount based on the percentage increase,
 .  Linked to the net asset value per share of the          if any, in the net asset value per share of
   Energy Select Sector SPDR Fund, a registered index      the Energy Select Sector SPDR Fund, reduced by
   fund.                                                   an annual adjustment factor of 1.25%.
 .  The MITTS Securities are listed on the American       . At maturity, you will receive no less than the principal amount of
   Stock Exchange under the trading symbol "ESY".          your MITTS Securities.
 .  Closing date: September 20, 1999.                     . At maturity, we will pay you all amounts due under the MITTS Securities by delivering to you shares of the Energy Select Sector SPDR Fund or paying you cash with an equal value.

               Investing in the MITTS Securities involves risk.

          See "Risk Factors" beginning on page 8 of this prospectus.

                                _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.

                                _______________

               The date of this prospectus is            , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks and "Protected Growth" is a service mark of Merrill Lynch & Co., Inc.

"SPDRs", "Select Sector SPDR", "Select Sector SPDRs" and "Select Sector Standard & Poor's Depositary Receipts" are trademarks of The McGraw-Hill Companies,
Inc.

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
SUMMARY INFORMATION-Q&A...................................................................   3

RISK FACTORS..............................................................................   8

MERRILL LYNCH & CO., INC..................................................................  13

RATIO OF EARNINGS TO FIXED CHARGES........................................................  14

DESCRIPTION OF THE MITTS SECURITIES.......................................................  15

THE ENERGY SPDR FUND......................................................................  23

OTHER TERMS...............................................................................  25

PROJECTED PAYMENT SCHEDULE................................................................  28

ERISA CONSIDERATIONS......................................................................  29

WHERE YOU CAN FIND MORE INFORMATION.......................................................  29

INCORPORATION OF INFORMATION WE FILE WITH THE SEC.........................................  30

PLAN OF DISTRIBUTION......................................................................  31

EXPERTS...................................................................................  31

                          SUMMARY INFORMATION -- Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Energy SPDR(R) Fund Market Index Target-Term Securities(R) due September 20, 2006. You should carefully read this prospectus to fully understand the terms of the MITTS Securities and the tax and other considerations that are important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     References in this prospectus to the "Energy SPDR Fund" are to the Energy Select Sector SPDR Fund.

     We have attached the prospectus for the Energy SPDR Fund dated January 28, 2000, (the "Fund Prospectus"). You should carefully read the Fund Prospectus to fully understand the operation and management of the Energy SPDR Fund, particularly the fees and expenses associated with shares of the Energy SPDR Fund which affect the net asset value per share of the Energy SPDR Fund and which will directly apply to you if we choose to deliver these shares of the Energy SPDR Fund to you at maturity of the MITTS Securities. Our affiliate, MLPF&S, is both a soliciting dealer in the shares of the Energy SPDR Fund and the index compilation agent for the Energy Select Sector Index. However, we are not affiliated with the Energy SPDR Fund or the Energy Select Sector Index. The Energy SPDR Fund will not receive any of the proceeds from the sale of the MITTS Securities and will not have any obligations with respect to the MITTS Securities.

     We have attached the Fund Prospectus and are delivering it to you together with this prospectus for the convenience of reference only. The Fund Prospectus does not constitute a part of this prospectus, nor is it incorporated by reference into this prospectus.

What are the MITTS Securities?

     The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on September 20, 2006. We cannot redeem the MITTS Securities at any earlier date. We will not deliver to you any shares of the Energy SPDR Fund or make any other payments on the MITTS Securities until maturity.

     Each unit of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we have issued the MITTS Securities in the form of a global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the MITTS Securities. You should refer to the section "Description of the MITTS Securities--Depositary" in this prospectus.

What will I receive on the stated maturity date of the MITTS Securities?

     We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in the appreciation, if any, in the Net Asset Value per share of the Energy SPDR Fund as reduced by the Adjustment Factor. On the stated maturity date, you will receive a number of shares of the Energy SPDR Fund equal in value to the sum of the principal amount and the Supplemental Redemption Amount, if any, and an amount of cash equal to the value of any fractional shares. We will determine the number of shares to be delivered to you based on the Ending Value. At our option, instead of delivering to you the shares of the Energy SPDR Fund to which you would otherwise be entitled, we may pay you cash.

Principal amount

     The "principal amount" per unit is $10.

Supplemental Redemption Amount

     The "Supplemental Redemption Amount" per unit will equal:

      (Adjusted Ending Value - Starting Value)
$10x  (--------------------------------------)
      (            Starting Value            )

but will not be less than zero.

     The "Starting Value" equals 29.27, the Net Asset Value of one share of the Energy SPDR Fund on September 14, 1999, the date the MITTS Securities were priced for initial sale to the public.

     The "Adjusted Ending Value" means the Ending Value as reduced by the application of the Adjustment Factor to the Net Asset Value used to calculate the Ending Value on each calculation day during the calculation period.

     "Ending Value" means the average of the Net Asset Values of one share of the Energy SPDR Fund as determined by the Energy SPDR Fund at the close of the market on five calculation days shortly before the maturity of the MITTS Securities. We may calculate the Ending Value by reference to fewer than five or even a single day's Net Asset Value if, during the calculation period, there is a disruption in the trading of a number of the component stocks of the Energy Select Sector Index or options relating to the shares of the Energy SPDR Fund, the Energy SPDR Fund is unable or otherwise fails to issue a Net Asset Value for the shares of the Energy SPDR Fund or the Energy SPDR Fund suspends the creation or redemption of its shares. Please see the section entitled "Description of the MITTS Securities--Adjustments to the Energy SPDR Fund; Market Disruption Events" in this prospectus.

     The "Adjustment Factor" equals 1.25% per year and will be prorated based on a 365-day year and applied over the entire term of the MITTS Securities on each calendar day to reduce the Net Asset Value per share of the Energy SPDR Fund used to calculate the Supplemental Redemption Amount on each Calculation Day during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate your Supplemental Redemption Amount at the maturity of the MITTS Securities will be approximately 8.38% less than the actual Net Asset Values per share of the Energy SPDR Fund on each day during the Calculation Period. For a detailed discussion of how the Adjustment Factor will affect the Net Asset Value per share of the Energy SPDR Fund used to calculate your Supplemental Redemption Amount, see "Description of the MITTS Securities-- Delivery at maturity" and "--Hypothetical Returns" in this prospectus. For more specific information about the Supplemental Redemption Amount, please see the section entitled "Description of the MITTS Securities" in this prospectus.

     We will pay you a Supplemental Redemption Amount only if the Adjusted Ending Value is greater than the Starting Value. If the Adjusted Ending Value is less than, or equal to, the Starting Value, the Supplemental Redemption Amount will be zero. We will pay you the principal amount of your MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.

--------------------------------------------------------------------------------
Examples

     Here are two examples of Supplemental Redemption Amount calculations assuming an investment term equal to that of the MITTS Securities and an Adjustment Factor of 1.25% per year:

Example 1 -- The hypothetical Adjusted Ending Value is below the Starting Value at maturity:

     Starting Value: 29.27
     Hypothetical Ending Value at maturity: 30.73
     Hypothetical Adjusted Ending Value: 28.15


                                                       (28.15 - 29.27)
     Supplemental Redemption Amount (per unit) = $10 X (-------------) = $0.00    (Supplement Redemption Amount cannot
                                                       (   29.27     )            be less than zero)

     Total payment at maturity (per unit) = $10 + $0 = $10

Example 2 --The hypothetical Adjusted Ending Value is above the Starting Value at maturity:

     Starting Value: 29.27
     Hypothetical Ending Value at maturity: 52.68
     Hypothetical Adjusted Ending Value: 48.26

                                                       (48.26 - 29.27)
     Supplemental Redemption Amount (per unit) = $10 X (-------------) = $6.49
                                                       (    29.27    )

  Total payment at maturity (per unit) = $10 + $6.49 = $16.49
--------------------------------------------------------------------------------

How is the Net Asset Value determined?

     The "Net Asset Value" means the net asset value per share of the Energy SPDR Fund as determined by the Energy SPDR Fund. The Energy SPDR Fund calculates its Net Asset Value per share by dividing the value of its net assets, i.e., the value of its total assets less total liabilities, by its total number of shares outstanding. Expenses and fees, including the management, administration and distribution fees, of the Energy SPDR Fund are accrued daily and taken into account for purposes of determining Net Asset Value. The Net Asset Value per share of the Energy SPDR Fund is determined by the Energy SPDR Fund on each Business Day after the close of trading on the New York Stock Exchange, ordinarily 4:00 p.m., New York City time. Shares of the Energy SPDR Fund are listed on the AMEX under the trading symbol "XLE".

When will I receive cash instead of shares of the Energy SPDR Fund?

     If we choose to pay you the amount due to you at maturity in cash instead of in shares of the Energy SPDR Fund which you would otherwise be entitled to receive, we will pay you an amount of cash equal to the sum of the principal amount and the Supplemental Redemption Amount, if any. In addition, if at any time MLPF&S ceases to be a soliciting dealer in the shares of the Energy SPDR Fund, we will pay the amount due to you in cash instead of shares. Please see the section entitled "Description of the MITTS Securities--Delivery at maturity" in this prospectus.

     In addition, in the event that we choose to deliver shares of the Energy SPDR Fund at maturity, we will not distribute any fractional shares to you.

     We will aggregate all amounts due to you in respect of the total number of units you hold on the stated maturity date, and, in lieu of delivering to you any fractional shares of the Energy SPDR Fund to which you would otherwise be entitled, we will pay you the cash value of these fractional shares based on the Ending Value.

Will I be charged any transaction fees or expenses with respect to the shares of the Energy SPDR Fund?

     Unless and until we deliver shares of the Energy SPDR Fund to you in satisfaction of our obligations under the MITTS Securities at maturity, you will not be directly charged any management, administration, distribution or other transaction fees or other expenses with respect to the shares of the Energy SPDR Fund. However, because the Energy SPDR Fund accrues these fees and expenses daily for purposes of determining the Net Asset Value of its shares, the Net Asset Values used to calculate your Supplemental Redemption Amount will reflect the deduction of these fees and expenses as well as the reduction resulting from the application of the Adjustment Factor.

     If at maturity we deliver to you shares of the Energy SPDR Fund, you will then become directly subject to ongoing account maintenance fees and certain other transaction expenses with respect to your shares so long as you hold those shares.

     The accompanying Fund Prospectus describes the fees and expenses charged by the Energy SPDR Fund in greater detail.

What is the Energy SPDR Fund?

     The Energy SPDR Fund is an index fund whose stated investment objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the publicly traded equity securities comprising the Energy Select Sector Index. The Energy Select Sector Index consists of the equity securities of publicly traded companies that are components of the S&P 500 Index and are involved in the development and production of energy products. Companies in the Energy Select Sector Index develop and produce crude oil and natural gas, and provide drilling and other energy related services. Our affiliate, MLPF&S, is both a soliciting dealer in the shares of the Energy SPDR Fund and the index compilation agent for the Energy Select Sector Index. We are not affiliated with the Energy SPDR Fund or the Energy Select Sector Index. The Energy SPDR Fund did not receive any of the proceeds from the sale of the MITTS Securities and does not have any obligations with respect to the MITTS Securities. You should independently decide whether an investment in the MITTS Securities and the Energy SPDR Fund is appropriate for you.

     The Energy SPDR Fund is one of nine investment funds comprising the Select Sector SPDR Trust, a management investment company registered under the Investment Company Act of 1940, as amended. Each fund's investment portfolio is comprised principally of constituent companies whose equity securities are components of the S&P 500 Index, each representing one of nine specified market sector indices. Each stock in the S&P 500 Index is allocated to only one Select Sector Index. The combined companies of the nine Select Sector Indices represent all of the companies whose stocks are components of the S&P 500 Index.

     You should carefully read the Fund Prospectus accompanying this prospectus to fully understand the operation and management of the Energy SPDR Fund. In addition, because the Select Sector SPDR Trust is subject to the registration requirements of the Securities Act of 1933, as amended, and the Investment Company Act, the Select Sector SPDR Trust is required to file periodically certain information specified by the SEC. For more information about the Energy SPDR Fund and the shares that you may receive at maturity, information provided to or filed with the SEC by the Select Sector SPDR Trust can be inspected at the SEC's public reference facilities or accessed over the Internet through a web site maintained by the SEC at http://www.sec.gov. You may also obtain copies of these documents at no cost by calling the Select Sector SPDR Trust at (800) 843-2639 or by writing the Select Sector SPDR Trust c/o ALPS Mutual Funds Services, Inc., at 370 17th Street, Suite 3100, Denver, CO

80202. Neither the Fund Prospectus nor these other documents are incorporated by reference into this prospectus, and we make no representation or warranty as to the accuracy or completeness of the information.

Are the MITTS Securities be listed on a stock exchange?

     The MITTS Securities have been approved for listing on the AMEX under the trading symbol "ESY". You should be aware that the listing of the MITTS Securities on the AMEX does not necessarily ensure that a liquid trading market will be available for the MITTS Securities. You should review "Risk Factors-- There may be an uncertain trading market for the MITTS Securities" in this prospectus.

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the initial offering and sale of the MITTS Securities. MLPF&S intends to buy and sell MITTS Securities to create a secondary market for holders of the MITTS Securities. However, MLPF&S will not be obligated to engage in any of these market activities or continue them once it has started.

     MLPF&S is also our agent for purposes of calculating, among other things, the Adjusted Ending Value and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as a subsidiary of ML&Co. and its responsibilities as calculation agent.

     MLPF&S also is a soliciting dealer in the shares of the Energy SPDR Fund and is the index compilation agent for the Energy Select Sector Index. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as our subsidiary and its responsibilities to the Energy SPDR Fund and the Energy Select Sector Index. Please see the section entitled "Risk Factors--Potential conflicts" in this prospectus.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiaries and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co., see the section entitled "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section entitled "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my investment?

     Yes, an investment in the MITTS Securities is subject to risk. Please refer to the section entitled "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that if the Adjusted Ending Value does not exceed the Starting Value at the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the Net Asset Value per share of the Energy SPDR Fund, as reduced by the Adjustment Factor over the term of the MITTS Securities, was higher than the Starting Value at some time during the life of the MITTS Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS Securities.

Your return will not reflect the return of owning shares of the Energy SPDR Fund or the securities and other assets comprising the Energy SPDR Fund's investment portfolio

     When determining the Supplemental Redemption Amount, if any, paid to you at maturity, the Energy SPDR Fund's Net Asset Value per share, which reflects the reduction of fund assets resulting from the accrual of the Energy SPDR Fund's fees and expenses and any distributions made by the Energy SPDR Fund, will also be reduced by the application of the Adjustment Factor over the term of the MITTS Securities. Consequently, your return on the MITTS Securities will not reflect the return of owning the shares of the Energy SPDR Fund or the securities and other assets included in the Energy SPDR Fund's investment portfolio.

Changes in the Net Asset Value per share of the Energy SPDR Fund will not exactly mirror changes in the Energy Select Sector Index

     As indicated in the Fund Prospectus, the Energy SPDR Fund's investment objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the publicly traded equity securities included in the Energy Select Sector Index. However, changes in the value of the Energy Select Sector Index and in the Net Asset Value per share of the Energy SPDR Fund are not expected to be identical because:

     . the Energy SPDR Fund's investment portfolio may not hold all of the stocks in the Energy Select Sector Index or may not hold each stock in the same weighting as the Energy Select Sector Index,

     .    the Energy SPDR Fund may hold assets other than equity securities, and

     . the Net Asset Value per share of the Energy SPDR Fund reflects the reduction of fund assets resulting from the accrual of fees and expenses and the payment of distributions, if any.

     As stated in the Fund Prospectus, the investment adviser to the Energy SPDR Fund believes that "over time, 'the tracking error' of the Energy SPDR Fund relative to the performance of the Energy Select Sector Index, adjusted for the effect of the Energy SPDR Fund's expenses, will be less than 5%". There is no assurance that the tracking error will not be greater than 5% at any time, including the time that you may wish to sell your MITTS Securities before the maturity date or at the time the calculation agent determines the Supplemental Redemption Amount, if any.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of ML&Co. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

There may be an uncertain trading market for the MITTS Securities

     Although the MITTS Securities are listed on the AMEX under the trading symbol "ESY", you cannot assume that a trading market exists for the MITTS Securities. If a trading market does exist, there can be no assurance that there will be liquidity in the trading market. The existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, in the Net Asset Value per share of the Energy SPDR Fund.

     If the trading market for the MITTS Securities is limited, there may be a limited number of buyers for your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the Net Asset Value per share of the Energy SPDR Fund. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The Net Asset Value per share of the Energy SPDR Fund is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount, if any, by which the Net Asset Value per share of the Energy SPDR Fund, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value. If you choose to sell your MITTS Securities when the Net Asset Value per share of the Energy SPDR Fund, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on that value because of the expectation that the Net Asset Value per share of the Energy SPDR Fund will continue to fluctuate until the Adjusted Ending Value is determined. If you choose to sell your MITTS Securities when the Net Asset Value per share of the Energy SPDR Fund is below, or not sufficiently above, the Starting Value, you may receive less than the $10 principal amount per unit of MITTS Securities. In general, rising U.S. dividend rates or dividends per share may increase the Net Asset Value per share of the Energy SPDR Fund while falling U.S. dividend rates may decrease the Net Asset Value per share of the Energy SPDR Fund.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in U.S. interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Rising U.S. interest rates may lower the Net Asset Value per share of the Energy SPDR Fund and, as a result, may lower the trading value of the MITTS Securities. Falling U.S. interest rates may increase the Net Asset Value per share of the Energy SPDR Fund and, as a result, may increase the value of the MITTS Securities.

     Changes in the volatility of the Net Asset Value per share of the Energy SPDR Fund are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. In general, if the volatility of the Net Asset Value per share of Energy SPDR Fund increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the Net Asset Value per share of the Energy SPDR Fund decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before their maturity, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the Net Asset Value per share of the Energy SPDR Fund. This difference will reflect a "time premium" due to expectations concerning the Net Asset Value per share of the Energy SPDR Fund during the period before the stated maturity date of the MITTS Securities. However, as the time remaining to the stated maturity date of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the Energy SPDR Fund are expected to affect the trading value of the MITTS Securities. In general, if dividend yields on the stocks included in the Energy SPDR Fund increase, we expect that the value of the MITTS Securities will decrease and, conversely, if dividend yields on the stocks included in the Energy SPDR Fund decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the Net Asset Value per share of the Energy SPDR Fund at maturity, an improvement in our credit ratings will not reduce the other investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given increase in the Net Asset Value per share of the Energy SPDR Fund will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Absence of prior active market for shares of the Energy SPDR Fund

     The Energy SPDR Fund is a recently organized investment company and has a limited operating history. Although its shares are listed for trading on the AMEX and a number of similar products have been traded on the AMEX for varying periods of time, there is no assurance that an active trading market will continue to exist for the shares of the Energy SPDR Fund. If a trading market does continue to exist, there is no assurance that there will be liquidity in the trading market.

Concentration in energy-related securities

     Because the Energy SPDR Fund's investment portfolio is predominantly comprised of securities of companies in the energy-producing field, the value of the MITTS Securities may be adversely affected by an economic downturn in the energy industry. The companies whose securities comprise the Energy SPDR Fund's investment portfolio produce crude oil and natural gas and provide drilling and other energy production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, political events and economic conditions will likewise affect the performance of these companies. Correspondingly, companies in the energy field are subject to swift energy price and supply fluctuations caused by events relating to international politics, energy conservation, the results of exploration projects, and tax and other governmental policies. Weak demand for these companies' products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely affect the performance of the Energy SPDR Fund and in turn, the trading value of the MITTS Securities.

No affiliation between ML&Co. and the Energy SPDR Fund

     Our affiliate MLPF&S is both a soliciting dealer in the shares of the Energy SPDR Fund and the index compilation agent for the Energy Select Sector Index. However, we are not affiliated with the Energy SPDR Fund or the Energy Select Sector Index. The Energy SPDR Fund has no obligations with respect to the MITTS Securities or amounts to be paid to you, including any obligation to take the needs of ML&Co. or of beneficial owners of the MITTS Securities into consideration for any reason. The Energy SPDR Fund did not receive any of the proceeds from the initial offering of the MITTS Securities and is not responsible for, and has not participated in, the determination or calculation of the amount you will receive on your MITTS Securities at maturity. In addition, the Energy SPDR Fund is not involved with the administration or trading of the MITTS Securities and has no obligations with respect to any amounts due under the MITTS Securities.

No shareholder's rights

     Unless and until we deliver shares of the Energy SPDR Fund to you at the maturity of the MITTS Securities, you will not be entitled to any rights with respect to these shares, including, without limitation, the right to receive distributions on, to vote or to redeem these shares. For example, if the Energy SPDR Fund sets a record date for a matter to be voted on by shareholders before our delivery of the shares of the Energy SPDR Fund to you, you will not be entitled to vote on that matter.

Amounts payable on the MITTS Securities may be limited by state law

     New York State law governs the 1983 Indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks included in the Energy SPDR Fund or futures or options in the Energy SPDR Fund for our own accounts, for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and, in turn, the value of the Energy SPDR Fund in a manner that could be adverse to your investment in the MITTS Securities.

Potential conflicts

     Our subsidiary, MLPF&S, is our agent for the purposes of calculating the Adjusted Ending Value and the Supplemental Redemption Amount payable to you at maturity. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the Energy SPDR Fund can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the Energy SPDR Fund. See "Description of the MITTS Securities--Adjustments to the Energy SPDR Fund; Market Disruption Events" and "--Termination of the Energy SPDR Fund" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     MLPF&S is also a soliciting dealer in the shares of the Energy SPDR Fund. Under certain circumstances, MLPF&S' role as calculation agent for the MITTS Securities and its role as a soliciting dealer in these shares could give rise to conflicts of interests between the calculation agent and holders of the MITTS Securities. These conflicts could occur in connection with its determination as to the Adjusted Ending Value and the number of shares to be delivered at maturity.

     Additionally, MLPF&S serves as index compilation agent for the Energy Select Sector Index. In its capacity as index compilation agent, MLPF&S determines, in consultation with S&P, which securities of the S&P 500 are to be included in the Energy Select Sector Index. Under certain circumstances, MLPF&S' role as calculation agent for the MITTS Securities and its role as index compilation agent could give rise to conflicts of interests between the calculation agent and holders of the MITTS Securities.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay the amounts due at maturity. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

          We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.


          We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

          Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

          If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

          ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:


                                                                                                    For the Three
                                                     Year Ended Last Friday in December             Months Ended
                                               1995       1996      1997      1998       1999       March 31, 2000
                                             ---------  --------  --------  --------  ----------    -------------------
Ratio of earnings to fixed charges(a)......   1.2        1.2       1.2       1.1         1.3              1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On September 20, 1999, ML&Co. issued an aggregate principal amount of $44,000,000 or 4,400,000 units of the MITTS Securities. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on September 20, 2006.

     While at maturity a beneficial owner of a MITTS Security will receive the number of shares of the Energy SPDR Funds equal in value to the sum of the principal amount of the MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. At our option, instead of delivering to you the shares of the Energy SPDR Fund to which you would otherwise be entitled, we may pay you cash with an equal value. See the section entitled "--Delivery at maturity" below. The number of shares to be delivered at maturity will be determined based on the Ending Value.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. If an Event of Default occurs with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "-- Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     ML&Co. issued the MITTS Securities in denominations of whole units of $10.00 per unit.

     The MITTS Securities do not have the benefit of any sinking fund.

Delivery at maturity

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the number of shares of the Energy SPDR Fund equal in value to the principal amount of each MITTS Security plus the Supplemental Redemption Amount, if any, all as provided below. The amount to be paid by ML&Co. to any holder of the MITTS Securities on the maturity date will be aggregated based on the total number of units then held by that holder and rounded to the nearest cent. If the Adjusted Ending Value does not exceed the Starting Value, a beneficial owner of a MITTS Security will be entitled to receive only the number of shares of the Energy SPDR Fund or cash with value equal to the principal amount of the MITTS Security. The number of shares to be delivered at maturity will be determined based on the Ending Value.

     If ML&Co. delivers shares of the Energy SPDR Fund to holders of the MITTS Securities at the maturity date, ML&Co. or one of its affiliates will deliver shares of the Energy SPDR Fund that are then newly issued by the Energy SPDR Fund.

     ML&Co. may, at its option, in lieu of delivering shares of the Energy SPDR Fund, pay cash in an amount equal to the sum of the principal amount of the MITTS Securities and the Supplemental Redemption Amount, if any. In addition, if at any time MLPF&S ceases to be a soliciting dealer in the shares of the Energy SPDR Fund, ML&Co. will pay the amount due to holders of the MITTS Securities in cash instead of shares.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                        (Adjusted Ending Value - Starting Value)
Principal amount of the MITTS Security ($10 per unit) X (--------------------------------------)
                                                        (            Starting Value            )


provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 29.27, the Net Asset Value of one share of the Energy SPDR Fund on February 14, 1999, the date the MITTS Securities were priced for initial sale to the public.

     "Net Asset Value" means the net asset value per share of the Energy SPDR Fund as determined by the Energy SPDR Fund. The Energy SPDR Fund calculates its Net Asset Value per share by dividing the value of its net assets, i.e., the value of its total assets less total liabilities, by its total number of shares outstanding. Expenses and fees, including the management, administration and distribution fees, of the Energy SPDR Fund are accrued daily and taken into account for purposes of determining Net Asset Value. The Net Asset Value per share of the Energy SPDR Fund is determined by the Energy SPDR Fund on each Business Day after the close of trading on the New York Stock Exchange, ordinarily 4:00 p.m., New York City time. Shares of the Energy SPDR Fund are listed on the AMEX under the trading symbol "XLE".

     The "Adjusted Ending Value" will be determined by the calculation agent and will equal the Ending Value as reduced by the application of the Adjustment Factor to the Net Asset Value used to calculate the Ending Value on each Calculation Day during the Calculation Period.

     The "Ending Value" will equal the average, or arithmetic mean, of the Net Asset Values per share of the Energy SPDR Fund as determined by the Energy SPDR Fund on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days in the Calculation Period, the Ending Value will equal the average, or arithmetic mean, of the Net Asset Values of the Energy SPDR Fund on each of these Calculation Days, and if there is only one Calculation Day, then the Ending Value will be equal to the Net Asset Value per share of the Energy SPDR Fund on that Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Value shall mean the Net Asset Value per share of the Energy SPDR Fund on the last Trading Day before the Calculation Period for which the Net Asset value per share of the Energy SPDR Fund was determined.

     The "Adjustment Factor" equals 1.25% per year and will be applied over the entire term of the MITTS Securities. On each calendar day during the term of the MITTS Securities, we will apply this percentage on a prorated basis based on a 365-day year to reduce the value used to calculate the Supplemental Redemption Amount on each Calculation Day during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate the Supplemental Redemption Amount during the Calculation Period will be approximately 8.38% less than the actual Net Asset Value per share of the Energy SPDR Fund on each Calculation Day during the Calculation Period.

     The "Calculation Period" means the period from and including the seventh scheduled Trading Day before the maturity date to and including the second scheduled Trading Day before the maturity date.

     A "Calculation Day" means any Trading Day during the Calculation Period on which a Market Disruption Event has not occurred.

     A "Trading Day" is a day on which the shares of the Energy SPDR Fund:

     . are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

     . have traded at least once on a national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of the Energy SPDR Fund.

Fractional Shares

     ML&Co. will not distribute fractional shares of the Energy SPDR Fund at maturity. In the event ML&Co. pays holders of the MITTS Securities in shares of the Energy SPDR Fund, all amounts due to any holder of the MITTS Securities in respect of the total number of units held by that holder will be aggregated, and in lieu of delivering any fractional share to that holder, that holder will receive the cash value of that fractional share based on the Ending Value.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and the holders and beneficial owners of the MITTS Securities.

Hypothetical returns

     The following table illustrates, for a range of hypothetical Ending Values, assuming an initial investment of $10 per unit and an investment term from September 20, 1999 to September 20, 2006:

     . the percentage change from the Starting Value to the hypothetical Ending Value,

     . the Adjusted Ending Value used to calculate the Supplemental Redemption Amount,

     .    the total amount payable at maturity for each unit of MITTS
          Securities,

     .    the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of the MITTS Securities, and

     . the pretax annualized rate of return of an investment in shares of the Energy SPDR Fund which includes an assumed aggregate dividend yield of 2.04% per annum, as more fully described below.

                                                                                                                   Pretax
                                                                                                                 annualized
                     Percentage                      Total amount                             Pretax           rate of return
                    change from                       payable at         Total rate         annualized            of stocks
                   the Starting                        maturity           of return           rate of            included in
 Hypothetical      Value to the       Adjusted      per unit of the        on the            return on         the Energy SPDR
    Ending         hypothetical        Ending            MITTS              MITTS            the MITTS              Fund
     Value         Ending Value       Value(1)        Securities         Securities        Securities(2)         Index(2)(3)
     -----         ------------       --------        ----------         ----------        -------------         -----------
      5.85            -80%              5.36            10.00               0.00%              0.00%               -19.47%
     11.71            -60%             10.73            10.00               0.00%              0.00%               -10.62%
     17.56            -40%             16.09            10.00               0.00%              0.00%                -5.15%
     23.41            -20%             21.45            10.00               0.00%              0.00%                -1.14%
     29.27(4)           0%             26.81            10.00               0.00%              0.00%                 2.04%
     35.12             20%             32.18            10.99               9.94%              1.36%                 4.70%
     40.97             40%             37.54            12.83              28.26%              3.58%                 6.98%
     46.83             60%             42.90            14.66              46.58%              5.53%                 8.98%
     52.68             80%             48.26            16.49              64.91%              7.27%                10.77%
     58.54            100%             53.63            18.32              83.23%              8.83%                12.39%
     64.39            120%             58.99            20.16             101.55%             10.26%                13.87%
     70.24            140%             64.35            21.99             119.88%             11.57%                15.23%
     76.10            160%             69.72            23.82             138.20%             12.78%                16.49%
     81.95            180%             75.08            25.65             156.52%             13.91%                17.67%
     87.80            200%             80.44            27.48             174.85%             14.97%                18.77%

____________
(1) The Adjusted Ending Values specified in this column are approximately 8.38% less than the hypothetical Ending Values as a result of the cumulative effect of the application of the Adjustment Factor of 1.25% per annum over the term of the MITTS Securities.

(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(3)  This rate of return assumes:

     (a) a constant dividend yield of 2.04% per annum, paid quarterly from the date of initial delivery of the MITTS Securities, applied to the Net Asset Value per share of the Energy SPDR Fund at the end of each quarter assuming this Net Asset Value per share increases or decreases linearly from the Starting Value to the applicable hypothetical Ending Values;

     (b) no transaction fees or expenses in connection with purchasing and holding shares of the Energy SPDR Fund;

     (c) an initial investment of $10 and an investment term from September 20, 1999 to September 20, 2006; and

     (d) a final Net Asset Value per share of the Energy SPDR Fund equal to the hypothetical Ending Value.

(4)  This is the Starting Value.

          The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by you and the resulting total and pretax annualized rates of return will depend entirely on the actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Energy SPDR Fund; Market Disruption Events

          If at any time the shares of the Energy SPDR Fund are subject to a split or reverse split, the calculation agent shall adjust the Net Asset Value per share of the Energy SPDR Fund used to calculate the Ending Value in order to arrive at a Net Asset Value per share of the Energy SPDR Fund as if a split or reverse split, as the case may be, had not occurred.

          "Market Disruption Event" means any of the following events as determined by the calculation agent:

          (A) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more of the stocks which then comprise the Energy Select Sector Index;

          (B) the suspension or material limitation, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts related to the Energy SPDR Fund which are traded on any major U.S. exchange; or

          (C) the Energy SPDR Fund (1) is unable or otherwise fails to issue a Net Asset Value for any shares of the Energy SPDR Fund after the close of business on the NYSE, or (2)suspends the creation or redemption of shares of the Energy SPDR Fund.

          For the purposes of clauses (A) and (B) of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange and for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

Termination of the Energy SPDR Fund

          If the Energy SPDR Fund is liquidated or otherwise terminated, for purposes of calculating the Supplemental Redemption Amount payable at the maturity of the MITTS Securities, the calculation agent will calculate the Net Asset Value per share of the Energy SPDR Fund as follows: the Net Asset Value per share of the Energy SPDR Fund on the Trading Day occurring immediately before any liquidating distribution will equal the Net Asset Value for that day (the "Pre-liquidation Date"). The calculation agent will then calculate the Net Asset Value after the close of trading on each Trading Day following the Pre-liquidation Date (each date, a "Determination Date") by increasing or decreasing, as the case may be, the Net Asset Value as of the immediately preceding Trading Day by the percentage by which the closing value of the Energy Select Sector Index increases or decreases from the immediately preceding Trading Day to that Determination Date and further decreasing the Net Asset Value by fees, expenses and non-liquidating distributions (together, "Fund Expenses") that the calculation agent, in its sole judgment but with reference to the Fund Expenses actually incurred by the Energy SPDR Fund before its liquidation or termination, deems would reasonably have been accrued and included in the calculation of the Net Asset Value per share of the Energy SPDR Fund had it not been liquidated or terminated, from the immediately preceding Trading Day to that Determination Date. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal, or another newspaper of general circulation, and arrange for information with respect to such values to be made available by telephone.

     If the Energy SPDR Fund is liquidated or otherwise terminated and the Energy Select Sector Index is no longer calculated or published (an "Index Termination Event"), the calculation agent will select a successor index that it determines, in its sole discretion, to be comparable to the Energy Select Sector Index (a "successor index"), then, upon the calculation agent's notification of its determination to the trustee and ML&Co., the calculation agent will substitute the successor index for the Energy Select Sector Index and calculate the closing value as described above under "--Delivery at maturity". Upon any selection by the calculation agent of a successor index, ML&Co. shall promptly give notice to the beneficial owners of the MITTS Securities by publication in a United States newspaper with a general circulation.

     In the event that an Index Termination Event occurs and:

     .  the calculation agent does not select a successor index, or

     .  the successor index is no longer published on any of the Calculation
        Days,

the calculation agent will compute a substitute index for the Energy Select Sector Index for that Calculation Day in accordance with the procedures last used to calculate the Energy Select Sector Index before any discontinuance. The calculation agent will calculate the Net Asset Value in accordance with the procedures referred to in the first paragraph of this section with reference to a substitute index. Upon any calculation of a substitute index in accordance with this paragraph, ML&Co. shall promptly give notice to the beneficial owners of the MITTS Securities by publication in a United States newspaper with a general circulation.

     If Standard & Poor's ("S&P") discontinues publication of the S&P 500 Index subsequent to an Index Termination Event and

     . the calculation agent does not select a successor index or the successor index is no longer published on any of the Calculation Days and

     . the calculation agent is unable to calculate a substitute index for the Energy Select Sector Index,

the calculation agent will compute a substitute index for the S&P 500 Index for that Calculation Day in accordance with the procedures last used to calculate the S&P 500 Index prior to any discontinuance. If the calculation agent calculates a substitute index for the S&P 500 Index, the calculation agent will use that substitute index to calculate the substitute index for the Energy Select Sector Index.

     Notwithstanding these alternative arrangements, liquidation or termination of the Energy SPDR Fund or the discontinuance of the publication of the Energy Select Sector Index or the S&P 500 Index may adversely affect trading in the MITTS Securities.

     A "Business Day" is any day on which the NYSE and the AMEX are open for trading.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount of the MITTS Securities, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment was the stated maturity date of the MITTS Securities, provided, however, the Adjustment Factor will be applied to the values used to calculate the Supplemental Redemption Amount as if the MITTS Securities had not been accelerated and had remained outstanding to the stated maturity date. See the section entitled "--Delivery at maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities will bear interest, payable upon demand of their beneficial owners, at the rate of 7.08% per annum, to the extent that payment of any interest is legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Depositary

  Description of the Global Securities

     The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of such issue, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

  Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                             THE ENERGY SPDR FUND

     ML&Co. has attached the Fund Prospectus describing the Energy SPDR Fund and is delivering it to purchasers of the MITTS Securities together with this prospectus for the convenience of reference only. The Fund Prospectus does not constitute a part of this prospectus, nor is it incorporated by reference into this prospectus. The summary description below is qualified in its entirety by the information describing the Energy SPDR Fund and the Energy Select Sector Index included in the attached Fund Prospectus.

     As stated in the Fund Prospectus, the Energy SPDR Fund is an index fund whose investment objective is to provide investment results that, before expenses, correspond generally to the price and yield performance of the publicly traded equity securities included in the Energy Select Sector Index. The Energy Select Sector Index consists of the equity securities of publicly traded companies that are components of the S&P 500 Index and are involved in the development and production of energy products. Companies in the Energy Select Sector Index develop and produce crude oil and natural gas, and provide drilling and other energy related services.

     Although ML&Co.'s subsidiary, MLPF&S, provides certain services to the Energy SPDR Fund and the Energy Select Sector Index, ML&Co. is not affiliated with the Energy SPDR Fund or the Energy Select Sector Index, and the Energy SPDR Fund did not receive any of the proceeds from the sale of the MITTS Securities. A prospective purchaser of the MITTS Securities should independently decide whether an investment in the MITTS Securities and the Energy SPDR Fund is appropriate.

     The Energy SPDR Fund is one of nine investment funds comprising the Select Sector SPDR Trust. Each fund's investment portfolio is comprised principally of constituent companies whose equity securities are components of the S&P 500 Index, each representing one of nine specified market sector indices. Each stock in the S&P 500 Index is allocated to only one Select Sector Index. The combined companies of the nine indices represent all of the companies whose stocks are components of the S&P 500 Index. The Energy SPDR Fund's initial public offering occurred on December 16, 1998 and therefore it has limited operating history.

     Because the Select Sector SPDR Trust is subject to the registration requirements of the Securities Act and the Investment Company Act, the Trust is required to file periodically certain information specified by the SEC. For more information about the Energy SPDR Fund and the shares that a holder of the MITTS Securities may receive at maturity, information provided to or filed with the SEC by the Select Sector SPDR Trust can be inspected at the SEC's public reference facilities or accessed over the Internet through a web site maintained by the SEC at http://www.sec.gov. Copies of these documents may also be obtained at no cost by calling the Select Sector SPDR Trust at (800) 843- 2639 or by writing the Select Sector SPDR Trust c/o ALPS Mutual Funds Services, Inc., at 370 17th Street, Suite 3100, Denver, CO 80202. Neither the Fund Prospectus nor such other documents are incorporated by reference into this prospectus, and ML&Co. makes no representation or warranty as to the accuracy or completeness of any such documents.

     ML&Co. is not affiliated with the Energy SPDR Fund, and the Energy SPDR Fund has no obligations with respect to the MITTS Securities. This prospectus relates only to the MITTS Securities offered hereby and does not relate to the shares of the Energy SPDR Fund or any other securities relating to the Energy SPDR Fund. The information contained in this prospectus regarding the Energy SPDR Fund has been derived from the publicly available documents described in the preceding paragraph. ML&Co. makes no representation that these publicly available documents or any other publicly available information regarding the Energy SPDR Fund are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of this prospectus (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the shares of the Energy SPDR Fund, and therefore the trading price of the MITTS Securities, have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Energy SPDR Fund could affect the Supplemental Redemption Amount, if any, to be received at maturity and therefore the trading value of the MITTS Securities.

     MLPF&S, a subsidiary of ML&Co., is a soliciting dealer in the shares of the Energy SPDR Fund. Additionally, MLPF&S serves as index compilation agent for the Energy Select Sector Index. In its capacity as index compilation agent, MLPF&S determines, in consultation with S&P, the composition of the securities measured by the Energy Select Sector Index.

License Agreement

     S&P, the AMEX and MLPF&S have entered into a non-exclusive license agreement providing for the license to MLPF&S, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the MITTS Securities, and ML&Co. is an authorized sublicensee of MLPF&S.

     The license agreement among S&P, the AMEX and MLPF&S provides that the following language must be stated in this prospectus:

     "Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)", "500", "Standard & Poor's Depositary Receipts", "SPDRs", "Select Sector SPDR" and "Select Sector Standard & Poor's Depositary Receipts" are trademarks of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and have been licensed for use by MLPF&S. ML&Co., is an authorized sublicensee of MLPF&S. The stocks comprising the Energy Select Sector Index were selected by MLPF&S, as index compilation agent, in consultation with S&P from the universe of companies represented by the S&P 500 Index. The composition and weightings of the stocks included in the Energy Select Sector Index can be expected to differ from the composition and weighting of stocks included in any similar S&P 500 sector index published and disseminated by S&P.

     The MITTS Securities, the Energy SPDR Fund and the Energy Select Sector Index are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or in the ability of the Energy SPDR Fund to track the performance and yield of the Energy Select Sector Index or in the ability of the Energy Select Sector Index to track the performance of the energy sector represented in the stock market. The stocks included in the Energy Select Sector Index were selected by MLPF&S as the index compilation agent in consultation with S&P from a universe of companies involved in the development and production of energy products and represented by the S&P 500 Index. S&P's only relationship to the index compilation agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the index compilation agent or the MITTS Securities. S&P has no obligation to take the needs of the index compilation agent, ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in any determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities were initially sold, or quantities of the MITTS Securities issued or in the determination or calculation of the equation by which the MITTS Securities are to be converted into shares of the Energy SPDR Fund or cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities.

     S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index, the Energy Select Sector Index or any data included therein. S&P makes no warranty, express or implied, as to results to be obtained by ML&Co., MLPF&S, the holders of the MITTS Securities, or any other person or entity from the use of the S&P 500 Index, the Energy Select Sector Index or any data included therein in connection with the rights licensed under the license agreement described herein or for any other use. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500 Index, the Energy Select Sector Index or any data included therein. Without limiting the generality of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages."

     All disclosures contained in this prospectus regarding the S&P 500 Index or the Energy Select Sector Index, including its respective make-up, method of calculation and changes in its components, are derived from publicly available information prepared by S&P and the Trust, respectively. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of such information.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations upon liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on disposition of Voting Stock of, and merger and sale of assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default" below.

Events of Default

     Each of the following will be an Event of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of debt securities may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the regulations issued on June 11, 1996 by the Treasury Department (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, we have determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $6.2732 per unit. This represents an estimated yield on the MITTS Securities equal to 7.08% per annum, compounded semiannually.

     The projected payment schedule, including both projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon the projected payment schedule for the MITTS Securities, including both the projected Supplemental Redemption Amount and the estimated yield equal to 7.08% per annum, compounded semiannually, as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the MITTS Securities:

                                                                                                             Total interest
                                                                                                             deemed to have
                                                                                                             accrued on the
                                                                                    Interest deemed              MITTS
                                                                                       to accrue               Securities
                                                                                        during              as of the end of
                                                                                    accrual period           accrual period
                    Accrual Period                                                    (per unit)               (per unit)
                    --------------                                                 -----------------       -----------------
September 20, 1999 through March 20, 2000.................................              $0.3530                  $0.3530
March 21, 2000 through September 20, 2000.................................              $0.3665                  $0.7195
September 21, 2000 through March 20, 2001.................................              $0.3795                  $1.0990
March 21, 2001 through September 20, 2001.................................              $0.3929                  $1.4919
September 21, 2001 through March 20, 2002.................................              $0.4068                  $1.8987
March 21, 2002 through September 20, 2002.................................              $0.4212                  $2.3199
September 21, 2002 through March 20, 2003.................................              $0.4361                  $2.7560
March 21, 2003 through September 20, 2003.................................              $0.4516                  $3.2076
September 21, 2003 through March 20, 2004.................................              $0.4675                  $3.6751
March 21, 2004 through September 20, 2004.................................              $0.4841                  $4.1592
September 21, 2004 through March 20, 2005.................................              $0.5013                  $4.6605
March 21, 2005 through September 20, 2005.................................              $0.5190                  $5.1795
September 21, 2005 through March 20, 2006.................................              $0.5373                  $5.7168
March 21, 2006 through September 20, 2006.................................              $0.5564                  $6.2732

___________
Projected Supplemental Redemption Amount = $6.2732 per unit.


     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code, as amended (the "Code") prohibit various transactions between certain parties and the assets of employee benefit plans, unless an exemption is available; governmental plans may be subject to similar prohibitions. Because transactions between a plan and ML&Co. may be prohibited absent an exemption, each fiduciary, by its purchase of any MITTS Security on behalf of any plan, represents on behalf of itself and the plan, that the acquisition, holding and any subsequent disposition of the MITTS Security will not result in a violation of ERISA, the Code or any other applicable law or regulation.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS


     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is + + not an offer to sell these securities and it is not soliciting an offer to +
+ buy these securities in any state where the offer and sale is not          +
+ permitted.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                          Subject to Completion
                Preliminary Prospectus dated June 7, 2000

PROSPECTUS                                      [LOGO] Merrill Lynch
----------                                  PROTECTED GROWTH(SM) INVESTING
                                      Pursuit of Growth, Protection of Principal

                           Merrill Lynch & Co., Inc.
                  Global Market Index Target-Term Securities(R)
                             due December 22, 2004
                              "MITTS(R) Securities"
                         $10 principal amount per unit
                                __________________

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at maturity:
 .  100% principal protection at maturity.               .   On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                    Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch        the sum of the principal amount of each unit and an
   & Co., Inc.                                              additional amount based on changes in the values of
 .  Linked to the values of the S&P 500(R) Index, the        the S&P 500 Index, the Nikkei 225 Index and the Dow
   Nikkei 225 Index and the Dow Jones Euro STOXX 50(SM)     Jones Euro STOXX 50 Index, reduced by an annual
   Index.                                                   adjustment factor of 1.75%.
 .  The MITTS Securities are listed on the American      .   At maturity, you will receive no less than the
   Stock Exchange under the trading symbol "GMM".           principal amount of your MITTS Securities.
 .  Closing date: December 22, 1999.

               Investing in the MITTS Securities involves risk.
          See "Risk Factors" beginning on page 7 of this prospectus.
                                _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.
                                _______________

          The date of this prospectus is               , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks and "Protected Growth" is a service mark of Merrill Lynch & Co., Inc.

"Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Capital Services, Inc., and Merrill Lynch & Co., Inc. is an authorized sublicensee.

The Dow Jones Euro STOXX 50 is owned by STOXX LIMITED. The Dow Jones Euro STOXX 50 is a service mark of DOW JONES & COMPANY, INC. and has been licensed for certain purposes by Merrill Lynch & Co., Inc.

(C)1998 by STOXX LIMITED. All rights reserved.

Euro STOXX 50 is a mark of STOXX LIMITED and has been licensed for certain purposes by Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
SUMMARY INFORMATION-Q&A....................................     3

RISK FACTORS...............................................     7

MERRILL LYNCH & CO., INC...................................    11

RATIO OF EARNINGS TO FIXED CHARGES.........................    12

DESCRIPTION OF THE MITTS SECURITIES........................    13

THE UNDERLYING INDICES.....................................    20

OTHER TERMS................................................    26

PROJECTED PAYMENT SCHEDULE.................................    29

ERISA CONSIDERATIONS.......................................    30

WHERE YOU CAN FIND MORE INFORMATION........................    30

INCORPORATION OF INFORMATION WE FILE WITH THE SEC..........    30

PLAN OF DISTRIBUTION.......................................    31

EXPERTS....................................................    31

                            SUMMARY INFORMATION-Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Global Market Index Target-Term Securities due December 22, 2004. You should carefully read this prospectus to fully understand the terms of the MITTS Securities, the S&P 500 Index (the "S&P 500"), the Nikkei Stock Average (the "Nikkei 225 Index"), the Dow Jones Euro STOXX 50 Index (the "Euro STOXX 50") and the tax and other considerations that are important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     The S&P 500, the Nikkei 225 Index and the Euro STOXX 50 are referred to collectively as the "Underlying Indices" in this prospectus.

What are the MITTS Securities?

     The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on December 22, 2004. We cannot redeem the MITTS Securities at any earlier date. We will not make any payments on the MITTS Securities until maturity.

     Each unit of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we issued the MITTS Securities in the form of a global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the MITTS Securities. You should refer to the section "Description of the MITTS Securities--Depositary" in this prospectus.

What will I receive on the stated maturity date of the MITTS Securities?

     We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in possible increases in the Underlying Indices as reduced by the Adjustment Factor. On the stated maturity date, you will receive a payment on the MITTS Securities equal to the sum of two amounts: the "principal amount" and the "Supplemental Redemption Amount".

Principal amount

     The "principal amount" per unit is $10.

Supplemental Redemption Amount

     The "Supplemental Redemption Amount" per unit will equal the sum of the "Index Redemption Amounts" for each of the Underlying Indices but will not be less than zero.

     The "Index Redemption Amount" means, for each of the Underlying Indices:

      ( Adjusted Ending Value - Starting Value )   1
$10 X ( -------------------------------------- ) X -
      (           Starting Value               )   3

     The "Starting Value" equals 1,418.78 for the S&P 500, 18,111.31 for the Nikkei 225 Index and 4,517.68 for the Euro STOXX 50, each the closing value of that Underlying Index on December 16, 1999, the date the MITTS Securities were priced for initial sale to the public.

     The "Adjusted Ending Value", for each Underlying Index, will be the average of the values of that Underlying Index at the close of the market on five business days shortly before the maturity of the MITTS Securities as reduced on each day by the application of the Adjustment Factor. We may calculate the Adjusted Ending Values by reference to fewer than five or even a single day's closing value if, during the period shortly before the stated maturity date of the MITTS Securities, there is a disruption in the trading of a sufficient number of the component stocks included in any of the Underlying Indices or certain futures or options contracts relating to any of the Underlying Indices.

     The "Adjustment Factor" equals 1.75% per year and will be prorated based on a 365-day year and applied over the entire term of the MITTS Securities on each calendar day to reduce the closing values of the Underlying Indices used to calculate the Index Redemption Amounts during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate the Index Redemption Amounts during the Calculation Period at the stated maturity of the MITTS Securities will be approximately 8.39% less than the actual closing values of the Underlying Indices on each day during the Calculation Period. For a detailed discussion of how the Adjustment Factor will affect the value of the Underlying Indices used to calculate the Index Redemption Amounts and the Supplemental Redemption Amount, see "Description of the MITTS Securities--Payment at maturity" in this prospectus.

     For more specific information about the Index Redemption Amounts and the Supplemental Redemption Amount, please see the section entitled "Description of the MITTS Securities" in this prospectus.

     We will pay you a Supplemental Redemption Amount only if the sum of the Index Redemption Amounts is greater than zero. If the sum of the Index Redemption Amounts is less than, or equal to, zero, the Supplemental Redemption Amount will be zero. We will pay you the principal amount of your MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.

Examples

     Here are two examples of Supplemental Redemption Amount calculations assuming an investment term equal to that of the MITTS Securities and an Adjustment Factor of 1.75% per year:

Example 1--The sum of the hypothetical Index Redemption Amounts is less than zero at maturity:

  S&P 500 Starting Value: 1,418.78
  Hypothetical closing value of the S&P 500 at maturity: 1,702.54
  Hypothetical Adjusted Ending Value of the S&P 500: 1,559.74

                                                     ( 1,559.74 - 1,418.78 )   1
  S&P 500 Index Redemption Amount (per unit) = $10 X ( ------------------- ) X - = $0.33
                                                     (      1,418.78       )   3

  Nikkei 225 Index Starting Value: 18,111.31
  Hypothetical closing value of the Nikkei 225 Index at maturity: 21,733.57 Hypothetical Adjusted Ending Value of the Nikkei 225 Index: 19,910.76

                                                         ( 19,910.76 - 18,111.31 )   1
  Nikkei 225 Index Redemption Amount (per unit) =  $10 X ( --------------------- ) X - = $0.33
                                                         (       18,111.31       )   3

  Euro STOXX 50 Starting Value: 4,517.68
  Hypothetical closing value of the Euro STOXX 50 at maturity: 3,840.03 Hypothetical Adjusted Ending Value of the Euro STOXX 50: 3,517.96

                                                           ( 3,517.96 - 4,517.68 )   1
  Euro STOXX 50 Index Redemption Amount (per unit) = $10 X ( ------------------- ) X - = -$0.74
                                                           (       4,517.68      )   3

  Supplemental Redemption Amount = $0.33 + $0.33 - $0.74 = $0.00

  (Supplemental Redemption Amount cannot be less than zero)

  Total payment at maturity (per unit) = $10 + $0 = $10

Example 2--The sum of the hypothetical Index Redemption Amounts is greater than zero at maturity:

  S&P 500 Starting Value: 1,418.78
  Hypothetical closing value of the S&P 500 at maturity: 2,270.05
  Hypothetical Adjusted Ending Value of the S&P 500: 2,079.66

                                                     ( 2,079.66 - 1,418.78 )   1
  S&P 500 Index Redemption Amount (per unit) = $10 X ( ------------------- ) X - = $1.55
                                                     (      1,418.78       )   3

  Nikkei 225 Index Starting Value: 18,111.31
  Hypothetical closing value of the Nikkei 225 Index at maturity: 28,978.10 Hypothetical Adjusted Ending Value of the Nikkei 225 Index: 26,547.68

                                                        ( 26,547.68 - 18,111.31 )   1
  Nikkei 225 Index Redemption Amount (per unit) = $10 X ( --------------------- ) X - = $1.55
                                                        (       18,111.31       )   3

  Euro STOXX 50 Starting Value: 4,517.68
  Hypothetical closing value of the Euro STOXX 50 at maturity: 6,776.52 Hypothetical Adjusted Ending Value of the Euro STOXX 50: 6,208.17

                                                            ( 6,208.17 - 4,517.68 )   1
  Euro STOXX 50 Index Redemption Amount (per unit) =  $10 X ( ------------------- ) X - = $1.25
                                                            (      4,517.68       )   3

  Supplemental Redemption Amount = $1.55 + $1.55 + $1.25 = $4.35

  Total payment at maturity (per unit) = $10 + $4.35 = $14.35

Will I receive interest payments on the MITTS Securities?

     You will not receive any interest payments on the MITTS Securities, but will instead receive the principal amount plus the Supplemental Redemption Amount, if any, at maturity. We have designed the MITTS Securities for investors who are willing to forego market interest payments on the MITTS Securities, such as floating interest rates paid on standard senior non-callable debt securities, in exchange for the ability to participate in possible increases in the Underlying Indices.

Who publishes the Underlying Indices and what do they measure?

     The S&P 500 is published by Standard & Poor's, a division of The
McGraw-Hill

Companies, Inc., and is intended to provide an indication of the pattern of common stock price movement in the United States. The value of the S&P 500 is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The market value for the common stock of a company is the product of the market price per share of the common stock and the number of outstanding shares of common stock. Standard & Poor's chooses companies for inclusion in the S&P 500 with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market.

     The Nikkei 225 Index is a stock index published by Nihon Keizai Shimbun, Inc. ("NKS") that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 common stocks traded on the Tokyo Stock Exchange (the "TSE") and represents a broad cross section of Japanese industry. All 225 underlying stocks (the "Underlying Stocks") are stocks listed in the First Section of the TSE and are, therefore, among the most actively traded stocks on the TSE. The Nikkei 225 Index is a modified, price-weighted index, which means an Underlying Stock's weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer.

     The Euro STOXX 50 was created by STOXX, a joint venture founded by SWX-Swiss Exchange, SBF-Bourse de Paris, Deutsche Borse AG and Dow Jones. Publication of the Euro STOXX 50 began on February 26, 1998. The Euro STOXX 50 consists of the stocks of 50 European companies that are among the largest in market capitalization, highest in liquidity and are the leaders of their industrial sectors.

     Please note that an investment in the MITTS Securities does not entitle you to any ownership interest in the stocks of the companies included in the Underlying Indices.

Are the MITTS Securities listed on a stock exchange?

     The MITTS Securities are listed on the AMEX under the trading symbol "GMM". You should be aware that the listing of the MITTS Securities on the AMEX does not necessarily ensure that a liquid trading market will be available for the MITTS Securities. You should review the section entitled "Risk Factors--There may be an uncertain trading market for the MITTS Securities" in this prospectus.

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the initial offering and sale of the MITTS Securities. MLPF&S intends to buy and sell MITTS Securities to create a secondary market for holders of the MITTS Securities. However, MLPF&S will not be obligated to engage in any of these market activities or continue them once it has started.

     MLPF&S is also our agent for purposes of calculating, among other things, the Adjusted Ending Values, the Index Redemption Amounts and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as a subsidiary of ML&Co. and its responsibilities as calculation agent.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiaries and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co., see the section entitled "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC which you can find by referring to the section entitled "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my investment?

     Yes, an investment in the MITTS Securities is subject to risk. Please refer to the section entitled "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting with your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that if the sum of the Index Redemption Amounts does not exceed zero on the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the value of one or more of the Index Redemption Amounts is greater than zero but the sum of the Index Redemption Amounts is less than zero at maturity. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of ML&Co. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the Underlying Indices

     The value of each Underlying Index is calculated by reference to the prices of the common stocks included in that Underlying Index without taking into consideration the value of dividends paid on those stocks. The return on your MITTS Securities will not reflect the return you would realize if you actually owned the stocks included in each Underlying Index and received the dividends paid on those stocks because of the cumulative effect of the reduction caused by the Adjustment Factor applied to the closing values of each Underlying Index used to calculate that Underlying Index's Index Redemption Amount and because the value of each Underlying Index is calculated by reference to the prices of the stocks included in that Underlying Index without taking into consideration the value of dividends paid on those stocks.

Your return will not be adjusted for changes in currency exchange rates

     Although the stocks included in the Nikkei 225 Index and the Euro STOXX 50 are traded in various currencies and the MITTS Securities are denominated in U.S. dollars, we will not adjust the amount payable at maturity for the currency exchange rate in effect at the maturity of the MITTS Securities. Any amount in addition to the principal amount of each unit payable to you at maturity is based solely upon changes in the value of the Underlying Indices. Changes in exchange rates, however, may reflect changes in a country's economy which in turn may affect the value of an Underlying Index and the MITTS Securities.

There may be an uncertain trading market for the MITTS Securities

     Although the MITTS Securities are listed on the AMEX under the trading symbol "GMM", you cannot assume that a trading market exists for the MITTS Securities. If a trading market does exist, there can be no assurance that there will be liquidity in the trading market. The existence of a trading market for the MITTS Securities will depend on our financial performance, and other factors such as the increase, if any, in the value of the Underlying Indices.

     If the trading market for the MITTS Securities is limited, there may be a limited number of buyers for your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of an Underlying Index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The values of the Underlying Indices are expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount, if any, by which each Underlying Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the Starting Value for that Underlying Index. If you choose to sell your MITTS Securities when the value of each Underlying Index, as reduced by the Adjustment Factor over the term of the MITTS Securities, exceeds the corresponding Starting Value of each Underlying Index, you may receive substantially less than the amount that would be payable at maturity based on that value because of the expectation that the Underlying Indices will continue to fluctuate until the Adjusted Ending Value is determined. If you choose to sell your MITTS Securities when the value of each Underlying Index is below, or not sufficiently above, the corresponding Starting Value of each Underlying Index, you may receive less than the $10 principal amount per unit of MITTS Securities. Because the Supplemental Redemption Amount equals the sum of the Index Redemption Amounts, an increase in the value of an Underlying Index may be offset by a decrease in the value of another Underlying Index. In general, rising dividend rates or dividends per share may increase the value of the Underlying Indices, while falling dividend rates may decrease the value of the Underlying Indices. Political, economic and other developments that affect the stocks underlying the Underlying Indices may also affect the value of the Underlying Indices and, indirectly, the value of the MITTS Securities.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect that the trading value of the MITTS Securities will increase. In general, if interest rates in Japan or Europe increase, we expect that the trading value of the MITTS Securities will increase. If interest rates in Japan or Europe decrease, we expect that the trading value of the MITTS Securities will decrease. The level of interest rates in the U.S., Japan or Europe may also affect the applicable economies and, in turn, the value of the relevant Underlying Index. Rising interest rates may lower the value of an Underlying Index and, thus, may decrease the value of the MITTS Securities. Falling interest rates may increase the value of an Underlying Index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the Underlying Indices are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. In general, if the volatility of the Underlying Indices increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the Underlying Indices decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before their maturity, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the Underlying Indices. This difference will reflect a "time premium" due to expectations concerning the value of the Underlying Indices during the period before the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the Underlying Indices are expected to affect the trading value of the MITTS Securities. In general, if dividend yields on the stocks included in the Underlying Indices increase, we expect that the value of the MITTS Securities will decrease and, conversely, if dividend yields on the stocks included in the Underlying Indices decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the Underlying Indices at maturity, an improvement in our credit ratings will not reduce the other investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given change in the value of each Underlying Index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State law governs the 1983 Indenture under which the MITTS Securities were issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Risks associated with the Japanese and European securities markets

     The stocks that constitute the Nikkei 225 Index and the Euro STOXX 50 have been issued by companies in Japan and various European countries. You should be aware that investments in securities indexed to the value of these equity securities involve certain risks. The Japanese and European securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese and European securities markets and cross-shareholdings in companies on those markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about Japanese and European companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and Japanese and European companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

     Securities prices in each country are subject to political, economic, financial and social factors that apply in that country. These factors, which could negatively affect that country's securities markets, include the possibility of recent or future changes in the government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to companies or investments in a country's equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, the economy of each country may differ favorably or unfavorably from the U.S. economy with regard to growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks included in the Underlying Indices or futures or options contracts on the Underlying Indices for our own accounts, for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and, in turn, the value of the Underlying Indices in a manner that could be adverse to your investment in the MITTS Securities.

Potential conflicts

     Our subsidiary, MLPF&S, is our agent for the purposes of calculating the Adjusted Ending Values, Index Redemption Amounts and the Supplemental Redemption Amount payable to you at maturity. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the values of the Underlying Indices can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of an Underlying Index. See the sections entitled "Description of the MITTS Securities--Adjustments to the Underlying Indices; Market Disruption Events" and "--Discontinuance of the Underlying Indices" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay the amounts due at maturity. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .    securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .    asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .    securities clearance services;

     .    equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .    insurance sales and underwriting services; and

     .    investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the MITTS securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                 For the Three
                                                  Year Ended Last Friday in December             Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                           ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a)....   1.2        1.2       1.2       1.1        1.3              1.4

________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On December 22, 1999, ML&Co. issued an aggregate principal amount of $47,000,000 or 4,700,000 units of the MITTS Securities. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

     The MITTS Securities will mature on December 22, 2004.

     While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See the section entitled "--Payment at maturity" below.

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. If an Event of Default occurs with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under the sections entitled "--Events of Default and Acceleration" and "Other Terms-- Events of Default" in this prospectus.

     ML&Co. issued the MITTS Securities in denominations of whole units of $10.00 per unit.

     The MITTS Securities do not have the benefit of any sinking fund.

Payment at maturity

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of that MITTS Security plus a Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Redemption Amount does not exceed zero, you will be entitled to receive only the principal amount of your MITTS Securities.

     The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal the sum of the Index Redemption Amounts, provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Index Redemption Amount" means, for each of the Underlying Indices:

                                                         ( Adjusted Ending Value - Starting Value )   1
principal amount of each MITTS Security ($10 per unit) X ( -------------------------------------- ) X -
                                                         (           Starting Value               )   3

     The "Starting Value" equals 1,418.78 for the S&P 500, 18,111.31 for the Nikkei 225 Index and 4,517.68 for the Euro STOXX 50, each the closing value of that Underlying Index on December 16, 1999, the day the MITTS Securities were priced for initial sale to the public.

     The "Adjusted Ending Value" for each Underlying Index will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of that Underlying Index, as reduced by the application of the Adjustment Factor on each Calculation Day, determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days during the Calculation Period, then the Adjusted Ending Values will equal the average or arithmetic mean of the closing values of the applicable Underlying Index on those Calculation Days, as reduced by the application of the Adjustment Factor on each Calculation Day. If there is only one Calculation Day, then the Adjusted Ending Values will equal the closing value of the applicable Underlying Index on that Calculation Day, as reduced by the application of the Adjustment Factor on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Values will equal the closing value of the applicable Underlying Index determined on the last scheduled Index Business Day in the Calculation Period, as reduced by the application of the Adjustment Factor on that Index Business Day, regardless of the occurrence of a Market Disruption Event on that Index Business Day.

     The "Adjustment Factor" equals 1.75% per year and will be applied over the entire term of the MITTS Securities. On each calendar day during the term of the MITTS Securities, we will apply this percentage on a prorated basis based on a 365-day year to reduce the values used to calculate the Index Redemption Amounts on each Calculation Day during the Calculation Period. As a result of the cumulative effect of this reduction, the values used to calculate the Index Redemption Amounts during the Calculation Period will be approximately 8.39% less than the actual closing values of the Underlying Indices on each Calculation Day during the Calculation Period.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day before the maturity date to and including the second scheduled Index Business Day before the maturity date.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the Underlying Indices or any successor indices are calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and the holders and beneficial owners of the MITTS Securities.

Hypothetical returns

     The following table illustrates, for a range of average percentage changes from the Starting Value to the hypothetical closing value for the Underlying Indices, assuming an initial investment of $10 per unit and an investment term from December 22, 1999 to December 22, 2004:

     .    the total amount payable at maturity for each unit of MITTS
          Securities,

     .    the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of the MITTS Securities, and

     . the pretax annualized rate of return of an investment in the stocks included in the Underlying Indices, which includes an assumed aggregate dividend yield of 1.22% per annum, as more fully described below.

  Percentage change
  from the Starting                                                                                Pretax
       Value to                                                                               annualized rate
   the hypothetical        Total amount                                                          of return
   closing value of         payable at            Total rate        Pretax annualized            of stocks
         the               maturity per           of return          rate of return           included in the
      Underlying         unit of the MITTS       on the MITTS         on the MITTS               Underlying
      Indices(1)           Securities(2)        Securities(2)       Securities(2)(3)           Indices(3)(4)
  -----------------      -----------------      -------------       -----------------         ---------------
         -80%                  10.00                 0.00%                0.00%                   -28.45%
         -60%                  10.00                 0.00%                0.00%                   -16.32%
         -40%                  10.00                 0.00%                0.00%                    -8.77%
         -20%                  10.00                 0.00%                0.00%                    -3.21%
           0%                  10.00                 0.00%                0.00%                     1.22%
          20%                  10.99                 9.94%                1.90%                     4.93%
          40%                  12.83                28.26%                5.03%                     8.12%
          60%                  14.66                46.58%                7.79%                    10.93%
          80%                  16.49                64.90%               10.25%                    13.44%
         100%                  18.32                83.23%               12.47%                    15.72%
         120%                  20.15               101.55%               14.50%                    17.80%
         140%                  21.99               119.87%               16.38%                    19.72%
         160%                  23.82               138.19%               18.11%                    21.50%
         180%                  25.65               156.52%               19.73%                    23.17%
         200%                  27.48               174.84%               21.25%                    24.73%

_________
(1) The percentage change in the Starting Value and the hypothetical closing value of each of the Underlying Indices does not reflect the application of the Adjustment Factor.
(2) The total amount payable at maturity per unit of MITTS Securities and the total and pretax annualized rates of return on the MITTS Securities assume the application of an Adjustment Factor of 1.75%.
(3) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(4)  This rate of return assumes:
          (a) a percentage change in the aggregate price of the stocks that equals the percentage change in the Underlying Indices from the aggregate Starting Value to the relevant hypothetical aggregate closing value;
          (b) a constant dividend yield of 1.22% per annum, paid quarterly from the date of initial delivery of the MITTS Securities, applied to the value of the Underlying Indices at the end of each quarter assuming this value increases or decreases linearly from the hypothetical aggregate Starting Value to the applicable hypothetical aggregate closing value;
          (c) no transaction fees or expenses in connection with purchasing and holding stocks included in the Underlying Indices; and
          (d) an initial investment of $10 per unit and an investment term for the MITTS Securities from December 22, 1999 to December 22, 2004.

          The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by you and the resulting total and pretax annualized rates of return will depend entirely on the actual Adjusted Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Underlying Indices; Market Disruption Events

     If at any time the publisher of an Underlying Index changes its method of calculating that Underlying Index, or the value of an Underlying Index changes, in any material respect, or if an Underlying Index is in any other way modified so that the Underlying Index does not, in the opinion of the calculation agent, fairly represent the value of that Underlying Index had those changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value of that Underlying Index is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to that Underlying Index as if those changes or modifications had not been made, and calculate the closing value with reference to the Underlying Index, as adjusted. Accordingly, if the method of calculating an Underlying Index is modified so that the value of that Underlying Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the calculation agent shall adjust that Underlying Index in order to arrive at a value of that Underlying Index as if it had not been modified, e.g., as if the split had not occurred.

     "Market Disruption Event" means, with respect to any Underlying Index, the occurrence or existence of any suspension of, or limitation imposed on, trading, by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise, during the one-half hour period that ends at the regular official weekday time at which trading on the Index Exchange related to that Underlying Index occurs, on:

     (A) the Index Exchange in securities that comprise 20% or more of the value of that Underlying Index or

     (B) any exchanges on which futures or options on that Underlying Index are traded in those options or futures if, in the determination of the calculation agent, that suspension or limitation is material.

     For the purpose of the above definition:

     (1) a limitation on the hours and number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular hours of the relevant exchange, and

     (2) a limitation on trading imposed during the course of a day by reason of movements in price otherwise exceeding levels permitted by the relevant exchange will constitute a Market Disruption Event.

     "Index Exchange" means, with respect to any Underlying Index, the principal exchange on which the shares comprising that Underlying Index are traded.

Discontinuance of an Underlying Index

     If publication of any Underlying Index is discontinued and the calculation agent determines, in its sole discretion, that a published successor or substitute is comparable to that Underlying Index (a "successor index"), then, upon the calculation agent's notification of any determination to the trustee and ML&Co., the calculation agent will substitute the successor index for that Underlying Index and calculate the closing value as described above under "--Payment at maturity". Upon any selection by the calculation agent of a successor index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     In the event that the publication of any Underlying Index is discontinued and:

     .    the calculation agent does not select a successor index, or

     . the successor index is no longer published on any of the Index Business Days during the Calculation Period,

the calculation agent will compute a substitute value for that Underlying Index in accordance with the procedures last used to calculate that Underlying Index before any discontinuance. If a successor index is selected or the calculation agent calculates a value as a substitute for any Underlying Index as described below, the successor index or value shall be substituted for that Underlying Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the publication of any Underlying Index is discontinued before the period during which the Index Redemption Amounts are to be determined and the calculation agent determines that no successor index is available at that time, then on each Business Day until the earlier to occur of:

     . the determination of the Adjusted Ending Value for that Underlying Index and

     . a determination by the calculation agent that a successor index is available,

the calculation agent will determine the value that would be used in computing the Index Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

     A "Business Day" is any day on which the NYSE and the AMEX are open for trading.

     Notwithstanding these alternative arrangements, discontinuance of the publication of any Underlying Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount of the MITTS Securities, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment was the stated maturity date of the MITTS Securities, provided, however, the Adjustment Factor will be applied to the values used to calculate the Supplemental Redemption Amount as if the MITTS Securities had not been accelerated and had remained outstanding to the stated maturity date. See the section entitled "--Payment at maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities will bear interest, payable upon demand of their beneficial owners, at the rate of 6.87% per annum, to the extent that payment of any interest is legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Depositary

  Description of the Global Securities

     The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of such issue, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

  Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                            THE UNDERLYING INDICES

The S&P 500 Index

     Standard & Poor's publishes the S&P 500 Index. The S&P 500 Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Standard & Poor's chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor's include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. The Index is comprised of the common stocks of companies in four main groups:
Industrials, Utilities, Transportation and Financial. Standard & Poor's may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

     The S&P 500 Index does not reflect the payment of dividends on the stocks included in the S&P 500 Index. Because of this, and due to the application of the Adjustment Factor, the return on the MITTS Securities will not be the same return that you would receive if you were to purchase these stocks and hold them for a period equal to the term of the MITTS Securities.

Computation of the S&P 500 Index

     Standard & Poor's currently computes the S&P 500 Index as of a particular time as follows:

     (a) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

     (b) the market values of all component stocks as of that time are aggregated;

     (c) the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

     (d) the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

     (e) the current aggregate market value of all component stocks is divided by the Base Value; and

     (f)  the resulting quotient, expressed in decimals, is multiplied by ten.

     While Standard & Poor's currently employs the above methodology to calculate the S&P 500 Index, no assurance can be given that Standard & Poor's will not modify or change this methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of MITTS Securities upon maturity or otherwise.

     Standard & Poor's adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by Standard & Poor's to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

     .    the issuance of stock dividends,

     . the granting to shareholders of rights to purchase additional shares of stock,

     . the purchase of shares by employees pursuant to employee benefit plans,

     .    consolidations and acquisitions,

     . the granting to shareholders of rights to purchase other securities of ML&Co.,

     . the substitution by Standard & Poor's of particular component stocks in the S&P 500 Index, and

     .    other reasons.

     In these cases, Standard & Poor's first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:


                                        new base value
                    old base value x   ----------------  = new market value
                                       old market value

     The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the S&P 500 Index.

License Agreement

     Standard & Poor's does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included in that index. Standard & Poor's makes no warranty, express or implied, as to results to be obtained by ML&Co., MLPF&S, holders of the MITTS Securities, or any other person or entity from the use of the S&P 500 Index or any data included therein in connection with the rights licensed under the license agreement described in this prospectus or for any other use. Standard & Poor's makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500 Index or any data included therein. Without limiting any of the above, in no event shall Standard & Poor's have any liability for any special, punitive, indirect or consequential damage, including lost profits, even if notified of the possibility of these damages.

     Standard & Poor's and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by Standard & Poor's in connection with certain securities, including the MITTS Securities, and ML&Co. is an authorized sublicensee under that agreement.

     The license agreement between Standard & Poor's and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this prospectus:

     "The MITTS Securities are not sponsored, endorsed, sold or promoted by Standard & Poor's. Standard & Poor's makes no representation or warranty, express or implied, to the holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or the ability of the S&P 500 Index to track general stock market performance. Standard & Poor's only relationship to Merrill Lynch Capital Services, Inc. and ML&Co. (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of Standard & Poor's and of the S&P 500 Index which is determined, composed and calculated by Standard & Poor's without regard to ML&Co. or the MITTS Securities. Standard & Poor's has no obligation to take the needs of ML&Co. or the holders of the MITTS Securities into consideration in determining, composing or calculating the S&P 500 Index. Standard & Poor's is not responsible for and did not participate in the determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities were initially sold, or quantities of the MITTS Securities issued or in the determination or calculation of the equation by which the MITTS Securities are to be converted into cash. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities."

     All disclosures contained in this prospectus regarding the above S&P 500 Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by Standard & Poor's. ML&Co. and MLPF&S do not assume any responsibility for the accuracy or completeness of this information.

The Nikkei 225 Index

     All disclosure contained in this prospectus regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, unless otherwise stated, has been derived from the Stock Market Indices Data Book published by NKS and other publicly available sources. The information reflects the policies of NKS as stated in these sources; and the policies are subject to change at the discretion of NKS.

     The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 Underlying Stocks trading on the TSE and represents a broad cross-section of Japanese industry. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Futures and options contracts on the Nikkei 225 Index are traded on the Singapore International Monetary Exchange, the Osaka Securities Exchange and the Chicago Mercantile Exchange.

     The value of the Nikkei 225 Index is reported on the AMEX under the symbol "N225", on Bloomberg under the symbol "NKY" and on Reuters under the symbol ".N225".

     The Nikkei 225 Index is a modified, price-weighted index. Each stock's weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer. NKS calculates the Nikkei 225 Index by: multiplying the per share price of each Underlying Stock by the corresponding weighting factor for that Underlying Stock (a "Weight Factor"), calculating the sum of all these products and dividing that sum by a divisor. Each Weight Factor is computed by dividing (Yen)50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of (Yen)50. Each Weight Factor represents the number of shares of the related Underlying Stock which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks, which is currently the TSE. The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     The divisor was initially set in 1949 at 225 and is subject to periodic adjustment.

     The divisor was initially set in 1949 at 225 and is subject to periodic adjustment. In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change. The current divisor is available on Bloomber under the symbol "WKY". The current divisor is available on Bloomberg under the symbol "NKY".

     Underlying Stocks may be deleted or added by NKS. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS is generally not to alter the composition of the Underlying Stocks except when an Underlying Stock is deleted in accordance with the following criteria. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock or transfer of the stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason; or transfer of the stock to the Second Section of the TSE. Upon deletion of a stock from the Underlying Stocks, NKS will select, in accordance with certain criteria established by it, a replacement for the deleted Underlying Stock. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Underlying Stocks. As a result, an existing Underlying Stock with low trading volume and not representative of a market will be deleted.

     NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The MITTS Securities are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this prospectus that NKS makes any representation or warranty, implied or express, to ML&Co., the holder of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities in particular or the ability of the Nikkei 225 Index to track general stock market performance. NKS has no obligation to take the needs of ML&Co. or the holder of the MITTS Securities into consideration in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be settled in cash. NKS has no obligation or liability in connection with the administration or marketing of the MITTS Securities.

     The use of and reference to the Nikkei 225 Index in connection with the MITTS Securities have been consented to by NKS, the publisher of the Nikkei 225 Index.

     None of ML&Co., the calculation agent and MLPF&S accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any successor index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Nikkei 225 Index is applied in determining any Starting Values or Adjusted Ending Values or any Supplemental Redemption Amount upon maturity of the MITTS Securities.

The Tokyo Stock Exchange

     The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day, the TSE will close prior to the opening of business in The City of New York on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index, and these limitations may, in turn, adversely affect the value of the MITTS Securities.

The Euro STOXX 50

     The Euro STOXX 50 was created by STOXX, a joint venture founded by SWX-Swiss Exchange, SBF-Bourse de Paris, Deutsche Borse AG and Dow Jones. Publication of the Euro STOXX 50 began on February 26, 1998, based on an initial value of the Euro STOXX 50 of 1,000 at December 31, 1991.

     The Euro STOXX 50 is currently calculated by (i) multiplying the per share price of each underlying security by the number of outstanding shares (and, if the stock is not quoted in euro, then multiplied by the country currency and an exchange factor which reflects the exchange rate between the country currency and the euro); (ii) calculating the sum of all these products (the "Index Aggregate Market Capitalization"); and (iii) dividing the Index Aggregate Market Capitalization by a divisor which represents the Index Aggregate Market Capitalization on the base date of the Euro STOXX 50 and which can be adjusted to allow changes in the issued share capital of individual underlying securities, including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits, to be made without distorting the Euro STOXX 50. Because of this capitalization weighting, movements in share prices of the underlying securities of companies with relatively greater market capitalization will have a greater effect on the value of the entire Euro STOXX 50 than will movements in share prices of the underlying securities of companies with relatively smaller market capitalization.

     The composition of the Euro STOXX 50 is reviewed annually, and changes are implemented on the third Friday in September, using market data from the end of July as the basis for the review process. Changes in the composition of the Euro STOXX 50 are made to ensure that the Euro STOXX 50 includes those companies which, within the eligible countries and within each industry sector, have the greatest market capitalization. Changes in the composition of the Euro STOXX 50 are made entirely by STOXX without consultation with the corporations represented in the Euro STOXX 50 or ML&Co. The Euro STOXX 50 is also reviewed on an ongoing basis, and change in the composition of the Euro STOXX 50 may be necessary if there have been extraordinary events for one of the issuers of the underlying securities, e.g., delisting, bankruptcy, merger or takeover. In these cases, the event is taken into account as soon as it is effective. The underlying securities may be changed at any time for any reason. Neither STOXX nor any of its founders is affiliated with ML&Co. and has participated in any way in the creation of the MITTS Securities.

     ML&Co. or its affiliates may presently or from time to time engage in business with the publishers, owners, founders or creators of the Euro STOXX 50 or any of its successors or one or more of the issuers of the underlying securities, including extending loans to, making equity investments in or providing advisory services, including merger and acquisition advisory services, to the publishers, their successors, founders or creators or to any of the issuers. In the course of business with issuers, ML&Co. or its affiliates may acquire non-public information with respect to the issuers. ML&Co. may also act as market maker for the common stocks of the issuers. ML&Co. does not make any representation to any purchaser of MITTS Securities with respect to any matters whatsoever relating to any of the publishers, their successors, founders or creators or to any of the issuers. Any prospective purchaser of MITTS Securities should undertake an independent investigation of the issuers of the underlying securities and with respect to the competency of its publisher to formulate and calculate the Euro STOXX 50 as in its judgment is appropriate to make an informed decision with respect to an investment in the MITTS Securities. The composition of the Euro STOXX 50 does not reflect any investment or sell recommendations of ML&Co. or its affiliates.

     A representative of an affiliate of ML&Co. may from time to time be a member of the STOXX Limited Advisory Committee. STOXX states in its Guide to the Dow Jones STOXX Indexes that STOXX's Advisory Committee advises the Supervisory Board on matters relating to the Euro STOXX 50. This advisory committee proposes changes in the composition of the Euro STOXX 50 to the Supervisory Board and makes recommendations with respect to the accuracy and transparency of the index computation. Decisions on the composition and changes in the Euro STOXX 50 are reserved to the Supervisory Board.

     STOXX Ltd. and ML&Co. have entered into a non-exclusive license agreement providing for the license to ML&Co., in exchange for a fee, of the right to use the Euro STOXX 50, which is owned and published by STOXX, in connection with certain securities, including the MITTS Securities.

     The license agreement between STOXX and ML&Co. provides that the following language must be set forth in this prospectus:

     "The MITTS Securities are not sponsored, endorsed, sold or promoted by STOXX LIMITED or Dow Jones & Company, Inc. Neither STOXX nor Dow Jones makes any representation or warranty, express or implied, to the owners of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly. The only relationship of STOXX to ML&Co. is as the licensor of the Dow Jones STOXX, the Dow Jones Euro STOXX 50 and of certain trademarks, trade names and service marks of STOXX, and as the sublicensor of the Dow Jones STOXX, the Dow Jones Euro STOXX and of certain trademarks, trade names and service marks of Dow Jones. The aforementioned indices are determined, composed and calculated by STOXX or Dow Jones, as the case may be, without regard to ML&Co. or the MITTS Securities. Neither STOXX nor Dow Jones is responsible for or has participated in the determination of the timing of, prices at, or quantities of the MITTS Securities issued or in the determination or calculation of the equation by which the MITTS Securities are to be converted into cash. Neither STOXX nor Dow Jones has any obligation or liability in connection with the administration, marketing or trading of the MITTS Securities.

     NEITHER STOXX NOR DOW JONES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN AND NEITHER SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NEITHER STOXX NOR DOW JONES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ML&CO., OWNERS OF THE MITTS SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN. NEITHER STOXX NOR DOW JONES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL EITHER STOXX OR DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX AND ML&CO."

     The Dow Jones Euro STOXX 50 is owned by STOXX Ltd. and is a service mark of Dow Jones & Company, Inc., and has been licensed for certain purposes by ML&Co.
(C) 1998 by STOXX Ltd. All rights reserved.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations upon liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on disposition of Voting Stock of, and merger and sale of assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

          . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

          . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default" below.

Events of Default

     Each of the following will be an Event of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .    default in the payment of any principal or premium, when due;

     .    default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     . specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of debt securities may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the regulations issued on June 11, 1996 by the Treasury Department (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, we have determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $4.0189 per unit. This represents an estimated yield on the MITTS Securities equal to 6.87% per annum (compounded semiannually).

     The projected payment schedule, including both projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon the projected payment schedule for the MITTS Securities, including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.87% per annum, compounded semiannually, as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the MITTS Securities:

                                                                                                Total interest
                                                                                                deemed to have
                                                                                                accrued on the
                                                                         Interest deemed to    MITTS Securities
                                                                           accrue during       as of the end of
                                                                           accrual period       accrual period
                                                                             (per unit)           (per unit)
                                                                         -----------------     ----------------
                    Accrual Period
                    --------------
December 23, 1999 through June 22, 2000...............................        $0.3445               $0.3445
June 23, 2000 through December 22, 2000...............................        $0.3553               $0.6998
December 23, 2000 through June 22, 2001...............................        $0.3675               $1.0673
June 23, 2001 through December 22, 2001...............................        $0.3802               $1.4475
December 23, 2001 through June 22, 2002...............................        $0.3932               $1.8407
June 23, 2002 through December 22, 2002...............................        $0.4067               $2.2474
December 23, 2002 through June 22, 2003...............................        $0.4207               $2.6681
June 23, 2003 through December 22, 2003...............................        $0.4352               $3.1033
December 23, 2003 through June 22, 2004...............................        $0.4501               $3.5534
June 23, 2004 through December 22, 2004...............................        $0.4655               $4.0189

_______________________

Projected Supplemental Redemption Amount = $4.0189 per unit.

     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038,
(212) 670-0432, corporatesecretary@exchange.ml.com.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code, as amended (the "Code") prohibit various transactions between certain parties and the assets of employee benefit plans, unless an exemption is available; governmental plans may be subject to similar prohibitions. Because transactions between a plan and ML&Co. may be prohibited absent an exemption, each fiduciary, by its purchase of any MITTS Security on behalf of any plan, represents on behalf of itself and the plan, that the acquisition, holding and any subsequent disposition of the MITTS Security will not result in a violation of ERISA, the Code or any other applicable law or regulation.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .    annual report on Form 10-K for the year ended December 31, 1999;

     .    quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .    reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
                   Preliminary Prospectus dated June 7, 2000

PROSPECTUS
----------

                           Merrill Lynch & Co., Inc.
                               BOND INDEX NOTES
                         Domestic Master Series 1999A

                             ____________________

     Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, will use this prospectus when making offers and sales related to market-making transactions in the following securities.

 Bond Index Notes:                                        Maturity Amount:
 . Senior unsecured debt securities of Merrill Lynch &    .  On the maturity date for your series of Bond Index
   Co. Inc.                                                  Notes, we will pay you an amount equal to a percentage
 . Issued in series from time to time with terms and         of the principal amount of your Bond Index Notes.  We
   conditions of each series specified in a pricing          will calculate this percentage based on the change in
   supplement.                                               value of the price return component of the applicable
 . Returns are based on the values of fixed income           fixed income over a period of time starting on the date
   indices sponsored and calculated by our subsidiary,       that is four business days before the issue date and
   Merrill Lynch, Pierce, Fenner & Smith Incorporated,       ending on the date that is four business days before
   and published on the American Stock Exchange.             the maturity date.  AS A RESULT, THE MATURITY AMOUNT
 . Issued with maturities of no greater than five years      MAY BE GREATER THAN OR LESS THAN THE PRINCIPAL AMOUNT
   from the date of original issuance.                       OF YOUR BOND INDEX NOTES AND MAY RESULT IN A LOSS TO
 . All Bond Index Notes are listed on a national             YOU.
   securities exchange or the Nasdaq Stock Market.

 Payment of Interest:
 . On each interest payment date for your series of Bond Index Notes, we will pay you an amount of interest determined with reference to the index rate of interest for the applicable fixed income index less a fixed spread as specified in the pricing supplement related to that series.

     Investing in Bond Index Notes involves risks, including the risk that on the maturity date you may receive less than the principal amount of your Bond Index Notes. For a discussion of the material risks related to an investment in Bond Index Notes, you should review the pricing supplement related to your series of Bond Index Notes and this prospectus, including the section entitled
"Risk Factors" on page      of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     As of the date of the prospectus there has been only one Series of Bond Index Notes issued, the terms of which are discussed on page 7. For each series of Bond Index Notes, we will specify the public offering price, underwriting discount and the proceeds, before expenses, to Merrill Lynch & Co., Inc. in the applicable pricing supplement and periodically update this prospectus.

                               ________________

                              Merrill Lynch & Co.

                                  __________

                  The date of this prospectus is           , 2000.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
SUMMARY INFORMATION -- Q&A..............................................    3

RISK FACTORS............................................................    7

MERRILL LYNCH & CO., INC................................................   10

RATIO OF EARNINGS TO FIXED CHARGES......................................   11

DESCRIPTION OF BOND INDEX NOTES.........................................   12

THE FIXED INCOME INDICES................................................   21

ERISA CONSIDERATIONS....................................................   25

OTHER TERMS.............................................................   25

WHERE YOU CAN FIND MORE INFORMATION.....................................   28

INCORPORATION OF INFORMATION WE FILE WITH THE SEC.......................   28

PLAN DISTRIBUTION.......................................................   29

EXPERTS.................................................................   29

                           SUMMARY INFORMATION--Q&A


     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Bond Index Notes. We issue Bond Index Notes in separate series. All Bond Index Notes of a single series have identical terms and provisions. The terms and conditions of each series of Bond Index Notes are described in a separate final pricing supplement at the time of the issuance of that series. The pricing supplement for each series of Bond Index Notes includes the title and aggregate principal amount of that series, the specific fixed income index to which that series is linked and other information relevant to that series. You should carefully read this prospectus and the applicable pricing supplement to fully understand the terms of your Bond Index Notes, the applicable fixed income index to which those Bond Index Notes are linked and the tax and other considerations that should be important to you in making a decision about whether to invest in Bond Index Notes. You should also carefully review the "Risk Factors" section included in
this prospectus on page       which highlights certain risks associated with an
investment in Bond Index Notes to determine whether an investment in Bond Index Notes is appropriate for you.

     References in this prospectus to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

What are Bond Index Notes?

     Each series of Bond Index Notes is a series of senior debt securities issued by ML&Co. and is not secured by collateral. Bond Index Notes rank equally with all of our other unsecured and unsubordinated debt. Each series of Bond Index Notes will mature on a specified date as set forth in the applicable pricing supplement, which will be no greater than five years from the date of their original issuance. We may not redeem any series of Bond Index Notes before their stated maturity date.

     We issue Bond Index Notes in denominations of $20 and integral multiples of $20. You may transfer your Bond Index Notes only in these denominations. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we issue Bond Index Notes in the form of global certificates, which are held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC record your ownership of the Bond Index Notes. For a description of the global certificates and DTC, you should refer to the section entitled "Description of Bond Index Notes--Depositary" in this prospectus.

To which fixed income index is my Bond Index Notes be linked?

     Each series of Bond Index Notes is linked to one of the following Merrill Lynch fixed income indices calculated and published by the Portfolio Strategies Group of MLPF&S and published on the AMEX:

     .   U.S. Domestic Master Index,

     .   Mortgage Master Index,

     .   U.S. Corporate/Government Master Index,

     .   U.S. Corporate Master Index,

     .   U.S. Treasury/Agency Master Index,

     .   U.S. Treasury Master Index, and

     .   U.S. Agency Master Index.

     Each fixed income index is more fully described in this prospectus under the section entitled "The Fixed Income Indices". The specific fixed income index to which your Bond Index Notes are linked is specified in the applicable pricing supplement.

What form of interest payments will I receive on my Bond Index Notes?

     You will not receive fixed interest payments on your Bond Index Notes. We have designed the Bond Index Notes for investors who are willing to forego fixed interest payments on the Bond Index Notes in exchange for (1) interest payments which are paid on each interest payment date and which are based upon an index of market rates of interest, less a fixed spread, and (2) participation on the maturity date in any increase or decrease in the value of the price return component of the fixed income index to which your Bond Index Notes are linked.

What will I receive on each interest payment date?

     On each interest payment date, we pay you interest on your Bond Index Notes in an amount equal to the Index Rate of Interest less a fixed spread specified in the final pricing supplement related to your series of Bond Index Notes.

     For any interest period, the "Index Rate of Interest" for any fixed income index is equal to the weighted average of the interest accrued and interest paid on securities underlying that fixed income index less the amount of any interest scheduled to have been paid but not paid during that interest period on those underlying securities. For any interest period, the applicable Index Rate of Interest for any fixed income index is calculated as the percentage change in value of the total return of the applicable fixed income index less the percentage change in value of the price return component of that fixed income index over that interest period.

     With respect to any specific interest payment date for any series of Bond Index Notes, an interest period is the period from and including the fourth business day immediately preceding the most recent prior interest payment date to but excluding the fourth business day immediately preceding the subject interest payment date, or in the case of the initial interest period, the period from the fourth business day immediately preceding the original issue date of that series of Bond Index Notes to but excluding the fourth business day immediately preceding the initial interest payment date.

     The interest payment dates on which interest payments are made are specified in the applicable pricing supplement.

What will I receive on the maturity date?

     We have designed Bond Index Notes for investors who want to benefit from an investment in a selected broad-based fixed income sector as measured by a total return fixed income index, without incurring the transaction costs associated with investing in multiple fixed income securities in order to attain a broad-based and diversified fixed income portfolio. The value of each fixed income index takes into account both (1) interest paid on underlying fixed income securities and (2) the price appreciation or depreciation of those underlying fixed income securities. The price return component of Bond Index Notes represents the price appreciation or depreciation of the underlying fixed income securities. On the maturity date of any series of Bond Index Notes, in addition to an interest payment for the final interest period, you will receive a payment equal to the Maturity Amount, which will be based on the price return component of that series.

     The "Maturity Amount" for each $20 principal amount of Bond Index Notes for any series will equal:

                          (  Final Price Return Value  )
                    $20 x ( -------------------------- )
                          ( Initial Price Return Value )

     For purposes of determining the Maturity Amount, the "Initial Price Return Value" for any series of Bond Index Notes will equal the most recently published value of the price return component for the applicable fixed income index on the Bloomberg information system at 11:00 a.m., New York City time, on the fourth business day immediately preceding the issue date. The Initial Price Return Value for your Bond Index Notes appears in the applicable final pricing supplement.

     For purposes of determining the Maturity Amount, the "Final Price Return Value" for any series of Bond Index Notes will equal the most recently published value of the price return component for the applicable fixed income index on the Bloomberg information system at 11:00 a.m., New York City time, on the fourth business day immediately preceding the maturity date of the applicable series of Bond Index Notes.

     If the Final Price Return Value is greater than the Initial Price Return Value, you will receive a Maturity Amount that is greater than the principal amount of your Bond Index Notes. If the Final Price Return Value is less than the Initial Price Return Value, you will receive a Maturity Amount that is less than the principal amount of your Bond Index Notes, which would result in a loss to you. You should refer to the section entitled "Risk Factors--Your Bond Index Notes are not principal-protected and you may receive less than your principal amount at maturity" in this prospectus.

Who publishes the fixed income index to which my Bond Index Notes are linked and what does the fixed income index measure?

     Each fixed income index is calculated, maintained and published by the Portfolio Strategies Group of our subsidiary MLPF&S. The fixed income indices are designed to reflect the value of debt obligations issued by the U.S. government, by corporate institutions in major industry sectors or both. The fixed income indices are "total return" indices. This means that the total return of a given fixed income index measures the return of the underlying securities measured by that index based on the appreciation or depreciation in the value for these underlying securities plus the interest income paid on those underlying securities. The value of the "price return" component is published as a separate price return index for each fixed income index. A price return index is one component of a total return index and measures the appreciation or depreciation in value of a fixed principal amount of the underlying securities measured by the applicable fixed income index. The price return component of the applicable fixed income index will be used in determining the amount, if any, you will receive at maturity. Each fixed income index has been calculated and published by the Portfolio Strategies Group for at least 20 years and their respective price return components have been calculated and published by the Portfolio Strategies Group since at least 1986. Each fixed income index is also published on the AMEX.

     An investment in Bond Index Notes does not entitle you to any ownership interest in the underlying securities and other assets measured by any fixed income index.

Are my Bond Index Notes listed on a securities exchange?

     We will list each series of Bond Index Notes on a national securities exchange or on the Nasdaq Stock Market. We disclose the securities exchange or automated quotation system on which your Bond Index Notes are listed and the assigned trading symbol in the applicable pricing supplement. You should be aware that the listing of any series of Bond Index Notes on a securities exchange or automated quotation system does not necessarily ensure that a liquid trading market exists for any series of Bond Index Notes. You should review "Risk Factors--There may be an uncertain trading market for Bond Index Notes" in this prospectus.

What are the roles of MLPF&S?

     Our subsidiary MLPF&S was the underwriter for the offering and sale of each series of Bond Index Notes.

     Additionally, the Portfolio Strategies Group, a group within MLPF&S, is responsible for calculating, determining the ongoing composition of and publishing the fixed income indices to which Bond Index Notes are linked.

     MLPF&S also is the calculation agent for purposes of calculating the amount of interest and the Maturity Amount payable with respect to each series of Bond Index Notes. Under certain circumstances, these various duties could result in a conflict of interest between MLPF&S' status as our subsidiary and its responsibilities as calculator of the fixed income indices and calculation agent for Bond Index Notes. Please see the section entitled "Risk Factors--Potential conflicts" in this prospectus.

Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiaries and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co., see the section entitled "Merrill Lynch & Co., Inc." in this prospectus. You should also read other documents we have filed with the SEC, which you can find by referring to the section "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my investment?

     Yes, an investment in Bond Index Notes is subject to risk. Please refer to the section entitled "Risk Factors" in this prospectus.

                                 RISK FACTORS

     Your investment in Bond Index Notes will involve risks. You should carefully consider the following discussion of risks before investing in the Bond Index Notes. In addition, you should reach an investment decision with regard to the Bond Index Notes only after consulting with your legal and tax advisers and considering the suitability of the Bond Index Notes in the light of your particular circumstances.

Your Bond Index Notes are not principal-protected and you may receive less than your principal amount at maturity

     For any series of Bond Index Notes, if the Final Price Return Value is less than the Initial Price Return Value, the Maturity Amount paid to you will be less than the principal amount of your Bond Index Notes. If you purchased your Bond Index Notes at the principal amount under these circumstances, your investment in Bond Index Notes would result in a loss to you. This will be true even if the value of the price return component of the fixed income index to which your Bond Index Notes are linked was higher than the Initial Price Return Value at some time during the life of your Bond Index Notes but later falls below the Initial Price Return Value.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     Because the Maturity Amount you receive may be less than the principal amount of your Bond Index Notes, the amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of ML&Co. with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Changes in market interest rates are expected to have a greater effect on the yield and trading value of your Bond Index Notes than such changes would have on the yield and trading value of standard, non-indexed, coupon-bearing debt securities of comparable maturity

     The yield and trading value of your Bond Index Notes will be determined by reference to the debt securities underlying the applicable fixed income index. These underlying securities will have an average term to maturity that is greater than the term to maturity of your Bond Index Notes. We therefore expect that a change in market interest rates will have a greater effect on the yield and trading value of your Bond Index Notes than such change would have on standard, non-indexed, coupon-bearing debt securities having the same maturity as your Bond Index Notes. In general, if you bought a standard, non-indexed, coupon-bearing debt security with the same maturity date, the effect on the trading value of that debt security due to a given change in market interest rates would be less if it occurred later in the term of that debt security. However, it is expected that the effect on the trading value of your Bond Index Notes due to a given change in market interest rates will not be reduced as the time remaining to maturity of your Bond Index Notes decreases.

The trading value of Bond Index Notes will depend on the value of the applicable fixed income index

     We expect that the trading value of any series of Bond Index Notes will depend substantially on the amount by which the value of the price return component for the applicable fixed income index exceeds or does not exceed the Initial Price Return Value. If you choose to sell your Bond Index Notes when the value of the applicable price return component exceeds the Initial Price Return Value, you may receive substantially less than the amount that would be payable at maturity because of, among other factors, the expectation that the value of the applicable fixed income index will continue to fluctuate until the Final Price Return Value for that series is determined. If before the maturity date you choose to sell your Bond Index Notes when the value of the applicable price return component is below, or not sufficiently above, the Initial Price Return Value, you may receive less than the principal amount of your Bond Index Notes, which would result in a loss to you.

     Changes in the level of U.S. interest rates are expected to affect the value of the indices. We expect that changes in U.S. interest rates will affect the value of the price return component of the fixed income index to which your Bond Index Notes are linked and the value of any of the fixed income indices. In general, if U.S. interest rates increase, we expect that the value of the fixed income indices will decrease, and conversely, if U.S. interest rates decrease, we expect the value of the fixed income indices will increase. However, in certain circumstances, a decrease in interest rates may reduce the yield associated with the underlying assets of any fixed income index and consequently may lower the value of that index. For example, a decrease in interest rates may increase the prepayment risk associated with certain mortgage assets underlying the Mortgage Master Index and may reduce the value of the Mortgage Master Index. In addition, any changes in U.S. interest rates may also affect the U.S. economy and, in turn, the value of any fixed income index.

     Changes in credit ratings of the underlying issuers will affect the value of the indices. Real or anticipated changes in the credit ratings of the companies or government agencies whose securities comprise the underlying asset class of any fixed income index may affect the value of that fixed income index and, in turn, the trading value of Bond Index Notes.

Changes in our credit ratings will affect the trading value of Bond Index Notes

     Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of Bond Index Notes. However, because your return on your Bond Index Notes is dependent upon other factors in addition to our ability to pay our obligations under Bond Index Notes, such as the increases or decreases in the value of the applicable price return component, an improvement in our credit ratings will not reduce the other investment risks related to Bond Index Notes.

There may be an uncertain trading market for Bond Index Notes

     Each series of Bond Index Notes is listed on a national securities exchange or the Nasdaq Stock Market. However, you cannot assume that a trading market exists for any such series of the Bond Index Notes. If a trading market does exist, there can be no assurance that there will be liquidity in the trading market. The existence of a trading market for any series of Bond Index Notes depends on our financial performance, and other factors like the increase or decrease in the value of the applicable fixed income index over the life of the Bond Index Notes.

     If the trading market for Bond Index Notes is limited, there may be a limited number of buyers for your Bond Index Notes if you do not wish to hold your investment until maturity. This may affect the price you receive.

The rate at which interest accrues on your Bond Index Notes during any interest period is determined only at the end of that period

     Because we calculate the rate at which interest accrues on your Bond Index Notes during any interest period on the fourth business day immediately preceding the applicable interest payment date, the rate at which interest will accrue during any interest period will be determined only at the end of that period. As a result, if you sell your Bond Index Notes on any day prior to the day on which the interest rate is determined for an interest period, the price you obtain will not necessarily reflect the interest payment that you would have received had you held your Bond Index Notes until the next interest payment date. Because of this uncertainty throughout most of an interest period as to the rate at which interest will accrue on Bond Index Notes during that interest period, the prices at which Bond Index Notes are traded are expected to reflect estimated interest accruals to the date of the applicable trades, and no other accrued interest will be paid or received in connection with such transactions.

Potential conflicts

     Our subsidiary MLPF&S has multiple responsibilities in connection with Bond Index Notes. MLPF&S is the calculation agent for Bond Index Notes and is required to carry out its duties as calculation agent for Bond Index Notes in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     Additionally, the Portfolio Strategies Group, a group within MLPF&S, is responsible for calculating, determining the ongoing composition of and publishing the fixed income indices to which Bond Index Notes are linked. Because the Portfolio Strategies Group is part of MLPF&S, a subsidiary of ours, a conflict of interest could arise.

     We expect that, from time to time, we will enter into arrangements with one or more of our subsidiaries to hedge the market risks associated with our payment obligations under Bond Index Notes. Each subsidiary would expect to make a profit in connection with any arrangement of this kind. We will not seek competitive bids for any arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     .   securities brokerage, trading and underwriting;

     . investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     .   asset management;

     . brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     .   securities clearance services;

     .   equity, debt and economic research;

     . banking, trust and lending services, including mortgage lending and related services;

     .   insurance sales and underwriting services; and

     .   investment advisory and related recordkeeping services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the Bond Index Notes described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                   Year Ended Last Friday in December              For the Three
                                                                                                    Months Ended
                                             1995       1996      1997      1998       1999        March 31, 2000
                                             ----       ----      ----      ----       ----        --------------
Ratio of earnings to fixed charges(a)....     1.2        1.2       1.2       1.1        1.3                   1.4

__________
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                        DESCRIPTION OF BOND INDEX NOTES

     Bond Index Notes may be issued in various series as senior unsecured debt securities under ML&Co.'s 1983 Indenture, which is more fully described in the accompanying prospectus. Each series of Bond Index Notes will mature on a specified date as set forth in the applicable pricing supplement, which will be no later than five years from the date of their original issuance.

     Bond Index Notes are not be subject to redemption by ML&Co. or at the option of any beneficial owner before their stated maturity date. Upon the occurrence of an Event of Default with respect to a series of Bond Index Notes, beneficial owners of that series of Bond Index Notes may accelerate the maturity of Bond Index Notes, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     Bond Index Notes were issued in denominations of $20 and integral multiples of $20.

     Bond Index Notes do not have the benefit of any sinking fund.

     The stated maturity date, the applicable fixed income index and the other terms and conditions of each series of Bond Index Notes are set forth in the applicable pricing supplement.

Payment of Interest

     On each interest payment date specified in the applicable pricing supplement, a beneficial owner of a Bond Index Note is entitled to an interest payment in an amount equal to the Index Rate of Interest less a fixed spread specified in the final pricing supplement (the "Spread"). The "Index Rate of Interest" for any fixed income index is equal to the weighted average of the interest accrued and interest paid on the securities underlying that fixed income index less the amount of any interest scheduled to have been paid but not paid during that interest period on those underlying securities. For any interest period, the applicable Index Rate of Interest for any fixed income index will be calculated as the percentage change in value of the total return of the applicable fixed income index less the percentage change in value of the price return component of that fixed income index over that interest period. For each interest period, each interest payment will equal:

            [ (    Ending Total Return Value       )   (    Ending Price Return Value       )          ]
     $20 x  [ (  ----------------------------- - 1 ) - (  ----------------------------- - 1 ) - Spread ]
            [ (   Starting Total Return Value      )   (   Starting Price Return Value      )          ]

Determination of the Interest Income

     For any series of Bond Index Notes, for purposes of determining the amount of interest payable on the initial interest payment date, the "Starting Total Return Value" equals the value of the total return index for the applicable fixed income index most recently published on the Bloomberg information system at 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the original issue date for that series. For purposes of determining the amount of interest payable on any other interest payment date, the Starting Total Return Value for any series of Bond Index Notes equals the Ending Total Return Value used in connection with the calculation of interest for the immediately preceding interest payment date.

     For purposes of determining the amount of interest payable on any interest payment date, the "Ending Total Return Value" for any series of Bond Index Notes equals the value of the total return index for the applicable fixed income index most recently published for that series on the Bloomberg information system at 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the applicable interest payment date.

     For purposes of determining the amount of interest payable on the initial interest payment date, the "Starting Price Return Value" equals the value of the price return index for the applicable fixed income index most recently published on the Bloomberg information system at 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the issue date. For purposes of determining the amount of interest payable on any other interest payment date, the Starting Price Return Value for any series of Bond Index Notes equals the Ending Price Return Value used in connection with the calculation of interest for the immediately preceding interest payment date. The price return index level on any day is determined by reference to the prices (exclusive of accrued interest) of the securities comprising the applicable index on that day, as determined by the Portfolio Strategies Group of MLPF&S.

     For purposes of determining the amount of interest payable on any interest payment date, the "Ending Price Return Value" for any series of Bond Index Notes equals the value of the price return index for the applicable fixed income index most recently published for such series on the Bloomberg information system at 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the applicable interest payment date.

     With respect to any specific interest payment date for any series of Bond Index Notes, an interest period is the period from and including the fourth Business Day immediately preceding the most recent prior interest payment date to but excluding the fourth Business Day immediately preceding the subject interest payment date or, in the case of the initial interest period, the period from the fourth Business Day immediately preceding the original issue date of that series of Bond Index Notes to but excluding the fourth Business Day immediately preceding the initial interest payment date.

     Interest payments on the Bond Index Notes are payable to their holders as they appear on the books and records of ML&Co. on the relevant record dates, which will be the Business Day immediately preceding the applicable interest payment date. In the event the Bond Index Notes do not remain in book-entry form, the relevant record date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the applicable interest payment date. In the event that any interest payment date or the maturity date is not a Business Day, interest or the Maturity Amount, as the case may be, payable on that date will be made on the next succeeding day which is a Business Day, without any interest or other payment with respect to such delay, in each case with the same force and effect as if made on the scheduled payment date.

     A "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

     The Spread is a fixed percentage which reduces the interest payable on the Bond Index Notes. The Spread related to any series of Bond Index Notes is specified in the final pricing supplement relating to that series.

Maturity Amount

     On the maturity date of any series of Bond Index Notes, in addition to an interest payment for the final interest period, a beneficial owner of a Bond Index Note will receive a payment equal to the Maturity Amount. If the Final Price Return Value is greater than the Initial Price Return Value, a beneficial owner of a Bond Index Note will receive a Maturity Amount that is greater than the principal amount of its Bond Index Note. If the Final Price Return Value is less than the Initial Price Return Value, a beneficial owner of a Bond Index Note will receive a Maturity Amount that is less than the principal amount of its Bond Index Note, which would result in a loss to that beneficial owner.

  Determination of the Maturity Amount

     The Maturity Amount for each $20 principal amount of Bond Index Note for any series will equal:

                           (  Final Price Return Value  )
                     $20 x ( -------------------------- )
                           ( Initial Price Return Value )

     For purposes of determining the Maturity Amount, the Initial Price Return Value for any series of Bond Index Notes equals the most recently published value of the price return component for the applicable fixed income index on the Bloomberg information system at 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the issue date. The Initial Price Return Value for any series of Bond Index Notes is set forth in the applicable pricing supplement.

     For purposes of determining the Maturity Amount, the Final Price Return Value for any series of Bond Index Notes will equal the most recently published value of the price return component for the applicable fixed income index on the Bloomberg information system at 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the maturity date of the applicable series of Bond Index Notes.

     All determinations made by the calculation agent for Bond Index Notes shall be at its sole discretion and, absent a determination by such calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of Bond Index Notes.

Hypothetical Returns

     The hypothetical returns calculated on the following pages are for purposes of illustration only. The actual Maturity Amount and interest payments for a Bond Index Note will depend entirely on the actual Spread, the price return component and total return index value for the applicable fixed income index and the relevant period. The actual Maturity Amount may be less than the principal amount of your Bond Index Notes, which would result in a loss to you.

     The following examples assume a hypothetical Bond Index Note having an original issue date of December 6, 1999, a stated maturity date of December 6, 2002, annual interest payments and a Spread of 0.50%. The following examples also assume a Bond Index Note is held from the original issue date until the stated maturity date.

     The specific terms of your Bond Index Note may differ. The actual terms of each series of Bond Index Notes are set forth in the applicable pricing supplement.

Example One

                                                                                                     Maturity Amount
                                  Total Return           Price Return         Annual Interest            per $20
            Date                      Index                 Index               Percentage          principal amount
            ----                      -----                 -----               ----------          ----------------
          11/30/99                   825.000               300.000                   ---                   ---
          11/30/00                   890.000               303.000                  6.38%                  ---
          11/30/01                   945.000               301.000                  6.34%                  ---
          12/02/02                  1018.000               304.000                  6.23%               $20.27

Interest Calculations:

            ( (    Ending Total Return Value       )   (    Ending Price Return Value       )          )
     $20 x  ( (  ----------------------------- - 1 ) - (  ----------------------------- - 1 ) - Spread )
            ( (   Starting Total Return Value      )   (   Starting Total Return Value      )          )

First Interest Payment Date:  12/6/00

             (  890     )   (  303     )
     6.38% = ( ---- - 1 ) - ( ---- - 1 ) - 0.50%
             (  825     )   (  300     )

     Interest payable on 12/6/00 for each $20 principal amount = $1.28

Second Interest Payment Date: 12/6/01

             (  945     )   (  301     )
     6.34% = ( ---- - 1 ) - ( ---- - 1 ) - 0.50%
             (  890     )   (  303     )

     Interest payable on 12/6/01 for each $20 principal amount = $1.27

Third Interest Payment Date: 12/6/02

             ( 1018     )   (  304     )
     6.23% = ( ---- - 1 ) - ( ---- - 1 ) - 0.50%
             (  945     )   (  301     )

     Interest payable on 12/6/02 for each $20 principal amount = $1.25

Maturity Amount Calculation:

           (  Final Price Return Value  )
     $20 x ( -------------------------- )
           ( Initial Price Return Value )

  Maturity Date:  12/6/02

               ( 304 )
     101.33% = ( --- )
               ( 300 )

     Maturity Amount payable at the maturity date per $20 principal amount = $20.27

Total amount payable per $20 principal amount = $24.07

Annualized Rate of Return: 6.70%

Example Two

                                                                                                     Maturity Amount
                                  Total Return           Price Return         Annual Interest            per $20
            Date                      Index                 Index               Percentage          principal amount
            ----                      -----                 -----               ----------          ----------------
          11/30/99                   825.000               300.000                   ---                     ---
          11/30/00                   852.000               289.000                  6.44%                    ---
          11/30/01                   895.000               283.000                  6.62%                    ---
          12/02/02                   935.000               274.000                  7.15%                 $18.27

Interest Calculations:

            ( (    Ending Total Return Value       )   (    Ending Price Return Value       )          )
     $20 x  ( (  ----------------------------- - 1 ) - (  ----------------------------- - 1 ) - Spread )
            ( (   Starting Total Return Value      )   (   Starting Total Return Value      )          )

First Interest Payment Date:  12/6/00

             (  852     )   (  289     )
     6.38% = ( ---- - 1 ) - ( ---- - 1 ) - 0.50%
             (  825     )   (  300     )

     Total interest payable on 12/6/00 for each $20 principal amount = $1.29

Second Interest Payment Date: 12/6/01

             (  895     )   (  283     )
     6.62% = ( ---- - 1 ) - ( ---- - 1 ) - 0.50%
             (  852     )   (  289     )

     Total interest payable on 12/6/01 for each $20 principal amount = $1.32

Third Interest Payment Date: 12/6/02

             (  935     )   (  274     )
     7.15% = ( ---- - 1 ) - ( ---- - 1 ) - 0.50%
             (  895     )   (  283     )

     Total interest payable on 12/6/02 for each $20 principal amount = $1.43

 Maturity Amount Calculation:

           (  Final Price Return Value  )
     $20 x ( -------------------------- )
           ( Initial Price Return Value )

 Maturity Date:  12/6/02

               ( 274 )
      91.33% = ( --- )
               ( 300 )

     Maturity Amount payable at the maturity date per $20 principal amount = $18.27

Total amount payable per $20 principal amount = $22.31

Annualized Rate of Return:  4.13%

Changes to the Fixed Income Indices

     ML&Co. has agreed to use its reasonable efforts to cause MLPF&S, through its Portfolio Strategies Group, to continue to calculate and publish the fixed income indices for as long as Bond Index Notes remain outstanding.

     From time to time, the Portfolio Strategies Group has changed, and may in the future change, the methodology used to calculate and maintain the fixed income indices in order to better reflect the value of the applicable fixed income sector. The inclusion rules governing the characteristics of the securities included in each fixed income index are set forth in the section "The Fixed Income Indices--Inclusion Rules and Historical Information". Investors in Bond Index Notes should be aware that any changes or modifications in the methodology used to calculate the fixed income indices or the discontinuance of and substitution for the fixed income indices may adversely affect the value or Maturity Amount of any series of Bond Index Notes payable at maturity.

Events of Default and Acceleration

     In case an Event of Default with respect to any Bond Index Notes has occurred and is continuing, the amount payable to a beneficial owner of a Bond Index Note upon any acceleration permitted by the Bond Index Notes, with respect to each $20 principal amount of Bond Index Notes, will be equal to (1) accrued but unpaid interest on the Bond Index Notes plus (2) the Maturity Amount, in each case, calculated as though the date of early repayment was the stated maturity date of the Bond Index Notes; provided, however, that the Spread will be applied to the values used to calculate the accrued but unpaid interest on the Bond Index Notes as if Bond Index Notes had not been accelerated and had remained outstanding to the stated maturity date. See "Description of Bond Index Notes--Maturity Amount" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a Bond Index Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Bond Index Notes plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of Bond Index Notes.

     In case of a default in payment on any Bond Index Notes, whether at the maturity date or upon acceleration, from and after the maturity date or the date of acceleration, as the case may be, Bond Index Notes will bear interest, payable upon demand of their beneficial owners, at the London inter-bank offered rate for one-month deposits as of the date of the final pricing supplement as determined by ML&Co. (the "Default Rate"), to the extent that payment of interest is legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of Bond Index Notes to the date payment of that amount has been made or duly provided for.

Bond Index Notes Issued December 22, 1999

     The terms appearing in the Final Pricing Supplement for the Bond Index Notes due December 23, 2002, are set forth below.


Issue:                                    Bond Index Notes, Domestic Master Series 1999A
Principal Amount per Bond Index Note:     $20

Public Offering Price:                    Per Bond Index Note            Total
                                          -------------------            -----
                                               $20.00                    $30,000,000

Underwriting Discount:                    Per Bond Index Note            Total
                                          -------------------            -----
                                               $  .20                    $   300,000

Proceeds To Issuer Before Expenses:       Per Bond Index Note            Total
                                          -------------------            -----
                                               $19.80                    $29,700,000

Original Issue Date:                      December 22, 1999

Stated Maturity Date:                December 23, 2002
Listing:                             AMEX
Trading Symbol:                      BNX

Fixed Income Index:                  Merrill Lynch U.S. Domestic Master Index
                                     (American Stock Exchange Symbol "IDM")

Maturity Amount Calculation Period:       Start Date           End Date
                                          ----------           --------

                                         Dec. 16, 1999       Dec. 17, 2002
Maturity Amount Payment Date:            Dec. 23, 2002

Interest Payment Periods:     Calculation         Calculation        Interest
                               Start Date           End Date       Payment Date
                               ----------           --------       ------------

                             Dec. 16, 1999       June 16, 2000    June 22, 2000
                             June 16, 2000       Dec. 18, 2000    Dec. 22, 2000
                             Dec. 18, 2000       June 18, 2001    June 22, 2001
                             June 18, 2001       Dec. 18, 2001    Dec. 24, 2001
                             Dec. 18, 2001       June 18, 2002    June 24, 2002
                             June 18, 2002       Dec. 17, 2002    Dec. 23, 2002

Spread: 50% of the Principal Amount per annum (which results in a Spread of .25% of the Principal Amount per semi-annual Inter est Payment period)

Initial Price Return Value:           284.295
Starting Total Return Value:          825.081
Starting Price Return Value:          284.295 for the initial Interest Payment
                                              Period

Depositary

  Description of the Global Securities

     Upon issuance, each series of Bond Index Notes will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC (DTC, together with any successor thereto, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for Bond Index Notes in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of Bond Index Notes represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of Bond Index Notes represented by a global security will not be entitled to have Bond Index Notes represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of Bond Index Notes in definitive form and will not be considered the owners or holders of Bond Index Notes, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take action, and those participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the Bond Index Notes. The Bond Index Notes were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the Bond Index Notes in the aggregate principal amount of the Bond Index Notes, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of Bond Index Notes under DTC's system must be made by or through direct participants, which will receive a credit for the Bond Index Notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Bond Index Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all Bond Index Notes deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Bond Index Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Bond Index Notes; DTC's records reflect only the identity of the direct participants to whose accounts the Bond Index Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Arrangements among participants, indirect participants and beneficial owners, will govern conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners, subject to any statutory or regulatory requirements in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the Bond Index Notes. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the Bond Index Notes are credited on the record date identified in a listing attached to the omnibus proxy.

     Principal, premium, if any, and/or interest, if any, payments on the Bond Index Notes will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", will govern payments by participants to beneficial owners, and these payments will be the responsibility of the participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

  Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to any series of Bond Index Notes,

the global securities representing these Bond Index Notes will be exchangeable for Bond Index Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $20 and integral multiples of $20. The definitive Bond Index Notes will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     DTC may discontinue providing its services as securities depositary with respect to Bond Index Notes at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor depositary is not obtained, Bond Index Note certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, Bond Index Note certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Same-Day Settlement and Payment

     Settlement for Bond Index Notes will be made by the underwriter in immediately available funds. All payments on Bond Index Notes will be made by ML&Co. in immediately available funds so long as the Bond Index Notes are maintained in book-entry form.

                             THE FIXED INCOME INDICES

     The Portfolio Strategies Group of our subsidiary MLPF&S calculates, maintains and publishes approximately 800 separate fixed income indices designed to track changing values of various classes of fixed income assets. Each series of Bond Index Notes is indexed to one of seven of these fixed income indices. Each of these seven indices is published on the AMEX. For purposes of determining the Maturity Amount or the amount of interest payable on Bond Index Notes, the value of each of these seven indices will be based on the applicable fixed income index values published by Bloomberg at the end of each trading day. Each fixed income index is designed to reflect the value of debt obligations issued in various sectors of the U.S. domestic fixed income securities market.

     The fixed income indices are broad-based indices weighted by issue size (calculated by multiplying the total face value of the security currently outstanding by its bid price, plus accrued interest). Each fixed income index has inclusion rules designed to ensure a reasonable level of liquidity in the underlying securities and to minimize the number of issues in a particular fixed income index while capturing the majority of the capitalization of a given market.

     The name of each fixed income index, the AMEX trading symbol of each fixed income index and the year in which the fixed income index began being calculated and published, general terms of the securities underlying each fixed income index and the market value of each fixed income index is set forth below.

                                                           Year
               Index Name             AMEX Symbol        Commenced
             --------------         --------------     ------------

             U.S. Domestic Master        IDM               1975
                    Index
               Mortgage Master           IGM               1975
                    Index
               U.S. Corporate/           ICG               1972
                 Government
                 Master Index
               U.S. Corporate            IGD               1972
                 Master Index
               U.S. Treasury/            IGG               1972
               Agency Master
                    Index
               U.S. Treasury             ITM               1977
                 Master Index
               U.S. Agency               IGN               1977
                 Master Index
             ------------------------------------------------------

  Rebalancing of the fixed income indices

     Securities included in the fixed income indices are held constant throughout any given month. Qualifying securities are determined on the last calendar day of each month based on security characteristics on that date. Accordingly, on December 31st of each year, MLPF&S selects lists of qualifying securities for each fixed income index for the following month of January. On January 31st of each year, MLPF&S selects lists of qualifying securities for each fixed income index for the following month of February. MLPF&S repeats this selection process on the last calendar day of each month. Those issues that meet the criteria for a fixed income index on a month-end selection date remain in the fixed income index throughout the following month.

     . New issues must settle on or before the rebalancing date to be included in the fixed income index for the applicable month. For example, the September 1999 U.S. Treasury Two-year auction took place on the 29th and settled on September 30, 1999, thereby qualifying for inclusion in the U.S. Treasury Master Index in October. However, the October 1999 Two-year auction which took place on the 27th did not settle until November 1 and therefore did not qualify for the November 1999 index .

     . Issues that meet the maturity requirements of a fixed income index on the selection date are included, and remain in the index throughout the month regardless of whether they subsequently fall short of the maturity guidelines during the month. For example, the U.S. Treasury 5.75% due October 31, 2000 had exactly one year remaining term to maturity (the minimum maturity requirement for the fixed income indices) on October 31, 1999 and was included in the U.S. Treasury Master Index for the full month of November 1999.

     . Issues that meet the rating requirements of a fixed income index on the selection date are included, and remain in a fixed income index throughout the month regardless of whether their rating falls outside of the required range as a result of an upgrade or downgrade during the month. For example, an issue that is rated BBB on January 31st, but is downgraded to BB on February 1st, will be part of the Investment Grade Corporate Master Index for February, and then will move to the High Yield Master Index in March. For purposes of fixed income index selection criteria, ratings are based on a composite of Moody's Investors Service Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     . Bonds that are called during a month are removed from each fixed income index at month-end at the call price.

     . The principal amounts of fixed income in each fixed income index are held constant throughout the month. Increases and decreases in issue size that take place during the month as a result of partial redemptions or re-opening of issues are captured at the next month-end rebalancing.

  Calculating total returns between any two dates

     Returns between any two dates can then be derived from the beginning of period and end of period fixed income index value/1/ in the following fashion:


                             IV1
                     TRR = ------- - 1
                           IV\\0\\

                     where

                     TRR is the total rate of return from T\\0\\ to T\\1\\

                     IV\\n\\ is the total rate of return index value on day n

______________________________
/1/ Since fixed income index values represent closing levels, period returns will include market movement on the end of period date but exclude market movement on the beginning of period date. Therefore, to capture the returns for the month of November, the November 30th fixed income index value is divided by the October 31st fixed income index value.

     Merrill Lynch fixed income indices are calculated on a month-to-date basis, with daily fixed income index value derived by applying each day's month to date return percentage to the fixed income value at the beginning of the month.

  Reinvestment assumptions

     Cash flows that occur during the month are reinvested at the beginning-of-month 1-month LIBID rate, with daily compounding. At the end of the month, cash and reinvestment income are removed from the index and capitalization weights are recalculated. Reinvestment rates will be sourced from the Merrill Lynch LIBID 1-month Constant Maturity Index Series.

 Pricing

     Each of the above fixed income indices are calculated by the Portfolio Strategies Group. Price levels of the underlying securities reflect the Portfolio Strategies Group's determination of the appropriate bid-side price for the applicable securities. All securities comprising the fixed income indices are priced at approximately 3:00 p.m., New York City time, each trading day. The prices of the underlying securities comprising the fixed income indices are determined based on the prices of such securities and other similar securities obtained from publicly-available information and MLPF&S' trading personnel. In addition to using these prices in calculating the fixed income indices, MLPF&S disseminates these prices to their customers, including mutual funds, custodians and institutions who use these prices to determine the value of their positions. When the Portfolio Strategies Group is not able to determine the price of an underlying security comprising any of the fixed income indices, it will use a security price from a third party vendor or other valuation methodology that, in the best judgement of the Portfolio Strategies Group, will provide the most accurate bid-side price. The resulting fixed income index values are published by Bloomberg at the end of each trading day.

U.S. Domestic Master Index

     . The U.S. Domestic Master Index is computed daily and can be viewed on Bloomberg at D0A0(INDEX)(GO).

     . The U.S. Domestic Master Index is published on the AMEX under the symbol "IDM".

Mortgage Master Index

     . The Mortgage Master Index is computed daily and can be viewed on Bloomberg at M0A0(INDEX)(GO).

     .  The Mortgage Master Index is published on the AMEX under the symbol
        "IGM".

U.S. Corporate/Government Master Index

     . The U.S. Corporate/Government Master Index is computed daily by MLPF&S. The U.S. Corporate/Government Master Index can be viewed on Bloomberg at B0A0(INDEX)(GO).

     . The U.S. Corporate/Government Master Index is published on the AMEX under the symbol "ICG".

U.S. Corporate Master Index

     . The U.S. Corporate Master Index is computed daily by MLPF&S. The U.S. Corporate Master Index can be viewed on Bloomberg at C0A0(INDEX)(GO).

     . The U.S. Corporate Master Index is published on the AMEX under the symbol "IGD".

U.S. Treasury/Agency Master Index

     . The U.S. Treasury/Agency Master Index is computed daily and can be viewed on Bloomberg at G0A0(INDEX)(GO).

     . The U.S. Treasury/Agency Master Index is published on the AMEX under the symbol "IGG".

U.S. Treasury Master Index

     . The U.S. Treasury Master Index is computed daily and can be viewed on Bloomberg at G0Q0(INDEX)(GO).

     . The U.S. Treasury Master Index is published on the AMEX under the symbol "ITM".

U.S. Agency Master Index

     . The U.S. Agency Master Index is computed daily and can be viewed on Bloomberg at G0Q0(INDEX)(GO).

     . The U.S. Agency Master Index is published on the AMEX under the symbol "IGN".

                               ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit various transactions between certain parties and the assets of employee benefit plans, unless an exemption is available; governmental plans may be subject to similar prohibitions. Because transactions between a plan and ML&Co. may be prohibited absent an exemption, each fiduciary, by its purchase of any Bond Index Notes on behalf of any plan, represents on behalf of itself and the plan, that the acquisition, holding and any subsequent disposition of Bond Index Notes will not result in a violation of ERISA, the Code or any other applicable law or regulation.

                                   OTHER TERMS

     ML&Co. issued the Bond Index Notes as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the Bond Index Notes of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     ML&Co. may issue series of senior debt securities from time to time under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the Bond Index Notes are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

        . pay any amounts due and payable or deliverable with respect to all the senior debt securities; and

        . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

 Modification and Waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of senior debt securities affected. However, without the consent of each holder of any outstanding senior debt security affected, no amendment or modification to the 1983 Indenture may:

  . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

  . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

  . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

  . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

  . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default".

Events of Default

        Each of the following will be Events of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .  default in the payment of any principal or premium when due;

     .  default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     .  specified events in bankruptcy, insolvency or reorganization of ML&Co.;
        and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

        If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

        The holders of a majority in principal amount or aggregate issue price of the outstanding senior debt securities of that series may waive any Event of Default with respect to that series, except a default:

        . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

        . in respect of an obligation or provision of the 1983 Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding security of each series of senior debt securities affected.

        The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

        The Bond Index Notes and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

        ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                       WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

     .  incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

        We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .  annual report on Form 10-K for the year ended December 31, 1999;

     .  quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000 and May 24, 2000.

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement.

     .  reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .  any reports filed under Section 15(d) of the Exchange Act.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, New York, New York 10038, Telephone: (212) 670-0432.


                             PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities may be offered on a national securities exchange or the Nasdaq Stock Market, as specified in the applicable pricing supplement, or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS


     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these + +these securities in any state where the offer and sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion
             Preliminary Prospectus Supplement dated June 7, 2000

PROSPECTUS                                                        [LOGO] Merrill Lynch
----------                                                        PROTECTED GROWTH/SM/ INVESTING
                                                                  Pursuit of Growth, Protection of Principal

                           Merrill Lynch & Co., Inc.
               Nikkei 225 Market Index Target-Term Securities(R)
                               due March 30, 2007
                             "MITTS(R) Securities"
                         $10 principal amount per unit
                                _______________

     This prospectus is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, when making offers and sales related to market-making transactions in the MITTS Securities.

The MITTS Securities:                                   Payment at maturity:
 .  100% principal protection at maturity.               .  On the maturity date, for each unit of the MITTS
 .  No payments before the maturity date.                   Securities you own, we will pay you an amount equal to
 .  Senior unsecured debt securities of Merrill Lynch       the sum of the principal amount of each unit and an
   & Co., Inc.                                             additional amount based on the percentage increase, if
 .  Linked to the value of the Nikkei 225 Index.            any, in the value of the Nikkei 225 Index, multiplied
 .  The MITTS Securities are listed on the American         by a participation rate of 130%.
   Stock Exchange under the trading symbol "MLJ".       .  At maturity, you will receive no less than the
 .  Closing date: March 31, 2000.                           principal amount of your MITTS Securities.


                Investing in the MITTS Securities involves risk.
           See "Risk Factors" beginning on page 6 of this prospectus.

                                _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                _______________

                              Merrill Lynch & Co.
                                _______________

               The date of this prospectus is            , 2000.

"MITTS" and "Market Index Target-Term Securities" are registered service marks and "Protected Growth" is a service mark of Merrill Lynch & Co., Inc.

                    TABLE OF CONTENTS

                                                    Page
                                                    ----

SUMMARY INFORMATION-Q&A............................   3

RISK FACTORS.......................................   6

MERRILL LYNCH & CO., INC...........................  10

RATIO OF EARNINGS TO FIXED CHARGES.................  11

DESCRIPTION OF THE MITTS SECURITIES................  12

THE NIKKEI 225 INDEX...............................  19

OTHER TERMS........................................  20

PROJECTED PAYMENT SCHEDULE.........................  24

ERISA CONSIDERATIONS...............................  25

WHERE YOU CAN FIND MORE INFORMATION................  25

INCORPORATION OF INFORMATION WE FILE WITH THE SEC..  25

PLAN OF DISTRIBUTION...............................  26

EXPERTS............................................  26

                            SUMMARY INFORMATION--Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Nikkei 225 Market Index Target-Term Securities(R) due March 30, 2007. You should carefully read this prospectus to fully understand the terms of the MITTS Securities, the Nikkei Stock Average (the "Nikkei 225 Index") and the tax and other considerations that are important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

     References in this prospectus supplement to "ML&Co." "we", "us" and "our" are to Merrill Lynch & Co., Inc. and references to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

What are the MITTS Securities?

     The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on March 30, 2007. We cannot redeem the MITTS Securities at any earlier date and will not make any payments on the MITTS Securities until maturity.

     Each unit of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we issued the MITTS Securities in the form of a global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the MITTS Securities. You should refer to the section entitled "Description of the MITTS Securities--Depositary" in this prospectus supplement.

What will I receive on the stated maturity date of the MITTS Securities?

     We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in possible increases in the value of the Nikkei 225 Index, an index measuring the composite price performance of selected Japanese stocks. On the stated maturity date, you will receive a payment on the MITTS Securities equal to the sum of two amounts: the "principal amount" and the "Supplemental Redemption Amount", if any.

Principal amount

     The "principal amount" per unit is $10.

Supplemental Redemption Amount

     The "Supplemental Redemption Amount" per unit will equal:

      (Ending Value - Starting Value)
$10 X (-----------------------------) X Participation Rate
      (       Starting Value        )

but will not be less than zero.

     The "Starting Value" equals 20,374.34, the closing value of the Nikkei 225 Index on March 28, 2000, the date the MITTS Securities were priced for initial sale to the public.

     The "Ending Value" means the average of the values of the Nikkei 225 Index at the close of the market on five business days shortly before the maturity of the MITTS Securities. We may calculate the Ending Value by reference to fewer than five or even by reference to a single day's closing value if, during the period prior to the stated maturity date of the MITTS Securities, there is a disruption in the trading of the component stocks comprising the Nikkei 225 Index or certain futures or options contracts relating to the Nikkei 225 Index.

     The "Participation Rate" equals 130%.

     For more specific information about the Supplemental Redemption Amount, please see the section entitled "Description of the MITTS Securities" in this prospectus.

     We will pay you a Supplemental Redemption Amount only if the Ending Value is greater than the Starting Value. If the Ending Value is less than, or equal to, the Starting Value, the Supplemental Redemption Amount will be zero. We will pay you the principal amount of the MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.

Examples

     Here are two examples of Supplemental Redemption Amount calculations assuming an investment term equal to that of the MITTS Securities and a Participation Rate of 130%:

Example 1--The Nikkei 225 Index is below the Starting Value at maturity:

         Starting Value: 20,374.34
         Hypothetical Ending Value: 19,355.62

                                                                                               ( Supplemental
                                                                                                Redemption
                                                   (19,355.62 - 20,374.34)                      Amount
 Supplemental Redemption Amount (per unit) = $10 X (---------------------) X 130% = $0.00       cannot be
                                                   (      20,374.34      )                      less than
                                                                                                zero)

         Total payment at maturity (per unit) = $10 + $0.00 = $10.00

Example 2--The Nikkei 225 Index is above the Starting Value at maturity:

 Starting Value: 20,374.34
 Hypothetical Ending Value: 27,505.36

                                                   (27,505.36 - 20,374.34)
 Supplemental Redemption Amount (per unit) = $10 X (---------------------) X 130% = $4.55
                                                   (      20,374.34      )


Total payment at maturity (per unit) = $10 + $4.55 = $14.55

Who publishes the Nikkei 225 Index and what does the Nikkei 225 Index measure?

     The Nikkei 225 Index is a stock index published by Nihon Keizai Shimbun, Inc. ("NKS") that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 common stocks traded on the Tokyo Stock Exchange (the "TSE") and represents a broad cross section of Japanese industry. All 225 underlying stocks (the "Underlying Stocks") are stocks listed in the First Section of the TSE and are, therefore, among the most actively traded stocks on the TSE. The Nikkei 225 Index is a modified, price-weighted index, which means an Underlying Stock's weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer.

     Please note that an investment in the MITTS Securities does not entitle you to any ownership interest in the stocks of the companies included in the Nikkei 225 Index.

Are the MITTS Securities listed on a  stock exchange?

     The MITTS Securities are listed on the AMEX under the symbol "MLJ". You should be aware that the listing of the MITTS Securities on the AMEX does not necessarily ensure that a liquid trading market is available for the MITTS Securities. You should review the section entitled "Risk Factors--There may be an uncertain trading market for the MITTS Securities".

What is the role of MLPF&S?

     Our subsidiary, MLPF&S, was the underwriter for the initial offering and sale of the MITTS Securities. MLPF&S intends to buy and sell MITTS Securities to create a secondary market for holders of the MITTS Securities. However, MLPF&S is not obligated to engage in any of these market activities or continue them once it has started.

     MLPF&S is also our agent for purposes of calculating, among other things, the Ending Value and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S' status as our subsidiary and its responsibilities as calculation agent.

Who is ML&Co.?

Merrill Lynch & Co., Inc. is a holding company with various subsidiary and affiliated companies that provide investment, financing, insurance and related services on a global basis.

For information about ML&Co., see the section entitled "Merrill Lynch & Co., Inc." in this prospectus. You should also read other documents ML&Co. has filed with the SEC, which you can find by referring to the section entitled "Where You Can Find More Information" in this prospectus.

Are there any risks associated with my  investment?

     Yes, an investment in the MITTS Securities is subject to risk. Please refer to the section entitled "Risk Factors" in this prospectus.

                                  RISK FACTORS

     Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before investing in the MITTS Securities. In addition, you should reach an investment decision with regard to the MITTS Securities only after consulting your legal and tax advisers and considering the suitability of the MITTS Securities in the light of your particular circumstances.

You may not earn a return on your investment

     You should be aware that if the Ending Value does not exceed the Starting Value on the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Nikkei 225 Index was higher than the Starting Value at some time during the life of the MITTS Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS Securities.

     If the Ending Value exceeds the Starting Value, then the Participation Rate will enhance the amount of the Supplemental Redemption Amount received at maturity. However, if the Ending Value does not exceed the Starting Value, you will receive only the principal amount of your MITTS Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Merrill Lynch & Co., Inc. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the Nikkei 225 Index

     Your return will not reflect the return you would realize if you actually owned the stocks underlying the Nikkei 225 Index and received the dividends paid on those stocks because NKS calculates the Nikkei 225 Index by reference to the prices of the common stocks comprising the Nikkei 225 Index without taking into consideration the value of dividends paid on those stocks.

Your return will not be adjusted for changes in currency exchange rates

     Although the stocks included in the Nikkei 225 Index are traded in Japanese yen and the MITTS Securities are denominated in U.S. dollars, we will not adjust the amount payable at maturity for the currency exchange rate in effect at the maturity of the MITTS Securities. Any amount in addition to the principal amount of each unit payable to you at maturity is based solely upon the percentage increase in the Nikkei 225 Index. Changes in exchange rates, however, may reflect changes in the Japanese economy which in turn may affect the value of the Nikkei 225 Index and the MITTS Securities.

There may be an uncertain trading market for the MITTS Securities

     The MITTS Securities are listed on the AMEX under the trading symbol "MLJ". You cannot assume that a trading market exists for the MITTS Securities. If a trading market does exist, there can be no assurance that there will be liquidity in the trading market. The existence of a trading market for the MITTS Securities depends on our financial performance and other factors such as the increase, if any, in the value of the Nikkei 225 Index.

     If the trading market for the MITTS Securities is limited, there may be a limited number of buyers for your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Many factors affect the trading value of the MITTS Securities; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the MITTS Securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the MITTS Securities caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the MITTS Securities caused by another factor. For example, an increase in U.S. interest rates may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the Nikkei 225 Index. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

     The value of the Nikkei 225 Index is expected to affect the trading value of the MITTS Securities. We expect that the market value of the MITTS Securities will depend substantially on the amount, if any, by which the Nikkei 225 Index exceeds the Starting Value. If you choose to sell your MITTS Securities when the value of the Nikkei 225 Index exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on this value because of the expectation that the Nikkei 225 Index will continue to fluctuate until the Ending Value is determined. If you choose to sell your MITTS Securities when the value of the Nikkei 225 Index is below, or not sufficiently above, the Starting Value, you may receive less than the $10 principal amount per unit of your MITTS Securities. In general, rising Japanese dividend rates, or dividends per share, may increase the value of the Nikkei 225 Index while falling Japanese dividend rates may decrease the value of the Nikkei 225 Index. Political, economic and other developments that affect the stocks underlying the Nikkei 225 Index may also affect the value of the Nikkei 225 Index and, indirectly, the value of the MITTS Securities.

     Changes in the levels of interest rates are expected to affect the trading value of the MITTS Securities. Because we will pay, at a minimum, the principal amount per unit of MITTS Securities at maturity, we expect that changes in interest rates will affect the trading value of the MITTS Securities. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect that the trading value of the MITTS Securities will increase. In general, if interest rates in Japan increase, we expect that the trading value of the MITTS Securities will increase. If interest rates in Japan decrease, we expect that the trading value of the MITTS Securities will decrease. The level of interest rates in Japan may also affect the Japanese economy and, in turn, the value of the Nikkei 225 Index. Rising interest rates may lower the value of the Nikkei 225 Index and, thus, the MITTS Securities. Falling interest rates may increase the value of the Nikkei 225 Index and, thus, may increase the value of the MITTS Securities.

     Changes in the volatility of the Nikkei 225 Index are expected to affect the trading value of the MITTS Securities. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. In general, if the volatility of the Nikkei 225 Index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the Nikkei 225 Index decreases, we expect that the trading value of the MITTS Securities will decrease.

     Volatility of the Japanese yen/U.S. dollar exchange rate. The Japanese yen/U.S. dollar rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar (the "JPY/USD Rate"). The JPY/USD Rate increases when the U.S. dollar appreciates relative to the Japanese yen. The JPY/USD Rate is expressed as a rate that reflects the amount of Japanese yen that can be purchased for one U.S. dollar. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. In general, if the volatility of the JPY/USD Rate increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the JPY/USD Rate decreases, we expect that the trading value of the MITTS Securities will decrease.

     Correlation between the JPY/USD Rate and the Nikkei 225 Index. Correlation is the term used to describe the relationship between the percentage changes in the JPY/USD Rate and the percentage changes in the Nikkei 225 Index. In general, if the correlation between the JPY/USD Rate and the Nikkei 225 Index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the correlation between the JPY/USD Rate and the Nikkei 225 Index decreases, we expect that the trading value of the MITTS Securities will decrease.

     As the time remaining to maturity of the MITTS Securities decreases, the "time premium" associated with the MITTS Securities will decrease. We anticipate that before their maturity, the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the value of the Nikkei 225 Index. This difference will reflect a "time premium" due to expectations concerning the value of the Nikkei 225 Index during the period before the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

     Changes in dividend yields of the stocks included in the Nikkei 225 Index are expected to affect the trading value of the MITTS Securities. In general, if dividend yields on the stocks included in the Nikkei 225 Index increase, we expect that the value of the MITTS Securities will decrease and, conversely, if dividend yields on these stocks decrease, we expect that the value of the MITTS Securities will increase.

     Changes in our credit ratings may affect the trading value of the MITTS Securities. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the Nikkei 225 Index at maturity, an improvement in our credit ratings will not reduce the other investment risks related to the MITTS Securities.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities. However, we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the Nikkei 225 Index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

Amounts payable on the MITTS Securities may be limited by state law

     New York State law governs the 1983 Indenture under which the MITTS Securities were issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the MITTS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Risks associated with the Japanese securities markets

     The Underlying Stocks that constitute the Nikkei 225 Index have been issued by Japanese companies. You should be aware that investments in securities indexed to the value of Japanese equity securities involve certain risks. The Japanese securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets and cross-shareholdings in Japanese companies on those markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

     Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors, which could negatively affect the Japanese securities markets, include the possibility of recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Purchases and sales by us and our affiliates may affect your return

     We and our affiliates may from time to time buy or sell the stocks underlying the Nikkei 225 Index or futures or options contracts in the Nikkei 225 Index for our own accounts for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and, in turn, the value of the Nikkei 225 Index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts

     Our subsidiary, MLPF&S, is our agent for the purposes of calculating the Ending Value and the Supplemental Redemption Amount payable to you at maturity. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interest. These conflicts could occur, for instance, in connection with its determination as to whether the value of the Nikkei 225 Index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the Nikkei 225 Index. See the sections entitled "Description of the MITTS Securities-Adjustments to the Nikkei 225 Index; Market Disruption Events" and "- -Discontinuance of the Nikkei 225 Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management LP and Mercury Asset Management Ltd, provides investment, financing, advisory, insurance, and related products on a global basis, including:

 .    securities brokerage, trading and underwriting;

 .    investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

 .    asset management;

 .    brokerage and related activities in swaps, options, forwards, futures and other derivatives;

 .    securities clearance services;

 .    equity, debt and economic research;

 .    banking, trust and lending services, including mortgage lending and related services;

 .    insurance sales and underwriting services; and

 .    investment advisory and related recordkeeping services.

We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                      RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1995 through 1997 has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                For the Three
                                                 Year Ended Last Friday in December             Months Ended
                                           1995       1996      1997      1998       1999       March 31, 2000
                                           ----       ----      ----      ----       ----       --------------
Ratio of earnings to fixed charges(a)..     1.2        1.2       1.2       1.1        1.3             1.4

__________

(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1995 through 1997.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                      DESCRIPTION OF THE MITTS SECURITIES

     On March 31, 2000, ML & Co. issued an aggregate principal amount of $25,000,000 or 2,500,000 units of the MITTS Securities. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, which is more fully described in this prospectus.

     The MITTS Securities will mature on March 30, 2007.

     While at maturity a beneficial owner of a MITTS Security will receive the sum of the principal amount of each MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See the section entitled "--Payment at maturity".

     The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. If an Event of Default occurs with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "-- Events of Default and Acceleration" and "Other Terms--Events of Default" in this prospectus.

     ML&Co. issued the MITTS Securities in denominations of whole units of $10.00 per unit.

     The MITTS Securities do not have the benefit of any sinking fund.

Payment at maturity

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of that MITTS Security plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Value does not exceed the Starting Value, you will be entitled to receive only the principal amount of your MITTS Securities.

  Determination of the Supplemental Redemption Amount

The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                          (Ending Value - Starting Value)
principal amount of each MITTS Security ($10 per unit) X  (-----------------------------) X Participation Rate
                                                          (        Starting Value       )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

     The "Starting Value" equals 20,374.34, the closing value of the Nikkei 225 Index on March 28, 2000, the date the MITTS Securities were priced for initial sale to the public.

     The "Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Nikkei 225 Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Value will equal the average or arithmetic mean of the closing values of the Nikkei 225 Index on those Calculation Days, and if there is only one Calculation Day, then the Ending Value will equal the closing value of the Nikkei 225 Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will equal the closing value of the Nikkei 225 Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Participation Rate" equals 130%.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     A "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" means a day on which the New York Stock Exchange and the AMEX are open for trading and the Nikkei 225 Index or any successor index is calculated and published.

     All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and the holders and beneficial owners of the MITTS Securities.

Hypothetical returns

     The following table illustrates, for a range of hypothetical Ending Values of the Nikkei 225 Index during the Calculation Period:

     . the percentage change from the Starting Value to the hypothetical Ending Value,

     .  the total amount payable at maturity for each unit of MITTS Securities,

     .  the total rate of return to beneficial owners of the MITTS Securities,

     . the pretax annualized rate of return to beneficial owners of MITTS Securities, and

     . the pretax annualized rate of return of an investment in the stocks included in the Nikkei 225 Index, which includes an assumed aggregate dividend yield of 0.59% per annum, as more fully described below.

                                                                                                                    Pretax
                                                                                                                  annualized
      Hypothetical       Percentage change          Total amount                                 Pretax          rate of return
      Ending Value            from the        payable at maturity per     Total rate of        annualized          of stocks
       during the        Starting Value to          unit of the           return on the      rate of return      underlying the
      Calculation         the hypothetical             MITTS                  MITTS           on the MITTS         Nikkei 225
         Period             Ending Value           Securities(1)          Securities(1)     Securities(1)(2)       Index(2)(3)
   -----------------     ------------------   -----------------------    ---------------    ----------------     ---------------
        4,074.87                -80%                   10.00                  0.00%              0.00%              -21.07%
        8,149.74                -60%                   10.00                  0.00%              0.00%              -12.08%
        12,224.60               -40%                   10.00                  0.00%              0.00%               -6.58%
        16,299.47               -20%                   10.00                  0.00%              0.00%               -2.58%
        20,374.34(4)              0%                   10.00                  0.00%              0.00%                0.59%
        24,449.21                20%                   12.60                 26.00%              3.33%                3.22%
        28,524.08                40%                   15.20                 52.00%              6.06%                5.48%
        32,598.94                60%                   17.80                 78.00%              8.40%                7.45%
        36,673.81                80%                   20.40                104.00%             10.44%                9.21%
        40,748.68               100%                   23.00                130.00%             12.24%               10.80%
        44,823.55               120%                   25.60                156.00%             13.87%               12.24%
        48,898.42               140%                   28.20                182.00%             15.35%               13.58%
        52,973.28               160%                   30.80                208.00%             16.71%               14.81%
        57,048.15               180%                   33.40                234.00%             17.97%               15.96%
        61,123.02               200%                   36.00                260.00%             19.14%               17.03%

--------------
(1) The table assumes a Participation Rate of 130%.
(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(3)  This rate of return assumes:
     (a) a percentage change in the aggregate price of the Underlying Stocks that equals the percentage change in the Nikkei 225 Index from the Starting Value to the relevant hypothetical Ending Value;
     (b) a constant dividend yield of 0.59% per annum, paid quarterly from the date of initial delivery of the MITTS Securities, applied to the value of the Nikkei 225 Index at the end of each quarter assuming this value increases or decreases linearly from the Starting Value to the applicable hypothetical Ending Value;
     (c) no transaction fees or expenses in connection with purchasing and holding stocks included in the Nikkei 225 Index; and
     (d) an investment term from March 31, 2000 to March 30, 2007.
(4)  This is the Starting Value.


     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the resulting total and pretax annualized rates of return will depend entirely on the Ending Value determined by the calculation agent as provided in this prospectus.

Adjustments to the Nikkei 225 Index; Market Disruption Events

     If at any time NKS changes its method of calculating the Nikkei 225 Index, or the value of the Nikkei 225 Index changes, in any material respect, or if the Nikkei 225 Index is in any other way modified so that the Nikkei 225 Index does not, in the opinion of the calculation agent, fairly represent the value of the Nikkei 225 Index had those changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value of the Nikkei 225 Index is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Nikkei 225 Index as if those changes or modifications had not been made, and calculate the closing value with reference to the Nikkei 225 Index, as so adjusted. Accordingly, if the method of calculating the Nikkei 225 Index is modified so that the value of the Nikkei 225 Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the calculation agent shall adjust the Nikkei 225 Index in order to arrive at a value of the Nikkei 225 Index as if it had not been modified, e.g., as if a split had not occurred.

     "Market Disruption Event" means either of the following events, as determined by the calculation agent:

(a) a suspension, material limitation or absence of trading on the TSE of 20% or more of the Underlying Stocks which then comprise the Nikkei 225 Index or a successor index during the one-half hour period preceding the close of trading on the applicable exchange; or

(b) the suspension or material limitation on the Singapore International Monetary Exchange, Ltd. (the "SIMEX"), the Osaka Securities Exchange (the "OSE") or any other major futures or securities market from trading in futures or options contracts related to the Nikkei 225 Index or a successor index during the one-half hour period preceding the close of trading on the applicable exchange.

     For the purposes of determining whether a Market Disruption Event has occurred:

(1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event;

(3) a suspension in trading in a futures or options contract on the Nikkei 225 Index by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Nikkei 225 Index; and

(4) an absence of trading on the TSE will not include any time when the TSE is closed for trading under ordinary circumstances.

     While ML&Co. understands that circumstances have occurred in the past that would have been deemed Market Disruption Events, ML&Co. cannot predict the likelihood of a Market Disruption Event occurring in the future.

Discontinuance of the Nikkei 225 Index

     If NKS discontinues publication of the Nikkei 225 Index and NKS or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Nikkei 225 Index (a "successor index"), then, upon the calculation agent's notification of any determination to the trustee and ML&Co., the calculation agent will substitute the successor index as calculated by NKS or any other entity for the Nikkei 225 Index and calculate the closing value as described above under "--Payment at maturity". Upon any selection by the calculation agent of a successor index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

     In the event that NKS discontinues publication of the Nikkei 225 Index and:

        .  the calculation agent does not select a successor index, or

        . the successor index is no longer published on any of the Calculation Days,

the calculation agent will compute a substitute value for the Nikkei 225 Index in accordance with the procedures last used to calculate the Nikkei 225 Index before any discontinuance. If a successor index is selected or the calculation agent calculates a value as a substitute for the Nikkei 225 Index as described below, the successor index or value will be used as a substitute for the Nikkei 225 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the NKS discontinues publication of the Nikkei 225 Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no successor index is available at that time, then on each Business Day until the earlier to occur of:

        .  the determination of the Ending Value, or

        . a determination by the calculation agent that a successor index is available,

the calculation agent will determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The calculation agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

     A "Business Day" is any day on which the NYSE and the AMEX are open for trading.

     Notwithstanding these alternative arrangements, discontinuance of the publication of the Nikkei 225 Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See the section entitled "--Payment at maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding was the maturity date of the MITTS Securities.

     In case of default in payment of the MITTS Securities, whether at their stated maturity or upon acceleration, from and after the maturity date the MITTS Securities will bear interest, payable upon demand of their beneficial owners, at the rate of 7.48% per annum to the extent that payment of any interest is legally enforceable on the unpaid amount due and payable on that date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Depositary

Description of the Global Securities

     The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, DTC (DTC, together with any successor, being a "depositary"), as depositary, registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the MITTS Securities represented by the global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or holders of the MITTS Securities including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC Procedures

     The following is based on information furnished by DTC:

     DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of such issue, and were deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of the MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be made by entries on the books of participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts such MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date.

     Principal, premium, if any, and/or interest, if any, payments made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of those payments to direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

     Exchange for Certificated Securities

     If:

     . the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

     . ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, or

     . an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

     DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to ML&Co. or the trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

     ML&Co. may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, MITTS Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Payment

     ML&Co. will make all payments of principal and the Supplemental Redemption Amount, if any, in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                             THE NIKKEI 225 INDEX

     All disclosure contained in this prospectus regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, unless otherwise stated, has been derived from the Stock Market Indices Data Book published by NKS and other publicly available sources. The information reflects the policies of NKS as stated in these sources and the policies are subject to change at the discretion of NKS.

     The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 Underlying Stocks trading on the TSE and represents a broad cross-section of Japanese industry. All 225 of the stocks underlying the Nikkei 225 Index are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Futures and options contracts on the Nikkei 225 Index are traded on the SIMEX, the OSE and the Chicago Mercantile Exchange.

     The Nikkei 225 Index is a modified, price-weighted index. Each stock's weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer. NKS calculates the Nikkei 225 Index by multiplying the per share price of each Underlying Stock by the corresponding weighting factor for that Underlying Stock (a "Weight Factor"), calculating the sum of all these products and dividing that sum by a divisor. Each Weight Factor is computed by dividing (Yen)50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of
(Yen)50. Each Weight Factor represents the number of shares of the related Underlying Stock which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks, which is currently the TSE. The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     The divisor was initially set in 1949 at 225 and is subject to periodic adjustment. In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, i.e., the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change. The current divisor is available on Bloomberg under the symbol "NKY".

     Underlying Stocks may be deleted or added by NKS. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS is generally not to alter the composition of the Underlying Stocks except when an Underlying Stock is deleted in accordance with the following criteria. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock or transfer of the stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason; or transfer of the stock to the Second Section of the TSE. Upon deletion of a stock from the Nikkei 225 Index, NKS will select, in accordance with certain criteria established by it, a replacement for the deleted Underlying Stock. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Underlying Stocks. As a result, an existing Underlying Stock with low trading volume and not representative of a market will be deleted.

     NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The MITTS Securities are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this prospectus that NKS makes any representation or warranty, implied or express, to ML&Co., the holder of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities in particular or the ability of the Nikkei 225 Index to track general stock market performance. NKS has no obligation to take the needs of ML&Co. or the holder of the MITTS Securities into consideration in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be settled in cash. NKS has no obligation or liability in connection with the administration or marketing of the MITTS Securities.

     The use of and reference to the Nikkei 225 Index in connection with the MITTS Securities have been consented to by NKS, the publisher of the Nikkei 225 Index.

     None of ML&Co., the calculation agent and MLPF&S accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any successor index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Nikkei 225 Index is applied in determining any Starting Values or Ending Values or any Supplemental Redemption Amount upon maturity of the MITTS Securities.

The Tokyo Stock Exchange

     The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index, and these limitations may, in turn, adversely affect the value of the MITTS Securities.

                                  OTHER TERMS

     The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of the material provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

     Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

     The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

     ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

     The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations upon liens

     ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on disposition of Voting Stock of, and merger and sale of assets by, MLPF&S

     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:

     . merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

     . convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and consolidation

     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     . the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

        . pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

        . perform and observe all of ML&Co.'s obligations under the 1983 Indenture, and

     . ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.

Modification and waiver

     ML&Co. and the trustee may modify and amend the 1983 Indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

     . change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

     . reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

     . change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     . reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

     . modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default" below.

Events of Default

     Each of the following will be an Event of Default with respect to senior debt securities of any series:

     . default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

     .  default in the payment of any principal or premium, when due;

     .  default in the deposit of any sinking fund payment, when due;

     . default in the performance of any other obligation of ML&Co. contained in the 1983 Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

     .  specified events in bankruptcy, insolvency or reorganization of ML&Co.;
        and

     . any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

     If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series of debt securities may waive any Event of Default with respect to that series, except a default:

     . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     . in respect of an obligation or provision of any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                          PROJECTED PAYMENT SCHEDULE

     Solely for purposes of applying the regulations issued on June 11, 1996 by the Treasury Department (the "Final Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments such as the MITTS Securities, we have determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $6.7221 per unit. This represents an estimated yield on the MITTS Securities equal to 7.48% per annum, compounded semiannually.

     The projected payment schedule, including both the projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities, has been determined solely for United States Federal income tax purposes, i.e., for purposes of applying the Final Regulations to the MITTS Securities, and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon a projected payment schedule for the MITTS Securities (including both a Projected Supplemental Redemption Amount and an estimated yield equal to 7.48% per annum (compounded semiannually)) as determined by ML&Co. for purposes of illustrating the application of the Final Regulations to the MITTS Securities:

                                                                                              Total interest
                                                                                              deemed to have
                                                                                              accrued on the
                                                                           Interest deemed    MITTS Securities
                                                                           to accrue during   as of the end of
                                                                            accrual period     accrual period
                       Accrual Period                                         (per unit)         (per unit)
                       --------------                                      ----------------  -----------------
March 31, 2000 through September 30, 2000................................      $0.3750            $0.3750
October 1, 2000 through March 30, 2001...................................      $0.3881            $0.7631
March 31, 2001 through September 30, 2001................................      $0.4025            $1.1656
October 1, 2001 through March 30, 2002...................................      $0.4176            $1.5832
March 31, 2002 through September 30, 2002................................      $0.4332            $2.0164
October 1, 2002 through March 30, 2003...................................      $0.4494            $2.4658
March 31, 2003 through September 30, 2003................................      $0.4663            $2.9321
October 1, 2003 through March 30, 2004...................................      $0.4836            $3.4157
March 31, 2004 through September 30, 2004................................      $0.5018            $3.9175
October 1, 2004 through March 30, 2005...................................      $0.5205            $4.4380
March 31, 2005 through September 30, 2005................................      $0.5399            $4.9779
October 1, 2005 through March 30, 2006...................................      $0.5602            $5.5381
March 31, 2006 through September 30, 2006................................      $0.5812            $6.1193
October 1, 2006 through March 30, 2007...................................      $0.6028            $6.7221

----------------
Projected Supplemental Redemption Amount = $6.7221 per unit.


     All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for the information to Merrill Lynch & Co., Inc., Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York 10038, (212) 670-0432, corporatesecretary@exchange.ml.com.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .  incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     .  annual report on Form 10-K for the year ended December 31, 1999;

     .  quarterly report on Form 10-Q for the period ended March 31, 2000; and

     . current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000, and May 24, 2000.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of the registration statement:

     .  reports filed under Sections 13(a) and (c) of the Exchange Act;

     . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .  any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.

                              PLAN OF DISTRIBUTION

     This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

     MLPF&S may act as principal or agent in these market-making transactions.

     The MITTS Securities offered on the NYSE or off the exchange in negotiated transactions or otherwise.

     The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on unaudited interim financial information because such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee and the NASD fee.

   Registration fee................................................. $3,960,000
   Fees and expenses of accountants.................................    400,000
   Fees and expenses of counsel.....................................  1,500,000
   NASD fee.........................................................     30,500
   Fees and expenses of Trustees and Warrant Agents.................    800,000
   Printing expenses................................................    800,000
   Printing and engraving of securities.............................    100,000
   Rating agency fees...............................................    500,000
   Stock exchange listing fees......................................    300,000
   Miscellaneous....................................................      4,500
                                                                     ----------
     Total.......................................................... $8,395,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers.

  Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person's conduct was unlawful.

  Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware.

  Each of the underwriting and distribution agreements and forms thereof filed as Exhibit 1 provides for the indemnification of the Company, its controlling persons, its directors and certain of its officers by the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

  The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

  The Declaration of Trust of the Trust provides, to the fullest extent permitted by applicable law, for indemnity of the Regular Trustees, any Affiliate of any Regular Trustee, any officer, director, shareholder, member, partner, employees, representative or agent of any Regular Trustee, or any officer, director, shareholder member, partner, employee representative or agent of the Trust or its Affiliates (each a "Company Indemnified

Person"), from and against losses and expenses incurred by such Company Indemnified Person in connection with any action, suit or proceeding, except that if such action, suit or proceedings is by or in the right of the Trust, the indemnity shall be limited to expenses of such Company Indemnified Person.

  The Limited Partnership Agreement of the Partnership provides that to the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each of the General Partner, and any Special Representative, any Affiliate of the General Partner or any Special Representative, any officer, director, shareholder, member, partner, employee representative or agent of the General Partner or any Special Representative, or any of their respective Affiliates, or any employee of agent of the Partnership or its Affiliates (each, a "Partnership Indemnified Person"), from and against any loss, damage or claim incurred by such Partnership Indemnified Person by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of authority conferred on such Partnership Indemnified Person by the Limited Partnership Agreement, except that no Partnership Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Partnership Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions. The Limited Partnership Agreement also provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Partnership Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Partnership Indemnified Person to repay such amount if it shall be determined that the Partnership Indemnified Person is not entitled to be indemnified as authorized in the Limited Partnership Agreement.

  The Regular Trustees of the Trust are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Act, which might be incurred by them in such capacity and against which they cannot be indemnified by the Company or the Trust. Any agents, dealers or underwriters who execute the agreements filed as Exhibit 1 of this Registration Statement with respect to Trust Originated Preferred Securities SM will agree to indemnify the Company's directors and their officers and the Trustees who signed the Registration Statement with respect to such securities against certain liabilities that may arise under the Act with respect to information furnished to the Company or the Trust by or on behalf of any such indemnifying party.

Item 16. List of Exhibits.

 Exhibit                                      Incorporation by Reference
 Number           Description                    to Filings Indicated
 -------          -----------                 --------------------------
 1(a)    --Form of Underwriting         Exhibit 1(a) to Company's Registration
          Agreement for Debt            Statement on Form S-3 (No. 333-59997).
          Securities and Debt,
          Currency and Index
          Warrants, including forms
          of Terms Agreement.

 1(b)    --Form of Distribution         Exhibit 1(b) to Company's Registration
          Agreement, including form     Statement on Form S-3 (No. 33-51489).
          of Terms Agreement,
          relating to Medium-Term
          Notes, Series B (a series
          of Senior Debt Securities).

 1(c)    --Form of Underwriting         Exhibit 1(c) to Company's Registration
          Agreement for Preferred       Statement on Form S-3 (No. 333-59997).
          Stock and Common Stock
          Warrants, Preferred Stock,
          Depositary Shares and
          Common Stock.

 1(d)    --Form of Purchase Agreement
          relating to the Trust
          Preferred Securities.*


  Exhibit                                     Incorporation by Reference
  Number           Description                   to Filings Indicated
  -------          -----------                --------------------------
 4(a)(i)   --Senior Indenture, dated    Exhibit 99(c) to Company's
            as of April 1, 1983, as     Registration Statement on Form 8-A
            amended and restated (the   dated July 20, 1992.
            "1983 Senior Indenture"),
            between the Company and
            The Chase Manhattan Bank,
            formerly known as
            Chemical Bank (successor
            by merger to
            Manufacturers Hanover
            Trust Company).

 4(a)(ii)  --Senior Indenture, dated    Exhibit 4(iv) to Company's Annual
            as of October 1, 1993       Report on Form 10-K for the year ended
            (the "1993 Senior           December 25, 1998.
            Indenture"), between the
            Company and The Chase
            Manhattan Bank (successor
            by merger to The Chase
            Manhattan Bank, N.A.).

 4(a)(iii) --Form of initial
            Subsequent Indenture with
            respect to Senior Debt
            Securities.*

 4(a)(iv)  --Form of Subsequent
            Indenture with respect to
            Senior Debt Securities.*

 4(b)(i)   --Supplemental Indenture     Exhibit 99(c) to Company's
            to the 1983 Senior          Registration Statement on Form 8-A
            Indenture, dated March      dated July 20, 1992.
            15, 1990, between the
            Company and The Chase
            Manhattan Bank, formerly
            known as Chemical Bank
            (successor by merger to
            Manufacturers Hanover
            Trust Company).

 4(b)(ii)  --Eighth Supplemental        Exhibit 4(b) to Post-Effective
            Indenture to the 1983       Amendment No. 1 to Company's
            Senior Indenture, dated     Registration Statement on Form S-3
            March 1, 1996, between      (No. 33-65135).
            the Company and The Chase
            Manhattan Bank, formerly
            known as Chemical Bank
            (successor by merger to
            Manufacturers Hanover
            Trust Company).

 4(b)(iii) --Ninth Supplemental         Exhibit 4(b) to Post-Effective
            Indenture to the 1983       Amendment No. 4 to Company's
            Senior Indenture, dated     Registration Statement on Form S-3
            June 1, 1996, between the   (No. 33-65135).
            Company and The Chase
            Manhattan Bank, formerly
            known as Chemical Bank
            (successor by merger to
            Manufacturers Hanover
            Trust Company).

 4(b)(iv)  --Tenth Supplemental         Exhibit 4(b) to Post-Effective
            Indenture to the 1983       Amendment No. 5 to Company's
            Senior Indenture, dated     Registration Statement on Form S-3
            July 1, 1996, between the   (No. 33-65135).
            Company and The Chase
            Manhattan Bank, formerly
            known as Chemical Bank
            (successor by merger to
            Manufacturers Hanover
            Trust Company).

 4(b)(v)   --Supplemental Indenture     Exhibit 4(b)(ii) to Company's
            to the 1983 Senior          Registration Statement on Form S-3
            Indenture, dated October    (No. 33-61559).
            25, 1993, between the
            Company and The Chase
            Manhattan Bank (successor
            by merger to The Chase
            Manhattan Bank, N.A.).


--------
* Filed herewith

  Exhibit                                      Incorporation by Reference
  Number           Description                    to Filings Indicated
  -------          -----------                 --------------------------
 4(b)(vi)  --Twelfth Supplemental        Exhibit 4(a) to Company's Current
            Indenture to the 1983        report on Form 8-K dated October 21,
            Senior Indenture dated as    1998.
            of September 1, 1998
            between the Company and
            The Chase Manhattan Bank,
            formerly known as Chemical
            Bank (successor by merger
            to Manufacturers Hanover
            Trust Company).

 4(b)(vii) --First Supplemental          Exhibit 4(a) to Company's Current
            Indenture to the 1993        Report on Form 8-K dated July 2, 1998.
            Senior Indenture, dated as
            of June 1, 1998, between
            the Company and The Chase
            Manhattan Bank (successor
            by merger to The Chase
            Manhattan Bank, N.A.).

 4(c)(i)   --Form of Subordinated        Exhibit 4.7 to Company's Registration
            Indenture between the        Statement on Form S-3 (No. 333-16603).
            Company and The Chase
            Manhattan Bank.

 4(c)(ii)  --Form of Subsequent
            Indentures with respect to
            Subordinated Debt
            Securities.*

 4(d)      --Form of 6% Note due         Exhibit 4 to Company's Current Report
            February 17, 2009.           on Form 8-K dated February 17, 1999.

 4(e)      --Form of 6.70% Note due      Exhibit 4 to Company's Report on Form
            August 1, 2000.              8-K dated August 1, 1995.

 4(f)      --Form of AMEX Oil Index
            Stock Market Annual Reset
            Term Note due December 29,
            2000.*

 4(g)      --Form of 8% Note due
            February 1, 2002.*

 4(h)      --Form of Step-Up Note due
            April 30, 2002.*

 4(i)      --Form of Step-Up Note due
            May 6, 2002.*

 4(j)      --Form of 7 3/8% Note due
            August 17, 2002.*

 4(k)      --Form of Major 8 European    Exhibit 4 to Company's Current Report
            Index Market Index Target-   on Form 8-K dated August 1, 1997.
            Term Security due August
            30, 2002.

 4(l)      --Form of 6.64% Note due      Exhibit 4 to Company's Current Report
            September 19, 2002.          on Form 8-K dated September 19, 1995.

 4(m)      --Form of 8.30% Note due
            November 1, 2002.*

 4(n)      --Form of Major 11 European   Exhibit 4 to Company's Current Report
            Market Index Target-Term     on Form 8-K dated November 26, 1997.
            Security due December 6,
            2002.

 4(o)      --Form of 6 7/8% Note due
            March 1, 2003.*


--------
* Filed herewith

 Exhibit                                       Incorporation by Reference
 Number           Description                     to Filings Indicated
 -------          -----------                  --------------------------
 4(p)    --Form of 7.05% Note due
          April 15, 2003.*

 4(q)    --Form of 6.55% Note due        Exhibit 4 to Company's Current Report
          August 1, 2004.                on Form 8-K dated August 1, 1997.

 4(r)    --Form of Russell 2000 Index    Exhibit 4 to Company's Current Report
          Market Index Target-Term       on Form 8-K dated September 29, 1997.
          Security due September 30,
          2004.

 4(s)    --Form of 6 1/4% Note due
          January 15, 2006.*

 4(t)    --Form of 6 3/8% Note due
          September 8, 2006.*

 4(u)    --Form of 8% Note due June 1,
          2007.*

 4(v)    --Form of S&P 500 Inflation     Exhibit 4 to Company's Current Report
          Adjusted Market Index          on Form 8-K dated September 24, 1997.
          Target-Term Security due
          September 24, 2007.

 4(w)    --Form of 7% Note due April
          27, 2008.*

 4(x)    --Form of 6 1/4% Note due
          October 15, 2008.*

 4(y)    --Form of 8.40% Note due        Exhibit 4(z) to Company's Registration
          November 1, 2019.              Statement on Form S-3 (No. 33-35456).

 4(z)    --Form of Medium-Term Note,     Exhibit 99(B) to the Company's
          Series B, Stock-Linked Note    Registration Statement on Form 8-A
          due November 28, 2003          dated May 28, 1998.
          (Linked to the performance
          of the Telebras Receipt).

 4(aa)   --Form of Medium-Term Note,     Exhibit 99(B) to the Company's
          Series B, 3.125% Callable      Registration Statement on Form 8-A
          Stock-Linked Note due          dated September 28, 1998.
          January 22, 2005 (Linked to
          the performance of the
          Common Stock of Chubb Inc.).

 4(bb)   --Form of Medium-Term Note,     Exhibit 99(C) to the Company's
          Series B, 1% Callable and      Registration Statement on Form 8-A
          Exchangeable Stock-Linked      dated February 5, 1999.
          Note due February 8, 2006
          (Linked to the performance
          of the Common Stock of The
          Kroger Co.).

 4(cc)   --Form of Medium-Term Note,     Exhibit 99(B) to the Company's
          Series B, 0.25% Callable and   Registration Statement on Form 8-A
          Exchangeable Stock             dated April 29, 1999.
          Portfolio-Linked Note due
          April 27, 2006 (Linked to
          the Common Stock of Pfizer
          Inc., Sepracor Inc. and
          Warner-Lambert Co.).

 4(dd)   --Form of Fixed Rate Medium-
          Term Note, Series B.*

 4(ee)   --Form of Federal Funds Rate    Exhibit 4(oo) to Company's
          Medium-Term Note.              Registration Statement on Form S-3
                                         (No. 33-54218).

 4(ff)   --Form of Floating Rate
          Medium-Term Note, Series B.*

 4(gg)   --Form of Commercial Paper      Exhibit 4(qq) to Company's
          Rate Medium-Term Note.         Registration Statement on Form S-3
                                         (No. 33-54218).

--------
* Filed herewith

 Exhibit                                       Incorporation by Reference
 Number           Description                     to Filings Indicated
 -------          -----------                  --------------------------
 4(hh)   --Form of Commercial Paper      Exhibit 4(i) to Company's Registration
          Index Rate Medium-Term Note.   Statement on Form S-3 (File No. 33-
                                         38879).

 4(ii)   --Form of Constant Maturity     Exhibit 4(ccc) to Company's
          Treasury Rate Indexed          Registration Statement on Form S-3
          Medium-Term Note, Series B.    (No. 33-52647).

 4(jj)   --Form of Constant Maturity
          Treasury Rate Indexed
          Medium-Term Note II, Series
          B.*

 4(kk)   --Form of JPY Yield Curve       Exhibit 4(ddd) to Company's
          Flattening Medium-Term Note,   Registration Statement on Form S-3
          Series B.                      (No. 33-52647).

 4(ll)   --Form of LIBOR Medium-Term     Exhibit 4(pp) to Company's
          Note.                          Registration Statement on Form S-3
                                         (No. 33-54218).

 4(mm)   --Form of Multi-Currency        Exhibit 4(fff) to Company's
          Medium-Term Note, Series B.    Registration Statement on Form S-3
                                         (No. 33-52647).

 4(nn)   --Form of Nine Month
          Renewable Floating Rate
          Medium-Term Note, Series B.*

 4(oo)   --Form of Treasury Rate         Exhibit 4(aaa) to Company's
          Medium-Term Note.              Registration Statement on Form S-3
                                         (No. 33-54218).

 4(pp)   --Form of Japanese Yen Swap     Exhibit 4(mmm) to Company's
          Rate Linked Medium-Term        Registration Statement on Form S-3
          Note, Series B.                (No. 33-52647).

 4(qq)   --Form of Step-Up Medium-Term   Exhibit 4(ggg) to Amendment No. 1 to
          Note due May 20, 2008.         Company's Registration Statement on
                                         Form S-3 (No. 33-54218).

 4(rr)   --Form of Warrant Agreement,    Exhibit 4(aa) to Company's
          including form of Warrant      Registration Statement on Form S-3
          Certificate.                   (No. 33-35456).

 4(ss)   --Form of Currency [Put/Call]   Exhibit 4 to Company's Registration
          Warrant Agreement, including   Statement on Form S-3 (No. 33-17965).
          form of Global Currency
          Warrant Certificate.

 4(tt)   --Form of Index Warrant         Exhibit 4(kkk) to Amendment No. 1 to
          Agreement, including form of   Company's Registration Statement on
          Global Index Warrant           Form S-3 (No. 33-54218).
          Certificate.

 4(uu)   --Form of Index Warrant Trust   Exhibit 4(lll) to Amendment No. 1 to
          Indenture, including form of   Company's Registration Statement on
          Global Index Warrant           Form S-3 (No. 33-54218).
          Certificate.

 4(vv)   --Form of 6 1/2% Note due       Exhibit 4 to Company's Current Report
          April 1, 2001.                 on Form 8-K dated April 1, 1996.

 4(ww)   --Form of 6% Note due January   Exhibit 4 to Company's Current Report
          15, 2001.                      on Form 8-K dated January 17, 1996.

 4(xx)   --Form of 6% Note due March     Exhibit 4 to Company's Current Report
          1, 2001.                       on Form 8-K dated February 29, 1996.

--------
* Filed herewith

 Exhibit                                       Incorporation by Reference
 Number           Description                     to Filings Indicated
 -------          -----------                  --------------------------
 4(yy)   --Form of 7% Note due March     Exhibit 4 to Company's Current Report
          15, 2006.                      on Form 8-K dated March 18, 1996.

 4(zz)   --Form of 7 3/8% Note due May   Exhibit 4 to the Company's Current
          15, 2006.                      Report on Form 8-K dated May 15, 1996.

 4(aaa)  --Form of 6 1/4% STRYPES due    Exhibit 4(c) to Company's Current
          July 1, 2001.                  Report on Form 8-K dated July 9, 1996.

 4(bbb)  --Form of S&P 500 Market        Exhibit 4 to Company's Current Report
          Index Target-Term Security     on Form 8-K dated May 13, 1996.
          due May 10, 2001.

 4(ccc)  --Form of S&P 500 Market        Exhibit 4 to Company's Current Report
          Index Target-Term Security     on Form 8-K dated March 26, 1999.
          due March 27, 2006.

 4(ddd)  --Form of Technology Market     Exhibit 4(a) to Company's Current
          Index Target-Term Security     Report on Form 8-K dated August 12,
          due August 15, 2001.           1996.

 4(eee)  --Form of Top Ten Yield         Exhibit 4(b) to Company's Current
          Market Index Target-Term       Report on Form 8-K dated August 12,
          Security due August 15,        1996.
          2006.

 4(fff)  --Form of                       Exhibit 4 to Company's Current Report
          Healthcare/Biotechnology       on Form 8-K dated October 30, 1996.
          Portfolio Market Index
          Target-Term Security due
          October 31, 2001.

 4(ggg)  --Form of 7% Note due January   Exhibit 4 to Company's Current Report
          15, 2007.                      on Form 8-K dated January 13, 1997.

 4(hhh)  --Form of S&P 500 Market        Exhibit 4 to Company's Current Report
          Index Target-Term Security     on Form 8-K dated March 14, 1997.
          due September 16, 2002.

 4(iii)  --Form of Nikkei 225 Market     Exhibit 4 to Company's Current Report
          Index Target-Term Security     on Form 8-K dated June 3, 1997.
          due June 14, 2002.

 4(jjj)  --Form of 6.56% Note due        Exhibit 4 to Company's Current Report
          December 16, 2007.             on Form 8-K dated December 16, 1997.

 4(kkk)  --Form of 7 7/8% STRYPES due    Exhibit 4(c) to Company's Current
          February 1, 2001 (Payable      Report on Form 8-K dated January 30,
          with Shares of Common Stock    1998.
          of CIBER, Inc.)

 4(lll)  --Form of Floating Rate Note    Exhibit 4 to Company's Current Report
          due February 4, 2003.          on Form 8-K dated February 4, 1998.

 4(mmm)  --Form of 6% Note due           Exhibit 4 to Company's Current Report
          February 12, 2003.             on Form 8-K dated February 12, 1998.

 4(nnn)  --Form of Oracle Corporation    Exhibit 4 to Company's Current Report
          Indexed Callable Protected     on Form 8-K dated March 19, 1998.
          Growth Security due March
          31, 2003.

 4(ooo)  --Form of Telebras Indexed      Exhibit 4 to Company's Current Report
          Callable Protected Growth      on Form 8-K dated May 19, 1998.
          Security due May 19, 2005.

 4(ppp)  --Form of 6 3/4% Note due       Exhibit 4 to Company's Current Report
          June 1, 2028.                  on Form 8-K dated June 3, 1998.

 4(qqq)  --Form of Floating Rate Note    Exhibit 4 to Company's Current Report
          due June 24, 2003.             on Form 8-K dated June 24, 1998.


 Exhibit                                       Incorporation by Reference
 Number           Description                     to Filings Indicated
 -------          -----------                  --------------------------
 4(rrr)  --Form of S&P 500 Market        Exhibit 4 to Company's Current Report
          Index Target-Term Security     on Form 8-K dated June 26, 1998.
          due July 1, 2005.

 4(sss)  --Form of Medium-Term Note,     Exhibit 4(b) to Company's Current
          Series B, 5% Stock-Linked      Report on Form 8-K dated July 2, 1998.
          Note due July 3, 2000
          (Linked to the performance
          of the Common Stock of
          Travelers Group, Inc.).

 4(ttt)  --Form of Medium-Term Note,     Exhibit 4(hhhh) to Company's
          Series B, 7% Stock             Registration Statement on Form S-3
          Portfolio-Linked Note due      (File No. 333-68747).
          August 18, 2000 (Linked to
          the performance of the
          Common Stock of Intuit Inc.,
          CKS Group, Inc. and CNET,
          Inc.).

 4(uuu)  --Form of 6% Note due July      Exhibit (4)(a) to Company's Current
          15, 2003.                      Report on Form 8-K dated July 15,
                                         1998.

 4(vvv)  --Form of 6 1/2% Note due       Exhibit (4)(b) to Company's Current
          July 15, 2018.                 Report on Form 8-K dated July 15,
                                         1998.

 4(www)  --Form of EuroFund Market       Exhibit 4 to Company's Current Report
          Index Target-Term Security     on Form 8-K dated September 3, 1998.
          due February 28, 2006.

 4(xxx)  --Form of S&P 500 Market        Exhibit 4 to Company's Current Report
          Index Target-Term Security     on Form 8-K dated September 29, 1998.
          due September 28, 2005.

 4(yyy)  --Form of 6 3/8% Note due       Exhibit 4 to Company's Current Report
          October 15, 2008.              on Form 8-K dated October 28, 1998.

 4(zzz)  --Form of 6% Note due           Exhibit (4)(a) to Company's Current
          November 15, 2004.             Report on Form 8-K dated November 24,
                                         1998.

 4(aaaa) --Form of 6 7/8% Note due       Exhibit (4)(b) to Company's Current
          November 15, 2018.             Report on Form 8-K dated November 24,
                                         1998.

 4(bbbb) --Form of Medium-Term Note,     Exhibit 99(b) to Company's
          Series B, 1.5% Principal       Registration Statement on Form 8-A
          Protected Note due December    dated December 3, 1998.
          15, 2005 (Linked to the
          performance of the Dow Jones
          Euro STOXX 50 Index).

 4(cccc) --Form of Nikkei 225 Market     Exhibit 4 to Company's Current Report
          Index Target-Term Security     on Form 8-K dated December 28, 1998.
          due September 21, 2005.

 4(dddd) --Form of Energy Select         Exhibit 4 to Company's Current Report
          Sector SPDR(R) Fund Market     on Form 8-K dated February 18, 1999.
          Index Target-Term Security
          due February 21, 2006.

 4(eeee) --Form of 5 1/4% Stock Return   Exhibit 4 to Company's Current Report
          Income Debt Security due       on Form 8-K dated February 23, 1999.
          August 23, 2000.

 4(ffff) --Form of Medium-Term Note,     Exhibit 99(b) to Company's
          Series B, 0.25% Callable and   Registration Statement on Form 8-A
          Exchangeable Stock-Linked      dated May 6, 1999.
          Note due May 10, 2006
          (Linked to the performance
          of the Common Stock of Time
          Warner Inc.).

 4(gggg) --Form of Major 11              Exhibit 4 to Company's Current Report
          International Market Index     on Form 8-K dated May 26, 1999.
          Target-Term Security due May
          26, 2006.

 4(hhhh) --Form of Warrant Agreement     Exhibit 4 to Company's Current Report
          relating to the Russell 2000   on Form 8-K dated May 28, 1999.
          Index Call Warrants,
          Expiring May 25, 2001
          (including form of the
          Warrant).


 Exhibit                                      Incorporation by Reference
 Number           Description                    to Filings Indicated
 -------          -----------                 --------------------------
 4(iiii) --Form of Select Sector        Exhibit 4 to Company's Current Report
          SPDR(R) Fund Growth           on Form 8-K dated May 28, 1999.
          Portfolio Market Index
          Target-Term Security due
          May 25, 2006.

 4(jjjj) --Form of Market Index         Exhibit 4 to Company's Current Report
          Target-Term Security based    on Form 8-K dated June 25, 1999.
          upon the Dow Jones
          Industrial Average due June
          26, 2006.

 4(kkkk) --Form of Medium-Term Note,    Exhibit 99(b) to Company's
          Series B, 1.0% Callable and   Registration Statement on Form 8-A
          Exchangeable Stock-Linked     dated April 16, 1999.
          Note due April 19, 2004
          (Linked to the performance
          of the Common Stock of GTE
          Corp.).

 4(llll) --Form of Consumer Staples     Exhibit 4 to the Company's Current
          Select Sector SPDR(R) Fund    Report on Form 8-K dated April 19,
          Market Index Target-Term      1999.
          Security due April 19,
          2006.

 4(mmmm) --Form of Medium-Term Note,    Exhibit 99(b) to Company's
          Series B, 1.0% Callable and   Registration Statement on Form 8-A
          Exchangeable Stock-Linked     dated July 14, 1999.
          Note due July 20, 2006
          (Linked to the performance
          of the Common Stock of AT&T
          Corp.).

 4(nnnn) --Form of Russell 2000         Exhibit 4 to Company's Current Report
          Market Index Target-Term      on Form 8-K dated July 21, 1999.
          Security due July 21, 2006.

 4(oooo) --Form of Nikkei 225 Market    Exhibit 4 to Company's Current Report
          Index Target-Term Security    on Form 8-K dated August 4, 1999.
          due August 4, 2006.

 4(pppp) --Form of Standard & Poor's    Exhibit 4 to Company's Current Report
          500 Market Index Target-      on Form 8-K dated August 4, 1999.
          Term Security due August 4,
          2006.

 4(qqqq) --Form of Nikkei 225 Market    Exhibit 4(a) to Company's Current
          Index Target-Term Security    Report on Form 8-K dated September 20,
          due September 20, 2002.       1999.

 4(rrrr) --Form of Energy Select        Exhibit 4(b) to Company's Current
          Sector SPDR(R) Fund Market    Report on Form 8-K dated September 20,
          Index Target-Term Security    1999.
          due September 20, 2006.

 4(ssss) --Form of Global Market        Exhibit 4 to Company's Current Report
          Index Target-Term Security    on Form 8-K dated December 22, 1999.
          due December 22, 2004.

 4(tttt) --Form of Bond Index Note,     Exhibit 4 to Company's Current Report
          Domestic Master Series        on Form 8-K dated December 22, 1999.
          1999A due December 23,
          2002.

 4(uuuu) --Form of Medium-Term Note,    Exhibit 99(b) to Company's
          Series B, 0.50% Callable      Registration Statement on Form 8-A/A
          and Exchangeable Stock-       dated February 4, 2000.
          Linked Note due February 3,
          2005 (Linked to the
          performance of a specified
          portfolio of common
          stocks).

 4(vvvv) --Form of Callable Market      Exhibit 4 to Company's Current Report
          Index Target-Term Security    on Form 8-K dated March 3, 2000.
          due March 5, 2007 based
          upon Internet HOLDRs.


 Exhibit                                       Incorporation by Reference
  Number           Description                    to Filings Indicated
 -------           -----------                 --------------------------
 4(wwww)  --Form of Nikkei 225 Market    Exhibit 4 to Company's Current Report
           Index Target-Term Security    on Form 8-K dated March 31, 2000.
           due March 30, 2007.

 4(xxxx)  --Form of Preferred Stock      Exhibit 4(eeee) to Company's
           and Common Stock Warrant      Registration Statement on Form S-3
           Agreement, including forms    (File No. 333-44173).
           of Preferred Stock and
           Common Stock Warrant
           Certificates.

 4(yyyy)  --Form of Deposit Agreement,   Exhibit 4(ffff) to Company's
           including form of             Registration Statement on Form S-3
           Depositary Receipt            (File No. 333-44173).
           Certificate representing
           the Depositary Shares.

 4(zzzz)  --Form of Certificate of       Exhibit 4(oooo) to Company's
           Trust of Merrill Lynch        Registration Statement on Form S-3
           Preferred Capital Trust VI.   (File No. 333-68747).

 4(aaaaa) --Form of Amended and          Exhibit 4(pppp) to Company's
           Restated Declaration of       Registration Statement on Form S-3
           Trust of Merrill Lynch        (File No. 333-68747).
           Preferred Capital Trust VI,
           including form of Trust
           Preferred Security.

 4(bbbbb) --Form of Certificate of       Exhibit 4(qqqq) to Company's
           Limited Partnership of        Registration Statement on Form S-3
           Merrill Lynch Preferred       (File No. 333-68747).
           Funding VI, L.P.

 4(ccccc) --Form of Amended and          Exhibit 4(rrrr) to Company's
           Restated Limited              Registration Statement on Form S-3
           Partnership Agreement of      (File No. 333-68747).
           Merrill Lynch Preferred
           Funding VI, L.P.

 4(ddddd) --Form of Trust Preferred      Exhibit 4(ssss) to Company's
           Securities Guarantee          Registration Statement on Form S-3
           Agreement, between the        (File No. 333-68747).
           Company and The Chase
           Manhattan Bank, as
           guarantee trustee,
           including form of
           Partnership Preferred
           Security.

 4(eeeee) --Form of Partnership          Exhibit 4(tttt) to Company's
           Preferred Securities          Registration Statement on Form S-3
           Guarantee Agreement between   (File No. 333-68747).
           the Company and The Chase
           Manhattan Bank, as
           guarantee trustee.

 4(fffff) --Form of Affiliate            Exhibit 4(vvvv) to Company's
           Debenture Guarantee           Registration Statement on Form S-3
           Agreement between the         (File No. 333-68747).
           Company and The Chase
           Manhattan Bank, as
           guarantee trustee.

 4(ggggg) --Form of Subordinated         Exhibit 4(wwww) to Company's
           Debenture.                    Registration Statement on Form S-3
                                         (File No. 333-68747)

 4(hhhhh) --Restated Certificate of      Exhibit 3(i) to Company's Quarterly
           Incorporation of the          Report on Form 10-Q for the quarter
           Company, dated April 28,      ended March 27, 1998.
           1998.

 4(iiiii) --By-Laws of the Company,      Exhibit 3(ii) to Company's Quarterly
           effective as of April 15,     Report on Form 10-Q for the quarter
           1997.                         ended March 27, 1997.


 Exhibit                                      Incorporation by Reference
  Number          Description                    to Filings Indicated
 -------          -----------                 --------------------------
 4(jjjjj) --Form of Certificate of      Exhibit 4(ssss) to Company's
           Designation of the Company   Registration Statement on Form S-3
           establishing the rights,     (File No. 333-44173).
           preferences, privileges,
           qualifications,
           restrictions, and
           limitations relating to a
           series of the Preferred
           Stock.

 4(kkkkk) --Form of certificate         Exhibit 4(d) to Company's Registration
           representing Preferred       Statement on Form S-3 (File No. 33-
           Stock.                       55363).

 4(lllll) --Form of certificate         Exhibit 4(uuuu) to Company's
           representing Common Stock.   Registration Statement on Form S-3
                                        (File No. 333-44173).

 4(mmmmm) --Form of Liquid Yield        Exhibit 4(vvvv) to Company's
           Option Note Indenture.       Registration Statement on Form S-3
                                        (File No. 333-44173).

 4(nnnnn) --Form of Subsequent Liquid   Exhibit 4(wwww) to Company's
           Yield Option Note            Registration Statement on Form S-3
           Indenture.                   (File No. 333-44173).

 4(ooooo) --Form of Market Index        Exhibit 4 to Company's Current Report
           Target-Term Security based   on Form 8-K dated December 23, 1997.
           upon the Dow Jones
           Industrial Average due
           January 14, 2003.

 4(ppppp) --Form of Eleventh            Exhibit 4(yyyy) to Company's
           Supplemental Indenture to    Registration Statement on Form S-3
           the Senior Indenture         (File No. 333-44173).
           between the Company and
           The Chase Manhattan Bank
           (successor by merger to
           the Chase Manhattan Bank,
           N.A.).

 4(qqqqq) --Form of Amended and         Exhibit 4 to Company's Current Report
           Restated Rights Agreement,   on Form 8-K dated December 2, 1997.
           dated as of December 2,
           1997 between the Company
           and ChaseMellon
           Shareholder Services,
           L.L.C., as Rights Agent.

 4(rrrrr) --Certificate of              Exhibit 3(f) to Company's Registration
           Designation of the Company   Statement on Form S-3 (File No. 33-
           establishing the rights,     19975).
           preferences, privileges,
           qualifications,
           restrictions and
           limitations relating to
           the Company's Series A
           Junior Preferred Stock.

 4(sssss) --Form of Amendment No. 1     Exhibit 4(bbbbb) to Company's
           to the Form of               Registration Statement on Form S-3
           Distribution Agreement.      (File No. 333-19975).

 5(a)     --Opinion of Brown & Wood
           LLP.*

 5(b)     --Opinion of Brown & Wood
           LLP.*

 5(c)     --Opinion of Skadden, Arps,
           Slate, Meagher & Flom
           LLP.*

 5(d)     --Opinion of Brown & Wood
           LLP.*

 12(a)    --Computation of Ratio of     Exhibit 12 to Company's Annual Report
           Earnings to Fixed Charges    on Form 10-K for the year ended
           of the Company.              December 31, 1999 and Exhibit 12 to
                                        Company's Quarterly Report on Form 10-
                                        Q for the quarter ended March 31,
                                        2000.

--------
* Filed herewith


 Exhibit                                  Incorporation by Reference
 Number         Description                  to Filings Indicated
 -------        -----------               --------------------------
 12(b)   --Computation of Ratio     Exhibit 12 to Company's Annual Report
          of Earnings to Combined   on Form 10-K for the year ended
          Fixed Charges and         December 31, 1999 and Exhibit 12 to
          Preferred Stock           Company's Quarterly Report on Form 10-
          Dividends of the          Q for the quarter ended March 31,
          Company.                  2000.

 15      --Letter re Unaudited      Exhibit 15 to Company's Quarterly
          Interim Financial         Report on Form 10-Q for the quarter
          Information.              ended March 31, 2000.

 23(a)   --Consents of Brown &
          Wood LLP. (included as
          part of Exhibit 5).*

 23(b)   --Consents of Deloitte &
          Touche LLP.*

 24      --Power of Attorney of
          the Company (included
          on page II-14).*

 25(a)   --Form T-1 Statement of
          Eligibility under the
          Trust Indenture Act of
          1939 of The Chase
          Manhattan Bank.*

 25(b)   --Form T-1 Statement of
          Eligibility under the
          Trust Indenture Act of
          1939 of The Chase
          Manhattan Bank under
          the Amended and
          Restated Declaration of
          Trust (contained in
          Exhibit 4(aaaaa));
          Trust Preferred
          Securities Guarantee
          Agreement (contained in
          Exhibit 4(ddddd);
          Subordinated Indenture
          (contained in Exhibit
          4(c)(i)); and Affiliate
          Debenture Guarantee
          Agreement (contained in
          Exhibit 4(fffff)).*

 99(a)   --Opinion of Deloitte &    Exhibit 99(i) to Company's Annual
          Touche LLP with respect   Report on Form 10-K for the year ended
          to certain financial      December 31, 1999.
          data appearing in the
          Registration Statement.

 99(b)   --Opinion of Deloitte &    Exhibit 99(ii) to Company's Annual
          Touche LLP with respect   Report on Form 10-K for the year ended
          to certain summary        December 31, 1999.
          financial information
          and selected financial
          data incorporated by
          reference in the
          Registration Statement.

--------
* Filed herewith

Item 17. Undertakings

  Each of the undersigned registrants hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

    (b) That, for purpose of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 6th day of June, 2000.

                                          Merrill Lynch & Co., Inc.

                                                   /s/ David H. Komansky
                                          By: _________________________________
                                                     David H. Komansky
                                               (Chairman of the Board, Chief
                                              Executive Officer and Director)

  Know All Men by These Presents, that each person whose signature appears below constitutes and appoints David H. Komansky, Thomas H. Patrick and Stephen L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 6th day of June, 2000.

                 Signature                                     Title
                 ---------                                     -----

         /s/ David H. Komansky              Chairman of the Board, Chief Executive
___________________________________________  Officer and Director (Principal Executive
            (David H. Komansky)              Officer)

         /s/ Thomas H. Patrick              Executive Vice President and Chief
___________________________________________  Financial Officer (Principal Financial
            (Thomas H. Patrick)              Officer)

        /s/ Ahmass L. Fakahany              Senior Vice President and Controller
___________________________________________  (Principal Accounting Officer)
           (Ahmass L. Fakahany)

            /s/ W. H. Clark                 Director
___________________________________________
               (W. H. Clark)

          /s/ Jill K. Conway                Director
___________________________________________
             (Jill K. Conway)

       /s/ Stephen L. Hammerman             Director
___________________________________________
          (Stephen L. Hammerman)

                 Signature                                     Title
                 ---------                                     -----

         /s/ George B. Harvey               Director
___________________________________________
            (George B. Harvey)

         /s/ William R. Hoover              Director
___________________________________________
            (William R. Hoover)

         /s/ Robert P. Luciano              Director
___________________________________________
            (Robert P. Luciano)

        /s/ David K. Newbigging             Director
___________________________________________
           (David K. Newbigging)

         /s/ Aulana L. Peters               Director
___________________________________________
            (Aulana L. Peters)

        /s/ John J. Phelan, Jr.             Director
___________________________________________
           (John J. Phelan, Jr.)

         /s/ John L. Steffens               Director
___________________________________________
            (John L. Steffens)


                                                          June 2000 Registration
                                                           Statement on Form S-3

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of June, 2000.

                                          Merrill Lynch Preferred Funding VI,
                                          L.P.

                                          By: Merrill Lynch & Co., Inc.,
                                             as General Partner

                                                      /s/ John C. Stomber
                                             By: ______________________________
                                             Name: John C. Stomber
                                             Title: Senior Vice President and
                                             Treasurer

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of June, 2000.

                                          Merrill Lynch Preferred Capital
                                           Trust VI

                                                    /s/ John C. Stomber
                                          By: _________________________________
                                            Name: John C. Stomber
                                            Title: Regular Trustee

                                                   /s/ Stanley Schaefer
                                          By: _________________________________
                                            Name: Stanley Schaefer
                                            Title: Regular Trustee